PROSPECTUS May 1, 2022, as amended May 2, 2022

Apollo Diversified Credit Fund

Class A Shares (CRDTX) and Class C Shares (CGCCX) of Beneficial Interest

$2,500 minimum purchase for regular accounts

$1,000 minimum purchase for retirement plan accounts

Apollo Diversified Credit Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Class A and Class C Statement of Additional Information (“SAI”) dated May 1, 2022, as amended May 2, 2022, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling toll-free 1-888-926-2688. The table of contents of the SAI appears on page 72 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make shareholder inquiries by calling 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. The SAI, material incorporated by reference and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Summary of Investment Strategy. The Fund pursues its investment objective through an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. The Fund will seek to invest tactically across opportunistic credit strategies employed by Apollo Credit Management, LLC (the “Sub-Adviser”) in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations, commercial mortgage-backed securities and other asset-backed securities. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined herein) in debt securities, including, but not limited to, credit related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments. The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

Risks. Investing in the Fund involves a high degree of risk. In particular:

•	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.

•	The Fund will ordinarily accrue and pay distributions from its net investment income, if any, once a quarter, however, the amount of distributions that the Fund may pay, if any, is uncertain.

•	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital.

•	The Fund may invest in CLOs. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying debts and loans in the tranche of the CLO, in which the Fund invests. The Fund invests in CLOs without regard to tranche. CLOs also carry risks including, but not limited to, interest rate risk and credit risk.

•	Investors will pay offering expenses and, with regard to those share classes that impose a front-end sales load, a sales load of up to 5.75%. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.

•	The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares. Thus, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Risk Factors” below in this prospectus.

The Adviser. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Sub-Adviser. The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, Class A shares and Class C shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of shares of beneficial interest, at net asset value plus the applicable sales load, if any. As of April 4, 2022, the Fund’s net asset value per share was $23.66 for Class A shares and $23.66 for Class C shares. As of April 4, 2022, there were 2,907,700 Class A shares outstanding and 3,333,449 Class C shares outstanding. The maximum front-end sales load is 5.75% of the amount invested for Class A shares, while Class C shares are not subject to front-end sales loads. The minimum initial investment by a shareholder for Class A and Class C is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made with at least $100 for regular accounts and $50 for retirement plan accounts. The Fund offers Class F shares, Class I shares, Class M shares, and Class L shares by separate prospectuses. The Fund reserves the right to waive the investment minimums. The Fund’s shares are offered through its distributor, ALPS Distributors, Inc. (the “Distributor”). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the sale of the shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined plus the applicable sales load. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended.

Class A shares:

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	5.75%	$ amount invested at current NAV less applicable sales load

Class C shares:

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	None	$ amount invested at current NAV

Investment Adviser
Apollo Capital Credit Adviser, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Electronic Reports Disclosure - As of January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth under the heading “Risk Factors.”

The Fund

Apollo Diversified Credit Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

The Fund pursues its investment objective through a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

•	The levered performing credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return.

•	The dislocated credit pillar seeks to use contingent capital to pursue “dislocated” credit opportunities (e.g., stressed, performing assets across the credit spectrum that sell-off due to technical and/or non-fundamental reasons) in between traditional, passive investment mandates and “distressed-for-control” investment mandates.

•	The large scale origination pillar targets large corporate and sponsor-backed issuers utilizing Apollo’s proprietary sourcing channel, primarily focused on 1st lien and unitranche loans.

•	The structured credit pillar seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities, including debt and equity tranches of CLOs, CMBS, residential mortgage backed securities (RMBS), consumer and commercial ABS, whole loans and regulatory capital relief transactions.

•	The other opportunistic strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the above pillars. Other opportunistic strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class and the Sub-Adviser’s expertise within the credit platform, including special purpose acquisition companies (“SPACs”), aviation finance and credit secondaries.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

An affiliate of the Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions.

Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed regulated funds or BDCs, including the Fund (the “Apollo Regulated Funds”), and other private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo Regulated Funds to participate. The Apollo Regulated Funds may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo Regulated Funds (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund, any other Apollo Regulated Funds, and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Sub-Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Sub-Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which acts as the borrower of a revolving credit facility. The Financing Subsidiary is subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

For purposes of the Fund’s 80% policy, the Fund aggregates direct investments with investment held by its wholly-owned and controlled Subsidiaries.

Leverage and Credit Facility

The Fund and/or its Financing Subsidiary utilize leverage, including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary are authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

The Fund may also use leverage in the form of the issuance of preferred shares, but does not currently intend to do so. The Fund’s Board may authorize the issuance of preferred shares without the approval of common shareholders; however, the Fund is not currently authorized to issue preferred shares. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Fund’s common shareholders, and these costs and expenses may be significant.

Other investments held by the Fund may also expose the Fund to leverage, which is excluded from the 33.33% limitation noted above. For example, the Private Debt Funds in which the Fund invests may also employ leverage. In addition, the Fund’s investments in certain derivatives may be viewed as a form of leverage.

To finance investments, the Fund may securitize certain of its secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Strategy

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in debt securities, including, but not limited to, credit-related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

“Managed Assets” means net assets plus the amount of any borrowings and the liquidation preference of any preferred shares that may be outstanding.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”) and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Investment Adviser

The Adviser was formed in 2016, commenced operations in 2017, and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo.

Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio.

Fees and Expenses

The Adviser is entitled to receive a monthly fee at the annual rate of 1.85% of the Fund’s daily net assets. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that such expenses exceed 2.60% and 3.35% per annum of the Fund’s average daily net assets (the “Expense Limitation”) attributable to Class A and Class C shares, respectively. In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board of Trustees of the Fund (“Board” or the “Trustees”) approves its modification or termination. The Fund does not anticipate that the Board will terminate the Expense Limitation Agreement during this period. The Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion. See “Management of the Fund.”

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”) serves as the Fund’s Administrator and Accounting Agent. See “Management of the Fund.”

Transfer Agent

DST Systems, Inc. (“DST” or “Transfer Agent”) serves as the Fund’s transfer agent. See “Management of the Fund.”

Distribution Fees

Class C shares will pay to the Distributor a distribution fee (the “Distribution Fee”) that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class C shares and is payable on a monthly basis. Class A shares are not subject to a Distribution Fee. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. See “Quarterly Repurchases of Shares.”

Share Classes

The Fund offers multiple different classes of shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Class A and Class C shares of the Fund are set forth in “Summary of Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

The Fund offers Class I, Class F, Class M, and Class L shares through separate prospectuses, which are subject to different sales loads and ongoing fees and expenses. Class F shares are available solely to investors who were shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

Each investor’s financial considerations are different. You should consult with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of the Fund’s shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Liquidity is provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.”

Investments in Convertible Securities. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below).

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, or allocate significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States, as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy

The Fund’s distribution policy is to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Distributions are made at the class level, so they may vary from class to class within the Fund. See “Dividend Reinvestment Plan.”

Custodian

The Bank of New York Mellon Trust Company, National Association (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses	Class A	Class C
Maximum Sales Load (as a percent of offering price)	5.75%	None
Contingent Deferred Sales Charge[1]	None	1.00%
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%	1.85%
Other Expenses	0.91%	1.65%
Shareholder Servicing Expenses	0.25%	0.25%
Distribution Fee	None	0.75%[2]
Remaining Other Expenses[3]	0.66%	0.65%
Interest Expense on Borrowing	0.34%	0.34%
Acquired Fund Fees and Expenses	0.01%	0.01%
Total Annual Expenses[4]	3.11%	3.85%
Fee Waiver and Reimbursement	(0.16)%	(0.15)%
Total Annual Expenses (after fee waiver and reimbursement)	2.95%	3.70%

1	Class C shareholders may be subject to a contingent deferred sales charge on shares repurchased during the first 365 days after their purchase.

2	Class C shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the average daily net assets attributable to Class C shares and is payable on a monthly basis. See “Plan of Distribution.”

3	CLO expenses are not included in the Other Expenses. If such expenses were included, they would be approximately 0.01% of the Fund’s net assets.

4	The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the Expense Limitation Agreement) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.60% and 3.35% per annum of the Fund’s average daily net assets attributable to Class A and Class C shares, respectively (the Expense Limitation). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. See “Management of the Fund.” The total annual expenses in this fee table is different from the ratio of expenses to average net assets given in the Financial Highlights, because the Financial Highlights do not include acquired fund fees and expenses.

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales load discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $100,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Purchase Terms” starting on page 69 of this prospectus. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 58 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement will remain in effect for only one year):

Share Class	1 Year	3 Years	5 Years	10 Years
Class A	$86	$147	$210	$378
Class C	$37	$116	$197	$407

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement will remain in effect for only one year), and you redeemed your shares in full at the end of such period.

Share Class	1 Year	3 Years	5 Years	10 Years
Class A	$86	$147	$210	$378
Class C*	$47	$116	$197	$407

*	If the Contingent Deferred Sales Charge applies. See “Contingent Deferred Sales Charge” under “Quarterly Repurchases of Shares.” If the Contingent Deferred Sales Charge does not apply, the hypothetical expenses you would pay on $1,000 investment in Class C shares would be $37, assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return, and you redeemed your shares in full at the end of the 1 Year period.

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders may be assessed an outgoing wire transfer fee at the prevailing rates charged by DST. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for shares of the Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements, which have been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated December 31, 2021. To request the Fund’s Annual or Semi-Annual Report, please call 1-888-926-2688. The table below sets forth financial data for one Class A share and one Class C share of beneficial interest outstanding throughout the period presented.

Apollo Diversified Credit Fund – Class A	CONSOLIDATED FINANCIAL HIGHLIGHTS

For a Share Outstanding Throughout the Period Presented

	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018		For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Net asset value, beginning of year	$24.06		$24.89		$24.01		$25.30		$25.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	1.53		1.28		1.59		1.52		0.92
Net realized and unrealized gain/(loss)	0.47		(0.65)		1.01		(1.27)		0.16
Total from investment operations	2.00		0.63		2.60		0.25		1.08

DISTRIBUTIONS:
From net investment income(b)	(1.53)		(1.46)		(1.72)		(1.54)		(0.78)
Total distributions	(1.53)		(1.46)		(1.72)		(1.54)		(0.78)

Net increase/(decrease) in net asset value	0.47		(0.83)		0.88		(1.29)		0.30
Net asset value, end of year	$24.53		$24.06		$24.89		$24.01		$25.30
TOTAL RETURN(c)	8.49%		3.16%		11.04%		0.93%		4.38%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$72,120		$81,766		$65,930		$31,350		$14,581
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.10%		2.79%		2.97%		3.32%		5.15	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.72	%(f)	1.25	%(f)	0.54	%(f)	0	%(g)	0	%(g)
Ratio of net investment income to average net assets	6.26%		5.59%		6.45%		6.09%		4.86	%(d)

Ratios to Average Net Assets (excluding interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	2.76%		2.79%		2.97%		3.32%		5.15	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.38	%(f)	1.25	%(f)	0.54	%(f)	0	%(g)	0	%(g)

Portfolio turnover rate(h)	73%		98%		72%		56%		48%

(a)	Calculated using the average shares method.

(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.

(c)	Total returns are for the year indicated and do not reflect the impact of the applicable sales charge. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.

(e)	The gross expense ratio included non-recurring organizational costs.

(f)	For the period of January 1, 2019 to August 25, 2019 the Adviser voluntarily absorbed all of the operating expenses of the Fund. For the period of August 26, 2019 to April 30, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.25% of net assets. For the period of May 1, 2021 to August 15, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.375% of net assets. For the period of August 16, 2021 to December 31, 2021, the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(g)	The Adviser voluntarily absorbed all of the operating expenses of the Fund during the period. In the absence of the election by the Fund’s investment adviser to bear all of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(h)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund – Class C	CONSOLIDATED FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Period Presented

	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018		For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Net asset value, beginning of year	$24.06		$24.89		$24.01		$25.30		$25.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	1.53		1.28		1.58		1.52		0.91
Net realized and unrealized gain/(loss)	0.47		(0.65)		1.02		(1.27)		0.17
Total from investment operations	2.00		0.63		2.60		0.25		1.08

DISTRIBUTIONS:
From net investment income(b)	(1.53)		(1.46)		(1.72)		(1.54)		(0.78)
Total distributions	(1.53)		(1.46)		(1.72)		(1.54)		(0.78)

Net increase/(decrease) in net asset value	0.47		(0.83)		0.88		(1.29)		0.30
Net asset value, end of year	$24.53		$24.06		$24.89		$24.01		$25.30
TOTAL RETURN(c)	8.49%		3.16%		11.04%		0.94%		4.37%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$77,619		$62,889		$49,083		$18,091		$6,681
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.84%		3.54%		3.73%		4.07%		6.25	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.73	%(f)	1.25	%(f)	0.56	%(f)	0	%(g)	0	%(g)
Ratio of net investment income to average net assets	6.25%		5.59%		6.41%		6.12%		4.83	%(d)

Ratios to Average Net Assets (excluding interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.50%		3.54%		3.73%		4.07%		6.25	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.39	%(f)	1.25	%(f)	0.56	%(f)	0	%(g)	0	%(g)

Portfolio turnover rate(h)	73%		98%		72%		56%		48%

(a)	Calculated using the average shares method.

(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.

(c)	Total returns are for the year indicated and do not reflect the impact of the applicable sales charge. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.

(e)	The gross expense ratio included non-recurring organizational costs.

(f)	For the period of January 1, 2019 to August 25, 2019 the Adviser voluntarily absorbed all of the operating expenses of the Fund. For the period of August 26, 2019 to April 30, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.25% of net assets. For the period of May 1, 2021 to August 15, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.375% of net assets. For the period of August 16, 2021 to December 31, 2021, the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(g)	The Adviser voluntarily absorbed all of the operating expenses of the Fund during the period. In the absence of the election by the Fund’s investment adviser to bear all of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(h)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund	Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Presented

Information about the Fund’s senior securities is shown in the following table:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Lines of Credit Total Amount Outstanding (000’s)	$133,945	N/A	N/A	N/A	N/A
Asset Coverage Per $1,000 of Citi Credit Facility Outstanding(a)	$5,691	N/A	N/A	N/A	N/A

(a)	Calculated by subtracting the Fund’s consolidated total liabilities (excluding the indebtedness represented by the Lines of Credit) from the Fund’s total assets and dividing by the total amount outstanding on the Lines of Credit. The Asset Coverage ratio is then multiplied by $1,000 to determine the “Asset Coverage Per $1,000 of Lines of Credit Outstanding.”

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of any applicable sales load, will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. The Fund will pay organizational costs and its offering expenses incurred with respect to its initial and continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate. While the Fund does not anticipate a delay in the investment of net proceeds from investors, the Fund will seek shareholder approval if the net proceeds are not invested within six months of the Fund’s initial offering in accordance with the rules under the 1940 Act.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 5, 2016. The Fund’s principal office is located at 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

As described in greater detail below, the Fund will take a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

Levered Performing Credit. The Levered Performing Credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return. Levered Performing Credit utilizes a targeted investment approach with a focus on top of the capital structure assets, tactically shifting its allocations across the broadly syndicated market to capture market upside while mitigating downside risk across varying market conditions. The Fund will look to identify credits with attractive trading technicals which the Fund views as offering disproportionate yield relative to the risk associated with the issuer. Frequently, these investment opportunities capitalize on pricing inefficiencies between companies, industries or rating categories due to a misunderstood credit story. The Fund will also seek out high-conviction credits where the Fund believes an upcoming event, such as a refinancing, maturity, covenant breach, initial public offering or asset sale, will serve as a catalyst for an attractive risk-adjusted return. In the Fund’s view, value-oriented credit selection with emphasis on downside protection is paramount and the most powerful determinant of performance across all market environments.

Levered Performing Credit seeks to identify fundamentally sound investments in companies with low leverage, sustainable competitive advantage, high free cash flow and strong management teams, all of which the Fund believes provide incremental downside protection. Furthermore, the Levered Performing Credit pillar prudently applies low-cost leverage, typically ranging between 0.5x to 1.5x under normal conditions, to mute downside participation and produce attractive upside capture as well as macro hedges to mitigate tail-risk and generate stability in the event of adverse market volatility.

Dislocated Credit. The Dislocated Credit pillar seeks to use contingent capital to pursue dislocated credit opportunities within the whitespace that exists between traditional passive and distressed-for-control investment mandates. With the growth of passive investing and daily liquid credit funds, the Fund has observed heightened fragility within the credit markets wherein vehicles, such ETFs and open-ended mutual funds, are characterized by asset/liability mismatches which create vacuums of illiquidity during periods of market stress. During such periods, the Fund sees high-quality, fundamentally sound assets across the credit spectrum sell-off due to technical and/or non-fundamental reasons, frequently from indiscriminate sellers who forgo optimal pricing to offload risk quickly and bolster liquidity. Often, these stressed, but performing credits do not meet return targets for distressed mandates, allowing the Sub-Adviser to be a provider of liquidity when passive investors come to market. Dislocated Credit will seek to scale deployment during periods of material spread widening given capital deployment during periods of volatility has historically resulted in a risk-adjusted return – over the past two decades, capital deployment when high-yield spreads widened over 800 basis points has resulted in a 19% gross return and a 2.1 Sharpe Ratio (which measures the performance of an investment compared to a risk-free asset, after adjusting for its risk).

The Dislocated Credit pillar relies on intense active management to facilitate agility during short-term and often unpredictable bouts of market dislocation. Significant trading activity across the Sub-Adviser’s platform affords differentiated access during periods of market forced selling. Most recently, in March 2020, when high-yield spreads widened through 1,000 basis points, the Sub-Adviser was shown 262 block trades worth $7 billion in face value and purchased assets at a 3-5-point discount. In the Fund’s view, effectively capitalizing on these short windows of volatility requires the specialized asset expertise and sector specialization of the Fund’s deep bench of investment professionals. The Fund’s investment approach focuses on prudent credit selection, emphasizing highly defensible, top of the capital structure investments with strong cash flows, significant asset coverage and other downside protections. Furthermore, given the adjacency of Dislocated Credit to the Sub-Adviser’s hedge fund research engine, the investment team maintains a target list of opportunities to purchase if/when volatility occurs enabling quick and decisive action.

Large Scale Origination. The Large Scale Origination pillar seeks to capitalize on a robust emerging opportunity to provide a streamlined solution for large corporate issuers through directly originated first lien or unitranche term loans. The Fund believes a combination of secular and cyclical drivers are giving rise to a whitespace that exists between the broadly syndicated markets and traditional middle market direct lending, creating demand for scaled direct origination solutions among large corporate issuers. In recent years, businesses of increasing size have demonstrated a preference to fund growth in the private markets, a trend that has been enabled in part by the unprecedented growth in private equity. The Fund believes that the privatization of the broadly syndicated loan market is a corollary to the privatization of equity markets, as forgoing onerous and often uncertain loan syndication processes in favor of private, directly originated financing solutions can be a compelling value proposition for many large issuers. While private credit and middle market direct lending have grown significantly following the 2008 financial crisis, the Fund believes there is a dearth of available alternative financing solutions for large corporate issuers.

The Fund believes that by leveraging its robust networks and proprietary relationships, cycle-tested investing experience and range of expertise across credit, it is well-positioned to be a first mover in large corporate direct lending. Due to the breadth and scale of the Firm’s capital base, the Fund believes that Sub-Adviser-managed funds and clients are poised to underwrite and commit to large transactions, streamlining the execution process for borrowers and enabling them to interface with a single counterparty versus a large, fragmented lender group. Additionally, the Fund’s underwriting and structuring ability coupled with company and sector-specific insights across the Sub-Adviser’s platform will enable the Fund to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs. Given the Sub-Adviser’s first-mover advantage, the Fund believes the Large Scale Origination pillar will stand to exercise a high degree of credit selectivity as well as drive terms and rigorous structural protections to generate attractive risk-adjusted returns.

Structured Credit. The Structured Credit pillar pursues a broad mandate of structured credit products on an opportunistic basis. The Fund seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities. In particular, the Fund looks to invest in debt and equity tranches of CLOs, CMBS, RMBS, consumer and commercial ABS, whole loans and regulatory capital relief transactions. The Fund believes structured credit products can provide investors with exposure to diversified portfolios of high-quality loans, bonds and other similar instruments at higher yields than direct investments in the underlying assets by capturing attractive complexity and illiquidity premia.

While the marketplace often misunderstands the relative value between different structured credit securities given the complexity of the asset class, the Fund believes the breadth and scale of the Sub-Adviser’s platform, coupled with the Fund’s vast network of relationships with banks, management teams, sponsors and intermediaries, positions the Fund with differentiated access and insights to uncover value. The Fund seeks to be a setter of both price and terms and, where appropriate, to originate what we believe are attractive risk-adjusted opportunities rather than purchasing what is on offer in an environment that is increasingly pushing investors toward additional risk. Further, the Fund believes that structured credit, at its core, is a credit product and that the Sub-Adviser’s deep sector, asset and structural expertise enables comprehensive diligence on all prospective investments, including assessment of underlying collateral, structural features and legal documentation. The structured credit analysts, where applicable, leverage the industry work of the corporate credit team where the Sub-Adviser believes that credit-by-credit analysis provides a distinct research advantage and drives incremental downside protection.

Other Opportunistic Strategies. The Other Opportunistic Strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the Levered Performing Credit, Dislocated Credit, Large Scale Origination and Structured Credit pillars. Other Opportunistic Strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class expertise resident within the Sub-Adviser’s credit platform. This pillar will tactically invest in specific asset classes based on prevailing market conditions or idiosyncratic circumstances. For example, opportunities may or may not be limited to: SPACs, aviation finance and credit secondaries:

●	SPACs: The Fund believes the SPAC ecosystem today, across equity, private investment in public equity transactions and debt, represents approximately $500 billion in available opportunities, providing investors with access to top-tier management and investments with significant downside protection and upside potential. The Fund seeks to invest opportunistically across the SPAC ecosystem, with a focus on investing in SPAC IPOs, often at a discount to the stated issuance price. The SPAC opportunity is enhanced to those who can invest in scale on a sustainable basis, as often times founders’ economics are made available to investors with large balance sheets as well as those with a strong reputation within the general marketplace. The Fund may also, on an opportunistic basis, invest in SPAC or other similar transactions where the Sub-Adviser may be the SPAC sponsor or otherwise facilitate such transactions. The Fund believes having experience moving in scale and with speed as well as a longstanding history of investing in SPACs will position it to effectively capitalize on advantageous economics, typically not available to traditional investors.

●	Aviation Finance. Through Merx Aviation Finance, which was developed in 2012, the Fund has access to a fully scaled commercial aircraft leasing and servicing platform with robust processes and procedures across a variety of specialized technical and administrative functions. The Fund believes that the Sub-Adviser’s reputation and deep expertise in the aircraft leasing industry affords it the ability to dynamically invest across the spectrum of aircraft and have access to off-market, idiosyncratic opportunities. By leveraging in-house sourcing, structuring and servicing capabilities, the Fund believes it is optimally situated to deploy into attractive risk-reward opportunities with top-tier counterparties following a period of significant and sustained headwinds for commercial aircraft leasing following the onset of COVID-19.

●	Credit Secondaries. As private credit continues to expand from both end-investor demand and issuer preferences for alternative sources of financing, the Fund believes the opportunity for credit secondaries will grow in tandem to address liquidity or other portfolio management needs from underlying investors. With the Sub-Adviser’s robust database of issuers and vast network of relationships with shareholders and syndication counterparties, the Fund believes it is a natural buyer of a diverse pool of credit secondaries across vintages, managers, industries, geographies and underlying strategies. In addition, the Sub-Adviser’s scope of credit expertise advantageously positions the Fund to identify and underwrite opportunities which offer an attractive current yield with embedded downside protection.

Given the Sub-Adviser’s demonstrated track record of augmenting its existing credit offerings by adding specialized products and strategies to address market inefficiencies as they are identified, the Other Opportunistic Strategies pillar will stand ready to lean into new credit opportunities, if and when they become available.

Investment Strategies

Across these five key strategy pillars, the Fund expects to opportunistically deploy capital as appropriate investment opportunities are identified, dynamically pivoting across the five key strategy pillars in an effort to capitalize on differences in relative value between asset classes. The Fund does not plan to target an explicit allocation to each pillar. Instead, allocations will be informed by the market conditions and the risk-adjusted opportunity set available. For example, during periods of market stress, the Fund will look to scale deployment in Dislocated Credit, purchasing stressed, performing assets which sell-off for non-economic reasons. During periods of relatively lower volatility, the Fund expects to find investments that are more idiosyncratic in nature and fall within Levered Performing Credit, Large Scale Origination, Structured Credit and Other Opportunistic Strategies.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include CLOs, CMBS and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets in credit related investments, including, but not limited to, fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

Investment Allocation Process

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole. Further, an affiliate of the Sub-Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Risk Management & Hedging

The Fund and Sub-Adviser will work to define, measure, monitor and report against the various investment and trading guidelines established for the Fund. The Sub-Adviser uses an internal risk model for measuring, reporting and monitoring a variety of market and credit risk metrics. All analytics and pricing routines required for risk measurement reside within the risk model. Market data, both current and historical, are also part of the risk model.

The Fund expects to manage certain of the risks associated with Fund investments through portfolio construction, continued monitoring and evaluation, diversification, position size limits, security construction and the hedging of industry or market risk. The Fund believes that a flexible approach to risk management will allow the Fund to shift capital to those opportunities that offer the most attractive risk/reward characteristics while maintaining the Fund’s disciplined investment philosophy.

In order to maximize its defensiveness and flexibility, the Fund may also enter into various portfolio-level hedges to reduce the level of credit, foreign exchange, interest rate or other risks in the portfolio. The Fund will seek to enter into these hedges tactically as a risk management tool of the Fund, aimed at isolating and mitigating fundamental factor uncertainty, not muting mark-to-market volatility. Furthermore, this hedging can be used through a variety of products, including long positions, credit derivatives, currency hedges and credit default swaps.

Lastly, the Fund seeks to devote resources to regularly and continuously reviewing the individual holdings, trades, deposits and withdrawals, risk exposures and portfolio level characteristics. It is expected that, when justified by market conditions, including transaction costs, credit asset classes will be trading regularly as the Fund sees relative value opportunities. Consequently, and given the dynamic nature of market conditions, Apollo intends to monitor the Fund and expand the internal risk model to maintain a high level of transparency. The Fund may decide to change its approach to risk management in the future, and the foregoing should only be construed as an expression of its current intentions with respect to its risk management approval.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund, you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Common Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Common Shares who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board of Trustees of the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. In the event that the Board of Trustees of the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will generally be a taxable event to common shareholders.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

The Fund may invest in securities of publicly traded companies. Securities markets in certain countries in which the Fund may invest are fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain other developed countries. Securities markets in the countries in which the Fund may invest have, in the past, experienced substantial price volatility that could have an adverse impact on the value of the Fund’s investments that consist of securities. Periods of economic and political uncertainty may result in further volatility in the value of such investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. securities markets. There can be no assurance that the Fund’s investments will not be sold at prices below their acquisition costs.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments. The full extent of the impact and effects of COVID-19 on the Fund’s and its investments’ operational and financial performance will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories, quarantines and restrictions, development of viable treatment options or availability of vaccines, the recovery time of the disrupted supply chains and industries, the impact of COVID-19 on overall goods and services, investor liquidity, consumer confidence and spending levels, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s performance, portfolio liquidity, ability to pay distributions and make share repurchases.

There are no comparable recent events in the United States which provide guidance as to the effect of the spread of COVID-19 and a potential pandemic on the business, financial condition and results of operations of Portfolio Companies. The novel coronavirus presents material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of COVID-19’s potential effect on the Fund and any Portfolio Companies, which could have a material adverse effect on the Fund’s investments and on the business, financial condition and results of operations of Portfolio Companies, particularly those Portfolio Companies that were already highly leveraged or distressed prior to such economic downturn, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result the Fund and its Portfolio Companies being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Fund and its Portfolio Companies could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Fund could lose both invested capital in and anticipated profits from the affected investment. No previous success by the Sub-Adviser or its affiliates in dislocated markets is any guarantee of the Fund’s success in respect of investing and managing any portfolio investment during and post- the COVID-19 pandemic.

U.S. state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations are being considered) as a result of the COVID-19 pandemic that place restrictions on lenders and landlords in the real estate sector and other industries from exercising certain of their rights in the event of borrower or tenant defaults or delinquencies, including with respect to foreclosure and eviction rights. For example, certain U.S. states have implemented mortgage payment relief packages for homeowners or instituted executive orders suspending the enforcement of residential or commercial evictions and U.S. federal regulators have implemented a moratorium on evictions and foreclosures on homeowners with mortgages backed by the federal government for non-payment of rent.

In addition, the world-wide pandemic caused by COVID-19 may have a substantial impact on the operations of tax authorities, including the IRS, that could, among other things, impose delays on their response and processing time to requests and elections from taxpayers. Such delays may have an adverse effect on the Fund’s operations and structure.

Furthermore, a counterparty’s ability to meet or willingness to honor its financial obligations (including its ability to extend credit or otherwise to transact with the Fund or a portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”)) may be negatively impacted. Current conditions may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. These circumstances also may hinder the Sub-Adviser’s, the Fund’s and/or Portfolio Companies’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

While the Sub-Adviser expects that the current environment will yield attractive investment opportunities for the Fund, the investments made by the Fund are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of portfolio investments or increase the risks associated with an investment in the Fund. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Fund’s investments and investment strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Fund or one or more of its Portfolio Companies and these or similar events may affect the ability of the Fund to execute its investment strategy.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “The Fund’s Investments—Investment Policies—Portfolio Turnover” and “Tax Considerations.”

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter allows us to issue an unlimited number of Common Shares. After you purchase Common Shares in this offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in future offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Common Shares or their interests in the underlying assets held by our subsidiaries.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the loans. To the extent that a Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Those loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for loans is not fully-developed. No active trading market may exist for certain loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain loans quickly or at a fair price. To the extent that a secondary market does exist for certain loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of loans.

If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Sub-Adviser, do not represent fair value. If the Fund attempts to sell a Loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the Loan may be adversely affected.

The Fund may acquire loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Sub-Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a Loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the Loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Loan than the Fund expected when initially purchasing the participation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the Loan as part of a syndicate of banks and financial institutions, or receive its interest in a Loan directly from the Borrower, if the Borrower has annual revenues in excess of $2.5 billion at the time of origination or acquisition.

The Sub-Adviser has established a counterparty and liquidity sub-committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the counterparty and liquidity sub-committee of the Sub-Adviser. The factors considered by the sub-committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business. The Sub-Adviser will attempt to balance the magnitude of these risks against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund.

Bank loans do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. Due to the illiquidity of bank loans, the Fund may not be able to dispose of its investments in bank loans in a timely fashion and at a fair price, which could adversely affect the performance of the Fund. With respect to bank loans acquired as participations by the Fund, because the holder of a participation generally has no contractual relationship with a borrower, the Fund will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against a borrower or through the agent.

Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect the Fund’s interest income to the extent that the Fund is unable to reinvest promptly payments in bank loans or otherwise or if such prepayments were made during a period of declining interest rates.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including, without limitation:

●	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as the Fund, dependent on any guarantees or collateral that they may have obtained;

●	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

●	there will not be as much information publicly available about these companies as would be available for public companies and such information may not be of the same quality;

●	these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

●	these companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

●	these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Lower grade instruments, though higher yielding, are characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The retail secondary market for lower grade instruments may be less liquid than that for higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain instruments or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade instruments, investors could lose money on their investment in Common Shares of the Fund, both in the short-term and the long-term.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Sub-Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and other instruments are not readily marketable and may be subject to restrictions on resale. Loans and other instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and other instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and other instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The Fund has no limitation on the amount of its assets which may be invested in instruments that are not readily marketable or are subject to restrictions on resale.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note. See “The Fund’s Investments—Portfolio Composition.”

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Issuers of CDO securities may acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.

The underlying securities of an issuer of CDO securities may bear interest at a fixed rate while the CDO securities issued by such issuer may bear interest at a floating rate (or the reverse may be true). As a result, there could be a floating/fixed rate or basis mismatch between such CDO securities and underlying securities. In addition, there may be a timing mismatch between the CDO securities and underlying securities that bear interest at a floating rate, as the interest rate on such floating rate underlying securities may adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CDO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the issuers thereof to make payments on the CDO securities.

There is no established, liquid secondary market for many of the CDO securities that the Fund may purchase, and the lack of such an established, liquid secondary market may have an adverse effect on the market value of such CDO securities and the Fund’s ability to dispose of them. Such illiquidity may adversely affect the price and timing of the Fund’s liquidation of CDO securities, including the liquidation of CDO securities following the occurrence of an event of default under the indenture or in connection with a redemption of the notes.

CLO Risk. In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof, (iv) the potential of spread compression in the underlying loans of the CLO, which could reduce credit enhancement in the CLOs and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders. Common Share income may fall if the interest rate on Borrowings or the dividend rate on Preferred Shares rises, and may fluctuate as the interest rate on Borrowings or the dividend rate on Preferred Shares varies. In addition, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to common shareholders will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to common shareholders than if the Fund were not so leveraged. In addition, the costs associated with the Fund’s incursion and maintenance of leverage could increase over time. There can be no assurance that the Fund’s leveraging strategy will be successful.

Any decline in the net asset value of the Fund will be borne entirely by common shareholders. Therefore, if the market value of the Fund’s portfolio declines, the Fund’s use of leverage will result in a greater decrease in net asset value to common shareholders than if the Fund were not leveraged.

Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. In addition, the terms of the credit agreements may also require that the Fund pledge some or all of its assets as collateral.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives, the Fund assumes the risks that theses counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.

The Sub-Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Legislation and Regulatory Risk” below.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations. For instance, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) could have an adverse effect on the Fund’s ability to use derivative instruments. The Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, documentation, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules relating to clearing, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking and clarifications, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund), increase the costs of using certain instruments (for example, by increasing margin, capital or reporting requirements) and/or make them less effective. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, may increase the pricing of derivatives transacted by the Fund. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for the Fund. Limits or restrictions applicable to the counterparties with which the Fund’s engages in derivative transactions could also limit the ability of the Fund from using these instruments, affect the pricing or other factors relating to these instruments or may change the availability of certain investments. As a result, these changes could make it difficult for the Fund to execute its investment strategy.

It is unclear how the regulatory changes will affect counterparty risk. For instance, in December 2012, the CFTC issued a final rule requiring certain credit default swaps and interest rate swaps to be centrally cleared, which is applicable to all swap counterparties not eligible for certain narrowly-defined exemption or exceptions. Where the Fund enters into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or swap execution facility (“SEF”). Such clearing requirements may affect the Fund’s ability to negotiate individualized terms and/or may increase the costs of entering into such derivative transactions (for example, by increasing margin or capital requirements). Clearing mandates with respect to other types of derivative instruments have not yet been issued by the applicable regulators, but could have additional impact on the Fund’s ability to use such instruments as part of its investment strategy. In addition, certain foreign jurisdictions may also impose clearing requirements or expand existing clearing requirements that could apply to the Fund’s transactions with non-U.S. entities. For entities designated by the CFTC or the SEC as “swap dealers,” “security-based swaps dealers,” “major swap participants” or major “security-based swap participants,” the Dodd-Frank Act imposes new regulatory, reporting and compliance requirements. On May 23, 2012, a joint final rulemaking by the CFTC and the SEC defining these key terms was published in the Federal Register. Based on those definitions, the Fund would not be a swap dealer, security-based swap dealer, major swap participant or security-based major swap participant at this time. If the Fund is later designated as a swap dealer, security-based swap dealer, major swap participant or major security-based swap participant, its business will be subject to increased regulatory requirements, including registration requirements, additional recordkeeping and reporting obligations, external and internal business conduct standards, position limits monitoring, capital and margin thresholds, which will in turn increase the Fund’s compliance cost.

Furthermore, on December 15, 2015, the CFTC approved a final rule, which became effective in April 2016, but with later implementation dates as specified below, governing margin requirements for uncleared swaps entered into by registered swap dealers and major swap participants who are not supervised by the prudential regulators, referred to as “covered swap entities.” The final rule generally requires covered swap entities, subject to certain thresholds and exemptions, to collect and post margin in respect of uncleared swap transactions with other covered swap entities and financial end-users. In particular, the final rule requires covered swap entities and financial end-users having “material swaps exposure,” defined as an average aggregate daily notional amount of uncleared swaps exceeding a certain specified amount, to collect and/or post (as applicable) a minimum amount of “initial margin” in respect of uncleared swaps, subject to a phase-in schedule until September 1, 2021, when the average aggregate daily notional amount will thenceforth be $8 billion as calculated from June, July and August of the previous calendar year. In addition, the final rule requires covered swap entities entering into uncleared swaps with other covered swap entities or financial-end-users, regardless of swaps exposure, to post and/or collect (as applicable) “variation margin” in reflection of changes in the mark-to-market value of an uncleared swap since the swap was executed or the last time such margin was exchanged. The implementation date for variation margin requirements was March 1, 2017, subject to no-action relief to delay, until September 1, 2017, for full compliance. The CFTC final rule is substantially consistent with a similar rule mandating the exchange of initial and variation margin adopted by the prudential regulators in October 2015. It is possible that such regulations could increase the cost of and limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

On November 30, 2018, the CFTC published a proposed rule restructuring the regulatory framework applicable to SEFs and requiring more types of cleared swap contracts to be traded on SEFs. If implemented, the proposed rule may increase the cost of entering into certain swap contracts or reduce liquidity in those products. The proposed rule will require SEF registration of many non-U.S. swap facilities, which may have a disproportionate impact on certain cross-border swap contracts.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities, such as those in the EU, Australia, Japan and Hong Kong, have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, as discussed above, in October 2020, the SEC adopted a new rule that changes the regulatory framework around the use of derivatives by registered investment companies, such as the Fund. Furthermore, the EU regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities, including private funds, may be required to clear certain derivatives and may become subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the recently implemented “EMIR Refit” regulations. These EU regulatory changes may impact the Fund and a broad range of counterparties, both outside and within the EU, and are expected to potentially increase the cost of transacting derivatives for the Fund (particularly with banks and other dealers directly subject to such regulations).

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

In a total return swap, the Fund pays the counterparty a periodic payments based on a fixed or variable interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap. The Fund would typically have to post collateral to cover this potential obligation.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

If the Sub-Adviser is incorrect in its forecasts of default risks, liquidity risk, counterparty risk, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Sub-Adviser is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund sells protection under a credit default swap, it would collect periodic fees from the buyer and would profit if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the Fund would be required to pay an agreed-upon amount to the buyer (which may be the entire notional amount of the swap) if the reference entity defaults on the reference security. Credit default swap agreements involve greater risks than if the Fund invested in the reference obligation directly.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Fund or its issuers may enter into credit derivatives transactions as protection buyer or seller. Where the Fund is a credit protection buyer, the Fund will only receive a payment if a credit event occurs. Where the Fund is a credit protection seller, it will have a contractual relationship only with the credit protection buyer, and not with the reference entity unless a termination (in whole or in part) of the contract prior to such contract’s scheduled maturity date (in the event of a credit event) occurs with respect to any such reference entity, physical settlement applies and the credit protection seller delivers an asset referenced by the credit default swap (a “reference asset”) to the Fund.

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on debt instruments will be affected by a variety of factors including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Fund’s portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters , such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another; (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments and the possible imposition of withholding taxes or branch taxes on earnings of the Fund from investments in such jurisdictions; (viii) different bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; and (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. To the extent not appropriately covered, the Fund’s use of reverse repurchase agreements will be subject to the 33 1/3% limitation on the issuance of senior securities representing indebtedness under the 1940 Act.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although the Sub-Adviser has implemented various measures to manage risks relating to these types of events, such systems could be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The Sub-Adviser and/or the Fund may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Sub-Adviser’s, and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders and the intellectual property and trade secrets of the Sub-Adviser. Such a failure could harm the Sub-Adviser’s and/or the Fund’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers and causing the Fund’s investment in such securities to lose value.

The occurrence of an extreme event may result in (and, in the case of COVID-19, has resulted in) the closure of offices, the implementation of global or regional work-from-home policies, and/or travel disruptions or restrictions. Any such actions may increase the Sub-Adviser’s and its portfolio companies’ and their respective affiliates’ and service providers’ dependency on technology systems such as those described above; result in the rapid deployment of new and potentially less familiar technology or operations systems; or lead to the utilization of existing systems in a significantly increased scope or unanticipated manner. If a significant number of the Sub-Adviser’s personnel were to be unavailable in the event of a disaster or other event, the Sub-Adviser’s ability to effectively conduct the Fund’s business could be severely compromised. All of the above could increase the risk of cybersecurity or business continuity related losses, all of which could have a material effect on the Fund.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options or convert convertible securities that were acquired in the initial investment in such Portfolio Company in order to, among other things, preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect or enhance the Fund’s investment when such Portfolio Company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund or any Portfolio Company. There can also be no assurance that the Portfolio Companies will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from the Fund or any other financing source. For instance, the Fund may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in such a Portfolio Company. There can be no assurance that the Fund will make follow-on investments or that it will have sufficient funds or the ability to do so. Any decision by the Fund not to make a follow-on investment or its inability to make such an investment may, in either case, have a substantial negative impact on a Portfolio Company in need of such an investment or may diminish the Fund’s ability to influence the Portfolio Company’s future development. The Sub-Adviser will, in its sole discretion, determine whether an investment constitutes an Additional Investment.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors. The larger the transaction in which the Fund is participating, the more uncertain the Fund’s exit strategy tends to become.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful. The Fund’s investment program may utilize such investment techniques as leverage, margin transactions, short sales, swaps, options on securities and forward contracts, which practices may, in certain circumstances, increase the adverse impact to which the Fund may be subject. The Fund will invest in bonds or other fixed income instruments, including public and private non-investment-grade bonds, secured loans, second lien debt, convertible securities, options, swaps, collateralized loan obligations and other similar securities. Such instruments may face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the Portfolio Company’s inability to meet timely interest and principal payments. The market prices of such instruments are also subject to abrupt and erratic market movements and changes in liquidity and above-average price volatility, and the spread between the bid and asked prices of such instruments may be greater than those prevailing in other securities markets.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, investment in equity securities may arise in connection with the Fund’s debt investment opportunities and may be accompanied by “equity-kickers” or warrants, as well as in the form of equity investments in Platform Investments (as defined herein), to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Fund) and not Apollo in accordance with Apollo’s policies and procedures. The Fund may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Fund may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Sub-Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments. Holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Any defaults will have a negative impact on the value of the Fund’s investments and may reduce the return that the Fund receives from its investments. While some amount of annual defaults is expected to occur in the Fund’s portfolio, defaults in or declines in the value of the Fund’s investments in excess of these expected amounts may result in breaches of covenants under the Fund’s financing arrangements, triggering credit enhancement requirements or accelerated repayment provisions and, if not cured within the relevant grace periods, permitting the finance provider to enforce its security over all the assets of the Fund.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Fund’s investments would typically be entitled to receive payment in full before the Fund receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Fund. In the case of debt ranking equally with the loans or debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Fund invests has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk. Some, but not all, of these additional asset classes and certain related risks are described below.

The investment characteristics of ABS differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk. There may also be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Fund may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. As an investor in subordinated CMBS in particular, the Fund will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Fund may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other mortgage-backed securities in which the Fund may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are pre-payable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise.

Investors should be aware, and in some cases are required to be aware, of the retention, due diligence and transparency requirements in the EU set out in the Securitization Regulation (and of any corresponding implementing rules of their regulator), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to the Fund’s investment in any asset-backed securitization transactions and their investment in the Fund. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements. The cost of complying (or facilitating compliance) with the Securitization Regulation and related risk-retention and other requirements could cause lower than expected returns from affected port-folio investments and will be borne by the Fund as a whole.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Fund may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Fund may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Fund holds a participation in a debt instrument it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Fund does not vote as requested by the seller, it may be subject to repurchase of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Fund, and such selling institutions may not consider the interests of the Fund in connection with their votes.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. Short selling involves selling securities which may or may not be owned by the seller and borrowing the same securities for delivery to the purchaser, with an obligation to return the borrowed securities to the lender at a later date. Short selling allows the seller to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and may be an important aspect of certain of the investment strategies of the Fund. The extent to which the Fund engages in short sales will depend upon its investment strategy and perception of market direction. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Following the financial crisis of 2008, short selling restrictions and disclosure requirements were introduced in a number of jurisdictions. In July 2009, the SEC implemented a rule requiring market participants to close out short sales within three days after the transaction date. In February 2010, the SEC adopted a short sale price test restriction, which limits short selling in a security whose price has decreased by 10% or more in a single day.

In November 2012, the Council of the EU adopted a short selling regulation (EU) No 236/2012 (the “SSR”) imposing certain private and public disclosure obligations on persons with net short positions in EU listed shares (being shares admitted to trading on a regulated market or multilateral-trading facility unless the principal trading venue for such shares is located in a country outside the EU) and EU sovereign debt (being debt instruments issued by, among others, EU institutions, governments of EU member states and certain international institutions established by two or more EU member states), which reach or fall below the specified thresholds. The SSR also contains prohibitions on uncovered short sales of EU listed shares and EU sovereign debt as well as on uncovered positions in credit default swaps (“CDS”) referencing EU sovereign debt issuers. EU member states have power under the SSR to impose temporary bans on short selling in certain circumstances.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies. The Fund’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which the Fund has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. When the Fund buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of the Fund’s investment in the option (including commissions). When the Fund sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price.

Investments in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment-grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment-grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment-grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below). There are a number of significant risks inherent in the bankruptcy process. For example, in order to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Fund. For example, the Fund might be prohibited from liquidating investments which are declining in value.

In addition, investments in issuers that are experiencing, or are expected to experience, severe financial difficulties could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions. The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain.

Such investments could also be subject to federal bankruptcy laws and state fraudulent conveyance laws, which may vary from state to state, if the securities relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities.

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies. The Fund’s control over the investment policies of such companies may also be limited. This could result in the Fund’s investments being frozen in minority positions that incur a substantial loss. If the Fund takes such a minority position in publicly traded securities as a “toe-hold” investment, then such publicly traded securities may fluctuate in value over the limited duration of the Fund’s investment in such publicly traded securities, which could potentiality reduce returns to shareholders. While the Sub-Adviser may seek to accumulate larger positions, the Fund may accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential Portfolio Companies. While the Sub-Adviser will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, the Fund may be unable to accumulate a sufficiently large position in a target company to execute its strategy. In such circumstances, the Fund may dispose of its position in the target company within a short time of acquiring it and there can be no assurance that the price at which the Fund can sell such stock will not have declined since the time of acquisition. This may be exacerbated by the fact that stock of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial and its disposal may depress the market price for such stock.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

In addition to the foregoing, certain of the Portfolio Companies in which the Fund invests may be subject to the risks inherent in acquiring or developing recoverable oil and natural gas reserves, including capital expenditures for the identification and acquisitions of projects, the drilling and completion of wells and the conduct of development and production operations. The presence of unanticipated pressures or irregularities in formations, miscalculations or accidents may cause such activity to be unsuccessful, which may result in losses. Furthermore, successful investment in oil and natural gas properties and other related facilities and properties requires an assessment of (i) recoverable reserves; (ii) future oil and natural gas prices; (iii) operating and capital costs; (iv) potential environmental and other liabilities; and (v) other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Also, the revenues generated by certain of the Portfolio Companies in which the Fund invests may be dependent on the future prices of and the demand for oil and natural gas. Oil and gas investments may have significant shortfalls in projected cash flow if oil and gas prices decline from levels projected at the time the investment is made. Various factors beyond the control of the Fund will affect prices of oil, natural gas and natural gas liquids, including the worldwide supply of oil and natural gas, political instability or armed conflict in oil and natural gas producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing government regulation, taxation and price control. Prices for oil and natural gas have fluctuated greatly during the past, and markets for oil, natural gas and natural gas liquids continue to be volatile. Further, to the extent the Fund invests in or receives energy royalty interests, the Fund will generally receive revenues from those royalty interests only upon sales of oil, gas and other hydrocarbon production by the underlying property or upon sale of the royalty interests themselves. There can be no assurance that reserves sufficient to provide the expected royalty income will be discovered or produced.

Volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties for acquisition and divestiture (and collateral purposes) and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects. In addition, estimates of hydrocarbon reserves by qualified engineers are often a key factor in valuing certain oil and gas assets. These estimates are subject to wide variances based on changes in commodity prices and certain technical assumptions. Accordingly, it is possible for such reserve estimates to be significantly revised from time to time, creating significant changes in the value of the Fund’s portfolio investments.

Legal and Regulatory Matters in the Energy Sector.

Power generation and transmission, as well as oil, natural gas and coal storage, handling, processing and transportation, are extensively regulated; statutory and regulatory requirements may include those imposed by energy, zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including regulatory approvals, could hinder operation of an investment and result in fines or additional costs. Obtaining permits and approvals or complying with ongoing regulatory requirements may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, including those with respect to the emission of greenhouse gasses, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight of such laws or regulations, could have a material adverse effect upon the profitability of the Fund or its Portfolio Companies and could necessitate the creation of new business models and the restructuring of investments in order to meet regulatory requirements, which may be costly and/or time-consuming.

General Risks of Investments in the Utility and Power Industries. The Fund may invest in the utility and power sectors. These investments are sensitive to fluctuations in resource availability, energy supply and demand, interest rates, special risks of constructing and operating facilities (including nuclear facilities), lack of control over pricing, merger and acquisition activity, weather conditions (including abnormally mild winter or summer weather and abnormally harsh winter or summer weather), availability and adequacy of pipeline and other transportation facilities, geopolitical conditions in gas or oil producing regions and countries (including the risk of nationalization of the natural gas, oil and related sectors), the ability of members of the Organization of the Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, the price and availability of alternative fuels, international and regional trade contracts, labor contracts, the impact of energy conservation efforts, environmental considerations, public policy initiatives and regulation.

Regulatory Risks of Investments in the Utility and Power Industries. Utility and power companies are subject to significant regulation in many aspects of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls and the prices they may charge for the products and services. There are a variety of risks relating to actions of various governmental agencies and authorities in such industries. Additionally, stricter laws, regulations or enforcement policies could be enacted or pursued in the future, which would likely increase compliance costs and may adversely affect the financial performance of energy companies which may have implications for the companies that support the energy sectors’ infrastructure-related requirements.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Operating and Financial Risks of Aviation Assets. Aviation assets in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic down-turn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation assets that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. In some cases, in addition to the service providers’ (including Merx and other affiliated service providers’) ability to maintain the condition of the aviation assets, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to maintain and successfully remarket aviation assets. There can be no assurance that the Fund will be able to successfully identify and implement its strategy. In addition, the Fund may cause its aviation assets to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such aviation assets. For example, the Sub-Adviser may cause such aviation assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such aviation assets and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such aviation assets may reduce the amount of cash that the aviation assets have on hand.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender. Revenues and cash flows may be adversely affected by:

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

●	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;

●	competition from other properties and changes in the supply and demand for competing properties in an area;

●	fluctuations in building occupancy and the financial resources of tenants;

●	changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

●	the ongoing need for capital improvements, particularly in older buildings;

●	changes in real estate tax rates and other operating expenses;

●	adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	adverse changes in zoning laws;

●	the impact of present or future environmental legislation and compliance with environmental laws;

●	the impact of lawsuits which could cause the Fund to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Fund; and

●	other adverse factors that are beyond the Fund’s control.

●	In the event that any of the Fund’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

●	Reliance on Corporate Management and Financial Reporting

●	Many of the strategies implemented by the Fund rely on the financial information made available by the issuers in which the Fund invests. The Sub-Adviser has no ability to independently verify the financial information disseminated by the issuer in which the Fund invests and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

If the assets of either aggregator were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of such aggregator, and the duties, obligations, and liabilities of the Sub-Adviser would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by an aggregator may not be permitted, and transactions between such aggregator and the Sub-Adviser or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Sub-Adviser, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Sub-Adviser.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance may involve, among other things, making notifications to or filings with local regulatory authorities, registering the Fund, the Sub-Adviser, Apollo and its affiliates or the shares with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations may limit the ability of the Fund to participate in investment opportunities and may impose onerous or conflicting operating requirements on the Fund, the Sub-Adviser, Apollo and its affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including related legal fees and filing or registration fees and expenses, will be borne by the Fund and may be substantial. In addition, if the Fund, the Sub-Adviser, Apollo and its affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by the Fund.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Economic, political or other factors could still result in changes to the composition of the European Monetary Union. The risk that other Eurozone countries could be subject to higher borrowing costs and face further deterioration in their economies, together with the risk that some countries could withdraw from the Eurozone, could have a negative impact on the Fund’s investment activities. A reintroduction of national currencies in one or more Eurozone countries or, in more extreme circumstances, the possible dissolution of the European Monetary Union cannot be ruled out. The departure or risk of departure from the European Monetary Union by one or more Eurozone countries and/or the abandonment of the euro as a currency could have major negative effects on the Fund. If the European Monetary Union is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of investors’ shares in the Fund.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Repatriation of investment income, assets and the proceeds of sales by investors foreign to such markets, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. In emerging markets, any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital; or (iii) intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Emerging markets jurisdictions may or may not have remedies such as fraudulent conveyance or preference. The lack of such remedies, however, may also have a material adverse effect on the Fund if issuers in which it is invested are not able to recapture payments that otherwise would have been paid out to creditors such as the Fund if such remedies were available.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination and may impose joint and several liability (including amongst the Fund, other Apollo Clients and the applicable Portfolio Company) or liabilities or obligations that purport to extend to (and pierce any corporate veil that would otherwise protect) the ultimate beneficial owners of the owner or operator of the relevant property or operating company that stand to financially benefit from such property’s or company’s operations. The Fund (and its shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of portfolio company assets, which may induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Portfolio Company, or could otherwise place a Portfolio Company at a competitive disadvantage compared to other companies, and failure to comply with any such requirements could have an adverse effect on a Portfolio Company. Even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. If these liabilities were to arise with respect to the Fund or its Portfolio Companies, the Fund might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over a Portfolio Company could expose the assets of the Fund, the Sub-Adviser and their respective affiliates to claims by such Portfolio Company, its security holders and its creditors and regulatory authorities or other bodies. While the Sub-Adviser intends to manage the Fund to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to Portfolio Companies and the Fund and its shareholders. Moreover, it is possible that, when evaluating a potential investment, the Sub-Adviser may choose not to pursue or consummate such investment, if any of the foregoing risks may create liabilities or other obligations for any of the Fund, the Sub-Adviser or any of its respective affiliates, partners or employees. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Portfolio Companies in areas subject to severe weather. These climate-related changes could damage Portfolio Company’s physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various governmental regulatory agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of “greenhouse” gases (“GHGs”) such as methane and CO2, including the United States Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Portfolio Companies’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the relevant Portfolio Companies.

As a result of these physical impacts from climate-related events, the Fund may be vulnerable to the following: risks of damage to the Fund’s investments; indirect financial and operational impacts from disruptions to the operations of the Fund’s Portfolio Companies due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Portfolio Companies in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Portfolio Company’s business depends; decreased consumer demand for Portfolio Company products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and economic disturbances arising from the foregoing.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19) and are occurring globally at present, and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Fund’s investments may have a negative effect on the Fund. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Fund’s investments, the Fund could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Companies or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. A SPAC is a single-use vehicle incorporated for the purpose of raising capital through an initial public offering to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses. After the acquisition of a target company, a SPAC typically would exercise control over the management of such target company to increase the target company’s value. Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust until the target company is acquired or a predetermined period of time elapses. Investors in a SPAC typically would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. If a SPAC is unable to locate and acquire a target company (or target companies) by the deadline, the SPAC would be forced to liquidate its assets, which could result in losses due to the SPAC’s expenses and liabilities.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

In addition, SPACs can raise capital through offering—and SPAC investors, which could include the Fund, could ultimately hold in the ultimate target business—common equity, preferred equity, equity-linked instruments, debt or other types of instruments, each of which is subject to the risks associated with such instruments. If a SPAC completes a business combination, it will be affected by numerous risks inherent in the business operations of the acquired company or companies. Further, as described herein, Apollo is subject to conflicts of interest, including with respect to its sponsorship of, or it’s the Fund’s investments in, SPACs. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. The determination of whether an investment fund, like the Fund, is engaged in a trade or business under ERISA is uncertain and could depend upon which U.S. Federal Circuit has jurisdiction over the matter. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered to be engaged in a “trade or business” for ERISA purposes, and therefore, liable for withdrawal liability owed by a fund’s portfolio company to an under-funded multi-employer pension plan that covered the employees of the portfolio company. In November 2019, a federal appellate court in the First Circuit unanimously reversed a lower court’s earlier decision (which was premised on the 2013 U.S. Federal Appeals court decision) that held that two separate private equity funds managed by the same or affiliated investment advisors and found to be engaged in a “trade or business” for ERISA purposes are a controlled group member, and therefore, could be held jointly and severally liable for a bankrupt portfolio company’s multi-employer pension plan withdrawal liability. While the November 2019 decision was a victory for the private equity firm in that particular case, the result was highly fact specific and the First Circuit left open the possibility that under certain circumstances an investment fund (such as the Fund), along with other clients managed by the same investment advisor as such investment fund, could be considered to be a controlled group member and engaged in a “trade or business” for ERISA pension liability purposes. Activities which may indicate the possibility of a trade or business being conducted as opposed to passive investment, include, but are not limited to, management of such Portfolio Company’s operations, authority with respect to the hiring, termination and compensation of such Portfolio Company’s employees and agents and receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Company by the Fund or its affiliates, including the Sub-Adviser. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Apollo has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sub-Adviser will be able to identify or prevent such misconduct.

In addition, instances of fraud and other deceptive practices or devices employed by management or owners of Portfolio Companies in which the Fund invests may undermine the Sub-Adviser’s due diligence efforts with respect to such companies and, if such fraud is discovered, negatively affect the valuation of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that could negatively impact the Fund’s investments. In the event of fraud by any Portfolio Company in which the Fund invests, the Fund may suffer a partial or total loss of its capital investment in that company.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, allocate, or coinvest significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders, or entering into co-investment relationships with such investors, which may provide for the investor to be offered certain co-investment opportunities on a priority basis and/or on preferential terms when such opportunities arise.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders or co-invest with the Fund on the same terms as the Fund, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms or co-invest with the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts, including any co-investment terms) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to Co-Investors or other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund. In such circumstances, the Fund will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties. In its sole discretion, the Sub-Adviser may choose to forego pursuing claims against brokers and counterparties on behalf of the Fund for any reason, including the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, the Sub-Adviser’s own execution and operational staff may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to the Fund. The Sub-Adviser is not liable to the Fund for losses caused by brokers or counterparties or its own negligence or contributory negligence. The Sub-Adviser may be liable to the Fund for acts that constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for such their duties to the Fund or the shareholders or for damages resulting from intentional violations of securities laws. Interests in the Fund are only available for subscription by investors who understand that they and the Fund are waiving potential claims for damages arising from the operation of the Fund, including damages resulting from the Sub-Adviser’s own negligence or contributory negligence, and expect some execution losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet. To the extent relevant to a Portfolio Company, the activity of identifying and implementing operating improvements and/or recapitalization programs at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Fund may cause its Portfolio Companies to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such Portfolio Companies. For example, the Sub-Adviser may cause such Portfolio Companies to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Portfolio Companies and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such Portfolio Companies may reduce the amount of cash that the Portfolio Companies have on hand.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Factors that may affect the Fund’s ability to source suitable investments include, among other things, the following: developments in the market for nonperforming loans or other general market events, which may include changes in interest rates or credit spreads or other events which may adversely affect the price of assets, whether individually or collectively; competition for investment opportunities and the inability of the Fund to acquire assets at favorable yields (including if the Fund’s competitors have greater access to financial, technical and marketing resources than the Fund, a lower cost of funds than the Fund, and access to funding sources that are not available to the Fund); the inability of the Fund to reinvest the proceeds from the sale or repayment of any of its assets in suitable target investments on a timely basis, whether at prices that the Fund believes are appropriate or at all; and the inability of the Fund to secure debt financing or refinancing for the Fund’s Portfolio Companies on a timely basis, whether on a basis that is satisfactory to the Fund or at all.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The Sub-Adviser may cause the Fund to purchase insurance for the benefit of the Fund, the Sub-Adviser and their employees, affiliates, agents and representatives with respect to related Fund matters. Any insurance policy purchased by or on behalf of the Fund (including policies covering the Fund, the Sub-Adviser and other funds and accounts) may provide coverage for situations where the Fund would not provide indemnification, including situations involving culpable conduct by the Sub-Adviser. Nonetheless, the Fund’s share of the fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations, and for the avoidance of doubt, the unavailability of exculpation or indemnification described herein will not preclude any Indemnified Person from recovering under any insurance policy whose cost is borne by the Fund.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Sub-Adviser or the Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a registered closed-end fund may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable 1940 Act regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Sub-Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Sub-Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Sub-Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Sub-Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Sub-Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Sub-Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Sub-Adviser or the Administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Further, the per share amount of distributions on Class S, Class D and Class I shares may differ because of different allocations of class-specific expenses. For example, distributions on Class S and Class D shares will be lower than on Class I shares because Class S and Class D shares are subject to different shareholder servicing and/or distribution fees. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Sub-Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. Declines in the market value of ABS and mortgage-backed securities (“MBS”), especially those backed by subprime mortgages, were associated with significant market events resulting in the financial crisis of the late 2000s and the subsequent regulatory and market responses to the financial crisis. Increasing credit and valuation problems in the subprime mortgage market generated extreme volatility and illiquidity in the markets for Portfolio Companies directly or indirectly exposed to subprime mortgage loans. This volatility and illiquidity extended to the global credit and equity markets generally, and, in particular, to the high-yield bond and loan markets, exacerbated by, among other things, uncertainty regarding the extent of problems in the mortgage industry and the degree of exposure of financial institutions and others, decreased risk tolerance by investors and significantly tightened availability of credit. Except for agency RMBS, and despite modest increases in non-agency RMBS issuance, the market for RMBS has not significantly recovered (relative to the pre-financial crisis market) from these conditions and it is difficult to predict if or when the non-agency RMBS market will recover from such conditions. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that the Sub-Adviser may have potentially utilized for purposes of finding attractive investments. Additionally, Apollo may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and/or from time to time restrict or otherwise limit the ability of the Fund to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Apollo, either as result of contractual restrictions or otherwise. Finally, Apollo has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.

As part of its regular business, Apollo provides a broad range of services other than those provided by the Sub-Adviser, including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Apollo may provide services in the future beyond those currently provided. The Fund will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Apollo would typically require Apollo to act exclusively on its behalf. This request may preclude all of Apollo clients (including the Fund) from participating in related transactions that would otherwise be suitable. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its other businesses, Apollo will likely come into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of the personnel of Apollo to use such information. For example, employees of Apollo from time to time are prohibited by law or contract from sharing information with members of the Sub-Adviser’s investment team that would be relevant to monitoring the Fund’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Apollo will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Apollo (e.g., trading may be restricted). Apollo has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Sub-Adviser will consider those relationships, and may decline to participate in a transaction as a result of such relationships. The Fund may also co invest with clients of Apollo in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Sub-Adviser with respect to such investments. The Fund may be forced to sell or hold existing investments as a result of various relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses to the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

The Sub-Adviser’s ability to successfully manage the Fund depends on the Sub-Adviser’s employees and advisors. The Sub- Adviser will be relying extensively on the experience, relationships and expertise of these persons. There can be no assurance that these persons will remain with the Sub-Adviser or will otherwise continue to be able to carry on their current duties throughout the life of the Fund (which is expected to be indefinite) or that the Sub-Adviser will be able to attract and retain replacements or additional persons when needed. Additionally, investment professionals and other employees and advisors to the Sub-Adviser may not have been involved with the investment decisions and transactions made by the Sub-Adviser or any other Apollo Client described herein and may have a limited history working for Apollo. The loss of the services of one or more of these professionals could have an adverse impact on the Fund’s ability to realize its investment objectives. The Fund will also depend on the success of operating executives (including persons or entities employed, engaged or retained by Apollo) in supplementing the Fund’s investment team, among other things, in sourcing investment opportunities, in transaction analysis and due diligence, and with asset management, managerial and operational skills as appropriate for the assets in question. Certain industry executives, advisors, consultants and operating executives may be exclusive to Apollo or the Fund and could be employees of Apollo, but may not have the same compensation incentives as the Fund’s investment team due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals, including the aspects of the transactions in which they are involved or the performance metrics upon which their compensation is based. Furthermore, certain Apollo personnel, in addition to their responsibilities on behalf of the Sub-Adviser and the Fund, are and will continue to be involved in the investment activities of other Apollo Clients, in other business activities of Apollo (including Apollo-sponsored SPACs) and their acquisition targets) and in personal investment activities. In particular, the managing partners of Apollo have established family offices to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities, and their respective involvement in such family offices will require the respective resources and attention of each such managing partner who may also have responsibilities to the Fund’s affairs.

The Fund has no employees and no separate facilities and is reliant on the Sub-Adviser, which has significant discretion as to the implementation of the Fund’s investment objective and policy. In particular, the Fund’s performance will depend on the success of the Sub-Adviser’s investment process.

Accordingly, the Fund will depend on the Sub-Adviser’s assessment of an appropriate acquisition price for, and on-going valuation of, the Fund’s investments. The acquisition price determined by the Sub-Adviser in respect of each investment position will be based on the returns that the Sub-Adviser expects the investment to generate, based on, among other things, the Sub-Adviser’s assessment of the nature of the investment and the relevant collateral, security position, risk profile and historical default rates of the position and supply and demand in the secondary loan market. Each of these factors involves subjective judgments and forward-looking determinations by the Sub-Adviser. If the Sub-Adviser misprices an investment (for whatever reason), the actual returns on the investment may be less than anticipated at the time of acquisition. Further, in light of the illiquidity of the investment, it may be difficult for the Fund to dispose of the investment at a price similar to the acquisition price.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital and access to funding sources unavailable to the Fund and a greater ability to achieve synergistic cost savings in respect of an investment than the Fund, the Sub-Adviser, Apollo or any of their respective affiliates. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms, including pricing, upon which portfolio investments can be made. Such competition may be particularly acute with respect to participation by the Fund in auction proceedings. To the extent that the Fund encounters competition for investments, returns to shareholders may decrease.

Based on the foregoing, there can be no assurance that the Fund will be able to identify or consummate investments that satisfy the Fund’s rate of return objectives or realize upon their values, or that the Fund will be able to invest fully its committed capital. The success of the Fund will depend on the Sub-Adviser’s ability to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of portfolio investments.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests. If participation in specific investment opportunities is appropriate for both the Fund and one or more other Apollo Clients (or Apollo itself, such as an Apollo-sponsored SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective. Such considerations may result in allocations of certain investments among the Fund and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly-formed Apollo Client established for a particular investment. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo rather than to Apollo Clients and (ii) a newly-formed Apollo Client created for a particular investment opportunity or otherwise, and Apollo expects to allocate certain opportunities in a similar manner in the future. It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund). It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund).

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of five trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in 2016, for the purpose of advising the Fund. The Adviser is an affiliate of Apollo.

Under the general supervision of the Fund’s Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, determine which securities should be purchased, sold or exchanged, which may be delegated to the Sub-Adviser as described in this Prospectus. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.60% and 3.35% per annum of the Fund’s average daily net assets attributable to Class A and Class C, respectively (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion.

Shareholders will also pay a pro rata share of asset-based and performance fees associated with the underlying funds in which the Fund invests.

Investment Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund. In return for its services, the Adviser has agreed to pay the Sub-Adviser as compensation under the Investment Sub-Advisory Agreement a quarterly fee computed at the annual rate of the daily net assets as set forth below. The Sub-Adviser is compensated by the Adviser out of advisory fees paid by the Fund to the Adviser; the Fund does not compensate the Sub-Adviser. A discussion regarding the basis for the Board’s approval of the Fund’s Investment Sub-Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets
$0 to $250M	0.75%
$250M to $500M	0.65%
$500M to $1B	0.60%
Over $1 Billion	0.55%

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

Earl Hunt — Partner, Credit. Mr. Hunt has been with Apollo Global Management, Inc. and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs. He also served as a member of Goldman Sachs’s Partnership Committee, Global Markets Operating Committee, and was co-chair of the Global Markets Inclusion and Diversity Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales in the Leveraged Finance Sales Group at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Chris Lahoud — Partner, Credit. Mr. Lahoud is a Partner within Opportunistic Credit, focusing on liquid stressed/distressed credit and work-out situations. Before joining Apollo in 2018, Mr. Lahoud was a Managing Director at Deutsche Bank from July 2011 to July 2018, during which time he ran the Distressed Product Group, responsible for distressed trading, research and sourcing. Prior to that, Mr. Lahoud was an Associate at Citigroup from July 2006 to June 2011. Mr. Lahoud graduated from the University of Richmond with a degree in Accounting, Economics and Finance.

Jim Vanek — Partner, Credit. Mr. Vanek is a Partner and the Co-Head of Apollo’s Global Performing Credit business. Prior to joining Apollo in 2008, Mr. Vanek was an Associate Director, Loan Sales & Trading in the Leveraged Finance Group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek received his MBA from Columbia Business School and graduated from Duke University with a Bachelor of Science in Economics and a Bachelor of Arts in Computer Science.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as Transfer Agent.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”), located at 601 Travis Street, 16th Floor, Houston, Texas 77002, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

ALPS is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. DST is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees, (xiii) investment-related expenses, incurred in connection with identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring investments, whether or not completed, including fees and other compensation payable to third parties in connection therewith and travel expenses incurred by the Sub-Adviser or its affiliates incurred in connection with the Fund’s affairs, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares. The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund.

Class A and Class C shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the respective share class. In addition, Class C shares are subject to a 0.75% distribution fee. Class C shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class C shares and is payable on a monthly basis.

The Fund paid organizational costs and offering expenses incurred with respect to the offering of its shares from the proceeds of the offering. For tax purposes, offering costs cannot be deducted by the Fund or the Fund’s shareholders. Therefore, for tax purposes, the expenses incident to the offering will be deferred and amortized to expense over a 12 month period, such that deferred offering costs will be zero at the completion of the first year of operations, and expenses incident to the issuance of shares by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 4, 2022, no entity or person beneficially owned 25% or more of the outstanding Class A and Class C shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any. The Fund’s net asset value per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

Portfolio securities held by the Fund are valued at their current market values determined on the basis of market or dealer quotations from independent pricing services approved by the Board. If market or dealer quotations are not readily available or deemed unreliable, the Board will determine in good faith, the fair value of such securities. For securities that are fair valued in ordinary course of Fund operations, the Board has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. In determining the fair value of a security for which there are no readily available market or dealer quotations, the Adviser and Sub-Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; the enterprise value of the portfolio company; the portfolio company’s ability to make payments and its earnings and discounted cash flow, comparison to the values and current pricing of publicly traded securities that have comparable characteristics; comparison to publicly traded securities including factors such as yield, maturity, and credit quality; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. The Fund has also retained the services of third-party valuation firms to review valuations of certain securities for which market or dealer quotations are unavailable or deemed unreliable and to assist in determining fair value where applicable, however, the ultimate determination of fair value will be made by the Board and not by such third-party valuation firm. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of net asset value have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund at times when the Fund is not open for business. As a result, the Fund’s net asset value may change at times when it is not possible to purchase or sell shares of the Fund.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Sub-Adviser has adopted policies and procedures and has structured its portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts. In addition, certain conflicts of interest may arise from the Sub-Adviser’s arrangements with affiliated investment advisers.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at net asset value no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares for each share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The current NAV may be obtained by calling 1-888-926-2688 and asking for the most current NAV per share or by visiting www.apollodiversifiedcreditfund.com. The shares of the Fund are not traded on any organized market or securities exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Contingent Deferred Sales Charge

Selling brokers, or other financial intermediaries that have entered into selling and/or intermediary agreements with the Distributor may receive a commission of up to 1.00% of the purchase price of Class C shares.

Class C shareholders who tender for repurchase of such shareholder’s Class C shares such that they will have been held less than 365 days after purchase, as of the time of repurchase, will be subject to a contingent deferred sales charge of 1.00% of the original purchase price. The Fund or its designee may waive the imposition of the contingent deferred sales charge in the following situations: (1) shareholder death or (2) shareholder disability. Any such waiver does not imply that the contingent deferred sales charge will be waived at any time in the future or that such contingent deferred sales charge will be waived for any other shareholder. Class A shares are not subject to a contingent deferred sales charge.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. If a shareholder owns less than one hundred (100) shares through a financial intermediary, financial adviser, or broker/dealer (“Financial Intermediary”) and tenders all shares for repurchase, and those shares are held by a Financial Intermediary in an omnibus account, it may not be possible for those shares to be redeemed in full prior to any proration of repurchase requests received from all other shareholders. Therefore, in that situation, those shareholders may not be fully redeemed, and may continue to hold shares in the Fund through the Financial Intermediary. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Quarterly Distribution Policy

The Fund intends to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. If a quarter begins on a Saturday, Sunday, or holiday, dividends for those days are accrued and distributed at the end of the preceding quarter. Income dividends begin accruing the day after a purchase is processed by the Fund or its agents. If shares are redeemed, you will receive all dividends accrued through the day the redemption is processed by the Fund or its agents. Distributions of net capital gains are normally accrued and distributed in December. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time. If necessary, dividends and net capital gains may be distributed at other times as well. If, for any quarterly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. To the extent that quarterly distributions are a return of capital to shareholders, these are not dividends and are simply a return of the amounts that shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares, which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital.

Distributions, other than daily income dividends, are paid to shareholders as of the record date of a distribution of the Fund, regardless of how long the shares have been held. Undistributed income and net capital gains are included in the Fund’s NAV. You should be aware that distributions from a taxable mutual fund do not increase the value of your investment and may create income tax obligations.

Unless the registered owner of shares elects to receive cash, all dividends distributed on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, if applicable, at www.apollodiversifiedcreditfund.com or the Fund’s semi-annual or annual reports filed with the SEC for the sources of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

Distributions are made at the class level, so they may vary from class to class within the Fund. The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan administered by DST Systems, Inc. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment plan. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s net asset value per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number 1-888-926-2688.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2016. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Fund currently offers six different classes of shares: Class A, Class C, Class I, Class F, Class L, and Class M shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each share class may be different. The fees and expenses for the Class A and Class C shares of the Fund are set forth in “Summary of Fund Expenses”. Further, the quarterly distributions paid to shareholders, if any, will vary for each share class based on different expenses for such classes. Certain share class details are set forth in “Plan of Distribution”.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of April 4, 2022:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	2,907,700
Class C Shares	Unlimited	None	3,333,449
Class I Shares	Unlimited	None	18,339,106
Class F Shares	Unlimited	None	858,366
Class L Shares	Unlimited	None	570,260
Class M Shares	Unlimited	None	9,999

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. DST will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Other Classes of Shares. The Fund offers Class I, Class F, Class M, and Class L shares by separate prospectuses. Class I shares are subject to higher investment minimums, but are not subject to sales charges, distribution or shareholders servicing fees. Class M shares are subject to distribution fees and are offered only through certain platforms. Class L shares are subject to sales charges, shareholders servicing fees and distribution fees and are offered only through certain platforms. Class F shares are available solely to shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s shares are offered for sale through the Distributor at net asset value plus the applicable sales load. The Distributor also may enter into agreements with financial intermediaries for the sale and servicing of the Fund’s shares. In reliance on Rule 415, the Fund intends to offer to sell its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the purchase of the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class C shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class C shares and is payable on a monthly basis. Class A shares are not currently subject to a Distribution Fee.

The Distributor has entered into a “wholesale marketing” agreement with Griffin Capital Securities, LLC (“Griffin Capital Securities”), a registered broker-dealer and an affiliate of the Adviser and Sub-Adviser. Pursuant to the terms of the wholesale marketing agreement, Griffin Capital Securities seeks to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to; regional and independent retail broker-dealers, wirehouses, and registered investment advisers.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to the intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Apollo Diversified Credit Fund to:

Apollo Diversified Credit Fund
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $5.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-888-926-2688 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: DST Systems, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Apollo Diversified Credit Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact DST to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 for regular accounts and $50 for retirement accounts on specified days of each month into your established Fund account. Please contact the Fund at 1-888-926-2688 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-888-926-2688. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, DST Systems, Inc. will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call DST Systems, Inc. at 1-888-926-2688 for additional assistance when completing an application.

If DST does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial purchase by an investor is $2,500 for regular accounts and $1,000 for retirement plan accounts. The Fund reserves the right to waive investment minimums. The Fund’s shares are offered for sale through its Distributor at net asset value plus the applicable sales load. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class A Shares

Investors purchasing Class A shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 5.75%, as set forth in the table below. A reallowance to participating broker-dealers will be made by the Distributor from the sales load paid by each investor. A portion of the sales load, up to 0.75%, is paid to the Fund’s dealer manager (the “Dealer Manager Fee”). The following sales loads apply to your purchases of shares of the Fund:

Amount Purchased	Dealer Reallowance*	Dealer Manager Fee	Sales Load as % of Offering Price	Sales Load as % of Amount Invested
Under $100,000	5.00%	0.75%	5.75%	6.10%
$100,000-$249,999	4.00%	0.75%	4.75%	4.99%
$250,000-$499,999	3.00%	0.75%	3.75%	3.90%
$500,000-$999,999	2.00%	0.50%	2.50%	2.56%
$1,000,000 and Above	1.00%	0.00%	0.00%	0.00%**

*	Gross Dealer Concession paid to participating broker-dealers.

**	Selling brokers, or other financial intermediaries that have entered into selling and/or intermediary agreements with the Distributor may receive a commission of up to 1.00% of the purchase price of Class A shares.

You may be able to buy Class A shares without a sales charge (i.e., “load-waived”) when you are:

●	reinvesting dividends or distributions;

●	a current or former director or Trustee of the Fund;

●	an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of the Fund’s Adviser, Sub-Adviser, or their affiliates, or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Fund’s Adviser;

●	purchasing shares through a financial services firm that has a special arrangement with the Fund;

●	participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services; or

●	exchanging an investment in Class A (or equivalent type) shares of another fund for an investment in the Fund.

In addition, concurrent purchases of Class A by related accounts may be combined to determine the application of the sales load (i.e., available breakpoints or volume discounts). The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the sales load.

It is the responsibility of the investor (or, if applicable, the investor’s financial intermediary) to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class A shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class A shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

●	an individual;

●	an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

●	a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Internal Revenue Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify your broker or the Fund’s Transfer Agent, as applicable, at the time of your purchase. You will need to give your broker or the Fund’s Transfer Agent, as applicable, your account numbers. Existing holdings of family members or other related accounts of a shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Class A shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales charge reduction, you also may include (1) the cost of Class A shares of the Fund which were previously purchased at a price including a front end sales charge during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other Funds you currently own acquired in exchange for Class A shares, respectively, the Fund purchased during that period at a price including a front-end sales charge. You may combine purchases and exchanges by family members (limited to spouse and children, under the age of 21, living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any financial intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

Class C Shares

Class C shares are sold at the prevailing NAV per Class C share and are not subject to any upfront sales charge; however, the following are additional features that should be taken into account when purchasing Class C shares:

●	a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums);

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class C shares;

●	a Distribution Fee which will accrue at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to Class C shares; and

●	a contingent deferred sales charge equal to 1.00% of the original purchase price of Class C shares repurchased by the Fund for repurchases of Class C shares held less than 365 days following such shareholder’s initial purchase.

The Distributor pays 1% of the amount invested to broker-dealers who sell Class C shares. The Adviser or an affiliate reimburses the Distributor for monies advanced to broker-dealers. Because Class C shares of the Fund are sold at the prevailing NAV per Class C share without an upfront sales load, the entire amount of your purchase is invested immediately.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class A and Class C shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to Class A and Class C shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class A and Class C shares, respectively.

Distribution Plan

The Fund, with respect to its Class C shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of Class C shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under a Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.75% of average daily net assets attributable to Class C shares.

LEGAL MATTERS

Richards, Layton & Finger. P.A., Wilmington, Delaware. Simpson Thacher & Bartlett LLP, Washington, D.C., acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund prepares unaudited semi-annual and audited annual shareholder reports, including a list of investments held.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-888-926-2688 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-211845). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	16
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	24
Control Persons and Principal Holders	24
Investment Advisory and Other Services	25
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	53
Independent Registered Public Accounting Firm	54
Financial Statements	54
Appendix A – Apollo Capital Credit Adviser, LLC Proxy Voting Policies and Procedures	55
Appendix B – Apollo Proxy Voting Policies and Procedures	58

NOTICE OF PRIVACY POLICY & PRACTICES

The Apollo Diversified Credit Fund (the “Fund”) is committed to maintaining the confidentiality, integrity, and security of your nonpublic personal information (“NPI”). When you provide personal information, the Fund believes that you should be aware of policies utilized to protect the confidentiality of that information. The Fund needs to share your NPI to conduct everyday business. The following information is intended to help you understand what NPI we collect, how we protect your NPI from unauthorized access and why the Fund may share your NPI with other affiliated and non-affiliated parties.

The Fund collects the following nonpublic personal information about you:

●	Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income, and date of birth; and

●	Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

How does the Fund protect your nonpublic personal information?

To protect your personal information from unauthorized access and use, the Fund maintains physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI. These measures include computer safeguards and secured files and buildings.

What does the Fund do with your personal information?

The Fund does not permit use of your personal information for any joint marketing or non-business purpose. Further, the Fund does not permit the disclosure of your personal information to non-affiliated parties for marketing purposes. The Fund may, however, disclose your personal information to comply with regulatory requirements, court orders or other legal requirements.

Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to affiliated parties, except as permitted by applicable law or regulation and as described herein. The Fund may, for example, share NPI with personnel of the Fund’s investment adviser and affiliated broker-dealer which also serves as the Fund’s exclusive wholesale marketing agent. The Fund shares NPI with its affiliates for business purposes only in an effort to service your account(s) which includes, but is not limited to, assisting in processing your transactions, inquiring about your transactions and experience, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). The Fund’s affiliated parties that receive your NPI are required to protect your NPI, provide it only to personnel who need and use it solely for the purpose for which they received it. The Fund and its affiliated parties that receive your NPI maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Non-Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to non-affiliated third parties, except as permitted by applicable law or regulation and as described herein. The Fund may share NPI with non-affiliated service providers and their employees, including the Fund’s administrator, transfer agent, distributor, proxy solicitors and legal counsel, among others. The Fund shares NPI with its non-affiliated service providers to service your account(s) including, but not limited to, processing your transactions, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). These non-affiliated service providers are required to protect your NPI and use it solely for the purpose for which they received it. The non-affiliated service providers are required to maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Apollo Diversified Credit Fund
Class A Shares (CRDTX) and Class C Shares (CGCCX) of Beneficial Interest

PROSPECTUS
May 1, 2022, as amended May 2, 2022

Investment Adviser
Apollo Capital Credit Adviser, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CF-184100

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2022, as amended May 2, 2022

APOLLO DIVERSIFIED CREDIT FUND

Class A Shares (CRDTX) and Class C Shares (CGCCX) of Beneficial Interest

Principal Executive Offices

 9 W 57th St, New York, NY 10019

 1-888-926-2688

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class A and Class C prospectus of Apollo Diversified Credit Fund, dated May 1, 2022, as amended May 2, 2022 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 1-888-926-2688 or by visiting https://www.apollodiversifiedcreditfund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	16
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	24
Control Persons and Principal Holders	24
Investment Advisory and Other Services	25
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	53
Independent Registered Public Accounting Firm	54
Financial Statements	54
Appendix A	54
Appendix B	58

 ii

General Information and History

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund (the “Fund” or the “Trust”). The Fund was organized as a Delaware statutory trust on April 5, 2016. Prior to May 2, 2022, the Fund was known as the Griffin Institutional Credit Access Fund. The Fund’s principal office is located at c/o Apollo Capital Credit Adviser, LLC, 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class A and Class C shares. Information on Class I, Class F and Class L shares is available in a separate Statement of Additional Information. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may be subject to different (or no) sales loads, (ii) each class of shares may bear different (or no) distribution and shareholder servicing fees; (iii) each class of shares may have different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees’ fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Fund’s Board of Trustees may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

Investment Objective and Policies

Investment Objective

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)	Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.

(4)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)	Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6)	Purchase or sell commodities, commodity contracts, including commodity futures contracts, to the full extent permitted by the 1940 Act and in accordance with the rules of the Commodity Futures Trading Commission, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)	Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)	Make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets.

Other Fundamental Policies

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

With respect to fundamental policy (5) above, the Fund’s policy not to invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry includes originating loans to borrowers in the same industry. In addition, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund invests in a range of secured and unsecured debt obligations, which may be syndicated, consisting of U.S. high yield securities, collateralized loan obligations, global high yield securities and other fixed-income and fixed-income related securities, including direct originated debt obligations, non-performing loans, exchange-traded funds (“ETFs”), Index Funds and other corporate debt investments. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”). The Sub-Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Fund’s Board of Trustees. Additional information regarding the types of securities and financial instruments is set forth below.

Other Investment Companies

The Fund may invest in securities of other investment companies, including ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund. The Fund’s investments in other investment companies are subject to statutory limitations prescribed by the 1940 Act, including in certain circumstances a prohibition on the Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund’s total assets in securities of any one investment company or more than 10% of its total assets in the securities of all investment companies. In addition, Rule 12d1-4 of the 1940 Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by the Fund if (i) the Fund does not control the acquired fund; (ii) the Fund uses mirror voting if it holds more than 25% of an acquired open-end fund due to a decrease in the outstanding securities of the acquired fund and if it holds more than 10% of a closed-end fund; (iii) the Adviser and the investment adviser to the acquired fund make certain findings regarding the fund of funds arrangement, after considering specific factors; (iv) the Fund and acquired funds not advised by the Adviser have entered into an agreement prior to exceeding the limits of section 12(d)(1); and (v) the Fund is not part of a three tiered or more fund of funds structure. Many ETFs, however, have obtained exemptive relief from the SEC to permit unaffiliated funds (such as the Fund) to invest in their shares beyond these statutory limits, subject to certain conditions and pursuant to contractual arrangements between the ETFs and the investing funds. The Fund may rely on these exemptive orders in investing in ETFs.

ETFs are shares of unaffiliated investment companies issuing shares that are traded like traditional equity securities on a national stock exchange. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. The price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s net asset value; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund’s shares could also be substantially and adversely affected.

Although not a principal investment strategy, the Fund may invest up to 15% of its assets in private funds employing hedging strategies (commonly known as “hedge funds”, i.e., investment funds that would be investment companies but for the exemptions under Rule 3(c)(1) or 3(c)(7) under the 1940 Act). Among other things, the hedge funds may invest in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Hedge funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the “1933 Act”), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors hedge funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

Typically, investment managers of hedge funds are compensated through asset-based fees and incentive-based allocations. The hedge funds employ a variety of “alternative” investment strategies to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns) with low correlation to the broad equity and fixed-income markets. “Alternative” investment strategies, unlike “relative return strategies,” are generally managed without reference to the performance of equity, debt and other markets. Alternative investment strategies permit the managers of hedge funds to use leveraged or short sale positions to take advantage of perceived inefficiencies in the global capital markets. Alternative investment strategies differ from the investment programs of traditional registered investment companies, such as mutual funds. “Traditional” investment companies are generally characterized by long-only investments and restricted use of leverage.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. real estate companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

Eurozone Risk. The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

Brexit Risk. The Fund may invest a portion of its capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the United Kingdom (“U.K.”). The government of the U.K. held an “in-or-out” referendum on the U.K.’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the U.K. from the EU (“Brexit”). The U.K. gave formal notice of its intention to withdraw from the EU in March 2019 and entered into negotiations with the European Commission to agree to terms for the U.K.’s withdrawal from the EU. Negotiations between the U.K. and the European Commission have been ongoing and the European Commission has granted several extensions to the U.K. The uncertainty in the wake of the referendum could have a negative impact on both the U.K. economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-US issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. As such, the Fund may make investments that are denominated in British pound sterling or Euros. The Fund’s assets are valued in US dollars, and the depreciation of the British pound sterling and/or the Euro in relation to the US dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British pound sterling or Euros that are not fully hedged regardless of the performance of the underlying issuer. Global central banks may maintain historically low interest rates longer than was anticipated prior to the Brexit vote, which could adversely affect the Fund’s income and its level of distributions.

Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high-quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Sub-Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high-quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund’s portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques that the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. In connection with its management of the Fund, the Adviser has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it is not subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, total return swaps on individual debt securities, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, in a particular security, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Equity Securities

The Fund may purchase equity securities from time to time. Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company’s business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company’s success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company’s success or lack of success through increases or decreases in the value of the company’s shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

The value of equity securities, including common stocks, preferred stocks and convertible stocks, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. In the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of holders of common stock and are likely to have varying types of priority over holders of preferred and convertible stock.

Direct Lending Transactions in which the Fund is the Sole Lender

To the extent the Fund is the sole lender in a direct lending transaction, it may be solely responsible for the expense of servicing such debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt. The Fund may also be exposed to credit risk when it originates loans, which is the risk that borrowers will not make payments, resulting in losses to the Fund.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The Fund will also execute a portion of its strategy by investing in a wholly-owned and controlled Cayman subsidiary (the “NPL Subsidiary”), which invests the majority of its assets in non-performing loans (“NPLs”) subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will execute a portion of its strategy by investing in a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries and the NPL Subsidiary, the “Subsidiaries”), which acts as the borrower of a revolving credit facility subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. As a result, the Fund may be considered to be investing indirectly in these investments through the Subsidiaries. For that reason, and for the sake of convenience, references in this Statement of Additional Information to the Fund may also include the Subsidiaries.

The Subsidiaries will not be registered under the 1940 Act but, will be subject to certain of the investor protections of that Act, as noted in this Statement of Additional Information. The Fund, as the sole member of the Subsidiaries, will not have all of the protections offered to investors in registered investment companies. However, since the Fund wholly owns and controls the Subsidiaries, and the Fund, the NPL Subsidiary, and the Financing Subsidiary are each managed by the Adviser and Sub-Adviser, it is unlikely that the Subsidiaries will take action contrary to the interests of the Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as the sole member of the Subsidiaries. Also, in managing the NPL Subsidiary’s and Financing Subsidiary’s respective portfolios, the Adviser and Sub-Adviser will be subject to the same investment restrictions and operational guidelines that apply to the management of the Fund.

Changes in the laws of the United States and/or the Cayman Islands, under which the Fund, the Single-Asset Subsidiaries, the NPL Subsidiary, and the Financing Subsidiary, respectively, are organized, could result in the inability of the Fund and/or the Subsidiaries to operate as described in this Statement of Additional Information and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the NPL Subsidiary. If Cayman Islands law changes such that the NPL Subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

Credit Facility

The Fund and/or its Financing Subsidiary utilizes leverage including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

Repurchases and Transfers of Shares

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.

2.	The repurchase offers will be made in March, June, September and December of each year.

3.	The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.	The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. However, a Class C shareholder who tenders for repurchase of such shareholder’s Class C shares during the first 365 days following such shareholder’s initial capital contribution, where such shares are repurchased after being held for less than 365 days, will be subject to a fee of 1.00% of the value of the original purchase price of the shares repurchased by the Fund (a “Contingent Deferred Sales Charge”). The Fund or its designee may waive the imposition of the Contingent Deferred Sales Charge in the following shareholder situations: (1) shareholder death or (2) shareholder disability. Any such waiver does not imply that the Contingent Deferred Sales Charge will be waived at any time in the future or that such Contingent Deferred Sales Charge will be waived for any other shareholder. Class A shares are not subject to a Contingent Deferred Sales Charge. The Fund may rely on Rule 23c-3 only so long as the Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board of Trustees shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;

2.	Any fees applicable to such repurchase, if any;

3.	The Repurchase Offer Amount;

4.	The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;

6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;

7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;

8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;

9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and

10.	The market price, if any, of the shares on the date on which such net asset value was computed, and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.	Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 shares and who tender all of their stock for repurchase, before prorating shares tendered by others, or

2.	Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code;

2.	If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.	For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.	For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

Computing Net Asset Value: The Fund’s current net asset value per share (“NAV”) shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board of Trustees. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;

2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or

3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board of Trustees shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board of Trustees may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board of Trustees has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:

(a)	The frequency of trades and quotes for the security.

(b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.

(c)	Dealer undertakings to make a market in the security.

(d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).

(e)	The size of the fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

2.	If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board of Trustees meeting.

3.	The Board of Trustees shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.

4.	These procedures may be modified as the Board deems necessary.

Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.

2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:

a.	the number of repurchase offers,

b.	the repurchase offer amount and the amount tendered in each repurchase offer, and

c.	the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with FINRA or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys and accountants’ fees, incurred by the Fund in connection with such transfer.

Management of the Fund

The Board of Trustees (the “Board” or “Trustees”) has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of five individuals, one of whom is an “interested person” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Interested Trustees”) and four of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

Board Leadership Structure Earl Hunt is the Chairman of the Board of Trustees. Under the Trust’s Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chairman, the chair of the Audit Committee, the chair of the Governance Committee, and, as an entity, the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and each shareholder.

Earl Hunt may be deemed to be an interested person of the Trust by virtue of his senior management role at the Adviser. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund. The Independent Trustees (as defined herein) exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the trustee happens to be independent or a member of management. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. The Independent Trustees also meet quarterly in executive session without Mr. Hunt. In view of the small size of the Board, the Independent Trustees have not designated any single trustee to be the lead Independent Trustee at this time.

Board Risk Oversight The Board of Trustees is comprised of four trustees, three of whom are Independent Trustees. The Board has established an independent Audit Committee with a separate chair and an independent Governance Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

Following is a list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years. Unless otherwise noted, the address of each Trustee and Officer is 9 W 57th St, New York, NY 10019

Independent Trustees

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Meredith Coffey (1968)	Trustee since 2022	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher (1985)	Trustee since 2022	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter (1983)	Trustee since 2022	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen (1960)	Trustee since 2022	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.	1

Director,

MicroStrategy

Inc. (2002-

present); Director,

Apollo Senior

Floating Rate

Fund Inc. (2011-

present); Director,

Apollo Tactical

Income Fund Inc.

(2013-present);

Director, Berry

Global Inc. (2013-

present); Director,

Apollo Debt

Solutions, BDC

(2021-present).

Interested Trustees and Officers

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Earl Hunt (1981)	Chairman, Trustee, and President since 2022	Mr. Hunt joined Apollo Global Management, Inc. and its consolidated subsidiaries in 2021. From 2015 to 2021, Mr. Hunt served as a Partner in the Global Markets division at Goldman Sachs. He also was a member of Goldman Sach’s Partnership Committee, Global Markets Operating Committee and was co-chair of the Global Markets Inclusion and Diversity Committee.	1	Director, Apollo Debt Solutions, BDC (2021-present).

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Kenneth Seifert (1978)	Treasurer and Chief Financial Officer Since 2022	Controller, Principal and Director, Apollo Capital Management, L.P. since 2021 and 2017, respectively. Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund and Apollo Tactical Income Fund since 2021, controller 2017-2021.	N/A	N/A
Kristin Hester (1980)	Chief Legal Officer and Secretary since 2022	Senior Counsel, Apollo Global Management, Inc., 2015 - present; General Counsel, Apollo Investment Corporation, 2020 – present.	N/A	N/A
Ryan Del Giudice (1990)	Chief Compliance Officer Since 2018, Vice President and Assistant Secretary Since 2020	Principal, Apollo Global Management, Inc. 2022-present. Chief Compliance Officer of Apollo Diversified Real Estate Fund since 2018 and Vice President and Assistant Secretary since 2020. Chief Compliance Officer, Apollo Real Estate Fund Adviser, LLC and Apollo Capital Credit Adviser, LLC 2018-2022. Vice President, Cipperman Compliance Services, LLC, 2015-2017.	N/A	N/A

*	The term of office for each Trustee and officer listed above will continue indefinitely.

**	The term “Fund Complex” refers to the Trust.

Board Committees

The Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held seven meetings.

Governance Committee

The Board has a Governance Committee that consists of all the Independent Trustees. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee generally will consider shareholder nominees to the extent required pursuant to rules under the Securities Exchange Act of 1934. The Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Governance Committee. The Governance Committee meets to consider nominees as is necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

Trustee Ownership

The following table indicates the dollar range of equity securities that each prior Trustee beneficially owned in the Fund as of December 31, 2021. The Fund’s current Trustees did not own any shares of the Fund as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robb Chapin	None	None
Ira Cohen	None	None
Nathan Headrick	None	None
Kevin Shields	Over $100,000*	Over $100,000*
Dr. Randy Anderson	Over $100,000*	Over $100,000*

*	Includes shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned and controlled by Mr. Shields. Dr. Anderson holds minority profit interests in Griffin Capital, LLC. Griffin Capital, LLC is the indirect parent company of Griffin Capital Vertical Partners, L.P., which owned shares in the Fund.

Compensation

As of December 14, 2021, each Independent Trustee receives an annual retainer of $42,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Chair of the Audit Committee receives an additional $15,750 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

Prior to December 14, 2021, each Independent Trustee received an annual retainer of $40,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Independent Trustees also received $2,000 per special meeting related to the sale of the Adviser’s parent company. The Chair of the Audit Committee received an additional $15,000 annually. None of the executive officers, with the exception of the Chief Compliance Officer, received compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and were not paid by the Fund for serving in such capacities.

The table below details the amount of compensation the prior Trustees received from the Trust during the fiscal year ended December 31, 2021. The Fund’s current Trustees did not receive any compensation from the Fund as of December 31, 2021. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Robb Chapin	$41,000	None	None	$41,000
Ira Cohen	$56,000	None	None	$56,000
Nathan Headrick	$41,000	None	None	$41,000

Organization and Management of Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in Subsidiaries.

The Single-Asset Subsidiaries will be limited liability companies controlled by the Fund and organized under Delaware law. The Fund will be the sole or controlling member of the Single-Asset Subsidiaries.

The Financing Subsidiary is a single member limited liability company organized under Delaware law. The Fund is the sole member of the Financing Subsidiary.

Managers. The Fund is the sole member of the Financing Subsidiary. The Independent Trustees also serve as the managers of the Financing Subsidiary.

The Financing Subsidiary has entered into a separate contract with each of the Adviser and Sub-Adviser for the management of the Financing Subsidiary’s portfolio, without compensation. The Financing Subsidiary has also entered into arrangements with the Trust's custodian to serve as the Financing Subsidiary’s custodian and with the Trust’s transfer agent, fund accountant and administrator to serve the Financing Subsidiary in the same capacity. The Financing Subsidiary has adopted compliance policies and procedures that are substantially similar to the policies and procedures adopted by the Fund. The Trust's Chief Compliance Officer oversees implementation of the Financing Subsidiary’s policies and procedures, and makes periodic reports to the Board regarding the Financing Subsidiary’s compliance with its policies and procedures.

The Financing Subsidiary does not pay a fee to the Adviser or Sub-Adviser for their services. The Financing Subsidiary will bear the fees and expenses incurred in connection with the custody, transfer agency, fund accounting, and administration services that it receives. The Fund expects that the expenses borne by its Financing Subsidiary will not be material in relation to the value of the Fund's assets. It is also anticipated that the Fund's own expense will be reduced to some extent as a result of the payment of such expenses at the Financing Subsidiary level. It is therefore expected that the Fund's investment in the Financing Subsidiary will not result in the Fund paying duplicative fees for similar services provided to the Fund and the Financing Subsidiary.

Codes of Ethics

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Code of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Code of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Adviser and the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Adviser and Sub-Adviser and a record of each proxy voted by the Adviser and the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser or Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Adviser or the Sub-Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Adviser’s and the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A and Appendix B, respectively.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-888-926-2688; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 1-888-926-2688 and will be sent within three business days of receipt of a request.

Control Persons and Principal Holders

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of April 4, 2022, no entity or person owned of record or beneficially 5% or more of the outstanding Class C shares of the Fund. As of April 4, 2022, the name, address and percentage of ownership of each entity or person that owned of record or beneficially 5% or more of the outstanding Class A shares of the Fund are as follows:

Class A
Name and Address	Percentage Owned	Type of Ownership
Charles Schwab & Co. Inc. Special Custody Acct. FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	26.56%	Record

Investment Advisory and Other Services

The Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a Delaware limited liability company formed in 2016 for the purpose of advising the Fund. The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries.

Under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund and will determine which securities should be purchased, sold or exchanged, as may be delegated to the Sub-Adviser as described in the Prospectus. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.60% and 3.35% per annum of the Fund’s average daily net assets attributable to Class A and Class C, respectively (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board of Trustees on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s discretion.

During the fiscal years ended December 31, 2021, December 31, 2020, December 31, 2019, the Fund paid $9,735,698, $7,487,237 and $5,222,167 in advisory fees to the Adviser, respectively. For the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser waived its advisory fees and also reimbursed Fund expenses of $6,806,375, $5,995,412 and $6,648,053 respectively.

The Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC (“Apollo” or the “Sub-Adviser”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund's investment portfolio. Apollo is located at 9 West 57th Street, New York, NY 10019.

Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and Apollo. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. The fee table is as follows:

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets Managed by Apollo

$0 - $250M	0.75%
$250M - $500M	0.65%
$500M – $1 Billion	0.60%
Over $1 Billion	0.55%

Prior to April 1, 2022, the Adviser had engaged BCSF Advisors, LP (“BCSF”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund's investment portfolio. Under the terms of the sub-advisory agreement with BCSF, the Adviser compensated BCSF based on a portion of the Fund’s average daily net assets that had been allocated to BCSF to manage. Fees paid to BCSF were not an expense of the Fund. The fee table for BCSF is the same as that for Apollo. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser paid $3,396,641, $2,743,300 and $1,775,934 in fees to BCSF, respectively.

Potential Conflicts of Interest - Adviser

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Affiliated Investment Vehicles”). The Fund has no interest in these activities. Personnel of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Affiliated Investment Vehicles. Such personnel of the Adviser devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

Potential Conflicts of Interest – Sub-Adviser

The Sub-Adviser, Apollo Global Management, Inc. and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Sub-Adviser provide to us. These conflicts will arise primarily from the Firm, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect all material conflicts known to the Fund at the time of this filing.

Apollo sponsors, manages or advises and will continue to sponsor, manage or advise other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the Sub-Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”). Apollo will continue to sponsor, manage or advise new Apollo Clients, whether alone or partnering with others, and will continue to maintain, develop, expand or monetize its investment and advisory and related businesses.

Certain current Apollo Clients have, and certain future Apollo Clients are expected to have, investment mandates that overlap, either substantially or in part, with that of the Fund, and Apollo expects that the universe of potential investments and other activities of Apollo’s business could overlap with the investments and activities of the Fund, each of which, as a result, is expected to create conflicts of interest. For clarification, Apollo Clients will not include (a) any alternative investment vehicle, special purpose vehicle, subsidiary of the Fund, vehicles established to structure a co-investment, master, joint or commingled account or investment vehicle, joint venture or other person through which the Fund can make an investment or group of investments or (b) any investment and any portfolio investment or investment of any other Apollo Client or Apollo and its subsidiaries, in each case subject to the 1940 Act, and unless the Adviser determines in its sole discretion that such person should be treated as an Apollo Client under the circumstances.

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. Attention is also drawn to certain risk factors (see “Risk Factors” in the prospectus) that refer to potential conflicts of interest.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Apollo Clients could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more other Apollo Clients. If participation in specific investment opportunities is appropriate for more than one Apollo Client, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant Apollo Clients. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective or be allocated its investment interest. In addition, the Sub-Adviser may in certain situations choose to consult with or obtain the consent of the Board of Trustees with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act and the Advisers Act. Such considerations have in the past resulted, and may in the future also result, in allocations of certain investment opportunities (including sourcing opportunities from Apollo’s origination platform (such investments, “Platform Investments”) among Apollo Clients and Apollo on an other than pari passu basis.

Apollo is committed to allocating investment opportunities in a manner that, over time, is on a fair and equitable basis, and Apollo has established policies and procedures to guide the determination of such allocations. Subject to applicable law, including the 1940 Act, and the Board of Trustees’ oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Apollo’s allocation policies and procedures have established: (i) the allocations committee of Apollo Global Management, Inc. (“AGM” and such committee, the “AGM Allocations Committee”) to, among other things, review: (a) questions regarding an Apollo Client’s mandate; (b) potential distressed control investments; (c) any opportunities involving potential third-party co-investors; and (d) the actions taken by subcommittees to the AGM Allocations Committee (the “Allocations Sub-Committees”) and conflicts of interest that cannot be resolved by the Allocations Sub-Committees; and (ii) allocation guidelines on which such committees generally base their allocation decisions.

Generally, an investment opportunity will be allocated to an Apollo Client if the opportunity reasonably falls within such Apollo Client’s mandate or is otherwise deemed suitable as determined by the relevant portfolio manager, investment committee, the AGM Allocations Committee or an Allocations Sub-Committee. If an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, two or more Apollo Clients and it is not possible to fully satisfy the investment interest of all such Apollo Clients, the investment opportunity generally will be allocated pro rata based on the size of each Apollo Client’s original investment interest. The size of each Apollo Client’s investment interest will be determined generally based on each Apollo Client’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

(a)  the relative actual or potential exposure of any particular Apollo Client to the type of investment opportunity in terms of its existing investment portfolio;

(b)  the investment objective of such Apollo Client;

(c)  cash availability, suitability, instructions from an Apollo Client, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

(d)  the likelihood of current income;

(e)  the size, liquidity and duration of the investment opportunity; (f) the seniority of loan and other capital structure criteria;

(f)  with respect to an investment opportunity originated by a third party, the relationships of a particular Apollo Client (or the portfolio manager) to such third party; (h) tax considerations;

(g)  regulatory considerations;

(h)  supply or demand for an investment opportunity at a given price level;

(i)   an Apollo Client’s risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

(j)   whether the investment opportunity is a follow-on investment;

(k) whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

(l)   whether an Apollo Client’s economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

(m) the governing documents of an Apollo Client (which could include provisions pursuant to which an Apollo Client is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in the Fund not participating in any such investment or participating to a lesser extent); and

(n)  such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Apollo Clients (e.g., in the case of an Apollo Client ramp-up period or when incubating a particular investment strategy or product or the investment period or term of an Apollo Client). In determining whether an investment opportunity falls within an Apollo Client’s mandate, the relevant portfolio manager, investment committee, the AGM Allocation Committee or an Allocations Sub-Committee, as appropriate, will take into consideration that:

(i) multiple Apollo Clients have investment objectives that overlap to greater or lesser degrees;

(ii) the applicable legal documents of each Apollo Client contemplate, to greater or lesser degrees, the obligation to offer such Apollo Client investment opportunities that fall within its investment objective or mandate;

(iii) Apollo endeavors to not systematically disadvantage any Apollo Client;

(iv) the investment objective of a particular Apollo Client could change over time;

(v) the ultimate character of an investment opportunity (i.e., its risk/reward profile) will generally not become clear before a great deal of diligence and analysis has been completed by the portfolio manager pursuing such investment opportunity;

(vi) investment opportunities that are outcomes of heavily negotiated transactions are capable of being structured in a variety of ways, each of which presents its own particular risk/reward profile, tax, regulatory, legal and other considerations; and

(vii) an Apollo Client could have more than one mandate.

To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole.

On December 29, 2021, a current affiliate of the Adviser received an amended exemptive order from the SEC permitting the Sub-Adviser to use greater flexibility to negotiate the terms of co-investment transactions with certain of its affiliates, including investment funds managed by the Sub-Adviser or its affiliates, subject to the conditions included therein (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the board of trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Sub-Adviser or its affiliates is not covered by the Order, the personnel of the Sub-Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Other Participants in Apollo’s Origination Platform. Other Apollo Clients participate in Apollo’s origination platform with the Fund, and certain Apollo Clients’ ability to acquire loans could in certain circumstances be dependent on the existence and performance of such other Apollo Clients. Certain of such other Apollo Clients will have different terms, investors, types of investors and investment mandates than those of the originating fund and the Fund, which could create conflicts between the interests of the originating fund and the Fund, on the one hand, and one or more of such other Apollo Clients, on the other hand, relating to, among other things, Apollo’s decision-making with respect to the relevant investment. Apollo seeks to resolve any and all conflicts in a fair and equitable manner; however, subject to the 1940 Act, there can be no assurance that any particular conflict will be resolved in the best interests of the Fund under the circumstances.

Investments with Respect to Which Other Apollo Clients May Benefit. The Fund can invest in joint ventures and can invest in Platform Investments, which investment activities may give rise to future investment opportunities (e.g., a forward commitment or other option acquired by the Fund or a relationship developed in connection with the making of an investment by the Fund) from which one or more other Apollo Clients may benefit. The Sub-Adviser has an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for the Fund.

In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including those that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Platform Investments. In addition, as Apollo continues to seek additional sourcing channels for investment opportunities for the Fund and other Apollo Clients, it is also anticipated that there will be opportunities for investments in various companies or businesses, including, among others, financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including those participating in Apollo’s origination platform) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including those participating in Platform Investments on Apollo’s origination platform. To the extent applicable, any Platform Investments will be made in compliance with the Order once the Fund is eligible to rely on the Order.

From time to time, Apollo recruits an existing or newly formed management team to pursue a new “platform” opportunity that is expected to lead to investment opportunities for Apollo Clients, including the Fund. In other cases, a new Platform Investment may be formed and used to recruit an existing or newly formed management team to build such Platform Investment through acquisitions and organic growth. Finally, in order to augment the Fund team’s capabilities and diligence techniques and, in some instances, to operate or service the Fund’s investments, Apollo may partner with, including through joint ventures, Platform Investments or by making investments in, high-quality operators with significant expertise and the requisite skills to operate or service the Fund’s assets. The structure of each Platform Investment and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout an investment’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a Platform Investment could include former Apollo personnel, industry advisors, senior advisors and Apollo advisors. The management or operating team of a Platform Investment (or one or more members thereof) may also provide the same or similar services with respect to other Platform Investments of the Fund and/or one or more other Apollo Clients (including predecessor funds and successor funds thereto and co-investment vehicles) or provide the same or similar services for assets owned by third parties. The Fund may realize a Platform Investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform. The services provided by the platform’s management and operating team could be similar to, and overlap with, services provided by Apollo to the Fund or to other Apollo Clients, and the services may be provided exclusively to the Platform Investments.

As with the Fund’s other portfolio investments, in respect of all Platform Investments, the Fund will bear the expenses of the management team and/or portfolio entity, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform entity. Such expenses may be borne directly by the Fund pursuant to its advisory arrangements, as applicable, or indirectly through operational expenses of the Platform Investment. In each case subject to the 1940 Act, the compensation of management of a platform portfolio entity may include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio entity (or other entity in the holdings structure of the Platform Investment), including profits realized in connection with the disposition of an asset and other performance-based compensation. None of the compensation or expenses described above will be offset against any management fees in respect of the Fund and will be borne by the applicable Platform Investment or by the Fund as Fund expenses pursuant to the advisory arrangements.

Co-Investments Generally and Co-Investors. The Sub-Adviser may, subject to the 1940 Act and other applicable law (including the Order), offer the opportunity to co-invest alongside the Fund to one or more Co-Investors (as described below). The Sub-Adviser can, in its sole discretion, offer the opportunity to co-invest alongside the Fund to (i) other Apollo Clients, (ii) any limited partner of an Apollo Client (or any of its beneficial owners or any other client or account of its advisor or consultant), (iii) management or employees of the relevant portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”), consultants and advisors with respect to such Portfolio Company or pre-existing investors or other persons associated with such Portfolio Company, (iv) any joint venture partner or operating partner, (v) any alternative investment fund or business sponsored, managed or advised by persons other than Apollo or (vi) any other persons or entities, including persons or entities whom the Sub-Adviser believes will be of benefit to the Fund or one or more Portfolio Companies or who may provide a strategic, sourcing or similar benefit to Apollo, any Apollo Client, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise (including credit or other investment funds sponsored by persons other than Apollo in so-called “club deals” through joint ventures or other entities). “Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Sub-Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

As a closed-end fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside Apollo Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Apollo Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Apollo Clients) in investments that are suitable for the Fund and one or more of such Apollo Clients. Even if the Fund and any such Apollo Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

Co-investment Allocations. The Sub-Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

(i)     the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

(ii)    the level of demand for participation in such co-investment opportunity;

(iii)   the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

(iv)   certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

(v)   the investing objectives and existing portfolio of the prospective Co-Investor;

(vi)   as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

(vii)  the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

(viii) the legal or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

(ix)   the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients

(including contemporaneously with the applicable co-investment); (x) Apollo’s own interests;

(xi)   the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

(xii)  the prospective Co-Investor’s existing or prospective relationship with Apollo; and

(xiii) with respect to the Fund, the restrictions set forth in the Order.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, subject to the 1940 Act and the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Co-Investment Expenses. The Sub-Adviser may, but will not be obligated to, endeavor to cause unaffiliated Co-Investors that committed to participate in a particular unconsummated co-investment to bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses, subject to the 1940 Act and, once Apollo acquires the Adviser, the Order.

Fees and Carried Interest Payable with Respect to Co-Investments. Apollo can in its discretion: (i) receive performance-based compensation (such as carried interest or performance allocations), management fees or other similar fees from Co-Investors, and Apollo may make an investment, or otherwise participate, in any vehicle formed to structure a co-investment to facilitate, among other things, receipt of such performance-based compensation, management fees or other similar fees; and (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements, and any such fees will be retained by, and be for the benefit of, the Sub-Adviser or any of its respective affiliates with respect to certain Co-Investors. Unlike these Co-Investors, the Fund does not pay any such carried interest, incentive allocation, management fees or other similar fees to the Adviser or Sub-Adviser. Additionally, in those circumstances where the applicable Co-Investors include one or more members of a Portfolio Company’s management group, the Co-Investors who are members of such management group may receive compensation relating to the investment in such Portfolio Company, including incentive compensation arrangements.

Syndications; Syndication Fees: Subject to the limitations of the 1940 Act, it is possible that a portion of the Fund’s Portfolio Investments will be syndicated to Apollo Clients, their portfolio companies, investors in Apollo Clients and other third parties via participations in and/or assignments or sales of loans (or interests therein) that the Fund purchased or originated. Subject to the limitations of the 1940 Act, Apollo, the Sub-Adviser and their affiliates and/or Apollo Clients may receive certain fees in connection with any such syndication. While the terms of any such transaction, including the price of the participation, assignment or sale, will not be set by the Apollo, the Sub-Adviser or the Fund but rather will be established based on third-party valuations, Apollo will nevertheless have an incentive to determine the amount and timing of each syndication in a manner that takes into account the interests of other Apollo Clients that may participate, as well as the prospect of the fees described above, which will not necessarily be consistent with the interests of the Fund in connection with any particular investment.

Sharing of Services. Subject to the limitations of the 1940 Act, in certain circumstances, in order to create efficiencies and optimize performance, one or more Portfolio Companies of the Fund could determine to share the operational, legal, financial, back-office or other resources of another Portfolio Company of the Fund or a Portfolio Company of an Apollo Client. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities by Apollo in good faith and in accordance with the 1940 Act and SEC guidance. In addition, it is possible that a Portfolio Company or an affiliated service provider may be in the business of providing services that are, or could be, utilized by another Portfolio Company. In this situation, the Adviser may determine that one or more Portfolio Companies use the other Portfolio Company’s or affiliated service provider’s services, even where these services were previously provided to the investment from a third party. As applicable, the Fund’s Board of Trustees will approve any such services provided by an affiliated service provider. See “Affiliated Loan Origination and/or Servicing Businesses” below.

Allocation of Expenses. Apollo will from time to time incur fees, costs and expenses on behalf of the Fund, one or more other Apollo Clients and itself. To the extent such fees, costs and expenses are incurred for the account or for the benefit of the Fund, one or more other Apollo Clients and itself, the Fund, such other Apollo Clients and Apollo will typically bear an allocable portion of any such fees, costs and expenses (subject to the terms of the advisory arrangements) in such manner as the Sub-Adviser in good faith determines. In most cases, Apollo’s Expense Allocation Steering Committee, which typically meets on a quarterly basis, is responsible for the overall expense allocations and the related methodologies for Apollo and Apollo Clients. Although Apollo endeavors to allocate such fees, costs and expenses in good faith over time, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. Notwithstanding the foregoing, Apollo may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice. Apollo anticipates that fees, costs and expenses incurred in connection with the acquisition of Portfolio Investments will typically be borne by the relevant Portfolio Companies. However, it is possible that one or more Portfolio Companies will not agree to pay all or a portion of such amounts, or will not pay such amounts when due. In either such case, such expenses (or portion thereof) will be borne by the applicable Apollo Clients (including the Fund) as operating expenses.

Restrictions on Transactions Due to Other Apollo Businesses. From time to time, various potential and actual conflicts of interest will arise from the overall advisory, investment and other activities of Apollo and its personnel. Apollo will endeavor to resolve conflicts of interest with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances. As discussed further in “Allocation of Investment Opportunities” above, and in “Potential Duties to Other Stakeholders” below, Apollo can invest, on its own behalf, in securities and other instruments that would be appropriate for, held by or fall within the investment guidelines of an Apollo Client. Apollo can give advice or take action for its own account that can differ from, conflict with or be adverse to advice given or action taken for Apollo Clients. These activities will, in certain circumstances, adversely affect the prices and availability of other business opportunities, transactions, securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Potential conflicts of interest also arise due to the fact that Apollo has investments in some Apollo Clients but not in others, or has different levels of investment in the various Apollo Clients, and that the Apollo Clients bear different levels of fees and incentive compensation in favor of Apollo.

Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in businesses and assets whose operations can be substantially similar to, and/or competitive with, the business and assets in which Apollo Clients have invested. The performance and operation of such competing businesses and assets could conflict with and adversely affect the performance and operation of an Apollo Client’s portfolio companies or other operating entities, and could adversely affect the prices and availability of business opportunities, transactions, securities or instruments held by, available to or potentially considered for such portfolio investments. Apollo will seek to resolve conflicts in a manner that Apollo deems to be fair and equitable.

In addition, Apollo can give advice, or take action with respect to, the investments of one or more Apollo Clients that may not be given or taken with respect to other Apollo Clients with similar investment programs, objectives or strategies. Accordingly, Apollo Clients with similar strategies may not hold the same securities or instruments or achieve the same performance. Apollo also advises Apollo Clients with conflicting investment objectives or strategies. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Apollo has and expects to maintain ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients.

Apollo may also have ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients. From time to time, Apollo may acquire securities or other financial instruments of an issuer for one Apollo Client which are senior or junior to securities or other financial instruments of the same issuer that are held by or acquired for another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt). Apollo also advises Apollo Clients with conflicting investment objectives or strategies. For example, in the event such issuer enters bankruptcy, the Apollo Client holding securities that are senior in bankruptcy preference is expected to have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to such Apollo Client, and Apollo might have an obligation to pursue such remedy on behalf of such Apollo Client. As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients.

Apollo Clients will, from time to time, subject to their governing documents, as applicable, acquire and dispose of securities or other financial instruments in portfolio investments at different times and upon different terms. The interests of Apollo Clients (including the Fund) in such investments will not be aligned in all or any circumstances, and there will be actual or potential conflicts of interests or the appearance thereof.

In this regard, actions could, from time to time, be taken by Apollo that are adverse to the Fund. Apollo will also have ongoing relationships with issuers whose securities have been acquired by or are being considered for investment by Apollo Clients. Situations could arise where another Apollo Client acquires or otherwise engages in transactions with respect to securities of an entity in which the Fund has a financial interest (whether in the same or a different class of securities) or otherwise engages in selling, divesting or making further acquisitions or otherwise engages in transactions with respect to securities of such entity, including in connection with and following a co-investment. For example, the Fund can engage assets of other Apollo Clients to provide additional services with respect to the Fund’s Portfolio Companies. To the extent that any transactions involve the sale of securities between Apollo Clients, such transactions will be conducted in accordance with, and subject to, the 1940 Act and its rules and regulations, and to the extent that any such transactions may be viewed as a principal transaction due to the ownership interest by Apollo and its personnel, Apollo will comply with the requirements of Section 206(3) of the Advisers Act and its internal policies.

As described herein, Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in a broad range of businesses and assets. The Adviser may take into account Apollo’s, it affiliates’ and/or other Apollo Clients’ respective interests (including reputational interests) when determining whether to pursue a potential Portfolio Investment for the Fund. As a result, it is possible that the Adviser may choose not to pursue or consummate an investment opportunity for the Fund notwithstanding that such investment may be profitable for the Fund or that the Adviser may choose not to pursue an investment opportunity because of the reputational, financial and/or other interests of Apollo and its Affiliates.

Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Apollo Clients), in some cases, without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent an applicable exemption. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Sub-Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), in some cases without prior approval of the SEC.

Capital Structure Conflicts. The Fund is permitted to invest in a Portfolio Company in which one or more other Apollo Clients hold an investment in a different class of such Portfolio Company’s debt or equity, or vice versa, subject to the limitations of the 1940 Act. For example, to the extent permitted by the 1940 Act with respect to the Fund:

(i)    Apollo can acquire securities or other financial instruments of an issuer for one Apollo Client or itself that are senior or junior to securities or other financial instruments of the same issuer that are held by, or acquired for, another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt),

(ii)   Apollo could make a holistic capital solutions proposal to an issuer that involves multiple Apollo Clients (including the Fund) providing financing, in the form of debt or equity, or a combination thereof investing across two or more tranches or series of such issuer’s capital structure,

(iii)   Apollo can permit other Apollo Clients to provide debt or equity financing to a Portfolio Company in which the Fund holds an investment,

(iv)  Apollo can permit the Fund (including together with other Apollo Clients) to provide financing to a portfolio company/portfolio investment of other Apollo Clients; or

(v)   Apollo can cause an Apollo Client (including the Fund) to provide financing and/or leverage to another Apollo Client (including the Fund) with respect to investments.

Conflicts of interest are expected to arise under such circumstances. For example, in the event Apollo negotiates a holistic capital solution with an issuer, as described in clause (ii) of the previous sentence, the specific terms and conditions of each tranche or series could be impacted by Apollo’s desire to provide an overall financing package, which could result in the terms and conditions of the tranche or series in which the Fund participates being less favorable to the Fund than could have been the case absent such an overall arrangement. This could be exacerbated if there is no or limited overlap of participating Apollo Clients (including the Fund) in the different tranches or series. Apollo, in its sole discretion, and in response to the desires of an issuer in some cases, could negotiate for enhanced terms or protections for one tranche or series at the expense of another tranche or series, and the issuer’s ultimate approval of the holistic capital solution should not be viewed as dispositive that the terms and conditions of each tranche or series, taken individually, reflect an arms’-length arrangement.

In addition, in the event that any issuer in which Apollo and/or Apollo Clients are invested in different levels of the capital structure enters bankruptcy, Apollo or the Apollo Client(s) holding securities that are senior in bankruptcy preference are expected to have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to Apollo or such Apollo Client(s), and Apollo might have an obligation to pursue such remedy on behalf of itself or such Apollo Client(s). As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss.

Apollo has instituted policies and procedures that are reasonably designed to identify and address such potential conflicts of interest (whether including at the inception of an investment and during the holding or ownership of an investment) and that seek to ensure that Apollo Clients are treated fairly and equitably. The application by Apollo of its policies and procedures will vary based on the particular facts and circumstances surrounding each investment made by Apollo and Apollo Clients (including the Fund), or made by two or more Apollo Clients (including the Fund), in different classes, series or tranches of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure), and, as such, investors should expect some degree of variation, and potentially inconsistency, in the manner in which potential, or actual, conflicts of interest are addressed by Apollo. While Apollo’s policies and procedures for addressing the conflicts between Apollo and Apollo Clients and among multiple Apollo Clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

In addressing certain of the potential conflicts of interest described herein, Apollo and/or the Sub-Adviser may, but will not be obligated to, take one or more actions on behalf of the Fund or any other Apollo Client, including any one or more of the following:

(i)   causing an Apollo Client (including the Fund) to remain passive in a situation in which it is otherwise entitled to vote, which may mean that the Fund or any other Apollo Client defers to the decision or judgment of an independent, third-party investor in the same class of equity or debt securities or other financial instruments held by the Fund or such other Apollo Client;

(ii)  referring the matter to one or more persons not affiliated with Apollo to review or approve of an intended course of action with respect to such matter;

(iii) establishing ethical screens or information barriers to separate Apollo investment professionals or assigning different teams of Apollo investment professionals, in each case, who are supported by separate legal counsel and other advisers, to act independently of each other in representing different Apollo Clients or Apollo Clients that hold different classes, series or tranches of an issuer’s capital structure;

(iv) as between two Apollo Clients, ensuring (or seeking to ensure) that the underlying investors therein own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interest; or

(v)  causing the Fund or another Apollo Client to divest itself of a security, financial instrument or particular class, series or tranche of an issuer’s capital structure it might otherwise have held on to.

Any such step would be subject to the 1940 Act and could have the effect of benefiting other Apollo Clients or Apollo at the expense of the Fund, and there can be no assurance that any of these measures will be feasible or effective in any particular situation, and it is possible that the outcome for the Fund will be less favorable than might otherwise have been the case if Apollo had not had duties to other Apollo Clients. The Sub-Adviser, its affiliates and management of a Portfolio Company will be required at times to make decisions that are adverse to the interests of the equity investors in such Portfolio Company while at the same time beneficial to the debt investors in such Portfolio Company, or vice versa (for example, if such Portfolio Company or a subsidiary thereof should file for bankruptcy). For example, should the Sub-Adviser and its affiliates or management of a Portfolio Company act in a way that is not in the best interests of the debt investors in such Portfolio Company, then, to the extent that the Sub-Adviser and its affiliates or management of such Portfolio Company are directed by Apollo, such decision could subject the Sub-Adviser and the Fund, among others, to the risk of claims to which they would not otherwise be subject, including claims of breach of the duty of loyalty or violations of securities law. To the extent that a greater number or proportion of debt investors in a Portfolio Company are Apollo Clients (or Apollo) or are investors in Apollo Clients, Apollo will be incentivized to prioritize the interests of the debt investors in such Portfolio Company (including Apollo itself) over the interests of the equity investors in such Portfolio Company (including Apollo itself), and vice versa, and Apollo will be subject to certain conflicts of interest in connection therewith.

Certain Transactions. Situations may arise where certain assets held by the Fund may be transferred to Apollo Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Representing Creditors and Debtors. The Sub-Adviser and its affiliates can serve as the controlling persons of Apollo Clients that hold positions in creditors or debtors either in proceedings under relevant bankruptcy or insolvency codes or prior to such filings. From time to time, the Sub-Adviser and its affiliates serve as advisers to creditor or equity committees on behalf of such Apollo Clients. This involvement, for which the Sub-Adviser and its affiliates could be compensated, could, among other things, limit or preclude the flexibility that the Fund otherwise has to participate in restructurings of investments, or that the Fund requires to liquidate any existing positions of the applicable issuer.

Subdivision of Debt Obligations. Subject to the limitations of the 1940 Act and (once available) the Order, the Sub-Adviser, acting in respect of the Fund and other Apollo Clients, is permitted, from time to time, to subdivide a debt obligation into two or more tranches, each of which has different terms from the original obligation with respect to interest and principal repayment, seniority and subordination, default remedies, rights to collateral and other matters. The owner of the original obligation, which could have been acquired directly from a borrower in a negotiated transaction or in the secondary market, can retain an interest in one or more tranches and elect to dispose of any such interests. The subdivision or “tranching” of debt obligations typically will be undertaken when Apollo determines that it can achieve competitive advantages or other benefits. For example, a borrower would be expected to favor a lender that is prepared to negotiate a single, consolidated credit arrangement, instead of having to negotiate senior and subordinated loans and/or secured and unsecured loans with multiple lenders. Tranching can also facilitate access to debt obligations or other securities having specific features that suit the differing risk and return parameters of different Apollo Clients (including the Fund) on a more customized basis than is available in the market at a particular time. Participation by the Fund in these tranching activities may give rise to a variety of potential conflicts of interest with Apollo and other Apollo Clients. See also “Exercise of Rights and Remedies” and “Bankruptcy and Other Distress Situations” below.

Bankruptcy and Other Distress Situations. When a debtor with different classes of outstanding debt becomes bankrupt or experiences severe financial distress, a resolution of the situation often requires adversarial judicial proceedings or contentious negotiations. If this were to occur with respect to a debtor for which the Fund and other Apollo Clients hold different tranches of debt or other securities, it generally will not be feasible for Apollo to advocate effectively for the interests of all of its clients to the extent that there are conflicting or competing interests among holders of different tranches. As a threshold matter, Apollo expects that in a bankruptcy or other distressed situation, it will generally consider whether it is necessary or appropriate to arrange for separate legal counsel to be engaged on behalf of each separate tranche in order to analyze and identify the available rights, remedies, potential claims and legal strategies for seeking to maximize the recovery potentially available to the tranche, unless the outcome for a particular tranche is clear and certain. It is anticipated that, where feasible, an effort will be made to fashion a compromise solution. Any such effort to reach a compromise solution could result in the Fund and, in turn, other Apollo Clients, experiencing a worse outcome than they might have achieved in the absence of Apollo’s conflicting loyalties. In certain circumstances, Apollo could seek to mitigate the conflict by delegating certain decision-making responsibilities on behalf of the Fund or other Apollo Clients to unaffiliated third parties, or by seeking to dispose in whole or in part of one or more tranches. Alternatively, Apollo can seek to accommodate the competing interests of Apollo Clients by assigning different teams of Apollo investment professionals, supported by separate legal counsel and other advisers, to act independently of each other in representing different tranches. There can be no assurance that any of these measures will be implemented, feasible or effective in any particular situation, and it is possible that the outcome for the Fund, and in turn, the Apollo Client, will be less favorable than might otherwise have been the case if Apollo had not had duties to Apollo Clients holding other tranches.

While Apollo anticipates that, over time, the overall benefits of permitting multiple clients, including the Fund, to participate in different tranches will outweigh the potential disadvantages in particular circumstances, there is no way to predict whether these net benefits will ultimately be achieved. Moreover, Apollo’s own interests will influence how conflicts between clients in these situations will be resolved. For example, Apollo will be perceived to have an incentive to favor the interests of Apollo Clients that invest primarily in more subordinated classes of debt, since Apollo’s compensation from such clients is generally higher than the compensation earned from clients that invest primarily in more senior debt. While Apollo’s policies and procedures for addressing the conflicts between its clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

Brokerage Commissions. The Fund’s securities transactions generate brokerage commissions and other compensation, including clearing fees and charges, all of which the Fund, not the Sub-Adviser or any of their affiliates, will be obligated to pay. The Sub-Adviser has sole discretion in deciding what brokers and dealers the Fund uses, subject to Board approval, and in negotiating the rates of brokerage commissions and other compensation the Fund pays. In selecting brokers and negotiating commission rates, the Sub-Adviser (i) will take into account such information it deems appropriate, (ii) need not solicit competitive bids and (iii) does not have any obligation to seek the lowest available commission cost or spread. The Fund buys and sells securities directly from or to brokers each acting as “principals” at prices that include markups or markdowns, and buys securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers. Any use of commissions or “soft dollars” generated by the Fund to pay for brokerage and research products or services will fall within the safe harbor created by Section 28(e) of the Exchange Act, although the Fund does not intend to use “soft dollars.”

Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which Apollo Clients are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Management Team. Management intends to devote sufficient time to the Fund. Apollo and its personnel will have conflicts of interest in allocating their time and services among Apollo Clients and personal investment activities. The Sub-Adviser’s personnel will work on other projects, including other Apollo Clients and Apollo’s other existing and potential business activities. In addition, Apollo’s personnel will participate in the management of the investment activities of other Apollo Clients concurrently with their obligations to the Fund. In certain circumstances, it is possible that the investments held by such Apollo Clients will be in competition with those of the Fund. None of the shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Fund.

Employees of Apollo may, from time to time, serve as directors or as board observers with respect to operating entities, the securities of which are purchased on behalf of Apollo Clients. In the event that Apollo (i) obtains material nonpublic information in such capacity with respect to the issuer of any such securities or (ii) is subject to trading restrictions pursuant to the internal policies of such issuer, Apollo will be restricted from engaging in transactions with respect to the securities or instruments of such issuer. Such a restriction could have an adverse effect on the Fund and other Apollo Clients.

Conflicts of interest are expected to arise because Apollo employees (including personnel dedicated to the Fund) will serve as directors, board observers or management committee members or in a similar capacity, of certain of the operating entities in which the Fund invests. In addition to any fiduciary duties Apollo employees owe to the Fund as directors or management committee members of operating entities, such employees may owe fiduciary duties to the other owners of such entities, which in many cases are other Apollo Clients, and to persons other than the Fund. In general, such director or similar positions are often important to the Fund’s investment strategy and often have the effect of enhancing the ability of Apollo to manage investments. However, such positions could also have the effect of impairing the ability of Apollo to sell the related securities when, and upon the terms, it otherwise desires. In addition, such positions can place Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the operating entity where the Fund is not the sole owner of the applicable operating entity. Should an Apollo employee make a decision that is not in the best interest of such owners, such decision could subject Apollo and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, because of the potential conflicting fiduciary duties, Apollo could be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund.

Apollo’s three founders (the “Founders”) have established family offices (each a “Family Office” and collectively the “Family Offices”) to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities. The investment activities of the Family Offices and the involvement of the Founders in these activities give rise to potential conflicts between the personal financial interests of the Founders and the interests of the Fund or other Apollo Clients (for example, if the Family Offices were to hold debt obligations or securities in a Portfolio Company in which the Fund or another Apollo Client owned equity or subordinated debt and that was experiencing financial distress). Apollo has adopted certain procedures designed to mitigate some of these potential conflicts (for example, by requiring investment professionals employed by the Family Offices to refrain from making direct investments in portfolio investments that are controlled by the Fund or other Apollo Clients or that are the subject of announced transactions involving the Fund or other Apollo Clients).

Each of the Family Offices employs its own professional staff at its own expense, and each of them conducts its day-to-day operations independently of Apollo. Set forth below is a summary of certain procedures that are currently in place for certain categories of investments in which the Family Offices can participate, in each case subject to the limitations of the 1940 Act and (once available) conditions under the Order:

●     Liquid Credit Investments. The Founders generally do not participate in decisions to invest in, nor do they have investment discretion with respect to, liquid credit investments by their respective Family Offices. To the extent a Founder does not provide guidance or participate in investment decisions with respect to liquid credit investments, its respective Family Office may participate in such investments provided that the Family Office certifies to Apollo Compliance, on a quarterly basis, that it was not directed by its respective Founder to buy, sell or vote on any such liquid credit investments. To the extent a Founder were to provide guidance or participate in investment decisions with respect to liquid credit investments on behalf of its respective Family Office, such investment opportunities would first be reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

●     Illiquid, Private Investments (Equity and Debt) and Public Equities. The Founders may provide guidance or participate in investment decisions on behalf of their respective Family Offices in connection with illiquid, private investments and public equities. These investment opportunities are reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

These procedures are designed to seek to mitigate conflicts of interest; however, there will be situations where a Family Office, with respect to certain asset classes, reviews and invests in investment opportunities that overlap with the mandates of the Fund or other Apollo Clients. These procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Affiliated Service Providers. Subject to the limitations of the 1940 Act and SEC guidance, the Fund and/or its existing and potential Portfolio Companies may engage affiliated service providers to perform certain non-advisory services, including those described herein. Affiliated service providers may receive compensation based on, among other things, the performance of the Portfolio Companies that they service. Therefore, it is possible that certain affiliated service providers may receive incentive compensation from the Fund, even though the Fund does not generally bear incentive compensation and even if the Fund, as a whole, does not have net capital appreciation at the time. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. Certain of such affiliated service providers and the types of services they provide and the activities in which they engage are described below.

The relationship between Apollo and any affiliated service provider will give rise to conflicts of interest between Apollo and the affiliated service provider, on the one hand, and Apollo Clients (including the Fund), on the other hand, to or with respect to whom such affiliated service provider provides services, or in respect of the Apollo Clients (including the Fund) that have an interest in any potential or existing Portfolio Company or Portfolio Investment to or with respect to which any such affiliated service provider provides services. Certain Apollo professionals and other persons (including persons associated with AGS or AGF (as defined below)) that are involved in providing origination, sourcing, portfolio management, syndication or other services to the Fund on behalf of Apollo (including Apollo investment professionals dedicated to, among other things, corporate credit and direct origination) will also be involved in the business and operations of affiliated service providers, including the activities of AGS and AGF described below. The fees earned by affiliated service providers in respect of services provided by such persons in respect of affiliated service providers are Other Fees (as defined below) and, therefore, will not reduce any management fees payable by any Apollo Client. Such persons will face conflicts of interest in dedicating time and resources to the Fund, which could have a detrimental effect on the Fund’s performance. Apollo seeks to address this conflict of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each Apollo Client, including the Fund, and by providing training to supervised persons with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, an affiliated service provider can provide services to third parties (including corporate borrowers, as described below), including third parties that are competitors of Apollo or one or more of its affiliates, Apollo Clients or their existing or potential Portfolio Companies or Portfolio Investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its Portfolio Companies, but rather will take into account its own interests.

Further, conflicts of interest will arise in connection with an affiliated service provider’s provision of services to or in respect of an Apollo Client or an existing or potential Portfolio Company or Portfolio Investment on account of, among other things:

(i) Apollo, together with the affiliated service provider, viewing the relevant Apollo Client or potential or existing Portfolio Company or Portfolio Investment as a source of revenue (which would in most instances not result in a reduction of management fees payable by the applicable Apollo Client),

(ii) an existing or potential Portfolio Company or Portfolio Investment engaging an affiliated service provider in an effort to obtain equity, debt or other forms of financing or investment by Apollo Clients (including the Fund), including in connection with services provided or to be provided by an affiliated service provider in respect of a class, tranche or series within such company’s capital structure (or such company’s capital structure as a whole) in which such Apollo Client(s) are not invested or are not expected to invest (and in such circumstance such Apollo Clients are invested or are expected to invested in a different class, tranche or series within such company’s capital structure),

(iii) the sourcing and approval of potential Fund investments that result in incremental revenue to such affiliated service provider (including in circumstances where such revenue would not have existed but for a potential or existing Portfolio Company’s or Portfolio Investment’s engagement of such affiliated service provider), including as a means to facilitate the engagement of such affiliated service provider by any such company or investment in connection with a contemporaneous investment in such company or investment by an Apollo Client (including the Fund),

(iv) Apollo compensation arrangements with respect to such revenue, and

(v) the allocation of a given investment opportunity, including the under- or over-commitment of certain Apollo Clients, and/or the inclusion or exclusion of certain Apollo Clients (in whole or in part) from such investment opportunity, as a means to ensure the payment of such revenue.

An affiliated service provider also can come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a Portfolio Company. See also “Information Barriers” above.

AGS and AGF. Apollo Global Securities, LLC (“AGS”), an affiliate of Apollo, which is a broker-dealer registered with the SEC and a member of FINRA, is authorized to perform, among other things, the following services: (i) conduct private placements; (ii) provide services in respect of the underwriting of securities; (iii) provide transaction advisory services, including capital markets advisory and structuring services; (iv) conduct merger and acquisition transactions; and (v) purchase and sell corporate debt securities. Apollo Global Funding, LLC (“AGF”) is a subsidiary of Apollo and an affiliate of AGS, and provides a variety of services with respect to financial instruments, including loans, that are not subject to broker-dealer regulations such as arranging, structuring and syndicating loans and providing debt advisory and other similar services. AGS and AGF are expected to, from time to time, expand the services that they perform and the activities in which they engage. AGF or AGS, as applicable, may be engaged, either by the corporate borrower (or its sponsor) or by the participating Apollo Clients (including the Fund) to provide services, and arrangements are generally made for AGF or AGS, as applicable, to receive its fees directly from the corporate borrower for services rendered (however, if the corporate borrower will not pay or reimburse such fees, the participating Apollo Clients will pay such fees). The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a AGF or AGS acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board of Trustees believes in good faith that such transactions are appropriate for the Fund.

Affiliated Loan Origination and/or Servicing Businesses. Certain Apollo affiliates (such as AGF), Apollo Clients or their existing or potential portfolio investments are engaged in the loan origination and/or servicing businesses. For example, loans, such as term loans and revolvers originated by Apollo affiliates, Apollo Clients and/or their respective portfolio investments could involve the appointment of related parties of Apollo such as MidCap Financial Services, LLC (together with its subsidiaries, “MidCap”), a subsidiary of MidCap FinCo Designated Activity Company, an Apollo Client, as service providers. MidCap is a middle market-focused specialty finance firm that provides senior debt solutions to companies across a wide range of industries and has the ability to, from time to time, provide seller or other forms of financing to a buyer of an existing Portfolio Company that, for example, would be contingent upon the disposition of such Portfolio Company to such buyer. In connection with such activities, conflicts of interest usually arise with respect to, among other things, the role of MidCap or AGF in such transaction, the information available to MidCap or AGF with respect to such transaction and the fees and other terms (including as to whether such terms are at the market rate) on which MidCap or AGF is participating in such transaction. The Fund can acquire loans, structured, arranged and/or placed or arranged by MidCap, AGF or any other related-party loan origination or servicing businesses. To the extent the Adviser makes a determination that the permanent hold of a loan should be reduced from the original amount funded, MidCap, AGF or another affiliated service provider could be engaged by the Apollo Client (including the Fund) or the corporate borrower to provide syndication services and receive a fee for the provision of such services from the Fund to the corporate borrower; however, it is possible that the corporate borrower does not pay for its expenses, in which case such expenses will be borne by the Apollo Client as an operating expense. In connection with their lending activities, MidCap, AGF or any other such loan origination or servicing businesses may receive certain fees and services or other compensation, including arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, structuring, collateral management or loan administration, advisory, commitment, facility, float or other fees, discounts, spreads, commissions, concessions and other fees received as part of such loan origination or servicing businesses, from the borrower or otherwise, and will also receive reimbursement for costs or expenses from the borrower. Such fees can be charged on a cost reimbursement, cost-plus or other basis. Such fees, compensation or expense reimbursements received by MidCap or any other related-party loan origination or servicing business (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, MidCap, such other related-party loan origination or servicing business or any of their respective affiliates or employees, as applicable, in each case, in accordance with the fee arrangements applicable to the Fund. The provision of services by MidCap or any other related-party loan origination and/or servicing business to the Fund or Portfolio Companies will not require the review by, or consent of, the shareholders or any other independent party.

In addition to the specific examples set forth above, the aforementioned and other affiliated service providers will provide the aforementioned services or other services to Apollo Clients and/or their existing or potential portfolio investments (including the Fund and its existing and potential Portfolio Companies). In addition, an affiliated service provider can, from time to time, participate in underwriting syndicates and/or selling groups with respect to the equity and debt instruments issued or acquired by Apollo Clients or their existing or potential portfolio investments and other entities in or through which Apollo Clients or their existing or potential portfolio investments invest, or in connection with an Apollo Client’s disposition of all or a portion of a portfolio investment to a third party such that an affiliated service provider may facilitate or provide seller financing in connection with such disposition. Subject to the 1940 Act and (once available) the Order, any such other affiliated service provider may receive fees, other compensation or reimbursements for costs or expenses in connection with providing services to Apollo Clients or their existing or potential portfolio investments or third parties, including the Fund and its Portfolio Companies. Such fees, compensation or reimbursements received by an affiliated service provider (including from the Fund or any of its existing and potential Portfolio Companies) will be retained by and be for the benefit of the applicable affiliated service providers or any of their respective affiliates or employees.

Apollo Employees of Portfolio Companies or Affiliated Service Providers. Apollo will engage an affiliated service provider to provide services to existing and potential Portfolio Companies. Notwithstanding anything herein to the contrary, where Apollo employees are hired or retained by one or more Portfolio Companies or by an affiliated service provider on behalf of a Portfolio Company, any related compensation will be paid, reimbursed or otherwise borne by the applicable Portfolio Company (or affiliated service provider), and a portion of the overhead related to such employee may also be allocated to such Portfolio Company. For the avoidance of doubt, Apollo or the affiliated service provider may subcontract with third parties for the provision of services that may otherwise be provided by an operating affiliate. In addition, the Fund may acquire a Portfolio Company that is externally or internally managed and replace such management with an affiliate of Apollo, a team of professionals (from within or outside of Apollo) or a combination of the foregoing, in which case, for the avoidance of doubt, the compensation for such services or professionals will be borne by the Portfolio Company. The rate paid for such employees may be in excess of the applicable market rate, and any such amounts will not be considered fees received by the Adviser or its affiliates that offset or otherwise reduce a management fee. These types of arrangements will not require the consent of shareholders and such rates will not be subject to shareholder approval.

Apollo Consulting and Other Consultants. Subject to the limitations of the 1940 Act, SEC guidance and the advisory arrangement for the Fund, the Fund may bear the payments, fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo Consulting as well as industry executives, advisors, consultants and operating executives contracted or engaged, directly or indirectly, by the Fund, the Sub-Adviser, any Portfolio Company (including with respect to potential portfolio investments of the Fund) or any affiliated service provider. Certain non-employee industry executives, advisors, consultants and operating executives may be exclusive to Apollo. “Apollo Consulting” consists of one of more entities, including Apollo Investment Consulting LLC, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio investments, that facilitate strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Sub-Adviser determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services (any such person, a “Consultant”) to or in respect of the Fund, Portfolio Companies (including with respect to potential portfolio investments of the Fund) and other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Sub-Adviser or other persons other than Apollo Consulting, such activities will be treated for purposes of this definition as if they were conducted by Apollo Consulting.

Apollo Clients (including the Fund) and Portfolio Companies for or in respect of which a Consultant provides services will typically pay, or otherwise bear, such Consultant’s fees, costs and expenses incurred in connection with its engagement of such Consultants, as well as any other operating expenses associated with such engagement (including overhead and organizational expenses attributable to Apollo Consulting). In addition, Consultants may receive other forms of compensation from multiple sources, including the Fund and Portfolio Companies, for services provided for or in respect of the Fund or Portfolio Companies (for example, fees, reimbursement of expenses or compensation received for serving as its director or in a similar capacity or providing analysis of a potential acquisition or sale), and may, as part of their respective arrangements, also be entitled to invest in Portfolio Companies. Any fees, compensation or reimbursements received by Apollo Consulting or any Consultant (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, Apollo Consulting, the applicable Consultant or any of their respective affiliates or employees.

While the expertise or responsibilities of a Consultant could be or are similar in certain or substantially all respects to those of a full-time Apollo investment professional employed by Apollo or certain functions that might customarily be performed by an investment professional employed by the manager of a fund, the fees, costs, expenses or other compensation described above will nonetheless be borne by Apollo Clients or their investments, including the Fund or Portfolio Companies, due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals. Any engagement of the services of Apollo Consulting or any Consultant by the Fund or any of its Portfolio Companies will not require the approval of any shareholder or any other independent party. Further, any determinations relating to Apollo Consulting or any Consultant to be engaged by the Fund or any Portfolio Company, will, in each case, be made by Apollo in good faith, which includes Apollo being authorized in its sole discretion to determine that certain functions carried out by Consultants will instead be carried out by Apollo employees, or a mix of Consultants and employees, if, for example, it believes that the ability to offer an employment relationship would provide Apollo with greater flexibility in attracting the personnel it desires.

Operating Partners Generally. With respect to an operating partner, Apollo generally retains, or otherwise enters into a joint venture arrangement with, such operating partner on an ongoing basis through a consulting or joint venture arrangement involving the payment of annual retainer fees or other forms of compensation. Such operating partner may receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing investments for the Fund (subject to the requirements of the 1940 Act) and other Apollo Clients. Such annual retainer fees, success fees, performance- based compensation and the other costs of retaining such operating partners may be borne directly by the Fund as fund expenses. None of the compensation or expenses described above will be offset against any management fees payable to the Adviser or Sub-Adviser in respect of the Fund. Such operating partners (including operating partners in which the Fund may own an interest) may operate assets on behalf of the Fund, as well as other Apollo Clients and may also operate assets for third parties.

Selection of Service Providers. As described above, the Board will select the Fund’s service providers (including affiliated service providers) and will determine the compensation of such providers without review by or the consent of any shareholders. The Fund, regardless of the relationship to Apollo of the person performing the services, will bear the fees, costs and expenses related to such services. This will create an incentive for the Sub-Adviser to recommend an affiliated service provider, or to otherwise select service providers based on the potential benefit to Apollo or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). For example, the Sub-Adviser can recommend service providers that use their or their respective affiliates’ premises, for which the Sub-Adviser does not currently, but may in the future, receive overhead, rent or other fees, costs and expenses in connection with such on-site arrangement. Additionally, a Portfolio Company of the Fund may lease space from Apollo, an affiliated service provider or a portfolio investment of another Apollo Client. Furthermore, the Board can engage the same service provider to provide services to the Fund that also provides services to Apollo or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned. The Sub-Adviser and their respective affiliates address these conflicts of interest by using reasonable diligence to ascertain whether each service provider (including law firms) provides its service on a “best execution” basis, taking into account factors such as expertise, operational and regulatory controls, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying Apollo’s or its affiliates’ service provider selection criteria. In addition, in the event such service providers are affiliates of Apollo (as opposed to third parties), the engagement of such providers must typically comply with any conditions applicable to affiliate transactions described herein. Apollo from time to time enters into arrangements with service providers that provide for fee discounts for services rendered to Apollo and its affiliates.

Apollo Compensation-Related Conflicts. The possibility of performance-based compensation with respect to the Fund or any other Apollo Client to which a portion of certain Portfolio Investments could be syndicated will create an incentive for Apollo to make riskier or more speculative investments on behalf of the Fund (including for eventual syndication to such other Apollo Clients) than it might otherwise make in the absence of such compensation. In addition, the terms of such compensation could incentivize the Sub-Adviser to make decisions regarding the timing and structure of realization transactions that may not be in the best interests of investors. In exercising its discretion over investment and related decisions, the Sub-Adviser may consider such interests and factors as it desires, including its own interests. As such, there can be no assurance that any such conflict will be resolved in a manner that does not adversely affect the Fund or the shareholders as a whole.

Additionally, the percentage of profits Apollo is entitled to receive and the terms applicable to such performance-based compensation vary among Apollo Clients. Because the opportunity to receive performance-based compensation is based on the success of investments, to the extent the rates or other terms applicable to such compensation differ among Apollo Clients and subject to the 1940 Act, Apollo will be incentivized to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients bearing higher performance compensation rates or to Apollo Clients whose governing documents contain less restrictive terms regarding such compensation. In addition, Apollo will be incentivized to allocate investment opportunities away from Apollo Clients that have suffered losses and have not yet achieved a priority return threshold and, instead, allocate them to Apollo Clients that are more likely to actively generate performance-based compensation. In addition, as contemplated in “Fees and Carried Interest Payable with Respect to Co-Investments” above, the portion of any fees payable in connection with any investment that are allocable to investments by Co-Investors will not reduce management fees paid by any Apollo Client and will be retained by and be for the benefit of the Sub-Adviser or any of their respective affiliates or employees. Therefore, the Sub-Adviser will be perceived to be incentivized to allocate a greater portion of such investment to Co-Investors than it would have otherwise allocated to Co-Investors in the absence of such arrangements. Apollo has adopted written allocation policies and procedures, as described in “Allocation of Investment Opportunities” above, to help address conflicts arising in the allocation of resources and investment opportunities among Apollo Clients.

Similarly, management fees or higher management fees will be perceived to incentivize Apollo to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients who are charged such management fees or higher management fees. See also “Fees and Carried Interest Payable with Respect to Co-Investments” above.

Finally, the right to receive performance-based compensation also creates a potential conflict of interest in the valuation of investments. Apollo has prepared accounting guidelines regarding the recognition of asset impairment and has also adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the valuation of the Fund’s assets. See also “Valuation of Fund Assets” below.

Valuation of Fund Assets. There can be situations in which Apollo is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Sub-Adviser could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of management fees due. Apollo has adopted valuation policies to address these potential conflicts.

Fees Paid to Apollo. Certain fees received by the Sub-Adviser will not be applied to reduce management fees and a portion of such fees will be retained by and be for the benefit of the Sub-Adviser or any of its respective affiliates or employees, in each case, in accordance with the fee arrangements set forth in the advisory arrangements for the Fund, as applicable).

Strategic Relationship with Athene and Athora. Athene Holding Ltd. (together with its subsidiaries, “Athene”) is a retirement services company that issues, reinsures and acquires retirement savings products designed for individuals and institutions seeking to fund retirement needs. The products and services offered by Athene include fixed-income and fixed-indexed annuity products, reinsurance services offered to third-party annuity providers and institutional products, such as funding agreements. Athora Holding Ltd. is a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (together with its subsidiaries, “Athora”). In exchange for an advisory fee, Apollo provides asset management and advisory services to Athene and Athora, including asset allocation services, direct asset management services, asset and liability matching management, mergers and acquisitions, asset diligence hedging and other asset management services. Apollo also provides sub-allocation services with respect to a portion of Athene’s and Athora’s assets and allocates such assets across Apollo Clients in a manner that often characterizes Athene and Athora as captive permanent capital vehicles in relation to Apollo’s business. Additionally, Apollo and Athene (as well as Apollo and Athora) also have considerable overlap in ownership and, as a result, from time to time Apollo is or may be perceived to be able to exercise significant influence over matters requiring shareholder approval relating to Athene’s and Athora’s businesses, including approval of significant corporate transactions, appointment of members of Athene’s and Athora’s management, election of directors, approval of the termination of Athene’s and Athora’s investment management agreements and determination of Athene’s and Athora’s corporate policies. As a result of the relationship between (x) Apollo and Athene and (y) Apollo and Athora, Athene’s and/or Athora’s participation (as well as the respective accounts or assets that they manage) in an Apollo Client (other than the Fund) is typically accompanied by strategic partnership treatment and in connection with investing Athene’s and Athora’s assets across Apollo Clients (other than the Fund), Apollo grants Athene and Athora certain preferential terms, including reduced management fee and carried interest rates that are lower than those applicable to the other fund investors, access to co-investment opportunities and other preferential terms, that in each case, are not subject to “most favored nations” treatment by other fund investors. Furthermore, as stated above, as Apollo provides asset management and advisory services to Athene and Athora, there will be instances where certain transactions (such as, for example, cross- trades among Apollo Clients (other than the Fund), the provision of financing or other transactions between Apollo Clients or potential or existing portfolio companies of Apollo Clients, on the one hand, and Athene and/or Athora, on the other hand, in each case, subject to the limitations of the 1940 Act) present conflicts of interest from the perspective of the involved parties, which would include Apollo itself or through its ownership of or significant influence over Athene and Athora. For example, and without limiting the foregoing, Athene, Athora and/or their affiliates or portfolio companies can serve as a financing or similar source in connection with the acquisition, financing or disposition of the Fund’s investments in existing or potential portfolio companies or in connection with the activities and business operations of such existing or potential portfolio companies (regardless of the type of investment, be it a control, non-control, preferred equity, structured or other type of investment structure). There will not necessarily be third parties involved in any such transaction in order to seek to ensure, among other things, that the terms of such participation by Athene, Athora and/or their affiliates or portfolio companies will reflect customary or market terms and will be subject to the 1940 Act.

Further, as Athene, Athora and/or their affiliates or portfolio companies invest in a number of Apollo Clients (other than the Fund) and may seek to restructure or otherwise modify their respective balance sheet holdings from time to time, they may request to transfer their interests in Apollo Clients to each other, to portfolio companies of Apollo or Apollo Clients or to third parties. Apollo is incentivized to consent to such transfers (notwithstanding that the applicable general partner can grant or withhold its consent in its sole discretion), due to the fact that such transfers may, among other things, relieve the respective balance sheets of Athene, Athora and/or their affiliates or portfolio companies in a manner that allows them to fund other Apollo Clients or Apollo initiatives. Additionally, Athene holds interests in entities within the Apollo corporate structure that are recipients of all or a portion of the fees earned by the Sub-Adviser. Apollo, any affiliate thereof or one or more Apollo Clients could acquire interests in, Apollo or an affiliate thereof could enter into advisory arrangements with, or any of the foregoing could otherwise transact or enter into relationships with other businesses (such as, by way of example only and not of limitation, other insurance businesses) in a manner similar to the relationships with Athene, Athora and/or their affiliates or portfolio companies, in which case the conflicts and other issues described in this paragraph could apply, potentially more acutely depending on the nature and degree of the relationship, with respect to each such other business.

Creation of Other Entities; Restructuring. Except as expressly prohibited under a contractual restriction to which Apollo is subject, Apollo will be permitted to market, organize, sponsor, act as general partner or manager or as the primary source for transactions for other pooled investment vehicles or managed accounts, which can be offered on a public or private placement basis, and to restructure and monetize interests in Apollo, or to engage in other investment and business activities. Such activities raise conflicts of interest for which the resolution may not be currently determinable.

Relationship among the Fund, the Sub-Adviser and the Investment Team. The Sub-Adviser will have a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. The functions performed by the Sub-Adviser are not exclusive. The officers and employees of the Sub-Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Sub-Adviser has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts that have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Potential Duties to Other Stakeholders. The Sub-Adviser is an affiliate of AGM. The shares of Class A common stock of AGM are publicly traded on the New York Stock Exchange. As a result, the Sub-Adviser has duties or incentives relating to the interests of AGM’s stockholders that could differ from and that could conflict with the interests of the Fund and its shareholders, such as conflicts arising from the allocation of expenses, special fee offsets and investment opportunities (in particular, opportunities in the financial services industry). Apollo will endeavor to resolve such conflicts in a manner that Apollo determines in good faith to be fair and equitable to the extent possible under the prevailing facts and circumstances. Apollo will seek to allocate investment opportunities in the financial services industry between Apollo and Apollo Clients in accordance with their respective governing documents and will evaluate such opportunities in accordance with its allocation policies and procedures. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to Apollo rather than to the Apollo Clients, and Apollo expects to allocate such opportunities in a similar manner in the future.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

PORTFOLIO MANAGERS

Earl Hunt, Chris Lahoud and James Vanek, each an employee of Apollo and its affiliates, serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

As of December 31, 2021, Mr. Hunt is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	220	$8,0700	90	$3,7090

As of December 31, 2021, Mr. Lahoud is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	226	$8,0704,186	96	$3,7094,487

 As of December 31, 2021, Mr. Vanek is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	12	$2,603718	10	$2,6030
Other Pooled Investment Vehicles	43	$1,19715,328	42	$1,0932,572
Other Accounts	86	$3,5317,088	84	$3,5311,804

As of December 31, 2021, Messrs. Hunt, Lahoud and Vanek did not own shares of the Fund.

Allocation of Brokerage

Specific decisions to purchase or sell securities for the Fund are made by either (i) the portfolio manager who is an employee of the Adviser or (ii) designated employees of the Sub-Adviser and its affiliates. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund. During the fiscal year ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $15,485, $20,037 and $25,967 in brokerage commissions, respectively.

Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17(e)(1) under the 1940 Act which places limitations on the securities transactions effected through the Distributor. The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund did not pay any affiliate party brokerage commissions.

Tax Status

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

Other Information

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s administrator and fund accountant pursuant to a fund services agreement between ALPS and the Fund. For its services as administrator and accounting agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $878,132, $750,835 and $534,108 in administration and fund accounting fees to ALPS, respectively.

Distributor

ALPS Distributors, Inc. (the “Distributor”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, MO 64105, serves as transfer agent pursuant to a transfer agency agreement between DST Systems, Inc. and the Fund.

Legal Counsel

Simpson Thacher & Bartlett LLP, Washington, D.C., acts as legal counsel to the Fund. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware legal counsel to the Fund.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 601 Travis Street, 16th Floor, Houston, Texas 77002.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

Financial Statements

The financial statements for the Fund’s fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report contained in the Fund’s annual report dated December 31, 2021 are incorporated by reference to this SAI. The Fund’s annual report and semi-annual report are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

Appendix A

APOLLO CAPITAL CREDIT ADVISER, LLC

PROXY VOTING POLICIES AND PROCEDURES

Background & Description

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●	Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Rule 206(4)-6 is supplemented by Investment Advisers Act Release No. 5325 (September 10, 2019) (“Release No. 5325”), which contains guidance regarding the proxy voting responsibilities of investment advisers under the Advisers Act. Among other subjects, Release No. 5325 addresses the oversight of proxy advisory firms by investment advisers. Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Books and Records section of this Compliance Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act.

Policy

The Adviser, as a matter of policy and as a fiduciary to the Fund, has the responsibility for voting proxies for securities held by the Fund consistent with the best interests of the Fund. The Adviser has delegated the voting responsibility for the Fund’s Sub-Adviser. The Sub-Adviser maintains written policies and procedures as to the handling, voting and reporting of proxies. The Adviser shall cause the Fund to make appropriate disclosures about the Fund’s proxy policies and practices and the availability of the Fund’s proxy voting record.

Procedures

The Adviser has adopted procedures to implement the proxy voting policy and to monitor and ensure its policy is observed and amended or updated, as appropriate, which include the following.

General Voting Procedures and Guidelines

The Adviser has delegated the voting responsibility for the Fund to the Sub-Adviser. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act. The Sub-Adviser votes proxies for the Fund in a manner consistent with its proxy voting policies and procedures, and any written instructions from the Adviser or the Fund. As a fiduciary, the Sub-Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of its clients, including the Fund, and not to subrogate client interests to its own interests. To meet its fiduciary obligations, the Sub-Adviser seeks to ensure that its votes proxies in the best interest of its clients, including the Fund, and address how it will resolve any conflict of interest that may arise when voting proxies.

The Sub-Adviser intends to vote proxies on behalf of the Fund either in accordance with management recommendations, or otherwise in the best interests of the Fund, taking into account such factors as it deems relevant in its sole discretion. The Sub-Adviser’s proxy voting policy is designed to ensure that if a material conflict of interest is identified in connection with a particular proxy vote, that the vote is not improperly influenced by the conflict. Conflicts of interest will arise from time to time in relation to proxy voting requirements. The Sub-Adviser shall monitor all proxies for any potential conflicts of interest. If a material conflict of interest arises, the Sub-Adviser will determine what is in the best interests of the Fund and will seek to take appropriate steps to eliminate any such conflict.

The Adviser expects the Sub-Adviser to vote proxies according to its stated proxy voting policy and in the best interest of shareholders. The Sub-Adviser may refrain from voting Fund proxies if:

●	the voting materials are not received in sufficient time to allow proper analysis or an informed vote by the voting deadline; and

●	it determines the cost of voting will likely exceed the expected potential benefit to the Fund; or the securities are of a de minimis amount

The Sub-Adviser must notify the Adviser of votes contrary to its general guidelines and document the rationale for any such vote, votes on non-routine matters and instances where the Sub-Adviser refrains from voting. The Sub-Adviser provides the Adviser and Fund with periodic reporting related to its proxy voting practices, votes cast and any votes which are voted contrary to its respective guidelines.

Conflicts of Interest

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. The Sub-Adviser is responsible for identifying, prior to each proxy vote, material actual or potential conflicts between its interests, its affiliates, or Personnel and the interests of the Fund. A conflict between the Sub-Adviser and any client, including the Fund, can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

●	undue influence upon the Sub-Adviser or its affiliates, whether exerted by an internal or external party (such as agents of the issuer);

●	A failure to vote in favor of a position supported by management may harm the relationship the Sub-Adviser or its client have with the company;

●	A failure to vote in favor of a particular proposal may harm the relationship the Sub-Adviser or a client has with the proponent of the proposal;

●	A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Sub-Adviser has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein;

●	existing or prospective clients or other relationships involving the issuer or the executive officers of the issuer (e.g., changes to prospectus, board of directors, etc.); or

●	Conflicts arising from investment positions held by affiliates of the Sub-Adviser.

Form N-PX

The Adviser shall cause the Fund to file an annual report of proxies voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Disclosure

The Adviser will provide conspicuously displayed information in the Fund’s registration statement and annual report to shareholders describing the policy and procedures used by the Adviser to vote proxies on behalf of portfolio securities, including a statement that shareholders may request information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.

The Adviser will also provide a statement in the Fund’s semi-annual report to shareholders notifying shareholders that a description of the policies and procedures that the Fund uses to vote proxies relating to portfolio securities is available without charge upon request. Additionally, the Fund’s semi-annual report will also include a statement notifying shareholders that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available without charge upon request.

Requests for Information

All requests for information regarding proxy votes, or policies and procedures, received by any Adviser Personnel, officer, or director should be forwarded to the CCO. In response to any request from a Fund shareholder, the CCO will prepare a written response with the information requested.

Recordkeeping
The Adviser relies on the Sub-Adviser to maintain proxy voting records in accordance with the SEC’s five-year retention requirements including: (i) the Sub-Adviser’s policy and any amendments; (ii) proxy materials; (iii) a record of each vote that it casts (and any decisions to refrain from voting); (iv) any document created that was material to making a decision how to vote or that memorializes that decision; (v) records reflecting the resolution of conflicts of interest; and (vi) client requests for the policy or proxy voting information, and the Adviser’s response. The CCO shall retain the following proxy records in accordance with the Adviser’s Recordkeeping Policy:

●	These policies and procedures and any amendments;

●	The Sub-Adviser’s proxy voting policies and procedures;

●	Each proxy statement that the Adviser receives;

●	A record of each vote that the Adviser casts;

●	A record of votes cast by the Sub-Adviser on behalf of the Fund (form N-PX);

●	Any specific documents prepared or received in connection with a decision on a proxy vote; and

●	A copy of each written request for information on how the Adviser voted such proxies, and a copy of any written response.

Responsibility

Compliance has responsibility for implementation and monitoring of the Adviser’s proxy voting policy and procedures. In addition to periodically reviewing proxy votes cast by the Sub-Adviser on behalf of the Fund, Compliance should also periodically review the Sub-Adviser’s proxy voting policy and procedures. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund.

Appendix B

PROXY VOTING POLICY OF APOLLO CREDIT MANAGEMENT, LLC

SEC registered advisers that have the authority to vote client proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures (i) reasonably designed to ensure that the adviser votes proxies in the best interests of its clients and (ii) that include how the adviser addresses material conflicts that may arise between the adviser’s interests and those of its clients. It is expected that, in most cases, Apollo Credit Management, LLC (the “adviser”) will invest the assets of its clients in securities that do not generally carry voting rights. When a client account does have voting rights in a security, it follows the proxy voting policies and procedures summarized below:

In determining how to vote, officers of the adviser will consult with each other and other investment professionals affiliated with the adviser, taking into account the interests of the adviser’s clients and investors as well as any potential conflicts of interest. The adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, including by seeking the direction of the independent directors of the client or, in extreme cases, by abstaining from voting. While the adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the adviser does not expect to delegate its voting authority to any third party.

An officer of the adviser will keep a written record of how all such proxies are voted. The adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

The adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the adviser will vote proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it is necessary to vote contrary to the general guidelines to maximize shareholder value or the best interests of the adviser’s clients. In reviewing proxy issues, the adviser generally uses the following guidelines:

Elections of Directors: In general, the adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the adviser determines that there are other compelling reasons for withholding a vote, it will determine the appropriate vote on the matter. The adviser may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a shareholder vote or (4) act on tender offers where a majority of shareholders have tendered their shares. Finally, the adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement or where, in the adviser’s discretion, the cost of voting will outweigh the perceived benefit.

Appointment of Auditors: The adviser believes that the board of an issuer remains in the best position to choose its independent auditors and the adviser will generally support management’s recommendation in this regard.

Changes in Capital Structure: Changes in an issuer’s charter or by-laws may be required by state or federal regulation. In general, the adviser will cast client votes in accordance with management on such proposals. However, the adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: The adviser believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, the adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of client interests.

Proposals Affecting Shareholder Rights: The adviser generally will vote in favor of proposals that give shareholders a greater voice in the affairs of an issuer and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of a client’s investment in the issuer.

Corporate Governance: The adviser recognizes the importance of good corporate governance. Accordingly, the adviser generally will favor proposals that promote transparency and accountability within an issuer.

Anti-Takeover Measures: The adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on shareholder value dilution.

Stock Splits: The adviser generally will vote with management on stock split matters.

Limited Liability of Directors: The adviser generally will vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: The adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.

60

PROSPECTUS May 1, 2022, As Amended May 2, 2022

Apollo Diversified Credit Fund

Class F Shares (CRDFX) of Beneficial Interest

Apollo Diversified Credit Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Class F Statement of Additional Information (“SAI”) dated May 1, 2022, as amended May 2, 2022, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling toll-free 1-888-926-2688. The table of contents of the SAI appears on page 68 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make shareholder inquiries by calling 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. The SAI, material incorporated by reference and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Summary of Investment Strategy. The Fund pursues its investment objective through an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. The Fund will seek to invest tactically across opportunistic credit strategies employed by Apollo Credit Management, LLC (the “Sub-Adviser”) in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations, commercial mortgage-backed securities and other asset-backed securities. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined herein) in debt securities, including, but not limited to, credit related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments. The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

Risks. Investing in the Fund involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.

●	The Fund will ordinarily accrue and pay distributions from its net investment income, if any, once a quarter, however, the amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital.

●	The Fund may invest in CLOs. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying debts and loans in the tranche of the CLO, in which the Fund invests. The Fund invests in CLOs without regard to tranche. CLOs also carry risks including, but not limited to, interest rate risk and credit risk.

●	Investors will pay offering expenses. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.

●	The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares. Thus, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Risk Factors” below in this prospectus.

The Adviser. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Sub-Adviser. The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class F shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of shares of beneficial interest, at net asset value plus the applicable sales load, if any. As of April 4, 2022, the Fund’s net asset value per share was $23.66 for Class F shares. As of April 4, 2022, there were 858,366 Class F shares outstanding. Class F shares are not subject to sales loads. The Fund offers Class A shares and Class C shares, Class I shares, Class M shares, and Class L shares by separate prospectuses.

Class F shares are available solely to investors who were stockholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. (“GC-BDC”) into the Fund. Class F shares are not otherwise available or being offered to the general public. The Fund’s shares are offered through its distributor, ALPS Distributors, Inc. (the “Distributor”). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the sale of the shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended.

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	None	$ amount invested at current NAV

Investment Adviser
Apollo Capital Credit Adviser, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Electronic Reports Disclosure - As of January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth under the heading “Risk Factors.”

The Fund

Apollo Diversified Credit Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

The Fund pursues its investment objective through a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

●	The levered performing credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return.

●	The dislocated credit pillar seeks to use contingent capital to pursue “dislocated” credit opportunities (e.g., stressed, performing assets across the credit spectrum that sell-off due to technical and/or non-fundamental reasons) in between traditional, passive investment mandates and “distressed-for-control” investment mandates.

●	The large scale origination pillar targets large corporate and sponsor-backed issuers utilizing Apollo’s proprietary sourcing channel, primarily focused on 1st lien and unitranche loans.

●	The structured credit pillar seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities, including debt and equity tranches of CLOs, CMBS, residential mortgage backed securities (RMBS), consumer and commercial ABS, whole loans and regulatory capital relief transactions.

●	The other opportunistic strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the above pillars. Other opportunistic strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class and the Sub-Adviser’s expertise within the credit platform, including special purpose acquisition companies (“SPACs”), aviation finance and credit secondaries.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

An affiliate of the Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions.

Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed regulated funds or BDCs, including the Fund (the “Apollo Regulated Funds”), and other private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo Regulated Funds to participate. The Apollo Regulated Funds may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo Regulated Funds (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund, any other Apollo Regulated Funds, and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Sub-Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Sub-Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which acts as the borrower of a revolving credit facility. The Financing Subsidiary is subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

For purposes of the Fund’s 80% policy, the Fund aggregates direct investments with investment held by its wholly-owned and controlled Subsidiaries.

Leverage and Credit Facility

The Fund and/or its Financing Subsidiary utilize leverage, including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary are authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

The Fund may also use leverage in the form of the issuance of preferred shares, but does not currently intend to do so. The Fund’s Board may authorize the issuance of preferred shares without the approval of common shareholders; however, the Fund is not currently authorized to issue preferred shares. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Fund’s common shareholders, and these costs and expenses may be significant.

Other investments held by the Fund may also expose the Fund to leverage, which is excluded from the 33.33% limitation noted above. For example, the Private Debt Funds in which the Fund invests may also employ leverage. In addition, the Fund’s investments in certain derivatives may be viewed as a form of leverage.

To finance investments, the Fund may securitize certain of its secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Strategy

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in debt securities, including, but not limited to, credit-related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

“Managed Assets” means net assets plus the amount of any borrowings and the liquidation preference of any preferred shares that may be outstanding.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”) and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Investment Adviser

The Adviser was formed in 2016, commenced operations in 2017, and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo.

Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio.

Fees and Expenses

The Adviser is entitled to receive a monthly fee at the annual rate of 1.85% of the Fund’s daily net assets. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb all operating expenses of the Fund attributable to Class F shares (including offering expenses, taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.85% per annum of the Fund’s average daily net assets attributable to Class F shares so long as Class F shares are outstanding and the Adviser is the investment adviser to the Fund, unless and until the Board of Trustees of the Fund (“Board” or the “Trustees”) approves the Expense Limitation Agreement’s modification or termination (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. See “Management of the Fund.”

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”) serves as the Fund’s Administrator and Accounting Agent. See “Management of the Fund.”

Transfer Agent

DST Systems, Inc. (“DST” or “Transfer Agent”) serves as the Fund’s transfer agent. See “Management of the Fund.”

Distribution Fees

Class F Shares are not subject to a Distribution Fee. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. See “Quarterly Repurchases of Shares.”

Share Classes

The Fund offers multiple different classes of shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Class F shares of the Fund are set forth in “Summary of Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

The Fund also offers Class A, Class C, Class L, Class M, and Class I shares through separate prospectuses, which are subject to different sales loads and ongoing fees and expenses.

Each investor’s financial considerations are different. You should consult with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class F shares are available solely to investors who were stockholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of the Fund’s shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Liquidity is provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.”

Investments in Convertible Securities. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below).

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, or allocate significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy

The Fund’s distribution policy is to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Distributions are made at the class level, so they may vary from class to class within the Fund. See “Dividend Reinvestment Plan.”

Custodian

The Bank of New York Mellon Trust Company, National Association (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses	Class F
Maximum Sales Load (as a percent of offering price)	None
Contingent Deferred Sales Charge	None
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Other Expenses	0.65%
Shareholder Servicing Expenses	None
Distribution Fee	None
Remaining Other Expenses[1]	0.65%
Interest Expense on Borrowing	0.34%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses[2]	2.85%
Fee Waiver and Reimbursement	(1.00)%
Total Annual Expenses (after fee waiver and reimbursement)	1.85%

[1]	CLO expenses are not included in the Other Expenses. If such expenses were included, they would be approximately 0.01% of the Fund’s net assets.

[2]	The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb all operating expenses of the Fund attributable to Class F shares (including offering expenses, taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.85% per annum of the Fund’s average daily net assets attributable to Class F shares so long as Class F shares are outstanding and the Adviser is the investment adviser to the Fund, unless and until the Board approves the Expense Limitation Agreement’s modification or termination (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses paid not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. See “Management of the Fund.” The total annual expenses in this fee table is different from the ratio of expenses to average net assets given in the Financial Highlights, because the Financial Highlights do not include acquired fund fees and expenses.

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 56 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement shall continue in effect so long as Class F shares are outstanding).

Share Class	1 Year	3 Years	5 Years	10 Years
Class F	$19	$79	$141	$310

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders may be assessed an outgoing wire transfer fee at the prevailing rates charged by DST. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for shares of the Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements, which have been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated December 31, 2021. To request the Fund’s Annual or Semi-Annual Report, please call 1-888-926-2688. The table below sets forth financial data for one Class F share of beneficial interest outstanding throughout the period presented.

Apollo Diversified Credit Fund – Class F	Consolidated Financial Highlights

For a Share Outstanding Throughout the Period Presented

	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018		For the Period September 25, 2017 (Commencement of Operations) to December 31, 2017
Net asset value, beginning of year	$24.07		$24.90		$24.01		$25.30		$25.25

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	1.53		1.28		1.63		1.50		0.32
Net realized and unrealized gain/(loss)	0.46		(0.65)		0.97		(1.26)		0.03
Total from investment operations	1.99		0.63		2.60		0.24		0.35

DISTRIBUTIONS:
From net investment income(b)	(1.53)		(1.46)		(1.71)		(1.53)		(0.30)
Total distributions	(1.53)		(1.46)		(1.71)		(1.53)		(0.30)

Net increase/(decrease) in net asset value	0.46		(0.83)		0.89		(1.29)		0.05
Net asset value, end of year	$24.53		$24.07		$24.90		$24.01		$25.30
TOTAL RETURN(c)	8.44%		3.15%		11.06%		0.91%		1.41%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$21,337		$23,004		$25,965		$26,843		$38,254
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	2.84%		2.54%		2.70%		3.03%		3.27	%(d)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.72	%(e)	1.25	%(e)	0.43	%(e)	0	%(f)	0	%(f)
Ratio of net investment income to average net assets	6.27%		5.60%		6.58%		5.99%		4.85	%(d)

Ratios to Average Net Assets (excluding interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	2.50%		2.54%		2.70%		3.03%		3.27	%(d)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.38	%(e)	1.25	%(e)	0.43	%(e)	0	%(f)	0	%(f)

Portfolio turnover rate(g)	73%		98%		72%		56%		48%

(a)	Calculated using the average shares method.

(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.

(c)	Total returns are for the year indicated. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.

(e)	For the period of January 1, 2019 to August 25, 2019 the Adviser voluntarily absorbed all of the operating expenses of the Fund. For the period of August 26, 2019 to April 30, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.25% of net assets. For the period of May 1, 2021 to August 15, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.375% of net assets.

For the period of August 16, 2021 to December 31, 2021, the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(f)	The Adviser voluntarily absorbed all of the operating expenses of the Fund during the period. In the absence of the election by the Fund’s investment adviser to bear all of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(g)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund	Consolidated Financial Highlights

For a Share Outstanding Throughout the Period Presented

Information about the Fund’s senior securities is shown in the following table:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Lines of Credit Total Amount Outstanding (000’s)	$133,945	N/A	N/A	N/A	N/A
Asset Coverage Per $1,000 of Citi Credit Facility Outstanding(a)	$5,691	N/A	N/A	N/A	N/A

(a)	Calculated by subtracting the Fund’s consolidated total liabilities (excluding the indebtedness represented by the Lines of Credit) from the Fund’s total assets and dividing by the total amount outstanding on the Lines of Credit. The Asset Coverage ratio is then multiplied by $1,000 to determine the “Asset Coverage Per $1,000 of Lines of Credit Outstanding.”

USE OF PROCEEDS

The net proceeds of the continuous offering of shares will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. The Fund will pay organizational costs and its offering expenses incurred with respect to its initial and continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate. While the Fund does not anticipate a delay in the investment of net proceeds from investors, the Fund will seek shareholder approval if the net proceeds are not invested within six months of the Fund’s initial offering in accordance with the rules under the 1940 Act.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 5, 2016. The Fund’s principal office is located at 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

As described in greater detail below, the Fund will take a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

Levered Performing Credit. The Levered Performing Credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return. Levered Performing Credit utilizes a targeted investment approach with a focus on top of the capital structure assets, tactically shifting its allocations across the broadly syndicated market to capture market upside while mitigating downside risk across varying market conditions. The Fund will look to identify credits with attractive trading technicals which the Fund views as offering disproportionate yield relative to the risk associated with the issuer. Frequently, these investment opportunities capitalize on pricing inefficiencies between companies, industries or rating categories due to a misunderstood credit story. The Fund will also seek out high-conviction credits where the Fund believes an upcoming event, such as a refinancing, maturity, covenant breach, initial public offering or asset sale, will serve as a catalyst for an attractive risk-adjusted return. In the Fund’s view, value-oriented credit selection with emphasis on downside protection is paramount and the most powerful determinant of performance across all market environments.

Levered Performing Credit seeks to identify fundamentally sound investments in companies with low leverage, sustainable competitive advantage, high free cash flow and strong management teams, all of which the Fund believes provide incremental downside protection. Furthermore, the Levered Performing Credit pillar prudently applies low-cost leverage, typically ranging between 0.5x to 1.5x under normal conditions, to mute downside participation and produce attractive upside capture as well as macro hedges to mitigate tail-risk and generate stability in the event of adverse market volatility.

Dislocated Credit. The Dislocated Credit pillar seeks to use contingent capital to pursue dislocated credit opportunities within the whitespace that exists between traditional passive and distressed-for-control investment mandates. With the growth of passive investing and daily liquid credit funds, the Fund has observed heightened fragility within the credit markets wherein vehicles, such ETFs and open-ended mutual funds, are characterized by asset/liability mismatches which create vacuums of illiquidity during periods of market stress. During such periods, the Fund sees high-quality, fundamentally sound assets across the credit spectrum sell-off due to technical and/or non-fundamental reasons, frequently from indiscriminate sellers who forgo optimal pricing to offload risk quickly and bolster liquidity. Often, these stressed, but performing credits do not meet return targets for distressed mandates, allowing the Sub-Adviser to be a provider of liquidity when passive investors come to market. Dislocated Credit will seek to scale deployment during periods of material spread widening given capital deployment during periods of volatility has historically resulted in a risk-adjusted return – over the past two decades, capital deployment when high-yield spreads widened over 800 basis points has resulted in a 19% gross return and a 2.1 Sharpe Ratio (which measures the performance of an investment compared to a risk-free asset, after adjusting for its risk).

The Dislocated Credit pillar relies on intense active management to facilitate agility during short-term and often unpredictable bouts of market dislocation. Significant trading activity across the Sub-Adviser’s platform affords differentiated access during periods of market forced selling. Most recently, in March 2020, when high-yield spreads widened through 1,000 basis points, the Sub-Adviser was shown 262 block trades worth $7 billion in face value and purchased assets at a 3-5-point discount. In the Fund’s view, effectively capitalizing on these short windows of volatility requires the specialized asset expertise and sector specialization of the Fund’s deep bench of investment professionals. The Fund’s investment approach focuses on prudent credit selection, emphasizing highly defensible, top of the capital structure investments with strong cash flows, significant asset coverage and other downside protections. Furthermore, given the adjacency of Dislocated Credit to the Sub-Adviser’s hedge fund research engine, the investment team maintains a target list of opportunities to purchase if/when volatility occurs enabling quick and decisive action.

Large Scale Origination. The Large Scale Origination pillar seeks to capitalize on a robust emerging opportunity to provide a streamlined solution for large corporate issuers through directly originated first lien or unitranche term loans. The Fund believes a combination of secular and cyclical drivers are giving rise to a whitespace that exists between the broadly syndicated markets and traditional middle market direct lending, creating demand for scaled direct origination solutions among large corporate issuers. In recent years, businesses of increasing size have demonstrated a preference to fund growth in the private markets, a trend that has been enabled in part by the unprecedented growth in private equity. The Fund believes that the privatization of the broadly syndicated loan market is a corollary to the privatization of equity markets, as forgoing onerous and often uncertain loan syndication processes in favor of private, directly originated financing solutions can be a compelling value proposition for many large issuers. While private credit and middle market direct lending have grown significantly following the 2008 financial crisis, the Fund believes there is a dearth of available alternative financing solutions for large corporate issuers.

The Fund believes that by leveraging its robust networks and proprietary relationships, cycle-tested investing experience and range of expertise across credit, it is well-positioned to be a first mover in large corporate direct lending. Due to the breadth and scale of the Firm’s capital base, the Fund believes that Sub-Adviser-managed funds and clients are poised to underwrite and commit to large transactions, streamlining the execution process for borrowers and enabling them to interface with a single counterparty versus a large, fragmented lender group. Additionally, the Fund’s underwriting and structuring ability coupled with company and sector-specific insights across the Sub-Adviser’s platform will enable the Fund to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs. Given the Sub-Adviser’s first-mover advantage, the Fund believes the Large Scale Origination pillar will stand to exercise a high degree of credit selectivity as well as drive terms and rigorous structural protections to generate attractive risk-adjusted returns.

Structured Credit. The Structured Credit pillar pursues a broad mandate of structured credit products on an opportunistic basis. The Fund seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities. In particular, the Fund looks to invest in debt and equity tranches of CLOs, CMBS, RMBS, consumer and commercial ABS, whole loans and regulatory capital relief transactions. The Fund believes structured credit products can provide investors with exposure to diversified portfolios of high-quality loans, bonds and other similar instruments at higher yields than direct investments in the underlying assets by capturing attractive complexity and illiquidity premia.

While the marketplace often misunderstands the relative value between different structured credit securities given the complexity of the asset class, the Fund believes the breadth and scale of the Sub-Adviser’s platform, coupled with the Fund’s vast network of relationships with banks, management teams, sponsors and intermediaries, positions the Fund with differentiated access and insights to uncover value. The Fund seeks to be a setter of both price and terms and, where appropriate, to originate what we believe are attractive risk-adjusted opportunities rather than purchasing what is on offer in an environment that is increasingly pushing investors toward additional risk. Further, the Fund believes that structured credit, at its core, is a credit product and that the Sub-Adviser’s deep sector, asset and structural expertise enables comprehensive diligence on all prospective investments, including assessment of underlying collateral, structural features and legal documentation. The structured credit analysts, where applicable, leverage the industry work of the corporate credit team where the Sub-Adviser believes that credit-by-credit analysis provides a distinct research advantage and drives incremental downside protection.

Other Opportunistic Strategies. The Other Opportunistic Strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the Levered Performing Credit, Dislocated Credit, Large Scale Origination and Structured Credit pillars. Other Opportunistic Strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class expertise resident within the Sub-Adviser’s credit platform. This pillar will tactically invest in specific asset classes based on prevailing market conditions or idiosyncratic circumstances. For example, opportunities may or may not be limited to: SPACs, aviation finance and credit secondaries:

●	SPACs: The Fund believes the SPAC ecosystem today, across equity, private investment in public equity transactions and debt, represents approximately $500 billion in available opportunities, providing investors with access to top-tier management and investments with significant downside protection and upside potential. The Fund seeks to invest opportunistically across the SPAC ecosystem, with a focus on investing in SPAC IPOs, often at a discount to the stated issuance price. The SPAC opportunity is enhanced to those who can invest in scale on a sustainable basis, as often times founders’ economics are made available to investors with large balance sheets as well as those with a strong reputation within the general marketplace. The Fund may also, on an opportunistic basis, invest in SPAC or other similar transactions where the Sub-Adviser may be the SPAC sponsor or otherwise facilitate such transactions. The Fund believes having experience moving in scale and with speed as well as a longstanding history of investing in SPACs will position it to effectively capitalize on advantageous economics, typically not available to traditional investors.

●	Aviation Finance. Through Merx Aviation Finance, which was developed in 2012, the Fund has access to a fully scaled commercial aircraft leasing and servicing platform with robust processes and procedures across a variety of specialized technical and administrative functions. The Fund believes that the Sub-Adviser’s reputation and deep expertise in the aircraft leasing industry affords it the ability to dynamically invest across the spectrum of aircraft and have access to off-market, idiosyncratic opportunities. By leveraging in-house sourcing, structuring and servicing capabilities, the Fund believes it is optimally situated to deploy into attractive risk-reward opportunities with top-tier counterparties following a period of significant and sustained headwinds for commercial aircraft leasing following the onset of COVID-19.

●	Credit Secondaries. As private credit continues to expand from both end-investor demand and issuer preferences for alternative sources of financing, the Fund believes the opportunity for credit secondaries will grow in tandem to address liquidity or other portfolio management needs from underlying investors. With the Sub-Adviser’s robust database of issuers and vast network of relationships with shareholders and syndication counterparties, the Fund believes it is a natural buyer of a diverse pool of credit secondaries across vintages, managers, industries, geographies and underlying strategies. In addition, the Sub-Adviser’s scope of credit expertise advantageously positions the Fund to identify and underwrite opportunities which offer an attractive current yield with embedded downside protection.

Given the Sub-Adviser’s demonstrated track record of augmenting its existing credit offerings by adding specialized products and strategies to address market inefficiencies as they are identified, the Other Opportunistic Strategies pillar will stand ready to lean into new credit opportunities, if and when they become available.

Investment Strategies

Across these five key strategy pillars, the Fund expects to opportunistically deploy capital as appropriate investment opportunities are identified, dynamically pivoting across the five key strategy pillars in an effort to capitalize on differences in relative value between asset classes. The Fund does not plan to target an explicit allocation to each pillar. Instead, allocations will be informed by the market conditions and the risk-adjusted opportunity set available. For example, during periods of market stress, the Fund will look to scale deployment in Dislocated Credit, purchasing stressed, performing assets which sell-off for non-economic reasons. During periods of relatively lower volatility, the Fund expects to find investments that are more idiosyncratic in nature and fall within Levered Performing Credit, Large Scale Origination, Structured Credit and Other Opportunistic Strategies.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include CLOs, CMBS and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets in credit related investments, including, but not limited to, fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

Investment Allocation Process

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole. Further, an affiliate of the Sub-Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Risk Management & Hedging

The Fund and Sub-Adviser will work to define, measure, monitor and report against the various investment and trading guidelines established for the Fund. The Sub-Adviser uses an internal risk model for measuring, reporting and monitoring a variety of market and credit risk metrics. All analytics and pricing routines required for risk measurement reside within the risk model. Market data, both current and historical, are also part of the risk model.

The Fund expects to manage certain of the risks associated with Fund investments through portfolio construction, continued monitoring and evaluation, diversification, position size limits, security construction and the hedging of industry or market risk. The Fund believes that a flexible approach to risk management will allow the Fund to shift capital to those opportunities that offer the most attractive risk/reward characteristics while maintaining the Fund’s disciplined investment philosophy.

In order to maximize its defensiveness and flexibility, the Fund may also enter into various portfolio-level hedges to reduce the level of credit, foreign exchange, interest rate or other risks in the portfolio. The Fund will seek to enter into these hedges tactically as a risk management tool of the Fund, aimed at isolating and mitigating fundamental factor uncertainty, not muting mark-to-market volatility. Furthermore, this hedging can be used through a variety of products, including long positions, credit derivatives, currency hedges and credit default swaps.

Lastly, the Fund seeks to devote resources to regularly and continuously reviewing the individual holdings, trades, deposits and withdrawals, risk exposures and portfolio level characteristics. It is expected that, when justified by market conditions, including transaction costs, credit asset classes will be trading regularly as the Fund sees relative value opportunities. Consequently, and given the dynamic nature of market conditions, Apollo intends to monitor the Fund and expand the internal risk model to maintain a high level of transparency. The Fund may decide to change its approach to risk management in the future, and the foregoing should only be construed as an expression of its current intentions with respect to its risk management approval.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund, you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Common Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Common Shares who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board of Trustees of the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. In the event that the Board of Trustees of the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will generally be a taxable event to common shareholders.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

The Fund may invest in securities of publicly traded companies. Securities markets in certain countries in which the Fund may invest are fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain other developed countries. Securities markets in the countries in which the Fund may invest have, in the past, experienced substantial price volatility that could have an adverse impact on the value of the Fund’s investments that consist of securities. Periods of economic and political uncertainty may result in further volatility in the value of such investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. securities markets. There can be no assurance that the Fund’s investments will not be sold at prices below their acquisition costs.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments. The full extent of the impact and effects of COVID-19 on the Fund’s and its investments’ operational and financial performance will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories, quarantines and restrictions, development of viable treatment options or availability of vaccines, the recovery time of the disrupted supply chains and industries, the impact of COVID-19 on overall goods and services, investor liquidity, consumer confidence and spending levels, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s performance, portfolio liquidity, ability to pay distributions and make share repurchases.

There are no comparable recent events in the United States which provide guidance as to the effect of the spread of COVID-19 and a potential pandemic on the business, financial condition and results of operations of Portfolio Companies. The novel coronavirus presents material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of COVID-19’s potential effect on the Fund and any Portfolio Companies, which could have a material adverse effect on the Fund’s investments and on the business, financial condition and results of operations of Portfolio Companies, particularly those Portfolio Companies that were already highly leveraged or distressed prior to such economic downturn, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result the Fund and its Portfolio Companies being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Fund and its Portfolio Companies could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Fund could lose both invested capital in and anticipated profits from the affected investment. No previous success by the Sub-Adviser or its affiliates in dislocated markets is any guarantee of the Fund’s success in respect of investing and managing any portfolio investment during and post- the COVID-19 pandemic.

U.S. state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations are being considered) as a result of the COVID-19 pandemic that place restrictions on lenders and landlords in the real estate sector and other industries from exercising certain of their rights in the event of borrower or tenant defaults or delinquencies, including with respect to foreclosure and eviction rights. For example, certain U.S. states have implemented mortgage payment relief packages for homeowners or instituted executive orders suspending the enforcement of residential or commercial evictions and U.S. federal regulators have implemented a moratorium on evictions and foreclosures on homeowners with mortgages backed by the federal government for non-payment of rent.

In addition, the world-wide pandemic caused by COVID-19 may have a substantial impact on the operations of tax authorities, including the IRS, that could, among other things, impose delays on their response and processing time to requests and elections from taxpayers. Such delays may have an adverse effect on the Fund’s operations and structure.

Furthermore, a counterparty’s ability to meet or willingness to honor its financial obligations (including its ability to extend credit or otherwise to transact with the Fund or a portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”)) may be negatively impacted. Current conditions may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. These circumstances also may hinder the Sub-Adviser’s, the Fund’s and/or Portfolio Companies’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

While the Sub-Adviser expects that the current environment will yield attractive investment opportunities for the Fund, the investments made by the Fund are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of portfolio investments or increase the risks associated with an investment in the Fund. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Fund’s investments and investment strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Fund or one or more of its Portfolio Companies and these or similar events may affect the ability of the Fund to execute its investment strategy.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “The Fund’s Investments—Investment Policies—Portfolio Turnover” and “Tax Considerations.”

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter allows us to issue an unlimited number of Common Shares. After you purchase Common Shares in this offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in future offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Common Shares or their interests in the underlying assets held by our subsidiaries.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the loans. To the extent that a Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Those loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for loans is not fully-developed. No active trading market may exist for certain loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain loans quickly or at a fair price. To the extent that a secondary market does exist for certain loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of loans.

If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Sub-Adviser, do not represent fair value. If the Fund attempts to sell a Loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the Loan may be adversely affected.

The Fund may acquire loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Sub-Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a Loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the Loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Loan than the Fund expected when initially purchasing the participation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the Loan as part of a syndicate of banks and financial institutions, or receive its interest in a Loan directly from the Borrower, if the Borrower has annual revenues in excess of $2.5 billion at the time of origination or acquisition.

The Sub-Adviser has established a counterparty and liquidity sub-committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the counterparty and liquidity sub-committee of the Sub-Adviser. The factors considered by the sub-committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business. The Sub-Adviser will attempt to balance the magnitude of these risks against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund.

Bank loans do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. Due to the illiquidity of bank loans, the Fund may not be able to dispose of its investments in bank loans in a timely fashion and at a fair price, which could adversely affect the performance of the Fund. With respect to bank loans acquired as participations by the Fund, because the holder of a participation generally has no contractual relationship with a borrower, the Fund will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against a borrower or through the agent.

Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect the Fund’s interest income to the extent that the Fund is unable to reinvest promptly payments in bank loans or otherwise or if such prepayments were made during a period of declining interest rates.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including, without limitation:

●	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as the Fund, dependent on any guarantees or collateral that they may have obtained;

●	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

●	there will not be as much information publicly available about these companies as would be available for public companies and such information may not be of the same quality;

●	these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

●	these companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

●	these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Lower grade instruments, though higher yielding, are characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The retail secondary market for lower grade instruments may be less liquid than that for higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain instruments or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade instruments, investors could lose money on their investment in Common Shares of the Fund, both in the short-term and the long-term.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Sub-Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and other instruments are not readily marketable and may be subject to restrictions on resale. Loans and other instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and other instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and other instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The Fund has no limitation on the amount of its assets which may be invested in instruments that are not readily marketable or are subject to restrictions on resale.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note. See “The Fund’s Investments—Portfolio Composition.”

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Issuers of CDO securities may acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.

The underlying securities of an issuer of CDO securities may bear interest at a fixed rate while the CDO securities issued by such issuer may bear interest at a floating rate (or the reverse may be true). As a result, there could be a floating/fixed rate or basis mismatch between such CDO securities and underlying securities. In addition, there may be a timing mismatch between the CDO securities and underlying securities that bear interest at a floating rate, as the interest rate on such floating rate underlying securities may adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CDO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the issuers thereof to make payments on the CDO securities.

There is no established, liquid secondary market for many of the CDO securities that the Fund may purchase, and the lack of such an established, liquid secondary market may have an adverse effect on the market value of such CDO securities and the Fund’s ability to dispose of them. Such illiquidity may adversely affect the price and timing of the Fund’s liquidation of CDO securities, including the liquidation of CDO securities following the occurrence of an event of default under the indenture or in connection with a redemption of the notes.

CLO Risk. In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof, (iv) the potential of spread compression in the underlying loans of the CLO, which could reduce credit enhancement in the CLOs and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders. Common Share income may fall if the interest rate on Borrowings or the dividend rate on Preferred Shares rises, and may fluctuate as the interest rate on Borrowings or the dividend rate on Preferred Shares varies. In addition, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to common shareholders will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to common shareholders than if the Fund were not so leveraged. In addition, the costs associated with the Fund’s incursion and maintenance of leverage could increase over time. There can be no assurance that the Fund’s leveraging strategy will be successful.

Any decline in the net asset value of the Fund will be borne entirely by common shareholders. Therefore, if the market value of the Fund’s portfolio declines, the Fund’s use of leverage will result in a greater decrease in net asset value to common shareholders than if the Fund were not leveraged.

Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. In addition, the terms of the credit agreements may also require that the Fund pledge some or all of its assets as collateral.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives, the Fund assumes the risks that theses counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.

The Sub-Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Legislation and Regulatory Risk” below.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations. For instance, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) could have an adverse effect on the Fund’s ability to use derivative instruments. The Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, documentation, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules relating to clearing, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking and clarifications, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund), increase the costs of using certain instruments (for example, by increasing margin, capital or reporting requirements) and/or make them less effective. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, may increase the pricing of derivatives transacted by the Fund. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for the Fund. Limits or restrictions applicable to the counterparties with which the Fund’s engages in derivative transactions could also limit the ability of the Fund from using these instruments, affect the pricing or other factors relating to these instruments or may change the availability of certain investments. As a result, these changes could make it difficult for the Fund to execute its investment strategy.

It is unclear how the regulatory changes will affect counterparty risk. For instance, in December 2012, the CFTC issued a final rule requiring certain credit default swaps and interest rate swaps to be centrally cleared, which is applicable to all swap counterparties not eligible for certain narrowly-defined exemption or exceptions. Where the Fund enters into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or swap execution facility (“SEF”). Such clearing requirements may affect the Fund’s ability to negotiate individualized terms and/or may increase the costs of entering into such derivative transactions (for example, by increasing margin or capital requirements). Clearing mandates with respect to other types of derivative instruments have not yet been issued by the applicable regulators, but could have additional impact on the Fund’s ability to use such instruments as part of its investment strategy. In addition, certain foreign jurisdictions may also impose clearing requirements or expand existing clearing requirements that could apply to the Fund’s transactions with non-U.S. entities. For entities designated by the CFTC or the SEC as “swap dealers,” “security-based swaps dealers,” “major swap participants” or major “security-based swap participants,” the Dodd-Frank Act imposes new regulatory, reporting and compliance requirements. On May 23, 2012, a joint final rulemaking by the CFTC and the SEC defining these key terms was published in the Federal Register. Based on those definitions, the Fund would not be a swap dealer, security-based swap dealer, major swap participant or security-based major swap participant at this time. If the Fund is later designated as a swap dealer, security-based swap dealer, major swap participant or major security-based swap participant, its business will be subject to increased regulatory requirements, including registration requirements, additional recordkeeping and reporting obligations, external and internal business conduct standards, position limits monitoring, capital and margin thresholds, which will in turn increase the Fund’s compliance cost.

Furthermore, on December 15, 2015, the CFTC approved a final rule, which became effective in April 2016, but with later implementation dates as specified below, governing margin requirements for uncleared swaps entered into by registered swap dealers and major swap participants who are not supervised by the prudential regulators, referred to as “covered swap entities.” The final rule generally requires covered swap entities, subject to certain thresholds and exemptions, to collect and post margin in respect of uncleared swap transactions with other covered swap entities and financial end-users. In particular, the final rule requires covered swap entities and financial end-users having “material swaps exposure,” defined as an average aggregate daily notional amount of uncleared swaps exceeding a certain specified amount, to collect and/or post (as applicable) a minimum amount of “initial margin” in respect of uncleared swaps, subject to a phase-in schedule until September 1, 2021, when the average aggregate daily notional amount will thenceforth be $8 billion as calculated from June, July and August of the previous calendar year. In addition, the final rule requires covered swap entities entering into uncleared swaps with other covered swap entities or financial-end-users, regardless of swaps exposure, to post and/or collect (as applicable) “variation margin” in reflection of changes in the mark-to-market value of an uncleared swap since the swap was executed or the last time such margin was exchanged. The implementation date for variation margin requirements was March 1, 2017, subject to no-action relief to delay, until September 1, 2017, for full compliance. The CFTC final rule is substantially consistent with a similar rule mandating the exchange of initial and variation margin adopted by the prudential regulators in October 2015. It is possible that such regulations could increase the cost of and limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

On November 30, 2018, the CFTC published a proposed rule restructuring the regulatory framework applicable to SEFs and requiring more types of cleared swap contracts to be traded on SEFs. If implemented, the proposed rule may increase the cost of entering into certain swap contracts or reduce liquidity in those products. The proposed rule will require SEF registration of many non-U.S. swap facilities, which may have a disproportionate impact on certain cross-border swap contracts.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities, such as those in the EU, Australia, Japan and Hong Kong, have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, as discussed above, in October 2020, the SEC adopted a new rule that changes the regulatory framework around the use of derivatives by registered investment companies, such as the Fund. Furthermore, the EU regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities, including private funds, may be required to clear certain derivatives and may become subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the recently implemented “EMIR Refit” regulations. These EU regulatory changes may impact the Fund and a broad range of counterparties, both outside and within the EU, and are expected to potentially increase the cost of transacting derivatives for the Fund (particularly with banks and other dealers directly subject to such regulations).

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

In a total return swap, the Fund pays the counterparty a periodic payments based on a fixed or variable interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap. The Fund would typically have to post collateral to cover this potential obligation.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

If the Sub-Adviser is incorrect in its forecasts of default risks, liquidity risk, counterparty risk, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Sub-Adviser is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund sells protection under a credit default swap, it would collect periodic fees from the buyer and would profit if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the Fund would be required to pay an agreed-upon amount to the buyer (which may be the entire notional amount of the swap) if the reference entity defaults on the reference security. Credit default swap agreements involve greater risks than if the Fund invested in the reference obligation directly.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Fund or its issuers may enter into credit derivatives transactions as protection buyer or seller. Where the Fund is a credit protection buyer, the Fund will only receive a payment if a credit event occurs. Where the Fund is a credit protection seller, it will have a contractual relationship only with the credit protection buyer, and not with the reference entity unless a termination (in whole or in part) of the contract prior to such contract’s scheduled maturity date (in the event of a credit event) occurs with respect to any such reference entity, physical settlement applies and the credit protection seller delivers an asset referenced by the credit default swap (a “reference asset”) to the Fund.

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on debt instruments will be affected by a variety of factors including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Fund’s portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters , such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another; (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments and the possible imposition of withholding taxes or branch taxes on earnings of the Fund from investments in such jurisdictions; (viii) different bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; and (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. To the extent not appropriately covered, the Fund’s use of reverse repurchase agreements will be subject to the 33 1/3% limitation on the issuance of senior securities representing indebtedness under the 1940 Act.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although the Sub-Adviser has implemented various measures to manage risks relating to these types of events, such systems could be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The Sub-Adviser and/or the Fund may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Sub-Adviser’s, and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders and the intellectual property and trade secrets of the Sub-Adviser. Such a failure could harm the Sub-Adviser’s and/or the Fund’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers and causing the Fund’s investment in such securities to lose value.

The occurrence of an extreme event may result in (and, in the case of COVID-19, has resulted in) the closure of offices, the implementation of global or regional work-from-home policies, and/or travel disruptions or restrictions. Any such actions may increase the Sub-Adviser’s and its portfolio companies’ and their respective affiliates’ and service providers’ dependency on technology systems such as those described above; result in the rapid deployment of new and potentially less familiar technology or operations systems; or lead to the utilization of existing systems in a significantly increased scope or unanticipated manner. If a significant number of the Sub-Adviser’s personnel were to be unavailable in the event of a disaster or other event, the Sub-Adviser’s ability to effectively conduct the Fund’s business could be severely compromised. All of the above could increase the risk of cybersecurity or business continuity related losses, all of which could have a material effect on the Fund.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options or convert convertible securities that were acquired in the initial investment in such Portfolio Company in order to, among other things, preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect or enhance the Fund’s investment when such Portfolio Company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund or any Portfolio Company. There can also be no assurance that the Portfolio Companies will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from the Fund or any other financing source. For instance, the Fund may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in such a Portfolio Company. There can be no assurance that the Fund will make follow-on investments or that it will have sufficient funds or the ability to do so. Any decision by the Fund not to make a follow-on investment or its inability to make such an investment may, in either case, have a substantial negative impact on a Portfolio Company in need of such an investment or may diminish the Fund’s ability to influence the Portfolio Company’s future development. The Sub-Adviser will, in its sole discretion, determine whether an investment constitutes an Additional Investment.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors. The larger the transaction in which the Fund is participating, the more uncertain the Fund’s exit strategy tends to become.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful. The Fund’s investment program may utilize such investment techniques as leverage, margin transactions, short sales, swaps, options on securities and forward contracts, which practices may, in certain circumstances, increase the adverse impact to which the Fund may be subject. The Fund will invest in bonds or other fixed income instruments, including public and private non-investment-grade bonds, secured loans, second lien debt, convertible securities, options, swaps, collateralized loan obligations and other similar securities. Such instruments may face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the Portfolio Company’s inability to meet timely interest and principal payments. The market prices of such instruments are also subject to abrupt and erratic market movements and changes in liquidity and above-average price volatility, and the spread between the bid and asked prices of such instruments may be greater than those prevailing in other securities markets.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, investment in equity securities may arise in connection with the Fund’s debt investment opportunities and may be accompanied by “equity-kickers” or warrants, as well as in the form of equity investments in Platform Investments (as defined herein), to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Fund) and not Apollo in accordance with Apollo’s policies and procedures. The Fund may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Fund may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Sub-Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments. Holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Any defaults will have a negative impact on the value of the Fund’s investments and may reduce the return that the Fund receives from its investments. While some amount of annual defaults is expected to occur in the Fund’s portfolio, defaults in or declines in the value of the Fund’s investments in excess of these expected amounts may result in breaches of covenants under the Fund’s financing arrangements, triggering credit enhancement requirements or accelerated repayment provisions and, if not cured within the relevant grace periods, permitting the finance provider to enforce its security over all the assets of the Fund.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Fund’s investments would typically be entitled to receive payment in full before the Fund receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Fund. In the case of debt ranking equally with the loans or debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Fund invests has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk. Some, but not all, of these additional asset classes and certain related risks are described below.

The investment characteristics of ABS differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk. There may also be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Fund may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. As an investor in subordinated CMBS in particular, the Fund will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Fund may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other mortgage-backed securities in which the Fund may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are pre-payable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise.

Investors should be aware, and in some cases are required to be aware, of the retention, due diligence and transparency requirements in the EU set out in the Securitization Regulation (and of any corresponding implementing rules of their regulator), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to the Fund’s investment in any asset-backed securitization transactions and their investment in the Fund. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements. The cost of complying (or facilitating compliance) with the Securitization Regulation and related risk-retention and other requirements could cause lower than expected returns from affected port-folio investments and will be borne by the Fund as a whole.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Fund may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Fund may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Fund holds a participation in a debt instrument it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Fund does not vote as requested by the seller, it may be subject to repurchase of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Fund, and such selling institutions may not consider the interests of the Fund in connection with their votes.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. Short selling involves selling securities which may or may not be owned by the seller and borrowing the same securities for delivery to the purchaser, with an obligation to return the borrowed securities to the lender at a later date. Short selling allows the seller to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and may be an important aspect of certain of the investment strategies of the Fund. The extent to which the Fund engages in short sales will depend upon its investment strategy and perception of market direction. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Following the financial crisis of 2008, short selling restrictions and disclosure requirements were introduced in a number of jurisdictions. In July 2009, the SEC implemented a rule requiring market participants to close out short sales within three days after the transaction date. In February 2010, the SEC adopted a short sale price test restriction, which limits short selling in a security whose price has decreased by 10% or more in a single day.

In November 2012, the Council of the EU adopted a short selling regulation (EU) No 236/2012 (the “SSR”) imposing certain private and public disclosure obligations on persons with net short positions in EU listed shares (being shares admitted to trading on a regulated market or multilateral-trading facility unless the principal trading venue for such shares is located in a country outside the EU) and EU sovereign debt (being debt instruments issued by, among others, EU institutions, governments of EU member states and certain international institutions established by two or more EU member states), which reach or fall below the specified thresholds. The SSR also contains prohibitions on uncovered short sales of EU listed shares and EU sovereign debt as well as on uncovered positions in credit default swaps (“CDS”) referencing EU sovereign debt issuers. EU member states have power under the SSR to impose temporary bans on short selling in certain circumstances.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies. The Fund’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which the Fund has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. When the Fund buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of the Fund’s investment in the option (including commissions). When the Fund sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price.

Investments in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment-grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment-grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment-grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below). There are a number of significant risks inherent in the bankruptcy process. For example, in order to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Fund. For example, the Fund might be prohibited from liquidating investments which are declining in value.

In addition, investments in issuers that are experiencing, or are expected to experience, severe financial difficulties could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions. The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain.

Such investments could also be subject to federal bankruptcy laws and state fraudulent conveyance laws, which may vary from state to state, if the securities relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities.

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies. The Fund’s control over the investment policies of such companies may also be limited. This could result in the Fund’s investments being frozen in minority positions that incur a substantial loss. If the Fund takes such a minority position in publicly traded securities as a “toe-hold” investment, then such publicly traded securities may fluctuate in value over the limited duration of the Fund’s investment in such publicly traded securities, which could potentiality reduce returns to shareholders. While the Sub-Adviser may seek to accumulate larger positions, the Fund may accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential Portfolio Companies. While the Sub-Adviser will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, the Fund may be unable to accumulate a sufficiently large position in a target company to execute its strategy. In such circumstances, the Fund may dispose of its position in the target company within a short time of acquiring it and there can be no assurance that the price at which the Fund can sell such stock will not have declined since the time of acquisition. This may be exacerbated by the fact that stock of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial and its disposal may depress the market price for such stock.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

In addition to the foregoing, certain of the Portfolio Companies in which the Fund invests may be subject to the risks inherent in acquiring or developing recoverable oil and natural gas reserves, including capital expenditures for the identification and acquisitions of projects, the drilling and completion of wells and the conduct of development and production operations. The presence of unanticipated pressures or irregularities in formations, miscalculations or accidents may cause such activity to be unsuccessful, which may result in losses. Furthermore, successful investment in oil and natural gas properties and other related facilities and properties requires an assessment of (i) recoverable reserves; (ii) future oil and natural gas prices; (iii) operating and capital costs; (iv) potential environmental and other liabilities; and (v) other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Also, the revenues generated by certain of the Portfolio Companies in which the Fund invests may be dependent on the future prices of and the demand for oil and natural gas. Oil and gas investments may have significant shortfalls in projected cash flow if oil and gas prices decline from levels projected at the time the investment is made. Various factors beyond the control of the Fund will affect prices of oil, natural gas and natural gas liquids, including the worldwide supply of oil and natural gas, political instability or armed conflict in oil and natural gas producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing government regulation, taxation and price control. Prices for oil and natural gas have fluctuated greatly during the past, and markets for oil, natural gas and natural gas liquids continue to be volatile. Further, to the extent the Fund invests in or receives energy royalty interests, the Fund will generally receive revenues from those royalty interests only upon sales of oil, gas and other hydrocarbon production by the underlying property or upon sale of the royalty interests themselves. There can be no assurance that reserves sufficient to provide the expected royalty income will be discovered or produced.

Volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties for acquisition and divestiture (and collateral purposes) and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects. In addition, estimates of hydrocarbon reserves by qualified engineers are often a key factor in valuing certain oil and gas assets. These estimates are subject to wide variances based on changes in commodity prices and certain technical assumptions. Accordingly, it is possible for such reserve estimates to be significantly revised from time to time, creating significant changes in the value of the Fund’s portfolio investments.

Legal and Regulatory Matters in the Energy Sector.

Power generation and transmission, as well as oil, natural gas and coal storage, handling, processing and transportation, are extensively regulated; statutory and regulatory requirements may include those imposed by energy, zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including regulatory approvals, could hinder operation of an investment and result in fines or additional costs. Obtaining permits and approvals or complying with ongoing regulatory requirements may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, including those with respect to the emission of greenhouse gasses, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight of such laws or regulations, could have a material adverse effect upon the profitability of the Fund or its Portfolio Companies and could necessitate the creation of new business models and the restructuring of investments in order to meet regulatory requirements, which may be costly and/or time-consuming.

General Risks of Investments in the Utility and Power Industries. The Fund may invest in the utility and power sectors. These investments are sensitive to fluctuations in resource availability, energy supply and demand, interest rates, special risks of constructing and operating facilities (including nuclear facilities), lack of control over pricing, merger and acquisition activity, weather conditions (including abnormally mild winter or summer weather and abnormally harsh winter or summer weather), availability and adequacy of pipeline and other transportation facilities, geopolitical conditions in gas or oil producing regions and countries (including the risk of nationalization of the natural gas, oil and related sectors), the ability of members of the Organization of the Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, the price and availability of alternative fuels, international and regional trade contracts, labor contracts, the impact of energy conservation efforts, environmental considerations, public policy initiatives and regulation.

Regulatory Risks of Investments in the Utility and Power Industries. Utility and power companies are subject to significant regulation in many aspects of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls and the prices they may charge for the products and services. There are a variety of risks relating to actions of various governmental agencies and authorities in such industries. Additionally, stricter laws, regulations or enforcement policies could be enacted or pursued in the future, which would likely increase compliance costs and may adversely affect the financial performance of energy companies which may have implications for the companies that support the energy sectors’ infrastructure-related requirements.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Operating and Financial Risks of Aviation Assets. Aviation assets in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic down-turn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation assets that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. In some cases, in addition to the service providers’ (including Merx and other affiliated service providers’) ability to maintain the condition of the aviation assets, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to maintain and successfully remarket aviation assets. There can be no assurance that the Fund will be able to successfully identify and implement its strategy. In addition, the Fund may cause its aviation assets to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such aviation assets. For example, the Sub-Adviser may cause such aviation assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such aviation assets and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such aviation assets may reduce the amount of cash that the aviation assets have on hand.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender. Revenues and cash flows may be adversely affected by:

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

●	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;

●	competition from other properties and changes in the supply and demand for competing properties in an area;

●	fluctuations in building occupancy and the financial resources of tenants;

●	changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

●	the ongoing need for capital improvements, particularly in older buildings;

●	changes in real estate tax rates and other operating expenses;

●	adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	adverse changes in zoning laws;

●	the impact of present or future environmental legislation and compliance with environmental laws;

●	the impact of lawsuits which could cause the Fund to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Fund; and

●	other adverse factors that are beyond the Fund’s control.

●	In the event that any of the Fund’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

●	Reliance on Corporate Management and Financial Reporting

●	Many of the strategies implemented by the Fund rely on the financial information made available by the issuers in which the Fund invests. The Sub-Adviser has no ability to independently verify the financial information disseminated by the issuer in which the Fund invests and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

If the assets of either aggregator were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of such aggregator, and the duties, obligations, and liabilities of the Sub-Adviser would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by an aggregator may not be permitted, and transactions between such aggregator and the Sub-Adviser or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Sub-Adviser, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Sub-Adviser.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance may involve, among other things, making notifications to or filings with local regulatory authorities, registering the Fund, the Sub-Adviser, Apollo and its affiliates or the shares with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations may limit the ability of the Fund to participate in investment opportunities and may impose onerous or conflicting operating requirements on the Fund, the Sub-Adviser, Apollo and its affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including related legal fees and filing or registration fees and expenses, will be borne by the Fund and may be substantial. In addition, if the Fund, the Sub-Adviser, Apollo and its affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by the Fund.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Economic, political or other factors could still result in changes to the composition of the European Monetary Union. The risk that other Eurozone countries could be subject to higher borrowing costs and face further deterioration in their economies, together with the risk that some countries could withdraw from the Eurozone, could have a negative impact on the Fund’s investment activities. A reintroduction of national currencies in one or more Eurozone countries or, in more extreme circumstances, the possible dissolution of the European Monetary Union cannot be ruled out. The departure or risk of departure from the European Monetary Union by one or more Eurozone countries and/or the abandonment of the euro as a currency could have major negative effects on the Fund. If the European Monetary Union is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of investors’ shares in the Fund.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Repatriation of investment income, assets and the proceeds of sales by investors foreign to such markets, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. In emerging markets, any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital; or (iii) intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Emerging markets jurisdictions may or may not have remedies such as fraudulent conveyance or preference. The lack of such remedies, however, may also have a material adverse effect on the Fund if issuers in which it is invested are not able to recapture payments that otherwise would have been paid out to creditors such as the Fund if such remedies were available.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination and may impose joint and several liability (including amongst the Fund, other Apollo Clients and the applicable Portfolio Company) or liabilities or obligations that purport to extend to (and pierce any corporate veil that would otherwise protect) the ultimate beneficial owners of the owner or operator of the relevant property or operating company that stand to financially benefit from such property’s or company’s operations. The Fund (and its shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of portfolio company assets, which may induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Portfolio Company, or could otherwise place a Portfolio Company at a competitive disadvantage compared to other companies, and failure to comply with any such requirements could have an adverse effect on a Portfolio Company. Even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. If these liabilities were to arise with respect to the Fund or its Portfolio Companies, the Fund might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over a Portfolio Company could expose the assets of the Fund, the Sub-Adviser and their respective affiliates to claims by such Portfolio Company, its security holders and its creditors and regulatory authorities or other bodies. While the Sub-Adviser intends to manage the Fund to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to Portfolio Companies and the Fund and its shareholders. Moreover, it is possible that, when evaluating a potential investment, the Sub-Adviser may choose not to pursue or consummate such investment, if any of the foregoing risks may create liabilities or other obligations for any of the Fund, the Sub-Adviser or any of its respective affiliates, partners or employees. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Portfolio Companies in areas subject to severe weather. These climate-related changes could damage Portfolio Company’s physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various governmental regulatory agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of “greenhouse” gases (“GHGs”) such as methane and CO2, including the United States Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Portfolio Companies’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the relevant Portfolio Companies.

As a result of these physical impacts from climate-related events, the Fund may be vulnerable to the following: risks of damage to the Fund’s investments; indirect financial and operational impacts from disruptions to the operations of the Fund’s Portfolio Companies due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Portfolio Companies in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Portfolio Company’s business depends; decreased consumer demand for Portfolio Company products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and economic disturbances arising from the foregoing.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19) and are occurring globally at present, and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Fund’s investments may have a negative effect on the Fund. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Fund’s investments, the Fund could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Companies or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. A SPAC is a single-use vehicle incorporated for the purpose of raising capital through an initial public offering to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses. After the acquisition of a target company, a SPAC typically would exercise control over the management of such target company to increase the target company’s value. Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust until the target company is acquired or a predetermined period of time elapses. Investors in a SPAC typically would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. If a SPAC is unable to locate and acquire a target company (or target companies) by the deadline, the SPAC would be forced to liquidate its assets, which could result in losses due to the SPAC’s expenses and liabilities.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

In addition, SPACs can raise capital through offering—and SPAC investors, which could include the Fund, could ultimately hold in the ultimate target business—common equity, preferred equity, equity-linked instruments, debt or other types of instruments, each of which is subject to the risks associated with such instruments. If a SPAC completes a business combination, it will be affected by numerous risks inherent in the business operations of the acquired company or companies. Further, as described herein, Apollo is subject to conflicts of interest, including with respect to its sponsorship of, or it’s the Fund’s investments in, SPACs. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. The determination of whether an investment fund, like the Fund, is engaged in a trade or business under ERISA is uncertain and could depend upon which U.S. Federal Circuit has jurisdiction over the matter. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered to be engaged in a “trade or business” for ERISA purposes, and therefore, liable for withdrawal liability owed by a fund’s portfolio company to an under-funded multi-employer pension plan that covered the employees of the portfolio company. In November 2019, a federal appellate court in the First Circuit unanimously reversed a lower court’s earlier decision (which was premised on the 2013 U.S. Federal Appeals court decision) that held that two separate private equity funds managed by the same or affiliated investment advisors and found to be engaged in a “trade or business” for ERISA purposes are a controlled group member, and therefore, could be held jointly and severally liable for a bankrupt portfolio company’s multi-employer pension plan withdrawal liability. While the November 2019 decision was a victory for the private equity firm in that particular case, the result was highly fact specific and the First Circuit left open the possibility that under certain circumstances an investment fund (such as the Fund), along with other clients managed by the same investment advisor as such investment fund, could be considered to be a controlled group member and engaged in a “trade or business” for ERISA pension liability purposes. Activities which may indicate the possibility of a trade or business being conducted as opposed to passive investment, include, but are not limited to, management of such Portfolio Company’s operations, authority with respect to the hiring, termination and compensation of such Portfolio Company’s employees and agents and receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Company by the Fund or its affiliates, including the Sub-Adviser. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Apollo has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sub-Adviser will be able to identify or prevent such misconduct.

In addition, instances of fraud and other deceptive practices or devices employed by management or owners of Portfolio Companies in which the Fund invests may undermine the Sub-Adviser’s due diligence efforts with respect to such companies and, if such fraud is discovered, negatively affect the valuation of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that could negatively impact the Fund’s investments. In the event of fraud by any Portfolio Company in which the Fund invests, the Fund may suffer a partial or total loss of its capital investment in that company.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, allocate, or coinvest significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders, or entering into co-investment relationships with such investors, which may provide for the investor to be offered certain co-investment opportunities on a priority basis and/or on preferential terms when such opportunities arise.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders or co-invest with the Fund on the same terms as the Fund, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms or co-invest with the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts, including any co-investment terms) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to Co-Investors or other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund. In such circumstances, the Fund will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties. In its sole discretion, the Sub-Adviser may choose to forego pursuing claims against brokers and counterparties on behalf of the Fund for any reason, including the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, the Sub-Adviser’s own execution and operational staff may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to the Fund. The Sub-Adviser is not liable to the Fund for losses caused by brokers or counterparties or its own negligence or contributory negligence. The Sub-Adviser may be liable to the Fund for acts that constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for such their duties to the Fund or the shareholders or for damages resulting from intentional violations of securities laws. Interests in the Fund are only available for subscription by investors who understand that they and the Fund are waiving potential claims for damages arising from the operation of the Fund, including damages resulting from the Sub-Adviser’s own negligence or contributory negligence, and expect some execution losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet. To the extent relevant to a Portfolio Company, the activity of identifying and implementing operating improvements and/or recapitalization programs at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Fund may cause its Portfolio Companies to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such Portfolio Companies. For example, the Sub-Adviser may cause such Portfolio Companies to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Portfolio Companies and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such Portfolio Companies may reduce the amount of cash that the Portfolio Companies have on hand.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Factors that may affect the Fund’s ability to source suitable investments include, among other things, the following: developments in the market for nonperforming loans or other general market events, which may include changes in interest rates or credit spreads or other events which may adversely affect the price of assets, whether individually or collectively; competition for investment opportunities and the inability of the Fund to acquire assets at favorable yields (including if the Fund’s competitors have greater access to financial, technical and marketing resources than the Fund, a lower cost of funds than the Fund, and access to funding sources that are not available to the Fund); the inability of the Fund to reinvest the proceeds from the sale or repayment of any of its assets in suitable target investments on a timely basis, whether at prices that the Fund believes are appropriate or at all; and the inability of the Fund to secure debt financing or refinancing for the Fund’s Portfolio Companies on a timely basis, whether on a basis that is satisfactory to the Fund or at all.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The Sub-Adviser may cause the Fund to purchase insurance for the benefit of the Fund, the Sub-Adviser and their employees, affiliates, agents and representatives with respect to related Fund matters. Any insurance policy purchased by or on behalf of the Fund (including policies covering the Fund, the Sub-Adviser and other funds and accounts) may provide coverage for situations where the Fund would not provide indemnification, including situations involving culpable conduct by the Sub-Adviser. Nonetheless, the Fund’s share of the fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations, and for the avoidance of doubt, the unavailability of exculpation or indemnification described herein will not preclude any Indemnified Person from recovering under any insurance policy whose cost is borne by the Fund.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Sub-Adviser or the Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a registered closed-end fund may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable 1940 Act regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Sub-Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Sub-Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Sub-Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Sub-Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Sub-Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Sub-Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Sub-Adviser or the Administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Further, the per share amount of distributions on Class S, Class D and Class I shares may differ because of different allocations of class-specific expenses. For example, distributions on Class S and Class D shares will be lower than on Class I shares because Class S and Class D shares are subject to different shareholder servicing and/or distribution fees. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Sub-Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. Declines in the market value of ABS and mortgage-backed securities (“MBS”), especially those backed by subprime mortgages, were associated with significant market events resulting in the financial crisis of the late 2000s and the subsequent regulatory and market responses to the financial crisis. Increasing credit and valuation problems in the subprime mortgage market generated extreme volatility and illiquidity in the markets for Portfolio Companies directly or indirectly exposed to subprime mortgage loans. This volatility and illiquidity extended to the global credit and equity markets generally, and, in particular, to the high-yield bond and loan markets, exacerbated by, among other things, uncertainty regarding the extent of problems in the mortgage industry and the degree of exposure of financial institutions and others, decreased risk tolerance by investors and significantly tightened availability of credit. Except for agency RMBS, and despite modest increases in non-agency RMBS issuance, the market for RMBS has not significantly recovered (relative to the pre-financial crisis market) from these conditions and it is difficult to predict if or when the non-agency RMBS market will recover from such conditions. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that the Sub-Adviser may have potentially utilized for purposes of finding attractive investments. Additionally, Apollo may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and/or from time to time restrict or otherwise limit the ability of the Fund to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Apollo, either as result of contractual restrictions or otherwise. Finally, Apollo has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.

As part of its regular business, Apollo provides a broad range of services other than those provided by the Sub-Adviser, including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Apollo may provide services in the future beyond those currently provided. The Fund will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Apollo would typically require Apollo to act exclusively on its behalf. This request may preclude all of Apollo clients (including the Fund) from participating in related transactions that would otherwise be suitable. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its other businesses, Apollo will likely come into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of the personnel of Apollo to use such information. For example, employees of Apollo from time to time are prohibited by law or contract from sharing information with members of the Sub-Adviser’s investment team that would be relevant to monitoring the Fund’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Apollo will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Apollo (e.g., trading may be restricted). Apollo has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Sub-Adviser will consider those relationships, and may decline to participate in a transaction as a result of such relationships. The Fund may also co invest with clients of Apollo in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Sub-Adviser with respect to such investments. The Fund may be forced to sell or hold existing investments as a result of various relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses to the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

The Sub-Adviser’s ability to successfully manage the Fund depends on the Sub-Adviser’s employees and advisors. The Sub- Adviser will be relying extensively on the experience, relationships and expertise of these persons. There can be no assurance that these persons will remain with the Sub-Adviser or will otherwise continue to be able to carry on their current duties throughout the life of the Fund (which is expected to be indefinite) or that the Sub-Adviser will be able to attract and retain replacements or additional persons when needed. Additionally, investment professionals and other employees and advisors to the Sub-Adviser may not have been involved with the investment decisions and transactions made by the Sub-Adviser or any other Apollo Client described herein and may have a limited history working for Apollo. The loss of the services of one or more of these professionals could have an adverse impact on the Fund’s ability to realize its investment objectives. The Fund will also depend on the success of operating executives (including persons or entities employed, engaged or retained by Apollo in supplementing the Fund’s investment team, among other things, in sourcing investment opportunities, in transaction analysis and due diligence, and with asset management, managerial and operational skills as appropriate for the assets in question. Certain industry executives, advisors, consultants and operating executives may be exclusive to Apollo or the Fund and could be employees of Apollo, but may not have the same compensation incentives as the Fund’s investment team due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals, including the aspects of the transactions in which they are involved or the performance metrics upon which their compensation is based. Furthermore, certain Apollo personnel, in addition to their responsibilities on behalf of the Sub-Adviser and the Fund, are and will continue to be involved in the investment activities of other Apollo Clients, in other business activities of Apollo (including Apollo-sponsored SPACs) and their acquisition targets) and in personal investment activities. In particular, the managing partners of Apollo have established family offices to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities, and their respective involvement in such family offices will require the respective resources and attention of each such managing partner who may also have responsibilities to the Fund’s affairs.

The Fund has no employees and no separate facilities and is reliant on the Sub-Adviser, which has significant discretion as to the implementation of the Fund’s investment objective and policy. In particular, the Fund’s performance will depend on the success of the Sub-Adviser’s investment process.

Accordingly, the Fund will depend on the Sub-Adviser’s assessment of an appropriate acquisition price for, and on-going valuation of, the Fund’s investments. The acquisition price determined by the Sub-Adviser in respect of each investment position will be based on the returns that the Sub-Adviser expects the investment to generate, based on, among other things, the Sub-Adviser’s assessment of the nature of the investment and the relevant collateral, security position, risk profile and historical default rates of the position and supply and demand in the secondary loan market. Each of these factors involves subjective judgments and forward-looking determinations by the Sub-Adviser. If the Sub-Adviser misprices an investment (for whatever reason), the actual returns on the investment may be less than anticipated at the time of acquisition. Further, in light of the illiquidity of the investment, it may be difficult for the Fund to dispose of the investment at a price similar to the acquisition price.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital and access to funding sources unavailable to the Fund and a greater ability to achieve synergistic cost savings in respect of an investment than the Fund, the Sub-Adviser, Apollo or any of their respective affiliates. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms, including pricing, upon which portfolio investments can be made. Such competition may be particularly acute with respect to participation by the Fund in auction proceedings. To the extent that the Fund encounters competition for investments, returns to shareholders may decrease.

Based on the foregoing, there can be no assurance that the Fund will be able to identify or consummate investments that satisfy the Fund’s rate of return objectives or realize upon their values, or that the Fund will be able to invest fully its committed capital. The success of the Fund will depend on the Sub-Adviser’s ability to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of portfolio investments.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests. If participation in specific investment opportunities is appropriate for both the Fund and one or more other Apollo Clients (or Apollo itself, such as an Apollo-sponsored SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective. Such considerations may result in allocations of certain investments among the Fund and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly-formed Apollo Client established for a particular investment. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo rather than to Apollo Clients and (ii) a newly-formed Apollo Client created for a particular investment opportunity or otherwise, and Apollo expects to allocate certain opportunities in a similar manner in the future. It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund). It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund).

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of five trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in 2016, for the purpose of advising the Fund. The Adviser is an affiliate of Apollo.

Under the general supervision of the Fund’s Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, determine which securities should be purchased, sold or exchanged, which may be delegated to the Sub-Adviser as described in this Prospectus. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb all operating expenses of the Fund attributable to Class F shares (including offering expenses, taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.85% per annum of the Fund’s average daily net assets attributable to Class F shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses paid not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect so long as Class F shares are outstanding and the Adviser is the investment adviser to the Fund, unless and until the Board approves its modification or termination.

Shareholders will also pay a pro rata share of asset-based and performance fees associated with the underlying funds in which the Fund invests.

Investment Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund. In return for its services, the Adviser has agreed to pay the Sub-Adviser as compensation under the Investment Sub-Advisory Agreement a quarterly fee computed at the annual rate of the daily net assets as set forth below. The Sub-Adviser is compensated by the Adviser out of advisory fees paid by the Fund to the Adviser; the Fund does not compensate the Sub-Adviser. A discussion regarding the basis for the Board’s approval of the Fund’s Investment Sub-Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets
$0 to $250M	0.75%
$250M to $500M	0.65%
$500M to $1B	0.60%
Over $1 Billion	0.55%

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

Earl Hunt – Partner, Credit. Mr. Hunt has been with Apollo Global Management, Inc. and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs. He also served as a member of Goldman Sachs’s Partnership Committee, Global Markets Operating Committee, and was co-chair of the Global Markets Inclusion and Diversity Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales in the Leveraged Finance Sales Group at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Chris Lahoud – Partner, Credit. Mr. Lahoud is a Partner within Opportunistic Credit, focusing on liquid stressed/distressed credit and work-out situations. Before joining Apollo in 2018, Mr. Lahoud was a Managing Director at Deutsche Bank from July 2011 to July 2018, during which time he ran the Distressed Product Group, responsible for distressed trading, research and sourcing. Prior to that, Mr. Lahoud was an Associate at Citigroup from July 2006 to June 2011. Mr. Lahoud graduated from the University of Richmond with a degree in Accounting, Economics and Finance.

Jim Vanek – Partner, Credit. Mr. Vanek is a Partner and the Co-Head of Apollo’s Global Performing Credit business. Prior to joining Apollo in 2008, Mr. Vanek was an Associate Director, Loan Sales & Trading in the Leveraged Finance Group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek received his MBA from Columbia Business School and graduated from Duke University with a Bachelor of Science in Economics and a Bachelor of Arts in Computer Science. The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as Transfer Agent.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”), located at 601 Travis Street, 16th Floor, Houston, Texas 77002, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

ALPS is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. DST is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees, (xiii) investment-related expenses, incurred in connection with identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring investments, whether or not completed, including fees and other compensation payable to third parties in connection therewith and travel expenses incurred by the Sub-Adviser or its affiliates incurred in connection with the Fund’s affairs, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares. The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund.

The Fund paid organizational costs and offering expenses incurred with respect to the offering of its shares from the proceeds of the offering. For tax purposes, offering costs cannot be deducted by the Fund or the Fund’s shareholders. Therefore, for tax purposes, the expenses incident to the offering will be deferred and amortized to expense over a 12 month period, such that deferred offering costs will be zero at the completion of the first year of operations, and expenses incident to the issuance of shares by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 4, 2022, no entity or person beneficially owned 25% or more of the outstanding Class F shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any. The Fund’s net asset value per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

Portfolio securities held by the Fund are valued at their current market values determined on the basis of market or dealer quotations from independent pricing services approved by the Board. If market or dealer quotations are not readily available or deemed unreliable, the Board will determine in good faith, the fair value of such securities. For securities that are fair valued in ordinary course of Fund operations, the Board has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. In determining the fair value of a security for which there are no readily available market or dealer quotations, the Adviser and Sub-Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; the enterprise value of the portfolio company; the portfolio company’s ability to make payments and its earnings and discounted cash flow, comparison to the values and current pricing of publicly traded securities that have comparable characteristics; comparison to publicly traded securities including factors such as yield, maturity, and credit quality; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. The Fund has also retained the services of third-party valuation firms to review valuations of certain securities for which market or dealer quotations are unavailable or deemed unreliable and to assist in determining fair value where applicable, however, the ultimate determination of fair value will be made by the Board and not by such third-party valuation firm. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of net asset value have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund at times when the Fund is not open for business. As a result, the Fund’s net asset value may change at times when it is not possible to purchase or sell shares of the Fund.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Sub-Adviser has adopted policies and procedures and has structured its portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts. In addition, certain conflicts of interest may arise from the Sub-Adviser’s arrangements with affiliated investment advisers.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at net asset value no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares for each share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The current NAV may be obtained by calling 1-888-926-2688 and asking for the most current NAV per share or by visiting www.apollodiversifiedcreditfund.com. The shares of the Fund are not traded on any organized market or securities exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. If a shareholder owns less than one hundred (100) shares through a financial intermediary, financial adviser, or broker/dealer (“Financial Intermediary”) and tenders all shares for repurchase, and those shares are held by a Financial Intermediary in an omnibus account, it may not be possible for those shares to be redeemed in full prior to any proration of repurchase requests received from all other shareholders. Therefore, in that situation, those shareholders may not be fully redeemed, and may continue to hold shares in the Fund through the Financial Intermediary. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Quarterly Distribution Policy

The Fund intends to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. If a quarter begins on a Saturday, Sunday, or holiday, dividends for those days are accrued and distributed at the end of the preceding quarter. Income dividends begin accruing the day after a purchase is processed by the Fund or its agents. If shares are redeemed, you will receive all dividends accrued through the day the redemption is processed by the Fund or its agents. Distributions of net capital gains are normally accrued and distributed in December. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time. If necessary, dividends and net capital gains may be distributed at other times as well. If, for any quarterly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. To the extent that quarterly distributions are a return of capital to shareholders, these are not dividends and are simply a return of the amounts that shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares, which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital.

Distributions, other than daily income dividends, are paid to shareholders as of the record date of a distribution of the Fund, regardless of how long the shares have been held. Undistributed income and net capital gains are included in the Fund’s NAV. You should be aware that distributions from a taxable mutual fund do not increase the value of your investment and may create income tax obligations.

Unless the registered owner of shares elects to receive cash, all dividends distributed on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, if applicable, at www.apollodiversifiedcreditfund.com or the Fund’s semi-annual or annual reports filed with the SEC for the sources of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

Distributions are made at the class level, so they may vary from class to class within the Fund. The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan administered by DST Systems, Inc. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment plan. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s net asset value per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number 1-888-926-2688.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2016. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Fund currently offers six different classes of shares: Class A, Class C, Class I, Class F, Class L, and Class M shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each share class may be different. The fees and expenses for the Class F shares of the Fund are set forth in “Summary of Fund Expenses”. Further, the quarterly distributions paid to shareholders, if any, will vary for each share class based on different expenses for such classes. Certain share class details are set forth in “Plan of Distribution”.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of April 4, 2022:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	2,907,700
Class C Shares	Unlimited	None	3,333,449
Class I Shares	Unlimited	None	18,339,106
Class F Shares	Unlimited	None	858,366
Class L Shares	Unlimited	None	570,260
Class M Shares	Unlimited	None	9,999

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. DST will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Other Classes of Shares. The Fund offers Class A, Class C, Class I, Class L, and Class M shares by separate prospectuses. Class A and Class C shares are subject to lower investment minimums, but are subject to sales charges, shareholders servicing fees, and distribution fees (Class C Shares only). Class I shares are not subject to sales charges, shareholders servicing fees, and distribution fees, but are subject to higher investment minimums. Class M shares are subject to distribution fees and are offered only through certain platforms. Class L shares are subject to sales charges, shareholders servicing fees and distribution fees and are offered only through certain platforms. Class F shares are available solely to shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s Class F shares are offered for sale through the Distributor at net asset value. In reliance on Rule 415, the Fund intends to offer to sell its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the purchase of the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class F shares are not currently subject to a Distribution Fee.

The Distributor has entered into a “wholesale marketing” agreement with Griffin Capital Securities, LLC (“Griffin Capital Securities”), a registered broker-dealer and an affiliate of the Adviser and Sub-Adviser. Pursuant to the terms of the wholesale marketing agreement, Griffin Capital Securities seeks to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to; regional and independent retail broker-dealers, wirehouses, and registered investment advisers.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to the intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Apollo Diversified Credit Fund to:

Apollo Diversified Credit Fund
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $5.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-888-926-2688 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: DST Systems, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Apollo Diversified Credit Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact DST to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-888-926-2688 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-888-926-2688. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, DST Systems, Inc. will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call DST Systems, Inc. at 1-888-926-2688 for additional assistance when completing an application.

If DST does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

There is no minimum initial purchase for Class F shares. Class F shares are available solely to investors who were stockholders of GC BDC at the time of the reorganization of GC BDC into the Fund. Class F shares are not otherwise available or being offered to the general public. The Fund’s Class F shares are available solely to such investors through its Distributor at net asset value. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class F Shares

Class F shares will be sold at the prevailing NAV per Class F share and are not subject to any upfront sales charge. The Class F shares are not subject to a Distribution Fee, shareholder servicing fees, or contingent deferred sales charges. Class F shares are available solely to investors who were stockholders of GC BDC at the time of the reorganization of GC BDC into the Fund. Class F shares are not otherwise available or being offered to the general public. Because the Class F shares of the Fund are sold at the prevailing NAV per Class F share without an upfront sales charge, the entire amount of your purchase is invested immediately.

LEGAL MATTERS

Richards, Layton & Finger. P.A., Wilmington, Delaware. Simpson Thacher & Bartlett LLP, Washington, D.C., acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund prepares unaudited semi-annual and audited annual shareholder reports, including a list of investments held.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-888-926-2688 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-211845). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A – Apollo Capital Credit Adviser, LLC Proxy Voting Policies and Procedures	54
Appendix B – Apollo Proxy Voting Policies and Procedures	57

NOTICE OF PRIVACY POLICY & PRACTICES

The Apollo Diversified Credit Fund (the “Fund”) is committed to maintaining the confidentiality, integrity, and security of your nonpublic personal information (“NPI”). When you provide personal information, the Fund believes that you should be aware of policies utilized to protect the confidentiality of that information. The Fund needs to share your NPI to conduct everyday business. The following information is intended to help you understand what NPI we collect, how we protect your NPI from unauthorized access and why the Fund may share your NPI with other affiliated and non-affiliated parties.

The Fund collects the following nonpublic personal information about you:

●	Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income, and date of birth; and

●	Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

How does the Fund protect your nonpublic personal information?

To protect your personal information from unauthorized access and use, the Fund maintains physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI. These measures include computer safeguards and secured files and buildings.

What does the Fund do with your personal information?

The Fund does not permit use of your personal information for any joint marketing or non-business purpose. Further, the Fund does not permit the disclosure of your personal information to non-affiliated parties for marketing purposes. The Fund may, however, disclose your personal information to comply with regulatory requirements, court orders or other legal requirements.

Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to affiliated parties, except as permitted by applicable law or regulation and as described herein. The Fund may, for example, share NPI with personnel of the Fund’s investment adviser and affiliated broker-dealer which also serves as the Fund’s exclusive wholesale marketing agent. The Fund shares NPI with its affiliates for business purposes only in an effort to service your account(s) which includes, but is not limited to, assisting in processing your transactions, inquiring about your transactions and experience, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). The Fund’s affiliated parties that receive your NPI are required to protect your NPI, provide it only to personnel who need and use it solely for the purpose for which they received it. The Fund and its affiliated parties that receive your NPI maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Non-Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to non-affiliated third parties, except as permitted by applicable law or regulation and as described herein. The Fund may share NPI with non-affiliated service providers and their employees, including the Fund’s administrator, transfer agent, distributor, proxy solicitors and legal counsel, among others. The Fund shares NPI with its non-affiliated service providers to service your account(s) including, but not limited to, processing your transactions, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). These non-affiliated service providers are required to protect your NPI and use it solely for the purpose for which they received it. The non-affiliated service providers are required to maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Apollo Diversified Credit Fund
Class F Shares (CRDFX) of Beneficial Interest
PROSPECTUS

May 1, 2022, as amended May 2, 2022

Investment Adviser
Apollo Capital Credit Adviser, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CF-185000

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2022, as amended May 2, 2022

APOLLO DIVERSIFIED CREDIT FUND

Class F Shares (CRDFX) of Beneficial Interest

Principal Executive Offices

9 W 57th St, New York, NY 10019

1-888-926-2688

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class F prospectus of Apollo Diversified Credit Fund, dated May 1, 2022, as amended May 2, 2022 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities. Class F shares are available solely to investors who were stockholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 1-888-926-2688 or by visiting https://www.apollodiversifiedcreditfund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A	54
Appendix B	57

i

General Information and History

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund (the “Fund” or the “Trust”). The Fund was organized as a Delaware statutory trust on April 5, 2016. Prior to May 2, 2022, the Fund was known as the Griffin Institutional Credit Access Fund. The Fund’s principal office is located at c/o Apollo Capital Credit Adviser, LLC, 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class F shares. Information on Class A, Class C, Class I and Class L shares is available in a separate Statement of Additional Information. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may be subject to different (or no) sales loads, (ii) each class of shares may bear different (or no) distribution and shareholder servicing fees; (iii) each class of shares may have different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees’ fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Fund’s Board of Trustees may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

Investment Objective and Policies

Investment Objective

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)

Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)

Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.

(4)

Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)

Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6)

Purchase or sell commodities, commodity contracts, including commodity futures contracts, to the full extent permitted by the 1940 Act and in accordance with the rules of the Commodity Futures Trading Commission, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)

Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)

Make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets.

Other Fundamental Policies

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

2

If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

With respect to fundamental policy (5) above, the Fund’s policy not to invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry includes originating loans to borrowers in the same industry. In addition, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund invests in a range of secured and unsecured debt obligations, which may be syndicated, consisting of U.S. high yield securities, collateralized loan obligations, global high yield securities and other fixed-income and fixed-income related securities, including direct originated debt obligations, non-performing loans, exchange-traded funds (“ETFs”), Index Funds and other corporate debt investments. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”). The Sub-Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Fund’s Board of Trustees. Additional information regarding the types of securities and financial instruments is set forth below.

Other Investment Companies

The Fund may invest in securities of other investment companies, including ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund. The Fund’s investments in other investment companies are subject to statutory limitations prescribed by the 1940 Act, including in certain circumstances a prohibition on the Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund’s total assets in securities of any one investment company or more than 10% of its total assets in the securities of all investment companies. In addition, Rule 12d1-4 of the 1940 Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by the Fund if (i) the Fund does not control the acquired fund; (ii) the Fund uses mirror voting if it holds more than 25% of an acquired open-end fund due to a decrease in the outstanding securities of the acquired fund and if it holds more than 10% of a closed-end fund; (iii) the Adviser and the investment adviser to the acquired fund make certain findings regarding the fund of funds arrangement, after considering specific factors; (iv) the Fund and acquired funds not advised by the Adviser have entered into an agreement prior to exceeding the limits of section 12(d)(1); and (v) the Fund is not part of a three tiered or more fund of funds structure. Many ETFs, however, have obtained exemptive relief from the SEC to permit unaffiliated funds (such as the Fund) to invest in their shares beyond these statutory limits, subject to certain conditions and pursuant to contractual arrangements between the ETFs and the investing funds. The Fund may rely on these exemptive orders in investing in ETFs.

ETFs are shares of unaffiliated investment companies issuing shares that are traded like traditional equity securities on a national stock exchange. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. The price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s net asset value; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund’s shares could also be substantially and adversely affected.

3

Although not a principal investment strategy, the Fund may invest up to 15% of its assets in private funds employing hedging strategies (commonly known as "hedge funds", i.e., investment funds that would be investment companies but for the exemptions under Rule 3(c)(1) or 3(c)(7) under the 1940 Act). Among other things, the hedge funds may invest in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Hedge funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the "1933 Act"), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors hedge funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

Typically, investment managers of hedge funds are compensated through asset-based fees and incentive-based allocations. The hedge funds employ a variety of "alternative" investment strategies to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns) with low correlation to the broad equity and fixed-income markets. "Alternative" investment strategies, unlike "relative return strategies," are generally managed without reference to the performance of equity, debt and other markets. Alternative investment strategies permit the managers of hedge funds to use leveraged or short sale positions to take advantage of perceived inefficiencies in the global capital markets. Alternative investment strategies differ from the investment programs of traditional registered investment companies, such as mutual funds. "Traditional" investment companies are generally characterized by long-only investments and restricted use of leverage.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. real estate companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

Eurozone Risk. The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

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Brexit Risk. The Fund may invest a portion of its capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the United Kingdom (“U.K.”). The government of the U.K. held an “in-or-out” referendum on the U.K.’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the U.K. from the EU (“Brexit”). The U.K. gave formal notice of its intention to withdraw from the EU in March 2019 and entered into negotiations with the European Commission to agree to terms for the U.K.’s withdrawal from the EU. Negotiations between the U.K. and the European Commission have been ongoing and the European Commission has granted several extensions to the U.K. The uncertainty in the wake of the referendum could have a negative impact on both the U.K. economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-US issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. As such, the Fund may make investments that are denominated in British pound sterling or Euros. The Fund’s assets are valued in US dollars, and the depreciation of the British pound sterling and/or the Euro in relation to the US dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British pound sterling or Euros that are not fully hedged regardless of the performance of the underlying issuer. Global central banks may maintain historically low interest rates longer than was anticipated prior to the Brexit vote, which could adversely affect the Fund’s income and its level of distributions.

Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

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Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high-quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Sub-Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high-quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund’s portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques that the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

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The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. In connection with its management of the Fund, the Adviser has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it is not subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, total return swaps on individual debt securities, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, in a particular security, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

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Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Equity Securities

The Fund may purchase equity securities from time to time. Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company’s business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company’s success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company’s success or lack of success through increases or decreases in the value of the company’s shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

The value of equity securities, including common stocks, preferred stocks and convertible stocks, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. In the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of holders of common stock and are likely to have varying types of priority over holders of preferred and convertible stock.

Direct Lending Transactions in which the Fund is the Sole Lender

To the extent the Fund is the sole lender in a direct lending transaction, it may be solely responsible for the expense of servicing such debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt. The Fund may also be exposed to credit risk when it originates loans, which is the risk that borrowers will not make payments, resulting in losses to the Fund.

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When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The Fund will also execute a portion of its strategy by investing in a wholly-owned and controlled Cayman subsidiary (the “NPL Subsidiary”), which invests the majority of its assets in non-performing loans ("NPLs") subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will execute a portion of its strategy by investing in a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries and the NPL Subsidiary, the “Subsidiaries”), which acts as the borrower of a revolving credit facility subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. As a result, the Fund may be considered to be investing indirectly in these investments through the Subsidiaries. For that reason, and for the sake of convenience, references in this Statement of Additional Information to the Fund may also include the Subsidiaries.

The Subsidiaries will not be registered under the 1940 Act but, will be subject to certain of the investor protections of that Act, as noted in this Statement of Additional Information. The Fund, as the sole member of the Subsidiaries, will not have all of the protections offered to investors in registered investment companies. However, since the Fund wholly owns and controls the Subsidiaries, and the Fund, the NPL Subsidiary, and the Financing Subsidiary are each managed by the Adviser and Sub-Adviser, it is unlikely that the Subsidiaries will take action contrary to the interests of the Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as the sole member of the Subsidiaries. Also, in managing the NPL Subsidiary’s and Financing Subsidiary’s respective portfolios, the Adviser and Sub-Adviser will be subject to the same investment restrictions and operational guidelines that apply to the management of the Fund.

Changes in the laws of the United States and/or the Cayman Islands, under which the Fund, the Single-Asset Subsidiaries, the NPL Subsidiary, and the Financing Subsidiary, respectively, are organized, could result in the inability of the Fund and/or the Subsidiaries to operate as described in this Statement of Additional Information and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the NPL Subsidiary. If Cayman Islands law changes such that the NPL Subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

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Credit Facility

The Fund and/or its Financing Subsidiary utilizes leverage including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

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Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

Repurchases and Transfers of Shares

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.

2.	The repurchase offers will be made in March, June, September and December of each year.

3.

The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.

The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

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Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board of Trustees shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;

2.	Any fees applicable to such repurchase, if any;

3.	The Repurchase Offer Amount;

4.

The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;

6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;

7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;

8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;

9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and

10.	The market price, if any, of the shares on the date on which such net asset value was computed, and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

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Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.

Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 shares and who tender all of their stock for repurchase, before prorating shares tendered by others, or

2.

Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code;

2.

If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.

For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.

For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

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If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

Computing Net Asset Value: The Fund’s current net asset value per share (“NAV”) shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board of Trustees. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;

2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or

3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board of Trustees shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board of Trustees may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board of Trustees has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:

(a)	The frequency of trades and quotes for the security.

(b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.

(c)	Dealer undertakings to make a market in the security.

(d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).

(e)	The size of the fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

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2.

If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board of Trustees meeting.

3.	The Board of Trustees shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.

4.	These procedures may be modified as the Board deems necessary.

Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.

2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:
a.	the number of repurchase offers,

b.	the repurchase offer amount and the amount tendered in each repurchase offer, and

c.	the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with FINRA or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys and accountants’ fees, incurred by the Fund in connection with such transfer.

Management of the Fund

The Board of Trustees (the “Board” or “Trustees”) has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of five individuals, one of whom is an “interested person” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Interested Trustees”) and four of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

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Board Leadership Structure Earl Hunt is the Chairman of the Board of Trustees. Under the Trust’s Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chairman, the chair of the Audit Committee, the chair of the Governance Committee, and, as an entity, the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and each shareholder.

Earl Hunt may be deemed to be an interested person of the Trust by virtue of his management role at the Adviser. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund. The Independent Trustees (as defined herein) exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the trustee happens to be independent or a member of management. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. The Independent Trustees also meet quarterly in executive session without Mr. Hunt. In view of the small size of the Board, the Independent Trustees have not designated any single trustee to be the lead Independent Trustee at this time.

Board Risk Oversight The Board of Trustees is comprised of four trustees, three of whom are Independent Trustees. The Board has established an with a standing independent Audit Committee with a separate chair and an independent Governance Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

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Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

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Following is a list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years. Unless otherwise noted, the address of each Trustee and Officer is 9 W 57th St, New York, NY 10019.

Independent Trustees

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Meredith Coffey (1968)	Trustee since 2022	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher (1985)	Trustee since 2022	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter (1983)	Trustee since 2022	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen (1960)	Trustee since 2022	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.	1

Director,

MicroStrategy

Inc. (2002-

present); Director,

Apollo Senior

Floating Rate

Fund Inc. (2011-

present); Director,

Apollo Tactical

Income Fund Inc.

(2013-present);

Director, Berry

Global Inc. (2013-

present); Director,

Apollo Debt

Solutions, BDC

(2021-present).

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Interested Trustees and Officers

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Earl Hunt (1981)	Chairman, Trustee, and President since 2022	Mr. Hunt joined Apollo Global Management, Inc. and its consolidated subsidiaries in 2021. From 2015 to 2021, Mr. Hunt served as a Partner in the Global Markets division at Goldman Sachs. He also was a member of Goldman Sach’s Partnership Committee, Global Markets Operating Committee and was co-chair of the Global Markets Inclusion and Diversity Committee.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Kenneth Seifert (1978)	Treasurer and Chief Financial Officer Since 2022

Controller, Principal and Director, Apollo Capital Management, L.P. since 2021 and 2017, respectively. Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund and Apollo Tactical Income Fund since 2021, controller 2017-2021.

			N/A	N/A

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Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Kristin Hester (1980)	Chief Legal Officer and Secretary since 2022	Senior Counsel, Apollo Global Management, Inc., 2015 - present; General Counsel, Apollo Investment Corporation, 2020 – present.	N/A	N/A
Ryan Del Giudice (1990)	Chief Compliance Officer Since 2018, Vice President and Assistant Secretary Since 2020

Principal, Apollo Global Management, Inc. 2022-present. Chief Compliance Officer of Apollo Diversified Real Estate Fund since 2018 and Vice President and Assistant Secretary since 2020. Chief Compliance Officer, Apollo Real Estate Fund Adviser, LLC and Apollo Capital Credit Adviser, LLC 2018-2022. Vice President, Cipperman Compliance Services, LLC, 2015-2017.

			N/A	N/A

*	The term of office for each Trustee and officer listed above will continue indefinitely.
**	The term “Fund Complex” refers to the Trust.

Board Committees

The Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held seven meetings.

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Governance Committee

The Board has a Governance Committee that consists of all the Independent Trustees. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee generally will consider shareholder nominees to the extent required pursuant to rules under the Securities Exchange Act of 1934. The Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Governance Committee. The Governance Committee meets to consider nominees as is necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

Trustee Ownership

The following table indicates the dollar range of equity securities that each prior Trustee beneficially owned in the Fund as of December 31, 2021. The Fund’s current Trustees did not own any shares of the Fund as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robb Chapin	None	None
Ira Cohen	None	None
Nathan Headrick	None	None
Kevin Shields	Over $100,000*	Over $100,000*
Dr. Randy Anderson	Over $100,000*	Over $100,000*
*

Includes shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned and controlled by Mr. Shields. Dr. Anderson holds minority profit interests in Griffin Capital, LLC. Griffin Capital, LLC is the indirect parent company of Griffin Capital Vertical Partners, L.P., which owned shares in the Fund.

Compensation

As of December 14, 2021, each Independent Trustee receives an annual retainer of $42,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Chair of the Audit Committee receives an additional $15,750 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

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Prior to December 14, 2021, each Independent Trustee received an annual retainer of $40,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Independent Trustees also received $2,000 per special meeting related to the sale of the Adviser’s parent company. The Chair of the Audit Committee received an additional $15,000 annually. None of the executive officers, with the exception of the Chief Compliance Officer, received compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and were not paid by the Fund for serving in such capacities.

The table below details the amount of compensation the prior Trustees received from the Trust during the fiscal year ended December 31, 2021. The Fund’s current Trustees did not receive any compensation from the Fund as of December 31, 2021. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Robb Chapin	$41,000	None	None	$41,000
Ira Cohen	$56,000	None	None	$56,000
Nathan Headrick	$41,000	None	None	$41,000

Organization and Management of Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in Subsidiaries.

The Single-Asset Subsidiaries will be limited liability companies controlled by the Fund and organized under Delaware law. The Fund will be the sole or controlling member of the Single-Asset Subsidiaries.

The Financing Subsidiary is a single member limited liability company organized under Delaware law. The Fund is the sole member of the Financing Subsidiary.

Managers. The Fund is the sole member of the Financing Subsidiary. The Independent Trustees also serve as the managers of the Financing Subsidiary.

The Financing Subsidiary has entered into a separate contract with each of the Adviser and Sub-Adviser for the management of the Financing Subsidiary’s portfolio, without compensation. The Financing Subsidiary has also entered into arrangements with the Trust’s custodian to serve as the Financing Subsidiary’s custodian and with the Trust’s transfer agent, fund accountant and administrator to serve the Financing Subsidiary in the same capacity. The Financing Subsidiary has adopted compliance policies and procedures that are substantially similar to the policies and procedures adopted by the Fund. The Trust’s Chief Compliance Officer oversees implementation of the Financing Subsidiary’s policies and procedures, and makes periodic reports to the Board regarding the Financing Subsidiary’s compliance with its policies and procedures.

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The Financing Subsidiary does not pay a fee to the Adviser or Sub-Adviser for their services. The Financing Subsidiary will bear the fees and expenses incurred in connection with the custody, transfer agency, fund accounting, and administration services that it receives. The Fund expects that the expenses borne by its Financing Subsidiary will not be material in relation to the value of the Fund’s assets. It is also anticipated that the Fund’s own expense will be reduced to some extent as a result of the payment of such expenses at the Financing Subsidiary level. It is therefore expected that the Fund’s investment in the Financing Subsidiary will not result in the Fund paying duplicative fees for similar services provided to the Fund and the Financing Subsidiary.

Codes of Ethics

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Code of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Code of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Adviser and the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Adviser and Sub-Adviser and a record of each proxy voted by the Adviser and the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser or Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Adviser or the Sub-Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Adviser’s and the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A and Appendix B, respectively.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-888-926-2688; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 1-888-926-2688 and will be sent within three business days of receipt of a request.

23

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of April 4, 2022, the name, address and percentage of ownership of each entity or person that owned of record or beneficially 5% or more of the outstanding shares of the Fund are as follows:

Class F
Name and Address	Percentage Owned	Type of Ownership
Griffin Capital Vertical Partners, L.P. 1520 E. Grand Ave. El Segundo, CA 90245-4341	17.67%	Record
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations 4707 Executive Drive San Diego, CA 92121-3091	6.05%	Record

Investment Advisory and Other Services

The Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a Delaware limited liability company formed in 2016 for the purpose of advising the Fund. The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries.

Under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund and will determine which securities should be purchased, sold or exchanged, as may be delegated to the Sub-Adviser as described in the Prospectus. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb all operating expenses of the Fund attributable to Class F shares (including offering expenses, taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.85% per annum of the Fund’s average daily net assets attributable to Class F shares so long as Class F shares are outstanding (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect unless and until the Board approves its modification or termination.

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During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $9,735,698, $7,487,237 and $5,222,167 in advisory fees to the Adviser, respectively. For the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019 the Adviser waived its advisory fees and also reimbursed Fund expenses of $6,806,375, $5,995,412 and $6,648,053 respectively.

The Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC (“Apollo” or the “Sub-Adviser”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Apollo is located at 9 West 57th Street, New York, NY 10019.

Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and Apollo. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. The fee table is as follows:

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets Managed by Apollo

$0 - $250M	0.75%
$250M - $500M	0.65%
$500M – $1 Billion	0.60%
Over $1 Billion	0.55%

Prior to April 1, 2022, the Adviser had engaged BCSF Advisors, LP (“BCSF”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Under the terms of the sub-advisory agreement with BCSF, the Adviser compensated BCSF based on a portion of the Fund’s average daily net assets that had been allocated to BCSF to manage. Fees paid to BCSF were not an expense of the Fund. The fee table for BCSF is the same as that for Apollo. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser paid $3,396,641, $2,743,300 and $1,775,934 in fees to BCSF, respectively.

Potential Conflicts of Interest - Adviser

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Affiliated Investment Vehicles”). The Fund has no interest in these activities. Personnel of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Affiliated Investment Vehicles. Such personnel of the Adviser devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

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Potential Conflicts of Interest – Sub-Adviser

The Sub-Adviser, Apollo Global Management, Inc. and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Sub-Adviser provide to us. These conflicts will arise primarily from the Firm, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect all material conflicts known to the Fund at the time of this filing.

Apollo sponsors, manages or advises and will continue to sponsor, manage or advise other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the Sub-Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”). Apollo will continue to sponsor, manage or advise new Apollo Clients, whether alone or partnering with others, and will continue to maintain, develop, expand or monetize its investment and advisory and related businesses. Certain current Apollo Clients have, and certain future Apollo Clients are expected to have, investment mandates that overlap, either substantially or in part, with that of the Fund, and Apollo expects that the universe of potential investments and other activities of Apollo’s business could overlap with the investments and activities of the Fund, each of which, as a result, is expected to create conflicts of interest. For clarification, Apollo Clients will not include (a) any alternative investment vehicle, special purpose vehicle, subsidiary of the Fund, vehicles established to structure a co-investment, master, joint or commingled account or investment vehicle, joint venture or other person through which the Fund can make an investment or group of investments or (b) any investment and any portfolio investment or investment of any other Apollo Client or Apollo and its subsidiaries, in each case subject to the 1940 Act, and unless the Adviser determines in its sole discretion that such person should be treated as an Apollo Client under the circumstances.

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. Attention is also drawn to certain risk factors (see “Risk Factors” in the prospectus) that refer to potential conflicts of interest.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Apollo Clients could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more other Apollo Clients. If participation in specific investment opportunities is appropriate for more than one Apollo Client, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant Apollo Clients. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective or be allocated its investment interest. In addition, the Sub-Adviser may in certain situations choose to consult with or obtain the consent of the Board of Trustees with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act and the Advisers Act. Such considerations have in the past resulted, and may in the future also result, in allocations of certain investment opportunities (including sourcing opportunities from Apollo’s origination platform (such investments, “Platform Investments”) among Apollo Clients and Apollo on an other than pari passu basis.

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Apollo is committed to allocating investment opportunities in a manner that, over time, is on a fair and equitable basis, and Apollo has established policies and procedures to guide the determination of such allocations. Subject to applicable law, including the 1940 Act, and the Board of Trustees’ oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Apollo’s allocation policies and procedures have established: (i) the allocations committee of Apollo Global Management, Inc. (“AGM” and such committee, the “AGM Allocations Committee”) to, among other things, review: (a) questions regarding an Apollo Client’s mandate; (b) potential distressed control investments; (c) any opportunities involving potential third-party co-investors; and (d) the actions taken by subcommittees to the AGM Allocations Committee (the “Allocations Sub-Committees”) and conflicts of interest that cannot be resolved by the Allocations Sub-Committees; and (ii) allocation guidelines on which such committees generally base their allocation decisions.

Generally, an investment opportunity will be allocated to an Apollo Client if the opportunity reasonably falls within such Apollo Client’s mandate or is otherwise deemed suitable as determined by the relevant portfolio manager, investment committee, the AGM Allocations Committee or an Allocations Sub-Committee. If an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, two or more Apollo Clients and it is not possible to fully satisfy the investment interest of all such Apollo Clients, the investment opportunity generally will be allocated pro rata based on the size of each Apollo Client’s original investment interest. The size of each Apollo Client’s investment interest will be determined generally based on each Apollo Client’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

(a)  the relative actual or potential exposure of any particular Apollo Client to the type of investment opportunity in terms of its existing investment portfolio;

(b)  the investment objective of such Apollo Client;

(c)  cash availability, suitability, instructions from an Apollo Client, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

(d)  the likelihood of current income;

(e)  the size, liquidity and duration of the investment opportunity; (f)          the seniority of loan and other capital structure criteria;

(f)  with respect to an investment opportunity originated by a third party, the relationships of a particular Apollo Client (or the portfolio manager) to such third party; (h)  tax considerations;

(g)  regulatory considerations;

(h)  supply or demand for an investment opportunity at a given price level;

(i)  an Apollo Client’s risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

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(j)  whether the investment opportunity is a follow-on investment;

(k)  whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

(l)  whether an Apollo Client’s economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

(m)  the governing documents of an Apollo Client (which could include provisions pursuant to which an Apollo Client is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in the Fund not participating in any such investment or participating to a lesser extent); and

(n)  such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Apollo Clients (e.g., in the case of an Apollo Client ramp-up period or when incubating a particular investment strategy or product or the investment period or term of an Apollo Client). In determining whether an investment opportunity falls within an Apollo Client’s mandate, the relevant portfolio manager, investment committee, the AGM Allocation Committee or an Allocations Sub-Committee, as appropriate, will take into consideration that:

(i)  multiple Apollo Clients have investment objectives that overlap to greater or lesser degrees;

(ii)  the applicable legal documents of each Apollo Client contemplate, to greater or lesser degrees, the obligation to offer such Apollo Client investment opportunities that fall within its investment objective or mandate;

(iii) Apollo endeavors to not systematically disadvantage any Apollo Client;

(iv)  the investment objective of a particular Apollo Client could change over time;

(v)  the ultimate character of an investment opportunity (i.e., its risk/reward profile) will generally not become clear before a great deal of diligence and analysis has been completed by the portfolio manager pursuing such investment opportunity;

(vi)  investment opportunities that are outcomes of heavily negotiated transactions are capable of being structured in a variety of ways, each of which presents its own particular risk/reward profile, tax, regulatory, legal and other considerations; and

(vii) an Apollo Client could have more than one mandate.

To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole.

On December 29, 2021, a current affiliate of the Adviser received an amended exemptive order from the SEC permitting the Sub-Adviser to use greater flexibility to negotiate the terms of co-investment transactions with certain of its affiliates, including investment funds managed by the Sub-Adviser or its affiliates, subject to the conditions included therein (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the board of trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Sub-Adviser or its affiliates is not covered by the Order, the personnel of the Sub-Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

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Other Participants in Apollo’s Origination Platform. Other Apollo Clients participate in Apollo’s origination platform with the Fund, and certain Apollo Clients’ ability to acquire loans could in certain circumstances be dependent on the existence and performance of such other Apollo Clients. Certain of such other Apollo Clients will have different terms, investors, types of investors and investment mandates than those of the originating fund and the Fund, which could create conflicts between the interests of the originating fund and the Fund, on the one hand, and one or more of such other Apollo Clients, on the other hand, relating to, among other things, Apollo’s decision-making with respect to the relevant investment. Apollo seeks to resolve any and all conflicts in a fair and equitable manner; however, subject to the 1940 Act, there can be no assurance that any particular conflict will be resolved in the best interests of the Fund under the circumstances.

Investments with Respect to Which Other Apollo Clients May Benefit. The Fund can invest in joint ventures and can invest in Platform Investments, which investment activities may give rise to future investment opportunities (e.g., a forward commitment or other option acquired by the Fund or a relationship developed in connection with the making of an investment by the Fund) from which one or more other Apollo Clients may benefit. The Sub-Adviser has an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for the Fund.

In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including those that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Platform Investments. In addition, as Apollo continues to seek additional sourcing channels for investment opportunities for the Fund and other Apollo Clients, it is also anticipated that there will be opportunities for investments in various companies or businesses, including, among others, financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including those participating in Apollo’s origination platform) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including those participating in Platform Investments on Apollo’s origination platform. To the extent applicable, any Platform Investments will be made in compliance with the Order once the Fund is eligible to rely on the Order.

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From time to time, Apollo recruits an existing or newly formed management team to pursue a new “platform” opportunity that is expected to lead to investment opportunities for Apollo Clients, including the Fund. In other cases, a new Platform Investment may be formed and used to recruit an existing or newly formed management team to build such Platform Investment through acquisitions and organic growth. Finally, in order to augment the Fund team’s capabilities and diligence techniques and, in some instances, to operate or service the Fund’s investments, Apollo may partner with, including through joint ventures, Platform Investments or by making investments in, high-quality operators with significant expertise and the requisite skills to operate or service the Fund’s assets. The structure of each Platform Investment and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout an investment’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a Platform Investment could include former Apollo personnel, industry advisors, senior advisors and Apollo advisors. The management or operating team of a Platform Investment (or one or more members thereof) may also provide the same or similar services with respect to other Platform Investments of the Fund and/or one or more other Apollo Clients (including predecessor funds and successor funds thereto and co-investment vehicles) or provide the same or similar services for assets owned by third parties. The Fund may realize a Platform Investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform. The services provided by the platform’s management and operating team could be similar to, and overlap with, services provided by Apollo to the Fund or to other Apollo Clients, and the services may be provided exclusively to the Platform Investments.

As with the Fund’s other portfolio investments, in respect of all Platform Investments, the Fund will bear the expenses of the management team and/or portfolio entity, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform entity. Such expenses may be borne directly by the Fund pursuant to its advisory arrangements, as applicable, or indirectly through operational expenses of the Platform Investment. In each case subject to the 1940 Act, the compensation of management of a platform portfolio entity may include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio entity (or other entity in the holdings structure of the Platform Investment), including profits realized in connection with the disposition of an asset and other performance-based compensation. None of the compensation or expenses described above will be offset against any management fees in respect of the Fund and will be borne by the applicable Platform Investment or by the Fund as Fund expenses pursuant to the advisory arrangements.

Co-Investments Generally and Co-Investors. The Sub-Adviser may, subject to the 1940 Act and other applicable law (including the Order), offer the opportunity to co-invest alongside the Fund to one or more Co-Investors (as described below). The Sub-Adviser can, in its sole discretion, offer the opportunity to co-invest alongside the Fund to (i) other Apollo Clients, (ii) any limited partner of an Apollo Client (or any of its beneficial owners or any other client or account of its advisor or consultant), (iii) management or employees of the relevant portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”), consultants and advisors with respect to such Portfolio Company or pre-existing investors or other persons associated with such Portfolio Company, (iv) any joint venture partner or operating partner, (v) any alternative investment fund or business sponsored, managed or advised by persons other than Apollo or (vi) any other persons or entities, including persons or entities whom the Sub-Adviser believes will be of benefit to the Fund or one or more Portfolio Companies or who may provide a strategic, sourcing or similar benefit to Apollo, any Apollo Client, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise (including credit or other investment funds sponsored by persons other than Apollo in so-called “club deals” through joint ventures or other entities). “Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Sub-Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

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As a closed-end fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside Apollo Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Apollo Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Apollo Clients) in investments that are suitable for the Fund and one or more of such Apollo Clients. Even if the Fund and any such Apollo Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

Co-investment Allocations. The Sub-Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

(i)  the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

(ii)  the level of demand for participation in such co-investment opportunity;

(iii) the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

(iv)  certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

(v)  the investing objectives and existing portfolio of the prospective Co-Investor;

(vi)  as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

(vii) the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

(viii) the legal or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

(ix)  the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients (including contemporaneously with the applicable co-investment); (x)  Apollo’s own interests;

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(xi)  the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

(xii) the prospective Co-Investor’s existing or prospective relationship with Apollo; and

(xiii) with respect to the Fund, the restrictions set forth in the Order.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, subject to the 1940 Act and the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Co-Investment Expenses. The Sub-Adviser may, but will not be obligated to, endeavor to cause unaffiliated Co-Investors that committed to participate in a particular unconsummated co-investment to bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses, subject to the 1940 Act and, once Apollo acquires the Adviser, the Order.

Fees and Carried Interest Payable with Respect to Co-Investments. Apollo can in its discretion: (i) receive performance-based compensation (such as carried interest or performance allocations), management fees or other similar fees from Co-Investors, and Apollo may make an investment, or otherwise participate, in any vehicle formed to structure a co-investment to facilitate, among other things, receipt of such performance-based compensation, management fees or other similar fees; and (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements, and any such fees will be retained by, and be for the benefit of, the Sub-Adviser or any of its respective affiliates with respect to certain Co-Investors. Unlike these Co-Investors, the Fund does not pay any such carried interest, incentive allocation, management fees or other similar fees to the Adviser or Sub-Adviser. Additionally, in those circumstances where the applicable Co-Investors include one or more members of a Portfolio Company’s management group, the Co-Investors who are members of such management group may receive compensation relating to the investment in such Portfolio Company, including incentive compensation arrangements.

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Syndications; Syndication Fees: Subject to the limitations of the 1940 Act, it is possible that a portion of the Fund’s Portfolio Investments will be syndicated to Apollo Clients, their portfolio companies, investors in Apollo Clients and other third parties via participations in and/or assignments or sales of loans (or interests therein) that the Fund purchased or originated. Subject to the limitations of the 1940 Act, Apollo, the Sub-Adviser and their affiliates and/or Apollo Clients may receive certain fees in connection with any such syndication. While the terms of any such transaction, including the price of the participation, assignment or sale, will not be set by the Apollo, the Sub-Adviser or the Fund but rather will be established based on third-party valuations, Apollo will nevertheless have an incentive to determine the amount and timing of each syndication in a manner that takes into account the interests of other Apollo Clients that may participate, as well as the prospect of the fees described above, which will not necessarily be consistent with the interests of the Fund in connection with any particular investment.

Sharing of Services. Subject to the limitations of the 1940 Act, in certain circumstances, in order to create efficiencies and optimize performance, one or more Portfolio Companies of the Fund could determine to share the operational, legal, financial, back-office or other resources of another Portfolio Company of the Fund or a Portfolio Company of an Apollo Client. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities by Apollo in good faith and in accordance with the 1940 Act and SEC guidance. In addition, it is possible that a Portfolio Company or an affiliated service provider may be in the business of providing services that are, or could be, utilized by another Portfolio Company. In this situation, the Adviser may determine that one or more Portfolio Companies use the other Portfolio Company’s or affiliated service provider’s services, even where these services were previously provided to the investment from a third party. As applicable, the Fund’s Board of Trustees will approve any such services provided by an affiliated service provider. See “Affiliated Loan Origination and/or Servicing Businesses” below.

Allocation of Expenses. Apollo will from time to time incur fees, costs and expenses on behalf of the Fund, one or more other Apollo Clients and itself. To the extent such fees, costs and expenses are incurred for the account or for the benefit of the Fund, one or more other Apollo Clients and itself, the Fund, such other Apollo Clients and Apollo will typically bear an allocable portion of any such fees, costs and expenses (subject to the terms of the advisory arrangements) in such manner as the Sub-Adviser in good faith determines. In most cases, Apollo’s Expense Allocation Steering Committee, which typically meets on a quarterly basis, is responsible for the overall expense allocations and the related methodologies for Apollo and Apollo Clients. Although Apollo endeavors to allocate such fees, costs and expenses in good faith over time, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. Notwithstanding the foregoing, Apollo may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice. Apollo anticipates that fees, costs and expenses incurred in connection with the acquisition of Portfolio Investments will typically be borne by the relevant Portfolio Companies. However, it is possible that one or more Portfolio Companies will not agree to pay all or a portion of such amounts, or will not pay such amounts when due. In either such case, such expenses (or portion thereof) will be borne by the applicable Apollo Clients (including the Fund) as operating expenses.

Restrictions on Transactions Due to Other Apollo Businesses. From time to time, various potential and actual conflicts of interest will arise from the overall advisory, investment and other activities of Apollo and its personnel. Apollo will endeavor to resolve conflicts of interest with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances. As discussed further in “Allocation of Investment Opportunities” above, and in “Potential Duties to Other Stakeholders” below, Apollo can invest, on its own behalf, in securities and other instruments that would be appropriate for, held by or fall within the investment guidelines of an Apollo Client. Apollo can give advice or take action for its own account that can differ from, conflict with or be adverse to advice given or action taken for Apollo Clients. These activities will, in certain circumstances, adversely affect the prices and availability of other business opportunities, transactions, securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Potential conflicts of interest also arise due to the fact that Apollo has investments in some Apollo Clients but not in others, or has different levels of investment in the various Apollo Clients, and that the Apollo Clients bear different levels of fees and incentive compensation in favor of Apollo.

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Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in businesses and assets whose operations can be substantially similar to, and/or competitive with, the business and assets in which Apollo Clients have invested. The performance and operation of such competing businesses and assets could conflict with and adversely affect the performance and operation of an Apollo Client’s portfolio companies or other operating entities, and could adversely affect the prices and availability of business opportunities, transactions, securities or instruments held by, available to or potentially considered for such portfolio investments. Apollo will seek to resolve conflicts in a manner that Apollo deems to be fair and equitable.

In addition, Apollo can give advice, or take action with respect to, the investments of one or more Apollo Clients that may not be given or taken with respect to other Apollo Clients with similar investment programs, objectives or strategies. Accordingly, Apollo Clients with similar strategies may not hold the same securities or instruments or achieve the same performance. Apollo also advises Apollo Clients with conflicting investment objectives or strategies. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Apollo has and expects to maintain ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients.

Apollo may also have ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients. From time to time, Apollo may acquire securities or other financial instruments of an issuer for one Apollo Client which are senior or junior to securities or other financial instruments of the same issuer that are held by or acquired for another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt). Apollo also advises Apollo Clients with conflicting investment objectives or strategies. For example, in the event such issuer enters bankruptcy, the Apollo Client holding securities that are senior in bankruptcy preference is expected to have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to such Apollo Client, and Apollo might have an obligation to pursue such remedy on behalf of such Apollo Client. As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients.

Apollo Clients will, from time to time, subject to their governing documents, as applicable, acquire and dispose of securities or other financial instruments in portfolio investments at different times and upon different terms. The interests of Apollo Clients (including the Fund) in such investments will not be aligned in all or any circumstances, and there will be actual or potential conflicts of interests or the appearance thereof.

In this regard, actions could, from time to time, be taken by Apollo that are adverse to the Fund. Apollo will also have ongoing relationships with issuers whose securities have been acquired by or are being considered for investment by Apollo Clients. Situations could arise where another Apollo Client acquires or otherwise engages in transactions with respect to securities of an entity in which the Fund has a financial interest (whether in the same or a different class of securities) or otherwise engages in selling, divesting or making further acquisitions or otherwise engages in transactions with respect to securities of such entity, including in connection with and following a co-investment. For example, the Fund can engage assets of other Apollo Clients to provide additional services with respect to the Fund’s Portfolio Companies. To the extent that any transactions involve the sale of securities between Apollo Clients, such transactions will be conducted in accordance with, and subject to, the 1940 Act and its rules and regulations, and to the extent that any such transactions may be viewed as a principal transaction due to the ownership interest by Apollo and its personnel, Apollo will comply with the requirements of Section 206(3) of the Advisers Act and its internal policies.

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As described herein, Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in a broad range of businesses and assets. The Adviser may take into account Apollo’s, it affiliates’ and/or other Apollo Clients’ respective interests (including reputational interests) when determining whether to pursue a potential Portfolio Investment for the Fund. As a result, it is possible that the Adviser may choose not to pursue or consummate an investment opportunity for the Fund notwithstanding that such investment may be profitable for the Fund or that the Adviser may choose not to pursue an investment opportunity because of the reputational, financial and/or other interests of Apollo and its Affiliates.

Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Apollo Clients), in some cases, without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent an applicable exemption. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Sub-Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), in some cases without prior approval of the SEC.

Capital Structure Conflicts. The Fund is permitted to invest in a Portfolio Company in which one or more other Apollo Clients hold an investment in a different class of such Portfolio Company’s debt or equity, or vice versa, subject to the limitations of the 1940 Act. For example, to the extent permitted by the 1940 Act with respect to the Fund:

(i) Apollo can acquire securities or other financial instruments of an issuer for one Apollo Client or itself that are senior or junior to securities or other financial instruments of the same issuer that are held by, or acquired for, another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt),

(ii)  Apollo could make a holistic capital solutions proposal to an issuer that involves multiple Apollo Clients (including the Fund) providing financing, in the form of debt or equity, or a combination thereof investing across two or more tranches or series of such issuer’s capital structure,

(iii) Apollo can permit other Apollo Clients to provide debt or equity financing to a Portfolio Company in which the Fund holds an investment,

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(iv)  Apollo can permit the Fund (including together with other Apollo Clients) to provide financing to a portfolio company/portfolio investment of other Apollo Clients; or

(v)  Apollo can cause an Apollo Client (including the Fund) to provide financing and/or leverage to another Apollo Client (including the Fund) with respect to investments.

Conflicts of interest are expected to arise under such circumstances. For example, in the event Apollo negotiates a holistic capital solution with an issuer, as described in clause (ii) of the previous sentence, the specific terms and conditions of each tranche or series could be impacted by Apollo’s desire to provide an overall financing package, which could result in the terms and conditions of the tranche or series in which the Fund participates being less favorable to the Fund than could have been the case absent such an overall arrangement. This could be exacerbated if there is no or limited overlap of participating Apollo Clients (including the Fund) in the different tranches or series. Apollo, in its sole discretion, and in response to the desires of an issuer in some cases, could negotiate for enhanced terms or protections for one tranche or series at the expense of another tranche or series, and the issuer’s ultimate approval of the holistic capital solution should not be viewed as dispositive that the terms and conditions of each tranche or series, taken individually, reflect an arms’-length arrangement.

In addition, in the event that any issuer in which Apollo and/or Apollo Clients are invested in different levels of the capital structure enters bankruptcy, Apollo or the Apollo Client(s) holding securities that are senior in bankruptcy preference are expected to have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to Apollo or such Apollo Client(s), and Apollo might have an obligation to pursue such remedy on behalf of itself or such Apollo Client(s). As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss.

Apollo has instituted policies and procedures that are reasonably designed to identify and address such potential conflicts of interest (whether including at the inception of an investment and during the holding or ownership of an investment) and that seek to ensure that Apollo Clients are treated fairly and equitably. The application by Apollo of its policies and procedures will vary based on the particular facts and circumstances surrounding each investment made by Apollo and Apollo Clients (including the Fund), or made by two or more Apollo Clients (including the Fund), in different classes, series or tranches of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure), and, as such, investors should expect some degree of variation, and potentially inconsistency, in the manner in which potential, or actual, conflicts of interest are addressed by Apollo. While Apollo’s policies and procedures for addressing the conflicts between Apollo and Apollo Clients and among multiple Apollo Clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

In addressing certain of the potential conflicts of interest described herein, Apollo and/or the Sub-Adviser may, but will not be obligated to, take one or more actions on behalf of the Fund or any other Apollo Client, including any one or more of the following:

(i) causing an Apollo Client (including the Fund) to remain passive in a situation in which it is otherwise entitled to vote, which may mean that the Fund or any other Apollo Client defers to the decision or judgment of an independent, third-party investor in the same class of equity or debt securities or other financial instruments held by the Fund or such other Apollo Client;

(ii)  referring the matter to one or more persons not affiliated with Apollo to review or approve of an intended course of action with respect to such matter;

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(iii) establishing ethical screens or information barriers to separate Apollo investment professionals or assigning different teams of Apollo investment professionals, in each case, who are supported by separate legal counsel and other advisers, to act independently of each other in representing different Apollo Clients or Apollo Clients that hold different classes, series or tranches of an issuer’s capital structure;

(iv)  as between two Apollo Clients, ensuring (or seeking to ensure) that the underlying investors therein own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interest; or

(v)  causing the Fund or another Apollo Client to divest itself of a security, financial instrument or particular class, series or tranche of an issuer’s capital structure it might otherwise have held on to.

Any such step would be subject to the 1940 Act and could have the effect of benefiting other Apollo Clients or Apollo at the expense of the Fund, and there can be no assurance that any of these measures will be feasible or effective in any particular situation, and it is possible that the outcome for the Fund will be less favorable than might otherwise have been the case if Apollo had not had duties to other Apollo Clients. The Sub-Adviser, its affiliates and management of a Portfolio Company will be required at times to make decisions that are adverse to the interests of the equity investors in such Portfolio Company while at the same time beneficial to the debt investors in such Portfolio Company, or vice versa (for example, if such Portfolio Company or a subsidiary thereof should file for bankruptcy). For example, should the Sub-Adviser and its affiliates or management of a Portfolio Company act in a way that is not in the best interests of the debt investors in such Portfolio Company, then, to the extent that the Sub-Adviser and its affiliates or management of such Portfolio Company are directed by Apollo, such decision could subject the Sub-Adviser and the Fund, among others, to the risk of claims to which they would not otherwise be subject, including claims of breach of the duty of loyalty or violations of securities law. To the extent that a greater number or proportion of debt investors in a Portfolio Company are Apollo Clients (or Apollo) or are investors in Apollo Clients, Apollo will be incentivized to prioritize the interests of the debt investors in such Portfolio Company (including Apollo itself) over the interests of the equity investors in such Portfolio Company (including Apollo itself), and vice versa, and Apollo will be subject to certain conflicts of interest in connection therewith.

Certain Transactions. Situations may arise where certain assets held by the Fund may be transferred to Apollo Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Representing Creditors and Debtors. The Sub-Adviser and its affiliates can serve as the controlling persons of Apollo Clients that hold positions in creditors or debtors either in proceedings under relevant bankruptcy or insolvency codes or prior to such filings. From time to time, the Sub-Adviser and its affiliates serve as advisers to creditor or equity committees on behalf of such Apollo Clients. This involvement, for which the Sub-Adviser and its affiliates could be compensated, could, among other things, limit or preclude the flexibility that the Fund otherwise has to participate in restructurings of investments, or that the Fund requires to liquidate any existing positions of the applicable issuer.

Subdivision of Debt Obligations. Subject to the limitations of the 1940 Act and (once available) the Order, the Sub-Adviser, acting in respect of the Fund and other Apollo Clients, is permitted, from time to time, to subdivide a debt obligation into two or more tranches, each of which has different terms from the original obligation with respect to interest and principal repayment, seniority and subordination, default remedies, rights to collateral and other matters. The owner of the original obligation, which could have been acquired directly from a borrower in a negotiated transaction or in the secondary market, can retain an interest in one or more tranches and elect to dispose of any such interests. The subdivision or “tranching” of debt obligations typically will be undertaken when Apollo determines that it can achieve competitive advantages or other benefits. For example, a borrower would be expected to favor a lender that is prepared to negotiate a single, consolidated credit arrangement, instead of having to negotiate senior and subordinated loans and/or secured and unsecured loans with multiple lenders. Tranching can also facilitate access to debt obligations or other securities having specific features that suit the differing risk and return parameters of different Apollo Clients (including the Fund) on a more customized basis than is available in the market at a particular time. Participation by the Fund in these tranching activities may give rise to a variety of potential conflicts of interest with Apollo and other Apollo Clients. See also “Exercise of Rights and Remedies” and “Bankruptcy and Other Distress Situations” below.

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Bankruptcy and Other Distress Situations. When a debtor with different classes of outstanding debt becomes bankrupt or experiences severe financial distress, a resolution of the situation often requires adversarial judicial proceedings or contentious negotiations. If this were to occur with respect to a debtor for which the Fund and other Apollo Clients hold different tranches of debt or other securities, it generally will not be feasible for Apollo to advocate effectively for the interests of all of its clients to the extent that there are conflicting or competing interests among holders of different tranches. As a threshold matter, Apollo expects that in a bankruptcy or other distressed situation, it will generally consider whether it is necessary or appropriate to arrange for separate legal counsel to be engaged on behalf of each separate tranche in order to analyze and identify the available rights, remedies, potential claims and legal strategies for seeking to maximize the recovery potentially available to the tranche, unless the outcome for a particular tranche is clear and certain. It is anticipated that, where feasible, an effort will be made to fashion a compromise solution. Any such effort to reach a compromise solution could result in the Fund and, in turn, other Apollo Clients, experiencing a worse outcome than they might have achieved in the absence of Apollo’s conflicting loyalties. In certain circumstances, Apollo could seek to mitigate the conflict by delegating certain decision-making responsibilities on behalf of the Fund or other Apollo Clients to unaffiliated third parties, or by seeking to dispose in whole or in part of one or more tranches. Alternatively, Apollo can seek to accommodate the competing interests of Apollo Clients by assigning different teams of Apollo investment professionals, supported by separate legal counsel and other advisers, to act independently of each other in representing different tranches. There can be no assurance that any of these measures will be implemented, feasible or effective in any particular situation, and it is possible that the outcome for the Fund, and in turn, the Apollo Client, will be less favorable than might otherwise have been the case if Apollo had not had duties to Apollo Clients holding other tranches.

While Apollo anticipates that, over time, the overall benefits of permitting multiple clients, including the Fund, to participate in different tranches will outweigh the potential disadvantages in particular circumstances, there is no way to predict whether these net benefits will ultimately be achieved. Moreover, Apollo’s own interests will influence how conflicts between clients in these situations will be resolved. For example, Apollo will be perceived to have an incentive to favor the interests of Apollo Clients that invest primarily in more subordinated classes of debt, since Apollo’s compensation from such clients is generally higher than the compensation earned from clients that invest primarily in more senior debt. While Apollo’s policies and procedures for addressing the conflicts between its clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

Brokerage Commissions. The Fund’s securities transactions generate brokerage commissions and other compensation, including clearing fees and charges, all of which the Fund, not the Sub-Adviser or any of their affiliates, will be obligated to pay. The Sub-Adviser has sole discretion in deciding what brokers and dealers the Fund uses, subject to Board approval, and in negotiating the rates of brokerage commissions and other compensation the Fund pays. In selecting brokers and negotiating commission rates, the Sub-Adviser (i) will take into account such information it deems appropriate, (ii) need not solicit competitive bids and (iii) does not have any obligation to seek the lowest available commission cost or spread. The Fund buys and sells securities directly from or to brokers each acting as “principals” at prices that include markups or markdowns, and buys securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers. Any use of commissions or “soft dollars” generated by the Fund to pay for brokerage and research products or services will fall within the safe harbor created by Section 28(e) of the Exchange Act, although the Fund does not intend to use “soft dollars.”

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Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which Apollo Clients are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Management Team. Management intends to devote sufficient time to the Fund. Apollo and its personnel will have conflicts of interest in allocating their time and services among Apollo Clients and personal investment activities. The Sub-Adviser’s personnel will work on other projects, including other Apollo Clients and Apollo’s other existing and potential business activities. In addition, Apollo’s personnel will participate in the management of the investment activities of other Apollo Clients concurrently with their obligations to the Fund. In certain circumstances, it is possible that the investments held by such Apollo Clients will be in competition with those of the Fund. None of the shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Fund.

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Employees of Apollo may, from time to time, serve as directors or as board observers with respect to operating entities, the securities of which are purchased on behalf of Apollo Clients. In the event that Apollo (i) obtains material nonpublic information in such capacity with respect to the issuer of any such securities or (ii) is subject to trading restrictions pursuant to the internal policies of such issuer, Apollo will be restricted from engaging in transactions with respect to the securities or instruments of such issuer. Such a restriction could have an adverse effect on the Fund and other Apollo Clients.

Conflicts of interest are expected to arise because Apollo employees (including personnel dedicated to the Fund) will serve as directors, board observers or management committee members or in a similar capacity, of certain of the operating entities in which the Fund invests. In addition to any fiduciary duties Apollo employees owe to the Fund as directors or management committee members of operating entities, such employees may owe fiduciary duties to the other owners of such entities, which in many cases are other Apollo Clients, and to persons other than the Fund. In general, such director or similar positions are often important to the Fund’s investment strategy and often have the effect of enhancing the ability of Apollo to manage investments. However, such positions could also have the effect of impairing the ability of Apollo to sell the related securities when, and upon the terms, it otherwise desires. In addition, such positions can place Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the operating entity where the Fund is not the sole owner of the applicable operating entity. Should an Apollo employee make a decision that is not in the best interest of such owners, such decision could subject Apollo and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, because of the potential conflicting fiduciary duties, Apollo could be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund.

Apollo’s three founders (the “Founders”) have established family offices (each a “Family Office” and collectively the “Family Offices”) to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities. The investment activities of the Family Offices and the involvement of the Founders in these activities give rise to potential conflicts between the personal financial interests of the Founders and the interests of the Fund or other Apollo Clients (for example, if the Family Offices were to hold debt obligations or securities in a Portfolio Company in which the Fund or another Apollo Client owned equity or subordinated debt and that was experiencing financial distress). Apollo has adopted certain procedures designed to mitigate some of these potential conflicts (for example, by requiring investment professionals employed by the Family Offices to refrain from making direct investments in portfolio investments that are controlled by the Fund or other Apollo Clients or that are the subject of announced transactions involving the Fund or other Apollo Clients).

Each of the Family Offices employs its own professional staff at its own expense, and each of them conducts its day-to-day operations independently of Apollo. Set forth below is a summary of certain procedures that are currently in place for certain categories of investments in which the Family Offices can participate, in each case subject to the limitations of the 1940 Act and (once available) conditions under the Order:

●             Liquid Credit Investments. The Founders generally do not participate in decisions to invest in, nor do they have investment discretion with respect to, liquid credit investments by their respective Family Offices. To the extent a Founder does not provide guidance or participate in investment decisions with respect to liquid credit investments, its respective Family Office may participate in such investments provided that the Family Office certifies to Apollo Compliance, on a quarterly basis, that it was not directed by its respective Founder to buy, sell or vote on any such liquid credit investments. To the extent a Founder were to provide guidance or participate in investment decisions with respect to liquid credit investments on behalf of its respective Family Office, such investment opportunities would first be reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

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●             Illiquid, Private Investments (Equity and Debt) and Public Equities. The Founders may provide guidance or participate in investment decisions on behalf of their respective Family Offices in connection with illiquid, private investments and public equities. These investment opportunities are reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

These procedures are designed to seek to mitigate conflicts of interest; however, there will be situations where a Family Office, with respect to certain asset classes, reviews and invests in investment opportunities that overlap with the mandates of the Fund or other Apollo Clients. These procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Affiliated Service Providers. Subject to the limitations of the 1940 Act and SEC guidance, the Fund and/or its existing and potential Portfolio Companies may engage affiliated service providers to perform certain non-advisory services, including those described herein. Affiliated service providers may receive compensation based on, among other things, the performance of the Portfolio Companies that they service. Therefore, it is possible that certain affiliated service providers may receive incentive compensation from the Fund, even though the Fund does not generally bear incentive compensation and even if the Fund, as a whole, does not have net capital appreciation at the time. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. Certain of such affiliated service providers and the types of services they provide and the activities in which they engage are described below.

The relationship between Apollo and any affiliated service provider will give rise to conflicts of interest between Apollo and the affiliated service provider, on the one hand, and Apollo Clients (including the Fund), on the other hand, to or with respect to whom such affiliated service provider provides services, or in respect of the Apollo Clients (including the Fund) that have an interest in any potential or existing Portfolio Company or Portfolio Investment to or with respect to which any such affiliated service provider provides services. Certain Apollo professionals and other persons (including persons associated with AGS or AGF (as defined below)) that are involved in providing origination, sourcing, portfolio management, syndication or other services to the Fund on behalf of Apollo (including Apollo investment professionals dedicated to, among other things, corporate credit and direct origination) will also be involved in the business and operations of affiliated service providers, including the activities of AGS and AGF described below. The fees earned by affiliated service providers in respect of services provided by such persons in respect of affiliated service providers are Other Fees (as defined below) and, therefore, will not reduce any management fees payable by any Apollo Client. Such persons will face conflicts of interest in dedicating time and resources to the Fund, which could have a detrimental effect on the Fund’s performance. Apollo seeks to address this conflict of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each Apollo Client, including the Fund, and by providing training to supervised persons with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, an affiliated service provider can provide services to third parties (including corporate borrowers, as described below), including third parties that are competitors of Apollo or one or more of its affiliates, Apollo Clients or their existing or potential Portfolio Companies or Portfolio Investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its Portfolio Companies, but rather will take into account its own interests.

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Further, conflicts of interest will arise in connection with an affiliated service provider’s provision of services to or in respect of an Apollo Client or an existing or potential Portfolio Company or Portfolio Investment on account of, among other things:

(i) Apollo, together with the affiliated service provider, viewing the relevant Apollo Client or potential or existing Portfolio Company or Portfolio Investment as a source of revenue (which would in most instances not result in a reduction of management fees payable by the applicable Apollo Client),

(ii)  an existing or potential Portfolio Company or Portfolio Investment engaging an affiliated service provider in an effort to obtain equity, debt or other forms of financing or investment by Apollo Clients (including the Fund), including in connection with services provided or to be provided by an affiliated service provider in respect of a class, tranche or series within such company’s capital structure (or such company’s capital structure as a whole) in which such Apollo Client(s) are not invested or are not expected to invest (and in such circumstance such Apollo Clients are invested or are expected to invested in a different class, tranche or series within such company’s capital structure),

(iii) the sourcing and approval of potential Fund investments that result in incremental revenue to such affiliated service provider (including in circumstances where such revenue would not have existed but for a potential or existing Portfolio Company’s or Portfolio Investment’s engagement of such affiliated service provider), including as a means to facilitate the engagement of such affiliated service provider by any such company or investment in connection with a contemporaneous investment in such company or investment by an Apollo Client (including the Fund),

(iv)  Apollo compensation arrangements with respect to such revenue, and

(v)  the allocation of a given investment opportunity, including the under- or over-commitment of certain Apollo Clients, and/or the inclusion or exclusion of certain Apollo Clients (in whole or in part) from such investment opportunity, as a means to ensure the payment of such revenue.

An affiliated service provider also can come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a Portfolio Company. See also “Information Barriers” above.

AGS and AGF. Apollo Global Securities, LLC (“AGS”), an affiliate of Apollo, which is a broker-dealer registered with the SEC and a member of FINRA, is authorized to perform, among other things, the following services: (i) conduct private placements; (ii) provide services in respect of the underwriting of securities; (iii) provide transaction advisory services, including capital markets advisory and structuring services; (iv) conduct merger and acquisition transactions; and (v) purchase and sell corporate debt securities. Apollo Global Funding, LLC (“AGF”) is a subsidiary of Apollo and an affiliate of AGS, and provides a variety of services with respect to financial instruments, including loans, that are not subject to broker-dealer regulations such as arranging, structuring and syndicating loans and providing debt advisory and other similar services. AGS and AGF are expected to, from time to time, expand the services that they perform and the activities in which they engage. AGF or AGS, as applicable, may be engaged, either by the corporate borrower (or its sponsor) or by the participating Apollo Clients (including the Fund) to provide services, and arrangements are generally made for AGF or AGS, as applicable, to receive its fees directly from the corporate borrower for services rendered (however, if the corporate borrower will not pay or reimburse such fees, the participating Apollo Clients will pay such fees). The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a AGF or AGS acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board of Trustees believes in good faith that such transactions are appropriate for the Fund.

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Affiliated Loan Origination and/or Servicing Businesses. Certain Apollo affiliates (such as AGF), Apollo Clients or their existing or potential portfolio investments are engaged in the loan origination and/or servicing businesses. For example, loans, such as term loans and revolvers originated by Apollo affiliates, Apollo Clients and/or their respective portfolio investments could involve the appointment of related parties of Apollo such as MidCap Financial Services, LLC (together with its subsidiaries, “MidCap”), a subsidiary of MidCap FinCo Designated Activity Company, an Apollo Client, as service providers. MidCap is a middle market-focused specialty finance firm that provides senior debt solutions to companies across a wide range of industries and has the ability to, from time to time, provide seller or other forms of financing to a buyer of an existing Portfolio Company that, for example, would be contingent upon the disposition of such Portfolio Company to such buyer. In connection with such activities, conflicts of interest usually arise with respect to, among other things, the role of MidCap or AGF in such transaction, the information available to MidCap or AGF with respect to such transaction and the fees and other terms (including as to whether such terms are at the market rate) on which MidCap or AGF is participating in such transaction. The Fund can acquire loans, structured, arranged and/or placed or arranged by MidCap, AGF or any other related-party loan origination or servicing businesses. To the extent the Adviser makes a determination that the permanent hold of a loan should be reduced from the original amount funded, MidCap, AGF or another affiliated service provider could be engaged by the Apollo Client (including the Fund) or the corporate borrower to provide syndication services and receive a fee for the provision of such services from the Fund to the corporate borrower; however, it is possible that the corporate borrower does not pay for its expenses, in which case such expenses will be borne by the Apollo Client as an operating expense. In connection with their lending activities, MidCap, AGF or any other such loan origination or servicing businesses may receive certain fees and services or other compensation, including arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, structuring, collateral management or loan administration, advisory, commitment, facility, float or other fees, discounts, spreads, commissions, concessions and other fees received as part of such loan origination or servicing businesses, from the borrower or otherwise, and will also receive reimbursement for costs or expenses from the borrower. Such fees can be charged on a cost reimbursement, cost-plus or other basis. Such fees, compensation or expense reimbursements received by MidCap or any other related-party loan origination or servicing business (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, MidCap, such other related-party loan origination or servicing business or any of their respective affiliates or employees, as applicable, in each case, in accordance with the fee arrangements applicable to the Fund. The provision of services by MidCap or any other related-party loan origination and/or servicing business to the Fund or Portfolio Companies will not require the review by, or consent of, the shareholders or any other independent party.

In addition to the specific examples set forth above, the aforementioned and other affiliated service providers will provide the aforementioned services or other services to Apollo Clients and/or their existing or potential portfolio investments (including the Fund and its existing and potential Portfolio Companies). In addition, an affiliated service provider can, from time to time, participate in underwriting syndicates and/or selling groups with respect to the equity and debt instruments issued or acquired by Apollo Clients or their existing or potential portfolio investments and other entities in or through which Apollo Clients or their existing or potential portfolio investments invest, or in connection with an Apollo Client’s disposition of all or a portion of a portfolio investment to a third party such that an affiliated service provider may facilitate or provide seller financing in connection with such disposition. Subject to the 1940 Act and (once available) the Order, any such other affiliated service provider may receive fees, other compensation or reimbursements for costs or expenses in connection with providing services to Apollo Clients or their existing or potential portfolio investments or third parties, including the Fund and its Portfolio Companies. Such fees, compensation or reimbursements received by an affiliated service provider (including from the Fund or any of its existing and potential Portfolio Companies) will be retained by and be for the benefit of the applicable affiliated service providers or any of their respective affiliates or employees.

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Apollo Employees of Portfolio Companies or Affiliated Service Providers. Apollo will engage an affiliated service provider to provide services to existing and potential Portfolio Companies. Notwithstanding anything herein to the contrary, where Apollo employees are hired or retained by one or more Portfolio Companies or by an affiliated service provider on behalf of a Portfolio Company, any related compensation will be paid, reimbursed or otherwise borne by the applicable Portfolio Company (or affiliated service provider), and a portion of the overhead related to such employee may also be allocated to such Portfolio Company. For the avoidance of doubt, Apollo or the affiliated service provider may subcontract with third parties for the provision of services that may otherwise be provided by an operating affiliate. In addition, the Fund may acquire a Portfolio Company that is externally or internally managed and replace such management with an affiliate of Apollo, a team of professionals (from within or outside of Apollo) or a combination of the foregoing, in which case, for the avoidance of doubt, the compensation for such services or professionals will be borne by the Portfolio Company. The rate paid for such employees may be in excess of the applicable market rate, and any such amounts will not be considered fees received by the Adviser or its affiliates that offset or otherwise reduce a management fee. These types of arrangements will not require the consent of shareholders and such rates will not be subject to shareholder approval.

Apollo Consulting and Other Consultants. Subject to the limitations of the 1940 Act, SEC guidance and the advisory arrangement for the Fund, the Fund may bear the payments, fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo Consulting as well as industry executives, advisors, consultants and operating executives contracted or engaged, directly or indirectly, by the Fund, the Sub-Adviser, any Portfolio Company (including with respect to potential portfolio investments of the Fund) or any affiliated service provider. Certain non-employee industry executives, advisors, consultants and operating executives may be exclusive to Apollo. “Apollo Consulting” consists of one of more entities, including Apollo Investment Consulting LLC, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio investments, that facilitate strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Sub-Adviser determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services (any such person, a “Consultant”) to or in respect of the Fund, Portfolio Companies (including with respect to potential portfolio investments of the Fund) and other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Sub-Adviser or other persons other than Apollo Consulting, such activities will be treated for purposes of this definition as if they were conducted by Apollo Consulting.

Apollo Clients (including the Fund) and Portfolio Companies for or in respect of which a Consultant provides services will typically pay, or otherwise bear, such Consultant’s fees, costs and expenses incurred in connection with its engagement of such Consultants, as well as any other operating expenses associated with such engagement (including overhead and organizational expenses attributable to Apollo Consulting). In addition, Consultants may receive other forms of compensation from multiple sources, including the Fund and Portfolio Companies, for services provided for or in respect of the Fund or Portfolio Companies (for example, fees, reimbursement of expenses or compensation received for serving as its director or in a similar capacity or providing analysis of a potential acquisition or sale), and may, as part of their respective arrangements, also be entitled to invest in Portfolio Companies. Any fees, compensation or reimbursements received by Apollo Consulting or any Consultant (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, Apollo Consulting, the applicable Consultant or any of their respective affiliates or employees.

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While the expertise or responsibilities of a Consultant could be or are similar in certain or substantially all respects to those of a full-time Apollo investment professional employed by Apollo or certain functions that might customarily be performed by an investment professional employed by the manager of a fund, the fees, costs, expenses or other compensation described above will nonetheless be borne by Apollo Clients or their investments, including the Fund or Portfolio Companies, due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals. Any engagement of the services of Apollo Consulting or any Consultant by the Fund or any of its Portfolio Companies will not require the approval of any shareholder or any other independent party. Further, any determinations relating to Apollo Consulting or any Consultant to be engaged by the Fund or any Portfolio Company, will, in each case, be made by Apollo in good faith, which includes Apollo being authorized in its sole discretion to determine that certain functions carried out by Consultants will instead be carried out by Apollo employees, or a mix of Consultants and employees, if, for example, it believes that the ability to offer an employment relationship would provide Apollo with greater flexibility in attracting the personnel it desires.

Operating Partners Generally. With respect to an operating partner, Apollo generally retains, or otherwise enters into a joint venture arrangement with, such operating partner on an ongoing basis through a consulting or joint venture arrangement involving the payment of annual retainer fees or other forms of compensation. Such operating partner may receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing investments for the Fund (subject to the requirements of the 1940 Act) and other Apollo Clients. Such annual retainer fees, success fees, performance- based compensation and the other costs of retaining such operating partners may be borne directly by the Fund as fund expenses. None of the compensation or expenses described above will be offset against any management fees payable to the Adviser or Sub-Adviser in respect of the Fund. Such operating partners (including operating partners in which the Fund may own an interest) may operate assets on behalf of the Fund, as well as other Apollo Clients and may also operate assets for third parties.

Selection of Service Providers. As described above, the Board will select the Fund’s service providers (including affiliated service providers) and will determine the compensation of such providers without review by or the consent of any shareholders. The Fund, regardless of the relationship to Apollo of the person performing the services, will bear the fees, costs and expenses related to such services. This will create an incentive for the Sub-Adviser to recommend an affiliated service provider, or to otherwise select service providers based on the potential benefit to Apollo or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). For example, the Sub-Adviser can recommend service providers that use their or their respective affiliates’ premises, for which the Sub-Adviser does not currently, but may in the future, receive overhead, rent or other fees, costs and expenses in connection with such on-site arrangement. Additionally, a Portfolio Company of the Fund may lease space from Apollo, an affiliated service provider or a portfolio investment of another Apollo Client. Furthermore, the Board can engage the same service provider to provide services to the Fund that also provides services to Apollo or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned. The Sub-Adviser and their respective affiliates address these conflicts of interest by using reasonable diligence to ascertain whether each service provider (including law firms) provides its service on a “best execution” basis, taking into account factors such as expertise, operational and regulatory controls, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying Apollo’s or its affiliates’ service provider selection criteria. In addition, in the event such service providers are affiliates of Apollo (as opposed to third parties), the engagement of such providers must typically comply with any conditions applicable to affiliate transactions described herein. Apollo from time to time enters into arrangements with service providers that provide for fee discounts for services rendered to Apollo and its affiliates.

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Apollo Compensation-Related Conflicts. The possibility of performance-based compensation with respect to the Fund or any other Apollo Client to which a portion of certain Portfolio Investments could be syndicated will create an incentive for Apollo to make riskier or more speculative investments on behalf of the Fund (including for eventual syndication to such other Apollo Clients) than it might otherwise make in the absence of such compensation. In addition, the terms of such compensation could incentivize the Sub-Adviser to make decisions regarding the timing and structure of realization transactions that may not be in the best interests of investors. In exercising its discretion over investment and related decisions, the Sub-Adviser may consider such interests and factors as it desires, including its own interests. As such, there can be no assurance that any such conflict will be resolved in a manner that does not adversely affect the Fund or the shareholders as a whole.

Additionally, the percentage of profits Apollo is entitled to receive and the terms applicable to such performance-based compensation vary among Apollo Clients. Because the opportunity to receive performance-based compensation is based on the success of investments, to the extent the rates or other terms applicable to such compensation differ among Apollo Clients and subject to the 1940 Act, Apollo will be incentivized to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients bearing higher performance compensation rates or to Apollo Clients whose governing documents contain less restrictive terms regarding such compensation. In addition, Apollo will be incentivized to allocate investment opportunities away from Apollo Clients that have suffered losses and have not yet achieved a priority return threshold and, instead, allocate them to Apollo Clients that are more likely to actively generate performance-based compensation. In addition, as contemplated in “Fees and Carried Interest Payable with Respect to Co-Investments” above, the portion of any fees payable in connection with any investment that are allocable to investments by Co-Investors will not reduce management fees paid by any Apollo Client and will be retained by and be for the benefit of the Sub-Adviser or any of their respective affiliates or employees. Therefore, the Sub-Adviser will be perceived to be incentivized to allocate a greater portion of such investment to Co-Investors than it would have otherwise allocated to Co-Investors in the absence of such arrangements. Apollo has adopted written allocation policies and procedures, as described in “Allocation of Investment Opportunities” above, to help address conflicts arising in the allocation of resources and investment opportunities among Apollo Clients.

Similarly, management fees or higher management fees will be perceived to incentivize Apollo to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients who are charged such management fees or higher management fees. See also “Fees and Carried Interest Payable with Respect to Co-Investments” above.

Finally, the right to receive performance-based compensation also creates a potential conflict of interest in the valuation of investments. Apollo has prepared accounting guidelines regarding the recognition of asset impairment and has also adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the valuation of the Fund’s assets. See also “Valuation of Fund Assets” below.

Valuation of Fund Assets. There can be situations in which Apollo is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Sub-Adviser could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of management fees due. Apollo has adopted valuation policies to address these potential conflicts.

Fees Paid to Apollo. Certain fees received by the Sub-Adviser will not be applied to reduce management fees and a portion of such fees will be retained by and be for the benefit of the Sub-Adviser or any of its respective affiliates or employees, in each case, in accordance with the fee arrangements set forth in the advisory arrangements for the Fund, as applicable).

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Strategic Relationship with Athene and Athora. Athene Holding Ltd. (together with its subsidiaries, “Athene”) is a retirement services company that issues, reinsures and acquires retirement savings products designed for individuals and institutions seeking to fund retirement needs. The products and services offered by Athene include fixed-income and fixed-indexed annuity products, reinsurance services offered to third-party annuity providers and institutional products, such as funding agreements. Athora Holding Ltd. is a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (together with its subsidiaries, “Athora”). In exchange for an advisory fee, Apollo provides asset management and advisory services to Athene and Athora, including asset allocation services, direct asset management services, asset and liability matching management, mergers and acquisitions, asset diligence hedging and other asset management services. Apollo also provides sub-allocation services with respect to a portion of Athene’s and Athora’s assets and allocates such assets across Apollo Clients in a manner that often characterizes Athene and Athora as captive permanent capital vehicles in relation to Apollo’s business. Additionally, Apollo and Athene (as well as Apollo and Athora) also have considerable overlap in ownership and, as a result, from time to time Apollo is or may be perceived to be able to exercise significant influence over matters requiring shareholder approval relating to Athene’s and Athora’s businesses, including approval of significant corporate transactions, appointment of members of Athene’s and Athora’s management, election of directors, approval of the termination of Athene’s and Athora’s investment management agreements and determination of Athene’s and Athora’s corporate policies. As a result of the relationship between (x) Apollo and Athene and (y) Apollo and Athora, Athene’s and/or Athora’s participation (as well as the respective accounts or assets that they manage) in an Apollo Client (other than the Fund) is typically accompanied by strategic partnership treatment and in connection with investing Athene’s and Athora’s assets across Apollo Clients (other than the Fund), Apollo grants Athene and Athora certain preferential terms, including reduced management fee and carried interest rates that are lower than those applicable to the other fund investors, access to co-investment opportunities and other preferential terms, that in each case, are not subject to “most favored nations” treatment by other fund investors. Furthermore, as stated above, as Apollo provides asset management and advisory services to Athene and Athora, there will be instances where certain transactions (such as, for example, cross- trades among Apollo Clients (other than the Fund), the provision of financing or other transactions between Apollo Clients or potential or existing portfolio companies of Apollo Clients, on the one hand, and Athene and/or Athora, on the other hand, in each case, subject to the limitations of the 1940 Act) present conflicts of interest from the perspective of the involved parties, which would include Apollo itself or through its ownership of or significant influence over Athene and Athora. For example, and without limiting the foregoing, Athene, Athora and/or their affiliates or portfolio companies can serve as a financing or similar source in connection with the acquisition, financing or disposition of the Fund’s investments in existing or potential portfolio companies or in connection with the activities and business operations of such existing or potential portfolio companies (regardless of the type of investment, be it a control, non-control, preferred equity, structured or other type of investment structure). There will not necessarily be third parties involved in any such transaction in order to seek to ensure, among other things, that the terms of such participation by Athene, Athora and/or their affiliates or portfolio companies will reflect customary or market terms and will be subject to the 1940 Act.

Further, as Athene, Athora and/or their affiliates or portfolio companies invest in a number of Apollo Clients (other than the Fund) and may seek to restructure or otherwise modify their respective balance sheet holdings from time to time, they may request to transfer their interests in Apollo Clients to each other, to portfolio companies of Apollo or Apollo Clients or to third parties. Apollo is incentivized to consent to such transfers (notwithstanding that the applicable general partner can grant or withhold its consent in its sole discretion), due to the fact that such transfers may, among other things, relieve the respective balance sheets of Athene, Athora and/or their affiliates or portfolio companies in a manner that allows them to fund other Apollo Clients or Apollo initiatives. Additionally, Athene holds interests in entities within the Apollo corporate structure that are recipients of all or a portion of the fees earned by the Sub-Adviser. Apollo, any affiliate thereof or one or more Apollo Clients could acquire interests in, Apollo or an affiliate thereof could enter into advisory arrangements with, or any of the foregoing could otherwise transact or enter into relationships with other businesses (such as, by way of example only and not of limitation, other insurance businesses) in a manner similar to the relationships with Athene, Athora and/or their affiliates or portfolio companies, in which case the conflicts and other issues described in this paragraph could apply, potentially more acutely depending on the nature and degree of the relationship, with respect to each such other business.

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Creation of Other Entities; Restructuring. Except as expressly prohibited under a contractual restriction to which Apollo is subject, Apollo will be permitted to market, organize, sponsor, act as general partner or manager or as the primary source for transactions for other pooled investment vehicles or managed accounts, which can be offered on a public or private placement basis, and to restructure and monetize interests in Apollo, or to engage in other investment and business activities. Such activities raise conflicts of interest for which the resolution may not be currently determinable.

Relationship among the Fund, the Sub-Adviser and the Investment Team. The Sub-Adviser will have a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. The functions performed by the Sub-Adviser are not exclusive. The officers and employees of the Sub-Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Sub-Adviser has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts that have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Potential Duties to Other Stakeholders. The Sub-Adviser is an affiliate of AGM. The shares of Class A common stock of AGM are publicly traded on the New York Stock Exchange. As a result, the Sub-Adviser has duties or incentives relating to the interests of AGM’s stockholders that could differ from and that could conflict with the interests of the Fund and its shareholders, such as conflicts arising from the allocation of expenses, special fee offsets and investment opportunities (in particular, opportunities in the financial services industry). Apollo will endeavor to resolve such conflicts in a manner that Apollo determines in good faith to be fair and equitable to the extent possible under the prevailing facts and circumstances. Apollo will seek to allocate investment opportunities in the financial services industry between Apollo and Apollo Clients in accordance with their respective governing documents and will evaluate such opportunities in accordance with its allocation policies and procedures. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to Apollo rather than to the Apollo Clients, and Apollo expects to allocate such opportunities in a similar manner in the future.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

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Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek, each an employee of Apollo and its affiliates, serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

As of December 31, 2021, Mr. Hunt is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	220	$8,0700	90	$3,7090

As of December 31, 2021, Mr. Lahoud is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	226	$8,0704,186	96	$3,7094,487

As of December 31, 2021, Mr. Vanek is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

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Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	12	$2,603718	10	$2,6030
Other Pooled Investment Vehicles	43	$1,19715,328	42	$1,0932,572
Other Accounts	86	$3,5317,088	84	$3,5311,804

As of December 31, 2021, Messrs. Hunt, Lahoud and Vanek did not own shares of the Fund.

Allocation of Brokerage

Specific decisions to purchase or sell securities for the Fund are made by either (i) the portfolio manager who is an employee of the Adviser or (ii) designated employees of the Sub-Adviser and its affiliates. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund. During the fiscal year ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $15,485, $20,037 and $25,967 in brokerage commissions, respectively.

Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17(e)(1) under the 1940 Act which places limitations on the securities transactions effected through the Distributor. The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund did not pay any affiliate party brokerage commissions.

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Tax Status

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

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The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

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Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

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Other Information

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s administrator and fund accountant pursuant to a fund services agreement between ALPS and the Fund. For its services as administrator and accounting agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $878,132, $750,835 and $534,108 in administration and fund accounting fees to ALPS, respectively.

Distributor

ALPS Distributors, Inc. (the “Distributor”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, MO 64105, serves as transfer agent pursuant to a transfer agency agreement between DST Systems, Inc. and the Fund.

Legal Counsel

Simpson Thacher & Bartlett LLP, Washington, D.C., acts as legal counsel to the Fund. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware legal counsel to the Fund.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 601 Travis Street, 16th Floor, Houston, Texas 77002.

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Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

Financial Statements

The financial statements for the Fund’s fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report contained in the Fund’s annual report dated December 31, 2021 are incorporated by reference to this SAI. The Fund’s annual report and semi-annual report are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

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Appendix A

APOLLO CAPITAL CREDIT ADVISER, LLC

PROXY VOTING POLICIES AND PROCEDURES

Background & Description

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●	Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and
●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Rule 206(4)-6 is supplemented by Investment Advisers Act Release No. 5325 (September 10, 2019) (“Release No. 5325”), which contains guidance regarding the proxy voting responsibilities of investment advisers under the Advisers Act. Among other subjects, Release No. 5325 addresses the oversight of proxy advisory firms by investment advisers. Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Books and Records section of this Compliance Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act.

Policy

The Adviser, as a matter of policy and as a fiduciary to the Fund, has the responsibility for voting proxies for securities held by the Fund consistent with the best interests of the Fund. The Adviser has delegated the voting responsibility for the Fund’s Sub-Adviser. The Sub-Adviser maintains written policies and procedures as to the handling, voting and reporting of proxies. The Adviser shall cause the Fund to make appropriate disclosures about the Fund’s proxy policies and practices and the availability of the Fund’s proxy voting record.

Procedures

The Adviser has adopted procedures to implement the proxy voting policy and to monitor and ensure its policy is observed and amended or updated, as appropriate, which include the following.

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General Voting Procedures and Guidelines

The Adviser has delegated the voting responsibility for the Fund to the Sub-Adviser. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act. The Sub-Adviser votes proxies for the Fund in a manner consistent with its proxy voting policies and procedures, and any written instructions from the Adviser or the Fund. As a fiduciary, the Sub-Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of its clients, including the Fund, and not to subrogate client interests to its own interests. To meet its fiduciary obligations, the Sub-Adviser seeks to ensure that its votes proxies in the best interest of its clients, including the Fund, and address how it will resolve any conflict of interest that may arise when voting proxies.

The Sub-Adviser intends to vote proxies on behalf of the Fund either in accordance with management recommendations, or otherwise in the best interests of the Fund, taking into account such factors as it deems relevant in its sole discretion. The Sub-Adviser’s proxy voting policy is designed to ensure that if a material conflict of interest is identified in connection with a particular proxy vote, that the vote is not improperly influenced by the conflict. Conflicts of interest will arise from time to time in relation to proxy voting requirements. The Sub-Adviser shall monitor all proxies for any potential conflicts of interest. If a material conflict of interest arises, the Sub-Adviser will determine what is in the best interests of the Fund and will seek to take appropriate steps to eliminate any such conflict.

The Adviser expects the Sub-Adviser to vote proxies according to its stated proxy voting policy and in the best interest of shareholders. The Sub-Adviser may refrain from voting Fund proxies if:

●	the voting materials are not received in sufficient time to allow proper analysis or an informed vote by the voting deadline; and
●	it determines the cost of voting will likely exceed the expected potential benefit to the Fund; or the securities are of a de minimis amount

The Sub-Adviser must notify the Adviser of votes contrary to its general guidelines and document the rationale for any such vote, votes on non-routine matters and instances where the Sub-Adviser refrains from voting. The Sub-Adviser provides the Adviser and Fund with periodic reporting related to its proxy voting practices, votes cast and any votes which are voted contrary to its respective guidelines.

Conflicts of Interest

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. The Sub-Adviser is responsible for identifying, prior to each proxy vote, material actual or potential conflicts between its interests, its affiliates, or Personnel and the interests of the Fund. A conflict between the Sub-Adviser and any client, including the Fund, can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

●	undue influence upon the Sub-Adviser or its affiliates, whether exerted by an internal or external party (such as agents of the issuer);
●	A failure to vote in favor of a position supported by management may harm the relationship the Sub-Adviser or its client have with the company;
●	A failure to vote in favor of a particular proposal may harm the relationship the Sub-Adviser or a client has with the proponent of the proposal;
●

A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Sub-Adviser has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein;

●	existing or prospective clients or other relationships involving the issuer or the executive officers of the issuer (e.g., changes to prospectus, board of directors, etc.); or
●	Conflicts arising from investment positions held by affiliates of the Sub-Adviser.

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Form N-PX

The Adviser shall cause the Fund to file an annual report of proxies voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Disclosure

The Adviser will provide conspicuously displayed information in the Fund’s registration statement and annual report to shareholders describing the policy and procedures used by the Adviser to vote proxies on behalf of portfolio securities, including a statement that shareholders may request information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.

The Adviser will also provide a statement in the Fund’s semi-annual report to shareholders notifying shareholders that a description of the policies and procedures that the Fund uses to vote proxies relating to portfolio securities is available without charge upon request. Additionally, the Fund’s semi-annual report will also include a statement notifying shareholders that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available without charge upon request.

Requests for Information

All requests for information regarding proxy votes, or policies and procedures, received by any Adviser Personnel, officer, or director should be forwarded to the CCO. In response to any request from a Fund shareholder, the CCO will prepare a written response with the information requested.

Recordkeeping
The Adviser relies on the Sub-Adviser to maintain proxy voting records in accordance with the SEC’s five-year retention requirements including: (i) the Sub-Adviser’s policy and any amendments; (ii) proxy materials; (iii) a record of each vote that it casts (and any decisions to refrain from voting); (iv) any document created that was material to making a decision how to vote or that memorializes that decision; (v) records reflecting the resolution of conflicts of interest; and (vi) client requests for the policy or proxy voting information, and the Adviser’s response. The CCO shall retain the following proxy records in accordance with the Adviser’s Recordkeeping Policy:

●	These policies and procedures and any amendments;
●	The Sub-Adviser’s proxy voting policies and procedures;
●	Each proxy statement that the Adviser receives;
●	A record of each vote that the Adviser casts;
●	A record of votes cast by the Sub-Adviser on behalf of the Fund (form N-PX);
●	Any specific documents prepared or received in connection with a decision on a proxy vote; and
●	A copy of each written request for information on how the Adviser voted such proxies, and a copy of any written response.

Responsibility

Compliance has responsibility for implementation and monitoring of the Adviser’s proxy voting policy and procedures. In addition to periodically reviewing proxy votes cast by the Sub-Adviser on behalf of the Fund, Compliance should also periodically review the Sub-Adviser’s proxy voting policy and procedures. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund.

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Appendix B

PROXY VOTING POLICY OF APOLLO CREDIT MANAGEMENT, LLC

SEC registered advisers that have the authority to vote client proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures (i) reasonably designed to ensure that the adviser votes proxies in the best interests of its clients and (ii) that include how the adviser addresses material conflicts that may arise between the adviser’s interests and those of its clients. It is expected that, in most cases, Apollo Credit Management, LLC (the “adviser”) will invest the assets of its clients in securities that do not generally carry voting rights. When a client account does have voting rights in a security, it follows the proxy voting policies and procedures summarized below:

In determining how to vote, officers of the adviser will consult with each other and other investment professionals affiliated with the adviser, taking into account the interests of the adviser’s clients and investors as well as any potential conflicts of interest. The adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, including by seeking the direction of the independent directors of the client or, in extreme cases, by abstaining from voting. While the adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the adviser does not expect to delegate its voting authority to any third party.

An officer of the adviser will keep a written record of how all such proxies are voted. The adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

The adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the adviser will vote proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it is necessary to vote contrary to the general guidelines to maximize shareholder value or the best interests of the adviser’s clients. In reviewing proxy issues, the adviser generally uses the following guidelines:

Elections of Directors: In general, the adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the adviser determines that there are other compelling reasons for withholding a vote, it will determine the appropriate vote on the matter. The adviser may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a shareholder vote or (4) act on tender offers where a majority of shareholders have tendered their shares. Finally, the adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement or where, in the adviser’s discretion, the cost of voting will outweigh the perceived benefit.

Appointment of Auditors: The adviser believes that the board of an issuer remains in the best position to choose its independent auditors and the adviser will generally support management’s recommendation in this regard.

Changes in Capital Structure: Changes in an issuer’s charter or by-laws may be required by state or federal regulation. In general, the adviser will cast client votes in accordance with management on such proposals. However, the adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: The adviser believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, the adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of client interests.

Proposals Affecting Shareholder Rights: The adviser generally will vote in favor of proposals that give shareholders a greater voice in the affairs of an issuer and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of a client’s investment in the issuer.

Corporate Governance: The adviser recognizes the importance of good corporate governance. Accordingly, the adviser generally will favor proposals that promote transparency and accountability within an issuer.

Anti-Takeover Measures: The adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on shareholder value dilution.

Stock Splits: The adviser generally will vote with management on stock split matters.

Limited Liability of Directors: The adviser generally will vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: The adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.

PROSPECTUS

 May 1, 2022, as amended May 2, 2022

Apollo Diversified Credit Fund

Class I Shares (CRDIX) of Beneficial Interest

Apollo Diversified Credit Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Class I Statement of Additional Information (“SAI”) dated May 1, 2022, as amended May 2, 2022, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling toll-free 1-888-926-2688. The table of contents of the SAI appears on page 68 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make shareholder inquiries by calling 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. The SAI, material incorporated by reference and other information about the Fund, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Summary of Investment Strategy. The Fund pursues its investment objective through an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. The Fund will seek to invest tactically across opportunistic credit strategies employed by Apollo Credit Management, LLC (the “Sub-Adviser”) in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations, commercial mortgage-backed securities and other asset-backed securities. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined herein) in debt securities, including, but not limited to, credit related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments. The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

Risks. Investing in the Fund involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.
●	The Fund will ordinarily accrue and pay distributions from its net investment income, if any, once a quarter, however, the amount of distributions that the Fund may pay, if any, is uncertain.
●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital.
●

The Fund may invest in CLOs. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying debts and loans in the tranche of the CLO, in which the Fund invests. The Fund invests in CLOs without regard to tranche. CLOs also carry risks including, but not limited to, interest rate risk and credit risk.

●	Investors will pay offering expenses. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.
●

The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares. Thus, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Risk Factors” below in this prospectus.

The Adviser. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Sub-Adviser. The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class I shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of shares of beneficial interest, at net asset value plus the applicable sales load, if any. As of April 4, 2022, the Fund’s net asset value per share was $23.66 for Class I shares. As of April 4, 2022, there were 18,339,106 Class I shares outstanding. Class I shares are not subject to sales loads. The Fund offers Class A shares and Class C shares, Class F shares, Class M shares, and Class L shares by separate prospectuses. The minimum initial investment for Class I shares is $1,000,000, while subsequent investments may be made in any amount. The Fund reserves the right to waive the investment minimum. The Fund’s shares are offered through its distributor, ALPS Distributors, Inc. (the “Distributor”). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the sale of the shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended.

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	None	$ amount invested at current NAV

Investment Adviser
Apollo Capital Credit Adviser, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Electronic Reports Disclosure - As of January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth under the heading “Risk Factors.”

The Fund

Apollo Diversified Credit Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

The Fund pursues its investment objective through a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

●	The levered performing credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return.
●

The dislocated credit pillar seeks to use contingent capital to pursue “dislocated” credit opportunities (e.g., stressed, performing assets across the credit spectrum that sell-off due to technical and/or non-fundamental reasons) in between traditional, passive investment mandates and “distressed-for-control” investment mandates.

●	The large scale origination pillar targets large corporate and sponsor-backed issuers utilizing Apollo’s proprietary sourcing channel, primarily focused on 1st lien and unitranche loans.
●

The structured credit pillar seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities, including debt and equity tranches of CLOs, CMBS, residential mortgage backed securities (RMBS), consumer and commercial ABS, whole loans and regulatory capital relief transactions.

●

The other opportunistic strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the above pillars. Other opportunistic strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class and the Sub-Adviser’s expertise within the credit platform, including special purpose acquisition companies (“SPACs”), aviation finance and credit secondaries.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

An affiliate of the Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions.

Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed regulated funds or BDCs, including the Fund (the “Apollo Regulated Funds”), and other private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo Regulated Funds to participate. The Apollo Regulated Funds may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo Regulated Funds (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund, any other Apollo Regulated Funds, and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Sub-Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Sub-Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which acts as the borrower of a revolving credit facility. The Financing Subsidiary is subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

For purposes of the Fund’s 80% policy, the Fund aggregates direct investments with investment held by its wholly-owned and controlled Subsidiaries.

Leverage and Credit Facility

The Fund and/or its Financing Subsidiary utilize leverage, including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary are authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

The Fund may also use leverage in the form of the issuance of preferred shares, but does not currently intend to do so. The Fund’s Board may authorize the issuance of preferred shares without the approval of common shareholders; however, the Fund is not currently authorized to issue preferred shares. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Fund’s common shareholders, and these costs and expenses may be significant.

Other investments held by the Fund may also expose the Fund to leverage, which is excluded from the 33.33% limitation noted above. For example, the Private Debt Funds in which the Fund invests may also employ leverage. In addition, the Fund’s investments in certain derivatives may be viewed as a form of leverage.

To finance investments, the Fund may securitize certain of its secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Strategy

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in debt securities, including, but not limited to, credit-related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

“Managed Assets” means net assets plus the amount of any borrowings and the liquidation preference of any preferred shares that may be outstanding.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”) and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Investment Adviser

The Adviser was formed in 2016, commenced operations in 2017, and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo.

Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio.

Fees and Expenses

The Adviser is entitled to receive a monthly fee at the annual rate of 1.85% of the Fund’s daily net assets. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that such expenses exceed 2.35% per annum of the Fund’s average daily net assets (the “Expense Limitation”) attributable to Class I shares. In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board of Trustees of the Fund (“Board” or the “Trustees”) approves its modification or termination. The Fund does not anticipate that the Board will terminate the Expense Limitation Agreement during this period. The Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion. See “Management of the Fund.”

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”) serves as the Fund’s Administrator and Accounting Agent. See “Management of the Fund.”

Transfer Agent

DST Systems, Inc. (“DST” or “Transfer Agent”) serves as the Fund’s transfer agent. See “Management of the Fund.”

Distribution Fees

Class I Shares are not subject to a Distribution Fee. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. See “Quarterly Repurchases of Shares.”

Share Classes

The Fund offers multiple different classes of shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Class I shares of the Fund are set forth in “Summary of Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

The Fund offers Class A and Class C, Class F, Class M, and Class L shares through separate prospectuses, which are subject to different sales loads and ongoing fees and expenses. Class F shares are available solely to investors who were shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

Each investor’s financial considerations are different. You should consult with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of the Fund’s shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Liquidity is provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.”

Investments in Convertible Securities. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below).

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, or allocate significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States, as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy

The Fund’s distribution policy is to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Distributions are made at the class level, so they may vary from class to class within the Fund. See “Dividend Reinvestment Plan.”

Custodian

The Bank of New York Mellon Trust Company, National Association (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses	Class I
Maximum Sales Load (as a percent of offering price)	None
Contingent Deferred Sales Charge	None
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Other Expenses	0.65%
Shareholder Servicing Expenses	None
Distribution Fee	None
Remaining Other Expenses[1]	0.65%
Interest Expense on Borrowing	0.34%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses[2]	2.85%
Fee Waiver and Reimbursement	(0.15)%
Total Annual Expenses (after fee waiver and reimbursement)	2.70%
[1]	CLO expenses are not included in the Other Expenses. If such expenses were included, they would be approximately 0.01% of the Fund’s net assets.
[2]

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the Expense Limitation Agreement) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.35% per annum of the Fund’s average daily net assets attributable to Class I shares (the Expense Limitation). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023 unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. See “Management of the Fund.” The total annual expenses in this fee table is different from the ratio of expenses to average net assets given in the Financial Highlights, because the Financial Highlights do not include acquired fund fees and expenses.

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 56 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement will remain in effect for only one year):

Share Class	1 Year	3 Years	5 Years	10 Years
Class I	$27	$87	$149	$316

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders may be assessed an outgoing wire transfer fee at the prevailing rates charged by DST. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for shares of the Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements, which have been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated December 31, 2021. To request the Fund’s Annual or Semi-Annual Report, please call 1-888-926-2688. The table below sets forth financial data for one Class I share of beneficial interest outstanding throughout the period presented.

Apollo Diversified Credit Fund – Class I	CONSOLIDATED FINANCIAL HIGHLIGHTS

For a Share Outstanding Throughout the Period Presented
	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018		For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Net asset value, beginning of year	$24.06		$24.89		$24.01		$25.30		$25.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	1.52		1.28		1.59		1.52		0.90
Net realized and unrealized gain/(loss)	0.49		(0.65)		1.01		(1.27)		0.19
Total from investment operations	2.01		0.63		2.60		0.25		1.09

DISTRIBUTIONS:
From net investment income(b)	(1.54)		(1.46)		(1.72)		(1.54)		(0.79)
Total distributions	(1.54)		(1.46)		(1.72)		(1.54)		(0.79)

Net increase/(decrease) in net asset value	0.47		(0.83)		0.88		(1.29)		0.30
Net asset value, end of year	$24.53		$24.06		$24.89		$24.01		$25.30
TOTAL RETURN(c)	8.50%		3.16%		11.04%		0.95%		4.38%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$442,765		$279,376		$236,901		$118,119		$42,593
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	2.84%		2.54%		2.72%		3.07%		5.62	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.73	%(f)	1.25	%(f)	0.54	%(f)	0	%(g)	0	%(g)
Ratio of net investment income to average net assets	6.24%		5.60%		6.44%		6.12%		4.78	%(d)

Portfolio turnover rate(h)	73%		98%		72%		56%		48%
(a)	Calculated using the average shares method.
(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.
(c)

Total returns are for the year indicated and do not reflect the impact of the applicable sales charge. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.
(e)	The gross expense ratio included non-recurring organizational costs.
(f)

For the period of January 1, 2019 to August 25, 2019 the Adviser voluntarily absorbed all of the operating expenses of the Fund. For the period of August 26, 2019 to April 30, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.25% of net assets. For the period of May 1, 2021 to August 15, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.375% of net assets. For the period of August 16, 2021 to December 31, 2021, the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(g)

The Adviser voluntarily absorbed all of the operating expenses of the Fund during the period. In the absence of the election by the Fund’s investment adviser to bear all of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(h)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund	Consolidated Financial Highlights

For a Share Outstanding Throughout the Period Presented

Information about the Fund’s senior securities is shown in the following table:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Lines of Credit Total Amount Outstanding (000’s)	$133,945	N/A	N/A	N/A	N/A
Asset Coverage Per $1,000 of Citi Credit Facility Outstanding(a)	$5,691	N/A	N/A	N/A	N/A
(a)

Calculated by subtracting the Fund’s consolidated total liabilities (excluding the indebtedness represented by the Lines of Credit) from the Fund’s total assets and dividing by the total amount outstanding on the Lines of Credit. The Asset Coverage ratio is then multiplied by $1,000 to determine the “Asset Coverage Per $1,000 of Lines of Credit Outstanding.”

USE OF PROCEEDS

The net proceeds of the continuous offering of shares will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. The Fund will pay organizational costs and its offering expenses incurred with respect to its initial and continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate. While the Fund does not anticipate a delay in the investment of net proceeds from investors, the Fund will seek shareholder approval if the net proceeds are not invested within six months of the Fund’s initial offering in accordance with the rules under the 1940 Act.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 5, 2016. The Fund’s principal office is located at 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

As described in greater detail below, the Fund will take a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

Levered Performing Credit. The Levered Performing Credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return. Levered Performing Credit utilizes a targeted investment approach with a focus on top of the capital structure assets, tactically shifting its allocations across the broadly syndicated market to capture market upside while mitigating downside risk across varying market conditions. The Fund will look to identify credits with attractive trading technicals which the Fund views as offering disproportionate yield relative to the risk associated with the issuer. Frequently, these investment opportunities capitalize on pricing inefficiencies between companies, industries or rating categories due to a misunderstood credit story. The Fund will also seek out high-conviction credits where the Fund believes an upcoming event, such as a refinancing, maturity, covenant breach, initial public offering or asset sale, will serve as a catalyst for an attractive risk-adjusted return. In the Fund’s view, value-oriented credit selection with emphasis on downside protection is paramount and the most powerful determinant of performance across all market environments.

Levered Performing Credit seeks to identify fundamentally sound investments in companies with low leverage, sustainable competitive advantage, high free cash flow and strong management teams, all of which the Fund believes provide incremental downside protection. Furthermore, the Levered Performing Credit pillar prudently applies low-cost leverage, typically ranging between 0.5x to 1.5x under normal conditions, to mute downside participation and produce attractive upside capture as well as macro hedges to mitigate tail-risk and generate stability in the event of adverse market volatility.

Dislocated Credit. The Dislocated Credit pillar seeks to use contingent capital to pursue dislocated credit opportunities within the whitespace that exists between traditional passive and distressed-for-control investment mandates. With the growth of passive investing and daily liquid credit funds, the Fund has observed heightened fragility within the credit markets wherein vehicles, such ETFs and open-ended mutual funds, are characterized by asset/liability mismatches which create vacuums of illiquidity during periods of market stress. During such periods, the Fund sees high-quality, fundamentally sound assets across the credit spectrum sell-off due to technical and/or non-fundamental reasons, frequently from indiscriminate sellers who forgo optimal pricing to offload risk quickly and bolster liquidity. Often, these stressed, but performing credits do not meet return targets for distressed mandates, allowing the Sub-Adviser to be a provider of liquidity when passive investors come to market. Dislocated Credit will seek to scale deployment during periods of material spread widening given capital deployment during periods of volatility has historically resulted in a risk-adjusted return – over the past two decades, capital deployment when high-yield spreads widened over 800 basis points has resulted in a 19% gross return and a 2.1 Sharpe Ratio (which measures the performance of an investment compared to a risk-free asset, after adjusting for its risk).

The Dislocated Credit pillar relies on intense active management to facilitate agility during short-term and often unpredictable bouts of market dislocation. Significant trading activity across the Sub-Adviser’s platform affords differentiated access during periods of market forced selling. Most recently, in March 2020, when high-yield spreads widened through 1,000 basis points, the Sub-Adviser was shown 262 block trades worth $7 billion in face value and purchased assets at a 3-5-point discount. In the Fund’s view, effectively capitalizing on these short windows of volatility requires the specialized asset expertise and sector specialization of the Fund’s deep bench of investment professionals. The Fund’s investment approach focuses on prudent credit selection, emphasizing highly defensible, top of the capital structure investments with strong cash flows, significant asset coverage and other downside protections. Furthermore, given the adjacency of Dislocated Credit to the Sub-Adviser’s hedge fund research engine, the investment team maintains a target list of opportunities to purchase if/when volatility occurs enabling quick and decisive action.

Large Scale Origination. The Large Scale Origination pillar seeks to capitalize on a robust emerging opportunity to provide a streamlined solution for large corporate issuers through directly originated first lien or unitranche term loans. The Fund believes a combination of secular and cyclical drivers are giving rise to a whitespace that exists between the broadly syndicated markets and traditional middle market direct lending, creating demand for scaled direct origination solutions among large corporate issuers. In recent years, businesses of increasing size have demonstrated a preference to fund growth in the private markets, a trend that has been enabled in part by the unprecedented growth in private equity. The Fund believes that the privatization of the broadly syndicated loan market is a corollary to the privatization of equity markets, as forgoing onerous and often uncertain loan syndication processes in favor of private, directly originated financing solutions can be a compelling value proposition for many large issuers. While private credit and middle market direct lending have grown significantly following the 2008 financial crisis, the Fund believes there is a dearth of available alternative financing solutions for large corporate issuers.

The Fund believes that by leveraging its robust networks and proprietary relationships, cycle-tested investing experience and range of expertise across credit, it is well-positioned to be a first mover in large corporate direct lending. Due to the breadth and scale of the Firm’s capital base, the Fund believes that Sub-Adviser-managed funds and clients are poised to underwrite and commit to large transactions, streamlining the execution process for borrowers and enabling them to interface with a single counterparty versus a large, fragmented lender group. Additionally, the Fund’s underwriting and structuring ability coupled with company and sector-specific insights across the Sub-Adviser’s platform will enable the Fund to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs. Given the Sub-Adviser’s first-mover advantage, the Fund believes the Large Scale Origination pillar will stand to exercise a high degree of credit selectivity as well as drive terms and rigorous structural protections to generate attractive risk-adjusted returns.

Structured Credit. The Structured Credit pillar pursues a broad mandate of structured credit products on an opportunistic basis. The Fund seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities. In particular, the Fund looks to invest in debt and equity tranches of CLOs, CMBS, RMBS, consumer and commercial ABS, whole loans and regulatory capital relief transactions. The Fund believes structured credit products can provide investors with exposure to diversified portfolios of high-quality loans, bonds and other similar instruments at higher yields than direct investments in the underlying assets by capturing attractive complexity and illiquidity premia.

While the marketplace often misunderstands the relative value between different structured credit securities given the complexity of the asset class, the Fund believes the breadth and scale of the Sub-Adviser’s platform, coupled with the Fund’s vast network of relationships with banks, management teams, sponsors and intermediaries, positions the Fund with differentiated access and insights to uncover value. The Fund seeks to be a setter of both price and terms and, where appropriate, to originate what we believe are attractive risk-adjusted opportunities rather than purchasing what is on offer in an environment that is increasingly pushing investors toward additional risk. Further, the Fund believes that structured credit, at its core, is a credit product and that the Sub-Adviser’s deep sector, asset and structural expertise enables comprehensive diligence on all prospective investments, including assessment of underlying collateral, structural features and legal documentation. The structured credit analysts, where applicable, leverage the industry work of the corporate credit team where the Sub-Adviser believes that credit-by-credit analysis provides a distinct research advantage and drives incremental downside protection.

Other Opportunistic Strategies. The Other Opportunistic Strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the Levered Performing Credit, Dislocated Credit, Large Scale Origination and Structured Credit pillars. Other Opportunistic Strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class expertise resident within the Sub-Adviser’s credit platform. This pillar will tactically invest in specific asset classes based on prevailing market conditions or idiosyncratic circumstances. For example, opportunities may or may not be limited to: SPACs, aviation finance and credit secondaries:

●

SPACs: The Fund believes the SPAC ecosystem today, across equity, private investment in public equity transactions and debt, represents approximately $500 billion in available opportunities, providing investors with access to top-tier management and investments with significant downside protection and upside potential. The Fund seeks to invest opportunistically across the SPAC ecosystem, with a focus on investing in SPAC IPOs, often at a discount to the stated issuance price. The SPAC opportunity is enhanced to those who can invest in scale on a sustainable basis, as often times founders’ economics are made available to investors with large balance sheets as well as those with a strong reputation within the general marketplace. The Fund may also, on an opportunistic basis, invest in SPAC or other similar transactions where the Sub-Adviser may be the SPAC sponsor or otherwise facilitate such transactions. The Fund believes having experience moving in scale and with speed as well as a longstanding history of investing in SPACs will position it to effectively capitalize on advantageous economics, typically not available to traditional investors.

●

Aviation Finance. Through Merx Aviation Finance, which was developed in 2012, the Fund has access to a fully scaled commercial aircraft leasing and servicing platform with robust processes and procedures across a variety of specialized technical and administrative functions. The Fund believes that the Sub-Adviser’s reputation and deep expertise in the aircraft leasing industry affords it the ability to dynamically invest across the spectrum of aircraft and have access to off-market, idiosyncratic opportunities. By leveraging in-house sourcing, structuring and servicing capabilities, the Fund believes it is optimally situated to deploy into attractive risk-reward opportunities with top-tier counterparties following a period of significant and sustained headwinds for commercial aircraft leasing following the onset of COVID-19.

●

Credit Secondaries. As private credit continues to expand from both end-investor demand and issuer preferences for alternative sources of financing, the Fund believes the opportunity for credit secondaries will grow in tandem to address liquidity or other portfolio management needs from underlying investors. With the Sub-Adviser’s robust database of issuers and vast network of relationships with shareholders and syndication counterparties, the Fund believes it is a natural buyer of a diverse pool of credit secondaries across vintages, managers, industries, geographies and underlying strategies. In addition, the Sub-Adviser’s scope of credit expertise advantageously positions the Fund to identify and underwrite opportunities which offer an attractive current yield with embedded downside protection.

Given the Sub-Adviser’s demonstrated track record of augmenting its existing credit offerings by adding specialized products and strategies to address market inefficiencies as they are identified, the Other Opportunistic Strategies pillar will stand ready to lean into new credit opportunities, if and when they become available.

Investment Strategies

Across these five key strategy pillars, the Fund expects to opportunistically deploy capital as appropriate investment opportunities are identified, dynamically pivoting across the five key strategy pillars in an effort to capitalize on differences in relative value between asset classes. The Fund does not plan to target an explicit allocation to each pillar. Instead, allocations will be informed by the market conditions and the risk-adjusted opportunity set available. For example, during periods of market stress, the Fund will look to scale deployment in Dislocated Credit, purchasing stressed, performing assets which sell-off for non-economic reasons. During periods of relatively lower volatility, the Fund expects to find investments that are more idiosyncratic in nature and fall within Levered Performing Credit, Large Scale Origination, Structured Credit and Other Opportunistic Strategies.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include CLOs, CMBS and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets in credit related investments, including, but not limited to, fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

Investment Allocation Process

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole. Further, an affiliate of the Sub-Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Risk Management & Hedging

The Fund and Sub-Adviser will work to define, measure, monitor and report against the various investment and trading guidelines established for the Fund. The Sub-Adviser uses an internal risk model for measuring, reporting and monitoring a variety of market and credit risk metrics. All analytics and pricing routines required for risk measurement reside within the risk model. Market data, both current and historical, are also part of the risk model.

The Fund expects to manage certain of the risks associated with Fund investments through portfolio construction, continued monitoring and evaluation, diversification, position size limits, security construction and the hedging of industry or market risk. The Fund believes that a flexible approach to risk management will allow the Fund to shift capital to those opportunities that offer the most attractive risk/reward characteristics while maintaining the Fund’s disciplined investment philosophy.

In order to maximize its defensiveness and flexibility, the Fund may also enter into various portfolio-level hedges to reduce the level of credit, foreign exchange, interest rate or other risks in the portfolio. The Fund will seek to enter into these hedges tactically as a risk management tool of the Fund, aimed at isolating and mitigating fundamental factor uncertainty, not muting mark-to-market volatility. Furthermore, this hedging can be used through a variety of products, including long positions, credit derivatives, currency hedges and credit default swaps.

Lastly, the Fund seeks to devote resources to regularly and continuously reviewing the individual holdings, trades, deposits and withdrawals, risk exposures and portfolio level characteristics. It is expected that, when justified by market conditions, including transaction costs, credit asset classes will be trading regularly as the Fund sees relative value opportunities. Consequently, and given the dynamic nature of market conditions, Apollo intends to monitor the Fund and expand the internal risk model to maintain a high level of transparency. The Fund may decide to change its approach to risk management in the future, and the foregoing should only be construed as an expression of its current intentions with respect to its risk management approval.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund, you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Common Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Common Shares who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board of Trustees of the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. In the event that the Board of Trustees of the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will generally be a taxable event to common shareholders.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

The Fund may invest in securities of publicly traded companies. Securities markets in certain countries in which the Fund may invest are fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain other developed countries. Securities markets in the countries in which the Fund may invest have, in the past, experienced substantial price volatility that could have an adverse impact on the value of the Fund’s investments that consist of securities. Periods of economic and political uncertainty may result in further volatility in the value of such investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. securities markets. There can be no assurance that the Fund’s investments will not be sold at prices below their acquisition costs.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments. The full extent of the impact and effects of COVID-19 on the Fund’s and its investments’ operational and financial performance will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories, quarantines and restrictions, development of viable treatment options or availability of vaccines, the recovery time of the disrupted supply chains and industries, the impact of COVID-19 on overall goods and services, investor liquidity, consumer confidence and spending levels, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s performance, portfolio liquidity, ability to pay distributions and make share repurchases.

There are no comparable recent events in the United States which provide guidance as to the effect of the spread of COVID-19 and a potential pandemic on the business, financial condition and results of operations of Portfolio Companies. The novel coronavirus presents material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of COVID-19’s potential effect on the Fund and any Portfolio Companies, which could have a material adverse effect on the Fund’s investments and on the business, financial condition and results of operations of Portfolio Companies, particularly those Portfolio Companies that were already highly leveraged or distressed prior to such economic downturn, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result the Fund and its Portfolio Companies being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Fund and its Portfolio Companies could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Fund could lose both invested capital in and anticipated profits from the affected investment. No previous success by the Sub-Adviser or its affiliates in dislocated markets is any guarantee of the Fund’s success in respect of investing and managing any portfolio investment during and post- the COVID-19 pandemic.

U.S. state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations are being considered) as a result of the COVID-19 pandemic that place restrictions on lenders and landlords in the real estate sector and other industries from exercising certain of their rights in the event of borrower or tenant defaults or delinquencies, including with respect to foreclosure and eviction rights. For example, certain U.S. states have implemented mortgage payment relief packages for homeowners or instituted executive orders suspending the enforcement of residential or commercial evictions and U.S. federal regulators have implemented a moratorium on evictions and foreclosures on homeowners with mortgages backed by the federal government for non-payment of rent.

In addition, the world-wide pandemic caused by COVID-19 may have a substantial impact on the operations of tax authorities, including the IRS, that could, among other things, impose delays on their response and processing time to requests and elections from taxpayers. Such delays may have an adverse effect on the Fund’s operations and structure.

Furthermore, a counterparty’s ability to meet or willingness to honor its financial obligations (including its ability to extend credit or otherwise to transact with the Fund or a portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”)) may be negatively impacted. Current conditions may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. These circumstances also may hinder the Sub-Adviser’s, the Fund’s and/or Portfolio Companies’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

While the Sub-Adviser expects that the current environment will yield attractive investment opportunities for the Fund, the investments made by the Fund are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of portfolio investments or increase the risks associated with an investment in the Fund. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Fund’s investments and investment strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Fund or one or more of its Portfolio Companies and these or similar events may affect the ability of the Fund to execute its investment strategy.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “The Fund’s Investments—Investment Policies—Portfolio Turnover” and “Tax Considerations.”

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter allows us to issue an unlimited number of Common Shares. After you purchase Common Shares in this offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in future offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Common Shares or their interests in the underlying assets held by our subsidiaries.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the loans. To the extent that a Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Those loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for loans is not fully-developed. No active trading market may exist for certain loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain loans quickly or at a fair price. To the extent that a secondary market does exist for certain loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of loans.

If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Sub-Adviser, do not represent fair value. If the Fund attempts to sell a Loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the Loan may be adversely affected.

The Fund may acquire loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Sub-Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a Loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the Loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Loan than the Fund expected when initially purchasing the participation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the Loan as part of a syndicate of banks and financial institutions, or receive its interest in a Loan directly from the Borrower, if the Borrower has annual revenues in excess of $2.5 billion at the time of origination or acquisition.

The Sub-Adviser has established a counterparty and liquidity sub-committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the counterparty and liquidity sub-committee of the Sub-Adviser. The factors considered by the sub-committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business. The Sub-Adviser will attempt to balance the magnitude of these risks against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund.

Bank loans do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. Due to the illiquidity of bank loans, the Fund may not be able to dispose of its investments in bank loans in a timely fashion and at a fair price, which could adversely affect the performance of the Fund. With respect to bank loans acquired as participations by the Fund, because the holder of a participation generally has no contractual relationship with a borrower, the Fund will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against a borrower or through the agent.

Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect the Fund’s interest income to the extent that the Fund is unable to reinvest promptly payments in bank loans or otherwise or if such prepayments were made during a period of declining interest rates.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including, without limitation:

●

these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as the Fund, dependent on any guarantees or collateral that they may have obtained;

●

these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

●	there will not be as much information publicly available about these companies as would be available for public companies and such information may not be of the same quality;
●

these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

●

these companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

●	these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Lower grade instruments, though higher yielding, are characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The retail secondary market for lower grade instruments may be less liquid than that for higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain instruments or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade instruments, investors could lose money on their investment in Common Shares of the Fund, both in the short-term and the long-term.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Sub-Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and other instruments are not readily marketable and may be subject to restrictions on resale. Loans and other instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and other instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and other instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The Fund has no limitation on the amount of its assets which may be invested in instruments that are not readily marketable or are subject to restrictions on resale.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note. See “The Fund’s Investments—Portfolio Composition.”

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Issuers of CDO securities may acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.

The underlying securities of an issuer of CDO securities may bear interest at a fixed rate while the CDO securities issued by such issuer may bear interest at a floating rate (or the reverse may be true). As a result, there could be a floating/fixed rate or basis mismatch between such CDO securities and underlying securities. In addition, there may be a timing mismatch between the CDO securities and underlying securities that bear interest at a floating rate, as the interest rate on such floating rate underlying securities may adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CDO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the issuers thereof to make payments on the CDO securities.

There is no established, liquid secondary market for many of the CDO securities that the Fund may purchase, and the lack of such an established, liquid secondary market may have an adverse effect on the market value of such CDO securities and the Fund’s ability to dispose of them. Such illiquidity may adversely affect the price and timing of the Fund’s liquidation of CDO securities, including the liquidation of CDO securities following the occurrence of an event of default under the indenture or in connection with a redemption of the notes.

CLO Risk. In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof, (iv) the potential of spread compression in the underlying loans of the CLO, which could reduce credit enhancement in the CLOs and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders. Common Share income may fall if the interest rate on Borrowings or the dividend rate on Preferred Shares rises, and may fluctuate as the interest rate on Borrowings or the dividend rate on Preferred Shares varies. In addition, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to common shareholders will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to common shareholders than if the Fund were not so leveraged. In addition, the costs associated with the Fund’s incursion and maintenance of leverage could increase over time. There can be no assurance that the Fund’s leveraging strategy will be successful.

Any decline in the net asset value of the Fund will be borne entirely by common shareholders. Therefore, if the market value of the Fund’s portfolio declines, the Fund’s use of leverage will result in a greater decrease in net asset value to common shareholders than if the Fund were not leveraged.

Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. In addition, the terms of the credit agreements may also require that the Fund pledge some or all of its assets as collateral.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives, the Fund assumes the risks that theses counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.

The Sub-Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Legislation and Regulatory Risk” below.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations. For instance, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) could have an adverse effect on the Fund’s ability to use derivative instruments. The Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, documentation, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules relating to clearing, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking and clarifications, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund), increase the costs of using certain instruments (for example, by increasing margin, capital or reporting requirements) and/or make them less effective. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, may increase the pricing of derivatives transacted by the Fund. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for the Fund. Limits or restrictions applicable to the counterparties with which the Fund’s engages in derivative transactions could also limit the ability of the Fund from using these instruments, affect the pricing or other factors relating to these instruments or may change the availability of certain investments. As a result, these changes could make it difficult for the Fund to execute its investment strategy.

It is unclear how the regulatory changes will affect counterparty risk. For instance, in December 2012, the CFTC issued a final rule requiring certain credit default swaps and interest rate swaps to be centrally cleared, which is applicable to all swap counterparties not eligible for certain narrowly-defined exemption or exceptions. Where the Fund enters into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or swap execution facility (“SEF”). Such clearing requirements may affect the Fund’s ability to negotiate individualized terms and/or may increase the costs of entering into such derivative transactions (for example, by increasing margin or capital requirements). Clearing mandates with respect to other types of derivative instruments have not yet been issued by the applicable regulators, but could have additional impact on the Fund’s ability to use such instruments as part of its investment strategy. In addition, certain foreign jurisdictions may also impose clearing requirements or expand existing clearing requirements that could apply to the Fund’s transactions with non-U.S. entities.

For entities designated by the CFTC or the SEC as “swap dealers,” “security-based swaps dealers,” “major swap participants” or major “security-based swap participants,” the Dodd-Frank Act imposes new regulatory, reporting and compliance requirements. On May 23, 2012, a joint final rulemaking by the CFTC and the SEC defining these key terms was published in the Federal Register. Based on those definitions, the Fund would not be a swap dealer, security-based swap dealer, major swap participant or security-based major swap participant at this time. If the Fund is later designated as a swap dealer, security-based swap dealer, major swap participant or major security-based swap participant, its business will be subject to increased regulatory requirements, including registration requirements, additional recordkeeping and reporting obligations, external and internal business conduct standards, position limits monitoring, capital and margin thresholds, which will in turn increase the Fund’s compliance cost.

Furthermore, on December 15, 2015, the CFTC approved a final rule, which became effective in April 2016, but with later implementation dates as specified below, governing margin requirements for uncleared swaps entered into by registered swap dealers and major swap participants who are not supervised by the prudential regulators, referred to as “covered swap entities.” The final rule generally requires covered swap entities, subject to certain thresholds and exemptions, to collect and post margin in respect of uncleared swap transactions with other covered swap entities and financial end-users. In particular, the final rule requires covered swap entities and financial end-users having “material swaps exposure,” defined as an average aggregate daily notional amount of uncleared swaps exceeding a certain specified amount, to collect and/or post (as applicable) a minimum amount of “initial margin” in respect of uncleared swaps, subject to a phase-in schedule until September 1, 2021, when the average aggregate daily notional amount will thenceforth be $8 billion as calculated from June, July and August of the previous calendar year. In addition, the final rule requires covered swap entities entering into uncleared swaps with other covered swap entities or financial-end-users, regardless of swaps exposure, to post and/or collect (as applicable) “variation margin” in reflection of changes in the mark-to-market value of an uncleared swap since the swap was executed or the last time such margin was exchanged. The implementation date for variation margin requirements was March 1, 2017, subject to no-action relief to delay, until September 1, 2017, for full compliance. The CFTC final rule is substantially consistent with a similar rule mandating the exchange of initial and variation margin adopted by the prudential regulators in October 2015. It is possible that such regulations could increase the cost of and limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

On November 30, 2018, the CFTC published a proposed rule restructuring the regulatory framework applicable to SEFs and requiring more types of cleared swap contracts to be traded on SEFs. If implemented, the proposed rule may increase the cost of entering into certain swap contracts or reduce liquidity in those products. The proposed rule will require SEF registration of many non-U.S. swap facilities, which may have a disproportionate impact on certain cross-border swap contracts.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities, such as those in the EU, Australia, Japan and Hong Kong, have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, as discussed above, in October 2020, the SEC adopted a new rule that changes the regulatory framework around the use of derivatives by registered investment companies, such as the Fund. Furthermore, the EU regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities, including private funds, may be required to clear certain derivatives and may become subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the recently implemented “EMIR Refit” regulations. These EU regulatory changes may impact the Fund and a broad range of counterparties, both outside and within the EU, and are expected to potentially increase the cost of transacting derivatives for the Fund (particularly with banks and other dealers directly subject to such regulations).

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

In a total return swap, the Fund pays the counterparty a periodic payments based on a fixed or variable interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap. The Fund would typically have to post collateral to cover this potential obligation.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

If the Sub-Adviser is incorrect in its forecasts of default risks, liquidity risk, counterparty risk, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Sub-Adviser is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund sells protection under a credit default swap, it would collect periodic fees from the buyer and would profit if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the Fund would be required to pay an agreed-upon amount to the buyer (which may be the entire notional amount of the swap) if the reference entity defaults on the reference security. Credit default swap agreements involve greater risks than if the Fund invested in the reference obligation directly.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Fund or its issuers may enter into credit derivatives transactions as protection buyer or seller. Where the Fund is a credit protection buyer, the Fund will only receive a payment if a credit event occurs. Where the Fund is a credit protection seller, it will have a contractual relationship only with the credit protection buyer, and not with the reference entity unless a termination (in whole or in part) of the contract prior to such contract’s scheduled maturity date (in the event of a credit event) occurs with respect to any such reference entity, physical settlement applies and the credit protection seller delivers an asset referenced by the credit default swap (a “reference asset”) to the Fund.

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on debt instruments will be affected by a variety of factors including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Fund’s portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters , such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another; (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments and the possible imposition of withholding taxes or branch taxes on earnings of the Fund from investments in such jurisdictions; (viii) different bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; and (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. To the extent not appropriately covered, the Fund’s use of reverse repurchase agreements will be subject to the 33 1/3% limitation on the issuance of senior securities representing indebtedness under the 1940 Act.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although the Sub-Adviser has implemented various measures to manage risks relating to these types of events, such systems could be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The Sub-Adviser and/or the Fund may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Sub-Adviser’s, and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders and the intellectual property and trade secrets of the Sub-Adviser. Such a failure could harm the Sub-Adviser’s and/or the Fund’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers and causing the Fund’s investment in such securities to lose value.

The occurrence of an extreme event may result in (and, in the case of COVID-19, has resulted in) the closure of offices, the implementation of global or regional work-from-home policies, and/or travel disruptions or restrictions. Any such actions may increase the Sub-Adviser’s and its portfolio companies’ and their respective affiliates’ and service providers’ dependency on technology systems such as those described above; result in the rapid deployment of new and potentially less familiar technology or operations systems; or lead to the utilization of existing systems in a significantly increased scope or unanticipated manner. If a significant number of the Sub-Adviser’s personnel were to be unavailable in the event of a disaster or other event, the Sub-Adviser’s ability to effectively conduct the Fund’s business could be severely compromised. All of the above could increase the risk of cybersecurity or business continuity related losses, all of which could have a material effect on the Fund.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options or convert convertible securities that were acquired in the initial investment in such Portfolio Company in order to, among other things, preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect or enhance the Fund’s investment when such Portfolio Company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund or any Portfolio Company. There can also be no assurance that the Portfolio Companies will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from the Fund or any other financing source. For instance, the Fund may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in such a Portfolio Company. There can be no assurance that the Fund will make follow-on investments or that it will have sufficient funds or the ability to do so. Any decision by the Fund not to make a follow-on investment or its inability to make such an investment may, in either case, have a substantial negative impact on a Portfolio Company in need of such an investment or may diminish the Fund’s ability to influence the Portfolio Company’s future development. The Sub-Adviser will, in its sole discretion, determine whether an investment constitutes an Additional Investment.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors. The larger the transaction in which the Fund is participating, the more uncertain the Fund’s exit strategy tends to become.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful. The Fund’s investment program may utilize such investment techniques as leverage, margin transactions, short sales, swaps, options on securities and forward contracts, which practices may, in certain circumstances, increase the adverse impact to which the Fund may be subject. The Fund will invest in bonds or other fixed income instruments, including public and private non-investment-grade bonds, secured loans, second lien debt, convertible securities, options, swaps, collateralized loan obligations and other similar securities. Such instruments may face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the Portfolio Company’s inability to meet timely interest and principal payments. The market prices of such instruments are also subject to abrupt and erratic market movements and changes in liquidity and above-average price volatility, and the spread between the bid and asked prices of such instruments may be greater than those prevailing in other securities markets.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, investment in equity securities may arise in connection with the Fund’s debt investment opportunities and may be accompanied by “equity-kickers” or warrants, as well as in the form of equity investments in Platform Investments (as defined herein), to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Fund) and not Apollo in accordance with Apollo’s policies and procedures. The Fund may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Fund may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Sub-Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments. Holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Any defaults will have a negative impact on the value of the Fund’s investments and may reduce the return that the Fund receives from its investments. While some amount of annual defaults is expected to occur in the Fund’s portfolio, defaults in or declines in the value of the Fund’s investments in excess of these expected amounts may result in breaches of covenants under the Fund’s financing arrangements, triggering credit enhancement requirements or accelerated repayment provisions and, if not cured within the relevant grace periods, permitting the finance provider to enforce its security over all the assets of the Fund.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Fund’s investments would typically be entitled to receive payment in full before the Fund receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Fund. In the case of debt ranking equally with the loans or debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Fund invests has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk. Some, but not all, of these additional asset classes and certain related risks are described below.

The investment characteristics of ABS differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk. There may also be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Fund may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. As an investor in subordinated CMBS in particular, the Fund will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Fund may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other mortgage-backed securities in which the Fund may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are pre-payable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise.

Investors should be aware, and in some cases are required to be aware, of the retention, due diligence and transparency requirements in the EU set out in the Securitization Regulation (and of any corresponding implementing rules of their regulator), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to the Fund’s investment in any asset-backed securitization transactions and their investment in the Fund. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements. The cost of complying (or facilitating compliance) with the Securitization Regulation and related risk-retention and other requirements could cause lower than expected returns from affected port-folio investments and will be borne by the Fund as a whole.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Fund may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Fund may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Fund holds a participation in a debt instrument it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Fund does not vote as requested by the seller, it may be subject to repurchase of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Fund, and such selling institutions may not consider the interests of the Fund in connection with their votes.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. Short selling involves selling securities which may or may not be owned by the seller and borrowing the same securities for delivery to the purchaser, with an obligation to return the borrowed securities to the lender at a later date. Short selling allows the seller to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and may be an important aspect of certain of the investment strategies of the Fund. The extent to which the Fund engages in short sales will depend upon its investment strategy and perception of market direction. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Following the financial crisis of 2008, short selling restrictions and disclosure requirements were introduced in a number of jurisdictions. In July 2009, the SEC implemented a rule requiring market participants to close out short sales within three days after the transaction date. In February 2010, the SEC adopted a short sale price test restriction, which limits short selling in a security whose price has decreased by 10% or more in a single day.

In November 2012, the Council of the EU adopted a short selling regulation (EU) No 236/2012 (the “SSR”) imposing certain private and public disclosure obligations on persons with net short positions in EU listed shares (being shares admitted to trading on a regulated market or multilateral-trading facility unless the principal trading venue for such shares is located in a country outside the EU) and EU sovereign debt (being debt instruments issued by, among others, EU institutions, governments of EU member states and certain international institutions established by two or more EU member states), which reach or fall below the specified thresholds. The SSR also contains prohibitions on uncovered short sales of EU listed shares and EU sovereign debt as well as on uncovered positions in credit default swaps (“CDS”) referencing EU sovereign debt issuers. EU member states have power under the SSR to impose temporary bans on short selling in certain circumstances.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies. The Fund’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which the Fund has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. When the Fund buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of the Fund’s investment in the option (including commissions). When the Fund sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price.

Investments in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment-grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment-grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment-grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below). There are a number of significant risks inherent in the bankruptcy process. For example, in order to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Fund. For example, the Fund might be prohibited from liquidating investments which are declining in value.

In addition, investments in issuers that are experiencing, or are expected to experience, severe financial difficulties could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions. The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain.

Such investments could also be subject to federal bankruptcy laws and state fraudulent conveyance laws, which may vary from state to state, if the securities relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities.

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies. The Fund’s control over the investment policies of such companies may also be limited. This could result in the Fund’s investments being frozen in minority positions that incur a substantial loss. If the Fund takes such a minority position in publicly traded securities as a “toe-hold” investment, then such publicly traded securities may fluctuate in value over the limited duration of the Fund’s investment in such publicly traded securities, which could potentiality reduce returns to shareholders. While the Sub-Adviser may seek to accumulate larger positions, the Fund may accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential Portfolio Companies. While the Sub-Adviser will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, the Fund may be unable to accumulate a sufficiently large position in a target company to execute its strategy. In such circumstances, the Fund may dispose of its position in the target company within a short time of acquiring it and there can be no assurance that the price at which the Fund can sell such stock will not have declined since the time of acquisition. This may be exacerbated by the fact that stock of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial and its disposal may depress the market price for such stock.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

In addition to the foregoing, certain of the Portfolio Companies in which the Fund invests may be subject to the risks inherent in acquiring or developing recoverable oil and natural gas reserves, including capital expenditures for the identification and acquisitions of projects, the drilling and completion of wells and the conduct of development and production operations. The presence of unanticipated pressures or irregularities in formations, miscalculations or accidents may cause such activity to be unsuccessful, which may result in losses. Furthermore, successful investment in oil and natural gas properties and other related facilities and properties requires an assessment of (i) recoverable reserves; (ii) future oil and natural gas prices; (iii) operating and capital costs; (iv) potential environmental and other liabilities; and (v) other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Also, the revenues generated by certain of the Portfolio Companies in which the Fund invests may be dependent on the future prices of and the demand for oil and natural gas. Oil and gas investments may have significant shortfalls in projected cash flow if oil and gas prices decline from levels projected at the time the investment is made. Various factors beyond the control of the Fund will affect prices of oil, natural gas and natural gas liquids, including the worldwide supply of oil and natural gas, political instability or armed conflict in oil and natural gas producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing government regulation, taxation and price control. Prices for oil and natural gas have fluctuated greatly during the past, and markets for oil, natural gas and natural gas liquids continue to be volatile. Further, to the extent the Fund invests in or receives energy royalty interests, the Fund will generally receive revenues from those royalty interests only upon sales of oil, gas and other hydrocarbon production by the underlying property or upon sale of the royalty interests themselves. There can be no assurance that reserves sufficient to provide the expected royalty income will be discovered or produced.

Volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties for acquisition and divestiture (and collateral purposes) and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects. In addition, estimates of hydrocarbon reserves by qualified engineers are often a key factor in valuing certain oil and gas assets. These estimates are subject to wide variances based on changes in commodity prices and certain technical assumptions. Accordingly, it is possible for such reserve estimates to be significantly revised from time to time, creating significant changes in the value of the Fund’s portfolio investments.

Legal and Regulatory Matters in the Energy Sector.

Power generation and transmission, as well as oil, natural gas and coal storage, handling, processing and transportation, are extensively regulated; statutory and regulatory requirements may include those imposed by energy, zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including regulatory approvals, could hinder operation of an investment and result in fines or additional costs. Obtaining permits and approvals or complying with ongoing regulatory requirements may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, including those with respect to the emission of greenhouse gasses, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight of such laws or regulations, could have a material adverse effect upon the profitability of the Fund or its Portfolio Companies and could necessitate the creation of new business models and the restructuring of investments in order to meet regulatory requirements, which may be costly and/or time-consuming.

General Risks of Investments in the Utility and Power Industries. The Fund may invest in the utility and power sectors. These investments are sensitive to fluctuations in resource availability, energy supply and demand, interest rates, special risks of constructing and operating facilities (including nuclear facilities), lack of control over pricing, merger and acquisition activity, weather conditions (including abnormally mild winter or summer weather and abnormally harsh winter or summer weather), availability and adequacy of pipeline and other transportation facilities, geopolitical conditions in gas or oil producing regions and countries (including the risk of nationalization of the natural gas, oil and related sectors), the ability of members of the Organization of the Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, the price and availability of alternative fuels, international and regional trade contracts, labor contracts, the impact of energy conservation efforts, environmental considerations, public policy initiatives and regulation.

Regulatory Risks of Investments in the Utility and Power Industries. Utility and power companies are subject to significant regulation in many aspects of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls and the prices they may charge for the products and services. There are a variety of risks relating to actions of various governmental agencies and authorities in such industries. Additionally, stricter laws, regulations or enforcement policies could be enacted or pursued in the future, which would likely increase compliance costs and may adversely affect the financial performance of energy companies which may have implications for the companies that support the energy sectors’ infrastructure-related requirements.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Operating and Financial Risks of Aviation Assets. Aviation assets in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic down-turn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation assets that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. In some cases, in addition to the service providers’ (including Merx and other affiliated service providers’) ability to maintain the condition of the aviation assets, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to maintain and successfully remarket aviation assets. There can be no assurance that the Fund will be able to successfully identify and implement its strategy. In addition, the Fund may cause its aviation assets to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such aviation assets. For example, the Sub-Adviser may cause such aviation assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such aviation assets and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such aviation assets may reduce the amount of cash that the aviation assets have on hand.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender. Revenues and cash flows may be adversely affected by:

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;
●	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;
●	competition from other properties and changes in the supply and demand for competing properties in an area;
●	fluctuations in building occupancy and the financial resources of tenants;
●

changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

●	the ongoing need for capital improvements, particularly in older buildings;
●	changes in real estate tax rates and other operating expenses;
●

adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	adverse changes in zoning laws;
●	the impact of present or future environmental legislation and compliance with environmental laws;
●	the impact of lawsuits which could cause the Fund to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Fund; and
●	other adverse factors that are beyond the Fund’s control.
●	In the event that any of the Fund’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.
●	Reliance on Corporate Management and Financial Reporting
●

Many of the strategies implemented by the Fund rely on the financial information made available by the issuers in which the Fund invests. The Sub-Adviser has no ability to independently verify the financial information disseminated by the issuer in which the Fund invests and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

If the assets of either aggregator were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of such aggregator, and the duties, obligations, and liabilities of the Sub-Adviser would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by an aggregator may not be permitted, and transactions between such aggregator and the Sub-Adviser or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Sub-Adviser, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Sub-Adviser.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance may involve, among other things, making notifications to or filings with local regulatory authorities, registering the Fund, the Sub-Adviser, Apollo and its affiliates or the shares with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations may limit the ability of the Fund to participate in investment opportunities and may impose onerous or conflicting operating requirements on the Fund, the Sub-Adviser, Apollo and its affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including related legal fees and filing or registration fees and expenses, will be borne by the Fund and may be substantial. In addition, if the Fund, the Sub-Adviser, Apollo and its affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by the Fund.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Economic, political or other factors could still result in changes to the composition of the European Monetary Union. The risk that other Eurozone countries could be subject to higher borrowing costs and face further deterioration in their economies, together with the risk that some countries could withdraw from the Eurozone, could have a negative impact on the Fund’s investment activities. A reintroduction of national currencies in one or more Eurozone countries or, in more extreme circumstances, the possible dissolution of the European Monetary Union cannot be ruled out. The departure or risk of departure from the European Monetary Union by one or more Eurozone countries and/or the abandonment of the euro as a currency could have major negative effects on the Fund. If the European Monetary Union is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of investors’ shares in the Fund.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Repatriation of investment income, assets and the proceeds of sales by investors foreign to such markets, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. In emerging markets, any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital; or (iii) intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Emerging markets jurisdictions may or may not have remedies such as fraudulent conveyance or preference. The lack of such remedies, however, may also have a material adverse effect on the Fund if issuers in which it is invested are not able to recapture payments that otherwise would have been paid out to creditors such as the Fund if such remedies were available.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination and may impose joint and several liability (including amongst the Fund, other Apollo Clients and the applicable Portfolio Company) or liabilities or obligations that purport to extend to (and pierce any corporate veil that would otherwise protect) the ultimate beneficial owners of the owner or operator of the relevant property or operating company that stand to financially benefit from such property’s or company’s operations. The Fund (and its shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of portfolio company assets, which may induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Portfolio Company, or could otherwise place a Portfolio Company at a competitive disadvantage compared to other companies, and failure to comply with any such requirements could have an adverse effect on a Portfolio Company. Even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. If these liabilities were to arise with respect to the Fund or its Portfolio Companies, the Fund might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over a Portfolio Company could expose the assets of the Fund, the Sub-Adviser and their respective affiliates to claims by such Portfolio Company, its security holders and its creditors and regulatory authorities or other bodies. While the Sub-Adviser intends to manage the Fund to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to Portfolio Companies and the Fund and its shareholders. Moreover, it is possible that, when evaluating a potential investment, the Sub-Adviser may choose not to pursue or consummate such investment, if any of the foregoing risks may create liabilities or other obligations for any of the Fund, the Sub-Adviser or any of its respective affiliates, partners or employees. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Portfolio Companies in areas subject to severe weather. These climate-related changes could damage Portfolio Company’s physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various governmental regulatory agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of “greenhouse” gases (“GHGs”) such as methane and CO2, including the United States Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Portfolio Companies’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the relevant Portfolio Companies.

As a result of these physical impacts from climate-related events, the Fund may be vulnerable to the following: risks of damage to the Fund’s investments; indirect financial and operational impacts from disruptions to the operations of the Fund’s Portfolio Companies due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Portfolio Companies in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Portfolio Company’s business depends; decreased consumer demand for Portfolio Company products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and economic disturbances arising from the foregoing.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19) and are occurring globally at present, and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Fund’s investments may have a negative effect on the Fund. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Fund’s investments, the Fund could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Companies or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. A SPAC is a single-use vehicle incorporated for the purpose of raising capital through an initial public offering to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses. After the acquisition of a target company, a SPAC typically would exercise control over the management of such target company to increase the target company’s value. Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust until the target company is acquired or a predetermined period of time elapses. Investors in a SPAC typically would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. If a SPAC is unable to locate and acquire a target company (or target companies) by the deadline, the SPAC would be forced to liquidate its assets, which could result in losses due to the SPAC’s expenses and liabilities.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

In addition, SPACs can raise capital through offering—and SPAC investors, which could include the Fund, could ultimately hold in the ultimate target business—common equity, preferred equity, equity-linked instruments, debt or other types of instruments, each of which is subject to the risks associated with such instruments. If a SPAC completes a business combination, it will be affected by numerous risks inherent in the business operations of the acquired company or companies. Further, as described herein, Apollo is subject to conflicts of interest, including with respect to its sponsorship of, or it’s the Fund’s investments in, SPACs. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. The determination of whether an investment fund, like the Fund, is engaged in a trade or business under ERISA is uncertain and could depend upon which U.S. Federal Circuit has jurisdiction over the matter. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered to be engaged in a “trade or business” for ERISA purposes, and therefore, liable for withdrawal liability owed by a fund’s portfolio company to an under-funded multi-employer pension plan that covered the employees of the portfolio company. In November 2019, a federal appellate court in the First Circuit unanimously reversed a lower court’s earlier decision (which was premised on the 2013 U.S. Federal Appeals court decision) that held that two separate private equity funds managed by the same or affiliated investment advisors and found to be engaged in a “trade or business” for ERISA purposes are a controlled group member, and therefore, could be held jointly and severally liable for a bankrupt portfolio company’s multi-employer pension plan withdrawal liability. While the November 2019 decision was a victory for the private equity firm in that particular case, the result was highly fact specific and the First Circuit left open the possibility that under certain circumstances an investment fund (such as the Fund), along with other clients managed by the same investment advisor as such investment fund, could be considered to be a controlled group member and engaged in a “trade or business” for ERISA pension liability purposes. Activities which may indicate the possibility of a trade or business being conducted as opposed to passive investment, include, but are not limited to, management of such Portfolio Company’s operations, authority with respect to the hiring, termination and compensation of such Portfolio Company’s employees and agents and receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Company by the Fund or its affiliates, including the Sub-Adviser. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Apollo has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sub-Adviser will be able to identify or prevent such misconduct.

In addition, instances of fraud and other deceptive practices or devices employed by management or owners of Portfolio Companies in which the Fund invests may undermine the Sub-Adviser’s due diligence efforts with respect to such companies and, if such fraud is discovered, negatively affect the valuation of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that could negatively impact the Fund’s investments. In the event of fraud by any Portfolio Company in which the Fund invests, the Fund may suffer a partial or total loss of its capital investment in that company.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, allocate, or coinvest significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders, or entering into co-investment relationships with such investors, which may provide for the investor to be offered certain co-investment opportunities on a priority basis and/or on preferential terms when such opportunities arise.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders or co-invest with the Fund on the same terms as the Fund, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms or co-invest with the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts, including any co-investment terms) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to Co-Investors or other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund. In such circumstances, the Fund will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties. In its sole discretion, the Sub-Adviser may choose to forego pursuing claims against brokers and counterparties on behalf of the Fund for any reason, including the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, the Sub-Adviser’s own execution and operational staff may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to the Fund. The Sub-Adviser is not liable to the Fund for losses caused by brokers or counterparties or its own negligence or contributory negligence. The Sub-Adviser may be liable to the Fund for acts that constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for such their duties to the Fund or the shareholders or for damages resulting from intentional violations of securities laws. Interests in the Fund are only available for subscription by investors who understand that they and the Fund are waiving potential claims for damages arising from the operation of the Fund, including damages resulting from the Sub-Adviser’s own negligence or contributory negligence, and expect some execution losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet. To the extent relevant to a Portfolio Company, the activity of identifying and implementing operating improvements and/or recapitalization programs at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Fund may cause its Portfolio Companies to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such Portfolio Companies. For example, the Sub-Adviser may cause such Portfolio Companies to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Portfolio Companies and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such Portfolio Companies may reduce the amount of cash that the Portfolio Companies have on hand.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Factors that may affect the Fund’s ability to source suitable investments include, among other things, the following: developments in the market for nonperforming loans or other general market events, which may include changes in interest rates or credit spreads or other events which may adversely affect the price of assets, whether individually or collectively; competition for investment opportunities and the inability of the Fund to acquire assets at favorable yields (including if the Fund’s competitors have greater access to financial, technical and marketing resources than the Fund, a lower cost of funds than the Fund, and access to funding sources that are not available to the Fund); the inability of the Fund to reinvest the proceeds from the sale or repayment of any of its assets in suitable target investments on a timely basis, whether at prices that the Fund believes are appropriate or at all; and the inability of the Fund to secure debt financing or refinancing for the Fund’s Portfolio Companies on a timely basis, whether on a basis that is satisfactory to the Fund or at all.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The Sub-Adviser may cause the Fund to purchase insurance for the benefit of the Fund, the Sub-Adviser and their employees, affiliates, agents and representatives with respect to related Fund matters. Any insurance policy purchased by or on behalf of the Fund (including policies covering the Fund, the Sub-Adviser and other funds and accounts) may provide coverage for situations where the Fund would not provide indemnification, including situations involving culpable conduct by the Sub-Adviser. Nonetheless, the Fund’s share of the fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations, and for the avoidance of doubt, the unavailability of exculpation or indemnification described herein will not preclude any Indemnified Person from recovering under any insurance policy whose cost is borne by the Fund.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Sub-Adviser or the Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a registered closed-end fund may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable 1940 Act regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Sub-Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Sub-Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Sub-Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Sub-Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Sub-Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Sub-Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Sub-Adviser or the Administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Further, the per share amount of distributions on Class S, Class D and Class I shares may differ because of different allocations of class-specific expenses. For example, distributions on Class S and Class D shares will be lower than on Class I shares because Class S and Class D shares are subject to different shareholder servicing and/or distribution fees. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Sub-Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. Declines in the market value of ABS and mortgage-backed securities (“MBS”), especially those backed by subprime mortgages, were associated with significant market events resulting in the financial crisis of the late 2000s and the subsequent regulatory and market responses to the financial crisis. Increasing credit and valuation problems in the subprime mortgage market generated extreme volatility and illiquidity in the markets for Portfolio Companies directly or indirectly exposed to subprime mortgage loans. This volatility and illiquidity extended to the global credit and equity markets generally, and, in particular, to the high-yield bond and loan markets, exacerbated by, among other things, uncertainty regarding the extent of problems in the mortgage industry and the degree of exposure of financial institutions and others, decreased risk tolerance by investors and significantly tightened availability of credit. Except for agency RMBS, and despite modest increases in non-agency RMBS issuance, the market for RMBS has not significantly recovered (relative to the pre-financial crisis market) from these conditions and it is difficult to predict if or when the non-agency RMBS market will recover from such conditions. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that the Sub-Adviser may have potentially utilized for purposes of finding attractive investments. Additionally, Apollo may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and/or from time to time restrict or otherwise limit the ability of the Fund to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Apollo, either as result of contractual restrictions or otherwise. Finally, Apollo has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.

As part of its regular business, Apollo provides a broad range of services other than those provided by the Sub-Adviser, including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Apollo may provide services in the future beyond those currently provided. The Fund will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Apollo would typically require Apollo to act exclusively on its behalf. This request may preclude all of Apollo clients (including the Fund) from participating in related transactions that would otherwise be suitable. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its other businesses, Apollo will likely come into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of the personnel of Apollo to use such information. For example, employees of Apollo from time to time are prohibited by law or contract from sharing information with members of the Sub-Adviser’s investment team that would be relevant to monitoring the Fund’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Apollo will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Apollo (e.g., trading may be restricted). Apollo has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Sub-Adviser will consider those relationships, and may decline to participate in a transaction as a result of such relationships. The Fund may also co invest with clients of Apollo in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Sub-Adviser with respect to such investments. The Fund may be forced to sell or hold existing investments as a result of various relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses to the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

The Sub-Adviser’s ability to successfully manage the Fund depends on the Sub-Adviser’s employees and advisors. The Sub- Adviser will be relying extensively on the experience, relationships and expertise of these persons. There can be no assurance that these persons will remain with the Sub-Adviser or will otherwise continue to be able to carry on their current duties throughout the life of the Fund (which is expected to be indefinite) or that the Sub-Adviser will be able to attract and retain replacements or additional persons when needed. Additionally, investment professionals and other employees and advisors to the Sub-Adviser may not have been involved with the investment decisions and transactions made by the Sub-Adviser or any other Apollo Client described herein and may have a limited history working for Apollo. The loss of the services of one or more of these professionals could have an adverse impact on the Fund’s ability to realize its investment objectives. The Fund will also depend on the success of operating executives (including persons or entities employed, engaged or retained by Apollo) in supplementing the Fund’s investment team, among other things, in sourcing investment opportunities, in transaction analysis and due diligence, and with asset management, managerial and operational skills as appropriate for the assets in question. Certain industry executives, advisors, consultants and operating executives may be exclusive to Apollo or the Fund and could be employees of Apollo, but may not have the same compensation incentives as the Fund’s investment team due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals, including the aspects of the transactions in which they are involved or the performance metrics upon which their compensation is based. Furthermore, certain Apollo personnel, in addition to their responsibilities on behalf of the Sub-Adviser and the Fund, are and will continue to be involved in the investment activities of other Apollo Clients, in other business activities of Apollo (including Apollo-sponsored SPACs) and their acquisition targets) and in personal investment activities. In particular, the managing partners of Apollo have established family offices to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities, and their respective involvement in such family offices will require the respective resources and attention of each such managing partner who may also have responsibilities to the Fund’s affairs.

The Fund has no employees and no separate facilities and is reliant on the Sub-Adviser, which has significant discretion as to the implementation of the Fund’s investment objective and policy. In particular, the Fund’s performance will depend on the success of the Sub-Adviser’s investment process.

Accordingly, the Fund will depend on the Sub-Adviser’s assessment of an appropriate acquisition price for, and on-going valuation of, the Fund’s investments. The acquisition price determined by the Sub-Adviser in respect of each investment position will be based on the returns that the Sub-Adviser expects the investment to generate, based on, among other things, the Sub-Adviser’s assessment of the nature of the investment and the relevant collateral, security position, risk profile and historical default rates of the position and supply and demand in the secondary loan market. Each of these factors involves subjective judgments and forward-looking determinations by the Sub-Adviser. If the Sub-Adviser misprices an investment (for whatever reason), the actual returns on the investment may be less than anticipated at the time of acquisition. Further, in light of the illiquidity of the investment, it may be difficult for the Fund to dispose of the investment at a price similar to the acquisition price.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital and access to funding sources unavailable to the Fund and a greater ability to achieve synergistic cost savings in respect of an investment than the Fund, the Sub-Adviser, Apollo or any of their respective affiliates. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms, including pricing, upon which portfolio investments can be made. Such competition may be particularly acute with respect to participation by the Fund in auction proceedings. To the extent that the Fund encounters competition for investments, returns to shareholders may decrease.

Based on the foregoing, there can be no assurance that the Fund will be able to identify or consummate investments that satisfy the Fund’s rate of return objectives or realize upon their values, or that the Fund will be able to invest fully its committed capital. The success of the Fund will depend on the Sub-Adviser’s ability to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of portfolio investments.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests. If participation in specific investment opportunities is appropriate for both the Fund and one or more other Apollo Clients (or Apollo itself, such as an Apollo-sponsored SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective. Such considerations may result in allocations of certain investments among the Fund and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly-formed Apollo Client established for a particular investment. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo rather than to Apollo Clients and (ii) a newly-formed Apollo Client created for a particular investment opportunity or otherwise, and Apollo expects to allocate certain opportunities in a similar manner in the future. It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund). It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund).

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of five trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in 2016, for the purpose of advising the Fund. The Adviser is an affiliate of Apollo.

Under the general supervision of the Fund’s Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, determine which securities should be purchased, sold or exchanged, which may be delegated to the Sub-Adviser as described in this Prospectus. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.35% per annum of the Fund’s average daily net assets attributable to Class I (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion.

Shareholders will also pay a pro rata share of asset-based and performance fees associated with the underlying funds in which the Fund invests.

Investment Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund. In return for its services, the Adviser has agreed to pay the Sub-Adviser as compensation under the Investment Sub-Advisory Agreement a quarterly fee computed at the annual rate of the daily net assets as set forth below. The Sub-Adviser is compensated by the Adviser out of advisory fees paid by the Fund to the Adviser; the Fund does not compensate the Sub-Adviser. A discussion regarding the basis for the Board’s approval of the Fund’s Investment Sub-Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets
$0 to $250M	0.75%
$250M to $500M	0.65%
$500M to $1B	0.60%
Over $1 Billion	0.55%

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

Earl Hunt — Partner, Credit. Mr. Hunt has been with Apollo Global Management, Inc. and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs. He also served as a member of Goldman Sachs’s Partnership Committee, Global Markets Operating Committee, and was co-chair of the Global Markets Inclusion and Diversity Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales in the Leveraged Finance Sales Group at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Chris Lahoud — Partner, Credit. Mr. Lahoud is a Partner within Opportunistic Credit, focusing on liquid stressed/distressed credit and work-out situations. Before joining Apollo in 2018, Mr. Lahoud was a Managing Director at Deutsche Bank from July 2011 to July 2018, during which time he ran the Distressed Product Group, responsible for distressed trading, research and sourcing. Prior to that, Mr. Lahoud was an Associate at Citigroup from July 2006 to June 2011. Mr. Lahoud graduated from the University of Richmond with a degree in Accounting, Economics and Finance.

Jim Vanek — Partner, Credit. Mr. Vanek is a Partner and the Co-Head of Apollo’s Global Performing Credit business. Prior to joining Apollo in 2008, Mr. Vanek was an Associate Director, Loan Sales & Trading in the Leveraged Finance Group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek received his MBA from Columbia Business School and graduated from Duke University with a Bachelor of Science in Economics and a Bachelor of Arts in Computer Science.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as Transfer Agent.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”), located at 601 Travis Street, 16th Floor, Houston, Texas 77002, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

ALPS is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. DST is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees, (xiii) investment-related expenses, incurred in connection with identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring investments, whether or not completed, including fees and other compensation payable to third parties in connection therewith and travel expenses incurred by the Sub-Adviser or its affiliates incurred in connection with the Fund’s affairs, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares. The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund.

The Fund paid organizational costs and offering expenses incurred with respect to the offering of its shares from the proceeds of the offering. For tax purposes, offering costs cannot be deducted by the Fund or the Fund’s shareholders. Therefore, for tax purposes, the expenses incident to the offering will be deferred and amortized to expense over a 12 month period, such that deferred offering costs will be zero at the completion of the first year of operations, and expenses incident to the issuance of shares by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 4, 2022, no entity or person beneficially owned 25% or more of the outstanding Class I shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any. The Fund’s net asset value per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

Portfolio securities held by the Fund are valued at their current market values determined on the basis of market or dealer quotations from independent pricing services approved by the Board. If market or dealer quotations are not readily available or deemed unreliable, the Board will determine in good faith, the fair value of such securities. For securities that are fair valued in ordinary course of Fund operations, the Board has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. In determining the fair value of a security for which there are no readily available market or dealer quotations, the Adviser and Sub-Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; the enterprise value of the portfolio company; the portfolio company’s ability to make payments and its earnings and discounted cash flow, comparison to the values and current pricing of publicly traded securities that have comparable characteristics; comparison to publicly traded securities including factors such as yield, maturity, and credit quality; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. The Fund has also retained the services of third-party valuation firms to review valuations of certain securities for which market or dealer quotations are unavailable or deemed unreliable and to assist in determining fair value where applicable, however, the ultimate determination of fair value will be made by the Board and not by such third-party valuation firm. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of net asset value have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund at times when the Fund is not open for business. As a result, the Fund’s net asset value may change at times when it is not possible to purchase or sell shares of the Fund.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Sub-Adviser has adopted policies and procedures and has structured its portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts. In addition, certain conflicts of interest may arise from the Sub-Adviser’s arrangements with affiliated investment advisers.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at net asset value no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares for each share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The current NAV may be obtained by calling 1-888-926-2688 and asking for the most current NAV per share or by visiting www.apollodiversifiedcreditfund.com. The shares of the Fund are not traded on any organized market or securities exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. If a shareholder owns less than one hundred (100) shares through a financial intermediary, financial adviser, or broker/dealer (“Financial Intermediary”) and tenders all shares for repurchase, and those shares are held by a Financial Intermediary in an omnibus account, it may not be possible for those shares to be redeemed in full prior to any proration of repurchase requests received from all other shareholders. Therefore, in that situation, those shareholders may not be fully redeemed, and may continue to hold shares in the Fund through the Financial Intermediary. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Quarterly Distribution Policy

The Fund intends to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. If a quarter begins on a Saturday, Sunday, or holiday, dividends for those days are accrued and distributed at the end of the preceding quarter. Income dividends begin accruing the day after a purchase is processed by the Fund or its agents. If shares are redeemed, you will receive all dividends accrued through the day the redemption is processed by the Fund or its agents. Distributions of net capital gains are normally accrued and distributed in December. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time. If necessary, dividends and net capital gains may be distributed at other times as well. If, for any quarterly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. To the extent that quarterly distributions are a return of capital to shareholders, these are not dividends and are simply a return of the amounts that shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares, which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital.

Distributions, other than daily income dividends, are paid to shareholders as of the record date of a distribution of the Fund, regardless of how long the shares have been held. Undistributed income and net capital gains are included in the Fund’s NAV. You should be aware that distributions from a taxable mutual fund do not increase the value of your investment and may create income tax obligations.

Unless the registered owner of shares elects to receive cash, all dividends distributed on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, if applicable, at www.apollodiversifiedcreditfund.com or the Fund’s semi-annual or annual reports filed with the SEC for the sources of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

Distributions are made at the class level, so they may vary from class to class within the Fund. The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan administered by DST Systems, Inc. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment plan. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s net asset value per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number 1-888-926-2688.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2016. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Fund currently offers six different classes of shares: Class A, Class C, Class I, Class F, Class L, and Class M shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each share class may be different. The fees and expenses for the Class I shares of the Fund are set forth in “Summary of Fund Expenses”. Further, the quarterly distributions paid to shareholders, if any, will vary for each share class based on different expenses for such classes. Certain share class details are set forth in “Plan of Distribution”.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of April 4, 2022:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	2,907,700
Class C Shares	Unlimited	None	3,333,449
Class I Shares	Unlimited	None	18,339,106
Class F Shares	Unlimited	None	858,366
Class L Shares	Unlimited	None	570,260
Class M Shares	Unlimited	None	9,999

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. DST will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Other Classes of Shares. The Fund offers Class A, Class C, Class F, Class M and Class L shares by separate prospectuses. Class A and Class C shares are subject to lower investment minimums, but are subject to sales charges, shareholders servicing fees, and distribution fees (Class C Shares only). Class M shares are subject to distribution fees and are offered only through certain platforms. Class L shares are subject to sales charges, shareholders servicing fees and distribution fees and are offered only through certain platforms. Class F shares are available solely to shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s Class I shares are offered for sale through the Distributor at net asset value. The Distributor also may enter into agreements with financial intermediaries for the sale and servicing of the Fund’s shares. In reliance on Rule 415, the Fund intends to offer to sell its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the purchase of the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class I shares are not currently subject to a Distribution Fee.

The Distributor has entered into a “wholesale marketing” agreement with Griffin Capital Securities, LLC (“Griffin Capital Securities”), a registered broker-dealer and an affiliate of the Adviser and Sub-Adviser. Pursuant to the terms of the wholesale marketing agreement, Griffin Capital Securities seeks to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to; regional and independent retail broker-dealers, wirehouses, and registered investment advisers.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to the intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Apollo Diversified Credit Fund to:

Apollo Diversified Credit Fund
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $5.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-888-926-2688 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: DST Systems, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Apollo Diversified Credit Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact DST to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-888-926-2688 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-888-926-2688. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, DST Systems, Inc. will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call DST Systems, Inc. at 1-888-926-2688 for additional assistance when completing an application.

If DST does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial purchase for Class I shares by an investor is $1,000,000. The Fund reserves the right to waive the investment minimum. The Fund may permit a financial intermediary to waive the initial minimum per shareholder for Class I shares in the following situations: broker-dealers purchasing fund shares for clients in broker-sponsored discretionary fee-based advisory programs; financial intermediaries with clients of a registered investment advisor (RIA) purchasing fund shares in fee based advisory accounts with a $1,000,000 aggregated initial investment across multiple clients; and certain other situations deemed appropriate by the Fund. The Fund’s Class I shares are offered for sale through its Distributor at net asset value. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;
●	how much you intend to invest;

●	how long you expect to own the shares; and
●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class I Shares

Class I shares will be sold at the prevailing NAV per Class I share and are not subject to any upfront sales charge. The Class I shares are not subject to a Distribution Fee, shareholder servicing fees, or contingent deferred sales charges. Class I shares may only be available through certain financial intermediaries. Because the Class I shares of the Fund are sold at the prevailing NAV per Class I share without an upfront sales charge, the entire amount of your purchase is invested immediately. However, for all accounts, Class I shares require a minimum investment of $1,000,000, while subsequent investments may be made with any amount. The Fund reserves the right to waive the investment minimum.

LEGAL MATTERS

Certain legal matters in connection with the shares will be passed upon for the Fund by Richards, Layton & Finger. P.A., Wilmington, Delaware. Simpson Thacher & Bartlett LLP, Washington, D.C., acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund prepares unaudited semi-annual and audited annual shareholder reports, including a list of investments held.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-888-926-2688 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-211845). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	31
Allocation of Brokerage	33
Tax Status	34
Other Information	38
Independent Registered Public Accounting Firm	39
Financial Statements	39
Appendix A – Apollo Capital Credit Adviser, LLC Proxy Voting Policies and Procedures	40
Appendix B – Apollo Proxy Voting Policies and Procedures	44

NOTICE OF PRIVACY POLICY & PRACTICES

The Apollo Diversified Credit Fund (the “Fund”) is committed to maintaining the confidentiality, integrity, and security of your nonpublic personal information (“NPI”). When you provide personal information, the Fund believes that you should be aware of policies utilized to protect the confidentiality of that information. The Fund needs to share your NPI to conduct everyday business. The following information is intended to help you understand what NPI we collect, how we protect your NPI from unauthorized access and why the Fund may share your NPI with other affiliated and non-affiliated parties.

The Fund collects the following nonpublic personal information about you:

●

Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income, and date of birth; and

●

Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

How does the Fund protect your nonpublic personal information?

To protect your personal information from unauthorized access and use, the Fund maintains physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI. These measures include computer safeguards and secured files and buildings.

What does the Fund do with your personal information?

The Fund does not permit use of your personal information for any joint marketing or non-business purpose. Further, the Fund does not permit the disclosure of your personal information to non-affiliated parties for marketing purposes. The Fund may, however, disclose your personal information to comply with regulatory requirements, court orders or other legal requirements.

Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to affiliated parties, except as permitted by applicable law or regulation and as described herein. The Fund may, for example, share NPI with personnel of the Fund’s investment adviser and affiliated broker-dealer which also serves as the Fund’s exclusive wholesale marketing agent. The Fund shares NPI with its affiliates for business purposes only in an effort to service your account(s) which includes, but is not limited to, assisting in processing your transactions, inquiring about your transactions and experience, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). The Fund’s affiliated parties that receive your NPI are required to protect your NPI, provide it only to personnel who need and use it solely for the purpose for which they received it. The Fund and its affiliated parties that receive your NPI maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Non-Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to non-affiliated third parties, except as permitted by applicable law or regulation and as described herein. The Fund may share NPI with non-affiliated service providers and their employees, including the Fund’s administrator, transfer agent, distributor, proxy solicitors and legal counsel, among others. The Fund shares NPI with its non-affiliated service providers to service your account(s) including, but not limited to, processing your transactions, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). These non-affiliated service providers are required to protect your NPI and use it solely for the purpose for which they received it. The non-affiliated service providers are required to maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Apollo Diversified Credit Fund
Class I Shares (CRDIX) of Beneficial Interest
PROSPECTUS

May 1, 2022, as amended May 2, 2022

Investment Adviser
Apollo Capital Credit Adviser, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CF-184150

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2022, as amended May 2, 2022

APOLLO DIVERSIFIED CREDIT FUND

Class I Shares (CRDIX) of Beneficial Interest

Principal Executive Offices

9 W 57th St, New York, NY 10019

1-888-926-2688

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class I prospectus of Apollo Diversified Credit Fund, dated May 1, 2022, as amended May 2, 2022 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A	54
Appendix B	57

 ii

General Information and History

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund (the “Fund” or the “Trust”). The Fund was organized as a Delaware statutory trust on April 5, 2016. Prior to May 2, 2022, the Fund was known as the Griffin Institutional Credit Access Fund. The Fund’s principal office is located at c/o Apollo Capital Credit Adviser, LLC, 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class I shares. Information on Class A, Class C, Class F and Class L shares is available in a separate Statement of Additional Information. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may be subject to different (or no) sales loads, (ii) each class of shares may bear different (or no) distribution and shareholder servicing fees; (iii) each class of shares may have different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees’ fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Fund’s Board of Trustees may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

Investment Objective and Policies

Investment Objective

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)

Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)

Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.
(4)

Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)

Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6)

Purchase or sell commodities, commodity contracts, including commodity futures contracts, to the full extent permitted by the 1940 Act and in accordance with the rules of the Commodity Futures Trading Commission, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)

Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)

Make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets.

Other Fundamental Policies

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

2

If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

With respect to fundamental policy (5) above, the Fund’s policy not to invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry includes originating loans to borrowers in the same industry. In addition, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund invests in a range of secured and unsecured debt obligations, which may be syndicated, consisting of U.S. high yield securities, collateralized loan obligations, global high yield securities and other fixed-income and fixed-income related securities, including direct originated debt obligations, non-performing loans, exchange-traded funds (“ETFs”), Index Funds and other corporate debt investments. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”). The Sub-Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Fund’s Board of Trustees. Additional information regarding the types of securities and financial instruments is set forth below.

Other Investment Companies

The Fund may invest in securities of other investment companies, including ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund. The Fund’s investments in other investment companies are subject to statutory limitations prescribed by the 1940 Act, including in certain circumstances a prohibition on the Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund’s total assets in securities of any one investment company or more than 10% of its total assets in the securities of all investment companies. In addition, Rule 12d1-4 of the 1940 Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by the Fund if (i) the Fund does not control the acquired fund; (ii) the Fund uses mirror voting if it holds more than 25% of an acquired open-end fund due to a decrease in the outstanding securities of the acquired fund and if it holds more than 10% of a closed-end fund; (iii) the Adviser and the investment adviser to the acquired fund make certain findings regarding the fund of funds arrangement, after considering specific factors; (iv) the Fund and acquired funds not advised by the Adviser have entered into an agreement prior to exceeding the limits of section 12(d)(1); and (v) the Fund is not part of a three tiered or more fund of funds structure. Many ETFs, however, have obtained exemptive relief from the SEC to permit unaffiliated funds (such as the Fund) to invest in their shares beyond these statutory limits, subject to certain conditions and pursuant to contractual arrangements between the ETFs and the investing funds. The Fund may rely on these exemptive orders in investing in ETFs.

ETFs are shares of unaffiliated investment companies issuing shares that are traded like traditional equity securities on a national stock exchange. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. The price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s net asset value; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund’s shares could also be substantially and adversely affected.

3

Although not a principal investment strategy, the Fund may invest up to 15% of its assets in private funds employing hedging strategies (commonly known as "hedge funds", i.e., investment funds that would be investment companies but for the exemptions under Rule 3(c)(1) or 3(c)(7) under the 1940 Act). Among other things, the hedge funds may invest in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Hedge funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the "1933 Act"), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors hedge funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

Typically, investment managers of hedge funds are compensated through asset-based fees and incentive-based allocations. The hedge funds employ a variety of "alternative" investment strategies to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns) with low correlation to the broad equity and fixed-income markets. "Alternative" investment strategies, unlike "relative return strategies," are generally managed without reference to the performance of equity, debt and other markets. Alternative investment strategies permit the managers of hedge funds to use leveraged or short sale positions to take advantage of perceived inefficiencies in the global capital markets. Alternative investment strategies differ from the investment programs of traditional registered investment companies, such as mutual funds. "Traditional" investment companies are generally characterized by long-only investments and restricted use of leverage.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. real estate companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

Eurozone Risk. The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

4

Brexit Risk. The Fund may invest a portion of its capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the United Kingdom (“U.K.”). The government of the U.K. held an “in-or-out” referendum on the U.K.’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the U.K. from the EU (“Brexit”). The U.K. gave formal notice of its intention to withdraw from the EU in March 2019 and entered into negotiations with the European Commission to agree to terms for the U.K.’s withdrawal from the EU. Negotiations between the U.K. and the European Commission have been ongoing and the European Commission has granted several extensions to the U.K. The uncertainty in the wake of the referendum could have a negative impact on both the U.K. economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-US issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. As such, the Fund may make investments that are denominated in British pound sterling or Euros. The Fund’s assets are valued in US dollars, and the depreciation of the British pound sterling and/or the Euro in relation to the US dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British pound sterling or Euros that are not fully hedged regardless of the performance of the underlying issuer. Global central banks may maintain historically low interest rates longer than was anticipated prior to the Brexit vote, which could adversely affect the Fund’s income and its level of distributions.

Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

5

Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high-quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Sub-Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high-quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund’s portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques that the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

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The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. In connection with its management of the Fund, the Adviser has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it is not subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, total return swaps on individual debt securities, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, in a particular security, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

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Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Equity Securities

The Fund may purchase equity securities from time to time. Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company’s business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company’s success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company’s success or lack of success through increases or decreases in the value of the company’s shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

The value of equity securities, including common stocks, preferred stocks and convertible stocks, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. In the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of holders of common stock and are likely to have varying types of priority over holders of preferred and convertible stock.

Direct Lending Transactions in which the Fund is the Sole Lender

To the extent the Fund is the sole lender in a direct lending transaction, it may be solely responsible for the expense of servicing such debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt. The Fund may also be exposed to credit risk when it originates loans, which is the risk that borrowers will not make payments, resulting in losses to the Fund.

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When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The Fund will also execute a portion of its strategy by investing in a wholly-owned and controlled Cayman subsidiary (the “NPL Subsidiary”), which invests the majority of its assets in non-performing loans ("NPLs") subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will execute a portion of its strategy by investing in a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries and the NPL Subsidiary, the “Subsidiaries”), which acts as the borrower of a revolving credit facility subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. As a result, the Fund may be considered to be investing indirectly in these investments through the Subsidiaries. For that reason, and for the sake of convenience, references in this Statement of Additional Information to the Fund may also include the Subsidiaries.

The Subsidiaries will not be registered under the 1940 Act but, will be subject to certain of the investor protections of that Act, as noted in this Statement of Additional Information. The Fund, as the sole member of the Subsidiaries, will not have all of the protections offered to investors in registered investment companies. However, since the Fund wholly owns and controls the Subsidiaries, and the Fund, the NPL Subsidiary, and the Financing Subsidiary are each managed by the Adviser and Sub-Adviser, it is unlikely that the Subsidiaries will take action contrary to the interests of the Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as the sole member of the Subsidiaries. Also, in managing the NPL Subsidiary’s and Financing Subsidiary’s respective portfolios, the Adviser and Sub-Adviser will be subject to the same investment restrictions and operational guidelines that apply to the management of the Fund.

Changes in the laws of the United States and/or the Cayman Islands, under which the Fund, the Single-Asset Subsidiaries, the NPL Subsidiary, and the Financing Subsidiary, respectively, are organized, could result in the inability of the Fund and/or the Subsidiaries to operate as described in this Statement of Additional Information and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the NPL Subsidiary. If Cayman Islands law changes such that the NPL Subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

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Credit Facility

The Fund and/or its Financing Subsidiary utilizes leverage including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

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Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

Repurchases and Transfers of Shares

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.
2.	The repurchase offers will be made in March, June, September and December of each year.
3.

The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.

The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

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Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board of Trustees shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;
2.	Any fees applicable to such repurchase, if any;
3.	The Repurchase Offer Amount;
4.

The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;
6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;
7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;
8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;
9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and
10.	The market price, if any, of the shares on the date on which such net asset value was computed, and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

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Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.

Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 shares and who tender all of their stock for repurchase, before prorating shares tendered by others, or

2.

Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code;
2.

If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.

For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.

For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

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If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

Computing Net Asset Value: The Fund’s current net asset value per share (“NAV”) shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board of Trustees. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;
2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or
3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board of Trustees shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board of Trustees may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board of Trustees has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:
(a)	The frequency of trades and quotes for the security.
(b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.
(c)	Dealer undertakings to make a market in the security.
(d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).
(e)	The size of the fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

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2.

If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board of Trustees meeting.

3.	The Board of Trustees shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.
4.	These procedures may be modified as the Board deems necessary.

Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.
2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:
a.	the number of repurchase offers,
b.	the repurchase offer amount and the amount tendered in each repurchase offer, and
c.	the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with FINRA or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys and accountants’ fees, incurred by the Fund in connection with such transfer.

Management of the Fund

The Board of Trustees (the “Board” or “Trustees”) has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of five individuals, one of whom is an “interested person” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Interested Trustees”) and four of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

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Board Leadership Structure Earl Hunt is the Chairman of the Board of Trustees. Under the Trust’s Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chairman, the chair of the Audit Committee, the chair of the Governance Committee, and, as an entity, the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and each shareholder.

Earl Hunt may be deemed to be an interested person of the Trust by virtue of his senior management role at the Adviser. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund. The Independent Trustees (as defined herein) exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the trustee happens to be independent or a member of management. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. The Independent Trustees also meet quarterly in executive session without Mr. Hunt. In view of the small size of the Board, the Independent Trustees have not designated any single trustee to be the lead Independent Trustee at this time.

Board Risk Oversight The Board of Trustees is comprised of five Trustees, four of whom are Independent Trustees. The Board has established an independent Audit Committee with a separate chair and an independent Governance Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

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Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

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Following is a list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years. Unless otherwise noted, the address of each Trustee and Officer is 9 W 57th St, New York, NY 10019.

Independent Trustees

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Meredith Coffey (1968)	Trustee since 2022	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher (1985)	Trustee since 2022	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter (1983)	Trustee since 2022	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen (1960)	Trustee since 2022	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.	1

Director, MicroStrategy Inc. (2002- present); Director, Apollo Senior Floating Rate Fund Inc. (2011-present); Director, Apollo Tactical

Income Fund Inc. (2013-present); Director, Berry

Global Inc. (2013- present); Director, Apollo Debt

Solutions, BDC (2021-present).

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Interested Trustees and Officers

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Earl Hunt (1981)	Chairman, Trustee, and President since 2022	Mr. Hunt joined Apollo Global Management, Inc. and its consolidated subsidiaries in 2021. From 2015 to 2021, Mr. Hunt served as a Partner in the Global Markets division at Goldman Sachs. He also was a member of Goldman Sach’s Partnership Committee, Global Markets Operating Committee and was co-chair of the Global Markets Inclusion and Diversity Committee.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Kenneth Seifert (1978)	Treasurer and Chief Financial Officer Since 2022

Controller, Principal and Director, Apollo Capital Management, L.P. since 2021 and 2017, respectively. Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund and Apollo Tactical Income Fund since 2021, controller 2017-2021.

			N/A	N/A
Kristin Hester (1980)	Chief Legal Officer and Secretary since 2022	Senior Counsel, Apollo Global Management, Inc., 2015 - present; General Counsel, Apollo Investment Corporation, 2020 – present.	N/A	N/A
Ryan Del Giudice (1990)	Chief Compliance Officer Since 2018, Vice President and Assistant Secretary Since 2020

Principal, Apollo Global Management, Inc. 2022-present. Chief Compliance Officer of Apollo Diversified Real Estate Fund since 2018 and Vice President and Assistant Secretary since 2020. Chief Compliance Officer, Apollo Real Estate Fund Adviser, LLC and Apollo Capital Credit Adviser, LLC 2018-2022. Vice President, Cipperman Compliance Services, LLC, 2015-2017.

			N/A	N/A

*   The term of office for each Trustee and officer listed above will continue indefinitely.

** The term “Fund Complex” refers to the Trust.

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Board Committees

The Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held seven meetings.

Governance Committee

The Board has a Governance Committee that consists of all the Independent Trustees. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee generally will consider shareholder nominees to the extent required pursuant to rules under the Securities Exchange Act of 1934. The Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Governance Committee. The Governance Committee meets to consider nominees as is necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

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Trustee Ownership

The following table indicates the dollar range of equity securities that each prior Trustee beneficially owned in the Fund as of December 31, 2021. The Fund’s current Trustees did not own any shares of the Fund as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robb Chapin	None	None
Ira Cohen	None	None
Nathan Headrick	None	None
Kevin Shields	Over $100,000*	Over $100,000*
Dr. Randy Anderson	Over $100,000*	Over $100,000*
*	Includes shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned and controlled by Mr. Shields. Dr. Anderson holds minority profit interests in Griffin Capital, LLC. Griffin Capital, LLC is the indirect parent company of Griffin Capital Vertical Partners, L.P., which owned shares in the Fund.

Compensation

As of December 14, 2021, each Independent Trustee receives an annual retainer of $42,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Chair of the Audit Committee receives an additional $15,750 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

Prior to December 14, 2021, each Independent Trustee received an annual retainer of $40,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Independent Trustees also received $2,000 per special meeting related to the sale of the Adviser’s parent company. The Chair of the Audit Committee received an additional $15,000 annually. None of the executive officers, with the exception of the Chief Compliance Officer, received compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and were not paid by the Fund for serving in such capacities.

The table below details the amount of compensation the prior Trustees received from the Trust during the fiscal year ended December 31, 2021. The Fund’s current Trustees did not receive any compensation from the Fund as of December 31, 2021. The Trust does not have a bonus, profit sharing, pension or retirement plan.

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Name of Trustee	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Robb Chapin	$41,000	None	None	$41,000
Ira Cohen	$56,000	None	None	$56,000
Nathan Headrick	$41,000	None	None	$41,000

Organization and Management of Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in Subsidiaries.

The Single-Asset Subsidiaries will be limited liability companies controlled by the Fund and organized under Delaware law. The Fund will be the sole or controlling member of the Single-Asset Subsidiaries.

The Financing Subsidiary is a single member limited liability company organized under Delaware law. The Fund is the sole member of the Financing Subsidiary.

Managers. The Fund is the sole member of the Financing Subsidiary. The Independent Trustees also serve as the managers of the Financing Subsidiary.

The Financing Subsidiary has entered into a separate contract with each of the Adviser and Sub-Adviser for the management of the Financing Subsidiary’s portfolio, without compensation. The Financing Subsidiary has also entered into arrangements with the Trust’s custodian to serve as the Financing Subsidiary’s custodian and with the Trust’s transfer agent, fund accountant and administrator to serve the Financing Subsidiary in the same capacity. The Financing Subsidiary has adopted compliance policies and procedures that are substantially similar to the policies and procedures adopted by the Fund. The Trust’s Chief Compliance Officer oversees implementation of the Financing Subsidiary’s policies and procedures, and makes periodic reports to the Board regarding the Financing Subsidiary’s compliance with its policies and procedures.

The Financing Subsidiary does not pay a fee to the Adviser or Sub-Adviser for their services. The Financing Subsidiary will bear the fees and expenses incurred in connection with the custody, transfer agency, fund accounting, and administration services that it receives. The Fund expects that the expenses borne by its Financing Subsidiary will not be material in relation to the value of the Fund’s assets. It is also anticipated that the Fund’s own expense will be reduced to some extent as a result of the payment of such expenses at the Financing Subsidiary level. It is therefore expected that the Fund’s investment in the Financing Subsidiary will not result in the Fund paying duplicative fees for similar services provided to the Fund and the Financing Subsidiary.

Codes of Ethics

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Code of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Code of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

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Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Adviser and the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Adviser and Sub-Adviser and a record of each proxy voted by the Adviser and the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser or Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Adviser or the Sub-Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Adviser’s and the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A and Appendix B, respectively.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-888-926-2688; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 1-888-926-2688 and will be sent within three business days of receipt of a request.

Control Persons and Principal Holders

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of April 4, 2022, the name, address and percentage of ownership of each entity or person that owned of record or beneficially 5% or more of the outstanding shares of the Fund are as follows:

Class I
Name and Address	Percentage Owned	Type of Ownership
Charles Schwab & Co. Inc. Special Custody Acct. FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	26.42%	Record

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Investment Advisory and Other Services

The Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a Delaware limited liability company formed in 2016 for the purpose of advising the Fund. The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries.

Under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund and will determine which securities should be purchased, sold or exchanged, as may be delegated to the Sub-Adviser as described in the Prospectus. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.35% per annum of the Fund’s average daily net assets attributable to Class I (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board of Trustees on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s discretion.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $9,735,698, $7,487,237 and $5,222,167 in advisory fees to the Adviser, respectively. For the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser waived its advisory fees and also reimbursed Fund expenses of $6,806,375, $5,995,412 and $6,648,053, respectively

The Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC (“Apollo” or the “Sub-Adviser”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Apollo is located at 9 West 57th Street, New York, NY 10019.

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Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and Apollo. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. The fee table is as follows:

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets Managed by Apollo

$0 - $250M	0.75%
$250M - $500M	0.65%
$500M – $1 Billion	0.60%
Over $1 Billion	0.55%

Prior to April 1, 2022, the Adviser had engaged BCSF Advisors, LP (“BCSF”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Under the terms of the sub-advisory agreement with BCSF, the Adviser compensated BCSF based on a portion of the Fund’s average daily net assets that had been allocated to BCSF to manage. Fees paid to BCSF were not an expense of the Fund. The fee table for BCSF is the same as that for Apollo. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser paid $3,396,641, $2,743,300 and $1,775,934 in fees to BCSF, respectively.

Potential Conflicts of Interest - Adviser

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Affiliated Investment Vehicles”). The Fund has no interest in these activities. Personnel of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Affiliated Investment Vehicles. Such personnel of the Adviser devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

Potential Conflicts of Interest – Sub-Adviser

The Sub-Adviser, Apollo Global Management, Inc. and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Sub-Adviser provide to us. These conflicts will arise primarily from the Firm, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect all material conflicts known to the Fund at the time of this filing.

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Apollo sponsors, manages or advises and will continue to sponsor, manage or advise other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the Sub-Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”). Apollo will continue to sponsor, manage or advise new Apollo Clients, whether alone or partnering with others, and will continue to maintain, develop, expand or monetize its investment and advisory and related businesses. Certain current Apollo Clients have, and certain future Apollo Clients are expected to have, investment mandates that overlap, either substantially or in part, with that of the Fund, and Apollo expects that the universe of potential investments and other activities of Apollo’s business could overlap with the investments and activities of the Fund, each of which, as a result, is expected to create conflicts of interest. For clarification, Apollo Clients will not include (a) any alternative investment vehicle, special purpose vehicle, subsidiary of the Fund, vehicles established to structure a co-investment, master, joint or commingled account or investment vehicle, joint venture or other person through which the Fund can make an investment or group of investments or (b) any investment and any portfolio investment or investment of any other Apollo Client or Apollo and its subsidiaries, in each case subject to the 1940 Act, and unless the Adviser determines in its sole discretion that such person should be treated as an Apollo Client under the circumstances.

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. Attention is also drawn to certain risk factors (see “Risk Factors” in the prospectus) that refer to potential conflicts of interest.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Apollo Clients could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more other Apollo Clients. If participation in specific investment opportunities is appropriate for more than one Apollo Client, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant Apollo Clients. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective or be allocated its investment interest. In addition, the Sub-Adviser may in certain situations choose to consult with or obtain the consent of the Board of Trustees with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act and the Advisers Act. Such considerations have in the past resulted, and may in the future also result, in allocations of certain investment opportunities (including sourcing opportunities from Apollo’s origination platform (such investments, “Platform Investments”) among Apollo Clients and Apollo on an other than pari passu basis.

Apollo is committed to allocating investment opportunities in a manner that, over time, is on a fair and equitable basis, and Apollo has established policies and procedures to guide the determination of such allocations. Subject to applicable law, including the 1940 Act, and the Board of Trustees’ oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Apollo’s allocation policies and procedures have established: (i) the allocations committee of Apollo Global Management, Inc. (“AGM” and such committee, the “AGM Allocations Committee”) to, among other things, review: (a) questions regarding an Apollo Client’s mandate; (b) potential distressed control investments; (c) any opportunities involving potential third-party co-investors; and (d) the actions taken by subcommittees to the AGM Allocations Committee (the “Allocations Sub-Committees”) and conflicts of interest that cannot be resolved by the Allocations Sub-Committees; and (ii) allocation guidelines on which such committees generally base their allocation decisions.

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Generally, an investment opportunity will be allocated to an Apollo Client if the opportunity reasonably falls within such Apollo Client’s mandate or is otherwise deemed suitable as determined by the relevant portfolio manager, investment committee, the AGM Allocations Committee or an Allocations Sub-Committee. If an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, two or more Apollo Clients and it is not possible to fully satisfy the investment interest of all such Apollo Clients, the investment opportunity generally will be allocated pro rata based on the size of each Apollo Client’s original investment interest. The size of each Apollo Client’s investment interest will be determined generally based on each Apollo Client’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

(a)  the relative actual or potential exposure of any particular Apollo Client to the type of investment opportunity in terms of its existing investment portfolio;

(b)  the investment objective of such Apollo Client;

(c)  cash availability, suitability, instructions from an Apollo Client, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

(d)  the likelihood of current income;

(e)  the size, liquidity and duration of the investment opportunity; (f)          the seniority of loan and other capital structure criteria;

(f)  with respect to an investment opportunity originated by a third party, the relationships of a particular Apollo Client (or the portfolio manager) to such third party;

(h)  tax considerations;

(g)  regulatory considerations;

(h)  supply or demand for an investment opportunity at a given price level;

(i)  an Apollo Client’s risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

(j)  whether the investment opportunity is a follow-on investment;

(k) whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

(l)  whether an Apollo Client’s economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

(m)  the governing documents of an Apollo Client (which could include provisions pursuant to which an Apollo Client is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in the Fund not participating in any such investment or participating to a lesser extent); and

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(n)  such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Apollo Clients (e.g., in the case of an Apollo Client ramp-up period or when incubating a particular investment strategy or product or the investment period or term of an Apollo Client).

In determining whether an investment opportunity falls within an Apollo Client’s mandate, the relevant portfolio manager, investment committee, the AGM Allocation Committee or an Allocations Sub-Committee, as appropriate, will take into consideration that:

(i)  multiple Apollo Clients have investment objectives that overlap to greater or lesser degrees;

(ii)  the applicable legal documents of each Apollo Client contemplate, to greater or lesser degrees, the obligation to offer such Apollo Client investment opportunities that fall within its investment objective or mandate;

(iii) Apollo endeavors to not systematically disadvantage any Apollo Client;

(iv)  the investment objective of a particular Apollo Client could change over time;

(v)   the ultimate character of an investment opportunity (i.e., its risk/reward profile) will generally not become clear before a great deal of diligence and analysis has been completed by the portfolio manager pursuing such investment opportunity;

(vi)  investment opportunities that are outcomes of heavily negotiated transactions are capable of being structured in a variety of ways, each of which presents its own particular risk/reward profile, tax, regulatory, legal and other considerations; and

(vii) an Apollo Client could have more than one mandate.

To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole.

On December 29, 2021, a current affiliate of the Adviser received an amended exemptive order from the SEC permitting the Sub-Adviser to use greater flexibility to negotiate the terms of co-investment transactions with certain of its affiliates, including investment funds managed by the Sub-Adviser or its affiliates, subject to the conditions included therein (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the board of trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Sub-Adviser or its affiliates is not covered by the Order, the personnel of the Sub-Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

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Other Participants in Apollo’s Origination Platform. Other Apollo Clients participate in Apollo’s origination platform with the Fund, and certain Apollo Clients’ ability to acquire loans could in certain circumstances be dependent on the existence and performance of such other Apollo Clients. Certain of such other Apollo Clients will have different terms, investors, types of investors and investment mandates than those of the originating fund and the Fund, which could create conflicts between the interests of the originating fund and the Fund, on the one hand, and one or more of such other Apollo Clients, on the other hand, relating to, among other things, Apollo’s decision-making with respect to the relevant investment. Apollo seeks to resolve any and all conflicts in a fair and equitable manner; however, subject to the 1940 Act, there can be no assurance that any particular conflict will be resolved in the best interests of the Fund under the circumstances.

Investments with Respect to Which Other Apollo Clients May Benefit. The Fund can invest in joint ventures and can invest in Platform Investments, which investment activities may give rise to future investment opportunities (e.g., a forward commitment or other option acquired by the Fund or a relationship developed in connection with the making of an investment by the Fund) from which one or more other Apollo Clients may benefit. The Sub-Adviser has an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for the Fund.

In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including those that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Platform Investments. In addition, as Apollo continues to seek additional sourcing channels for investment opportunities for the Fund and other Apollo Clients, it is also anticipated that there will be opportunities for investments in various companies or businesses, including, among others, financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including those participating in Apollo’s origination platform) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including those participating in Platform Investments on Apollo’s origination platform. To the extent applicable, any Platform Investments will be made in compliance with the Order once the Fund is eligible to rely on the Order.

From time to time, Apollo recruits an existing or newly formed management team to pursue a new “platform” opportunity that is expected to lead to investment opportunities for Apollo Clients, including the Fund. In other cases, a new Platform Investment may be formed and used to recruit an existing or newly formed management team to build such Platform Investment through acquisitions and organic growth. Finally, in order to augment the Fund team’s capabilities and diligence techniques and, in some instances, to operate or service the Fund’s investments, Apollo may partner with, including through joint ventures, Platform Investments or by making investments in, high-quality operators with significant expertise and the requisite skills to operate or service the Fund’s assets. The structure of each Platform Investment and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout an investment’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a Platform Investment could include former Apollo personnel, industry advisors, senior advisors and Apollo advisors. The management or operating team of a Platform Investment (or one or more members thereof) may also provide the same or similar services with respect to other Platform Investments of the Fund and/or one or more other Apollo Clients (including predecessor funds and successor funds thereto and co-investment vehicles) or provide the same or similar services for assets owned by third parties. The Fund may realize a Platform Investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform. The services provided by the platform’s management and operating team could be similar to, and overlap with, services provided by Apollo to the Fund or to other Apollo Clients, and the services may be provided exclusively to the Platform Investments.

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As with the Fund’s other portfolio investments, in respect of all Platform Investments, the Fund will bear the expenses of the management team and/or portfolio entity, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform entity. Such expenses may be borne directly by the Fund pursuant to its advisory arrangements, as applicable, or indirectly through operational expenses of the Platform Investment. In each case subject to the 1940 Act, the compensation of management of a platform portfolio entity may include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio entity (or other entity in the holdings structure of the Platform Investment), including profits realized in connection with the disposition of an asset and other performance-based compensation. None of the compensation or expenses described above will be offset against any management fees in respect of the Fund and will be borne by the applicable Platform Investment or by the Fund as Fund expenses pursuant to the advisory arrangements.

Co-Investments Generally and Co-Investors. The Sub-Adviser may, subject to the 1940 Act and other applicable law (including the Order), offer the opportunity to co-invest alongside the Fund to one or more Co-Investors (as described below). The Sub-Adviser can, in its sole discretion, offer the opportunity to co-invest alongside the Fund to (i) other Apollo Clients, (ii) any limited partner of an Apollo Client (or any of its beneficial owners or any other client or account of its advisor or consultant), (iii) management or employees of the relevant portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”), consultants and advisors with respect to such Portfolio Company or pre-existing investors or other persons associated with such Portfolio Company, (iv) any joint venture partner or operating partner, (v) any alternative investment fund or business sponsored, managed or advised by persons other than Apollo or (vi) any other persons or entities, including persons or entities whom the Sub-Adviser believes will be of benefit to the Fund or one or more Portfolio Companies or who may provide a strategic, sourcing or similar benefit to Apollo, any Apollo Client, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise (including credit or other investment funds sponsored by persons other than Apollo in so-called “club deals” through joint ventures or other entities). “Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Sub-Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

As a closed-end fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside Apollo Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Apollo Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Apollo Clients) in investments that are suitable for the Fund and one or more of such Apollo Clients. Even if the Fund and any such Apollo Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

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Co-investment Allocations. The Sub-Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

(i)    the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

(ii)   the level of demand for participation in such co-investment opportunity;

(iii)   the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

(iv)  certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

(v)   the investing objectives and existing portfolio of the prospective Co-Investor;

(vi)  as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

(vii)  the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

(viii) the legal or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

(ix)  the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients (including contemporaneously with the applicable co-investment); (x)   Apollo’s own interests;

(xi)  the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

(xii)  the prospective Co-Investor’s existing or prospective relationship with Apollo; and

(xiii) with respect to the Fund, the restrictions set forth in the Order.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

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Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, subject to the 1940 Act and the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Co-Investment Expenses. The Sub-Adviser may, but will not be obligated to, endeavor to cause unaffiliated Co-Investors that committed to participate in a particular unconsummated co-investment to bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses, subject to the 1940 Act and, once Apollo acquires the Adviser, the Order.

Fees and Carried Interest Payable with Respect to Co-Investments. Apollo can in its discretion: (i) receive performance-based compensation (such as carried interest or performance allocations), management fees or other similar fees from Co-Investors, and Apollo may make an investment, or otherwise participate, in any vehicle formed to structure a co-investment to facilitate, among other things, receipt of such performance-based compensation, management fees or other similar fees; and (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements, and any such fees will be retained by, and be for the benefit of, the Sub-Adviser or any of its respective affiliates with respect to certain Co-Investors. Unlike these Co-Investors, the Fund does not pay any such carried interest, incentive allocation, management fees or other similar fees to the Adviser or Sub-Adviser. Additionally, in those circumstances where the applicable Co-Investors include one or more members of a Portfolio Company’s management group, the Co-Investors who are members of such management group may receive compensation relating to the investment in such Portfolio Company, including incentive compensation arrangements.

Syndications; Syndication Fees: Subject to the limitations of the 1940 Act, it is possible that a portion of the Fund’s Portfolio Investments will be syndicated to Apollo Clients, their portfolio companies, investors in Apollo Clients and other third parties via participations in and/or assignments or sales of loans (or interests therein) that the Fund purchased or originated. Subject to the limitations of the 1940 Act, Apollo, the Sub-Adviser and their affiliates and/or Apollo Clients may receive certain fees in connection with any such syndication. While the terms of any such transaction, including the price of the participation, assignment or sale, will not be set by the Apollo, the Sub-Adviser or the Fund but rather will be established based on third-party valuations, Apollo will nevertheless have an incentive to determine the amount and timing of each syndication in a manner that takes into account the interests of other Apollo Clients that may participate, as well as the prospect of the fees described above, which will not necessarily be consistent with the interests of the Fund in connection with any particular investment.

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Sharing of Services. Subject to the limitations of the 1940 Act, in certain circumstances, in order to create efficiencies and optimize performance, one or more Portfolio Companies of the Fund could determine to share the operational, legal, financial, back-office or other resources of another Portfolio Company of the Fund or a Portfolio Company of an Apollo Client. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities by Apollo in good faith and in accordance with the 1940 Act and SEC guidance. In addition, it is possible that a Portfolio Company or an affiliated service provider may be in the business of providing services that are, or could be, utilized by another Portfolio Company. In this situation, the Adviser may determine that one or more Portfolio Companies use the other Portfolio Company’s or affiliated service provider’s services, even where these services were previously provided to the investment from a third party. As applicable, the Fund’s Board of Trustees will approve any such services provided by an affiliated service provider. See “Affiliated Loan Origination and/or Servicing Businesses” below.

Allocation of Expenses. Apollo will from time to time incur fees, costs and expenses on behalf of the Fund, one or more other Apollo Clients and itself. To the extent such fees, costs and expenses are incurred for the account or for the benefit of the Fund, one or more other Apollo Clients and itself, the Fund, such other Apollo Clients and Apollo will typically bear an allocable portion of any such fees, costs and expenses (subject to the terms of the advisory arrangements) in such manner as the Sub-Adviser in good faith determines. In most cases, Apollo’s Expense Allocation Steering Committee, which typically meets on a quarterly basis, is responsible for the overall expense allocations and the related methodologies for Apollo and Apollo Clients. Although Apollo endeavors to allocate such fees, costs and expenses in good faith over time, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. Notwithstanding the foregoing, Apollo may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice.

Apollo anticipates that fees, costs and expenses incurred in connection with the acquisition of Portfolio Investments will typically be borne by the relevant Portfolio Companies. However, it is possible that one or more Portfolio Companies will not agree to pay all or a portion of such amounts, or will not pay such amounts when due. In either such case, such expenses (or portion thereof) will be borne by the applicable Apollo Clients (including the Fund) as operating expenses.

Restrictions on Transactions Due to Other Apollo Businesses. From time to time, various potential and actual conflicts of interest will arise from the overall advisory, investment and other activities of Apollo and its personnel. Apollo will endeavor to resolve conflicts of interest with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances. As discussed further in “Allocation of Investment Opportunities” above, and in “Potential Duties to Other Stakeholders” below, Apollo can invest, on its own behalf, in securities and other instruments that would be appropriate for, held by or fall within the investment guidelines of an Apollo Client. Apollo can give advice or take action for its own account that can differ from, conflict with or be adverse to advice given or action taken for Apollo Clients. These activities will, in certain circumstances, adversely affect the prices and availability of other business opportunities, transactions, securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Potential conflicts of interest also arise due to the fact that Apollo has investments in some Apollo Clients but not in others, or has different levels of investment in the various Apollo Clients, and that the Apollo Clients bear different levels of fees and incentive compensation in favor of Apollo.

Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in businesses and assets whose operations can be substantially similar to, and/or competitive with, the business and assets in which Apollo Clients have invested. The performance and operation of such competing businesses and assets could conflict with and adversely affect the performance and operation of an Apollo Client’s portfolio companies or other operating entities, and could adversely affect the prices and availability of business opportunities, transactions, securities or instruments held by, available to or potentially considered for such portfolio investments. Apollo will seek to resolve conflicts in a manner that Apollo deems to be fair and equitable.

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In addition, Apollo can give advice, or take action with respect to, the investments of one or more Apollo Clients that may not be given or taken with respect to other Apollo Clients with similar investment programs, objectives or strategies. Accordingly, Apollo Clients with similar strategies may not hold the same securities or instruments or achieve the same performance. Apollo also advises Apollo Clients with conflicting investment objectives or strategies. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Apollo has and expects to maintain ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients.

Apollo may also have ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients. From time to time, Apollo may acquire securities or other financial instruments of an issuer for one Apollo Client which are senior or junior to securities or other financial instruments of the same issuer that are held by or acquired for another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt). Apollo also advises Apollo Clients with conflicting investment objectives or strategies. For example, in the event such issuer enters bankruptcy, the Apollo Client holding securities that are senior in bankruptcy preference is expected to have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to such Apollo Client, and Apollo might have an obligation to pursue such remedy on behalf of such Apollo Client. As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients.

Apollo Clients will, from time to time, subject to their governing documents, as applicable, acquire and dispose of securities or other financial instruments in portfolio investments at different times and upon different terms. The interests of Apollo Clients (including the Fund) in such investments will not be aligned in all or any circumstances, and there will be actual or potential conflicts of interests or the appearance thereof.

In this regard, actions could, from time to time, be taken by Apollo that are adverse to the Fund. Apollo will also have ongoing relationships with issuers whose securities have been acquired by or are being considered for investment by Apollo Clients. Situations could arise where another Apollo Client acquires or otherwise engages in transactions with respect to securities of an entity in which the Fund has a financial interest (whether in the same or a different class of securities) or otherwise engages in selling, divesting or making further acquisitions or otherwise engages in transactions with respect to securities of such entity, including in connection with and following a co-investment. For example, the Fund can engage assets of other Apollo Clients to provide additional services with respect to the Fund’s Portfolio Companies. To the extent that any transactions involve the sale of securities between Apollo Clients, such transactions will be conducted in accordance with, and subject to, the 1940 Act and its rules and regulations, and to the extent that any such transactions may be viewed as a principal transaction due to the ownership interest by Apollo and its personnel, Apollo will comply with the requirements of Section 206(3) of the Advisers Act and its internal policies.

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As described herein, Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in a broad range of businesses and assets. The Adviser may take into account Apollo’s, it affiliates’ and/or other Apollo Clients’ respective interests (including reputational interests) when determining whether to pursue a potential Portfolio Investment for the Fund. As a result, it is possible that the Adviser may choose not to pursue or consummate an investment opportunity for the Fund notwithstanding that such investment may be profitable for the Fund or that the Adviser may choose not to pursue an investment opportunity because of the reputational, financial and/or other interests of Apollo and its Affiliates.

Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Apollo Clients), in some cases, without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent an applicable exemption. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Sub-Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), in some cases without prior approval of the SEC.

Capital Structure Conflicts. The Fund is permitted to invest in a Portfolio Company in which one or more other Apollo Clients hold an investment in a different class of such Portfolio Company’s debt or equity, or vice versa, subject to the limitations of the 1940 Act. For example, to the extent permitted by the 1940 Act with respect to the Fund:

(i)           Apollo can acquire securities or other financial instruments of an issuer for one Apollo Client or itself that are senior or junior to securities or other financial instruments of the same issuer that are held by, or acquired for, another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt),

(ii)  Apollo could make a holistic capital solutions proposal to an issuer that involves multiple Apollo Clients (including the Fund) providing financing, in the form of debt or equity, or a combination thereof investing across two or more tranches or series of such issuer’s capital structure,

(iii) Apollo can permit other Apollo Clients to provide debt or equity financing to a Portfolio Company in which the Fund holds an investment,

(iv)  Apollo can permit the Fund (including together with other Apollo Clients) to provide financing to a portfolio company/portfolio investment of other Apollo Clients; or

(v)  Apollo can cause an Apollo Client (including the Fund) to provide financing and/or leverage to another Apollo Client (including the Fund) with respect to investments.

Conflicts of interest are expected to arise under such circumstances. For example, in the event Apollo negotiates a holistic capital solution with an issuer, as described in clause (ii) of the previous sentence, the specific terms and conditions of each tranche or series could be impacted by Apollo’s desire to provide an overall financing package, which could result in the terms and conditions of the tranche or series in which the Fund participates being less favorable to the Fund than could have been the case absent such an overall arrangement. This could be exacerbated if there is no or limited overlap of participating Apollo Clients (including the Fund) in the different tranches or series. Apollo, in its sole discretion, and in response to the desires of an issuer in some cases, could negotiate for enhanced terms or protections for one tranche or series at the expense of another tranche or series, and the issuer’s ultimate approval of the holistic capital solution should not be viewed as dispositive that the terms and conditions of each tranche or series, taken individually, reflect an arms’-length arrangement.

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In addition, in the event that any issuer in which Apollo and/or Apollo Clients are invested in different levels of the capital structure enters bankruptcy, Apollo or the Apollo Client(s) holding securities that are senior in bankruptcy preference are expected to have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to Apollo or such Apollo Client(s), and Apollo might have an obligation to pursue such remedy on behalf of itself or such Apollo Client(s). As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss.

Apollo has instituted policies and procedures that are reasonably designed to identify and address such potential conflicts of interest (whether including at the inception of an investment and during the holding or ownership of an investment) and that seek to ensure that Apollo Clients are treated fairly and equitably. The application by Apollo of its policies and procedures will vary based on the particular facts and circumstances surrounding each investment made by Apollo and Apollo Clients (including the Fund), or made by two or more Apollo Clients (including the Fund), in different classes, series or tranches of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure), and, as such, investors should expect some degree of variation, and potentially inconsistency, in the manner in which potential, or actual, conflicts of interest are addressed by Apollo. While Apollo’s policies and procedures for addressing the conflicts between Apollo and Apollo Clients and among multiple Apollo Clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

In addressing certain of the potential conflicts of interest described herein, Apollo and/or the Sub-Adviser may, but will not be obligated to, take one or more actions on behalf of the Fund or any other Apollo Client, including any one or more of the following:

(i)           causing an Apollo Client (including the Fund) to remain passive in a situation in which it is otherwise entitled to vote, which may mean that the Fund or any other Apollo Client defers to the decision or judgment of an independent, third-party investor in the same class of equity or debt securities or other financial instruments held by the Fund or such other Apollo Client;

(ii)  referring the matter to one or more persons not affiliated with Apollo to review or approve of an intended course of action with respect to such matter;

(iii) establishing ethical screens or information barriers to separate Apollo investment professionals or assigning different teams of Apollo investment professionals, in each case, who are supported by separate legal counsel and other advisers, to act independently of each other in representing different Apollo Clients or Apollo Clients that hold different classes, series or tranches of an issuer’s capital structure;

(iv)  as between two Apollo Clients, ensuring (or seeking to ensure) that the underlying investors therein own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interest; or

(v)  causing the Fund or another Apollo Client to divest itself of a security, financial instrument or particular class, series or tranche of an issuer’s capital structure it might otherwise have held on to.

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Any such step would be subject to the 1940 Act and could have the effect of benefiting other Apollo Clients or Apollo at the expense of the Fund, and there can be no assurance that any of these measures will be feasible or effective in any particular situation, and it is possible that the outcome for the Fund will be less favorable than might otherwise have been the case if Apollo had not had duties to other Apollo Clients. The Sub-Adviser, its affiliates and management of a Portfolio Company will be required at times to make decisions that are adverse to the interests of the equity investors in such Portfolio Company while at the same time beneficial to the debt investors in such Portfolio Company, or vice versa (for example, if such Portfolio Company or a subsidiary thereof should file for bankruptcy). For example, should the Sub-Adviser and its affiliates or management of a Portfolio Company act in a way that is not in the best interests of the debt investors in such Portfolio Company, then, to the extent that the Sub-Adviser and its affiliates or management of such Portfolio Company are directed by Apollo, such decision could subject the Sub-Adviser and the Fund, among others, to the risk of claims to which they would not otherwise be subject, including claims of breach of the duty of loyalty or violations of securities law. To the extent that a greater number or proportion of debt investors in a Portfolio Company are Apollo Clients (or Apollo) or are investors in Apollo Clients, Apollo will be incentivized to prioritize the interests of the debt investors in such Portfolio Company (including Apollo itself) over the interests of the equity investors in such Portfolio Company (including Apollo itself), and vice versa, and Apollo will be subject to certain conflicts of interest in connection therewith.

Certain Transactions. Situations may arise where certain assets held by the Fund may be transferred to Apollo Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Representing Creditors and Debtors. The Sub-Adviser and its affiliates can serve as the controlling persons of Apollo Clients that hold positions in creditors or debtors either in proceedings under relevant bankruptcy or insolvency codes or prior to such filings. From time to time, the Sub-Adviser and its affiliates serve as advisers to creditor or equity committees on behalf of such Apollo Clients. This involvement, for which the Sub-Adviser and its affiliates could be compensated, could, among other things, limit or preclude the flexibility that the Fund otherwise has to participate in restructurings of investments, or that the Fund requires to liquidate any existing positions of the applicable issuer.

Subdivision of Debt Obligations. Subject to the limitations of the 1940 Act and (once available) the Order, the Sub-Adviser, acting in respect of the Fund and other Apollo Clients, is permitted, from time to time, to subdivide a debt obligation into two or more tranches, each of which has different terms from the original obligation with respect to interest and principal repayment, seniority and subordination, default remedies, rights to collateral and other matters. The owner of the original obligation, which could have been acquired directly from a borrower in a negotiated transaction or in the secondary market, can retain an interest in one or more tranches and elect to dispose of any such interests. The subdivision or “tranching” of debt obligations typically will be undertaken when Apollo determines that it can achieve competitive advantages or other benefits. For example, a borrower would be expected to favor a lender that is prepared to negotiate a single, consolidated credit arrangement, instead of having to negotiate senior and subordinated loans and/or secured and unsecured loans with multiple lenders. Tranching can also facilitate access to debt obligations or other securities having specific features that suit the differing risk and return parameters of different Apollo Clients (including the Fund) on a more customized basis than is available in the market at a particular time. Participation by the Fund in these tranching activities may give rise to a variety of potential conflicts of interest with Apollo and other Apollo Clients. See also “Exercise of Rights and Remedies” and “Bankruptcy and Other Distress Situations” below.

Bankruptcy and Other Distress Situations. When a debtor with different classes of outstanding debt becomes bankrupt or experiences severe financial distress, a resolution of the situation often requires adversarial judicial proceedings or contentious negotiations. If this were to occur with respect to a debtor for which the Fund and other Apollo Clients hold different tranches of debt or other securities, it generally will not be feasible for Apollo to advocate effectively for the interests of all of its clients to the extent that there are conflicting or competing interests among holders of different tranches. As a threshold matter, Apollo expects that in a bankruptcy or other distressed situation, it will generally consider whether it is necessary or appropriate to arrange for separate legal counsel to be engaged on behalf of each separate tranche in order to analyze and identify the available rights, remedies, potential claims and legal strategies for seeking to maximize the recovery potentially available to the tranche, unless the outcome for a particular tranche is clear and certain. It is anticipated that, where feasible, an effort will be made to fashion a compromise solution. Any such effort to reach a compromise solution could result in the Fund and, in turn, other Apollo Clients, experiencing a worse outcome than they might have achieved in the absence of Apollo’s conflicting loyalties. In certain circumstances, Apollo could seek to mitigate the conflict by delegating certain decision-making responsibilities on behalf of the Fund or other Apollo Clients to unaffiliated third parties, or by seeking to dispose in whole or in part of one or more tranches. Alternatively, Apollo can seek to accommodate the competing interests of Apollo Clients by assigning different teams of Apollo investment professionals, supported by separate legal counsel and other advisers, to act independently of each other in representing different tranches. There can be no assurance that any of these measures will be implemented, feasible or effective in any particular situation, and it is possible that the outcome for the Fund, and in turn, the Apollo Client, will be less favorable than might otherwise have been the case if Apollo had not had duties to Apollo Clients holding other tranches.

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While Apollo anticipates that, over time, the overall benefits of permitting multiple clients, including the Fund, to participate in different tranches will outweigh the potential disadvantages in particular circumstances, there is no way to predict whether these net benefits will ultimately be achieved. Moreover, Apollo’s own interests will influence how conflicts between clients in these situations will be resolved. For example, Apollo will be perceived to have an incentive to favor the interests of Apollo Clients that invest primarily in more subordinated classes of debt, since Apollo’s compensation from such clients is generally higher than the compensation earned from clients that invest primarily in more senior debt. While Apollo’s policies and procedures for addressing the conflicts between its clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

Brokerage Commissions. The Fund’s securities transactions generate brokerage commissions and other compensation, including clearing fees and charges, all of which the Fund, not the Sub-Adviser or any of their affiliates, will be obligated to pay. The Sub-Adviser has sole discretion in deciding what brokers and dealers the Fund uses, subject to Board approval, and in negotiating the rates of brokerage commissions and other compensation the Fund pays. In selecting brokers and negotiating commission rates, the Sub-Adviser (i) will take into account such information it deems appropriate, (ii) need not solicit competitive bids and (iii) does not have any obligation to seek the lowest available commission cost or spread. The Fund buys and sells securities directly from or to brokers each acting as “principals” at prices that include markups or markdowns, and buys securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers. Any use of commissions or “soft dollars” generated by the Fund to pay for brokerage and research products or services will fall within the safe harbor created by Section 28(e) of the Exchange Act, although the Fund does not intend to use “soft dollars.”

Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which Apollo Clients are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

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Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Management Team. Management intends to devote sufficient time to the Fund. Apollo and its personnel will have conflicts of interest in allocating their time and services among Apollo Clients and personal investment activities. The Sub-Adviser’s personnel will work on other projects, including other Apollo Clients and Apollo’s other existing and potential business activities. In addition, Apollo’s personnel will participate in the management of the investment activities of other Apollo Clients concurrently with their obligations to the Fund. In certain circumstances, it is possible that the investments held by such Apollo Clients will be in competition with those of the Fund. None of the shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Fund.

Employees of Apollo may, from time to time, serve as directors or as board observers with respect to operating entities, the securities of which are purchased on behalf of Apollo Clients. In the event that Apollo (i) obtains material nonpublic information in such capacity with respect to the issuer of any such securities or (ii) is subject to trading restrictions pursuant to the internal policies of such issuer, Apollo will be restricted from engaging in transactions with respect to the securities or instruments of such issuer. Such a restriction could have an adverse effect on the Fund and other Apollo Clients.

Conflicts of interest are expected to arise because Apollo employees (including personnel dedicated to the Fund) will serve as directors, board observers or management committee members or in a similar capacity, of certain of the operating entities in which the Fund invests. In addition to any fiduciary duties Apollo employees owe to the Fund as directors or management committee members of operating entities, such employees may owe fiduciary duties to the other owners of such entities, which in many cases are other Apollo Clients, and to persons other than the Fund. In general, such director or similar positions are often important to the Fund’s investment strategy and often have the effect of enhancing the ability of Apollo to manage investments. However, such positions could also have the effect of impairing the ability of Apollo to sell the related securities when, and upon the terms, it otherwise desires. In addition, such positions can place Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the operating entity where the Fund is not the sole owner of the applicable operating entity. Should an Apollo employee make a decision that is not in the best interest of such owners, such decision could subject Apollo and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, because of the potential conflicting fiduciary duties, Apollo could be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund.

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Apollo’s three founders (the “Founders”) have established family offices (each a “Family Office” and collectively the “Family Offices”) to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities. The investment activities of the Family Offices and the involvement of the Founders in these activities give rise to potential conflicts between the personal financial interests of the Founders and the interests of the Fund or other Apollo Clients (for example, if the Family Offices were to hold debt obligations or securities in a Portfolio Company in which the Fund or another Apollo Client owned equity or subordinated debt and that was experiencing financial distress). Apollo has adopted certain procedures designed to mitigate some of these potential conflicts (for example, by requiring investment professionals employed by the Family Offices to refrain from making direct investments in portfolio investments that are controlled by the Fund or other Apollo Clients or that are the subject of announced transactions involving the Fund or other Apollo Clients).

Each of the Family Offices employs its own professional staff at its own expense, and each of them conducts its day-to-day operations independently of Apollo. Set forth below is a summary of certain procedures that are currently in place for certain categories of investments in which the Family Offices can participate, in each case subject to the limitations of the 1940 Act and (once available) conditions under the Order:

●             Liquid Credit Investments. The Founders generally do not participate in decisions to invest in, nor do they have investment discretion with respect to, liquid credit investments by their respective Family Offices. To the extent a Founder does not provide guidance or participate in investment decisions with respect to liquid credit investments, its respective Family Office may participate in such investments provided that the Family Office certifies to Apollo Compliance, on a quarterly basis, that it was not directed by its respective Founder to buy, sell or vote on any such liquid credit investments. To the extent a Founder were to provide guidance or participate in investment decisions with respect to liquid credit investments on behalf of its respective Family Office, such investment opportunities would first be reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

●             Illiquid, Private Investments (Equity and Debt) and Public Equities. The Founders may provide guidance or participate in investment decisions on behalf of their respective Family Offices in connection with illiquid, private investments and public equities. These investment opportunities are reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

These procedures are designed to seek to mitigate conflicts of interest; however, there will be situations where a Family Office, with respect to certain asset classes, reviews and invests in investment opportunities that overlap with the mandates of the Fund or other Apollo Clients. These procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

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Affiliated Service Providers. Subject to the limitations of the 1940 Act and SEC guidance, the Fund and/or its existing and potential Portfolio Companies may engage affiliated service providers to perform certain non-advisory services, including those described herein. Affiliated service providers may receive compensation based on, among other things, the performance of the Portfolio Companies that they service. Therefore, it is possible that certain affiliated service providers may receive incentive compensation from the Fund, even though the Fund does not generally bear incentive compensation and even if the Fund, as a whole, does not have net capital appreciation at the time. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. Certain of such affiliated service providers and the types of services they provide and the activities in which they engage are described below.

The relationship between Apollo and any affiliated service provider will give rise to conflicts of interest between Apollo and the affiliated service provider, on the one hand, and Apollo Clients (including the Fund), on the other hand, to or with respect to whom such affiliated service provider provides services, or in respect of the Apollo Clients (including the Fund) that have an interest in any potential or existing Portfolio Company or Portfolio Investment to or with respect to which any such affiliated service provider provides services. Certain Apollo professionals and other persons (including persons associated with AGS or AGF (as defined below)) that are involved in providing origination, sourcing, portfolio management, syndication or other services to the Fund on behalf of Apollo (including Apollo investment professionals dedicated to, among other things, corporate credit and direct origination) will also be involved in the business and operations of affiliated service providers, including the activities of AGS and AGF described below. The fees earned by affiliated service providers in respect of services provided by such persons in respect of affiliated service providers are Other Fees (as defined below) and, therefore, will not reduce any management fees payable by any Apollo Client. Such persons will face conflicts of interest in dedicating time and resources to the Fund, which could have a detrimental effect on the Fund’s performance. Apollo seeks to address this conflict of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each Apollo Client, including the Fund, and by providing training to supervised persons with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, an affiliated service provider can provide services to third parties (including corporate borrowers, as described below), including third parties that are competitors of Apollo or one or more of its affiliates, Apollo Clients or their existing or potential Portfolio Companies or Portfolio Investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its Portfolio Companies, but rather will take into account its own interests.

Further, conflicts of interest will arise in connection with an affiliated service provider’s provision of services to or in respect of an Apollo Client or an existing or potential Portfolio Company or Portfolio Investment on account of, among other things:

(i)           Apollo, together with the affiliated service provider, viewing the relevant Apollo Client or potential or existing Portfolio Company or Portfolio Investment as a source of revenue (which would in most instances not result in a reduction of management fees payable by the applicable Apollo Client),

(ii)  an existing or potential Portfolio Company or Portfolio Investment engaging an affiliated service provider in an effort to obtain equity, debt or other forms of financing or investment by Apollo Clients (including the Fund), including in connection with services provided or to be provided by an affiliated service provider in respect of a class, tranche or series within such company’s capital structure (or such company’s capital structure as a whole) in which such Apollo Client(s) are not invested or are not expected to invest (and in such circumstance such Apollo Clients are invested or are expected to invested in a different class, tranche or series within such company’s capital structure),

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(iii) the sourcing and approval of potential Fund investments that result in incremental revenue to such affiliated service provider (including in circumstances where such revenue would not have existed but for a potential or existing Portfolio Company’s or Portfolio Investment’s engagement of such affiliated service provider), including as a means to facilitate the engagement of such affiliated service provider by any such company or investment in connection with a contemporaneous investment in such company or investment by an Apollo Client (including the Fund),

(iv)  Apollo compensation arrangements with respect to such revenue, and

(v)  the allocation of a given investment opportunity, including the under- or over-commitment of certain Apollo Clients, and/or the inclusion or exclusion of certain Apollo Clients (in whole or in part) from such investment opportunity, as a means to ensure the payment of such revenue.

An affiliated service provider also can come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a Portfolio Company. See also “Information Barriers” above.

AGS and AGF. Apollo Global Securities, LLC (“AGS”), an affiliate of Apollo, which is a broker-dealer registered with the SEC and a member of FINRA, is authorized to perform, among other things, the following services: (i) conduct private placements; (ii) provide services in respect of the underwriting of securities; (iii) provide transaction advisory services, including capital markets advisory and structuring services; (iv) conduct merger and acquisition transactions; and (v) purchase and sell corporate debt securities. Apollo Global Funding, LLC (“AGF”) is a subsidiary of Apollo and an affiliate of AGS, and provides a variety of services with respect to financial instruments, including loans, that are not subject to broker-dealer regulations such as arranging, structuring and syndicating loans and providing debt advisory and other similar services. AGS and AGF are expected to, from time to time, expand the services that they perform and the activities in which they engage. AGF or AGS, as applicable, may be engaged, either by the corporate borrower (or its sponsor) or by the participating Apollo Clients (including the Fund) to provide services, and arrangements are generally made for AGF or AGS, as applicable, to receive its fees directly from the corporate borrower for services rendered (however, if the corporate borrower will not pay or reimburse such fees, the participating Apollo Clients will pay such fees). The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a AGF or AGS acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board of Trustees believes in good faith that such transactions are appropriate for the Fund.

Affiliated Loan Origination and/or Servicing Businesses. Certain Apollo affiliates (such as AGF), Apollo Clients or their existing or potential portfolio investments are engaged in the loan origination and/or servicing businesses. For example, loans, such as term loans and revolvers originated by Apollo affiliates, Apollo Clients and/or their respective portfolio investments could involve the appointment of related parties of Apollo such as MidCap Financial Services, LLC (together with its subsidiaries, “MidCap”), a subsidiary of MidCap FinCo Designated Activity Company, an Apollo Client, as service providers. MidCap is a middle market-focused specialty finance firm that provides senior debt solutions to companies across a wide range of industries and has the ability to, from time to time, provide seller or other forms of financing to a buyer of an existing Portfolio Company that, for example, would be contingent upon the disposition of such Portfolio Company to such buyer. In connection with such activities, conflicts of interest usually arise with respect to, among other things, the role of MidCap or AGF in such transaction, the information available to MidCap or AGF with respect to such transaction and the fees and other terms (including as to whether such terms are at the market rate) on which MidCap or AGF is participating in such transaction. The Fund can acquire loans, structured, arranged and/or placed or arranged by MidCap, AGF or any other related-party loan origination or servicing businesses. To the extent the Adviser makes a determination that the permanent hold of a loan should be reduced from the original amount funded, MidCap, AGF or another affiliated service provider could be engaged by the Apollo Client (including the Fund) or the corporate borrower to provide syndication services and receive a fee for the provision of such services from the Fund to the corporate borrower; however, it is possible that the corporate borrower does not pay for its expenses, in which case such expenses will be borne by the Apollo Client as an operating expense. In connection with their lending activities, MidCap, AGF or any other such loan origination or servicing businesses may receive certain fees and services or other compensation, including arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, structuring, collateral management or loan administration, advisory, commitment, facility, float or other fees, discounts, spreads, commissions, concessions and other fees received as part of such loan origination or servicing businesses, from the borrower or otherwise, and will also receive reimbursement for costs or expenses from the borrower. Such fees can be charged on a cost reimbursement, cost-plus or other basis. Such fees, compensation or expense reimbursements received by MidCap or any other related-party loan origination or servicing business (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, MidCap, such other related-party loan origination or servicing business or any of their respective affiliates or employees, as applicable, in each case, in accordance with the fee arrangements applicable to the Fund. The provision of services by MidCap or any other related-party loan origination and/or servicing business to the Fund or Portfolio Companies will not require the review by, or consent of, the shareholders or any other independent party.

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In addition to the specific examples set forth above, the aforementioned and other affiliated service providers will provide the aforementioned services or other services to Apollo Clients and/or their existing or potential portfolio investments (including the Fund and its existing and potential Portfolio Companies). In addition, an affiliated service provider can, from time to time, participate in underwriting syndicates and/or selling groups with respect to the equity and debt instruments issued or acquired by Apollo Clients or their existing or potential portfolio investments and other entities in or through which Apollo Clients or their existing or potential portfolio investments invest, or in connection with an Apollo Client’s disposition of all or a portion of a portfolio investment to a third party such that an affiliated service provider may facilitate or provide seller financing in connection with such disposition. Subject to the 1940 Act and (once available) the Order, any such other affiliated service provider may receive fees, other compensation or reimbursements for costs or expenses in connection with providing services to Apollo Clients or their existing or potential portfolio investments or third parties, including the Fund and its Portfolio Companies. Such fees, compensation or reimbursements received by an affiliated service provider (including from the Fund or any of its existing and potential Portfolio Companies) will be retained by and be for the benefit of the applicable affiliated service providers or any of their respective affiliates or employees.

Apollo Employees of Portfolio Companies or Affiliated Service Providers. Apollo will engage an affiliated service provider to provide services to existing and potential Portfolio Companies. Notwithstanding anything herein to the contrary, where Apollo employees are hired or retained by one or more Portfolio Companies or by an affiliated service provider on behalf of a Portfolio Company, any related compensation will be paid, reimbursed or otherwise borne by the applicable Portfolio Company (or affiliated service provider), and a portion of the overhead related to such employee may also be allocated to such Portfolio Company. For the avoidance of doubt, Apollo or the affiliated service provider may subcontract with third parties for the provision of services that may otherwise be provided by an operating affiliate. In addition, the Fund may acquire a Portfolio Company that is externally or internally managed and replace such management with an affiliate of Apollo, a team of professionals (from within or outside of Apollo) or a combination of the foregoing, in which case, for the avoidance of doubt, the compensation for such services or professionals will be borne by the Portfolio Company. The rate paid for such employees may be in excess of the applicable market rate, and any such amounts will not be considered fees received by the Adviser or its affiliates that offset or otherwise reduce a management fee. These types of arrangements will not require the consent of shareholders and such rates will not be subject to shareholder approval.

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Apollo Consulting and Other Consultants. Subject to the limitations of the 1940 Act, SEC guidance and the advisory arrangement for the Fund, the Fund may bear the payments, fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo Consulting as well as industry executives, advisors, consultants and operating executives contracted or engaged, directly or indirectly, by the Fund, the Sub-Adviser, any Portfolio Company (including with respect to potential portfolio investments of the Fund) or any affiliated service provider. Certain non-employee industry executives, advisors, consultants and operating executives may be exclusive to Apollo. “Apollo Consulting” consists of one of more entities, including Apollo Investment Consulting LLC, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio investments, that facilitate strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Sub-Adviser determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services (any such person, a “Consultant”) to or in respect of the Fund, Portfolio Companies (including with respect to potential portfolio investments of the Fund) and other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Sub-Adviser or other persons other than Apollo Consulting, such activities will be treated for purposes of this definition as if they were conducted by Apollo Consulting.

Apollo Clients (including the Fund) and Portfolio Companies for or in respect of which a Consultant provides services will typically pay, or otherwise bear, such Consultant’s fees, costs and expenses incurred in connection with its engagement of such Consultants, as well as any other operating expenses associated with such engagement (including overhead and organizational expenses attributable to Apollo Consulting).

In addition, Consultants may receive other forms of compensation from multiple sources, including the Fund and Portfolio Companies, for services provided for or in respect of the Fund or Portfolio Companies (for example, fees, reimbursement of expenses or compensation received for serving as its director or in a similar capacity or providing analysis of a potential acquisition or sale), and may, as part of their respective arrangements, also be entitled to invest in Portfolio Companies. Any fees, compensation or reimbursements received by Apollo Consulting or any Consultant (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, Apollo Consulting, the applicable Consultant or any of their respective affiliates or employees.

While the expertise or responsibilities of a Consultant could be or are similar in certain or substantially all respects to those of a full-time Apollo investment professional employed by Apollo or certain functions that might customarily be performed by an investment professional employed by the manager of a fund, the fees, costs, expenses or other compensation described above will nonetheless be borne by Apollo Clients or their investments, including the Fund or Portfolio Companies, due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals. Any engagement of the services of Apollo Consulting or any Consultant by the Fund or any of its Portfolio Companies will not require the approval of any shareholder or any other independent party. Further, any determinations relating to Apollo Consulting or any Consultant to be engaged by the Fund or any Portfolio Company, will, in each case, be made by Apollo in good faith, which includes Apollo being authorized in its sole discretion to determine that certain functions carried out by Consultants will instead be carried out by Apollo employees, or a mix of Consultants and employees, if, for example, it believes that the ability to offer an employment relationship would provide Apollo with greater flexibility in attracting the personnel it desires.

Operating Partners Generally. With respect to an operating partner, Apollo generally retains, or otherwise enters into a joint venture arrangement with, such operating partner on an ongoing basis through a consulting or joint venture arrangement involving the payment of annual retainer fees or other forms of compensation. Such operating partner may receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing investments for the Fund (subject to the requirements of the 1940 Act) and other Apollo Clients. Such annual retainer fees, success fees, performance- based compensation and the other costs of retaining such operating partners may be borne directly by the Fund as fund expenses. None of the compensation or expenses described above will be offset against any management fees payable to the Adviser or Sub-Adviser in respect of the Fund. Such operating partners (including operating partners in which the Fund may own an interest) may operate assets on behalf of the Fund, as well as other Apollo Clients and may also operate assets for third parties.

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Selection of Service Providers. As described above, the Board will select the Fund’s service providers (including affiliated service providers) and will determine the compensation of such providers without review by or the consent of any shareholders. The Fund, regardless of the relationship to Apollo of the person performing the services, will bear the fees, costs and expenses related to such services. This will create an incentive for the Sub-Adviser to recommend an affiliated service provider, or to otherwise select service providers based on the potential benefit to Apollo or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). For example, the Sub-Adviser can recommend service providers that use their or their respective affiliates’ premises, for which the Sub-Adviser does not currently, but may in the future, receive overhead, rent or other fees, costs and expenses in connection with such on-site arrangement. Additionally, a Portfolio Company of the Fund may lease space from Apollo, an affiliated service provider or a portfolio investment of another Apollo Client. Furthermore, the Board can engage the same service provider to provide services to the Fund that also provides services to Apollo or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned. The Sub-Adviser and their respective affiliates address these conflicts of interest by using reasonable diligence to ascertain whether each service provider (including law firms) provides its service on a “best execution” basis, taking into account factors such as expertise, operational and regulatory controls, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying Apollo’s or its affiliates’ service provider selection criteria. In addition, in the event such service providers are affiliates of Apollo (as opposed to third parties), the engagement of such providers must typically comply with any conditions applicable to affiliate transactions described herein. Apollo from time to time enters into arrangements with service providers that provide for fee discounts for services rendered to Apollo and its affiliates.

Apollo Compensation-Related Conflicts. The possibility of performance-based compensation with respect to the Fund or any other Apollo Client to which a portion of certain Portfolio Investments could be syndicated will create an incentive for Apollo to make riskier or more speculative investments on behalf of the Fund (including for eventual syndication to such other Apollo Clients) than it might otherwise make in the absence of such compensation. In addition, the terms of such compensation could incentivize the Sub-Adviser to make decisions regarding the timing and structure of realization transactions that may not be in the best interests of investors. In exercising its discretion over investment and related decisions, the Sub-Adviser may consider such interests and factors as it desires, including its own interests. As such, there can be no assurance that any such conflict will be resolved in a manner that does not adversely affect the Fund or the shareholders as a whole.

Additionally, the percentage of profits Apollo is entitled to receive and the terms applicable to such performance-based compensation vary among Apollo Clients. Because the opportunity to receive performance-based compensation is based on the success of investments, to the extent the rates or other terms applicable to such compensation differ among Apollo Clients and subject to the 1940 Act, Apollo will be incentivized to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients bearing higher performance compensation rates or to Apollo Clients whose governing documents contain less restrictive terms regarding such compensation. In addition, Apollo will be incentivized to allocate investment opportunities away from Apollo Clients that have suffered losses and have not yet achieved a priority return threshold and, instead, allocate them to Apollo Clients that are more likely to actively generate performance-based compensation. In addition, as contemplated in “Fees and Carried Interest Payable with Respect to Co-Investments” above, the portion of any fees payable in connection with any investment that are allocable to investments by Co-Investors will not reduce management fees paid by any Apollo Client and will be retained by and be for the benefit of the Sub-Adviser or any of their respective affiliates or employees. Therefore, the Sub-Adviser will be perceived to be incentivized to allocate a greater portion of such investment to Co-Investors than it would have otherwise allocated to Co-Investors in the absence of such arrangements. Apollo has adopted written allocation policies and procedures, as described in “Allocation of Investment Opportunities” above, to help address conflicts arising in the allocation of resources and investment opportunities among Apollo Clients.

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Similarly, management fees or higher management fees will be perceived to incentivize Apollo to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients who are charged such management fees or higher management fees. See also “Fees and Carried Interest Payable with Respect to Co-Investments” above.

Finally, the right to receive performance-based compensation also creates a potential conflict of interest in the valuation of investments. Apollo has prepared accounting guidelines regarding the recognition of asset impairment and has also adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the valuation of the Fund’s assets. See also “Valuation of Fund Assets” below.

Valuation of Fund Assets. There can be situations in which Apollo is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Sub-Adviser could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of management fees due. Apollo has adopted valuation policies to address these potential conflicts.

Fees Paid to Apollo. Certain fees received by the Sub-Adviser will not be applied to reduce management fees and a portion of such fees will be retained by and be for the benefit of the Sub-Adviser or any of its respective affiliates or employees, in each case, in accordance with the fee arrangements set forth in the advisory arrangements for the Fund, as applicable).

Strategic Relationship with Athene and Athora. Athene Holding Ltd. (together with its subsidiaries, “Athene”) is a retirement services company that issues, reinsures and acquires retirement savings products designed for individuals and institutions seeking to fund retirement needs. The products and services offered by Athene include fixed-income and fixed-indexed annuity products, reinsurance services offered to third-party annuity providers and institutional products, such as funding agreements. Athora Holding Ltd. is a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (together with its subsidiaries, “Athora”). In exchange for an advisory fee, Apollo provides asset management and advisory services to Athene and Athora, including asset allocation services, direct asset management services, asset and liability matching management, mergers and acquisitions, asset diligence hedging and other asset management services. Apollo also provides sub-allocation services with respect to a portion of Athene’s and Athora’s assets and allocates such assets across Apollo Clients in a manner that often characterizes Athene and Athora as captive permanent capital vehicles in relation to Apollo’s business. Additionally, Apollo and Athene (as well as Apollo and Athora) also have considerable overlap in ownership and, as a result, from time to time Apollo is or may be perceived to be able to exercise significant influence over matters requiring shareholder approval relating to Athene’s and Athora’s businesses, including approval of significant corporate transactions, appointment of members of Athene’s and Athora’s management, election of directors, approval of the termination of Athene’s and Athora’s investment management agreements and determination of Athene’s and Athora’s corporate policies. As a result of the relationship between (x) Apollo and Athene and (y) Apollo and Athora, Athene’s and/or Athora’s participation (as well as the respective accounts or assets that they manage) in an Apollo Client (other than the Fund) is typically accompanied by strategic partnership treatment and in connection with investing Athene’s and Athora’s assets across Apollo Clients (other than the Fund), Apollo grants Athene and Athora certain preferential terms, including reduced management fee and carried interest rates that are lower than those applicable to the other fund investors, access to co-investment opportunities and other preferential terms, that in each case, are not subject to “most favored nations” treatment by other fund investors. Furthermore, as stated above, as Apollo provides asset management and advisory services to Athene and Athora, there will be instances where certain transactions (such as, for example, cross- trades among Apollo Clients (other than the Fund), the provision of financing or other transactions between Apollo Clients or potential or existing portfolio companies of Apollo Clients, on the one hand, and Athene and/or Athora, on the other hand, in each case, subject to the limitations of the 1940 Act) present conflicts of interest from the perspective of the involved parties, which would include Apollo itself or through its ownership of or significant influence over Athene and Athora. For example, and without limiting the foregoing, Athene, Athora and/or their affiliates or portfolio companies can serve as a financing or similar source in connection with the acquisition, financing or disposition of the Fund’s investments in existing or potential portfolio companies or in connection with the activities and business operations of such existing or potential portfolio companies (regardless of the type of investment, be it a control, non-control, preferred equity, structured or other type of investment structure). There will not necessarily be third parties involved in any such transaction in order to seek to ensure, among other things, that the terms of such participation by Athene, Athora and/or their affiliates or portfolio companies will reflect customary or market terms and will be subject to the 1940 Act.

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Further, as Athene, Athora and/or their affiliates or portfolio companies invest in a number of Apollo Clients (other than the Fund) and may seek to restructure or otherwise modify their respective balance sheet holdings from time to time, they may request to transfer their interests in Apollo Clients to each other, to portfolio companies of Apollo or Apollo Clients or to third parties. Apollo is incentivized to consent to such transfers (notwithstanding that the applicable general partner can grant or withhold its consent in its sole discretion), due to the fact that such transfers may, among other things, relieve the respective balance sheets of Athene, Athora and/or their affiliates or portfolio companies in a manner that allows them to fund other Apollo Clients or Apollo initiatives. Additionally, Athene holds interests in entities within the Apollo corporate structure that are recipients of all or a portion of the fees earned by the Sub-Adviser. Apollo, any affiliate thereof or one or more Apollo Clients could acquire interests in, Apollo or an affiliate thereof could enter into advisory arrangements with, or any of the foregoing could otherwise transact or enter into relationships with other businesses (such as, by way of example only and not of limitation, other insurance businesses) in a manner similar to the relationships with Athene, Athora and/or their affiliates or portfolio companies, in which case the conflicts and other issues described in this paragraph could apply, potentially more acutely depending on the nature and degree of the relationship, with respect to each such other business.

Creation of Other Entities; Restructuring. Except as expressly prohibited under a contractual restriction to which Apollo is subject, Apollo will be permitted to market, organize, sponsor, act as general partner or manager or as the primary source for transactions for other pooled investment vehicles or managed accounts, which can be offered on a public or private placement basis, and to restructure and monetize interests in Apollo, or to engage in other investment and business activities. Such activities raise conflicts of interest for which the resolution may not be currently determinable.

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Relationship among the Fund, the Sub-Adviser and the Investment Team. The Sub-Adviser will have a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. The functions performed by the Sub-Adviser are not exclusive. The officers and employees of the Sub-Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Sub-Adviser has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts that have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Potential Duties to Other Stakeholders. The Sub-Adviser is an affiliate of AGM. The shares of Class A common stock of AGM are publicly traded on the New York Stock Exchange. As a result, the Sub-Adviser has duties or incentives relating to the interests of AGM’s stockholders that could differ from and that could conflict with the interests of the Fund and its shareholders, such as conflicts arising from the allocation of expenses, special fee offsets and investment opportunities (in particular, opportunities in the financial services industry). Apollo will endeavor to resolve such conflicts in a manner that Apollo determines in good faith to be fair and equitable to the extent possible under the prevailing facts and circumstances. Apollo will seek to allocate investment opportunities in the financial services industry between Apollo and Apollo Clients in accordance with their respective governing documents and will evaluate such opportunities in accordance with its allocation policies and procedures. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to Apollo rather than to the Apollo Clients, and Apollo expects to allocate such opportunities in a similar manner in the future.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek, each an employee of Apollo and its affiliates, serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

As of December 31, 2021, Mr. Hunt is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	220	$8,0700	90	$3,7090

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As of December 31, 2021, Mr. Lahoud is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	226	$8,0704,186	96	$3,7094,487

As of December 31, 2021, Mr. Vanek is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	12	$2,603718	10	$2,6030
Other Pooled Investment Vehicles	43	$1,19715,328	42	$1,0932,572
Other Accounts	86	$3,5317,088	84	$3,5311,804

As of December 31, 2021, Messrs. Hunt, Lahoud and Vanek did not own shares of the Fund.

Allocation of Brokerage

Specific decisions to purchase or sell securities for the Fund are made by either (i) the portfolio manager who is an employee of the Adviser or (ii) designated employees of the Sub-Adviser and its affiliates. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

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Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $15,485, $20,037 and $25,967 in brokerage commissions, respectively.

Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17(e)(1) under the 1940 Act which places limitations on the securities transactions effected through the Distributor. The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified. During the fiscal year ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund did not pay any affiliate party brokerage commissions.

Tax Status

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

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To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

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Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

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Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

Other Information

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s administrator and fund accountant pursuant to a fund services agreement between ALPS and the Fund. For its services as administrator and accounting agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $878,132, $750,835 and $534,108 in administration and fund accounting fees to ALPS, respectively.

Distributor

ALPS Distributors, Inc. (the “Distributor”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions.

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Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, MO 64105, serves as transfer agent pursuant to a transfer agency agreement between DST Systems, Inc. and the Fund.

Legal Counsel

Simpson Thacher & Bartlett LLP, Washington, D.C., acts as legal counsel to the Fund. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware legal counsel to the Fund.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 601 Travis Street, 16th Floor, Houston, Texas 77002.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

Financial Statements

The financial statements for the Fund’s fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report contained in the Fund’s annual report dated December 31, 2021 are incorporated by reference to this SAI. The Fund’s annual report and semi-annual report are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

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Appendix A

APOLLO CAPITAL CREDIT ADVISER, LLC

PROXY VOTING POLICIES AND PROCEDURES

Background & Description

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●

Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and
●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Rule 206(4)-6 is supplemented by Investment Advisers Act Release No. 5325 (September 10, 2019) (“Release No. 5325”), which contains guidance regarding the proxy voting responsibilities of investment advisers under the Advisers Act. Among other subjects, Release No. 5325 addresses the oversight of proxy advisory firms by investment advisers. Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Books and Records section of this Compliance Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act.

Policy

The Adviser, as a matter of policy and as a fiduciary to the Fund, has the responsibility for voting proxies for securities held by the Fund consistent with the best interests of the Fund. The Adviser has delegated the voting responsibility for the Fund’s Sub-Adviser. The Sub-Adviser maintains written policies and procedures as to the handling, voting and reporting of proxies. The Adviser shall cause the Fund to make appropriate disclosures about the Fund’s proxy policies and practices and the availability of the Fund’s proxy voting record.

Procedures

The Adviser has adopted procedures to implement the proxy voting policy and to monitor and ensure its policy is observed and amended or updated, as appropriate, which include the following.

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General Voting Procedures and Guidelines

The Adviser has delegated the voting responsibility for the Fund to the Sub-Adviser. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act. The Sub-Adviser votes proxies for the Fund in a manner consistent with its proxy voting policies and procedures, and any written instructions from the Adviser or the Fund. As a fiduciary, the Sub-Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of its clients, including the Fund, and not to subrogate client interests to its own interests. To meet its fiduciary obligations, the Sub-Adviser seeks to ensure that its votes proxies in the best interest of its clients, including the Fund, and address how it will resolve any conflict of interest that may arise when voting proxies.

The Sub-Adviser intends to vote proxies on behalf of the Fund either in accordance with management recommendations, or otherwise in the best interests of the Fund, taking into account such factors as it deems relevant in its sole discretion. The Sub-Adviser’s proxy voting policy is designed to ensure that if a material conflict of interest is identified in connection with a particular proxy vote, that the vote is not improperly influenced by the conflict. Conflicts of interest will arise from time to time in relation to proxy voting requirements. The Sub-Adviser shall monitor all proxies for any potential conflicts of interest. If a material conflict of interest arises, the Sub-Adviser will determine what is in the best interests of the Fund and will seek to take appropriate steps to eliminate any such conflict.

The Adviser expects the Sub-Adviser to vote proxies according to its stated proxy voting policy and in the best interest of shareholders. The Sub-Adviser may refrain from voting Fund proxies if:

●	the voting materials are not received in sufficient time to allow proper analysis or an informed vote by the voting deadline; and
●	it determines the cost of voting will likely exceed the expected potential benefit to the Fund; or the securities are of a de minimis amount

The Sub-Adviser must notify the Adviser of votes contrary to its general guidelines and document the rationale for any such vote, votes on non-routine matters and instances where the Sub-Adviser refrains from voting. The Sub-Adviser provides the Adviser and Fund with periodic reporting related to its proxy voting practices, votes cast and any votes which are voted contrary to its respective guidelines.

Conflicts of Interest

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. The Sub-Adviser is responsible for identifying, prior to each proxy vote, material actual or potential conflicts between its interests, its affiliates, or Personnel and the interests of the Fund. A conflict between the Sub-Adviser and any client, including the Fund, can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

●	undue influence upon the Sub-Adviser or its affiliates, whether exerted by an internal or external party (such as agents of the issuer);
●	A failure to vote in favor of a position supported by management may harm the relationship the Sub-Adviser or its client have with the company;
●	A failure to vote in favor of a particular proposal may harm the relationship the Sub-Adviser or a client has with the proponent of the proposal;
●

A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Sub-Adviser has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein;

●	existing or prospective clients or other relationships involving the issuer or the executive officers of the issuer (e.g., changes to prospectus, board of directors, etc.); or
●	Conflicts arising from investment positions held by affiliates of the Sub-Adviser.

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Form N-PX

The Adviser shall cause the Fund to file an annual report of proxies voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Disclosure

The Adviser will provide conspicuously displayed information in the Fund’s registration statement and annual report to shareholders describing the policy and procedures used by the Adviser to vote proxies on behalf of portfolio securities, including a statement that shareholders may request information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.

The Adviser will also provide a statement in the Fund’s semi-annual report to shareholders notifying shareholders that a description of the policies and procedures that the Fund uses to vote proxies relating to portfolio securities is available without charge upon request. Additionally, the Fund’s semi-annual report will also include a statement notifying shareholders that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available without charge upon request.

Requests for Information

All requests for information regarding proxy votes, or policies and procedures, received by any Adviser Personnel, officer, or director should be forwarded to the CCO. In response to any request from a Fund shareholder, the CCO will prepare a written response with the information requested.

Recordkeeping
The Adviser relies on the Sub-Adviser to maintain proxy voting records in accordance with the SEC’s five-year retention requirements including: (i) the Sub-Adviser’s policy and any amendments; (ii) proxy materials; (iii) a record of each vote that it casts (and any decisions to refrain from voting); (iv) any document created that was material to making a decision how to vote or that memorializes that decision; (v) records reflecting the resolution of conflicts of interest; and (vi) client requests for the policy or proxy voting information, and the Adviser’s response. The CCO shall retain the following proxy records in accordance with the Adviser’s Recordkeeping Policy:

●	These policies and procedures and any amendments;
●	The Sub-Adviser’s proxy voting policies and procedures;
●	Each proxy statement that the Adviser receives;
●	A record of each vote that the Adviser casts;
●	A record of votes cast by the Sub-Adviser on behalf of the Fund (form N-PX);
●	Any specific documents prepared or received in connection with a decision on a proxy vote; and
●	A copy of each written request for information on how the Adviser voted such proxies, and a copy of any written response.

Responsibility

Compliance has responsibility for implementation and monitoring of the Adviser’s proxy voting policy and procedures. In addition to periodically reviewing proxy votes cast by the Sub-Adviser on behalf of the Fund, Compliance should also periodically review the Sub-Adviser’s proxy voting policy and procedures. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund.

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Appendix B

PROXY VOTING POLICY OF APOLLO CREDIT MANAGEMENT, LLC

SEC registered advisers that have the authority to vote client proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures (i) reasonably designed to ensure that the adviser votes proxies in the best interests of its clients and (ii) that include how the adviser addresses material conflicts that may arise between the adviser’s interests and those of its clients. It is expected that, in most cases, Apollo Credit Management, LLC (the “adviser”) will invest the assets of its clients in securities that do not generally carry voting rights. When a client account does have voting rights in a security, it follows the proxy voting policies and procedures summarized below:

In determining how to vote, officers of the adviser will consult with each other and other investment professionals affiliated with the adviser, taking into account the interests of the adviser’s clients and investors as well as any potential conflicts of interest. The adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, including by seeking the direction of the independent directors of the client or, in extreme cases, by abstaining from voting. While the adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the adviser does not expect to delegate its voting authority to any third party.

An officer of the adviser will keep a written record of how all such proxies are voted. The adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

The adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the adviser will vote proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it is necessary to vote contrary to the general guidelines to maximize shareholder value or the best interests of the adviser’s clients. In reviewing proxy issues, the adviser generally uses the following guidelines:

Elections of Directors: In general, the adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the adviser determines that there are other compelling reasons for withholding a vote, it will determine the appropriate vote on the matter. The adviser may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a shareholder vote or (4) act on tender offers where a majority of shareholders have tendered their shares. Finally, the adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement or where, in the adviser’s discretion, the cost of voting will outweigh the perceived benefit.

Appointment of Auditors: The adviser believes that the board of an issuer remains in the best position to choose its independent auditors and the adviser will generally support management’s recommendation in this regard.

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Changes in Capital Structure: Changes in an issuer’s charter or by-laws may be required by state or federal regulation. In general, the adviser will cast client votes in accordance with management on such proposals. However, the adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: The adviser believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, the adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of client interests.

Proposals Affecting Shareholder Rights: The adviser generally will vote in favor of proposals that give shareholders a greater voice in the affairs of an issuer and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of a client’s investment in the issuer.

Corporate Governance: The adviser recognizes the importance of good corporate governance. Accordingly, the adviser generally will favor proposals that promote transparency and accountability within an issuer.

Anti-Takeover Measures: The adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on shareholder value dilution.

Stock Splits: The adviser generally will vote with management on stock split matters.

Limited Liability of Directors: The adviser generally will vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: The adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.

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PROSPECTUS May 1, 2022, as amended May 2, 2022

Apollo Diversified Credit Fund

Class L Shares (CRDLX) of Beneficial Interest

$2,500 minimum purchase for regular accounts

$1,000 minimum purchase for retirement plan accounts

Apollo Diversified Credit Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Class L Statement of Additional Information (“SAI”) dated May 1, 2022, as amended May 2, 2022, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling toll-free 1-888-926-2688. The table of contents of the SAI appears on page 71 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make shareholder inquiries by calling 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. The SAI, material incorporated by reference and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Summary of Investment Strategy. The Fund pursues its investment objective through an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. The Fund will seek to invest tactically across opportunistic credit strategies employed by Apollo Credit Management, LLC (the “Sub-Adviser”) in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations, commercial mortgage-backed securities and other asset-backed securities. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined herein) in debt securities, including, but not limited to, credit related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments. The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

Risks. Investing in the Fund involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.
●	The Fund will ordinarily accrue and pay distributions from its net investment income, if any, once a quarter, however, the amount of distributions that the Fund may pay, if any, is uncertain.
●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital.
●	The Fund may invest in CLOs. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying debts and loans in the tranche of the CLO, in which the Fund invests. The Fund invests in CLOs without regard to tranche. CLOs also carry risks including, but not limited to, interest rate risk and credit risk.
●	Investors will pay offering expenses and, with regard to those share classes that impose a front-end sales load, a sales load of up to 4.25%. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.
●	The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares. Thus, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Risk Factors” below in this prospectus.

The Adviser. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Sub-Adviser. The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class L shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of shares of beneficial interest, at net asset value plus the applicable sales load, if any. As of April 4, 2022, the Fund’s net asset value per share was $23.65 for Class L shares. As of April 4, 2022, there were 570,260 Class L shares outstanding. The maximum front-end sales load is 4.25% of the amount invested for Class L shares. The Fund offers Class A shares, Class C shares, Class F shares, Class M shares, and Class I shares by separate prospectuses. The minimum initial investment for Class L shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. The Fund reserves the right to waive the investment minimum. The Fund’s shares are offered through its distributor, ALPS Distributors, Inc. (the “Distributor”). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the sale of the shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined plus the applicable sales load. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended.

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	4.25%	$ amount invested at current NAV less applicable sales load

Investment Adviser

Apollo Capital Credit Adviser, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Electronic Reports Disclosure - As of January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth under the heading “Risk Factors.”

The Fund

Apollo Diversified Credit Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

The Fund pursues its investment objective through a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

●	The levered performing credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return.
●	The dislocated credit pillar seeks to use contingent capital to pursue “dislocated” credit opportunities (e.g., stressed, performing assets across the credit spectrum that sell-off due to technical and/or non-fundamental reasons) in between traditional, passive investment mandates and “distressed-for-control” investment mandates.
●	The large scale origination pillar targets large corporate and sponsor-backed issuers utilizing Apollo’s proprietary sourcing channel, primarily focused on 1st lien and unitranche loans.
●	The structured credit pillar seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities, including debt and equity tranches of CLOs, CMBS, residential mortgage backed securities (RMBS), consumer and commercial ABS, whole loans and regulatory capital relief transactions.
●	The other opportunistic strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the above pillars. Other opportunistic strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class and the Sub-Adviser’s expertise within the credit platform, including special purpose acquisition companies (“SPACs”), aviation finance and credit secondaries.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

An affiliate of the Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions.

Pursuant such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed regulated funds or BDCs, including the Fund (the “Apollo Regulated Funds”), and other private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo Regulated Funds to participate. The Apollo Regulated Funds may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo Regulated Funds (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund, any other Apollo Regulated Funds, and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Sub-Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Sub-Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which acts as the borrower of a revolving credit facility. The Financing Subsidiary is subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

For purposes of the Fund’s 80% policy, the Fund aggregates direct investments with investment held by its wholly-owned and controlled Subsidiaries.

Leverage and Credit Facility

The Fund and/or its Financing Subsidiary utilize leverage, including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary are authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

The Fund may also use leverage in the form of the issuance of preferred shares, but does not currently intend to do so. The Fund’s Board may authorize the issuance of preferred shares without the approval of common shareholders; however, the Fund is not currently authorized to issue preferred shares. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Fund’s common shareholders, and these costs and expenses may be significant.

Other investments held by the Fund may also expose the Fund to leverage, which is excluded from the 33.33% limitation noted above. For example, the Private Debt Funds in which the Fund invests may also employ leverage. In addition, the Fund’s investments in certain derivatives may be viewed as a form of leverage.

To finance investments, the Fund may securitize certain of its secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Strategy

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in debt securities, including, but not limited to, credit-related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

“Managed Assets” means net assets plus the amount of any borrowings and the liquidation preference of any preferred shares that may be outstanding.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”) and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Investment Adviser

The Adviser was formed in 2016, commenced operations in 2017, and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo.

Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio.

Fees and Expenses

The Adviser is entitled to receive a monthly fee at the annual rate of 1.85% of the Fund’s daily net assets. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that such expenses exceed 2.85% per annum of the Fund’s average daily net assets (the “Expense Limitation”) attributable to Class L shares. In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board of Trustees of the Fund (“Board” or the “Trustees”) approves its modification or termination. The Fund does not anticipate that the Board will terminate the Expense Limitation Agreement during this period. The Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion. See “Management of the Fund.”

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”) serves as the Fund’s Administrator and Accounting Agent. See “Management of the Fund.”

Transfer Agent

DST Systems, Inc. (“DST” or “Transfer Agent”) serves as the Fund’s transfer agent. See “Management of the Fund.”

Distribution Fees

Class L shares will pay to the Distributor a distribution fee (the “Distribution Fee”) that will accrue at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to Class L shares and is payable on a monthly basis. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. See “Quarterly Repurchases of Shares.”

Share Classes

The Fund offers multiple different classes of shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Class I shares of the Fund are set forth in “Summary of Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

The Fund offers Class A, Class C, Class I, Class M, and Class F shares through separate prospectuses, which are subject to different sales loads and ongoing fees and expenses. Class F shares are available solely to investors who were shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

Each investor’s financial considerations are different. You should consult with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of the Fund’s shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Liquidity is provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.”

Investments in Convertible Securities. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below).

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, or allocate significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States, as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy

The Fund’s distribution policy is to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Distributions are made at the class level, so they may vary from class to class within the Fund. See “Dividend Reinvestment Plan.”

Custodian

The Bank of New York Mellon Trust Company, National Association (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses	Class L
Maximum Sales Load (as a percent of offering price)	4.25%
Contingent Deferred Sales Charge	None
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Other Expenses	1.16%
Shareholder Servicing Expenses	0.25%
Distribution Fee[2]	0.25%
Remaining Other Expenses[3]	0.66%
Interest Expense on Borrowing	0.34%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses[4]	3.36%
Fee Waiver and Reimbursement	(0.16)%
Total Annual Expenses (after fee waiver and reimbursement)	3.20%

[1]	Class L shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.25% of the average daily net assets attributable to Class L shares and is payable on a monthly basis. See “Plan of Distribution.”

[2]	CLO expenses are not included in the Other Expenses. If such expenses were included, they would be approximately 0.01% of the Fund’s net assets.

[3]	The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the Expense Limitation Agreement) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.85% per annum of the Fund’s average daily net assets attributable to Class L shares (the Expense Limitation). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023 unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. See “Management of the Fund.” The total annual expenses in this fee table is different from the ratio of expenses to average net assets given in the Financial Highlights, because the Financial Highlights do not include acquired fund fees and expenses.

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales load discounts on purchases of Class L shares if you and your family invest, or agree to invest in the future, at least $250,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Purchase Terms” starting on page 68 of this prospectus. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 57 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement will remain in effect for only one year):

Share Class	1 Year	3 Years	5 Years	10 Years
Class L	$73	$140	$209	$390

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders may be assessed an outgoing wire transfer fee at the prevailing rates charged by DST. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for shares of the Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements, which have been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated December 31, 2021. To request the Fund’s Annual or Semi-Annual Report, please call 1-888-926-2688. The table below sets forth financial data for one Class L share of beneficial interest outstanding throughout the period presented.

Apollo Diversified Credit Fund – Class L	CONSOLIDATED FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Period Presented

	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020		For the Year Ended December 31, 2019		For the Year Ended December 31, 2018		For the Period September 5, 2017 (Commencement of Operations) to December 31, 2017
Net asset value, beginning of year	$24.05		$24.89		$24.01		$25.30		$25.21

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	1.53		1.28		1.57		1.53		0.40
Net realized and unrealized gain/(loss)	0.47		(0.66)		1.03		(1.28)		0.06
Total from investment operations	2.00		0.62		2.60		0.25		0.46

DISTRIBUTIONS:
From net investment income(b)	(1.53)		(1.46)		(1.72)		(1.54)		(0.37)
Total distributions	(1.53)		(1.46)		(1.72)		(1.54)		(0.37)

Net increase/(decrease) in net asset value	0.47		(0.84)		0.88		(1.29)		0.09
Net asset value, end of year	$24.52		$24.05		$24.89		$24.01		$25.30
TOTAL RETURN(c)	8.49%		3.13%		11.05%		0.94%		1.84%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$13,711		$11,606		$5,537		$1,831		$520
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.31%		3.05%		3.19%		3.45%		4.17	%(d)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.73	%(e)	1.25	%(e)	0.59	%(e)	0	%(f)	0	%(f)
Ratio of net investment income to average net assets	6.25%		5.58%		6.38%		6.14%		4.88	%(d)

Ratios to Average Net Assets (excluding interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	2.97%		3.05%		3.19%		3.45%		4.17	%(d)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.39	%(e)	1.25	%(e)	0.59	%(e)	0	%(f)	0	%(f)
Portfolio turnover rate(g)	73%		98%		72%		56%		48%

(a)	Calculated using the average shares method.

(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.

(c)	Total returns are for the year indicated and do not reflect the impact of the applicable sales charge. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.

(e)	For the period of January 1, 2019 to August 25, 2019 the Adviser voluntarily absorbed all of the operating expenses of the Fund. For the period of August 26, 2019 to April 30, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.25% of net assets. For the period of May 1, 2021 to August 15, 2021, the Adviser voluntarily absorbed operating expenses of the Fund in excess of 1.375% of net assets.

For the period of August 16, 2021 to December 31, 2021, the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(f)	The Adviser voluntarily absorbed all of the operating expenses of the Fund during the period. In the absence of the election by the Fund’s investment adviser to bear all of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(g)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund	Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Presented

Information about the Fund’s senior securities is shown in the following table:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Lines of Credit Total Amount Outstanding (000’s)	$133,945	N/A	N/A	N/A	N/A
Asset Coverage Per $1,000 of Citi Credit Facility Outstanding(a)	$5,691	N/A	N/A	N/A	N/A

(a)	Calculated by subtracting the Fund’s consolidated total liabilities (excluding the indebtedness represented by the Lines of Credit) from the Fund’s total assets and dividing by the total amount outstanding on the Lines of Credit. The Asset Coverage ratio is then multiplied by $1,000 to determine the “Asset Coverage Per $1,000 of Lines of Credit Outstanding.”

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of any applicable sales load, will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. The Fund will pay organizational costs and its offering expenses incurred with respect to its initial and continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate. While the Fund does not anticipate a delay in the investment of net proceeds from investors, the Fund will seek shareholder approval if the net proceeds are not invested within six months of the Fund’s initial offering in accordance with the rules under the 1940 Act.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 5, 2016. The Fund’s principal office is located at 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

As described in greater detail below, the Fund will take a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

Levered Performing Credit. The Levered Performing Credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return. Levered Performing Credit utilizes a targeted investment approach with a focus on top of the capital structure assets, tactically shifting its allocations across the broadly syndicated market to capture market upside while mitigating downside risk across varying market conditions. The Fund will look to identify credits with attractive trading technicals which the Fund views as offering disproportionate yield relative to the risk associated with the issuer. Frequently, these investment opportunities capitalize on pricing inefficiencies between companies, industries or rating categories due to a misunderstood credit story. The Fund will also seek out high-conviction credits where the Fund believes an upcoming event, such as a refinancing, maturity, covenant breach, initial public offering or asset sale, will serve as a catalyst for an attractive risk-adjusted return. In the Fund’s view, value-oriented credit selection with emphasis on downside protection is paramount and the most powerful determinant of performance across all market environments.

Levered Performing Credit seeks to identify fundamentally sound investments in companies with low leverage, sustainable competitive advantage, high free cash flow and strong management teams, all of which the Fund believes provide incremental downside protection. Furthermore, the Levered Performing Credit pillar prudently applies low-cost leverage, typically ranging between 0.5x to 1.5x under normal conditions, to mute downside participation and produce attractive upside capture as well as macro hedges to mitigate tail-risk and generate stability in the event of adverse market volatility.

Dislocated Credit. The Dislocated Credit pillar seeks to use contingent capital to pursue dislocated credit opportunities within the whitespace that exists between traditional passive and distressed-for-control investment mandates. With the growth of passive investing and daily liquid credit funds, the Fund has observed heightened fragility within the credit markets wherein vehicles, such ETFs and open-ended mutual funds, are characterized by asset/liability mismatches which create vacuums of illiquidity during periods of market stress. During such periods, the Fund sees high-quality, fundamentally sound assets across the credit spectrum sell-off due to technical and/or non-fundamental reasons, frequently from indiscriminate sellers who forgo optimal pricing to offload risk quickly and bolster liquidity. Often, these stressed, but performing credits do not meet return targets for distressed mandates, allowing the Sub-Adviser to be a provider of liquidity when passive investors come to market. Dislocated Credit will seek to scale deployment during periods of material spread widening given capital deployment during periods of volatility has historically resulted in a risk-adjusted return – over the past two decades, capital deployment when high-yield spreads widened over 800 basis points has resulted in a 19% gross return and a 2.1 Sharpe Ratio (which measures the performance of an investment compared to a risk-free asset, after adjusting for its risk).

The Dislocated Credit pillar relies on intense active management to facilitate agility during short-term and often unpredictable bouts of market dislocation. Significant trading activity across the Sub-Adviser’s platform affords differentiated access during periods of market forced selling. Most recently, in March 2020, when high-yield spreads widened through 1,000 basis points, the Sub-Adviser was shown 262 block trades worth $7 billion in face value and purchased assets at a 3-5-point discount. In the Fund’s view, effectively capitalizing on these short windows of volatility requires the specialized asset expertise and sector specialization of the Fund’s deep bench of investment professionals. The Fund’s investment approach focuses on prudent credit selection, emphasizing highly defensible, top of the capital structure investments with strong cash flows, significant asset coverage and other downside protections. Furthermore, given the adjacency of Dislocated Credit to the Sub-Adviser’s hedge fund research engine, the investment team maintains a target list of opportunities to purchase if/when volatility occurs enabling quick and decisive action.

Large Scale Origination. The Large Scale Origination pillar seeks to capitalize on a robust emerging opportunity to provide a streamlined solution for large corporate issuers through directly originated first lien or unitranche term loans. The Fund believes a combination of secular and cyclical drivers are giving rise to a whitespace that exists between the broadly syndicated markets and traditional middle market direct lending, creating demand for scaled direct origination solutions among large corporate issuers. In recent years, businesses of increasing size have demonstrated a preference to fund growth in the private markets, a trend that has been enabled in part by the unprecedented growth in private equity. The Fund believes that the privatization of the broadly syndicated loan market is a corollary to the privatization of equity markets, as forgoing onerous and often uncertain loan syndication processes in favor of private, directly originated financing solutions can be a compelling value proposition for many large issuers. While private credit and middle market direct lending have grown significantly following the 2008 financial crisis, the Fund believes there is a dearth of available alternative financing solutions for large corporate issuers.

The Fund believes that by leveraging its robust networks and proprietary relationships, cycle-tested investing experience and range of expertise across credit, it is well-positioned to be a first mover in large corporate direct lending. Due to the breadth and scale of the Firm’s capital base, the Fund believes that Sub-Adviser-managed funds and clients are poised to underwrite and commit to large transactions, streamlining the execution process for borrowers and enabling them to interface with a single counterparty versus a large, fragmented lender group. Additionally, the Fund’s underwriting and structuring ability coupled with company and sector-specific insights across the Sub-Adviser’s platform will enable the Fund to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs. Given the Sub-Adviser’s first-mover advantage, the Fund believes the Large Scale Origination pillar will stand to exercise a high degree of credit selectivity as well as drive terms and rigorous structural protections to generate attractive risk-adjusted returns.

Structured Credit. The Structured Credit pillar pursues a broad mandate of structured credit products on an opportunistic basis. The Fund seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities. In particular, the Fund looks to invest in debt and equity tranches of CLOs, CMBS, RMBS, consumer and commercial ABS, whole loans and regulatory capital relief transactions. The Fund believes structured credit products can provide investors with exposure to diversified portfolios of high-quality loans, bonds and other similar instruments at higher yields than direct investments in the underlying assets by capturing attractive complexity and illiquidity premia.

While the marketplace often misunderstands the relative value between different structured credit securities given the complexity of the asset class, the Fund believes the breadth and scale of the Sub-Adviser’s platform, coupled with the Fund’s vast network of relationships with banks, management teams, sponsors and intermediaries, positions the Fund with differentiated access and insights to uncover value. The Fund seeks to be a setter of both price and terms and, where appropriate, to originate what we believe are attractive risk-adjusted opportunities rather than purchasing what is on offer in an environment that is increasingly pushing investors toward additional risk. Further, the Fund believes that structured credit, at its core, is a credit product and that the Sub-Adviser’s deep sector, asset and structural expertise enables comprehensive diligence on all prospective investments, including assessment of underlying collateral, structural features and legal documentation. The structured credit analysts, where applicable, leverage the industry work of the corporate credit team where the Sub-Adviser believes that credit-by-credit analysis provides a distinct research advantage and drives incremental downside protection.

Other Opportunistic Strategies. The Other Opportunistic Strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the Levered Performing Credit, Dislocated Credit, Large Scale Origination and Structured Credit pillars. Other Opportunistic Strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class expertise resident within the Sub-Adviser’s credit platform. This pillar will tactically invest in specific asset classes based on prevailing market conditions or idiosyncratic circumstances. For example, opportunities may or may not be limited to: SPACs, aviation finance and credit secondaries:

●	SPACs: The Fund believes the SPAC ecosystem today, across equity, private investment in public equity transactions and debt, represents approximately $500 billion in available opportunities, providing investors with access to top-tier management and investments with significant downside protection and upside potential. The Fund seeks to invest opportunistically across the SPAC ecosystem, with a focus on investing in SPAC IPOs, often at a discount to the stated issuance price. The SPAC opportunity is enhanced to those who can invest in scale on a sustainable basis, as often times founders’ economics are made available to investors with large balance sheets as well as those with a strong reputation within the general marketplace. The Fund may also, on an opportunistic basis, invest in SPAC or other similar transactions where the Sub-Adviser may be the SPAC sponsor or otherwise facilitate such transactions. The Fund believes having experience moving in scale and with speed as well as a longstanding history of investing in SPACs will position it to effectively capitalize on advantageous economics, typically not available to traditional investors.

●	Aviation Finance. Through Merx Aviation Finance, which was developed in 2012, the Fund has access to a fully scaled commercial aircraft leasing and servicing platform with robust processes and procedures across a variety of specialized technical and administrative functions. The Fund believes that the Sub-Adviser’s reputation and deep expertise in the aircraft leasing industry affords it the ability to dynamically invest across the spectrum of aircraft and have access to off-market, idiosyncratic opportunities. By leveraging in-house sourcing, structuring and servicing capabilities, the Fund believes it is optimally situated to deploy into attractive risk-reward opportunities with top-tier counterparties following a period of significant and sustained headwinds for commercial aircraft leasing following the onset of COVID-19.
●	Credit Secondaries. As private credit continues to expand from both end-investor demand and issuer preferences for alternative sources of financing, the Fund believes the opportunity for credit secondaries will grow in tandem to address liquidity or other portfolio management needs from underlying investors. With the Sub-Adviser’s robust database of issuers and vast network of relationships with shareholders and syndication counterparties, the Fund believes it is a natural buyer of a diverse pool of credit secondaries across vintages, managers, industries, geographies and underlying strategies. In addition, the Sub-Adviser’s scope of credit expertise advantageously positions the Fund to identify and underwrite opportunities which offer an attractive current yield with embedded downside protection.

Given the Sub-Adviser’s demonstrated track record of augmenting its existing credit offerings by adding specialized products and strategies to address market inefficiencies as they are identified, the Other Opportunistic Strategies pillar will stand ready to lean into new credit opportunities, if and when they become available.

Investment Strategies

Across these five key strategy pillars, the Fund expects to opportunistically deploy capital as appropriate investment opportunities are identified, dynamically pivoting across the five key strategy pillars in an effort to capitalize on differences in relative value between asset classes. The Fund does not plan to target an explicit allocation to each pillar. Instead, allocations will be informed by the market conditions and the risk-adjusted opportunity set available. For example, during periods of market stress, the Fund will look to scale deployment in Dislocated Credit, purchasing stressed, performing assets which sell-off for non-economic reasons. During periods of relatively lower volatility, the Fund expects to find investments that are more idiosyncratic in nature and fall within Levered Performing Credit, Large Scale Origination, Structured Credit and Other Opportunistic Strategies.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include CLOs, CMBS and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets in credit related investments, including, but not limited to, fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

Investment Allocation Process

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole. Further, an affiliate of the Sub-Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Risk Management & Hedging

The Fund and Sub-Adviser will work to define, measure, monitor and report against the various investment and trading guidelines established for the Fund. The Sub-Adviser uses an internal risk model for measuring, reporting and monitoring a variety of market and credit risk metrics. All analytics and pricing routines required for risk measurement reside within the risk model. Market data, both current and historical, are also part of the risk model.

The Fund expects to manage certain of the risks associated with Fund investments through portfolio construction, continued monitoring and evaluation, diversification, position size limits, security construction and the hedging of industry or market risk. The Fund believes that a flexible approach to risk management will allow the Fund to shift capital to those opportunities that offer the most attractive risk/reward characteristics while maintaining the Fund’s disciplined investment philosophy.

In order to maximize its defensiveness and flexibility, the Fund may also enter into various portfolio-level hedges to reduce the level of credit, foreign exchange, interest rate or other risks in the portfolio. The Fund will seek to enter into these hedges tactically as a risk management tool of the Fund, aimed at isolating and mitigating fundamental factor uncertainty, not muting mark-to-market volatility. Furthermore, this hedging can be used through a variety of products, including long positions, credit derivatives, currency hedges and credit default swaps.

Lastly, the Fund seeks to devote resources to regularly and continuously reviewing the individual holdings, trades, deposits and withdrawals, risk exposures and portfolio level characteristics. It is expected that, when justified by market conditions, including transaction costs, credit asset classes will be trading regularly as the Fund sees relative value opportunities. Consequently, and given the dynamic nature of market conditions, Apollo intends to monitor the Fund and expand the internal risk model to maintain a high level of transparency. The Fund may decide to change its approach to risk management in the future, and the foregoing should only be construed as an expression of its current intentions with respect to its risk management approval.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund, you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Common Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Common Shares who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board of Trustees of the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. In the event that the Board of Trustees of the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will generally be a taxable event to common shareholders.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

The Fund may invest in securities of publicly traded companies. Securities markets in certain countries in which the Fund may invest are fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain other developed countries. Securities markets in the countries in which the Fund may invest have, in the past, experienced substantial price volatility that could have an adverse impact on the value of the Fund’s investments that consist of securities. Periods of economic and political uncertainty may result in further volatility in the value of such investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. securities markets. There can be no assurance that the Fund’s investments will not be sold at prices below their acquisition costs.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments. The full extent of the impact and effects of COVID-19 on the Fund’s and its investments’ operational and financial performance will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories, quarantines and restrictions, development of viable treatment options or availability of vaccines, the recovery time of the disrupted supply chains and industries, the impact of COVID-19 on overall goods and services, investor liquidity, consumer confidence and spending levels, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s performance, portfolio liquidity, ability to pay distributions and make share repurchases.

There are no comparable recent events in the United States which provide guidance as to the effect of the spread of COVID-19 and a potential pandemic on the business, financial condition and results of operations of Portfolio Companies. The novel coronavirus presents material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of COVID-19’s potential effect on the Fund and any Portfolio Companies, which could have a material adverse effect on the Fund’s investments and on the business, financial condition and results of operations of Portfolio Companies, particularly those Portfolio Companies that were already highly leveraged or distressed prior to such economic downturn, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result the Fund and its Portfolio Companies being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Fund and its Portfolio Companies could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Fund could lose both invested capital in and anticipated profits from the affected investment. No previous success by the Sub-Adviser or its affiliates in dislocated markets is any guarantee of the Fund’s success in respect of investing and managing any portfolio investment during and post- the COVID-19 pandemic.

U.S. state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations are being considered) as a result of the COVID-19 pandemic that place restrictions on lenders and landlords in the real estate sector and other industries from exercising certain of their rights in the event of borrower or tenant defaults or delinquencies, including with respect to foreclosure and eviction rights. For example, certain U.S. states have implemented mortgage payment relief packages for homeowners or instituted executive orders suspending the enforcement of residential or commercial evictions and U.S. federal regulators have implemented a moratorium on evictions and foreclosures on homeowners with mortgages backed by the federal government for non-payment of rent.

In addition, the world-wide pandemic caused by COVID-19 may have a substantial impact on the operations of tax authorities, including the IRS, that could, among other things, impose delays on their response and processing time to requests and elections from taxpayers. Such delays may have an adverse effect on the Fund’s operations and structure.

Furthermore, a counterparty’s ability to meet or willingness to honor its financial obligations (including its ability to extend credit or otherwise to transact with the Fund or a portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”)) may be negatively impacted. Current conditions may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. These circumstances also may hinder the Sub-Adviser’s, the Fund’s and/or Portfolio Companies’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

While the Sub-Adviser expects that the current environment will yield attractive investment opportunities for the Fund, the investments made by the Fund are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of portfolio investments or increase the risks associated with an investment in the Fund. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Fund’s investments and investment strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Fund or one or more of its Portfolio Companies and these or similar events may affect the ability of the Fund to execute its investment strategy.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “The Fund’s Investments—Investment Policies—Portfolio Turnover” and “Tax Considerations.”

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter allows us to issue an unlimited number of Common Shares. After you purchase Common Shares in this offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in future offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Common Shares or their interests in the underlying assets held by our subsidiaries.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the loans. To the extent that a Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Those loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for loans is not fully-developed. No active trading market may exist for certain loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain loans quickly or at a fair price. To the extent that a secondary market does exist for certain loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of loans.

If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Sub-Adviser, do not represent fair value. If the Fund attempts to sell a Loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the Loan may be adversely affected.

The Fund may acquire loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Sub-Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a Loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the Loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Loan than the Fund expected when initially purchasing the participation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the Loan as part of a syndicate of banks and financial institutions, or receive its interest in a Loan directly from the Borrower, if the Borrower has annual revenues in excess of $2.5 billion at the time of origination or acquisition.

The Sub-Adviser has established a counterparty and liquidity sub-committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the counterparty and liquidity sub-committee of the Sub-Adviser. The factors considered by the sub-committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business. The Sub-Adviser will attempt to balance the magnitude of these risks against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund.

Bank loans do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. Due to the illiquidity of bank loans, the Fund may not be able to dispose of its investments in bank loans in a timely fashion and at a fair price, which could adversely affect the performance of the Fund. With respect to bank loans acquired as participations by the Fund, because the holder of a participation generally has no contractual relationship with a borrower, the Fund will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against a borrower or through the agent.

Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect the Fund’s interest income to the extent that the Fund is unable to reinvest promptly payments in bank loans or otherwise or if such prepayments were made during a period of declining interest rates.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including, without limitation:

●	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as the Fund, dependent on any guarantees or collateral that they may have obtained;

●	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

●	there will not be as much information publicly available about these companies as would be available for public companies and such information may not be of the same quality;

●	these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

●	these companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

●	these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Lower grade instruments, though higher yielding, are characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The retail secondary market for lower grade instruments may be less liquid than that for higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain instruments or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade instruments, investors could lose money on their investment in Common Shares of the Fund, both in the short-term and the long-term.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Sub-Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and other instruments are not readily marketable and may be subject to restrictions on resale. Loans and other instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and other instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and other instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The Fund has no limitation on the amount of its assets which may be invested in instruments that are not readily marketable or are subject to restrictions on resale.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note. See “The Fund’s Investments—Portfolio Composition.”

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Issuers of CDO securities may acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.

The underlying securities of an issuer of CDO securities may bear interest at a fixed rate while the CDO securities issued by such issuer may bear interest at a floating rate (or the reverse may be true). As a result, there could be a floating/fixed rate or basis mismatch between such CDO securities and underlying securities. In addition, there may be a timing mismatch between the CDO securities and underlying securities that bear interest at a floating rate, as the interest rate on such floating rate underlying securities may adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CDO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the issuers thereof to make payments on the CDO securities.

There is no established, liquid secondary market for many of the CDO securities that the Fund may purchase, and the lack of such an established, liquid secondary market may have an adverse effect on the market value of such CDO securities and the Fund’s ability to dispose of them. Such illiquidity may adversely affect the price and timing of the Fund’s liquidation of CDO securities, including the liquidation of CDO securities following the occurrence of an event of default under the indenture or in connection with a redemption of the notes.

CLO Risk. In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof, (iv) the potential of spread compression in the underlying loans of the CLO, which could reduce credit enhancement in the CLOs and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders. Common Share income may fall if the interest rate on Borrowings or the dividend rate on Preferred Shares rises, and may fluctuate as the interest rate on Borrowings or the dividend rate on Preferred Shares varies. In addition, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to common shareholders will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to common shareholders than if the Fund were not so leveraged. In addition, the costs associated with the Fund’s incursion and maintenance of leverage could increase over time. There can be no assurance that the Fund’s leveraging strategy will be successful.

Any decline in the net asset value of the Fund will be borne entirely by common shareholders. Therefore, if the market value of the Fund’s portfolio declines, the Fund’s use of leverage will result in a greater decrease in net asset value to common shareholders than if the Fund were not leveraged.

Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. In addition, the terms of the credit agreements may also require that the Fund pledge some or all of its assets as collateral.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives, the Fund assumes the risks that theses counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.

The Sub-Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Legislation and Regulatory Risk” below.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations. For instance, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) could have an adverse effect on the Fund’s ability to use derivative instruments. The Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, documentation, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules relating to clearing, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking and clarifications, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund), increase the costs of using certain instruments (for example, by increasing margin, capital or reporting requirements) and/or make them less effective. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, may increase the pricing of derivatives transacted by the Fund. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for the Fund. Limits or restrictions applicable to the counterparties with which the Fund’s engages in derivative transactions could also limit the ability of the Fund from using these instruments, affect the pricing or other factors relating to these instruments or may change the availability of certain investments. As a result, these changes could make it difficult for the Fund to execute its investment strategy.

It is unclear how the regulatory changes will affect counterparty risk. For instance, in December 2012, the CFTC issued a final rule requiring certain credit default swaps and interest rate swaps to be centrally cleared, which is applicable to all swap counterparties not eligible for certain narrowly-defined exemption or exceptions. Where the Fund enters into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or swap execution facility (“SEF”). Such clearing requirements may affect the Fund’s ability to negotiate individualized terms and/or may increase the costs of entering into such derivative transactions (for example, by increasing margin or capital requirements). Clearing mandates with respect to other types of derivative instruments have not yet been issued by the applicable regulators, but could have additional impact on the Fund’s ability to use such instruments as part of its investment strategy. In addition, certain foreign jurisdictions may also impose clearing requirements or expand existing clearing requirements that could apply to the Fund’s transactions with non-U.S. entities. For entities designated by the CFTC or the SEC as “swap dealers,” “security-based swaps dealers,” “major swap participants” or major “security-based swap participants,” the Dodd-Frank Act imposes new regulatory, reporting and compliance requirements. On May 23, 2012, a joint final rulemaking by the CFTC and the SEC defining these key terms was published in the Federal Register. Based on those definitions, the Fund would not be a swap dealer, security-based swap dealer, major swap participant or security-based major swap participant at this time. If the Fund is later designated as a swap dealer, security-based swap dealer, major swap participant or major security-based swap participant, its business will be subject to increased regulatory requirements, including registration requirements, additional recordkeeping and reporting obligations, external and internal business conduct standards, position limits monitoring, capital and margin thresholds, which will in turn increase the Fund’s compliance cost.

Furthermore, on December 15, 2015, the CFTC approved a final rule, which became effective in April 2016, but with later implementation dates as specified below, governing margin requirements for uncleared swaps entered into by registered swap dealers and major swap participants who are not supervised by the prudential regulators, referred to as “covered swap entities.” The final rule generally requires covered swap entities, subject to certain thresholds and exemptions, to collect and post margin in respect of uncleared swap transactions with other covered swap entities and financial end-users. In particular, the final rule requires covered swap entities and financial end-users having “material swaps exposure,” defined as an average aggregate daily notional amount of uncleared swaps exceeding a certain specified amount, to collect and/or post (as applicable) a minimum amount of “initial margin” in respect of uncleared swaps, subject to a phase-in schedule until September 1, 2021, when the average aggregate daily notional amount will thenceforth be $8 billion as calculated from June, July and August of the previous calendar year. In addition, the final rule requires covered swap entities entering into uncleared swaps with other covered swap entities or financial-end-users, regardless of swaps exposure, to post and/or collect (as applicable) “variation margin” in reflection of changes in the mark-to-market value of an uncleared swap since the swap was executed or the last time such margin was exchanged. The implementation date for variation margin requirements was March 1, 2017, subject to no-action relief to delay, until September 1, 2017, for full compliance. The CFTC final rule is substantially consistent with a similar rule mandating the exchange of initial and variation margin adopted by the prudential regulators in October 2015. It is possible that such regulations could increase the cost of and limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

On November 30, 2018, the CFTC published a proposed rule restructuring the regulatory framework applicable to SEFs and requiring more types of cleared swap contracts to be traded on SEFs. If implemented, the proposed rule may increase the cost of entering into certain swap contracts or reduce liquidity in those products. The proposed rule will require SEF registration of many non-U.S. swap facilities, which may have a disproportionate impact on certain cross-border swap contracts.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities, such as those in the EU, Australia, Japan and Hong Kong, have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, as discussed above, in October 2020, the SEC adopted a new rule that changes the regulatory framework around the use of derivatives by registered investment companies, such as the Fund. Furthermore, the EU regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities, including private funds, may be required to clear certain derivatives and may become subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the recently implemented “EMIR Refit” regulations. These EU regulatory changes may impact the Fund and a broad range of counterparties, both outside and within the EU, and are expected to potentially increase the cost of transacting derivatives for the Fund (particularly with banks and other dealers directly subject to such regulations).

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

In a total return swap, the Fund pays the counterparty a periodic payments based on a fixed or variable interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap. The Fund would typically have to post collateral to cover this potential obligation.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

If the Sub-Adviser is incorrect in its forecasts of default risks, liquidity risk, counterparty risk, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Sub-Adviser is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund sells protection under a credit default swap, it would collect periodic fees from the buyer and would profit if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the Fund would be required to pay an agreed-upon amount to the buyer (which may be the entire notional amount of the swap) if the reference entity defaults on the reference security. Credit default swap agreements involve greater risks than if the Fund invested in the reference obligation directly.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Fund or its issuers may enter into credit derivatives transactions as protection buyer or seller. Where the Fund is a credit protection buyer, the Fund will only receive a payment if a credit event occurs. Where the Fund is a credit protection seller, it will have a contractual relationship only with the credit protection buyer, and not with the reference entity unless a termination (in whole or in part) of the contract prior to such contract’s scheduled maturity date (in the event of a credit event) occurs with respect to any such reference entity, physical settlement applies and the credit protection seller delivers an asset referenced by the credit default swap (a “reference asset”) to the Fund.

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on debt instruments will be affected by a variety of factors including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Fund’s portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters , such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another; (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments and the possible imposition of withholding taxes or branch taxes on earnings of the Fund from investments in such jurisdictions; (viii) different bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; and (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. To the extent not appropriately covered, the Fund’s use of reverse repurchase agreements will be subject to the 33 1/3% limitation on the issuance of senior securities representing indebtedness under the 1940 Act.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although the Sub-Adviser has implemented various measures to manage risks relating to these types of events, such systems could be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The Sub-Adviser and/or the Fund may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Sub-Adviser’s, and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders and the intellectual property and trade secrets of the Sub-Adviser. Such a failure could harm the Sub-Adviser’s and/or the Fund’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers and causing the Fund’s investment in such securities to lose value.

The occurrence of an extreme event may result in (and, in the case of COVID-19, has resulted in) the closure of offices, the implementation of global or regional work-from-home policies, and/or travel disruptions or restrictions. Any such actions may increase the Sub-Adviser’s and its portfolio companies’ and their respective affiliates’ and service providers’ dependency on technology systems such as those described above; result in the rapid deployment of new and potentially less familiar technology or operations systems; or lead to the utilization of existing systems in a significantly increased scope or unanticipated manner. If a significant number of the Sub-Adviser’s personnel were to be unavailable in the event of a disaster or other event, the Sub-Adviser’s ability to effectively conduct the Fund’s business could be severely compromised. All of the above could increase the risk of cybersecurity or business continuity related losses, all of which could have a material effect on the Fund.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options or convert convertible securities that were acquired in the initial investment in such Portfolio Company in order to, among other things, preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect or enhance the Fund’s investment when such Portfolio Company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund or any Portfolio Company. There can also be no assurance that the Portfolio Companies will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from the Fund or any other financing source. For instance, the Fund may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in such a Portfolio Company. There can be no assurance that the Fund will make follow-on investments or that it will have sufficient funds or the ability to do so. Any decision by the Fund not to make a follow-on investment or its inability to make such an investment may, in either case, have a substantial negative impact on a Portfolio Company in need of such an investment or may diminish the Fund’s ability to influence the Portfolio Company’s future development. The Sub-Adviser will, in its sole discretion, determine whether an investment constitutes an Additional Investment.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors. The larger the transaction in which the Fund is participating, the more uncertain the Fund’s exit strategy tends to become.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful. The Fund’s investment program may utilize such investment techniques as leverage, margin transactions, short sales, swaps, options on securities and forward contracts, which practices may, in certain circumstances, increase the adverse impact to which the Fund may be subject. The Fund will invest in bonds or other fixed income instruments, including public and private non-investment-grade bonds, secured loans, second lien debt, convertible securities, options, swaps, collateralized loan obligations and other similar securities. Such instruments may face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the Portfolio Company’s inability to meet timely interest and principal payments. The market prices of such instruments are also subject to abrupt and erratic market movements and changes in liquidity and above-average price volatility, and the spread between the bid and asked prices of such instruments may be greater than those prevailing in other securities markets.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, investment in equity securities may arise in connection with the Fund’s debt investment opportunities and may be accompanied by “equity-kickers” or warrants, as well as in the form of equity investments in Platform Investments (as defined herein), to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Fund) and not Apollo in accordance with Apollo’s policies and procedures. The Fund may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Fund may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Sub-Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments. Holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Any defaults will have a negative impact on the value of the Fund’s investments and may reduce the return that the Fund receives from its investments. While some amount of annual defaults is expected to occur in the Fund’s portfolio, defaults in or declines in the value of the Fund’s investments in excess of these expected amounts may result in breaches of covenants under the Fund’s financing arrangements, triggering credit enhancement requirements or accelerated repayment provisions and, if not cured within the relevant grace periods, permitting the finance provider to enforce its security over all the assets of the Fund.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Fund’s investments would typically be entitled to receive payment in full before the Fund receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Fund. In the case of debt ranking equally with the loans or debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Fund invests has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk. Some, but not all, of these additional asset classes and certain related risks are described below.

The investment characteristics of ABS differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk. There may also be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Fund may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. As an investor in subordinated CMBS in particular, the Fund will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Fund may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other mortgage-backed securities in which the Fund may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are pre-payable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise.

Investors should be aware, and in some cases are required to be aware, of the retention, due diligence and transparency requirements in the EU set out in the Securitization Regulation (and of any corresponding implementing rules of their regulator), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to the Fund’s investment in any asset-backed securitization transactions and their investment in the Fund. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements. The cost of complying (or facilitating compliance) with the Securitization Regulation and related risk-retention and other requirements could cause lower than expected returns from affected port-folio investments and will be borne by the Fund as a whole.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Fund may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Fund may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Fund holds a participation in a debt instrument it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Fund does not vote as requested by the seller, it may be subject to repurchase of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Fund, and such selling institutions may not consider the interests of the Fund in connection with their votes.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. Short selling involves selling securities which may or may not be owned by the seller and borrowing the same securities for delivery to the purchaser, with an obligation to return the borrowed securities to the lender at a later date. Short selling allows the seller to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and may be an important aspect of certain of the investment strategies of the Fund. The extent to which the Fund engages in short sales will depend upon its investment strategy and perception of market direction. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Following the financial crisis of 2008, short selling restrictions and disclosure requirements were introduced in a number of jurisdictions. In July 2009, the SEC implemented a rule requiring market participants to close out short sales within three days after the transaction date. In February 2010, the SEC adopted a short sale price test restriction, which limits short selling in a security whose price has decreased by 10% or more in a single day.

In November 2012, the Council of the EU adopted a short selling regulation (EU) No 236/2012 (the “SSR”) imposing certain private and public disclosure obligations on persons with net short positions in EU listed shares (being shares admitted to trading on a regulated market or multilateral-trading facility unless the principal trading venue for such shares is located in a country outside the EU) and EU sovereign debt (being debt instruments issued by, among others, EU institutions, governments of EU member states and certain international institutions established by two or more EU member states), which reach or fall below the specified thresholds. The SSR also contains prohibitions on uncovered short sales of EU listed shares and EU sovereign debt as well as on uncovered positions in credit default swaps (“CDS”) referencing EU sovereign debt issuers. EU member states have power under the SSR to impose temporary bans on short selling in certain circumstances.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies. The Fund’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which the Fund has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. When the Fund buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of the Fund’s investment in the option (including commissions). When the Fund sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price.

Investments in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment-grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment-grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment-grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below). There are a number of significant risks inherent in the bankruptcy process. For example, in order to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Fund. For example, the Fund might be prohibited from liquidating investments which are declining in value.

In addition, investments in issuers that are experiencing, or are expected to experience, severe financial difficulties could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions. The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain.

Such investments could also be subject to federal bankruptcy laws and state fraudulent conveyance laws, which may vary from state to state, if the securities relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities.

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies. The Fund’s control over the investment policies of such companies may also be limited. This could result in the Fund’s investments being frozen in minority positions that incur a substantial loss. If the Fund takes such a minority position in publicly traded securities as a “toe-hold” investment, then such publicly traded securities may fluctuate in value over the limited duration of the Fund’s investment in such publicly traded securities, which could potentiality reduce returns to shareholders. While the Sub-Adviser may seek to accumulate larger positions, the Fund may accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential Portfolio Companies. While the Sub-Adviser will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, the Fund may be unable to accumulate a sufficiently large position in a target company to execute its strategy. In such circumstances, the Fund may dispose of its position in the target company within a short time of acquiring it and there can be no assurance that the price at which the Fund can sell such stock will not have declined since the time of acquisition. This may be exacerbated by the fact that stock of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial and its disposal may depress the market price for such stock.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

In addition to the foregoing, certain of the Portfolio Companies in which the Fund invests may be subject to the risks inherent in acquiring or developing recoverable oil and natural gas reserves, including capital expenditures for the identification and acquisitions of projects, the drilling and completion of wells and the conduct of development and production operations. The presence of unanticipated pressures or irregularities in formations, miscalculations or accidents may cause such activity to be unsuccessful, which may result in losses. Furthermore, successful investment in oil and natural gas properties and other related facilities and properties requires an assessment of (i) recoverable reserves; (ii) future oil and natural gas prices; (iii) operating and capital costs; (iv) potential environmental and other liabilities; and (v) other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Also, the revenues generated by certain of the Portfolio Companies in which the Fund invests may be dependent on the future prices of and the demand for oil and natural gas. Oil and gas investments may have significant shortfalls in projected cash flow if oil and gas prices decline from levels projected at the time the investment is made. Various factors beyond the control of the Fund will affect prices of oil, natural gas and natural gas liquids, including the worldwide supply of oil and natural gas, political instability or armed conflict in oil and natural gas producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing government regulation, taxation and price control. Prices for oil and natural gas have fluctuated greatly during the past, and markets for oil, natural gas and natural gas liquids continue to be volatile. Further, to the extent the Fund invests in or receives energy royalty interests, the Fund will generally receive revenues from those royalty interests only upon sales of oil, gas and other hydrocarbon production by the underlying property or upon sale of the royalty interests themselves. There can be no assurance that reserves sufficient to provide the expected royalty income will be discovered or produced.

Volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties for acquisition and divestiture (and collateral purposes) and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects. In addition, estimates of hydrocarbon reserves by qualified engineers are often a key factor in valuing certain oil and gas assets. These estimates are subject to wide variances based on changes in commodity prices and certain technical assumptions. Accordingly, it is possible for such reserve estimates to be significantly revised from time to time, creating significant changes in the value of the Fund’s portfolio investments.

Legal and Regulatory Matters in the Energy Sector.

Power generation and transmission, as well as oil, natural gas and coal storage, handling, processing and transportation, are extensively regulated; statutory and regulatory requirements may include those imposed by energy, zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including regulatory approvals, could hinder operation of an investment and result in fines or additional costs. Obtaining permits and approvals or complying with ongoing regulatory requirements may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, including those with respect to the emission of greenhouse gasses, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight of such laws or regulations, could have a material adverse effect upon the profitability of the Fund or its Portfolio Companies and could necessitate the creation of new business models and the restructuring of investments in order to meet regulatory requirements, which may be costly and/or time-consuming.

General Risks of Investments in the Utility and Power Industries. The Fund may invest in the utility and power sectors. These investments are sensitive to fluctuations in resource availability, energy supply and demand, interest rates, special risks of constructing and operating facilities (including nuclear facilities), lack of control over pricing, merger and acquisition activity, weather conditions (including abnormally mild winter or summer weather and abnormally harsh winter or summer weather), availability and adequacy of pipeline and other transportation facilities, geopolitical conditions in gas or oil producing regions and countries (including the risk of nationalization of the natural gas, oil and related sectors), the ability of members of the Organization of the Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, the price and availability of alternative fuels, international and regional trade contracts, labor contracts, the impact of energy conservation efforts, environmental considerations, public policy initiatives and regulation.

Regulatory Risks of Investments in the Utility and Power Industries. Utility and power companies are subject to significant regulation in many aspects of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls and the prices they may charge for the products and services. There are a variety of risks relating to actions of various governmental agencies and authorities in such industries. Additionally, stricter laws, regulations or enforcement policies could be enacted or pursued in the future, which would likely increase compliance costs and may adversely affect the financial performance of energy companies which may have implications for the companies that support the energy sectors’ infrastructure-related requirements.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Operating and Financial Risks of Aviation Assets. Aviation assets in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic down-turn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation assets that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. In some cases, in addition to the service providers’ (including Merx and other affiliated service providers’) ability to maintain the condition of the aviation assets, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to maintain and successfully remarket aviation assets. There can be no assurance that the Fund will be able to successfully identify and implement its strategy. In addition, the Fund may cause its aviation assets to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such aviation assets. For example, the Sub-Adviser may cause such aviation assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such aviation assets and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such aviation assets may reduce the amount of cash that the aviation assets have on hand.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender. Revenues and cash flows may be adversely affected by:

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

●	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;

●	competition from other properties and changes in the supply and demand for competing properties in an area;

●	fluctuations in building occupancy and the financial resources of tenants;
●	changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

●	the ongoing need for capital improvements, particularly in older buildings;

●	changes in real estate tax rates and other operating expenses;

●	adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	adverse changes in zoning laws;

●	the impact of present or future environmental legislation and compliance with environmental laws;

●	the impact of lawsuits which could cause the Fund to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Fund; and

●	other adverse factors that are beyond the Fund’s control.

●	In the event that any of the Fund’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

●	Reliance on Corporate Management and Financial Reporting

●	Many of the strategies implemented by the Fund rely on the financial information made available by the issuers in which the Fund invests. The Sub-Adviser has no ability to independently verify the financial information disseminated by the issuer in which the Fund invests and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

If the assets of either aggregator were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of such aggregator, and the duties, obligations, and liabilities of the Sub-Adviser would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by an aggregator may not be permitted, and transactions between such aggregator and the Sub-Adviser or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Sub-Adviser, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Sub-Adviser.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance may involve, among other things, making notifications to or filings with local regulatory authorities, registering the Fund, the Sub-Adviser, Apollo and its affiliates or the shares with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations may limit the ability of the Fund to participate in investment opportunities and may impose onerous or conflicting operating requirements on the Fund, the Sub-Adviser, Apollo and its affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including related legal fees and filing or registration fees and expenses, will be borne by the Fund and may be substantial. In addition, if the Fund, the Sub-Adviser, Apollo and its affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by the Fund.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Economic, political or other factors could still result in changes to the composition of the European Monetary Union. The risk that other Eurozone countries could be subject to higher borrowing costs and face further deterioration in their economies, together with the risk that some countries could withdraw from the Eurozone, could have a negative impact on the Fund’s investment activities. A reintroduction of national currencies in one or more Eurozone countries or, in more extreme circumstances, the possible dissolution of the European Monetary Union cannot be ruled out. The departure or risk of departure from the European Monetary Union by one or more Eurozone countries and/or the abandonment of the euro as a currency could have major negative effects on the Fund. If the European Monetary Union is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of investors’ shares in the Fund.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Repatriation of investment income, assets and the proceeds of sales by investors foreign to such markets, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. In emerging markets, any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital; or (iii) intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Emerging markets jurisdictions may or may not have remedies such as fraudulent conveyance or preference. The lack of such remedies, however, may also have a material adverse effect on the Fund if issuers in which it is invested are not able to recapture payments that otherwise would have been paid out to creditors such as the Fund if such remedies were available.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination and may impose joint and several liability (including amongst the Fund, other Apollo Clients and the applicable Portfolio Company) or liabilities or obligations that purport to extend to (and pierce any corporate veil that would otherwise protect) the ultimate beneficial owners of the owner or operator of the relevant property or operating company that stand to financially benefit from such property’s or company’s operations. The Fund (and its shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of portfolio company assets, which may induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Portfolio Company, or could otherwise place a Portfolio Company at a competitive disadvantage compared to other companies, and failure to comply with any such requirements could have an adverse effect on a Portfolio Company. Even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. If these liabilities were to arise with respect to the Fund or its Portfolio Companies, the Fund might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over a Portfolio Company could expose the assets of the Fund, the Sub-Adviser and their respective affiliates to claims by such Portfolio Company, its security holders and its creditors and regulatory authorities or other bodies. While the Sub-Adviser intends to manage the Fund to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to Portfolio Companies and the Fund and its shareholders. Moreover, it is possible that, when evaluating a potential investment, the Sub-Adviser may choose not to pursue or consummate such investment, if any of the foregoing risks may create liabilities or other obligations for any of the Fund, the Sub-Adviser or any of its respective affiliates, partners or employees. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Portfolio Companies in areas subject to severe weather. These climate-related changes could damage Portfolio Company’s physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various governmental regulatory agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of “greenhouse” gases (“GHGs”) such as methane and CO2, including the United States Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Portfolio Companies’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the relevant Portfolio Companies.

As a result of these physical impacts from climate-related events, the Fund may be vulnerable to the following: risks of damage to the Fund’s investments; indirect financial and operational impacts from disruptions to the operations of the Fund’s Portfolio Companies due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Portfolio Companies in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Portfolio Company’s business depends; decreased consumer demand for Portfolio Company products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and economic disturbances arising from the foregoing.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19) and are occurring globally at present, and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Fund’s investments may have a negative effect on the Fund. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Fund’s investments, the Fund could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Companies or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. A SPAC is a single-use vehicle incorporated for the purpose of raising capital through an initial public offering to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses. After the acquisition of a target company, a SPAC typically would exercise control over the management of such target company to increase the target company’s value. Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust until the target company is acquired or a predetermined period of time elapses. Investors in a SPAC typically would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. If a SPAC is unable to locate and acquire a target company (or target companies) by the deadline, the SPAC would be forced to liquidate its assets, which could result in losses due to the SPAC’s expenses and liabilities.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

In addition, SPACs can raise capital through offering—and SPAC investors, which could include the Fund, could ultimately hold in the ultimate target business—common equity, preferred equity, equity-linked instruments, debt or other types of instruments, each of which is subject to the risks associated with such instruments. If a SPAC completes a business combination, it will be affected by numerous risks inherent in the business operations of the acquired company or companies. Further, as described herein, Apollo is subject to conflicts of interest, including with respect to its sponsorship of, or it’s the Fund’s investments in, SPACs. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. The determination of whether an investment fund, like the Fund, is engaged in a trade or business under ERISA is uncertain and could depend upon which U.S. Federal Circuit has jurisdiction over the matter. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered to be engaged in a “trade or business” for ERISA purposes, and therefore, liable for withdrawal liability owed by a fund’s portfolio company to an under-funded multi-employer pension plan that covered the employees of the portfolio company. In November 2019, a federal appellate court in the First Circuit unanimously reversed a lower court’s earlier decision (which was premised on the 2013 U.S. Federal Appeals court decision) that held that two separate private equity funds managed by the same or affiliated investment advisors and found to be engaged in a “trade or business” for ERISA purposes are a controlled group member, and therefore, could be held jointly and severally liable for a bankrupt portfolio company’s multi-employer pension plan withdrawal liability. While the November 2019 decision was a victory for the private equity firm in that particular case, the result was highly fact specific and the First Circuit left open the possibility that under certain circumstances an investment fund (such as the Fund), along with other clients managed by the same investment advisor as such investment fund, could be considered to be a controlled group member and engaged in a “trade or business” for ERISA pension liability purposes. Activities which may indicate the possibility of a trade or business being conducted as opposed to passive investment, include, but are not limited to, management of such Portfolio Company’s operations, authority with respect to the hiring, termination and compensation of such Portfolio Company’s employees and agents and receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Company by the Fund or its affiliates, including the Sub-Adviser. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Apollo has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sub-Adviser will be able to identify or prevent such misconduct.

In addition, instances of fraud and other deceptive practices or devices employed by management or owners of Portfolio Companies in which the Fund invests may undermine the Sub-Adviser’s due diligence efforts with respect to such companies and, if such fraud is discovered, negatively affect the valuation of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that could negatively impact the Fund’s investments. In the event of fraud by any Portfolio Company in which the Fund invests, the Fund may suffer a partial or total loss of its capital investment in that company.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, allocate, or coinvest significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders, or entering into co-investment relationships with such investors, which may provide for the investor to be offered certain co-investment opportunities on a priority basis and/or on preferential terms when such opportunities arise.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders or co-invest with the Fund on the same terms as the Fund, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms or co-invest with the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts, including any co-investment terms) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to Co-Investors or other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund. In such circumstances, the Fund will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties. In its sole discretion, the Sub-Adviser may choose to forego pursuing claims against brokers and counterparties on behalf of the Fund for any reason, including the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, the Sub-Adviser’s own execution and operational staff may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to the Fund. The Sub-Adviser is not liable to the Fund for losses caused by brokers or counterparties or its own negligence or contributory negligence. The Sub-Adviser may be liable to the Fund for acts that constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for such their duties to the Fund or the shareholders or for damages resulting from intentional violations of securities laws. Interests in the Fund are only available for subscription by investors who understand that they and the Fund are waiving potential claims for damages arising from the operation of the Fund, including damages resulting from the Sub-Adviser’s own negligence or contributory negligence, and expect some execution losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet. To the extent relevant to a Portfolio Company, the activity of identifying and implementing operating improvements and/or recapitalization programs at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Fund may cause its Portfolio Companies to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such Portfolio Companies. For example, the Sub-Adviser may cause such Portfolio Companies to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Portfolio Companies and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such Portfolio Companies may reduce the amount of cash that the Portfolio Companies have on hand.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Factors that may affect the Fund’s ability to source suitable investments include, among other things, the following: developments in the market for nonperforming loans or other general market events, which may include changes in interest rates or credit spreads or other events which may adversely affect the price of assets, whether individually or collectively; competition for investment opportunities and the inability of the Fund to acquire assets at favorable yields (including if the Fund’s competitors have greater access to financial, technical and marketing resources than the Fund, a lower cost of funds than the Fund, and access to funding sources that are not available to the Fund); the inability of the Fund to reinvest the proceeds from the sale or repayment of any of its assets in suitable target investments on a timely basis, whether at prices that the Fund believes are appropriate or at all; and the inability of the Fund to secure debt financing or refinancing for the Fund’s Portfolio Companies on a timely basis, whether on a basis that is satisfactory to the Fund or at all.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The Sub-Adviser may cause the Fund to purchase insurance for the benefit of the Fund, the Sub-Adviser and their employees, affiliates, agents and representatives with respect to related Fund matters. Any insurance policy purchased by or on behalf of the Fund (including policies covering the Fund, the Sub-Adviser and other funds and accounts) may provide coverage for situations where the Fund would not provide indemnification, including situations involving culpable conduct by the Sub-Adviser. Nonetheless, the Fund’s share of the fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations, and for the avoidance of doubt, the unavailability of exculpation or indemnification described herein will not preclude any Indemnified Person from recovering under any insurance policy whose cost is borne by the Fund.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Sub-Adviser or the Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a registered closed-end fund may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable 1940 Act regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Sub-Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Sub-Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Sub-Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Sub-Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Sub-Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Sub-Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Sub-Adviser or the Administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Further, the per share amount of distributions on Class S, Class D and Class I shares may differ because of different allocations of class-specific expenses. For example, distributions on Class S and Class D shares will be lower than on Class I shares because Class S and Class D shares are subject to different shareholder servicing and/or distribution fees. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Sub-Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. Declines in the market value of ABS and mortgage-backed securities (“MBS”), especially those backed by subprime mortgages, were associated with significant market events resulting in the financial crisis of the late 2000s and the subsequent regulatory and market responses to the financial crisis. Increasing credit and valuation problems in the subprime mortgage market generated extreme volatility and illiquidity in the markets for Portfolio Companies directly or indirectly exposed to subprime mortgage loans. This volatility and illiquidity extended to the global credit and equity markets generally, and, in particular, to the high-yield bond and loan markets, exacerbated by, among other things, uncertainty regarding the extent of problems in the mortgage industry and the degree of exposure of financial institutions and others, decreased risk tolerance by investors and significantly tightened availability of credit. Except for agency RMBS, and despite modest increases in non-agency RMBS issuance, the market for RMBS has not significantly recovered (relative to the pre-financial crisis market) from these conditions and it is difficult to predict if or when the non-agency RMBS market will recover from such conditions. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that the Sub-Adviser may have potentially utilized for purposes of finding attractive investments. Additionally, Apollo may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and/or from time to time restrict or otherwise limit the ability of the Fund to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Apollo, either as result of contractual restrictions or otherwise. Finally, Apollo has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.

As part of its regular business, Apollo provides a broad range of services other than those provided by the Sub-Adviser, including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Apollo may provide services in the future beyond those currently provided. The Fund will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Apollo would typically require Apollo to act exclusively on its behalf. This request may preclude all of Apollo clients (including the Fund) from participating in related transactions that would otherwise be suitable. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its other businesses, Apollo will likely come into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of the personnel of Apollo to use such information. For example, employees of Apollo from time to time are prohibited by law or contract from sharing information with members of the Sub-Adviser’s investment team that would be relevant to monitoring the Fund’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Apollo will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Apollo (e.g., trading may be restricted). Apollo has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Sub-Adviser will consider those relationships, and may decline to participate in a transaction as a result of such relationships. The Fund may also co invest with clients of Apollo in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Sub-Adviser with respect to such investments. The Fund may be forced to sell or hold existing investments as a result of various relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses to the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

The Sub-Adviser’s ability to successfully manage the Fund depends on the Sub-Adviser’s employees and advisors. The Sub- Adviser will be relying extensively on the experience, relationships and expertise of these persons. There can be no assurance that these persons will remain with the Sub-Adviser or will otherwise continue to be able to carry on their current duties throughout the life of the Fund (which is expected to be indefinite) or that the Sub-Adviser will be able to attract and retain replacements or additional persons when needed. Additionally, investment professionals and other employees and advisors to the Sub-Adviser may not have been involved with the investment decisions and transactions made by the Sub-Adviser or any other Apollo Client described herein and may have a limited history working for Apollo. The loss of the services of one or more of these professionals could have an adverse impact on the Fund’s ability to realize its investment objectives. The Fund will also depend on the success of operating executives (including persons or entities employed, engaged or retained by Apollo in supplementing the Fund’s investment team, among other things, in sourcing investment opportunities, in transaction analysis and due diligence, and with asset management, managerial and operational skills as appropriate for the assets in question. Certain industry executives, advisors, consultants and operating executives may be exclusive to Apollo or the Fund and could be employees of Apollo, but may not have the same compensation incentives as the Fund’s investment team due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals, including the aspects of the transactions in which they are involved or the performance metrics upon which their compensation is based. Furthermore, certain Apollo personnel, in addition to their responsibilities on behalf of the Sub-Adviser and the Fund, are and will continue to be involved in the investment activities of other Apollo Clients, in other business activities of Apollo (including Apollo-sponsored SPACs) and their acquisition targets) and in personal investment activities. In particular, the managing partners of Apollo have established family offices to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities, and their respective involvement in such family offices will require the respective resources and attention of each such managing partner who may also have responsibilities to the Fund’s affairs.

The Fund has no employees and no separate facilities and is reliant on the Sub-Adviser, which has significant discretion as to the implementation of the Fund’s investment objective and policy. In particular, the Fund’s performance will depend on the success of the Sub-Adviser’s investment process.

Accordingly, the Fund will depend on the Sub-Adviser’s assessment of an appropriate acquisition price for, and on-going valuation of, the Fund’s investments. The acquisition price determined by the Sub-Adviser in respect of each investment position will be based on the returns that the Sub-Adviser expects the investment to generate, based on, among other things, the Sub-Adviser’s assessment of the nature of the investment and the relevant collateral, security position, risk profile and historical default rates of the position and supply and demand in the secondary loan market. Each of these factors involves subjective judgments and forward-looking determinations by the Sub-Adviser. If the Sub-Adviser misprices an investment (for whatever reason), the actual returns on the investment may be less than anticipated at the time of acquisition. Further, in light of the illiquidity of the investment, it may be difficult for the Fund to dispose of the investment at a price similar to the acquisition price.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital and access to funding sources unavailable to the Fund and a greater ability to achieve synergistic cost savings in respect of an investment than the Fund, the Sub-Adviser, Apollo or any of their respective affiliates. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms, including pricing, upon which portfolio investments can be made. Such competition may be particularly acute with respect to participation by the Fund in auction proceedings. To the extent that the Fund encounters competition for investments, returns to shareholders may decrease.

Based on the foregoing, there can be no assurance that the Fund will be able to identify or consummate investments that satisfy the Fund’s rate of return objectives or realize upon their values, or that the Fund will be able to invest fully its committed capital. The success of the Fund will depend on the Sub-Adviser’s ability to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of portfolio investments.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests. If participation in specific investment opportunities is appropriate for both the Fund and one or more other Apollo Clients (or Apollo itself, such as an Apollo-sponsored SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective. Such considerations may result in allocations of certain investments among the Fund and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly-formed Apollo Client established for a particular investment. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo rather than to Apollo Clients and (ii) a newly-formed Apollo Client created for a particular investment opportunity or otherwise, and Apollo expects to allocate certain opportunities in a similar manner in the future. It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund). It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund).

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of five trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in 2016, for the purpose of advising the Fund. The Adviser is an affiliate of Apollo.

Under the general supervision of the Fund’s Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, determine which securities should be purchased, sold or exchanged, which may be delegated to the Sub-Adviser as described in this Prospectus. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.85% per annum of the Fund’s average daily net assets attributable to Class L (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion.

Shareholders will also pay a pro rata share of asset-based and performance fees associated with the underlying funds in which the Fund invests.

Investment Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund. In return for its services, the Adviser has agreed to pay the Sub-Adviser as compensation under the Investment Sub-Advisory Agreement a quarterly fee computed at the annual rate of the daily net assets as set forth below. The Sub-Adviser is compensated by the Adviser out of advisory fees paid by the Fund to the Adviser; the Fund does not compensate the Sub-Adviser. A discussion regarding the basis for the Board’s approval of the Fund’s Investment Sub-Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets
$0 to $250M	0.75%
$250M to $500M	0.65%
$500M to $1B	0.60%
Over $1 Billion	0.55%

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

Earl Hunt – Partner, Credit. Mr. Hunt has been with Apollo Global Management, Inc. and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs. He also served as a member of Goldman Sachs’s Partnership Committee, Global Markets Operating Committee, and was co-chair of the Global Markets Inclusion and Diversity Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales in the Leveraged Finance Sales Group at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Chris Lahoud – Partner, Credit. Mr. Lahoud is a Partner within Opportunistic Credit, focusing on liquid stressed/distressed credit and work-out situations. Before joining Apollo in 2018, Mr. Lahoud was a Managing Director at Deutsche Bank from July 2011 to July 2018, during which time he ran the Distressed Product Group, responsible for distressed trading, research and sourcing. Prior to that, Mr. Lahoud was an Associate at Citigroup from July 2006 to June 2011. Mr. Lahoud graduated from the University of Richmond with a degree in Accounting, Economics and Finance.

Jim Vanek – Partner, Credit. Mr. Vanek is a Partner and the Co-Head of Apollo’s Global Performing Credit business. Prior to joining Apollo in 2008, Mr. Vanek was an Associate Director, Loan Sales & Trading in the Leveraged Finance Group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek received his MBA from Columbia Business School and graduated from Duke University with a Bachelor of Science in Economics and a Bachelor of Arts in Computer Science. The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as Transfer Agent.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”), located at 601 Travis Street, 16th Floor, Houston, Texas 77002, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

ALPS is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. DST is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees, (xiii) investment-related expenses, incurred in connection with identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring investments, whether or not completed, including fees and other compensation payable to third parties in connection therewith and travel expenses incurred by the Sub-Adviser or its affiliates incurred in connection with the Fund’s affairs, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares. The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund.

Class L shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class L shares. Class L shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to Class L shares and is payable on a monthly basis.

The Fund paid organizational costs and offering expenses incurred with respect to the offering of its shares from the proceeds of the offering. For tax purposes, offering costs cannot be deducted by the Fund or the Fund’s shareholders. Therefore, for tax purposes, the expenses incident to the offering will be deferred and amortized to expense over a 12 month period, such that deferred offering costs will be zero at the completion of the first year of operations, and expenses incident to the issuance of shares by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 4, 2022, no entity or person beneficially owned 25% or more of the outstanding Class L shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any. The Fund’s net asset value per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

Portfolio securities held by the Fund are valued at their current market values determined on the basis of market or dealer quotations from independent pricing services approved by the Board. If market or dealer quotations are not readily available or deemed unreliable, the Board will determine in good faith, the fair value of such securities. For securities that are fair valued in ordinary course of Fund operations, the Board has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. In determining the fair value of a security for which there are no readily available market or dealer quotations, the Adviser and Sub-Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; the enterprise value of the portfolio company; the portfolio company’s ability to make payments and its earnings and discounted cash flow, comparison to the values and current pricing of publicly traded securities that have comparable characteristics; comparison to publicly traded securities including factors such as yield, maturity, and credit quality; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. The Fund has also retained the services of third-party valuation firms to review valuations of certain securities for which market or dealer quotations are unavailable or deemed unreliable and to assist in determining fair value where applicable, however, the ultimate determination of fair value will be made by the Board and not by such third-party valuation firm. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of net asset value have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund at times when the Fund is not open for business. As a result, the Fund’s net asset value may change at times when it is not possible to purchase or sell shares of the Fund.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Sub-Adviser has adopted policies and procedures and has structured its portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts. In addition, certain conflicts of interest may arise from the Sub-Adviser’s arrangements with affiliated investment advisers.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at net asset value no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares for each share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The current NAV may be obtained by calling 1-888-926-2688 and asking for the most current NAV per share or by visiting www.apollodiversifiedcreditfund.com. The shares of the Fund are not traded on any organized market or securities exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. If a shareholder owns less than one hundred (100) shares through a financial intermediary, financial adviser, or broker/dealer (“Financial Intermediary”) and tenders all shares for repurchase, and those shares are held by a Financial Intermediary in an omnibus account, it may not be possible for those shares to be redeemed in full prior to any proration of repurchase requests received from all other shareholders. Therefore, in that situation, those shareholders may not be fully redeemed, and may continue to hold shares in the Fund through the Financial Intermediary. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Quarterly Distribution Policy

The Fund intends to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. If a quarter begins on a Saturday, Sunday, or holiday, dividends for those days are accrued and distributed at the end of the preceding quarter. Income dividends begin accruing the day after a purchase is processed by the Fund or its agents. If shares are redeemed, you will receive all dividends accrued through the day the redemption is processed by the Fund or its agents. Distributions of net capital gains are normally accrued and distributed in December. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time. If necessary, dividends and net capital gains may be distributed at other times as well. If, for any quarterly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. To the extent that quarterly distributions are a return of capital to shareholders, these are not dividends and are simply a return of the amounts that shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares, which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital.

Distributions, other than daily income dividends, are paid to shareholders as of the record date of a distribution of the Fund, regardless of how long the shares have been held. Undistributed income and net capital gains are included in the Fund’s NAV. You should be aware that distributions from a taxable mutual fund do not increase the value of your investment and may create income tax obligations.

Unless the registered owner of shares elects to receive cash, all dividends distributed on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, if applicable, at www.apollodiversifiedcreditfund.com or the Fund’s semi-annual or annual reports filed with the SEC for the sources of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

Distributions are made at the class level, so they may vary from class to class within the Fund. The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan administered by DST Systems, Inc. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment plan. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s net asset value per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number 1-888-926-2688.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2016. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Fund currently offers six different classes of shares: Class A, Class C, Class I, Class F, Class L, and Class M shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each share class may be different. The fees and expenses for the Class L shares of the Fund are set forth in “Summary of Fund Expenses”. Further, the quarterly distributions paid to shareholders, if any, will vary for each share class based on different expenses for such classes. Certain share class details are set forth in “Plan of Distribution”.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of April 4, 2022:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	2,907,700
Class C Shares	Unlimited	None	3,333,449
Class I Shares	Unlimited	None	18,339,106
Class F Shares	Unlimited	None	858,366
Class L Shares	Unlimited	None	570,260
Class M Shares	Unlimited	None	9,999

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. DST will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Other Classes of Shares. The Fund offers Class A, Class C, Class F, Class M, and Class I shares by separate prospectuses. Class A and Class C shares are subject to sales charges, shareholders servicing fees, and distribution fees (Class C Shares only). Class I shares are subject to higher investment minimums but are not subject to sales charges, shareholders servicing fees, and distribution charges. Class M shares are subject to distribution fees and are offered only through certain platforms. Class F shares are available solely to shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s Class L shares are offered for sale through the Distributor at net asset value, plus the applicable sales load. The Distributor also may enter into agreements with financial intermediaries for the sale and servicing of the Fund’s shares. In reliance on Rule 415, the Fund intends to offer to sell its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the purchase of the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class L shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to Class L shares and is payable on a monthly basis.

The Distributor has entered into a “wholesale marketing” agreement with Griffin Capital Securities, LLC (“Griffin Capital Securities”), a registered broker-dealer and an affiliate of the Adviser and Sub-Adviser. Pursuant to the terms of the wholesale marketing agreement, Griffin Capital Securities seeks to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to; regional and independent retail broker-dealers, wirehouses, and registered investment advisers.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to the intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Apollo Diversified Credit Fund to:

Apollo Diversified Credit Fund
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $5.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-888-926-2688 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: DST Systems, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Apollo Diversified Credit Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact DST to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-888-926-2688 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-888-926-2688. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, DST Systems, Inc. will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call DST Systems, Inc. at 1-888-926-2688 for additional assistance when completing an application.

If DST does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial purchase by an investor is $2,500 for regular accounts and $1,000 for retirement plan accounts. The Fund reserves the right to waive investment minimums. The Fund’s shares are offered for sale through its Distributor at net asset value plus applicable sales load. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class L Shares

Investors purchasing Class L shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 1.25% to 4.25%, as set forth in the table below. A reallowance to participating broker-dealers will be made by the Distributor from the sales load paid by each investor. A portion of the sales load, up to 0.75%, is paid to the Fund’s dealer manager (the “Dealer Manager Fee”). The following sales loads apply to your purchases of shares of the Fund:

Amount Purchased	Dealer Reallowance*	Dealer Manager Fee	Sales Load as % of Offering Price	Sales Load as % of Amount Invested
Under $250,000	3.50%	0.75%	4.25%	4.44%
$250,000-$499,999	2.50%	0.75%	3.25%	3.36%
$500,000-$999,999	1.50%	0.50%	2.00%	2.04%
$1,000,000 and Above	1.00%	0.25%	1.25%	1.27%

*	Gross Dealer Concession paid to participating broker-dealers.

You may be able to buy Class L shares without a sales charge (i.e., “load-waived”) when you are:

●	reinvesting dividends or distributions;

●	a current or former director or Trustee of the Fund;

●	an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of the Fund’s Adviser, Sub-Adviser, or their affiliates, or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Fund’s Adviser;

●	purchasing shares through a financial services firm that has a special arrangement with the Fund;

●	participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services; or

●	exchanging an investment in Class L (or equivalent type) shares of another fund for an investment in the Fund.

In addition, concurrent purchases of Class L by related accounts may be combined to determine the application of the sales load (i.e., available breakpoints or volume discounts). The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the sales load.

It is the responsibility of the investor (or, if applicable, the investor’s financial intermediary) to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class L shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class L shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

●	an individual;

●	an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

●	a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Internal Revenue Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify your broker or the Fund’s Transfer Agent, as applicable, at the time of your purchase. You will need to give your broker or the Fund’s Transfer Agent, as applicable, your account numbers. Existing holdings of family members or other related accounts of a shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in Class L shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales charge reduction, you also may include (1) the cost of Class L shares of the Fund which were previously purchased at a price including a front end sales charge during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other Funds you currently own acquired in exchange for Class L shares, respectively, the Fund purchased during that period at a price including a front-end sales charge. You may combine purchases and exchanges by family members (limited to spouse and children, under the age of 21, living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any financial intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class L shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to Class L shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class L shares.

Distribution Plan

The Fund, with respect to its Class L shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts, as well as for payments to the L Class shares platform sponsors. These activities include marketing and other activities to support the distribution of Class L shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under a Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.25% of average daily net assets attributable to Class L shares.

LEGAL MATTERS

Richards, Layton & Finger. P.A., Wilmington, Delaware. Simpson Thacher & Bartlett LLP, Washington, D.C., acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund prepares unaudited semi-annual and audited annual shareholder reports, including a list of investments held.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-888-926-2688 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-211845). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	47
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A – Apollo Capital Credit Adviser, LLC Proxy Voting Policies and Procedures	54
Appendix B – Apollo Proxy Voting Policies and Procedures	57

NOTICE OF PRIVACY POLICY & PRACTICES

The Apollo Diversified Credit Fund (the “Fund”) is committed to maintaining the confidentiality, integrity, and security of your nonpublic personal information (“NPI”). When you provide personal information, the Fund believes that you should be aware of policies utilized to protect the confidentiality of that information. The Fund needs to share your NPI to conduct everyday business. The following information is intended to help you understand what NPI we collect, how we protect your NPI from unauthorized access and why the Fund may share your NPI with other affiliated and non-affiliated parties.

The Fund collects the following nonpublic personal information about you:

●	Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income, and date of birth; and

●	Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

How does the Fund protect your nonpublic personal information?

To protect your personal information from unauthorized access and use, the Fund maintains physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI. These measures include computer safeguards and secured files and buildings.

What does the Fund do with your personal information?

The Fund does not permit use of your personal information for any joint marketing or non-business purpose. Further, the Fund does not permit the disclosure of your personal information to non-affiliated parties for marketing purposes. The Fund may, however, disclose your personal information to comply with regulatory requirements, court orders or other legal requirements.

Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to affiliated parties, except as permitted by applicable law or regulation and as described herein. The Fund may, for example, share NPI with personnel of the Fund’s investment adviser and affiliated broker-dealer which also serves as the Fund’s exclusive wholesale marketing agent. The Fund shares NPI with its affiliates for business purposes only in an effort to service your account(s) which includes, but is not limited to, assisting in processing your transactions, inquiring about your transactions and experience, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). The Fund’s affiliated parties that receive your NPI are required to protect your NPI, provide it only to personnel who need and use it solely for the purpose for which they received it. The Fund and its affiliated parties that receive your NPI maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Non-Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to non-affiliated third parties, except as permitted by applicable law or regulation and as described herein. The Fund may share NPI with non-affiliated service providers and their employees, including the Fund’s administrator, transfer agent, distributor, proxy solicitors and legal counsel, among others. The Fund shares NPI with its non-affiliated service providers to service your account(s) including, but not limited to, processing your transactions, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). These non-affiliated service providers are required to protect your NPI and use it solely for the purpose for which they received it. The non-affiliated service providers are required to maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Apollo Diversified Credit Fund
Class L Shares (CRDLX) of Beneficial Interest
PROSPECTUS

May 1, 2022, as amended May 2, 2022

Investment Adviser
Apollo Capital Credit Adviser, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CF-184200

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2022, as amended May 2, 2022

APOLLO DIVERSIFIED CREDIT FUND

Class L Shares (CRDLX) of Beneficial Interest

Principal Executive Offices

9 W 57th St, New York, NY 10019

1-888-926-2688

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class L prospectus of Apollo Diversified Credit Fund, dated May 1, 2022, as amended May 2, 2022 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 1-888-926-2688 or by visiting https://www.apollodiversifiedcreditfund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	47
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A	54
Appendix B	57

ii

General Information and History

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund (the “Fund” or the “Trust”). The Fund was organized as a Delaware statutory trust on April 5, 2016. Prior to May 2, 2022, the Fund was known as the Griffin Institutional Credit Access Fund. The Fund’s principal office is located at c/o Apollo Capital Credit Adviser, LLC 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class L shares. Information on Class A, Class C, Class I and Class F shares is available in a separate Statement of Additional Information. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may be subject to different (or no) sales loads, (ii) each class of shares may bear different (or no) distribution and shareholder servicing fees; (iii) each class of shares may have different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees’ fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Fund’s Board of Trustees may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

Investment Objective and Policies

Investment Objective

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)	Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.

(4)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)	Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6)	Purchase or sell commodities, commodity contracts, including commodity futures contracts, to the full extent permitted by the 1940 Act and in accordance with the rules of the Commodity Futures Trading Commission, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)	Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)	Make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets.

Other Fundamental Policies

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

2

If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

With respect to fundamental policy (5) above, the Fund’s policy not to invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry includes originating loans to borrowers in the same industry. In addition, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund invests in a range of secured and unsecured debt obligations, which may be syndicated, consisting of U.S. high yield securities, collateralized loan obligations, global high yield securities and other fixed-income and fixed-income related securities, including direct originated debt obligations, non-performing loans, exchange-traded funds (“ETFs”), Index Funds and other corporate debt investments. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”). The Sub-Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Fund’s Board of Trustees. Additional information regarding the types of securities and financial instruments is set forth below.

Other Investment Companies

The Fund may invest in securities of other investment companies, including ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund. The Fund’s investments in other investment companies are subject to statutory limitations prescribed by the 1940 Act, including in certain circumstances a prohibition on the Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund’s total assets in securities of any one investment company or more than 10% of its total assets in the securities of all investment companies. In addition, Rule 12d1-4 of the 1940 Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by the Fund if (i) the Fund does not control the acquired fund; (ii) the Fund uses mirror voting if it holds more than 25% of an acquired open-end fund due to a decrease in the outstanding securities of the acquired fund and if it holds more than 10% of a closed-end fund; (iii) the Adviser and the investment adviser to the acquired fund make certain findings regarding the fund of funds arrangement, after considering specific factors; (iv) the Fund and acquired funds not advised by the Adviser have entered into an agreement prior to exceeding the limits of section 12(d)(1); and (v) the Fund is not part of a three tiered or more fund of funds structure. Many ETFs, however, have obtained exemptive relief from the SEC to permit unaffiliated funds (such as the Fund) to invest in their shares beyond these statutory limits, subject to certain conditions and pursuant to contractual arrangements between the ETFs and the investing funds. The Fund may rely on these exemptive orders in investing in ETFs.

ETFs are shares of unaffiliated investment companies issuing shares that are traded like traditional equity securities on a national stock exchange. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. The price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s net asset value; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund’s shares could also be substantially and adversely affected.

3

Although not a principal investment strategy, the Fund may invest up to 15% of its assets in private funds employing hedging strategies (commonly known as "hedge funds", i.e., investment funds that would be investment companies but for the exemptions under Rule 3(c)(1) or 3(c)(7) under the 1940 Act). Among other things, the hedge funds may invest in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Hedge funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the "1933 Act"), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors hedge funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

Typically, investment managers of hedge funds are compensated through asset-based fees and incentive-based allocations. The hedge funds employ a variety of "alternative" investment strategies to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns) with low correlation to the broad equity and fixed-income markets. "Alternative" investment strategies, unlike "relative return strategies," are generally managed without reference to the performance of equity, debt and other markets. Alternative investment strategies permit the managers of hedge funds to use leveraged or short sale positions to take advantage of perceived inefficiencies in the global capital markets. Alternative investment strategies differ from the investment programs of traditional registered investment companies, such as mutual funds. "Traditional" investment companies are generally characterized by long-only investments and restricted use of leverage.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. real estate companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

Eurozone Risk. The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

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Brexit Risk. The Fund may invest a portion of its capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the United Kingdom (“U.K.”). The government of the U.K. held an “in-or-out” referendum on the U.K.’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the U.K. from the EU (“Brexit”). The U.K. gave formal notice of its intention to withdraw from the EU in March 2019 and entered into negotiations with the European Commission to agree to terms for the U.K.’s withdrawal from the EU. Negotiations between the U.K. and the European Commission have been ongoing and the European Commission has granted several extensions to the U.K. The uncertainty in the wake of the referendum could have a negative impact on both the U.K. economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-US issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. As such, the Fund may make investments that are denominated in British pound sterling or Euros. The Fund’s assets are valued in US dollars, and the depreciation of the British pound sterling and/or the Euro in relation to the US dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British pound sterling or Euros that are not fully hedged regardless of the performance of the underlying issuer. Global central banks may maintain historically low interest rates longer than was anticipated prior to the Brexit vote, which could adversely affect the Fund’s income and its level of distributions.

Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

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Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high-quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Sub-Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high-quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund’s portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques that the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

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The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. In connection with its management of the Fund, the Adviser has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it is not subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, total return swaps on individual debt securities, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, in a particular security, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

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Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Equity Securities

The Fund may purchase equity securities from time to time. Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company’s business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company’s success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company’s success or lack of success through increases or decreases in the value of the company’s shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

The value of equity securities, including common stocks, preferred stocks and convertible stocks, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. In the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of holders of common stock and are likely to have varying types of priority over holders of preferred and convertible stock.

Direct Lending Transactions in which the Fund is the Sole Lender

To the extent the Fund is the sole lender in a direct lending transaction, it may be solely responsible for the expense of servicing such debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt. The Fund may also be exposed to credit risk when it originates loans, which is the risk that borrowers will not make payments, resulting in losses to the Fund.

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When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The Fund will also execute a portion of its strategy by investing in a wholly-owned and controlled Cayman subsidiary (the “NPL Subsidiary”), which invests the majority of its assets in non-performing loans ("NPLs") subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will execute a portion of its strategy by investing in a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries and the NPL Subsidiary, the “Subsidiaries”), which acts as the borrower of a revolving credit facility subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. As a result, the Fund may be considered to be investing indirectly in these investments through the Subsidiaries. For that reason, and for the sake of convenience, references in this Statement of Additional Information to the Fund may also include the Subsidiaries.

The Subsidiaries will not be registered under the 1940 Act but, will be subject to certain of the investor protections of that Act, as noted in this Statement of Additional Information. The Fund, as the sole member of the Subsidiaries, will not have all of the protections offered to investors in registered investment companies. However, since the Fund wholly owns and controls the Subsidiaries, and the Fund, the NPL Subsidiary, and the Financing Subsidiary are each managed by the Adviser and Sub-Adviser, it is unlikely that the Subsidiaries will take action contrary to the interests of the Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund's role as the sole member of the Subsidiaries. Also, in managing the NPL Subsidiary's and Financing Subsidiary’s respective portfolios, the Adviser and Sub-Adviser will be subject to the same investment restrictions and operational guidelines that apply to the management of the Fund.

Changes in the laws of the United States and/or the Cayman Islands, under which the Fund, the Single-Asset Subsidiaries, the NPL Subsidiary, and the Financing Subsidiary, respectively, are organized, could result in the inability of the Fund and/or the Subsidiaries to operate as described in this Statement of Additional Information and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the NPL Subsidiary. If Cayman Islands law changes such that the NPL Subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

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Credit Facility

The Fund and/or its Financing Subsidiary utilizes leverage including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

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Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

Repurchases and Transfers of Shares

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.

2.	The repurchase offers will be made in March, June, September and December of each year.

3.	The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.	The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

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Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board of Trustees shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;

2.	Any fees applicable to such repurchase, if any;

3.	The Repurchase Offer Amount;

4.	The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;

6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;

7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;

8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;

9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and

10.	The market price, if any, of the shares on the date on which such net asset value was computed, and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

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Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.	Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 shares and who tender all of their stock for repurchase, before prorating shares tendered by others, or

2.	Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code;

2.	If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.	For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.	For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

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Computing Net Asset Value: The Fund’s current net asset value per share (“NAV”) shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board of Trustees. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;

2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or

3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board of Trustees shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board of Trustees may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board of Trustees has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:

(a)	The frequency of trades and quotes for the security.

(b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.

(c)	Dealer undertakings to make a market in the security.

(d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).

(e)	The size of the fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

2.	If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board of Trustees meeting.

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3.	The Board of Trustees shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.

4.	These procedures may be modified as the Board deems necessary.

Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.

2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:

a.	the number of repurchase offers,

b.	the repurchase offer amount and the amount tendered in each repurchase offer, and

c.	the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with FINRA or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys and accountants’ fees, incurred by the Fund in connection with such transfer.

Management of the Fund

The Board of Trustees (the “Board” or “Trustees”) has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of five individuals, one of whom is an “interested person” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Interested Trustees”) and four of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

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Board Leadership Structure Earl Hunt is the Chairman of the Board of Trustees. Under the Trust's Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chairman, the chair of the Audit Committee, the chair of the Governance Committee, and, as an entity, the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and each shareholder.

Earl Hunt may be deemed to be an interested person of the Trust by virtue of his management role at the Adviser. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund. The Independent Trustees (as defined herein) exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the trustee happens to be independent or a member of management. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. The Independent Trustees also meet quarterly in executive session without Mr. Hunt. In view of the small size of the Board, the Independent Trustees have not designated any single trustee to be the lead Independent Trustee at this time.

Board Risk Oversight The Board of Trustees is comprised of four trustees, three of whom are Independent Trustees. The Board has established an independent Audit Committee with a separate chair and an independent Governance Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

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Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

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Following is a list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years. Unless otherwise noted, the address of each Trustee and Officer is 9 W 57th St, New York, NY 10019.

Independent Trustees

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Meredith Coffey (1968)	Trustee since 2022	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher (1985)	Trustee since 2022	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter (1983)	Trustee since 2022	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen (1960)	Trustee since 2022	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.	1

Director, MicroStrategy Inc. (2002-present); Director, Apollo Senior Floating Rate Fund Inc. (2011- present); Director, Apollo Tactical Income Fund Inc. (2013-present); Director, Berry Global Inc. (2013-present); Director, Apollo Debt Solutions, BDC (2021-present).

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Interested Trustees and Officers

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Earl Hunt (1981)	Chairman, Trustee, and President since 2022	Mr. Hunt joined Apollo Global Management, Inc. and its consolidated subsidiaries in 2021. From 2015 to 2021, Mr. Hunt served as a Partner in the Global Markets division at Goldman Sachs. He also was a member of Goldman Sach’s Partnership Committee, Global Markets Operating Committee and was co-chair of the Global Markets Inclusion and Diversity Committee.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Kenneth Seifert (1978)	Treasurer and Chief Financial Officer Since 2022	Controller, Principal and Director, Apollo Capital Management, L.P. since 2021 and 2017, respectively. Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund and Apollo Tactical Income Fund since 2021, controller 2017-2021.	N/A	N/A
Kristin Hester (1980)	Chief Legal Officer and Secretary since 2022	Senior Counsel, Apollo Global Management, Inc., 2015 - present; General Counsel, Apollo Investment Corporation, 2020 – present.	N/A	N/A

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Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Ryan Del Giudice (1990)	Chief Compliance Officer Since 2018, Vice President and Assistant Secretary Since 2020	Principal, Apollo Global Management, Inc. 2022-present. Chief Compliance Officer of Apollo Diversified Real Estate Fund since 2018 and Vice President and Assistant Secretary since 2020. Chief Compliance Officer, Apollo Real Estate Fund Adviser, LLC and Apollo Capital Credit Adviser, LLC 2018-2022. Vice President, Cipperman Compliance Services, LLC, 2015-2017.	N/A	N/A

*	The term of office for each Trustee and officer listed above will continue indefinitely.
**	The term “Fund Complex” refers to the Trust.

Board Committees

The Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held seven meetings.

Governance Committee

The Board has a Governance Committee that consists of all the Independent Trustees. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee generally will consider shareholder nominees to the extent required pursuant to rules under the Securities Exchange Act of 1934. The Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Governance Committee. The Governance Committee meets to consider nominees as is necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

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Trustee Ownership

The following table indicates the dollar range of equity securities that each prior Trustee beneficially owned in the Fund as of December 31, 2021. The Fund’s current Trustees did not own any shares of the Fund as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robb Chapin	None	None
Ira Cohen	None	None
Nathan Headrick	None	None
Kevin Shields	Over $100,000*	Over $100,000*
Dr. Randy Anderson	Over $100,000*	Over $100,000*

Compensation

As of December 14, 2021, each Independent Trustee receives an annual retainer of $42,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Chair of the Audit Committee receives an additional $15,750 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

Prior to December 14, 2021, each Independent Trustee received an annual retainer of $40,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Independent Trustees also received $2,000 per special meeting related to the sale of the Adviser’s parent company. The Chair of the Audit Committee received an additional $15,000 annually. None of the executive officers, with the exception of the Chief Compliance Officer, received compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and were not paid by the Fund for serving in such capacities.

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The table below details the amount of compensation the prior Trustees received from the Trust during the fiscal year ended December 31, 2021. The Fund’s current Trustees did not receive any compensation from the Fund as of December 31, 2021. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Robb Chapin	$41,000	None	None	$41,000
Ira Cohen	$56,000	None	None	$56,000
Nathan Headrick	$41,000	None	None	$41,000

ORGANIZATION AND MANAGEMENT OF WHOLLY-OWNED SUBSIDIARIES

Certain investments of the Fund will be held in Subsidiaries.

The Single-Asset Subsidiaries will be limited liability companies controlled by the Fund and organized under Delaware law. The Fund will be the sole or controlling member of the Single-Asset Subsidiaries.

The Financing Subsidiary is a single member limited liability company organized under Delaware law. The Fund is the sole member of the Financing Subsidiary.

Managers. The Fund is the sole member of the Financing Subsidiary. The Independent Trustees also serve as the managers of the Financing Subsidiary.

The Financing Subsidiary has entered into a separate contract with each of the Adviser and Sub-Adviser for the management of the Financing Subsidiary’s portfolio, without compensation. The Financing Subsidiary has also entered into arrangements with the Trust's custodian to serve as the Financing Subsidiary’s custodian and with the Trust’s transfer agent, fund accountant and administrator to serve the Financing Subsidiary in the same capacity. The Financing Subsidiary has adopted compliance policies and procedures that are substantially similar to the policies and procedures adopted by the Fund. The Trust's Chief Compliance Officer oversees implementation of the Financing Subsidiary’s policies and procedures, and makes periodic reports to the Board regarding the Financing Subsidiary’s compliance with its policies and procedures.

The Financing Subsidiary does not pay a fee to the Adviser or Sub-Adviser for their services. The Financing Subsidiary will bear the fees and expenses incurred in connection with the custody, transfer agency, fund accounting, and administration services that it receives. The Fund expects that the expenses borne by its Financing Subsidiary will not be material in relation to the value of the Fund's assets. It is also anticipated that the Fund's own expense will be reduced to some extent as a result of the payment of such expenses at the Financing Subsidiary level. It is therefore expected that the Fund's investment in the Financing Subsidiary will not result in the Fund paying duplicative fees for similar services provided to the Fund and the Financing Subsidiary.

Codes of Ethics

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Code of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Code of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

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Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Adviser and the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Adviser and Sub-Adviser and a record of each proxy voted by the Adviser and the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser or Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Adviser or the Sub-Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Adviser’s and the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A and Appendix B, respectively.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-888-926-2688; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 1-888-926-2688 and will be sent within three business days of receipt of a request.

Control Persons and Principal Holders

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of April 4, 2022, the name, address and percentage of ownership of each entity or person that owned of record or beneficially 5% or more of the outstanding shares of the Fund are as follows:

Class L
Name and Address	Percentage Owned	Type of Ownership
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations 4707 Executive Drive San Diego, CA 92121-3091	16.43%	Record

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Investment Advisory and Other Services

The Adviser

Apollo Capital Credit Advisor, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a Delaware limited liability company formed in 2016 for the purpose of advising the Fund. The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries.

Under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund and will determine which securities should be purchased, sold or exchanged, as may be delegated to the Sub-Adviser as described in the Prospectus. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.85% per annum of the Fund’s average daily net assets attributable to Class L shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board of Trustees on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s discretion.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $9,735,698, $7,487,237 and $5,222,167 in advisory fees to the Adviser, respectively. For the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser waived its advisory fees and also reimbursed Fund expenses of $6,806,375, $5,995,412 and $6,648,053, respectively.

The Adviser has engaged Apollo Credit Management, LLC (“Apollo” or the “Sub-Adviser”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund's investment portfolio. Apollo is located at 9 West 57th Street, New York, NY 10019.

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Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and Apollo. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. The fee table is as follows:

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets Managed by Apollo

$0 - $250M	0.75%
$250M - $500M	0.65%
$500M – $1 Billion	0.60%
Over $1 Billion	0.55%

Prior to April 1, 2022, the Adviser had engaged BCSF Advisors, LP (“BCSF”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund's investment portfolio. Under the terms of the sub-advisory agreement with BCSF, the Adviser compensated BCSF based on a portion of the Fund’s average daily net assets that had been allocated to BCSF to manage. Fees paid to BCSF were not an expense of the Fund. The fee table for BCSF is the same as that for Apollo. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser paid $3,396,641, $2,743,300 and $1,775,934 in fees to BCSF, respectively.

Potential Conflicts of Interest - Adviser

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Affiliated Investment Vehicles”). The Fund has no interest in these activities. Personnel of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Affiliated Investment Vehicles. Such personnel of the Adviser devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

Potential Conflicts of Interest – Sub-Adviser

The Sub-Adviser, Apollo Global Management, Inc. and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Sub-Adviser provide to us. These conflicts will arise primarily from the Firm, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect all material conflicts known to the Fund at the time of this filing.

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Apollo sponsors, manages or advises and will continue to sponsor, manage or advise other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the Sub-Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”). Apollo will continue to sponsor, manage or advise new Apollo Clients, whether alone or partnering with others, and will continue to maintain, develop, expand or monetize its investment and advisory and related businesses. Certain current Apollo Clients have, and certain future Apollo Clients are expected to have, investment mandates that overlap, either substantially or in part, with that of the Fund, and Apollo expects that the universe of potential investments and other activities of Apollo’s business could overlap with the investments and activities of the Fund, each of which, as a result, is expected to create conflicts of interest. For clarification, Apollo Clients will not include (a) any alternative investment vehicle, special purpose vehicle, subsidiary of the Fund, vehicles established to structure a co-investment, master, joint or commingled account or investment vehicle, joint venture or other person through which the Fund can make an investment or group of investments or (b) any investment and any portfolio investment or investment of any other Apollo Client or Apollo and its subsidiaries, in each case subject to the 1940 Act, and unless the Adviser determines in its sole discretion that such person should be treated as an Apollo Client under the circumstances.

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. Attention is also drawn to certain risk factors (see “Risk Factors” in the prospectus) that refer to potential conflicts of interest.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Apollo Clients could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more other Apollo Clients. If participation in specific investment opportunities is appropriate for more than one Apollo Client, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant Apollo Clients. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective or be allocated its investment interest. In addition, the Sub-Adviser may in certain situations choose to consult with or obtain the consent of the Board of Trustees with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act and the Advisers Act. Such considerations have in the past resulted, and may in the future also result, in allocations of certain investment opportunities (including sourcing opportunities from Apollo’s origination platform (such investments, “Platform Investments”) among Apollo Clients and Apollo on an other than pari passu basis.

Apollo is committed to allocating investment opportunities in a manner that, over time, is on a fair and equitable basis, and Apollo has established policies and procedures to guide the determination of such allocations. Subject to applicable law, including the 1940 Act, and the Board of Trustees’ oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Apollo’s allocation policies and procedures have established: (i) the allocations committee of Apollo Global Management, Inc. (“AGM” and such committee, the “AGM Allocations Committee”) to, among other things, review: (a) questions regarding an Apollo Client’s mandate; (b) potential distressed control investments; (c) any opportunities involving potential third-party co-investors; and (d) the actions taken by subcommittees to the AGM Allocations Committee (the “Allocations Sub-Committees”) and conflicts of interest that cannot be resolved by the Allocations Sub-Committees; and (ii) allocation guidelines on which such committees generally base their allocation decisions.

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Generally, an investment opportunity will be allocated to an Apollo Client if the opportunity reasonably falls within such Apollo Client’s mandate or is otherwise deemed suitable as determined by the relevant portfolio manager, investment committee, the AGM Allocations Committee or an Allocations Sub-Committee. If an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, two or more Apollo Clients and it is not possible to fully satisfy the investment interest of all such Apollo Clients, the investment opportunity generally will be allocated pro rata based on the size of each Apollo Client’s original investment interest. The size of each Apollo Client’s investment interest will be determined generally based on each Apollo Client’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

(a)   the relative actual or potential exposure of any particular Apollo Client to the type of investment opportunity in terms of its existing investment portfolio;

(b)   the investment objective of such Apollo Client;

(c)   cash availability, suitability, instructions from an Apollo Client, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

(d)   the likelihood of current income;

(e)   the size, liquidity and duration of the investment opportunity; (f) the seniority of loan and other capital structure criteria;

(f)   with respect to an investment opportunity originated by a third party, the relationships of a particular Apollo Client (or the portfolio manager) to such third party; (h) tax considerations;

(g)   regulatory considerations;

(h)   supply or demand for an investment opportunity at a given price level;

(i)    an Apollo Client’s risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

(j)    whether the investment opportunity is a follow-on investment;

(k)  whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

(l)    whether an Apollo Client’s economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

(m)  the governing documents of an Apollo Client (which could include provisions pursuant to which an Apollo Client is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in the Fund not participating in any such investment or participating to a lesser extent); and

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(n) such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Apollo Clients (e.g., in the case of an Apollo Client ramp-up period or when incubating a particular investment strategy or product or the investment period or term of an Apollo Client). In determining whether an investment opportunity falls within an Apollo Client’s mandate, the relevant portfolio manager, investment committee, the AGM Allocation Committee or an Allocations Sub-Committee, as appropriate, will take into consideration that:

(i)   multiple Apollo Clients have investment objectives that overlap to greater or lesser degrees;

(ii)   the applicable legal documents of each Apollo Client contemplate, to greater or lesser degrees, the obligation to offer such Apollo Client investment opportunities that fall within its investment objective or mandate;

(iii)  Apollo endeavors to not systematically disadvantage any Apollo Client;

(iv)  the investment objective of a particular Apollo Client could change over time;

(v)  the ultimate character of an investment opportunity (i.e., its risk/reward profile) will generally not become clear before a great deal of diligence and analysis has been completed by the portfolio manager pursuing such investment opportunity;

(vi)  investment opportunities that are outcomes of heavily negotiated transactions are capable of being structured in a variety of ways, each of which presents its own particular risk/reward profile, tax, regulatory, legal and other considerations; and

(vii) an Apollo Client could have more than one mandate.

To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole.

On December 29, 2021, a current affiliate of the Adviser received an amended exemptive order from the SEC permitting the Sub-Adviser to use greater flexibility to negotiate the terms of co-investment transactions with certain of its affiliates, including investment funds managed by the Sub-Adviser or its affiliates, subject to the conditions included therein (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the board of trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Sub-Adviser or its affiliates is not covered by the Order, the personnel of the Sub-Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

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Other Participants in Apollo’s Origination Platform. Other Apollo Clients participate in Apollo’s origination platform with the Fund, and certain Apollo Clients’ ability to acquire loans could in certain circumstances be dependent on the existence and performance of such other Apollo Clients. Certain of such other Apollo Clients will have different terms, investors, types of investors and investment mandates than those of the originating fund and the Fund, which could create conflicts between the interests of the originating fund and the Fund, on the one hand, and one or more of such other Apollo Clients, on the other hand, relating to, among other things, Apollo’s decision-making with respect to the relevant investment. Apollo seeks to resolve any and all conflicts in a fair and equitable manner; however, subject to the 1940 Act, there can be no assurance that any particular conflict will be resolved in the best interests of the Fund under the circumstances.

Investments with Respect to Which Other Apollo Clients May Benefit. The Fund can invest in joint ventures and can invest in Platform Investments, which investment activities may give rise to future investment opportunities (e.g., a forward commitment or other option acquired by the Fund or a relationship developed in connection with the making of an investment by the Fund) from which one or more other Apollo Clients may benefit. The Sub-Adviser has an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for the Fund.

In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including those that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Platform Investments. In addition, as Apollo continues to seek additional sourcing channels for investment opportunities for the Fund and other Apollo Clients, it is also anticipated that there will be opportunities for investments in various companies or businesses, including, among others, financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including those participating in Apollo’s origination platform) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including those participating in Platform Investments on Apollo’s origination platform. To the extent applicable, any Platform Investments will be made in compliance with the Order once the Fund is eligible to rely on the Order.

From time to time, Apollo recruits an existing or newly formed management team to pursue a new “platform” opportunity that is expected to lead to investment opportunities for Apollo Clients, including the Fund. In other cases, a new Platform Investment may be formed and used to recruit an existing or newly formed management team to build such Platform Investment through acquisitions and organic growth. Finally, in order to augment the Fund team’s capabilities and diligence techniques and, in some instances, to operate or service the Fund’s investments, Apollo may partner with, including through joint ventures, Platform Investments or by making investments in, high-quality operators with significant expertise and the requisite skills to operate or service the Fund’s assets. The structure of each Platform Investment and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout an investment’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a Platform Investment could include former Apollo personnel, industry advisors, senior advisors and Apollo advisors. The management or operating team of a Platform Investment (or one or more members thereof) may also provide the same or similar services with respect to other Platform Investments of the Fund and/or one or more other Apollo Clients (including predecessor funds and successor funds thereto and co-investment vehicles) or provide the same or similar services for assets owned by third parties. The Fund may realize a Platform Investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform. The services provided by the platform’s management and operating team could be similar to, and overlap with, services provided by Apollo to the Fund or to other Apollo Clients, and the services may be provided exclusively to the Platform Investments.

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As with the Fund’s other portfolio investments, in respect of all Platform Investments, the Fund will bear the expenses of the management team and/or portfolio entity, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform entity. Such expenses may be borne directly by the Fund pursuant to its advisory arrangements, as applicable, or indirectly through operational expenses of the Platform Investment. In each case subject to the 1940 Act, the compensation of management of a platform portfolio entity may include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio entity (or other entity in the holdings structure of the Platform Investment), including profits realized in connection with the disposition of an asset and other performance-based compensation. None of the compensation or expenses described above will be offset against any management fees in respect of the Fund and will be borne by the applicable Platform Investment or by the Fund as Fund expenses pursuant to the advisory arrangements.

Co-Investments Generally and Co-Investors. The Sub-Adviser may, subject to the 1940 Act and other applicable law (including the Order), offer the opportunity to co-invest alongside the Fund to one or more Co-Investors (as described below). The Sub-Adviser can, in its sole discretion, offer the opportunity to co-invest alongside the Fund to (i) other Apollo Clients, (ii) any limited partner of an Apollo Client (or any of its beneficial owners or any other client or account of its advisor or consultant), (iii) management or employees of the relevant portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”), consultants and advisors with respect to such Portfolio Company or pre-existing investors or other persons associated with such Portfolio Company, (iv) any joint venture partner or operating partner, (v) any alternative investment fund or business sponsored, managed or advised by persons other than Apollo or (vi) any other persons or entities, including persons or entities whom the Sub-Adviser believes will be of benefit to the Fund or one or more Portfolio Companies or who may provide a strategic, sourcing or similar benefit to Apollo, any Apollo Client, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise (including credit or other investment funds sponsored by persons other than Apollo in so-called “club deals” through joint ventures or other entities). “Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Sub-Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

As a closed-end fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside Apollo Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Apollo Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Apollo Clients) in investments that are suitable for the Fund and one or more of such Apollo Clients. Even if the Fund and any such Apollo Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

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Co-investment Allocations. The Sub-Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

(i)    the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

(ii)   the level of demand for participation in such co-investment opportunity;

(iii)  the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

(iv)  certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

(v)   the investing objectives and existing portfolio of the prospective Co-Investor;

(vi)  as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

(vii) the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

(viii) the legal or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

(ix)  the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients (including contemporaneously with the applicable co-investment); (x) Apollo’s own interests;

(xi)  the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

(xii) the prospective Co-Investor’s existing or prospective relationship with Apollo; and

(xiii) with respect to the Fund, the restrictions set forth in the Order.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

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Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, subject to the 1940 Act and the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Co-Investment Expenses. The Sub-Adviser may, but will not be obligated to, endeavor to cause unaffiliated Co-Investors that committed to participate in a particular unconsummated co-investment to bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses, subject to the 1940 Act and, once Apollo acquires the Adviser, the Order.

Fees and Carried Interest Payable with Respect to Co-Investments. Apollo can in its discretion: (i) receive performance-based compensation (such as carried interest or performance allocations), management fees or other similar fees from Co-Investors, and Apollo may make an investment, or otherwise participate, in any vehicle formed to structure a co-investment to facilitate, among other things, receipt of such performance-based compensation, management fees or other similar fees; and (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements, and any such fees will be retained by, and be for the benefit of, the Sub-Adviser or any of its respective affiliates with respect to certain Co-Investors. Unlike these Co-Investors, the Fund does not pay any such carried interest, incentive allocation, management fees or other similar fees to the Adviser or Sub-Adviser. Additionally, in those circumstances where the applicable Co-Investors include one or more members of a Portfolio Company’s management group, the Co-Investors who are members of such management group may receive compensation relating to the investment in such Portfolio Company, including incentive compensation arrangements.

Syndications; Syndication Fees: Subject to the limitations of the 1940 Act, it is possible that a portion of the Fund’s Portfolio Investments will be syndicated to Apollo Clients, their portfolio companies, investors in Apollo Clients and other third parties via participations in and/or assignments or sales of loans (or interests therein) that the Fund purchased or originated. Subject to the limitations of the 1940 Act, Apollo, the Sub-Adviser and their affiliates and/or Apollo Clients may receive certain fees in connection with any such syndication. While the terms of any such transaction, including the price of the participation, assignment or sale, will not be set by the Apollo, the Sub-Adviser or the Fund but rather will be established based on third-party valuations, Apollo will nevertheless have an incentive to determine the amount and timing of each syndication in a manner that takes into account the interests of other Apollo Clients that may participate, as well as the prospect of the fees described above, which will not necessarily be consistent with the interests of the Fund in connection with any particular investment.

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Sharing of Services. Subject to the limitations of the 1940 Act, in certain circumstances, in order to create efficiencies and optimize performance, one or more Portfolio Companies of the Fund could determine to share the operational, legal, financial, back-office or other resources of another Portfolio Company of the Fund or a Portfolio Company of an Apollo Client. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities by Apollo in good faith and in accordance with the 1940 Act and SEC guidance. In addition, it is possible that a Portfolio Company or an affiliated service provider may be in the business of providing services that are, or could be, utilized by another Portfolio Company. In this situation, the Adviser may determine that one or more Portfolio Companies use the other Portfolio Company’s or affiliated service provider’s services, even where these services were previously provided to the investment from a third party. As applicable, the Fund’s Board of Trustees will approve any such services provided by an affiliated service provider. See “Affiliated Loan Origination and/or Servicing Businesses” below.

Allocation of Expenses. Apollo will from time to time incur fees, costs and expenses on behalf of the Fund, one or more other Apollo Clients and itself. To the extent such fees, costs and expenses are incurred for the account or for the benefit of the Fund, one or more other Apollo Clients and itself, the Fund, such other Apollo Clients and Apollo will typically bear an allocable portion of any such fees, costs and expenses (subject to the terms of the advisory arrangements) in such manner as the Sub-Adviser in good faith determines. In most cases, Apollo’s Expense Allocation Steering Committee, which typically meets on a quarterly basis, is responsible for the overall expense allocations and the related methodologies for Apollo and Apollo Clients. Although Apollo endeavors to allocate such fees, costs and expenses in good faith over time, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. Notwithstanding the foregoing, Apollo may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice. Apollo anticipates that fees, costs and expenses incurred in connection with the acquisition of Portfolio Investments will typically be borne by the relevant Portfolio Companies. However, it is possible that one or more Portfolio Companies will not agree to pay all or a portion of such amounts, or will not pay such amounts when due. In either such case, such expenses (or portion thereof) will be borne by the applicable Apollo Clients (including the Fund) as operating expenses.

Restrictions on Transactions Due to Other Apollo Businesses. From time to time, various potential and actual conflicts of interest will arise from the overall advisory, investment and other activities of Apollo and its personnel. Apollo will endeavor to resolve conflicts of interest with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances. As discussed further in “Allocation of Investment Opportunities” above, and in “Potential Duties to Other Stakeholders” below, Apollo can invest, on its own behalf, in securities and other instruments that would be appropriate for, held by or fall within the investment guidelines of an Apollo Client. Apollo can give advice or take action for its own account that can differ from, conflict with or be adverse to advice given or action taken for Apollo Clients. These activities will, in certain circumstances, adversely affect the prices and availability of other business opportunities, transactions, securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Potential conflicts of interest also arise due to the fact that Apollo has investments in some Apollo Clients but not in others, or has different levels of investment in the various Apollo Clients, and that the Apollo Clients bear different levels of fees and incentive compensation in favor of Apollo.

Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in businesses and assets whose operations can be substantially similar to, and/or competitive with, the business and assets in which Apollo Clients have invested. The performance and operation of such competing businesses and assets could conflict with and adversely affect the performance and operation of an Apollo Client’s portfolio companies or other operating entities, and could adversely affect the prices and availability of business opportunities, transactions, securities or instruments held by, available to or potentially considered for such portfolio investments. Apollo will seek to resolve conflicts in a manner that Apollo deems to be fair and equitable.

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In addition, Apollo can give advice, or take action with respect to, the investments of one or more Apollo Clients that may not be given or taken with respect to other Apollo Clients with similar investment programs, objectives or strategies. Accordingly, Apollo Clients with similar strategies may not hold the same securities or instruments or achieve the same performance. Apollo also advises Apollo Clients with conflicting investment objectives or strategies. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Apollo has and expects to maintain ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients.

Apollo may also have ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients. From time to time, Apollo may acquire securities or other financial instruments of an issuer for one Apollo Client which are senior or junior to securities or other financial instruments of the same issuer that are held by or acquired for another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt). Apollo also advises Apollo Clients with conflicting investment objectives or strategies. For example, in the event such issuer enters bankruptcy, the Apollo Client holding securities that are senior in bankruptcy preference is expected to have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to such Apollo Client, and Apollo might have an obligation to pursue such remedy on behalf of such Apollo Client. As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients.

Apollo Clients will, from time to time, subject to their governing documents, as applicable, acquire and dispose of securities or other financial instruments in portfolio investments at different times and upon different terms. The interests of Apollo Clients (including the Fund) in such investments will not be aligned in all or any circumstances, and there will be actual or potential conflicts of interests or the appearance thereof.

In this regard, actions could, from time to time, be taken by Apollo that are adverse to the Fund. Apollo will also have ongoing relationships with issuers whose securities have been acquired by or are being considered for investment by Apollo Clients. Situations could arise where another Apollo Client acquires or otherwise engages in transactions with respect to securities of an entity in which the Fund has a financial interest (whether in the same or a different class of securities) or otherwise engages in selling, divesting or making further acquisitions or otherwise engages in transactions with respect to securities of such entity, including in connection with and following a co-investment. For example, the Fund can engage assets of other Apollo Clients to provide additional services with respect to the Fund’s Portfolio Companies. To the extent that any transactions involve the sale of securities between Apollo Clients, such transactions will be conducted in accordance with, and subject to, the 1940 Act and its rules and regulations, and to the extent that any such transactions may be viewed as a principal transaction due to the ownership interest by Apollo and its personnel, Apollo will comply with the requirements of Section 206(3) of the Advisers Act and its internal policies.

As described herein, Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in a broad range of businesses and assets. The Adviser may take into account Apollo’s, it affiliates’ and/or other Apollo Clients’ respective interests (including reputational interests) when determining whether to pursue a potential Portfolio Investment for the Fund. As a result, it is possible that the Adviser may choose not to pursue or consummate an investment opportunity for the Fund notwithstanding that such investment may be profitable for the Fund or that the Adviser may choose not to pursue an investment opportunity because of the reputational, financial and/or other interests of Apollo and its Affiliates.

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Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Apollo Clients), in some cases, without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent an applicable exemption. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Sub-Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), in some cases without prior approval of the SEC.

Capital Structure Conflicts. The Fund is permitted to invest in a Portfolio Company in which one or more other Apollo Clients hold an investment in a different class of such Portfolio Company’s debt or equity, or vice versa, subject to the limitations of the 1940 Act. For example, to the extent permitted by the 1940 Act with respect to the Fund:

(i)    Apollo can acquire securities or other financial instruments of an issuer for one Apollo Client or itself that are senior or junior to securities or other financial instruments of the same issuer that are held by, or acquired for, another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt),

(ii)   Apollo could make a holistic capital solutions proposal to an issuer that involves multiple Apollo Clients (including the Fund) providing financing, in the form of debt or equity, or a combination thereof investing across two or more tranches or series of such issuer’s capital structure,

(iii)  Apollo can permit other Apollo Clients to provide debt or equity financing to a Portfolio Company in which the Fund holds an investment,

(iv)  Apollo can permit the Fund (including together with other Apollo Clients) to provide financing to a portfolio company/portfolio investment of other Apollo Clients; or

(v)   Apollo can cause an Apollo Client (including the Fund) to provide financing and/or leverage to another Apollo Client (including the Fund) with respect to investments.

Conflicts of interest are expected to arise under such circumstances. For example, in the event Apollo negotiates a holistic capital solution with an issuer, as described in clause (ii) of the previous sentence, the specific terms and conditions of each tranche or series could be impacted by Apollo’s desire to provide an overall financing package, which could result in the terms and conditions of the tranche or series in which the Fund participates being less favorable to the Fund than could have been the case absent such an overall arrangement. This could be exacerbated if there is no or limited overlap of participating Apollo Clients (including the Fund) in the different tranches or series. Apollo, in its sole discretion, and in response to the desires of an issuer in some cases, could negotiate for enhanced terms or protections for one tranche or series at the expense of another tranche or series, and the issuer’s ultimate approval of the holistic capital solution should not be viewed as dispositive that the terms and conditions of each tranche or series, taken individually, reflect an arms’-length arrangement.

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In addition, in the event that any issuer in which Apollo and/or Apollo Clients are invested in different levels of the capital structure enters bankruptcy, Apollo or the Apollo Client(s) holding securities that are senior in bankruptcy preference are expected to have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to Apollo or such Apollo Client(s), and Apollo might have an obligation to pursue such remedy on behalf of itself or such Apollo Client(s). As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss.

Apollo has instituted policies and procedures that are reasonably designed to identify and address such potential conflicts of interest (whether including at the inception of an investment and during the holding or ownership of an investment) and that seek to ensure that Apollo Clients are treated fairly and equitably. The application by Apollo of its policies and procedures will vary based on the particular facts and circumstances surrounding each investment made by Apollo and Apollo Clients (including the Fund), or made by two or more Apollo Clients (including the Fund), in different classes, series or tranches of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure), and, as such, investors should expect some degree of variation, and potentially inconsistency, in the manner in which potential, or actual, conflicts of interest are addressed by Apollo. While Apollo’s policies and procedures for addressing the conflicts between Apollo and Apollo Clients and among multiple Apollo Clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

In addressing certain of the potential conflicts of interest described herein, Apollo and/or the Sub-Adviser may, but will not be obligated to, take one or more actions on behalf of the Fund or any other Apollo Client, including any one or more of the following:

(i)       causing an Apollo Client (including the Fund) to remain passive in a situation in which it is otherwise entitled to vote, which may mean that the Fund or any other Apollo Client defers to the decision or judgment of an independent, third-party investor in the same class of equity or debt securities or other financial instruments held by the Fund or such other Apollo Client;

(ii) referring the matter to one or more persons not affiliated with Apollo to review or approve of an intended course of action with respect to such matter;

(iii) establishing ethical screens or information barriers to separate Apollo investment professionals or assigning different teams of Apollo investment professionals, in each case, who are supported by separate legal counsel and other advisers, to act independently of each other in representing different Apollo Clients or Apollo Clients that hold different classes, series or tranches of an issuer’s capital structure;

(iv) as between two Apollo Clients, ensuring (or seeking to ensure) that the underlying investors therein own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interest; or

(v) causing the Fund or another Apollo Client to divest itself of a security, financial instrument or particular class, series or tranche of an issuer’s capital structure it might otherwise have held on to.

Any such step would be subject to the 1940 Act and could have the effect of benefiting other Apollo Clients or Apollo at the expense of the Fund, and there can be no assurance that any of these measures will be feasible or effective in any particular situation, and it is possible that the outcome for the Fund will be less favorable than might otherwise have been the case if Apollo had not had duties to other Apollo Clients.

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The Sub-Adviser, its affiliates and management of a Portfolio Company will be required at times to make decisions that are adverse to the interests of the equity investors in such Portfolio Company while at the same time beneficial to the debt investors in such Portfolio Company, or vice versa (for example, if such Portfolio Company or a subsidiary thereof should file for bankruptcy). For example, should the Sub-Adviser and its affiliates or management of a Portfolio Company act in a way that is not in the best interests of the debt investors in such Portfolio Company, then, to the extent that the Sub-Adviser and its affiliates or management of such Portfolio Company are directed by Apollo, such decision could subject the Sub-Adviser and the Fund, among others, to the risk of claims to which they would not otherwise be subject, including claims of breach of the duty of loyalty or violations of securities law. To the extent that a greater number or proportion of debt investors in a Portfolio Company are Apollo Clients (or Apollo) or are investors in Apollo Clients, Apollo will be incentivized to prioritize the interests of the debt investors in such Portfolio Company (including Apollo itself) over the interests of the equity investors in such Portfolio Company (including Apollo itself), and vice versa, and Apollo will be subject to certain conflicts of interest in connection therewith.

Certain Transactions. Situations may arise where certain assets held by the Fund may be transferred to Apollo Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Representing Creditors and Debtors. The Sub-Adviser and its affiliates can serve as the controlling persons of Apollo Clients that hold positions in creditors or debtors either in proceedings under relevant bankruptcy or insolvency codes or prior to such filings. From time to time, the Sub-Adviser and its affiliates serve as advisers to creditor or equity committees on behalf of such Apollo Clients. This involvement, for which the Sub-Adviser and its affiliates could be compensated, could, among other things, limit or preclude the flexibility that the Fund otherwise has to participate in restructurings of investments, or that the Fund requires to liquidate any existing positions of the applicable issuer.

Subdivision of Debt Obligations. Subject to the limitations of the 1940 Act and (once available) the Order, the Sub-Adviser, acting in respect of the Fund and other Apollo Clients, is permitted, from time to time, to subdivide a debt obligation into two or more tranches, each of which has different terms from the original obligation with respect to interest and principal repayment, seniority and subordination, default remedies, rights to collateral and other matters. The owner of the original obligation, which could have been acquired directly from a borrower in a negotiated transaction or in the secondary market, can retain an interest in one or more tranches and elect to dispose of any such interests. The subdivision or “tranching” of debt obligations typically will be undertaken when Apollo determines that it can achieve competitive advantages or other benefits. For example, a borrower would be expected to favor a lender that is prepared to negotiate a single, consolidated credit arrangement, instead of having to negotiate senior and subordinated loans and/or secured and unsecured loans with multiple lenders. Tranching can also facilitate access to debt obligations or other securities having specific features that suit the differing risk and return parameters of different Apollo Clients (including the Fund) on a more customized basis than is available in the market at a particular time. Participation by the Fund in these tranching activities may give rise to a variety of potential conflicts of interest with Apollo and other Apollo Clients. See also “Exercise of Rights and Remedies” and “Bankruptcy and Other Distress Situations” below.

Bankruptcy and Other Distress Situations. When a debtor with different classes of outstanding debt becomes bankrupt or experiences severe financial distress, a resolution of the situation often requires adversarial judicial proceedings or contentious negotiations. If this were to occur with respect to a debtor for which the Fund and other Apollo Clients hold different tranches of debt or other securities, it generally will not be feasible for Apollo to advocate effectively for the interests of all of its clients to the extent that there are conflicting or competing interests among holders of different tranches. As a threshold matter, Apollo expects that in a bankruptcy or other distressed situation, it will generally consider whether it is necessary or appropriate to arrange for separate legal counsel to be engaged on behalf of each separate tranche in order to analyze and identify the available rights, remedies, potential claims and legal strategies for seeking to maximize the recovery potentially available to the tranche, unless the outcome for a particular tranche is clear and certain. It is anticipated that, where feasible, an effort will be made to fashion a compromise solution. Any such effort to reach a compromise solution could result in the Fund and, in turn, other Apollo Clients, experiencing a worse outcome than they might have achieved in the absence of Apollo’s conflicting loyalties. In certain circumstances, Apollo could seek to mitigate the conflict by delegating certain decision-making responsibilities on behalf of the Fund or other Apollo Clients to unaffiliated third parties, or by seeking to dispose in whole or in part of one or more tranches. Alternatively, Apollo can seek to accommodate the competing interests of Apollo Clients by assigning different teams of Apollo investment professionals, supported by separate legal counsel and other advisers, to act independently of each other in representing different tranches. There can be no assurance that any of these measures will be implemented, feasible or effective in any particular situation, and it is possible that the outcome for the Fund, and in turn, the Apollo Client, will be less favorable than might otherwise have been the case if Apollo had not had duties to Apollo Clients holding other tranches.

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While Apollo anticipates that, over time, the overall benefits of permitting multiple clients, including the Fund, to participate in different tranches will outweigh the potential disadvantages in particular circumstances, there is no way to predict whether these net benefits will ultimately be achieved. Moreover, Apollo’s own interests will influence how conflicts between clients in these situations will be resolved. For example, Apollo will be perceived to have an incentive to favor the interests of Apollo Clients that invest primarily in more subordinated classes of debt, since Apollo’s compensation from such clients is generally higher than the compensation earned from clients that invest primarily in more senior debt. While Apollo’s policies and procedures for addressing the conflicts between its clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

Brokerage Commissions. The Fund’s securities transactions generate brokerage commissions and other compensation, including clearing fees and charges, all of which the Fund, not the Sub-Adviser or any of their affiliates, will be obligated to pay. The Sub-Adviser has sole discretion in deciding what brokers and dealers the Fund uses, subject to Board approval, and in negotiating the rates of brokerage commissions and other compensation the Fund pays. In selecting brokers and negotiating commission rates, the Sub-Adviser (i) will take into account such information it deems appropriate, (ii) need not solicit competitive bids and (iii) does not have any obligation to seek the lowest available commission cost or spread. The Fund buys and sells securities directly from or to brokers each acting as “principals” at prices that include markups or markdowns, and buys securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers. Any use of commissions or “soft dollars” generated by the Fund to pay for brokerage and research products or services will fall within the safe harbor created by Section 28(e) of the Exchange Act, although the Fund does not intend to use “soft dollars.”

Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which Apollo Clients are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

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Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Management Team. Management intends to devote sufficient time to the Fund. Apollo and its personnel will have conflicts of interest in allocating their time and services among Apollo Clients and personal investment activities. The Sub-Adviser’s personnel will work on other projects, including other Apollo Clients and Apollo’s other existing and potential business activities. In addition, Apollo’s personnel will participate in the management of the investment activities of other Apollo Clients concurrently with their obligations to the Fund. In certain circumstances, it is possible that the investments held by such Apollo Clients will be in competition with those of the Fund. None of the shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Fund.

Employees of Apollo may, from time to time, serve as directors or as board observers with respect to operating entities, the securities of which are purchased on behalf of Apollo Clients. In the event that Apollo (i) obtains material nonpublic information in such capacity with respect to the issuer of any such securities or (ii) is subject to trading restrictions pursuant to the internal policies of such issuer, Apollo will be restricted from engaging in transactions with respect to the securities or instruments of such issuer. Such a restriction could have an adverse effect on the Fund and other Apollo Clients.

Conflicts of interest are expected to arise because Apollo employees (including personnel dedicated to the Fund) will serve as directors, board observers or management committee members or in a similar capacity, of certain of the operating entities in which the Fund invests. In addition to any fiduciary duties Apollo employees owe to the Fund as directors or management committee members of operating entities, such employees may owe fiduciary duties to the other owners of such entities, which in many cases are other Apollo Clients, and to persons other than the Fund. In general, such director or similar positions are often important to the Fund’s investment strategy and often have the effect of enhancing the ability of Apollo to manage investments. However, such positions could also have the effect of impairing the ability of Apollo to sell the related securities when, and upon the terms, it otherwise desires. In addition, such positions can place Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the operating entity where the Fund is not the sole owner of the applicable operating entity. Should an Apollo employee make a decision that is not in the best interest of such owners, such decision could subject Apollo and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, because of the potential conflicting fiduciary duties, Apollo could be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund.

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Apollo’s three founders (the “Founders”) have established family offices (each a “Family Office” and collectively the “Family Offices”) to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities. The investment activities of the Family Offices and the involvement of the Founders in these activities give rise to potential conflicts between the personal financial interests of the Founders and the interests of the Fund or other Apollo Clients (for example, if the Family Offices were to hold debt obligations or securities in a Portfolio Company in which the Fund or another Apollo Client owned equity or subordinated debt and that was experiencing financial distress). Apollo has adopted certain procedures designed to mitigate some of these potential conflicts (for example, by requiring investment professionals employed by the Family Offices to refrain from making direct investments in portfolio investments that are controlled by the Fund or other Apollo Clients or that are the subject of announced transactions involving the Fund or other Apollo Clients).

Each of the Family Offices employs its own professional staff at its own expense, and each of them conducts its day-to-day operations independently of Apollo. Set forth below is a summary of certain procedures that are currently in place for certain categories of investments in which the Family Offices can participate, in each case subject to the limitations of the 1940 Act and (once available) conditions under the Order:

●            Liquid Credit Investments. The Founders generally do not participate in decisions to invest in, nor do they have investment discretion with respect to, liquid credit investments by their respective Family Offices. To the extent a Founder does not provide guidance or participate in investment decisions with respect to liquid credit investments, its respective Family Office may participate in such investments provided that the Family Office certifies to Apollo Compliance, on a quarterly basis, that it was not directed by its respective Founder to buy, sell or vote on any such liquid credit investments. To the extent a Founder were to provide guidance or participate in investment decisions with respect to liquid credit investments on behalf of its respective Family Office, such investment opportunities would first be reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

●            Illiquid, Private Investments (Equity and Debt) and Public Equities. The Founders may provide guidance or participate in investment decisions on behalf of their respective Family Offices in connection with illiquid, private investments and public equities. These investment opportunities are reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

These procedures are designed to seek to mitigate conflicts of interest; however, there will be situations where a Family Office, with respect to certain asset classes, reviews and invests in investment opportunities that overlap with the mandates of the Fund or other Apollo Clients. These procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Affiliated Service Providers. Subject to the limitations of the 1940 Act and SEC guidance, the Fund and/or its existing and potential Portfolio Companies may engage affiliated service providers to perform certain non-advisory services, including those described herein. Affiliated service providers may receive compensation based on, among other things, the performance of the Portfolio Companies that they service. Therefore, it is possible that certain affiliated service providers may receive incentive compensation from the Fund, even though the Fund does not generally bear incentive compensation and even if the Fund, as a whole, does not have net capital appreciation at the time. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. Certain of such affiliated service providers and the types of services they provide and the activities in which they engage are described below.

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The relationship between Apollo and any affiliated service provider will give rise to conflicts of interest between Apollo and the affiliated service provider, on the one hand, and Apollo Clients (including the Fund), on the other hand, to or with respect to whom such affiliated service provider provides services, or in respect of the Apollo Clients (including the Fund) that have an interest in any potential or existing Portfolio Company or Portfolio Investment to or with respect to which any such affiliated service provider provides services. Certain Apollo professionals and other persons (including persons associated with AGS or AGF (as defined below)) that are involved in providing origination, sourcing, portfolio management, syndication or other services to the Fund on behalf of Apollo (including Apollo investment professionals dedicated to, among other things, corporate credit and direct origination) will also be involved in the business and operations of affiliated service providers, including the activities of AGS and AGF described below. The fees earned by affiliated service providers in respect of services provided by such persons in respect of affiliated service providers are Other Fees (as defined below) and, therefore, will not reduce any management fees payable by any Apollo Client. Such persons will face conflicts of interest in dedicating time and resources to the Fund, which could have a detrimental effect on the Fund’s performance. Apollo seeks to address this conflict of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each Apollo Client, including the Fund, and by providing training to supervised persons with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, an affiliated service provider can provide services to third parties (including corporate borrowers, as described below), including third parties that are competitors of Apollo or one or more of its affiliates, Apollo Clients or their existing or potential Portfolio Companies or Portfolio Investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its Portfolio Companies, but rather will take into account its own interests.

Further, conflicts of interest will arise in connection with an affiliated service provider’s provision of services to or in respect of an Apollo Client or an existing or potential Portfolio Company or Portfolio Investment on account of, among other things:

(i) Apollo, together with the affiliated service provider, viewing the relevant Apollo Client or potential or existing Portfolio Company or Portfolio Investment as a source of revenue (which would in most instances not result in a reduction of management fees payable by the applicable Apollo Client),

(ii) an existing or potential Portfolio Company or Portfolio Investment engaging an affiliated service provider in an effort to obtain equity, debt or other forms of financing or investment by Apollo Clients (including the Fund), including in connection with services provided or to be provided by an affiliated service provider in respect of a class, tranche or series within such company’s capital structure (or such company’s capital structure as a whole) in which such Apollo Client(s) are not invested or are not expected to invest (and in such circumstance such Apollo Clients are invested or are expected to invested in a different class, tranche or series within such company’s capital structure),

(iii) the sourcing and approval of potential Fund investments that result in incremental revenue to such affiliated service provider (including in circumstances where such revenue would not have existed but for a potential or existing Portfolio Company’s or Portfolio Investment’s engagement of such affiliated service provider), including as a means to facilitate the engagement of such affiliated service provider by any such company or investment in connection with a contemporaneous investment in such company or investment by an Apollo Client (including the Fund),

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(iv) Apollo compensation arrangements with respect to such revenue, and

(v) the allocation of a given investment opportunity, including the under- or over-commitment of certain Apollo Clients, and/or the inclusion or exclusion of certain Apollo Clients (in whole or in part) from such investment opportunity, as a means to ensure the payment of such revenue.

An affiliated service provider also can come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a Portfolio Company. See also “Information Barriers” above.

AGS and AGF. Apollo Global Securities, LLC (“AGS”), an affiliate of Apollo, which is a broker-dealer registered with the SEC and a member of FINRA, is authorized to perform, among other things, the following services: (i) conduct private placements; (ii) provide services in respect of the underwriting of securities; (iii) provide transaction advisory services, including capital markets advisory and structuring services; (iv) conduct merger and acquisition transactions; and (v) purchase and sell corporate debt securities. Apollo Global Funding, LLC (“AGF”) is a subsidiary of Apollo and an affiliate of AGS, and provides a variety of services with respect to financial instruments, including loans, that are not subject to broker-dealer regulations such as arranging, structuring and syndicating loans and providing debt advisory and other similar services. AGS and AGF are expected to, from time to time, expand the services that they perform and the activities in which they engage. AGF or AGS, as applicable, may be engaged, either by the corporate borrower (or its sponsor) or by the participating Apollo Clients (including the Fund) to provide services, and arrangements are generally made for AGF or AGS, as applicable, to receive its fees directly from the corporate borrower for services rendered (however, if the corporate borrower will not pay or reimburse such fees, the participating Apollo Clients will pay such fees). The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a AGF or AGS acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board of Trustees believes in good faith that such transactions are appropriate for the Fund.

Affiliated Loan Origination and/or Servicing Businesses. Certain Apollo affiliates (such as AGF), Apollo Clients or their existing or potential portfolio investments are engaged in the loan origination and/or servicing businesses. For example, loans, such as term loans and revolvers originated by Apollo affiliates, Apollo Clients and/or their respective portfolio investments could involve the appointment of related parties of Apollo such as MidCap Financial Services, LLC (together with its subsidiaries, “MidCap”), a subsidiary of MidCap FinCo Designated Activity Company, an Apollo Client, as service providers. MidCap is a middle market-focused specialty finance firm that provides senior debt solutions to companies across a wide range of industries and has the ability to, from time to time, provide seller or other forms of financing to a buyer of an existing Portfolio Company that, for example, would be contingent upon the disposition of such Portfolio Company to such buyer. In connection with such activities, conflicts of interest usually arise with respect to, among other things, the role of MidCap or AGF in such transaction, the information available to MidCap or AGF with respect to such transaction and the fees and other terms (including as to whether such terms are at the market rate) on which MidCap or AGF is participating in such transaction. The Fund can acquire loans, structured, arranged and/or placed or arranged by MidCap, AGF or any other related-party loan origination or servicing businesses. To the extent the Adviser makes a determination that the permanent hold of a loan should be reduced from the original amount funded, MidCap, AGF or another affiliated service provider could be engaged by the Apollo Client (including the Fund) or the corporate borrower to provide syndication services and receive a fee for the provision of such services from the Fund to the corporate borrower; however, it is possible that the corporate borrower does not pay for its expenses, in which case such expenses will be borne by the Apollo Client as an operating expense. In connection with their lending activities, MidCap, AGF or any other such loan origination or servicing businesses may receive certain fees and services or other compensation, including arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, structuring, collateral management or loan administration, advisory, commitment, facility, float or other fees, discounts, spreads, commissions, concessions and other fees received as part of such loan origination or servicing businesses, from the borrower or otherwise, and will also receive reimbursement for costs or expenses from the borrower. Such fees can be charged on a cost reimbursement, cost-plus or other basis. Such fees, compensation or expense reimbursements received by MidCap or any other related-party loan origination or servicing business (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, MidCap, such other related-party loan origination or servicing business or any of their respective affiliates or employees, as applicable, in each case, in accordance with the fee arrangements applicable to the Fund. The provision of services by MidCap or any other related-party loan origination and/or servicing business to the Fund or Portfolio Companies will not require the review by, or consent of, the shareholders or any other independent party.

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In addition to the specific examples set forth above, the aforementioned and other affiliated service providers will provide the aforementioned services or other services to Apollo Clients and/or their existing or potential portfolio investments (including the Fund and its existing and potential Portfolio Companies). In addition, an affiliated service provider can, from time to time, participate in underwriting syndicates and/or selling groups with respect to the equity and debt instruments issued or acquired by Apollo Clients or their existing or potential portfolio investments and other entities in or through which Apollo Clients or their existing or potential portfolio investments invest, or in connection with an Apollo Client’s disposition of all or a portion of a portfolio investment to a third party such that an affiliated service provider may facilitate or provide seller financing in connection with such disposition. Subject to the 1940 Act and (once available) the Order, any such other affiliated service provider may receive fees, other compensation or reimbursements for costs or expenses in connection with providing services to Apollo Clients or their existing or potential portfolio investments or third parties, including the Fund and its Portfolio Companies. Such fees, compensation or reimbursements received by an affiliated service provider (including from the Fund or any of its existing and potential Portfolio Companies) will be retained by and be for the benefit of the applicable affiliated service providers or any of their respective affiliates or employees.

Apollo Employees of Portfolio Companies or Affiliated Service Providers. Apollo will engage an affiliated service provider to provide services to existing and potential Portfolio Companies. Notwithstanding anything herein to the contrary, where Apollo employees are hired or retained by one or more Portfolio Companies or by an affiliated service provider on behalf of a Portfolio Company, any related compensation will be paid, reimbursed or otherwise borne by the applicable Portfolio Company (or affiliated service provider), and a portion of the overhead related to such employee may also be allocated to such Portfolio Company. For the avoidance of doubt, Apollo or the affiliated service provider may subcontract with third parties for the provision of services that may otherwise be provided by an operating affiliate. In addition, the Fund may acquire a Portfolio Company that is externally or internally managed and replace such management with an affiliate of Apollo, a team of professionals (from within or outside of Apollo) or a combination of the foregoing, in which case, for the avoidance of doubt, the compensation for such services or professionals will be borne by the Portfolio Company. The rate paid for such employees may be in excess of the applicable market rate, and any such amounts will not be considered fees received by the Adviser or its affiliates that offset or otherwise reduce a management fee. These types of arrangements will not require the consent of shareholders and such rates will not be subject to shareholder approval.

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Apollo Consulting and Other Consultants. Subject to the limitations of the 1940 Act, SEC guidance and the advisory arrangement for the Fund, the Fund may bear the payments, fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo Consulting as well as industry executives, advisors, consultants and operating executives contracted or engaged, directly or indirectly, by the Fund, the Sub-Adviser, any Portfolio Company (including with respect to potential portfolio investments of the Fund) or any affiliated service provider. Certain non-employee industry executives, advisors, consultants and operating executives may be exclusive to Apollo. “Apollo Consulting” consists of one of more entities, including Apollo Investment Consulting LLC, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio investments, that facilitate strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Sub-Adviser determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services (any such person, a “Consultant”) to or in respect of the Fund, Portfolio Companies (including with respect to potential portfolio investments of the Fund) and other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Sub-Adviser or other persons other than Apollo Consulting, such activities will be treated for purposes of this definition as if they were conducted by Apollo Consulting.

Apollo Clients (including the Fund) and Portfolio Companies for or in respect of which a Consultant provides services will typically pay, or otherwise bear, such Consultant’s fees, costs and expenses incurred in connection with its engagement of such Consultants, as well as any other operating expenses associated with such engagement (including overhead and organizational expenses attributable to Apollo Consulting).

In addition, Consultants may receive other forms of compensation from multiple sources, including the Fund and Portfolio Companies, for services provided for or in respect of the Fund or Portfolio Companies (for example, fees, reimbursement of expenses or compensation received for serving as its director or in a similar capacity or providing analysis of a potential acquisition or sale), and may, as part of their respective arrangements, also be entitled to invest in Portfolio Companies. Any fees, compensation or reimbursements received by Apollo Consulting or any Consultant (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, Apollo Consulting, the applicable Consultant or any of their respective affiliates or employees.

While the expertise or responsibilities of a Consultant could be or are similar in certain or substantially all respects to those of a full-time Apollo investment professional employed by Apollo or certain functions that might customarily be performed by an investment professional employed by the manager of a fund, the fees, costs, expenses or other compensation described above will nonetheless be borne by Apollo Clients or their investments, including the Fund or Portfolio Companies, due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals. Any engagement of the services of Apollo Consulting or any Consultant by the Fund or any of its Portfolio Companies will not require the approval of any shareholder or any other independent party. Further, any determinations relating to Apollo Consulting or any Consultant to be engaged by the Fund or any Portfolio Company, will, in each case, be made by Apollo in good faith, which includes Apollo being authorized in its sole discretion to determine that certain functions carried out by Consultants will instead be carried out by Apollo employees, or a mix of Consultants and employees, if, for example, it believes that the ability to offer an employment relationship would provide Apollo with greater flexibility in attracting the personnel it desires.

Operating Partners Generally. With respect to an operating partner, Apollo generally retains, or otherwise enters into a joint venture arrangement with, such operating partner on an ongoing basis through a consulting or joint venture arrangement involving the payment of annual retainer fees or other forms of compensation. Such operating partner may receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing investments for the Fund (subject to the requirements of the 1940 Act) and other Apollo Clients. Such annual retainer fees, success fees, performance- based compensation and the other costs of retaining such operating partners may be borne directly by the Fund as fund expenses. None of the compensation or expenses described above will be offset against any management fees payable to the Adviser or Sub-Adviser in respect of the Fund. Such operating partners (including operating partners in which the Fund may own an interest) may operate assets on behalf of the Fund, as well as other Apollo Clients and may also operate assets for third parties.

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Selection of Service Providers. As described above, the Board will select the Fund’s service providers (including affiliated service providers) and will determine the compensation of such providers without review by or the consent of any shareholders. The Fund, regardless of the relationship to Apollo of the person performing the services, will bear the fees, costs and expenses related to such services. This will create an incentive for the Sub-Adviser to recommend an affiliated service provider, or to otherwise select service providers based on the potential benefit to Apollo or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). For example, the Sub-Adviser can recommend service providers that use their or their respective affiliates’ premises, for which the Sub-Adviser does not currently, but may in the future, receive overhead, rent or other fees, costs and expenses in connection with such on-site arrangement. Additionally, a Portfolio Company of the Fund may lease space from Apollo, an affiliated service provider or a portfolio investment of another Apollo Client. Furthermore, the Board can engage the same service provider to provide services to the Fund that also provides services to Apollo or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned. The Sub-Adviser and their respective affiliates address these conflicts of interest by using reasonable diligence to ascertain whether each service provider (including law firms) provides its service on a “best execution” basis, taking into account factors such as expertise, operational and regulatory controls, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying Apollo’s or its affiliates’ service provider selection criteria. In addition, in the event such service providers are affiliates of Apollo (as opposed to third parties), the engagement of such providers must typically comply with any conditions applicable to affiliate transactions described herein. Apollo from time to time enters into arrangements with service providers that provide for fee discounts for services rendered to Apollo and its affiliates.

Apollo Compensation-Related Conflicts. The possibility of performance-based compensation with respect to the Fund or any other Apollo Client to which a portion of certain Portfolio Investments could be syndicated will create an incentive for Apollo to make riskier or more speculative investments on behalf of the Fund (including for eventual syndication to such other Apollo Clients) than it might otherwise make in the absence of such compensation. In addition, the terms of such compensation could incentivize the Sub-Adviser to make decisions regarding the timing and structure of realization transactions that may not be in the best interests of investors. In exercising its discretion over investment and related decisions, the Sub-Adviser may consider such interests and factors as it desires, including its own interests. As such, there can be no assurance that any such conflict will be resolved in a manner that does not adversely affect the Fund or the shareholders as a whole.

Additionally, the percentage of profits Apollo is entitled to receive and the terms applicable to such performance-based compensation vary among Apollo Clients. Because the opportunity to receive performance-based compensation is based on the success of investments, to the extent the rates or other terms applicable to such compensation differ among Apollo Clients and subject to the 1940 Act, Apollo will be incentivized to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients bearing higher performance compensation rates or to Apollo Clients whose governing documents contain less restrictive terms regarding such compensation. In addition, Apollo will be incentivized to allocate investment opportunities away from Apollo Clients that have suffered losses and have not yet achieved a priority return threshold and, instead, allocate them to Apollo Clients that are more likely to actively generate performance-based compensation. In addition, as contemplated in “Fees and Carried Interest Payable with Respect to Co-Investments” above, the portion of any fees payable in connection with any investment that are allocable to investments by Co-Investors will not reduce management fees paid by any Apollo Client and will be retained by and be for the benefit of the Sub-Adviser or any of their respective affiliates or employees. Therefore, the Sub-Adviser will be perceived to be incentivized to allocate a greater portion of such investment to Co-Investors than it would have otherwise allocated to Co-Investors in the absence of such arrangements. Apollo has adopted written allocation policies and procedures, as described in “Allocation of Investment Opportunities” above, to help address conflicts arising in the allocation of resources and investment opportunities among Apollo Clients.

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Similarly, management fees or higher management fees will be perceived to incentivize Apollo to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients who are charged such management fees or higher management fees. See also “Fees and Carried Interest Payable with Respect to Co-Investments” above.

Finally, the right to receive performance-based compensation also creates a potential conflict of interest in the valuation of investments. Apollo has prepared accounting guidelines regarding the recognition of asset impairment and has also adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the valuation of the Fund’s assets. See also “Valuation of Fund Assets” below.

Valuation of Fund Assets. There can be situations in which Apollo is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Sub-Adviser could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of management fees due. Apollo has adopted valuation policies to address these potential conflicts.

Fees Paid to Apollo. Certain fees received by the Sub-Adviser will not be applied to reduce management fees and a portion of such fees will be retained by and be for the benefit of the Sub-Adviser or any of its respective affiliates or employees, in each case, in accordance with the fee arrangements set forth in the advisory arrangements for the Fund, as applicable).

Strategic Relationship with Athene and Athora. Athene Holding Ltd. (together with its subsidiaries, “Athene”) is a retirement services company that issues, reinsures and acquires retirement savings products designed for individuals and institutions seeking to fund retirement needs. The products and services offered by Athene include fixed-income and fixed-indexed annuity products, reinsurance services offered to third-party annuity providers and institutional products, such as funding agreements. Athora Holding Ltd. is a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (together with its subsidiaries, “Athora”). In exchange for an advisory fee, Apollo provides asset management and advisory services to Athene and Athora, including asset allocation services, direct asset management services, asset and liability matching management, mergers and acquisitions, asset diligence hedging and other asset management services. Apollo also provides sub-allocation services with respect to a portion of Athene’s and Athora’s assets and allocates such assets across Apollo Clients in a manner that often characterizes Athene and Athora as captive permanent capital vehicles in relation to Apollo’s business. Additionally, Apollo and Athene (as well as Apollo and Athora) also have considerable overlap in ownership and, as a result, from time to time Apollo is or may be perceived to be able to exercise significant influence over matters requiring shareholder approval relating to Athene’s and Athora’s businesses, including approval of significant corporate transactions, appointment of members of Athene’s and Athora’s management, election of directors, approval of the termination of Athene’s and Athora’s investment management agreements and determination of Athene’s and Athora’s corporate policies. As a result of the relationship between (x) Apollo and Athene and (y) Apollo and Athora, Athene’s and/or Athora’s participation (as well as the respective accounts or assets that they manage) in an Apollo Client (other than the Fund) is typically accompanied by strategic partnership treatment and in connection with investing Athene’s and Athora’s assets across Apollo Clients (other than the Fund), Apollo grants Athene and Athora certain preferential terms, including reduced management fee and carried interest rates that are lower than those applicable to the other fund investors, access to co-investment opportunities and other preferential terms, that in each case, are not subject to “most favored nations” treatment by other fund investors. Furthermore, as stated above, as Apollo provides asset management and advisory services to Athene and Athora, there will be instances where certain transactions (such as, for example, cross- trades among Apollo Clients (other than the Fund), the provision of financing or other transactions between Apollo Clients or potential or existing portfolio companies of Apollo Clients, on the one hand, and Athene and/or Athora, on the other hand, in each case, subject to the limitations of the 1940 Act) present conflicts of interest from the perspective of the involved parties, which would include Apollo itself or through its ownership of or significant influence over Athene and Athora. For example, and without limiting the foregoing, Athene, Athora and/or their affiliates or portfolio companies can serve as a financing or similar source in connection with the acquisition, financing or disposition of the Fund’s investments in existing or potential portfolio companies or in connection with the activities and business operations of such existing or potential portfolio companies (regardless of the type of investment, be it a control, non-control, preferred equity, structured or other type of investment structure). There will not necessarily be third parties involved in any such transaction in order to seek to ensure, among other things, that the terms of such participation by Athene, Athora and/or their affiliates or portfolio companies will reflect customary or market terms and will be subject to the 1940 Act.

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Further, as Athene, Athora and/or their affiliates or portfolio companies invest in a number of Apollo Clients (other than the Fund) and may seek to restructure or otherwise modify their respective balance sheet holdings from time to time, they may request to transfer their interests in Apollo Clients to each other, to portfolio companies of Apollo or Apollo Clients or to third parties. Apollo is incentivized to consent to such transfers (notwithstanding that the applicable general partner can grant or withhold its consent in its sole discretion), due to the fact that such transfers may, among other things, relieve the respective balance sheets of Athene, Athora and/or their affiliates or portfolio companies in a manner that allows them to fund other Apollo Clients or Apollo initiatives. Additionally, Athene holds interests in entities within the Apollo corporate structure that are recipients of all or a portion of the fees earned by the Sub-Adviser. Apollo, any affiliate thereof or one or more Apollo Clients could acquire interests in, Apollo or an affiliate thereof could enter into advisory arrangements with, or any of the foregoing could otherwise transact or enter into relationships with other businesses (such as, by way of example only and not of limitation, other insurance businesses) in a manner similar to the relationships with Athene, Athora and/or their affiliates or portfolio companies, in which case the conflicts and other issues described in this paragraph could apply, potentially more acutely depending on the nature and degree of the relationship, with respect to each such other business.

Creation of Other Entities; Restructuring. Except as expressly prohibited under a contractual restriction to which Apollo is subject, Apollo will be permitted to market, organize, sponsor, act as general partner or manager or as the primary source for transactions for other pooled investment vehicles or managed accounts, which can be offered on a public or private placement basis, and to restructure and monetize interests in Apollo, or to engage in other investment and business activities. Such activities raise conflicts of interest for which the resolution may not be currently determinable.

Relationship among the Fund, the Sub-Adviser and the Investment Team. The Sub-Adviser will have a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. The functions performed by the Sub-Adviser are not exclusive. The officers and employees of the Sub-Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Sub-Adviser has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts that have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

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Potential Duties to Other Stakeholders. The Sub-Adviser is an affiliate of AGM. The shares of Class A common stock of AGM are publicly traded on the New York Stock Exchange. As a result, the Sub-Adviser has duties or incentives relating to the interests of AGM’s stockholders that could differ from and that could conflict with the interests of the Fund and its shareholders, such as conflicts arising from the allocation of expenses, special fee offsets and investment opportunities (in particular, opportunities in the financial services industry). Apollo will endeavor to resolve such conflicts in a manner that Apollo determines in good faith to be fair and equitable to the extent possible under the prevailing facts and circumstances. Apollo will seek to allocate investment opportunities in the financial services industry between Apollo and Apollo Clients in accordance with their respective governing documents and will evaluate such opportunities in accordance with its allocation policies and procedures. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to Apollo rather than to the Apollo Clients, and Apollo expects to allocate such opportunities in a similar manner in the future.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek, each an employee of Apollo and its affiliates, serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

As of December 31, 2021, Mr. Hunt is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	220	$8,0700	90	$3,7090

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As of December 31, 2021, Mr. Lahoud is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	226	$8,0704,186	96	$3,7094,487

As of December 31, 2021, Mr. Vanek is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	12	$2,603718	10	$2,6030
Other Pooled Investment Vehicles	43	$1,19715,328	42	$1,0932,572
Other Accounts	86	$3,5317,088	84	$3,5311,804

As of December 31, 2021, Messrs. Hunt, Lahoud and Vanek did not own shares of the Fund.

Allocation of Brokerage

Specific decisions to purchase or sell securities for the Fund are made by either (i) the portfolio manager who is an employee of the Adviser or (ii) designated employees of the Sub-Adviser and its affiliates. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $15,485, $20,037 and $25,967 in brokerage commissions, respectively.

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Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17(e)(1) under the 1940 Act which places limitations on the securities transactions effected through the Distributor. The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified. During the fiscal year ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund did not pay any affiliate party brokerage commissions.

Tax Status

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

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If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

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All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

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A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

Other Information

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s administrator and fund accountant pursuant to a fund services agreement between ALPS and the Fund. For its services as administrator and accounting agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $878,132, $750,835 and $534,108 in administration and fund accounting fees to ALPS, respectively.

Distributor

ALPS Distributors, Inc. (the “Distributor”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, MO 64105, serves as transfer agent pursuant to a transfer agency agreement between DST Systems, Inc. and the Fund.

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Legal Counsel

Simpson Thacher & Bartlett LLP, Washington, D.C., acts as legal counsel to the Fund. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware legal counsel to the Fund.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 601 Travis Street, 16th Floor, Houston, Texas 77002.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

Financial Statements

The financial statements for the Fund’s fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report contained in the Fund’s annual report dated December 31, 2021 are incorporated by reference to this SAI. The Fund’s annual report and semi-annual report are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

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Appendix A

APOLLO CAPITAL CREDIT ADVISOR, LLC

PROXY VOTING POLICIES AND PROCEDURES

Background & Description

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●	Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Rule 206(4)-6 is supplemented by Investment Advisers Act Release No. 5325 (September 10, 2019) (“Release No. 5325”), which contains guidance regarding the proxy voting responsibilities of investment advisers under the Advisers Act. Among other subjects, Release No. 5325 addresses the oversight of proxy advisory firms by investment advisers. Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Books and Records section of this Compliance Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act.

Policy

The Adviser, as a matter of policy and as a fiduciary to the Fund, has the responsibility for voting proxies for securities held by the Fund consistent with the best interests of the Fund. The Adviser has delegated the voting responsibility for the Fund’s Sub-Adviser. The Sub-Adviser maintains written policies and procedures as to the handling, voting and reporting of proxies. The Adviser shall cause the Fund to make appropriate disclosures about the Fund’s proxy policies and practices and the availability of the Fund’s proxy voting record.

Procedures

The Adviser has adopted procedures to implement the proxy voting policy and to monitor and ensure its policy is observed and amended or updated, as appropriate, which include the following.

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General Voting Procedures and Guidelines

The Adviser has delegated the voting responsibility for the Fund to the Sub-Adviser. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act. The Sub-Adviser votes proxies for the Fund in a manner consistent with its proxy voting policies and procedures, and any written instructions from the Adviser or the Fund. As a fiduciary, the Sub-Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of its clients, including the Fund, and not to subrogate client interests to its own interests. To meet its fiduciary obligations, the Sub-Adviser seeks to ensure that its votes proxies in the best interest of its clients, including the Fund, and address how it will resolve any conflict of interest that may arise when voting proxies.

The Sub-Adviser intends to vote proxies on behalf of the Fund either in accordance with management recommendations, or otherwise in the best interests of the Fund, taking into account such factors as it deems relevant in its sole discretion. The Sub-Adviser’s proxy voting policy is designed to ensure that if a material conflict of interest is identified in connection with a particular proxy vote, that the vote is not improperly influenced by the conflict. Conflicts of interest will arise from time to time in relation to proxy voting requirements. The Sub-Adviser shall monitor all proxies for any potential conflicts of interest. If a material conflict of interest arises, the Sub-Adviser will determine what is in the best interests of the Fund and will seek to take appropriate steps to eliminate any such conflict.

The Adviser expects the Sub-Adviser to vote proxies according to its stated proxy voting policy and in the best interest of shareholders. The Sub-Adviser may refrain from voting Fund proxies if:

●	the voting materials are not received in sufficient time to allow proper analysis or an informed vote by the voting deadline; and

●	it determines the cost of voting will likely exceed the expected potential benefit to the Fund; or the securities are of a de minimis amount

The Sub-Adviser must notify the Adviser of votes contrary to its general guidelines and document the rationale for any such vote, votes on non-routine matters and instances where the Sub-Adviser refrains from voting. The Sub-Adviser provides the Adviser and Fund with periodic reporting related to its proxy voting practices, votes cast and any votes which are voted contrary to its respective guidelines.

Conflicts of Interest

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. The Sub-Adviser is responsible for identifying, prior to each proxy vote, material actual or potential conflicts between its interests, its affiliates, or Personnel and the interests of the Fund. A conflict between the Sub-Adviser and any client, including the Fund, can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

●	undue influence upon the Sub-Adviser or its affiliates, whether exerted by an internal or external party (such as agents of the issuer);

●	A failure to vote in favor of a position supported by management may harm the relationship the Sub-Adviser or its client have with the company;

●	A failure to vote in favor of a particular proposal may harm the relationship the Sub-Adviser or a client has with the proponent of the proposal;

●	A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Sub-Adviser has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein;

●	existing or prospective clients or other relationships involving the issuer or the executive officers of the issuer (e.g., changes to prospectus, board of directors, etc.); or

●	Conflicts arising from investment positions held by affiliates of the Sub-Adviser.

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Form N-PX

The Adviser shall cause the Fund to file an annual report of proxies voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Disclosure

The Adviser will provide conspicuously displayed information in the Fund’s registration statement and annual report to shareholders describing the policy and procedures used by the Adviser to vote proxies on behalf of portfolio securities, including a statement that shareholders may request information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.

The Adviser will also provide a statement in the Fund’s semi-annual report to shareholders notifying shareholders that a description of the policies and procedures that the Fund uses to vote proxies relating to portfolio securities is available without charge upon request. Additionally, the Fund’s semi-annual report will also include a statement notifying shareholders that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available without charge upon request.

Requests for Information

All requests for information regarding proxy votes, or policies and procedures, received by any Adviser Personnel, officer, or director should be forwarded to the CCO. In response to any request from a Fund shareholder, the CCO will prepare a written response with the information requested.

Recordkeeping

The Adviser relies on the Sub-Adviser to maintain proxy voting records in accordance with the SEC’s five-year retention requirements including: (i) the Sub-Adviser’s policy and any amendments; (ii) proxy materials; (iii) a record of each vote that it casts (and any decisions to refrain from voting); (iv) any document created that was material to making a decision how to vote or that memorializes that decision; (v) records reflecting the resolution of conflicts of interest; and (vi) client requests for the policy or proxy voting information, and the Adviser’s response. The CCO shall retain the following proxy records in accordance with the Adviser’s Recordkeeping Policy:

●	These policies and procedures and any amendments;

●	The Sub-Adviser’s proxy voting policies and procedures;

●	Each proxy statement that the Adviser receives;

●	A record of each vote that the Adviser casts;

●	A record of votes cast by the Sub-Adviser on behalf of the Fund (form N-PX);

●	Any specific documents prepared or received in connection with a decision on a proxy vote; and

●	A copy of each written request for information on how the Adviser voted such proxies, and a copy of any written response.

Responsibility

Compliance has responsibility for implementation and monitoring of the Adviser’s proxy voting policy and procedures. In addition to periodically reviewing proxy votes cast by the Sub-Adviser on behalf of the Fund, Compliance should also periodically review the Sub-Adviser’s proxy voting policy and procedures. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund.

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Appendix B

PROXY VOTING POLICY OF APOLLO CREDIT MANAGEMENT, LLC

SEC registered advisers that have the authority to vote client proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures (i) reasonably designed to ensure that the adviser votes proxies in the best interests of its clients and (ii) that include how the adviser addresses material conflicts that may arise between the adviser’s interests and those of its clients. It is expected that, in most cases, Apollo Credit Management, LLC (the “adviser”) will invest the assets of its clients in securities that do not generally carry voting rights. When a client account does have voting rights in a security, it follows the proxy voting policies and procedures summarized below:

In determining how to vote, officers of the adviser will consult with each other and other investment professionals affiliated with the adviser, taking into account the interests of the adviser’s clients and investors as well as any potential conflicts of interest. The adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, including by seeking the direction of the independent directors of the client or, in extreme cases, by abstaining from voting. While the adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the adviser does not expect to delegate its voting authority to any third party.

An officer of the adviser will keep a written record of how all such proxies are voted. The adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

The adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the adviser will vote proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it is necessary to vote contrary to the general guidelines to maximize shareholder value or the best interests of the adviser’s clients. In reviewing proxy issues, the adviser generally uses the following guidelines:

Elections of Directors: In general, the adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the adviser determines that there are other compelling reasons for withholding a vote, it will determine the appropriate vote on the matter. The adviser may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a shareholder vote or (4) act on tender offers where a majority of shareholders have tendered their shares. Finally, the adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement or where, in the adviser’s discretion, the cost of voting will outweigh the perceived benefit.

Appointment of Auditors: The adviser believes that the board of an issuer remains in the best position to choose its independent auditors and the adviser will generally support management’s recommendation in this regard.

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Changes in Capital Structure: Changes in an issuer’s charter or by-laws may be required by state or federal regulation. In general, the adviser will cast client votes in accordance with management on such proposals. However, the adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: The adviser believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, the adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of client interests.

Proposals Affecting Shareholder Rights: The adviser generally will vote in favor of proposals that give shareholders a greater voice in the affairs of an issuer and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of a client’s investment in the issuer.

Corporate Governance: The adviser recognizes the importance of good corporate governance. Accordingly, the adviser generally will favor proposals that promote transparency and accountability within an issuer.

Anti-Takeover Measures: The adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on shareholder value dilution.

Stock Splits: The adviser generally will vote with management on stock split matters.

Limited Liability of Directors: The adviser generally will vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: The adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.

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PROSPECTUS

May 1, 2022, as amended May 2, 2022

Apollo Diversified Credit Fund

Class M Shares (CRDMX) of Beneficial Interest

Apollo Diversified Credit Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Class M Statement of Additional Information (“SAI”) dated May 1, 2022, as amended May 2, 2022, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling toll-free 1-888-926-2688. The table of contents of the SAI appears on page 69 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make shareholder inquiries by calling 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. The SAI, material incorporated by reference and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Summary of Investment Strategy. The Fund pursues its investment objective through an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. The Fund will seek to invest tactically across opportunistic credit strategies employed by Apollo Credit Management, LLC (the “Sub-Adviser”) in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations, commercial mortgage-backed securities and other asset-backed securities. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined herein) in debt securities, including, but not limited to, credit related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments. The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

Risks. Investing in the Fund involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.

●	The Fund will ordinarily accrue and pay distributions from its net investment income, if any, once a quarter, however, the amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital.

●	The Fund may invest in CLOs. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying debts and loans in the tranche of the CLO, in which the Fund invests. The Fund invests in CLOs without regard to tranche. CLOs also carry risks including, but not limited to, interest rate risk and credit risk.

●	Investors will pay offering expenses. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.

●	The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares. Thus, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Risk Factors” below in this prospectus.

The Adviser. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”), an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Sub-Adviser. The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class M shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of shares of beneficial interest, at net asset value plus the applicable sales load, if any. As of April 4, 2022, the Fund’s net asset value per Class M share was $23.66. As of April 4, 2022, there were 9,999 Class M shares outstanding. The Fund offers its Class M shares through certain financial firms. The Fund offers Class A shares and Class C shares, Class F shares, Class I, and Class L shares by separate prospectuses. The minimum initial investment for Class M shares is $25,000. The Fund reserves the right to waive the investment minimum. The Fund’s shares are offered through its distributor, ALPS Distributors, Inc. (the “Distributor”). In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. Neither the Fund nor the Distributor imposes an initial sales charge on Class M Shares. If you buy Class M Shares through certain financial firms, the firm may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the sale of the shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined. See “Plan of Distribution.” The Fund’s continuous offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended.

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV plus sales load	None	$ amount invested at current NAV

Investment Adviser
Apollo Capital Credit Adviser, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Electronic Reports Disclosure - As of January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth under the heading “Risk Factors.”

The Fund

Apollo Diversified Credit Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

The Fund pursues its investment objective through a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

●	The levered performing credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return.

●	The dislocated credit pillar seeks to use contingent capital to pursue “dislocated” credit opportunities (e.g., stressed, performing assets across the credit spectrum that sell-off due to technical and/or non-fundamental reasons) in between traditional, passive investment mandates and “distressed-for-control” investment mandates.

●	The large scale origination pillar targets large corporate and sponsor-backed issuers utilizing Apollo’s proprietary sourcing channel, primarily focused on 1st lien and unitranche loans.

●	The structured credit pillar seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities, including debt and equity tranches of CLOs, CMBS, residential mortgage backed securities (RMBS), consumer and commercial ABS, whole loans and regulatory capital relief transactions.

●	The other opportunistic strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the above pillars. Other opportunistic strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class and the Sub-Adviser’s expertise within the credit platform, including special purpose acquisition companies (“SPACs”), aviation finance and credit secondaries.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

An affiliate of the Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions.

Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more listed or private Apollo-managed regulated funds or BDCs, including the Fund (the “Apollo Regulated Funds”), and other private Apollo funds that target similar assets. If an investment falls within the Board Criteria, Apollo must offer an opportunity for the Apollo Regulated Funds to participate. The Apollo Regulated Funds may determine to participate or not to participate, depending on whether Apollo determines that the investment is appropriate for the Apollo Regulated Funds (e.g., based on investment strategy). The co-investment would generally be allocated to the Fund, any other Apollo Regulated Funds, and the other Apollo funds that target similar assets pro rata based on available capital in the applicable asset class. If the Sub-Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Sub-Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which acts as the borrower of a revolving credit facility. The Financing Subsidiary is subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

For purposes of the Fund’s 80% policy, the Fund aggregates direct investments with investment held by its wholly-owned and controlled Subsidiaries.

Leverage and Credit Facility

The Fund and/or its Financing Subsidiary utilize leverage, including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary are authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

The Fund may also use leverage in the form of the issuance of preferred shares, but does not currently intend to do so. The Fund’s Board may authorize the issuance of preferred shares without the approval of common shareholders; however, the Fund is not currently authorized to issue preferred shares. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Fund’s common shareholders, and these costs and expenses may be significant.

Other investments held by the Fund may also expose the Fund to leverage, which is excluded from the 33.33% limitation noted above. For example, the Private Debt Funds in which the Fund invests may also employ leverage. In addition, the Fund’s investments in certain derivatives may be viewed as a form of leverage.

To finance investments, the Fund may securitize certain of its secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Strategy

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in debt securities, including, but not limited to, credit-related investments such as fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

“Managed Assets” means net assets plus the amount of any borrowings and the liquidation preference of any preferred shares that may be outstanding.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include collateralized loan obligations (“CLOs”), commercial mortgage-backed securities (“CMBS”) and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Investment Adviser

The Adviser was formed in 2016, commenced operations in 2017, and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Apollo.

Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio.

Fees and Expenses

The Adviser is entitled to receive a monthly fee at the annual rate of 1.85% of the Fund’s daily net assets. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that such expenses exceed 3.10% per annum of the Fund’s average daily net assets (the “Expense Limitation”) attributable to Class M shares. In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023, unless and until the Board of Trustees of the Fund (“Board” or the “Trustees”) approves its modification or termination. The Fund does not anticipate that the Board will terminate the Expense Limitation Agreement during this period. The Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion. See “Management of the Fund.”

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”) serves as the Fund’s Administrator and Accounting Agent. See “Management of the Fund.”

Transfer Agent

DST Systems, Inc. (“DST” or “Transfer Agent”) serves as the Fund’s transfer agent. See “Management of the Fund.”

Distribution Fees

Class M shares will pay to the Distributor a distribution fee (the “Distribution Fee”) that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class M shares and is payable on a monthly basis. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. See “Quarterly Repurchases of Shares.”

Share Classes

The Fund offers multiple different classes of shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Class M shares of the Fund are set forth in “Summary of Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

The Fund offers Class A and Class C, Class I, Class F, and Class L shares through separate prospectuses, which are subject to different sales loads and ongoing fees and expenses. Class F shares are available solely to investors who were shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

Each investor’s financial considerations are different. You should consult with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of the Fund’s shares outstanding. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Liquidity is provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances.

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.”

Investments in Convertible Securities. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below).

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, or allocate significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States, as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy

The Fund’s distribution policy is to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). Distributions are made at the class level, so they may vary from class to class within the Fund. See “Dividend Reinvestment Plan.”

Custodian

The Bank of New York Mellon Trust Company, National Association (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses	Class M
Maximum Sales Load (as a percent of offering price)[1]	None
Contingent Deferred Sales Charge	None
Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Other Expenses	1.38%
Shareholder Servicing Expenses	None
Distribution Fee[2]	0.75%
Remaining Other Expenses[3]	0.63%
Interest Expense on Borrowing	0.34%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses	3.58%
Fee Waiver and Reimbursement[4]	(0.13)%
Total Annual Expenses (after fee waiver and reimbursement)	3.45%

[1]	While neither the Fund nor the Distributor imposes an initial sales charge, if you buy Class M Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

[2]	Class M shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the average daily net assets attributable to Class M shares and is payable on a monthly basis. See “Plan of Distribution.”

[3]	CLO expenses are not included in the Other Expenses. If such expenses were included, they would be approximately 0.01% of the Fund’s net assets.

[4]	The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the Expense Limitation Agreement) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 3.10% per annum of the Fund’s average daily net assets attributable to Class M shares (the Expense Limitation). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least through April 30, 2023 unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. See “Management of the Fund.” The total annual expenses in this fee table is different from the ratio of expenses to average net assets given in the Financial Highlights, because the Financial Highlights do not include acquired fund fees and expenses.

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 56 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the Example assumes the Fund’s Expense Limitation Agreement will remain in effect for only one year and does not include any transaction fee that may be imposed by certain financial firms):

Share Class	1 Year	3 Years	5 Years	10 Years
Class M	$35	$108	$184	$383

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders may be assessed an outgoing wire transfer fee at the prevailing rates charged by DST. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for shares of the Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements, which have been audited by PricewaterhouseCoopers, LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated December 31, 2021. The financial data in the tables for the fiscal period ended June 30, 2021 has not been audited. To request the Fund’s Annual or Semi-Annual Report, please call 1-888-926-2688. The table below sets forth financial data for one Class M share of beneficial interest outstanding throughout the period presented.

Apollo Diversified Credit Fund – Class M	CONSOLIDATED FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Period Presented

	For the Period November 2, 2021 (Commencement of Operations) to December 31, 2021
Net asset value, beginning of period	$24.55

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(a)	0.23
Total from investment operations	0.23

DISTRIBUTIONS:
From net investment income(b)	(0.25)
Total distributions	(0.25)

Net (decrease) in net asset value	(0.02)
Net asset value, end of period	$24.53
TOTAL RETURN(c)	0.91%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$245
Ratios to Average Net Assets (including interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.57	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.85	%(d)
Ratio of net investment income to average net assets	5.82	%(d)

Ratios to Average Net Assets (excluding interest expense)
Ratio of expenses to average net assets excluding fee waivers and reimbursements	3.22	%(d)(e)
Ratio of expenses to average net assets including fee waivers and reimbursements	1.50	%(d)

Portfolio turnover rate(f)	73%

(a)	Calculated using the average shares method.

(b)	Distributions are based on a daily accrual of net investment income which will vary based on underlying investment yields and daily shares outstanding.

(c)	Total returns are for the year indicated and do not reflect the impact of the applicable sales charge. Total returns would have been lower had certain expenses not been waived or recouped by the Adviser during the year. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(d)	Annualized.

(e)	For the period the Adviser has voluntarily waived or absorbed operating expenses of the Fund in excess of 1.50% of net assets. In the absence of the election by the Fund’s investment adviser to bear certain of the Fund’s operating expenses, the ratio of expenses to average net assets including fee waivers and reimbursements would have been higher.

(f)	Portfolio turnover rate for periods less than one full year has not been annualized and is calculated at the Fund level.

Apollo Diversified Credit Fund	Consolidated FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Period Presented

Information about the Fund’s senior securities is shown in the following table:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Period April 3, 2017 (Commencement of Operations) to December 31, 2017
Lines of Credit Total Amount Outstanding (000’s)	$133,945	N/A	N/A	N/A	N/A
Asset Coverage Per $1,000 of Citi Credit Facility Outstanding(a)	$5,691	N/A	N/A	N/A	N/A

(a)	Calculated by subtracting the Fund’s consolidated total liabilities (excluding the indebtedness represented by the Lines of Credit) from the Fund’s total assets and dividing by the total amount outstanding on the Lines of Credit. The Asset Coverage ratio is then multiplied by $1,000 to determine the “Asset Coverage Per $1,000 of Lines of Credit Outstanding.”

USE OF PROCEEDS

The net proceeds of the continuous offering of shares will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. The Fund will pay organizational costs and its offering expenses incurred with respect to its initial and continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate. While the Fund does not anticipate a delay in the investment of net proceeds from investors, the Fund will seek shareholder approval if the net proceeds are not invested within six months of the Fund’s initial offering in accordance with the rules under the 1940 Act.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 5, 2016. The Fund’s principal office is located at 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

As described in greater detail below, the Fund will take a “multi-asset” approach centered around five key strategy pillars: (1) levered performing credit, (2) dislocated credit, (3) large scale origination, (4) structured credit and (5) other opportunistic credit strategies.

Levered Performing Credit. The Levered Performing Credit pillar primarily pursues liquid, performing senior secured corporate credit to generate total return. Levered Performing Credit utilizes a targeted investment approach with a focus on top of the capital structure assets, tactically shifting its allocations across the broadly syndicated market to capture market upside while mitigating downside risk across varying market conditions. The Fund will look to identify credits with attractive trading technicals which the Fund views as offering disproportionate yield relative to the risk associated with the issuer. Frequently, these investment opportunities capitalize on pricing inefficiencies between companies, industries or rating categories due to a misunderstood credit story. The Fund will also seek out high-conviction credits where the Fund believes an upcoming event, such as a refinancing, maturity, covenant breach, initial public offering or asset sale, will serve as a catalyst for an attractive risk-adjusted return. In the Fund’s view, value-oriented credit selection with emphasis on downside protection is paramount and the most powerful determinant of performance across all market environments.

Levered Performing Credit seeks to identify fundamentally sound investments in companies with low leverage, sustainable competitive advantage, high free cash flow and strong management teams, all of which the Fund believes provide incremental downside protection. Furthermore, the Levered Performing Credit pillar prudently applies low-cost leverage, typically ranging between 0.5x to 1.5x under normal conditions, to mute downside participation and produce attractive upside capture as well as macro hedges to mitigate tail-risk and generate stability in the event of adverse market volatility.

Dislocated Credit. The Dislocated Credit pillar seeks to use contingent capital to pursue dislocated credit opportunities within the whitespace that exists between traditional passive and distressed-for-control investment mandates. With the growth of passive investing and daily liquid credit funds, the Fund has observed heightened fragility within the credit markets wherein vehicles, such ETFs and open-ended mutual funds, are characterized by asset/liability mismatches which create vacuums of illiquidity during periods of market stress. During such periods, the Fund sees high-quality, fundamentally sound assets across the credit spectrum sell-off due to technical and/or non-fundamental reasons, frequently from indiscriminate sellers who forgo optimal pricing to offload risk quickly and bolster liquidity. Often, these stressed, but performing credits do not meet return targets for distressed mandates, allowing the Sub-Adviser to be a provider of liquidity when passive investors come to market. Dislocated Credit will seek to scale deployment during periods of material spread widening given capital deployment during periods of volatility has historically resulted in a risk-adjusted return – over the past two decades, capital deployment when high-yield spreads widened over 800 basis points has resulted in a 19% gross return and a 2.1 Sharpe Ratio (which measures the performance of an investment compared to a risk-free asset, after adjusting for its risk).

The Dislocated Credit pillar relies on intense active management to facilitate agility during short-term and often unpredictable bouts of market dislocation. Significant trading activity across the Sub-Adviser’s platform affords differentiated access during periods of market forced selling. Most recently, in March 2020, when high-yield spreads widened through 1,000 basis points, the Sub-Adviser was shown 262 block trades worth $7 billion in face value and purchased assets at a 3-5-point discount. In the Fund’s view, effectively capitalizing on these short windows of volatility requires the specialized asset expertise and sector specialization of the Fund’s deep bench of investment professionals. The Fund’s investment approach focuses on prudent credit selection, emphasizing highly defensible, top of the capital structure investments with strong cash flows, significant asset coverage and other downside protections. Furthermore, given the adjacency of Dislocated Credit to the Sub-Adviser’s hedge fund research engine, the investment team maintains a target list of opportunities to purchase if/when volatility occurs enabling quick and decisive action.

Large Scale Origination. The Large Scale Origination pillar seeks to capitalize on a robust emerging opportunity to provide a streamlined solution for large corporate issuers through directly originated first lien or unitranche term loans. The Fund believes a combination of secular and cyclical drivers are giving rise to a whitespace that exists between the broadly syndicated markets and traditional middle market direct lending, creating demand for scaled direct origination solutions among large corporate issuers. In recent years, businesses of increasing size have demonstrated a preference to fund growth in the private markets, a trend that has been enabled in part by the unprecedented growth in private equity. The Fund believes that the privatization of the broadly syndicated loan market is a corollary to the privatization of equity markets, as forgoing onerous and often uncertain loan syndication processes in favor of private, directly originated financing solutions can be a compelling value proposition for many large issuers. While private credit and middle market direct lending have grown significantly following the 2008 financial crisis, the Fund believes there is a dearth of available alternative financing solutions for large corporate issuers.

The Fund believes that by leveraging its robust networks and proprietary relationships, cycle-tested investing experience and range of expertise across credit, it is well-positioned to be a first mover in large corporate direct lending. Due to the breadth and scale of the Firm’s capital base, the Fund believes that Sub-Adviser-managed funds and clients are poised to underwrite and commit to large transactions, streamlining the execution process for borrowers and enabling them to interface with a single counterparty versus a large, fragmented lender group. Additionally, the Fund’s underwriting and structuring ability coupled with company and sector-specific insights across the Sub-Adviser’s platform will enable the Fund to embrace complexity and provide bespoke capital solutions tailored to borrowers’ unique financing needs. Given the Sub-Adviser’s first-mover advantage, the Fund believes the Large Scale Origination pillar will stand to exercise a high degree of credit selectivity as well as drive terms and rigorous structural protections to generate attractive risk-adjusted returns.

Structured Credit. The Structured Credit pillar pursues a broad mandate of structured credit products on an opportunistic basis. The Fund seeks out high-quality structured credit opportunities of various asset types, vintages, maturities, jurisdictions and capital structure priorities. In particular, the Fund looks to invest in debt and equity tranches of CLOs, CMBS, RMBS, consumer and commercial ABS, whole loans and regulatory capital relief transactions. The Fund believes structured credit products can provide investors with exposure to diversified portfolios of high-quality loans, bonds and other similar instruments at higher yields than direct investments in the underlying assets by capturing attractive complexity and illiquidity premia.

While the marketplace often misunderstands the relative value between different structured credit securities given the complexity of the asset class, the Fund believes the breadth and scale of the Sub-Adviser’s platform, coupled with the Fund’s vast network of relationships with banks, management teams, sponsors and intermediaries, positions the Fund with differentiated access and insights to uncover value. The Fund seeks to be a setter of both price and terms and, where appropriate, to originate what we believe are attractive risk-adjusted opportunities rather than purchasing what is on offer in an environment that is increasingly pushing investors toward additional risk. Further, the Fund believes that structured credit, at its core, is a credit product and that the Sub-Adviser’s deep sector, asset and structural expertise enables comprehensive diligence on all prospective investments, including assessment of underlying collateral, structural features and legal documentation. The structured credit analysts, where applicable, leverage the industry work of the corporate credit team where the Sub-Adviser believes that credit-by-credit analysis provides a distinct research advantage and drives incremental downside protection.

Other Opportunistic Strategies. The Other Opportunistic Strategies pillar is expected to enable agile deployment into opportunities that may not be captured by the Levered Performing Credit, Dislocated Credit, Large Scale Origination and Structured Credit pillars. Other Opportunistic Strategies will focus on niche and thematic investment categories across the balance of sector and credit asset class expertise resident within the Sub-Adviser’s credit platform. This pillar will tactically invest in specific asset classes based on prevailing market conditions or idiosyncratic circumstances. For example, opportunities may or may not be limited to: SPACs, aviation finance and credit secondaries:

●	SPACs: The Fund believes the SPAC ecosystem today, across equity, private investment in public equity transactions and debt, represents approximately $500 billion in available opportunities, providing investors with access to top-tier management and investments with significant downside protection and upside potential. The Fund seeks to invest opportunistically across the SPAC ecosystem, with a focus on investing in SPAC IPOs, often at a discount to the stated issuance price. The SPAC opportunity is enhanced to those who can invest in scale on a sustainable basis, as often times founders’ economics are made available to investors with large balance sheets as well as those with a strong reputation within the general marketplace. The Fund may also, on an opportunistic basis, invest in SPAC or other similar transactions where the Sub-Adviser may be the SPAC sponsor or otherwise facilitate such transactions. The Fund believes having experience moving in scale and with speed as well as a longstanding history of investing in SPACs will position it to effectively capitalize on advantageous economics, typically not available to traditional investors.

●	Aviation Finance. Through Merx Aviation Finance, which was developed in 2012, the Fund has access to a fully scaled commercial aircraft leasing and servicing platform with robust processes and procedures across a variety of specialized technical and administrative functions. The Fund believes that the Sub-Adviser’s reputation and deep expertise in the aircraft leasing industry affords it the ability to dynamically invest across the spectrum of aircraft and have access to off-market, idiosyncratic opportunities. By leveraging in-house sourcing, structuring and servicing capabilities, the Fund believes it is optimally situated to deploy into attractive risk-reward opportunities with top-tier counterparties following a period of significant and sustained headwinds for commercial aircraft leasing following the onset of COVID-19.

●	Credit Secondaries. As private credit continues to expand from both end-investor demand and issuer preferences for alternative sources of financing, the Fund believes the opportunity for credit secondaries will grow in tandem to address liquidity or other portfolio management needs from underlying investors. With the Sub-Adviser’s robust database of issuers and vast network of relationships with shareholders and syndication counterparties, the Fund believes it is a natural buyer of a diverse pool of credit secondaries across vintages, managers, industries, geographies and underlying strategies. In addition, the Sub-Adviser’s scope of credit expertise advantageously positions the Fund to identify and underwrite opportunities which offer an attractive current yield with embedded downside protection.

Given the Sub-Adviser’s demonstrated track record of augmenting its existing credit offerings by adding specialized products and strategies to address market inefficiencies as they are identified, the Other Opportunistic Strategies pillar will stand ready to lean into new credit opportunities, if and when they become available.

Investment Strategies

Across these five key strategy pillars, the Fund expects to opportunistically deploy capital as appropriate investment opportunities are identified, dynamically pivoting across the five key strategy pillars in an effort to capitalize on differences in relative value between asset classes. The Fund does not plan to target an explicit allocation to each pillar. Instead, allocations will be informed by the market conditions and the risk-adjusted opportunity set available. For example, during periods of market stress, the Fund will look to scale deployment in Dislocated Credit, purchasing stressed, performing assets which sell-off for non-economic reasons. During periods of relatively lower volatility, the Fund expects to find investments that are more idiosyncratic in nature and fall within Levered Performing Credit, Large Scale Origination, Structured Credit and Other Opportunistic Strategies.

In executing its multi-asset approach, the Fund will pursue an opportunistic credit strategy focusing on high conviction credit opportunities and investment themes, including high-yield bonds, senior loans (including covenant-lite loans), structured credit, emerging markets debt, and convertibles, inclusive of publicly traded and private companies. High-conviction opportunities are investment opportunities that fall within the Fund’s investment strategy, which are identified by the Sub-Adviser based using its holistic, bottom-up proprietary research and credit analysis, including analysis of fundamental, valuation, technical and other market factors. Generally, “high conviction” refers to investments that the Fund may hold in smaller numbers and for longer periods than a fund that invests more broadly and for shorter periods, or that seeks to track an index.

The Fund will seek to invest tactically across opportunistic credit strategies employed by the Sub-Adviser in order to capitalize on both near and longer-term relative value opportunities. The Fund intends to identify relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors.

The Sub-Adviser’s credit platform encompasses a broad array of credit strategy groups that invest in public and private corporate credit instruments across the liquidity spectrum, including high yield bonds and “structured credit.” High-yield bonds are also referred to as “below-investment grade rated securities” or “junk bonds,” as described in this prospectus. Structured credit may include CLOs, CMBS and other asset-backed securities.

The Fund intends to invest primarily in U.S. markets, but will also target European and certain other developed markets based on liquidity and other relative value considerations.

The Fund believes that by leveraging Apollo’s extensive history and expertise investing across the spectrum of credit, as well as the incumbency afforded by the broad reach of its approximately $350.1 billion credit platform as of December 31, 2021, the Fund is well-positioned to capitalize on a continually evolving market landscape and dynamically pivot to the most attractive risk-adjusted investment opportunities.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments.

It is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1 ½ to 3-year range), as calculated by the Sub-Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates.

Some of the credit instruments in which the Fund invests may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets in credit related investments, including, but not limited to, fixed income securities (investment grade debt and high-yield-debt), floating rate securities (senior loans or structured credit) and other debt instruments and in derivatives (futures, forward contracts, foreign currency exchange contracts, call and put options, selling or purchasing credit default swaps, and total return swaps) and other instruments that have economic characteristics similar to such securities or investments (the “80% Policy”). The Fund may invest in investment grade and below-investment grade rated debt instruments and securities of sovereign and quasi-sovereign issuers, including debt issued by national, regional or local governments and other agencies. The Fund may invest in securities denominated in U.S. dollars or in other foreign currencies.

The Fund may change the 80% Policy without shareholder approval. The Fund will provide shareholders with written notice at least 60 days prior to the implementation of any such changes.

Investment Allocation Process

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole. Further, an affiliate of the Sub-Adviser has received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with certain other persons, including certain affiliates of the Sub-Adviser and certain funds managed and controlled by the Sub-Adviser and its affiliates, subject to certain terms and conditions (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by AIM or its affiliates is not covered by the Order, the personnel of AIM or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Risk Management & Hedging

The Fund and Sub-Adviser will work to define, measure, monitor and report against the various investment and trading guidelines established for the Fund. The Sub-Adviser uses an internal risk model for measuring, reporting and monitoring a variety of market and credit risk metrics. All analytics and pricing routines required for risk measurement reside within the risk model. Market data, both current and historical, are also part of the risk model.

The Fund expects to manage certain of the risks associated with Fund investments through portfolio construction, continued monitoring and evaluation, diversification, position size limits, security construction and the hedging of industry or market risk. The Fund believes that a flexible approach to risk management will allow the Fund to shift capital to those opportunities that offer the most attractive risk/reward characteristics while maintaining the Fund’s disciplined investment philosophy.

In order to maximize its defensiveness and flexibility, the Fund may also enter into various portfolio-level hedges to reduce the level of credit, foreign exchange, interest rate or other risks in the portfolio. The Fund will seek to enter into these hedges tactically as a risk management tool of the Fund, aimed at isolating and mitigating fundamental factor uncertainty, not muting mark-to-market volatility. Furthermore, this hedging can be used through a variety of products, including long positions, credit derivatives, currency hedges and credit default swaps.

Lastly, the Fund seeks to devote resources to regularly and continuously reviewing the individual holdings, trades, deposits and withdrawals, risk exposures and portfolio level characteristics. It is expected that, when justified by market conditions, including transaction costs, credit asset classes will be trading regularly as the Fund sees relative value opportunities. Consequently, and given the dynamic nature of market conditions, Apollo intends to monitor the Fund and expand the internal risk model to maintain a high level of transparency. The Fund may decide to change its approach to risk management in the future, and the foregoing should only be construed as an expression of its current intentions with respect to its risk management approval.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund, you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Investment and Market Risk. An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the Fund’s portfolio of debt instruments, other securities, and derivative investments, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage and swaps, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Repurchase Offers Risks. The Fund is an interval fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash, cash from the sale of Common Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Common Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Common Shares who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board of Trustees of the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. In the event that the Board of Trustees of the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will generally be a taxable event to common shareholders.

General Market Conditions Risk. Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of the global credit markets, periods of reduced liquidity, greater volatility, general volatility of credit spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global credit market conditions have episodically adversely affected the market values of equity, fixed-income and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

The Fund may invest in securities of publicly traded companies. Securities markets in certain countries in which the Fund may invest are fragmented, smaller, less liquid and more volatile than the securities markets of the United States and certain other developed countries. Securities markets in the countries in which the Fund may invest have, in the past, experienced substantial price volatility that could have an adverse impact on the value of the Fund’s investments that consist of securities. Periods of economic and political uncertainty may result in further volatility in the value of such investments. As a result, there may be greater volatility than the volatility that could be expected by investors in comparable securities traded in U.S. securities markets. There can be no assurance that the Fund’s investments will not be sold at prices below their acquisition costs.

During the first quarter of 2020, there was a global outbreak of COVID-19, which has spread to over 200 countries and territories, including the United States, and has spread to every state in the United States. The World Health Organization has designated COVID-19 as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to COVID-19. The global impact of the COVID-19 pandemic has been rapidly evolving, resulting in numerous deaths, and as cases of COVID-19 have continued to be identified in additional countries, many countries have reacted by instituting (or strongly encouraging) quarantines and prohibitions/restrictions on travel, closing financial markets and/or restricting trading, closing offices, schools, courts and other public venues, and limiting operations of non-essential businesses, and other restrictive measures designed to help slow the spread of COVID-19. Such actions, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in global supply chains and economic activity, increasing rates of unemployment and adversely impacting many industries. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. The outbreak of the COVID-19 pandemic has at times had, and is expected to continue to pose a risk of having, a material adverse impact on the Fund’s market price, NAV and portfolio liquidity among other factors. These impacts will likely continue to some extent as the outbreak persists and potentially even longer.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments. The full extent of the impact and effects of COVID-19 on the Fund’s and its investments’ operational and financial performance will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories, quarantines and restrictions, development of viable treatment options or availability of vaccines, the recovery time of the disrupted supply chains and industries, the impact of COVID-19 on overall goods and services, investor liquidity, consumer confidence and spending levels, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s performance, portfolio liquidity, ability to pay distributions and make share repurchases.

There are no comparable recent events in the United States which provide guidance as to the effect of the spread of COVID-19 and a potential pandemic on the business, financial condition and results of operations of Portfolio Companies. The novel coronavirus presents material uncertainty and risk with respect to Apollo Clients’ performance and financial results. There is substantial uncertainty of COVID-19’s potential effect on the Fund and any Portfolio Companies, which could have a material adverse effect on the Fund’s investments and on the business, financial condition and results of operations of Portfolio Companies, particularly those Portfolio Companies that were already highly leveraged or distressed prior to such economic downturn, and their ability to make principal and interest payments on, or refinance, outstanding debt when due. Failure to meet any such financial obligations could result the Fund and its Portfolio Companies being subject to margin calls or being required to repay indebtedness or other financial obligations immediately in whole or in part, together with any attendant costs, and the Fund and its Portfolio Companies could be forced to sell some of its assets to fund such costs. In the event of any such consequences, the Fund could lose both invested capital in and anticipated profits from the affected investment. No previous success by the Sub-Adviser or its affiliates in dislocated markets is any guarantee of the Fund’s success in respect of investing and managing any portfolio investment during and post- the COVID-19 pandemic.

U.S. state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations are being considered) as a result of the COVID-19 pandemic that place restrictions on lenders and landlords in the real estate sector and other industries from exercising certain of their rights in the event of borrower or tenant defaults or delinquencies, including with respect to foreclosure and eviction rights. For example, certain U.S. states have implemented mortgage payment relief packages for homeowners or instituted executive orders suspending the enforcement of residential or commercial evictions and U.S. federal regulators have implemented a moratorium on evictions and foreclosures on homeowners with mortgages backed by the federal government for non-payment of rent.

In addition, the world-wide pandemic caused by COVID-19 may have a substantial impact on the operations of tax authorities, including the IRS, that could, among other things, impose delays on their response and processing time to requests and elections from taxpayers. Such delays may have an adverse effect on the Fund’s operations and structure.

Furthermore, a counterparty’s ability to meet or willingness to honor its financial obligations (including its ability to extend credit or otherwise to transact with the Fund or a portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”)) may be negatively impacted. Current conditions may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. These circumstances also may hinder the Sub-Adviser’s, the Fund’s and/or Portfolio Companies’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.

While the Sub-Adviser expects that the current environment will yield attractive investment opportunities for the Fund, the investments made by the Fund are expected to be sensitive to the performance of the overall economy. General fluctuations in the market prices of securities and interest rates may affect the value of portfolio investments or increase the risks associated with an investment in the Fund. There can be no assurances that conditions in the global financial markets will not change to the detriment of the Fund’s investments and investment strategy. The continuing negative impact on economic fundamentals and consumer and business confidence would likely further increase market volatility and reduce liquidity, both of which could adversely affect the access to capital, ability to utilize leverage or overall performance of the Fund or one or more of its Portfolio Companies and these or similar events may affect the ability of the Fund to execute its investment strategy.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. See “The Fund’s Investments—Investment Policies—Portfolio Turnover” and “Tax Considerations.”

Anti-Takeover Provisions. The Fund’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. See “Certain Provisions in the Agreement and Declaration of Trust.”

Market Disruptions. The Fund may incur major losses in the event of market disruptions and other extraordinary events in which historical pricing relationships (on which the Sub-Adviser bases a number of its trading positions) become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Highly Volatile Markets. The prices of financial instruments in which the Fund may invest can be highly volatile. The prices of instruments in which the Fund may invest are influenced by numerous factors, including interest rates, currency rates, default rates, governmental policies and political and economic events (both domestic and global). Moreover, political or economic crises, or other events may occur that can be highly disruptive to the markets in which the Fund may invest. In addition, governments from time to time intervene (directly and by regulation), which intervention may adversely affect the performance of the Fund and its investment activities. The Fund is also subject to the risk of a temporary or permanent failure of the exchanges and other markets on which its investments may trade. Sustained market turmoil and periods of heightened market volatility make it more difficult to produce positive trading results, and there can be no assurance that the Fund’s strategies will be successful in such markets.

Credit Facilities. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Shareholders May Experience Dilution. All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. Our charter allows us to issue an unlimited number of Common Shares. After you purchase Common Shares in this offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in future offerings; (2) issue Common Shares or interests in any of our subsidiaries in private offerings; (3) issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our Common Shares or their interests in the underlying assets held by our subsidiaries.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses. Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Operational Risk. The Fund depends on the Sub-Adviser to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations, can cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund’s business is highly dependent on its ability to process, on a daily basis, a large number of transactions across numerous and diverse markets. Consequently, the Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s abilities to properly manage its portfolios. Shareholders are generally not notified of the occurrence of an error or the resolution of any error. Generally, the Sub-Adviser and its affiliates will not be held accountable for such errors, and the Fund may bear losses resulting from such errors.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund is unable to raise sufficient capital, shareholders may bear higher expenses due to a lack of economies of scale.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Sub-Adviser to allocate effectively the Fund’s assets among the various asset types in which the Fund invests and, with respect to each such asset class, among debt securities. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Sub-Adviser’s judgments about the attractiveness, value and potential appreciation of a particular sector and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Distribution Policy Risk. The Fund’s distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Risks Related to the Fund’s Investments

Loans Risk. Under normal market conditions, the Fund will invest in loans. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund will invest in will usually be rated below investment grade or may also be unrated. Loans are subject to a number of risks described elsewhere in this Prospectus, including credit risk, liquidity risk, below investment grade instruments risk and management risk.

Although certain loans in which the Fund may invest will be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Loan. In the event of a decline in the value of the already pledged collateral, if the terms of a Loan do not require the Borrower to pledge additional collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the loans. To the extent that a Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the Borrower. Those loans that are under-collateralized involve a greater risk of loss.

In general, the secondary trading market for loans is not fully-developed. No active trading market may exist for certain loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell certain loans quickly or at a fair price. To the extent that a secondary market does exist for certain loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of loans.

If legislation of state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Sub-Adviser, do not represent fair value. If the Fund attempts to sell a Loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the Loan may be adversely affected.

The Fund may acquire loans through assignments or participations. The Fund will typically acquire loans through assignment. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral.

A participation typically results in a contractual relationship only with the institution selling the participation interest, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. Certain participation agreements also include the option to convert the participation to a full assignment under agreed upon circumstances. The Sub-Adviser has adopted best execution procedures and guidelines to mitigate credit and counterparty risk in the atypical situation when the Fund must acquire a Loan through a participation.

In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the Loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the Loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the Loan than the Fund expected when initially purchasing the participation.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the Loan as part of a syndicate of banks and financial institutions, or receive its interest in a Loan directly from the Borrower, if the Borrower has annual revenues in excess of $2.5 billion at the time of origination or acquisition.

The Sub-Adviser has established a counterparty and liquidity sub-committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the counterparty and liquidity sub-committee of the Sub-Adviser. The factors considered by the sub-committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets.

Investments in Bank Loans and Participations. The investment portfolio of the Fund may include bank loans and participations. The special risks associated with investing in these obligations include: (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) environmental liabilities that may arise with respect to collateral securing the obligations; (iii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; (iv) limitations on the ability of the Fund or the Sub-Adviser to directly enforce any of their respective rights with respect to participations; and (v) generation of income that is subject to U.S. federal income taxation as income effectively connected with a U.S. trade or business. The Sub-Adviser will attempt to balance the magnitude of these risks against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by the Fund.

Bank loans do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. Due to the illiquidity of bank loans, the Fund may not be able to dispose of its investments in bank loans in a timely fashion and at a fair price, which could adversely affect the performance of the Fund. With respect to bank loans acquired as participations by the Fund, because the holder of a participation generally has no contractual relationship with a borrower, the Fund will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against a borrower or through the agent.

Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect the Fund’s interest income to the extent that the Fund is unable to reinvest promptly payments in bank loans or otherwise or if such prepayments were made during a period of declining interest rates.

Senior Loans Risk. Senior secured loans are usually rated below investment-grade or may also be unrated. As a result, the risks associated with senior secured loans are similar to the risks of below investment-grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment-grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment-grade is considered speculative because of the credit risk of their issuers. There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities. As a result, the Sub-Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, the Fund will be particularly dependent on the analytical abilities of the Sub-Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Subordinated Loans or Securities. Certain of the Fund’s investments may consist of loans or securities, or interests in pools of securities that are subordinated or may be subordinated in right of payment and ranked junior to other securities issued by, or loans made to obligors. If an obligor experiences financial difficulty, holders of its more senior securities will be entitled to payments in priority to the Fund. Some of the Fund’s asset-backed investments may also have structural features that divert payments of interest and/or principal to more senior classes of loans or securities backed by the same assets when loss rates or delinquency exceeds certain levels. This may interrupt the income the Fund receives from its investments, which may lead to the Fund having less income to distribute to investors.

In addition, many of the obligors are highly leveraged and many of the Fund’s investments will be in securities which are unrated or rated below investment-grade. Such investments are subject to additional risks, including an increased risk of default during periods of economic downturn, the possibility that the obligor may not be able to meet its debt payments and limited secondary market support, among other risks.

Loans to Private Companies. Loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including, without limitation:

●	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as the Fund, dependent on any guarantees or collateral that they may have obtained;

●	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

●	there will not be as much information publicly available about these companies as would be available for public companies and such information may not be of the same quality;

●	these companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

●	these companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

●	these companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Below Investment Grade, or High-Yield, Instruments Risk. The Fund anticipates that it may invest substantially all of its assets in instruments that are rated below investment grade. Below investment grade instruments are commonly referred to as “junk” or high-yield instruments and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower grade instruments may be particularly susceptible to economic downturns, which could adversely affect the ability of the issuers of such instruments to repay principal and pay interest thereon, increase the incidence of default for such instruments and severely disrupt the market value of such instruments.

Lower grade instruments, though higher yielding, are characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The retail secondary market for lower grade instruments may be less liquid than that for higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain instruments or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade instruments, investors could lose money on their investment in Common Shares of the Fund, both in the short-term and the long-term.

Valuation Risk. Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Liquidity Risk. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest in securities that, at the time of investment, are illiquid (determined using the SEC’s standard applicable to registered investment companies, i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). However, securities that cannot be disposed of within seven days due solely to applicable laws or the Sub-Adviser’s compliance policies and procedures will not be subject to the limitations set forth above. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Sub-Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and other instruments are not readily marketable and may be subject to restrictions on resale. Loans and other instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and other instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and other instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The Fund has no limitation on the amount of its assets which may be invested in instruments that are not readily marketable or are subject to restrictions on resale.

Temporary Defensive Strategies. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Sub-Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Sub-Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest its Managed Assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Credit Risk. Credit risk is the risk that one or more loans in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the instrument experiences a decline in its financial status. While a senior position in the capital structure of a Borrower or issuer may provide some protection with respect to the Fund’s investments in certain loans, losses may still occur because the market value of loans is affected by the creditworthiness of Borrowers or issuers and by general economic and specific industry conditions and the Fund’s other investments will often be subordinate to other debt in the issuer’s capital structure. To the extent the Fund invests in below investment grade instruments, it will be exposed to a greater amount of credit risk than a fund which invests in investment grade securities. The prices of lower grade instruments are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments. Instruments of below investment grade quality are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default. In addition, the Fund may enter into credit derivatives which may expose it to additional risk in the event that the instruments underlying the derivatives default.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Structured Products Risk. The Fund may invest up to 30% of its Managed Assets in structured products, including CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note. See “The Fund’s Investments—Portfolio Composition.”

Covenant-Lite Loans Risk. Covenant-lite loans contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

CDO Securities. Collateralized debt obligation (“CDO”) securities generally are limited-recourse obligations of the issuer thereof payable solely from the underlying securities of such issuer or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying securities or proceeds thereof for payment in respect thereof. If distributions on the underlying securities are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency and following realization of the underlying assets, the obligations of such issuer to pay such deficiency will be extinguished. Such underlying securities may consist of high-yield debt securities, loans, structured finance securities and other debt instruments, generally rated below investment-grade (or of equivalent credit quality) except for structured finance securities. High-yield debt securities are generally unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment-grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal or interest. Such investments may be speculative.

Issuers of CDO securities may acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.

The underlying securities of an issuer of CDO securities may bear interest at a fixed rate while the CDO securities issued by such issuer may bear interest at a floating rate (or the reverse may be true). As a result, there could be a floating/fixed rate or basis mismatch between such CDO securities and underlying securities. In addition, there may be a timing mismatch between the CDO securities and underlying securities that bear interest at a floating rate, as the interest rate on such floating rate underlying securities may adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CDO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the issuers thereof to make payments on the CDO securities.

There is no established, liquid secondary market for many of the CDO securities that the Fund may purchase, and the lack of such an established, liquid secondary market may have an adverse effect on the market value of such CDO securities and the Fund’s ability to dispose of them. Such illiquidity may adversely affect the price and timing of the Fund’s liquidation of CDO securities, including the liquidation of CDO securities following the occurrence of an event of default under the indenture or in connection with a redemption of the notes.

CLO Risk. In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof, (iv) the potential of spread compression in the underlying loans of the CLO, which could reduce credit enhancement in the CLOs and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.

Privacy and Data Security Laws. Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Sub-Adviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Leverage Risk. Under current market conditions, the Fund generally intends to utilize leverage in an amount up to 33 1/3% of the Fund’s Managed Assets principally through Borrowings. In the future, the Fund may elect to utilize leverage in an amount up to 50% of the Fund’s total assets through the issuance of Preferred Shares. Leverage may result in greater volatility of the net asset value and distributions on the Common Shares because changes in the value of the Fund’s portfolio investments, including investments purchased with the proceeds from Borrowings or the issuance of Preferred Shares, if any, are borne entirely by common shareholders. Common Share income may fall if the interest rate on Borrowings or the dividend rate on Preferred Shares rises, and may fluctuate as the interest rate on Borrowings or the dividend rate on Preferred Shares varies. In addition, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to common shareholders will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to common shareholders than if the Fund were not so leveraged. In addition, the costs associated with the Fund’s incursion and maintenance of leverage could increase over time. There can be no assurance that the Fund’s leveraging strategy will be successful.

Any decline in the net asset value of the Fund will be borne entirely by common shareholders. Therefore, if the market value of the Fund’s portfolio declines, the Fund’s use of leverage will result in a greater decrease in net asset value to common shareholders than if the Fund were not leveraged.

Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage or portfolio composition or otherwise. In addition, the terms of the credit agreements may also require that the Fund pledge some or all of its assets as collateral.

Derivatives Risk. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. For instance, in October 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in Rule 18f-4) and would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as discussed herein, effective at the time that the Fund complies with Rule 18f-4. Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions, which could adversely affect the value or performance of the Fund. Compliance with Rule 18f-4 will be required in August 2022.

Segregation and Coverage Risk. Certain portfolio management techniques, such as engaging in short sales, entering into credit default swaps or futures contracts, or purchasing securities on a when-issued or delayed delivery basis may be considered senior securities unless appropriate steps are taken to segregate the Fund’s assets or otherwise cover its obligations. When employing these techniques, the Fund may segregate liquid assets, enter into offsetting transactions or own positions covering its obligations. To the extent the Fund covers its commitment under such a portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act. The Fund may cover such transactions using other methods currently or in the future permitted under the 1940 Act, the rules and regulations thereunder, or orders issued by the SEC thereunder. For these purposes, interpretations and guidance provided by the SEC staff may be taken into account when deemed appropriate by the Fund. These segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. The Fund will comply with the requirements of the new rule on or before the SEC’s compliance date in 2022.

Counterparty Risk. The Fund is subject to credit risk with respect to the counterparties to its derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or our hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives, the Fund assumes the risks that theses counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.

The Sub-Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Legislation and Regulatory Risk” below.

Derivatives Legislation and Regulatory Risk. The enforceability of agreements governing hedging transactions may depend on compliance with applicable statutory and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. New or amended regulations may be imposed by the CFTC, the SEC, the Federal Reserve, the EU or other financial regulators, other governmental or intergovernmental regulatory authorities or self-regulatory organizations that supervise the financial markets, and could adversely affect the Fund. In particular, the CFTC and the SEC are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of statutes and rules by these regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes and regulations. For instance, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) could have an adverse effect on the Fund’s ability to use derivative instruments. The Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, documentation, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules relating to clearing, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking and clarifications, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund), increase the costs of using certain instruments (for example, by increasing margin, capital or reporting requirements) and/or make them less effective. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, may increase the pricing of derivatives transacted by the Fund. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for the Fund. Limits or restrictions applicable to the counterparties with which the Fund’s engages in derivative transactions could also limit the ability of the Fund from using these instruments, affect the pricing or other factors relating to these instruments or may change the availability of certain investments. As a result, these changes could make it difficult for the Fund to execute its investment strategy.

It is unclear how the regulatory changes will affect counterparty risk. For instance, in December 2012, the CFTC issued a final rule requiring certain credit default swaps and interest rate swaps to be centrally cleared, which is applicable to all swap counterparties not eligible for certain narrowly-defined exemption or exceptions. Where the Fund enters into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or swap execution facility (“SEF”). Such clearing requirements may affect the Fund’s ability to negotiate individualized terms and/or may increase the costs of entering into such derivative transactions (for example, by increasing margin or capital requirements). Clearing mandates with respect to other types of derivative instruments have not yet been issued by the applicable regulators, but could have additional impact on the Fund’s ability to use such instruments as part of its investment strategy. In addition, certain foreign jurisdictions may also impose clearing requirements or expand existing clearing requirements that could apply to the Fund’s transactions with non-U.S. entities. For entities designated by the CFTC or the SEC as “swap dealers,” “security-based swaps dealers,” “major swap participants” or major “security-based swap participants,” the Dodd-Frank Act imposes new regulatory, reporting and compliance requirements. On May 23, 2012, a joint final rulemaking by the CFTC and the SEC defining these key terms was published in the Federal Register. Based on those definitions, the Fund would not be a swap dealer, security-based swap dealer, major swap participant or security-based major swap participant at this time. If the Fund is later designated as a swap dealer, security-based swap dealer, major swap participant or major security-based swap participant, its business will be subject to increased regulatory requirements, including registration requirements, additional recordkeeping and reporting obligations, external and internal business conduct standards, position limits monitoring, capital and margin thresholds, which will in turn increase the Fund’s compliance cost.

Furthermore, on December 15, 2015, the CFTC approved a final rule, which became effective in April 2016, but with later implementation dates as specified below, governing margin requirements for uncleared swaps entered into by registered swap dealers and major swap participants who are not supervised by the prudential regulators, referred to as “covered swap entities.” The final rule generally requires covered swap entities, subject to certain thresholds and exemptions, to collect and post margin in respect of uncleared swap transactions with other covered swap entities and financial end-users. In particular, the final rule requires covered swap entities and financial end-users having “material swaps exposure,” defined as an average aggregate daily notional amount of uncleared swaps exceeding a certain specified amount, to collect and/or post (as applicable) a minimum amount of “initial margin” in respect of uncleared swaps, subject to a phase-in schedule until September 1, 2021, when the average aggregate daily notional amount will thenceforth be $8 billion as calculated from June, July and August of the previous calendar year. In addition, the final rule requires covered swap entities entering into uncleared swaps with other covered swap entities or financial-end-users, regardless of swaps exposure, to post and/or collect (as applicable) “variation margin” in reflection of changes in the mark-to-market value of an uncleared swap since the swap was executed or the last time such margin was exchanged. The implementation date for variation margin requirements was March 1, 2017, subject to no-action relief to delay, until September 1, 2017, for full compliance. The CFTC final rule is substantially consistent with a similar rule mandating the exchange of initial and variation margin adopted by the prudential regulators in October 2015. It is possible that such regulations could increase the cost of and limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

On November 30, 2018, the CFTC published a proposed rule restructuring the regulatory framework applicable to SEFs and requiring more types of cleared swap contracts to be traded on SEFs. If implemented, the proposed rule may increase the cost of entering into certain swap contracts or reduce liquidity in those products. The proposed rule will require SEF registration of many non-U.S. swap facilities, which may have a disproportionate impact on certain cross-border swap contracts.

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities, such as those in the EU, Australia, Japan and Hong Kong, have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, as discussed above, in October 2020, the SEC adopted a new rule that changes the regulatory framework around the use of derivatives by registered investment companies, such as the Fund. Furthermore, the EU regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities, including private funds, may be required to clear certain derivatives and may become subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the recently implemented “EMIR Refit” regulations. These EU regulatory changes may impact the Fund and a broad range of counterparties, both outside and within the EU, and are expected to potentially increase the cost of transacting derivatives for the Fund (particularly with banks and other dealers directly subject to such regulations).

Commodities Regulation. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the CEA with respect to a fund, provided certain requirements are met. In order to permit the Adviser to claim this exclusion with respect to the Fund, the Fund limits its transactions in certain futures, options on futures and swaps deemed “commodity interests” under CFTC rules (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish such futures, options on futures and swaps do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions; or (ii) the aggregate net notional value of such futures, options on futures and swaps does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC. If the Adviser was unable to claim the exclusion with respect to the Fund, the Adviser would become subject to registration and regulation as a commodity pool operator, which would subject the Adviser and the Fund to additional registration and regulatory requirements and increased operating expenses.

Swap Risk. The Fund may also invest in credit default swaps, total return swaps and interest rate swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity. If the Sub-Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

In a total return swap, the Fund pays the counterparty a periodic payments based on a fixed or variable interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap. The Fund would typically have to post collateral to cover this potential obligation.

Credit Derivatives Risk. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. Credit derivatives are transactions between two parties which are designed to isolate and transfer the credit risk associated with a third party (the “reference entity”). Credit derivative transactions in their most common form consist of credit default swap transactions under which one party (the “credit protection buyer”) agrees to make one or more payments in exchange for the other party’s (the “credit protection seller”) obligation to assume the risk of loss if an agreed-upon “credit event” occurs with respect to the reference entity. Credit events are specified in the contract and are intended to identify the occurrence of a significant deterioration in the creditworthiness of the reference entity (e.g., a default on a material portion of its outstanding obligations or a bankruptcy or, in some cases, a restructuring of its debt).

If the Sub-Adviser is incorrect in its forecasts of default risks, liquidity risk, counterparty risk, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if the Sub-Adviser is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being protected. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund sells protection under a credit default swap, it would collect periodic fees from the buyer and would profit if the credit of the underlying issuer or reference entity remains stable or improves while the swap is outstanding, but the Fund would be required to pay an agreed-upon amount to the buyer (which may be the entire notional amount of the swap) if the reference entity defaults on the reference security. Credit default swap agreements involve greater risks than if the Fund invested in the reference obligation directly.

Credit derivatives may be used to create an exposure to the underlying asset or reference entity, to reduce existing exposure or to create a profit through trading differences in their buying and selling prices. The Fund or its issuers may enter into credit derivatives transactions as protection buyer or seller. Where the Fund is a credit protection buyer, the Fund will only receive a payment if a credit event occurs. Where the Fund is a credit protection seller, it will have a contractual relationship only with the credit protection buyer, and not with the reference entity unless a termination (in whole or in part) of the contract prior to such contract’s scheduled maturity date (in the event of a credit event) occurs with respect to any such reference entity, physical settlement applies and the credit protection seller delivers an asset referenced by the credit default swap (a “reference asset”) to the Fund.

Prepayment Risk. During periods of declining interest rates, Borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

The frequency at which prepayments (including voluntary prepayments by obligors and accelerations due to defaults) occur on debt instruments will be affected by a variety of factors including the prevailing level of interest rates and spreads, as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed-rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments. Since many fixed-rate obligations will be premium instruments when interest rates and/or spreads are low, such debt instruments and asset-backed instruments may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Fund’s portfolio in two ways. First, particular investments may experience outright losses, as in the case of an interest-only instrument in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Fund’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many instruments to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on the Common Shares can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Non-U.S. Instruments Risk. The Fund may invest in non-U.S. Instruments. Non-U.S. investments involve certain risks not typically associated with investing in the United States, including risks relating to: (i) currency exchange matters , such as fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments may be denominated and costs associated with the conversion of investment principal and income from one currency into another; (ii) the imposition or modification of foreign exchange controls; (iii) the unpredictability of international trade patterns; (iv) differences between U.S. and non-U.S. markets, including potential price volatility in, and relative illiquidity of, some non-U.S. markets; (v) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation across some countries; (vi) certain economic, social and political risks, including restrictions on non-U.S. investment and repatriation of capital, the risks of economic, social and political instability (including the risk of war, terrorism, social unrest or conflicts) and the possibility of nationalization, confiscatory taxation or expropriation of assets; (vii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such non-U.S. investments and the possible imposition of withholding taxes or branch taxes on earnings of the Fund from investments in such jurisdictions; (viii) different bankruptcy laws and customs; (ix) high transaction costs and difficulty in enforcing contractual obligations; and (x) less developed corporate laws and limited information regarding, among other things, fiduciary duties and the protection of investors. Generally, there is less readily available and reliable information about non-U.S. issuers or Borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Fund’s Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.

Foreign Currency Risk. Because the Fund may invest its Managed Assets in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Sub-Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. See “Risks—Swap Risk” The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.

UK Exit from the European Union. The UK formally left the EU on January 31, 2020 (commonly known as “Brexit”), subject to a transition period that ended on December 31, 2020. During an 11-month transition period, the United Kingdom, including its businesses and people, abided by applicable EU rules, honored the United Kingdom’s trade relationships with EU countries, and prepared for the new post-Brexit rules which took effect on January 1, 2021.

Since the June 2016 referendum in the UK, global financial markets have experienced significant volatility due to the uncertainty around Brexit. There will likely continue to be considerable uncertainty as to the longer-term economic, legal, political and social framework to be put in place between the UK and the EU, in particular as to the arrangements which will apply to its relationships with the EU and with other countries. This process and/or the uncertainty associated with it may adversely affect the return on investments economically tied to the UK (and consequently the Fund). This may be due to, among other things: (i) increased uncertainty and volatility in UK, EU and other financial markets; (ii) fluctuations in asset values; (iii) fluctuations in exchange rates; (iv) increased illiquidity of investments located, listed or traded within the UK, the EU or elsewhere; (v) changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or (vi) changes in legal and regulatory regimes to which the Fund’s investments are or become subject.

Repurchase Agreements Risk. Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

Reverse Repurchase Agreements Risk. The Fund’s use of reverse repurchase agreements involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, the Fund may be adversely affected. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. To the extent not appropriately covered, the Fund’s use of reverse repurchase agreements will be subject to the 33 1/3% limitation on the issuance of senior securities representing indebtedness under the 1940 Act.

Cyber-Security Risk and Identity Theft Risks. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Sub-Adviser’s information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although the Sub-Adviser has implemented various measures to manage risks relating to these types of events, such systems could be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The Sub-Adviser and/or the Fund may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Sub-Adviser’s, and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders and the intellectual property and trade secrets of the Sub-Adviser. Such a failure could harm the Sub-Adviser’s and/or the Fund’s reputation, subject any such entity and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Shareholders could also be exposed to losses resulting from unauthorized use of their personal information. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers and causing the Fund’s investment in such securities to lose value.

The occurrence of an extreme event may result in (and, in the case of COVID-19, has resulted in) the closure of offices, the implementation of global or regional work-from-home policies, and/or travel disruptions or restrictions. Any such actions may increase the Sub-Adviser’s and its portfolio companies’ and their respective affiliates’ and service providers’ dependency on technology systems such as those described above; result in the rapid deployment of new and potentially less familiar technology or operations systems; or lead to the utilization of existing systems in a significantly increased scope or unanticipated manner. If a significant number of the Sub-Adviser’s personnel were to be unavailable in the event of a disaster or other event, the Sub-Adviser’s ability to effectively conduct the Fund’s business could be severely compromised. All of the above could increase the risk of cybersecurity or business continuity related losses, all of which could have a material effect on the Fund.

Additional Capital. The Fund’s Portfolio Companies may require additional financing to satisfy their working capital requirements, capital expenditure and acquisition and financing strategies. The amount of additional financing needed will depend upon the maturity and objectives of the particular Portfolio Company. If the funds provided are not sufficient, such Portfolio Company may have to raise additional capital at a price unfavorable to existing investors, including the Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options or convert convertible securities that were acquired in the initial investment in such Portfolio Company in order to, among other things, preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect or enhance the Fund’s investment when such Portfolio Company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund or any Portfolio Company. There can also be no assurance that the Portfolio Companies will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from the Fund or any other financing source. For instance, the Fund may be called upon to provide follow-on funding for its investments or have the opportunity to increase its investment in such a Portfolio Company. There can be no assurance that the Fund will make follow-on investments or that it will have sufficient funds or the ability to do so. Any decision by the Fund not to make a follow-on investment or its inability to make such an investment may, in either case, have a substantial negative impact on a Portfolio Company in need of such an investment or may diminish the Fund’s ability to influence the Portfolio Company’s future development. The Sub-Adviser will, in its sole discretion, determine whether an investment constitutes an Additional Investment.

Uncertain Exit Strategies. Due to the illiquid nature of many of the investments which the Fund expects to make, the Sub-Adviser is unable to predict with confidence what, if any, exit strategies will ultimately be available for any given core position. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors. The larger the transaction in which the Fund is participating, the more uncertain the Fund’s exit strategy tends to become.

Investment and Trading Risk. All investments in securities risk the loss of capital. The Sub-Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. No guarantee or representation is made that the Fund’s program will be successful. The Fund’s investment program may utilize such investment techniques as leverage, margin transactions, short sales, swaps, options on securities and forward contracts, which practices may, in certain circumstances, increase the adverse impact to which the Fund may be subject. The Fund will invest in bonds or other fixed income instruments, including public and private non-investment-grade bonds, secured loans, second lien debt, convertible securities, options, swaps, collateralized loan obligations and other similar securities. Such instruments may face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the Portfolio Company’s inability to meet timely interest and principal payments. The market prices of such instruments are also subject to abrupt and erratic market movements and changes in liquidity and above-average price volatility, and the spread between the bid and asked prices of such instruments may be greater than those prevailing in other securities markets.

Hedging Policies/Risks. In connection with certain investments, the Fund may employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks, and Portfolio Companies themselves may also utilize hedging techniques. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities may result in a poorer overall performance for the Fund than if it or its Portfolio Companies had not entered into such hedging transactions.

Investments in Equity Securities Generally. The Fund may hold investments in equity securities and equity security-related derivatives. Investments in equity securities of small or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In addition, securities of smaller companies may have greater price volatility. For example, investment in equity securities may arise in connection with the Fund’s debt investment opportunities and may be accompanied by “equity-kickers” or warrants, as well as in the form of equity investments in Platform Investments (as defined herein), to the extent that any such Platform Investment is allocated to Apollo Clients (such as the Fund) and not Apollo in accordance with Apollo’s policies and procedures. The Fund may choose to short the equity of an issuer when another technique is not available, most notably a bond or some other derivative. In addition, the Fund may be forced to accept equity in certain circumstances. The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Fund may suffer losses if it invests in equity instruments of issuers whose performance diverges from the Sub-Adviser’s expectations or if equity markets generally move in a single direction and the Fund has not hedged against such a general move. The Fund also may be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of private placements, registering restricted securities for public resale. In addition, equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, geographic markets, industry market conditions, interest rates and general economic environments. Holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

Portfolio Borrow and Seller Fraud; Breach of Covenant. The Fund may acquire investments having structural, covenant and other contractual terms providing adequate downside protection, but there can be no assurance that such features and terms will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. Of paramount concern in acquiring an investment is the possibility of material misrepresentation or omission on the part of the seller, the borrower thereunder (the “Portfolio Borrower”) or other credit support providers, or breach of covenant by any such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying the loans or the ability of lenders to perfect or effectuate a lien on the collateral securing the loan or the Fund’s ability to otherwise realize on or avoid losses in respect of the investment. The Fund will rely upon the accuracy and completeness of representations made by any such parties to the extent reasonable, but cannot guarantee such accuracy or completeness.

Fund’s Income. The Fund’s income may at times be variable. For example, there may be times when the Fund holds instruments that are junior to other instruments and as a result of limited cash flow, the Fund receives little or no income. A wide range of factors may adversely affect an obligor’s ability to make repayments, including adverse changes in the financial condition of such obligor or the industries or regions in which it operates; the obligor’s exposure to counterparty risk; systemic risk in the financial system and settlement; changes in law or taxation; changes in governmental regulations or other policies; natural disasters; terrorism; social unrest, civil disturbances; or general economic conditions. Default rates tend to accelerate during economic downturns.

Any defaults will have a negative impact on the value of the Fund’s investments and may reduce the return that the Fund receives from its investments. While some amount of annual defaults is expected to occur in the Fund’s portfolio, defaults in or declines in the value of the Fund’s investments in excess of these expected amounts may result in breaches of covenants under the Fund’s financing arrangements, triggering credit enhancement requirements or accelerated repayment provisions and, if not cured within the relevant grace periods, permitting the finance provider to enforce its security over all the assets of the Fund.

In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of an obligor, holders of debt instruments ranking senior to the Fund’s investments would typically be entitled to receive payment in full before the Fund receives any distributions in respect of its investments. After repaying the senior creditors, such obligor may not have any remaining assets to repay its obligations to the Fund. In the case of debt ranking equally with the loans or debt securities in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant investee company. Each jurisdiction in which the Fund invests has its own insolvency laws. As a result, investments in similarly situated investee companies in different jurisdictions may well confer different rights in the event of insolvency.

Credit Linked Notes. The Fund or its Portfolio Companies may utilize notes; the performance of which are linked to the credit performance of a reference portfolio of certain loan-related claims on corporate and similar entities that are specified from time to time (“CLNs”). CLNs may be speculative, may not be principal protected, and note holders may lose some or all of their initial investments. CLNs may not be rated by any credit agency and are subject not only to note holders’ credit risk exposure, but, also, to the credit risk of the issuer, whose credit ratings and credit spreads may adversely affect the market value of such CLNs.

Asset-Backed Securities Investments. The Fund’s investment program is expected to include a significant amount of asset-backed securities investments in a range of asset classes that will subject them to further risks, including, among others, credit risk, liquidity risk, interest rate and other market risk, operational risk, structural risk, sponsor risk, monoline wrapper risk and other legal risk. Some, but not all, of these additional asset classes and certain related risks are described below.

The investment characteristics of ABS differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. The risk of investing in ABS is ultimately dependent upon payment of underling loans by the debtor.

In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk. There may also be no established, liquid secondary market for many of the ABS the Fund may purchase. The lack of such an established, liquid secondary market may have an adverse effect on the market value of such ABS and the Fund’s ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity.

Commercial Mortgage-Backed Securities (CMBS). The Fund may invest in commercial mortgage-backed securities and other mortgage-backed securities, including subordinated tranches of such securities. The value of CMBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such CMBS.

Some or all of the CMBS contemplated to be acquired by the Fund may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating organizations. Lower-rated or unrated CMBS, or “B-pieces,” have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. As an investor in subordinated CMBS in particular, the Fund will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

The Fund may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of CMBS or CMBS backed by third party credit enhancement. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of CMBS and other mortgage-backed securities in which the Fund may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are pre-payable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Residential Mortgage Backed Securities (RMBS). The Fund may invest certain of its assets in residential mortgage-backed securities and become a holder of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized and the securities issued in such securitization may be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

The Securitization Regulation. Regulation (EU) 2017/2402 (the “Securitization Regulation”) seeks to bring together current European Union securitization rules into a single European regulation. The Securitization Regulation has applied in the United Kingdom and other European Economic Area (the “EEA”) jurisdictions since January 1, 2019. Transitional arrangements exist in relation to certain securitizations in existence prior to the coming into force of the Securitization Regulation. The Securitization Regulation harmonizes detailed due diligence requirements applicable to certain EU institutional investors and restricts them from becoming exposed to the risks of securitization unless certain prescribed types of person associated with the securitization (such as its sponsor) retain, broadly, a 5% net economic interest in the securitization special purpose vehicle. There are uncertainties regarding the scope of the obligations in the Securitization Regulation and the obligations in the technical standards that will be adopted pursuant thereto which will provide details of the requirements under the Securitization Regulation, as further described below. Most of the relevant technical standards have not yet been adopted. The Securitization Regulation could have a significant impact on the shareholders or the operations of the Fund, including restricting the types of investments the Fund may make or otherwise.

Investors should be aware, and in some cases are required to be aware, of the retention, due diligence and transparency requirements in the EU set out in the Securitization Regulation (and of any corresponding implementing rules of their regulator), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to the Fund’s investment in any asset-backed securitization transactions and their investment in the Fund. Each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator before committing to invest in the Fund to determine whether, and to what extent, the information set out in this Prospectus and in any investor report provided in relation to this investment is sufficient for the purpose of satisfying such requirements. The cost of complying (or facilitating compliance) with the Securitization Regulation and related risk-retention and other requirements could cause lower than expected returns from affected port-folio investments and will be borne by the Fund as a whole.

Participation Interests. As stated under “Debt Instruments Generally” above, the Fund may purchase participation interests in debt instruments which do not entitle the holder thereof to direct rights against the obligor. Participations held by the Fund in a seller’s portion of a debt instrument typically result in a contractual relationship only with such seller, not with the obligor. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the seller and only upon receipt by such seller of such payments from the obligor. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the obligor with the terms of the related loan agreement, nor any rights of set-off against the obligor and the Fund may not directly benefit from the collateral supporting the debt instrument in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the obligor and the seller selling the participation. In the event of the insolvency of such seller, the Fund may be treated as a general creditor of such seller, and may not benefit from any set-off between such seller and the obligor. When the Fund holds a participation in a debt instrument it may not have the right to vote to waive enforcement of any restrictive covenant breached by an obligor or, if the Fund does not vote as requested by the seller, it may be subject to repurchase of the participation at par. Sellers voting in connection with a potential waiver of a restrictive covenant may have interests different from those of the Fund, and such selling institutions may not consider the interests of the Fund in connection with their votes.

Security Risk. Certain investments such as trade claims or consumer receivables may not be secured over underlying assets. Investments may be secured by mortgages, charges, pledges, liens or other security interests. Depending on the jurisdiction in which such security interests are created, enforcement of such securities can be a complicated and difficult process. For example, enforcement of security interests in certain jurisdictions can require a court order and a sale of the secured property through public bidding or auction. In addition, some courts may delay, upon the obligor’s application, the enforcement of a security if the obligor can show that it has a valid reason for requesting such delay, such as showing that the default was caused by temporary hardships. For example, some jurisdictions grant courts the power to declare security interest arrangements to be void if they deem the security interest to be excessive.

Short Selling. The Fund’s investment program may include short selling. Short selling involves selling securities which may or may not be owned by the seller and borrowing the same securities for delivery to the purchaser, with an obligation to return the borrowed securities to the lender at a later date. Short selling allows the seller to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and may be an important aspect of certain of the investment strategies of the Fund. The extent to which the Fund engages in short sales will depend upon its investment strategy and perception of market direction. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to the Fund of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase at the time the Fund desires to close out such short position. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Following the financial crisis of 2008, short selling restrictions and disclosure requirements were introduced in a number of jurisdictions. In July 2009, the SEC implemented a rule requiring market participants to close out short sales within three days after the transaction date. In February 2010, the SEC adopted a short sale price test restriction, which limits short selling in a security whose price has decreased by 10% or more in a single day.

In November 2012, the Council of the EU adopted a short selling regulation (EU) No 236/2012 (the “SSR”) imposing certain private and public disclosure obligations on persons with net short positions in EU listed shares (being shares admitted to trading on a regulated market or multilateral-trading facility unless the principal trading venue for such shares is located in a country outside the EU) and EU sovereign debt (being debt instruments issued by, among others, EU institutions, governments of EU member states and certain international institutions established by two or more EU member states), which reach or fall below the specified thresholds. The SSR also contains prohibitions on uncovered short sales of EU listed shares and EU sovereign debt as well as on uncovered positions in credit default swaps (“CDS”) referencing EU sovereign debt issuers. EU member states have power under the SSR to impose temporary bans on short selling in certain circumstances.

Options. The Fund or its Portfolio Companies may buy or sell (write) both call options and put options (either exchange-traded or over-the-counter in principal-to-principal transactions), and when it writes options it may do so on a “covered” or an “uncovered” basis. The risk of writing a call is theoretically unlimited unless the call option is “covered.” A call option is “covered” when the writer owns the underlying assets in at least the amount of which the call option applies. The Fund’s options transactions may be part of a hedging tactic (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which the Fund has the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be large, depending on the circumstances. When the Fund buys an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of the Fund’s investment in the option (including commissions). When the Fund sells (writes) an option, the risk can be substantially greater than when it buys an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price.

Investments in Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Investments in Distressed Securities. A significant portion of the Fund’s investments may also be in obligations or securities that are rated below investment-grade by recognized rating services such as Moody’s and Standard & Poor’s. Securities rated below investment-grade and unrated securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. Securities rated below investment-grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment-grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of securities rated below investment-grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded.

Investments in Distressed Securities and Restructurings; Investments Subject to Bankruptcy Laws. The Fund may make investments, in restructurings or otherwise, that involve Portfolio Companies that are experiencing, or are expected to experience, severe financial difficulties. These financial difficulties may never be overcome and may lead to uncertain outcomes, including causing such Portfolio Company to become subject to bankruptcy proceedings (see also “—Nature of Bankruptcy Proceedings” below). There are a number of significant risks inherent in the bankruptcy process. For example, in order to protect net operating losses of an obligor in bankruptcy, a bankruptcy court might take any number of actions, including prohibiting or limiting the transfer of claims held by certain classes of creditors. Such a prohibition could have a material adverse effect on the value of certain investments made by the Fund. For example, the Fund might be prohibited from liquidating investments which are declining in value.

In addition, investments in issuers that are experiencing, or are expected to experience, severe financial difficulties could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes related to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims or re-characterize investments made in the form of debt as equity contributions. The possibility of litigation between the participants in a reorganization is another consideration that makes any evaluation of the outcome of an investment uncertain.

Such investments could also be subject to federal bankruptcy laws and state fraudulent conveyance laws, which may vary from state to state, if the securities relating to such investments were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities.

Minority Position and Toehold Investments. The Fund could also make minority equity or debt investments in companies where the Fund may have limited influence. Such companies may have economic or business interests or goals that are inconsistent with those of the Fund and the Fund may not be in a position to limit or otherwise protect the value of its investment in such companies. The Fund’s control over the investment policies of such companies may also be limited. This could result in the Fund’s investments being frozen in minority positions that incur a substantial loss. If the Fund takes such a minority position in publicly traded securities as a “toe-hold” investment, then such publicly traded securities may fluctuate in value over the limited duration of the Fund’s investment in such publicly traded securities, which could potentiality reduce returns to shareholders. While the Sub-Adviser may seek to accumulate larger positions, the Fund may accumulate minority positions in the outstanding voting stock, or securities convertible into the voting stock, of potential Portfolio Companies. While the Sub-Adviser will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, the Fund may be unable to accumulate a sufficiently large position in a target company to execute its strategy. In such circumstances, the Fund may dispose of its position in the target company within a short time of acquiring it and there can be no assurance that the price at which the Fund can sell such stock will not have declined since the time of acquisition. This may be exacerbated by the fact that stock of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial and its disposal may depress the market price for such stock.

Investments in the Energy Industry. Investments in the energy sector may be subject to a variety of risks, not all of which can be foreseen or quantified. Such risks may include, but are not limited to: (i) the risk that the technology employed in an energy project will not be effective or efficient; (ii) uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project; (iii) risks that regulations affecting the energy industry will change in a manner detrimental to the industry; (iv) environmental liability risks related to energy properties and projects; (v) risks of equipment failures, fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in power contract or fuel contract prices, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes; (vi) uncertainty about the extent, quality and availability of oil and gas reserves; (vii) the risk that interest rates may increase, making it difficult or impossible to obtain project financing or impairing the cash flow of leveraged projects; and (viii) the risk of changes in values of companies in the energy sector whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors). The occurrence of events related to the foregoing may have a material adverse effect on the Fund and its investments.

In addition to the foregoing, certain of the Portfolio Companies in which the Fund invests may be subject to the risks inherent in acquiring or developing recoverable oil and natural gas reserves, including capital expenditures for the identification and acquisitions of projects, the drilling and completion of wells and the conduct of development and production operations. The presence of unanticipated pressures or irregularities in formations, miscalculations or accidents may cause such activity to be unsuccessful, which may result in losses. Furthermore, successful investment in oil and natural gas properties and other related facilities and properties requires an assessment of (i) recoverable reserves; (ii) future oil and natural gas prices; (iii) operating and capital costs; (iv) potential environmental and other liabilities; and (v) other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. Also, the revenues generated by certain of the Portfolio Companies in which the Fund invests may be dependent on the future prices of and the demand for oil and natural gas. Oil and gas investments may have significant shortfalls in projected cash flow if oil and gas prices decline from levels projected at the time the investment is made. Various factors beyond the control of the Fund will affect prices of oil, natural gas and natural gas liquids, including the worldwide supply of oil and natural gas, political instability or armed conflict in oil and natural gas producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing government regulation, taxation and price control. Prices for oil and natural gas have fluctuated greatly during the past, and markets for oil, natural gas and natural gas liquids continue to be volatile. Further, to the extent the Fund invests in or receives energy royalty interests, the Fund will generally receive revenues from those royalty interests only upon sales of oil, gas and other hydrocarbon production by the underlying property or upon sale of the royalty interests themselves. There can be no assurance that reserves sufficient to provide the expected royalty income will be discovered or produced.

Volatile oil, natural gas and natural gas liquids prices make it difficult to estimate the value of developed properties for acquisition and divestiture (and collateral purposes) and often cause disruption in the market for oil, natural gas and natural gas liquids developed properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects. In addition, estimates of hydrocarbon reserves by qualified engineers are often a key factor in valuing certain oil and gas assets. These estimates are subject to wide variances based on changes in commodity prices and certain technical assumptions. Accordingly, it is possible for such reserve estimates to be significantly revised from time to time, creating significant changes in the value of the Fund’s portfolio investments.

Legal and Regulatory Matters in the Energy Sector.

Power generation and transmission, as well as oil, natural gas and coal storage, handling, processing and transportation, are extensively regulated; statutory and regulatory requirements may include those imposed by energy, zoning, environmental, safety, labor and other regulatory or political authorities. Failure to obtain or a delay in the receipt of relevant governmental permits or approvals, including regulatory approvals, could hinder operation of an investment and result in fines or additional costs. Obtaining permits and approvals or complying with ongoing regulatory requirements may be costly and/or time-consuming to obtain. Moreover, the adoption of new laws or regulations, including those with respect to the emission of greenhouse gasses, or changes in the interpretation of existing laws or regulations or changes in the persons charged with political oversight of such laws or regulations, could have a material adverse effect upon the profitability of the Fund or its Portfolio Companies and could necessitate the creation of new business models and the restructuring of investments in order to meet regulatory requirements, which may be costly and/or time-consuming.

General Risks of Investments in the Utility and Power Industries. The Fund may invest in the utility and power sectors. These investments are sensitive to fluctuations in resource availability, energy supply and demand, interest rates, special risks of constructing and operating facilities (including nuclear facilities), lack of control over pricing, merger and acquisition activity, weather conditions (including abnormally mild winter or summer weather and abnormally harsh winter or summer weather), availability and adequacy of pipeline and other transportation facilities, geopolitical conditions in gas or oil producing regions and countries (including the risk of nationalization of the natural gas, oil and related sectors), the ability of members of the Organization of the Petroleum Exporting Countries to agree upon and maintain oil prices and production levels, the price and availability of alternative fuels, international and regional trade contracts, labor contracts, the impact of energy conservation efforts, environmental considerations, public policy initiatives and regulation.

Regulatory Risks of Investments in the Utility and Power Industries. Utility and power companies are subject to significant regulation in many aspects of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls and the prices they may charge for the products and services. There are a variety of risks relating to actions of various governmental agencies and authorities in such industries. Additionally, stricter laws, regulations or enforcement policies could be enacted or pursued in the future, which would likely increase compliance costs and may adversely affect the financial performance of energy companies which may have implications for the companies that support the energy sectors’ infrastructure-related requirements.

Investment in the Communications Industry. The Fund’s Portfolio Companies may include communications companies. Communications companies in the U.S., Europe and other developed and emerging countries undergo continual changes mainly due to evolving levels of governmental regulation or deregulation as well as the rapid development of communication technologies. Competitive pressures within the communications industry are intense, and the securities of communications companies may be subject to significant price volatility. In addition, because the communications industry is subject to rapid and significant changes in technology, the companies in this industry in which the Fund may invest will face competition from technologies being developed or to be developed in the future by others, which may make such companies’ products and services obsolete.

Investing in Media Companies. The Fund may focus a portion of its investment activities in media companies. These companies are sensitive to, among other things, global economic conditions, fluctuations in advertising expenditures from which media companies derive substantial revenue, seasonal fluctuations, changes in public and consumer tastes and preferences for products, content and services, rapidly changing technologies, theft of intellectual property including lost revenue due to copyright infringement, retention of key talent and management, merger and acquisition activity and regulation and other political considerations, which may cause the Fund to experience substantial volatility. Further, to the extent the Fund invests in or receives media company royalty interests, the Fund will generally receive revenues from those royalty interests only upon the sale of the source of the royalty payments by the underlying owner of such interests or upon sale of the royalty interests themselves. There can be no assurance that the sources of the expected royalty income will perform as anticipated.

General Airline Industry Risks. The Fund may invest in aviation assets, including aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions may adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage may adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of the Fund’s aviation assets.

Operating and Financial Risks of Aviation Assets. Aviation assets in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic down-turn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation assets that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. In some cases, in addition to the service providers’ (including Merx and other affiliated service providers’) ability to maintain the condition of the aviation assets, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to maintain and successfully remarket aviation assets. There can be no assurance that the Fund will be able to successfully identify and implement its strategy. In addition, the Fund may cause its aviation assets to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such aviation assets. For example, the Sub-Adviser may cause such aviation assets to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such aviation assets and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such aviation assets may reduce the amount of cash that the aviation assets have on hand.

Risks Inherent to Real Estate Investing. The Fund will invest in debt investments related to real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Fund’s investments. The ultimate performance and value of such investments of the Fund may subject to the varying degrees of risk generally incident to ownership and operations of the properties to which the Fund will be exposed and which collateralize or support its investments. The ultimate performance and value of the Fund’s investments depend upon, in large part, the Fund’s ability to operate each such investment so that it provides sufficient cash flows necessary to pay the Fund’s equity investment and a return on such investment, or to pay interest and principal due to the Fund or a lender. Revenues and cash flows may be adversely affected by:

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

●	government regulation including taking or condemnation losses and limitations on rent, such as rent control and rent stabilization;

●	competition from other properties and changes in the supply and demand for competing properties in an area;

●	fluctuations in building occupancy and the financial resources of tenants;

●	changes in interest rates and in the state of the debt and equity capital markets, particularly the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable;

●	the ongoing need for capital improvements, particularly in older buildings;

●	changes in real estate tax rates and other operating expenses;

●	adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, floods, fires and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	adverse changes in zoning laws;

●	the impact of present or future environmental legislation and compliance with environmental laws;

●	the impact of lawsuits which could cause the Fund to incur significant legal expenses and divert management’s time and attention from day-to-day operations of the Fund; and

●	other adverse factors that are beyond the Fund’s control.

●	In the event that any of the Fund’s investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

●	Reliance on Corporate Management and Financial Reporting

●	Many of the strategies implemented by the Fund rely on the financial information made available by the issuers in which the Fund invests. The Sub-Adviser has no ability to independently verify the financial information disseminated by the issuer in which the Fund invests and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general.

Broker, Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

ERISA Plan Assets Risks. The U.S. Department of Labor (“DOL”) has adopted regulations that treat the assets of certain pooled investment vehicles, such as the Fund, as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Fund intends to restrict the acquisition of interests by any employee benefit plan subject to the fiduciary provisions of Part 4 of Subtitle B of Title I of ERISA (e.g., private U.S. pension plans), any plan to which the prohibited transaction provisions of Section 4975 of the Code apply (e.g., IRAs) and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) in the Fund in order to avoid the treatment of assets of the aggregators as Plan Assets. However, there can be no assurance that the aggregators will be treated as not holding Plan Assets of investing plans.

If the assets of either aggregator were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of such aggregator, and the duties, obligations, and liabilities of the Sub-Adviser would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by an aggregator may not be permitted, and transactions between such aggregator and the Sub-Adviser or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Sub-Adviser, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Sub-Adviser.

Investments in the Insurance Sector. The Fund may also invest in esoteric asset classes such as the insurance capital markets, which include insurance-linked securities (whereby the performance and return of the investment depend on the results of the underlying policy or instrument), insurance securitizations, catastrophe bonds, life insurance/life annuity combination bonds, structured settlements, insurance reserve financing, mortality/longevity swaps, life settlements, premium finance loans and other similar asset backed securities or instruments. These are specialized asset classes with unique risks, and prospective shareholders should carefully consider, among other factors, the matters described below, each of which could have an adverse effect on the value of their investments in the Fund. On an opportunistic basis, the Fund may invest in insurance-linked securities, whereby the performance and return of the investment depend on the results of the underlying insurance policy or instrument. An investment by the Fund in the insurance capital markets involves a high degree of risk, including the risk that the entire amount invested may be lost. Such investments would constitute investing in a relatively new and developing asset class where a significant part of the asset class involves relatively illiquid instruments.

ESG Considerations. Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities. We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect our business.

Laws of Other Jurisdictions Where the Fund is Marketed. Shares in the Fund may be marketed in various jurisdictions in addition to those more specifically addressed elsewhere in this Prospectus. In order to market shares in the Fund in certain jurisdictions (or to investors who are citizens of or resident in such jurisdictions), the Fund, the Sub-Adviser, Apollo and its affiliates will be required to comply with applicable laws and regulations relating to such activities. Compliance may involve, among other things, making notifications to or filings with local regulatory authorities, registering the Fund, the Sub-Adviser, Apollo and its affiliates or the shares with local regulatory authorities or complying with operating or investment restrictions and requirements, including with respect to prudential regulation. Compliance with such laws and regulations may limit the ability of the Fund to participate in investment opportunities and may impose onerous or conflicting operating requirements on the Fund, the Sub-Adviser, Apollo and its affiliates. The costs, fees and expenses incurred in order to comply with such laws and regulations, including related legal fees and filing or registration fees and expenses, will be borne by the Fund and may be substantial. In addition, if the Fund, the Sub-Adviser, Apollo and its affiliates were to fail to comply with such laws and regulations, any or all of them could be subject to fines or other penalties, the cost of which typically would be borne by the Fund.

Eurozone Risks. The Fund’s investments and its investment performance will most likely be affected by economic and fiscal conditions in Eurozone countries and developments relating to the euro. The deterioration of the Sovereign Debt of several Eurozone countries together with the risk of contagion to other more stable economies exacerbated the global economic crisis. This situation raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Economic, political or other factors could still result in changes to the composition of the European Monetary Union. The risk that other Eurozone countries could be subject to higher borrowing costs and face further deterioration in their economies, together with the risk that some countries could withdraw from the Eurozone, could have a negative impact on the Fund’s investment activities. A reintroduction of national currencies in one or more Eurozone countries or, in more extreme circumstances, the possible dissolution of the European Monetary Union cannot be ruled out. The departure or risk of departure from the European Monetary Union by one or more Eurozone countries and/or the abandonment of the euro as a currency could have major negative effects on the Fund. If the European Monetary Union is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of investors’ shares in the Fund.

Sovereign Debt. It is anticipated that the Fund may invest in instruments issued by a government, its agencies, instrumentalities or its central bank (“Sovereign Debt”). Sovereign Debt may include securities that the Sub-Adviser believes are likely to be included in restructurings of the external debt obligations of the issuer in question. The ability of an issuer to make payments on Sovereign Debt, the market value of such debt and the inclusion of Sovereign Debt in future restructurings may be affected by a number of other factors, including such issuer’s: (i) balance of trade and access to international financing; (ii) cost of servicing such obligations, which may be affected by changes in international interest rates; and (iii) level of international currency reserves, which may affect the amount of foreign exchange available for external debt payments. Significant ongoing uncertainties and exposure to adverse conditions may undermine the issuer’s ability to make timely payment of interest and principal, and issuers may default on their Sovereign Debt.

Investments in Emerging Markets. The Fund will be permitted to make investments in emerging markets such as China, India, Brazil and countries located in emerging Europe. In addition to the risks described above under “—Non-U.S. Investments Generally,” investing in emerging markets involves risks and special considerations not typically associated with investing in more established economies or markets including among other things: (i) higher dependence on exports and the corresponding importance of international trade; (ii) greater risk of inflation; (iii) inability to exchange local currencies for U.S. dollars; (iv) increased likelihood of governmental involvement in and control over the economy; (v) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (vi) less developed compliance culture; (vii) risks associated with differing cultural expectations and norms regarding business practices; (viii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (ix) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (x) greater regulatory uncertainty; (xi) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; and (xii) threats or incidents of corruption or fraud, all of which may adversely affect the return on the Fund and its investments.

Repatriation of investment income, assets and the proceeds of sales by investors foreign to such markets, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments. In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. In emerging markets, any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Terrorist Activities. U.S. activities in various countries and related terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for natural resources such as oil and gas and could affect the Fund’s portfolio investors’ financial results. Further, the U.S. government has issued public warnings indicating that energy assets might be specific targets of terrorist organizations. As a result of such a terrorist attack or of terrorist activities in general, the Fund and its Portfolio Companies may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all.

Risks Associated With Investments in Securities Indexed to the Value of Foreign Equity Securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

Fraudulent Conveyance Considerations. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital; or (iii) intended to incur or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on an investment are voidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by the Fund.

Emerging markets jurisdictions may or may not have remedies such as fraudulent conveyance or preference. The lack of such remedies, however, may also have a material adverse effect on the Fund if issuers in which it is invested are not able to recapture payments that otherwise would have been paid out to creditors such as the Fund if such remedies were available.

Environmental Matters. Ordinary operation or the occurrence of an accident with respect to a Portfolio Company could cause major environmental damage, personal injury or property damage, which may result in significant financial distress to such Portfolio Company, even if covered by insurance. In addition, persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost and other liabilities. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination and may impose joint and several liability (including amongst the Fund, other Apollo Clients and the applicable Portfolio Company) or liabilities or obligations that purport to extend to (and pierce any corporate veil that would otherwise protect) the ultimate beneficial owners of the owner or operator of the relevant property or operating company that stand to financially benefit from such property’s or company’s operations. The Fund (and its shareholders) may therefore be exposed to substantial risk of loss from environmental claims arising in respect of its investments. Furthermore, changes in environmental laws or regulations or the environmental condition of an investment may create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups may protest about the development or operation of portfolio company assets, which may induce government action to the detriment of the Fund. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on a Portfolio Company, or could otherwise place a Portfolio Company at a competitive disadvantage compared to other companies, and failure to comply with any such requirements could have an adverse effect on a Portfolio Company. Even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities. If these liabilities were to arise with respect to the Fund or its Portfolio Companies, the Fund might suffer significant losses and incur significant liabilities and obligations. The having or exercise of control or influence over a Portfolio Company could expose the assets of the Fund, the Sub-Adviser and their respective affiliates to claims by such Portfolio Company, its security holders and its creditors and regulatory authorities or other bodies. While the Sub-Adviser intends to manage the Fund to minimize exposure to these risks, the possibility of successful claims cannot be precluded, nor can there be any assurance as to whether such laws, rules, regulations and court decisions will be expanded or otherwise applied in a manner that is adverse to Portfolio Companies and the Fund and its shareholders. Moreover, it is possible that, when evaluating a potential investment, the Sub-Adviser may choose not to pursue or consummate such investment, if any of the foregoing risks may create liabilities or other obligations for any of the Fund, the Sub-Adviser or any of its respective affiliates, partners or employees. See also “—Control Person Liability” above.

Climate Change. Climate change and related regulation could result in significantly increased operating and capital costs and could reduce demand for the products and service of certain Portfolio Companies. The Fund may acquire Portfolio Companies that are located in areas that are subject to climate change and, as such, there may be significant physical effects of climate change that have the potential to have a material effect on the Fund’s business and operations. Physical impacts of climate change may include: increased storm intensity and severity of weather (e.g., floods or hurricanes); wildfires; sea level rise; and extreme temperatures. For example, many climate models indicate that global warming is likely to result in rising sea levels and increased frequency and severity of weather events, which may lead to higher insurance costs, or a decrease in available coverage, for Portfolio Companies in areas subject to severe weather. These climate-related changes could damage Portfolio Company’s physical infrastructure, especially operations located in low-lying areas near coasts and river banks, and facilities situated in hurricane-prone and rain-susceptible regions.

Moreover, if the evidence supporting climate change continues to grow, various governmental regulatory agencies may enact more restrictive environmental regulations. Various laws and regulations exist or are under development that seek to regulate the emission of “greenhouse” gases (“GHGs”) such as methane and CO2, including the United States Environmental Protection Agency programs to control GHG emissions and state actions to develop statewide or regional programs. Proposed approaches to further regulate GHG emissions include establishing GHG “cap and trade” programs, increased efficiency standards and incentives or mandates for pollution reduction, use of renewable energy sources or use of alternative fuels with lower carbon content. Adoption of any such laws or regulations could increase Portfolio Companies’ costs to operate and maintain facilities and could require the installation of new emission controls, acquire allowances for GHG emissions, tax payments related to GHG emissions and administration and management of a GHG emissions program. These more restrictive regulations could materially impact the revenues and expenses of the relevant Portfolio Companies.

As a result of these physical impacts from climate-related events, the Fund may be vulnerable to the following: risks of damage to the Fund’s investments; indirect financial and operational impacts from disruptions to the operations of the Fund’s Portfolio Companies due to severe weather or other unforeseen climate-related events; increased insurance premiums and deductibles or a decrease in the availability of coverage for Portfolio Companies in areas subject to severe weather; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the Portfolio Company’s business depends; decreased consumer demand for Portfolio Company products or services resulting from physical changes associated with climate change; incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and economic disturbances arising from the foregoing.

Force Majeure and Expropriation Risk. Portfolio Companies may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Natural disasters, epidemics and other acts of God, which are beyond the control of the Sub-Adviser, may negatively affect the economy, infrastructure and livelihood of people throughout the world. For example, southeast Asia and many countries in Asia, including China, Japan, Indonesia and Australia have been affected by earthquakes, floods, typhoons, drought, heat waves or forest fires. Disease outbreaks have occurred in Asia in the past (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu and COVID-19) and are occurring globally at present, and any prolonged occurrence of infectious disease, or other adverse public health developments or natural disasters in any country related to the Fund’s investments may have a negative effect on the Fund. Resulting catastrophic losses may either be uninsurable or insurable at such high rates as to make such coverage impracticable. If such a major uninsured loss were to occur with respect to any of the Fund’s investments, the Fund could lose both invested capital and anticipated profits.

Some force majeure events may adversely affect the ability of a party (including a Portfolio Company or a counterparty to the Fund or a Portfolio Company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a Portfolio Company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Companies or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period.

Investments in SPACs. The Fund could invest in, facilitate the acquisition of companies by, and exit Portfolio Companies through the use of, SPACs. A SPAC is a single-use vehicle incorporated for the purpose of raising capital through an initial public offering to fund the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses. After the acquisition of a target company, a SPAC typically would exercise control over the management of such target company to increase the target company’s value. Capital raised through the initial public offering of securities of a SPAC is typically placed into a trust until the target company is acquired or a predetermined period of time elapses. Investors in a SPAC typically would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. If a SPAC is unable to locate and acquire a target company (or target companies) by the deadline, the SPAC would be forced to liquidate its assets, which could result in losses due to the SPAC’s expenses and liabilities.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically created without a specifically-identified acquisition target, it could never, or only after an extended period of time, find and execute a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and investments therein are therefore subject to significant concentration risk; (iii) SPACs are exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so investors in SPACs are not afforded the benefits or protections of those rules; (iv) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of Apollo without any offset against fees payable by the Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC consummates a transaction); (v) the value of any target company could decrease following its acquisition by a SPAC; (vi) the value of the Apollo-managed funds invested and held in the trust could decrease as the SPAC is locating a target by the deadline; (vii) if a SPAC is unable to consummate a business combination, the Fund is forced to wait until the deadline before liquidating distributions are made; (viii) redemption rights make SPACs unattractive to targets or preclude SPACs from completing a business combination; and (ix) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing.

In addition, SPACs can raise capital through offering—and SPAC investors, which could include the Fund, could ultimately hold in the ultimate target business—common equity, preferred equity, equity-linked instruments, debt or other types of instruments, each of which is subject to the risks associated with such instruments. If a SPAC completes a business combination, it will be affected by numerous risks inherent in the business operations of the acquired company or companies. Further, as described herein, Apollo is subject to conflicts of interest, including with respect to its sponsorship of, or it’s the Fund’s investments in, SPACs. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk.

Risk of Controlled Group Liability for Portfolio Company Pension Plan. The Fund, along with its affiliates, may obtain a controlling interest (e.g., 80% or more voting control) in certain investments, which may impose risks of liability to the Fund under ERISA for a Portfolio Company’s under-funded pension plans, including withdrawal liability under any Taft-Hartley plans in which such Portfolio Company contributes. Such liabilities might arise if the Fund (or Sub-Adviser, on behalf of the Fund) were deemed to be engaged in a “trade or business” under ERISA. The determination of whether an investment fund, like the Fund, is engaged in a trade or business under ERISA is uncertain and could depend upon which U.S. Federal Circuit has jurisdiction over the matter. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered to be engaged in a “trade or business” for ERISA purposes, and therefore, liable for withdrawal liability owed by a fund’s portfolio company to an under-funded multi-employer pension plan that covered the employees of the portfolio company. In November 2019, a federal appellate court in the First Circuit unanimously reversed a lower court’s earlier decision (which was premised on the 2013 U.S. Federal Appeals court decision) that held that two separate private equity funds managed by the same or affiliated investment advisors and found to be engaged in a “trade or business” for ERISA purposes are a controlled group member, and therefore, could be held jointly and severally liable for a bankrupt portfolio company’s multi-employer pension plan withdrawal liability. While the November 2019 decision was a victory for the private equity firm in that particular case, the result was highly fact specific and the First Circuit left open the possibility that under certain circumstances an investment fund (such as the Fund), along with other clients managed by the same investment advisor as such investment fund, could be considered to be a controlled group member and engaged in a “trade or business” for ERISA pension liability purposes. Activities which may indicate the possibility of a trade or business being conducted as opposed to passive investment, include, but are not limited to, management of such Portfolio Company’s operations, authority with respect to the hiring, termination and compensation of such Portfolio Company’s employees and agents and receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Company by the Fund or its affiliates, including the Sub-Adviser. If the Fund (along with its affiliates) were treated as engaged in a trade or business for purposes of ERISA, then the Fund (and certain affiliates of the Fund in the same ERISA controlled group (e.g., other controlled Portfolio Companies)) could be jointly and severally liable to satisfy the liabilities of a specific Portfolio Company to an ERISA pension plan (i.e., the Fund might suffer a loss which is greater than its actual investment in the specific Portfolio Company to the extent that such Portfolio Company becomes insolvent and is unable to satisfy its own obligations). It should be noted that the test as to whether the Fund is engaged in a trade or business for purposes of ERISA may not necessarily be the same as the test that would be used for U.S. federal income tax purposes.

Due Diligence. The Sub-Adviser will conduct, and will use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the Sub-Adviser’s investment professionals will use publicly available information, as well as information from their relationships with former and current bank lenders, management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by employees of the Sub-Adviser, service providers to the Fund and/or their respective affiliates (including affiliated service providers) could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Apollo has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sub-Adviser will be able to identify or prevent such misconduct.

In addition, instances of fraud and other deceptive practices or devices employed by management or owners of Portfolio Companies in which the Fund invests may undermine the Sub-Adviser’s due diligence efforts with respect to such companies and, if such fraud is discovered, negatively affect the valuation of the Fund’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility that could negatively impact the Fund’s investments. In the event of fraud by any Portfolio Company in which the Fund invests, the Fund may suffer a partial or total loss of its capital investment in that company.

Trade Errors. The Sub-Adviser has adopted a policy for the purpose of addressing trade errors that may arise, from time to time, with respect to the securities transactions of the Fund. The Sub-Adviser, pursuant to the policy, will seek to identify and correct any trade errors in an expeditious manner. The determination of whether or not a trade error has occurred will be in the discretion of the Sub-Adviser, and investors should be aware that, in making such determinations, the Sub-Adviser will have a conflict of interest.

Over-the-Counter Trading. The Fund’s investment and hedging strategies may involve it or its Portfolio Companies engaging in forward currency contracts and options, as well as currency and credit default swaps and other derivatives. There is no limitation on daily price movements on these instruments and speculative position limits are not currently applicable. The principals who deal in these markets are not required to continue to make markets and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain contracts or have quoted prices with unusually wide spreads between the prices at which they were prepared to buy and those at which they were prepared to sell. Disruptions can also occur in any market in which the Fund or any of its Portfolio Companies trades due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such trading to less than that which the Sub-Adviser would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in significant losses to the Fund.

Strategic Partnerships. The Sub-Adviser has established, and may in the future establish, investment vehicles, accounts or programs between one or more investors and the Sub-Adviser or one or more of their respective affiliates: (i) that are advised or managed on a discretionary or non-discretionary basis by Apollo, the Sub-Adviser or one or more of their respective affiliates, and (ii) that commit, contribute, allocate, or coinvest significant capital to a range of platforms of products, investment ideas and asset classes made available by Apollo, including the strategy of the Fund (“Strategic Partnerships”). Such Strategic Partnerships can be treated in a manner generally similar to Feeder Funds with respect to matters such as default, excuse, exclusion and other similar provisions and for determining the outcome of a shareholder vote. Such arrangements include Apollo granting certain preferential terms to such investors, including blended management fee or carried interest rates that are lower than those applicable to the other shareholders or a reduction of management fees and carried interest to rates that are lower than those applicable to the other shareholders, or entering into co-investment relationships with such investors, which may provide for the investor to be offered certain co-investment opportunities on a priority basis and/or on preferential terms when such opportunities arise.

Where management fees and carried interest are applicable at the level of any dedicated vehicles or accounts through which such investors participate in Apollo Clients, such terms may include a waiver of management fees and/or carried interest on their investment in the Fund. In any event, where (i) any such vehicles or accounts invest in the Fund on the same terms as the shareholders or co-invest with the Fund on the same terms as the Fund, but at the level of such vehicles or accounts apply a lower blended management fee or carried interest rate to their portfolio as a whole or (ii) any such vehicles or accounts invest in the Fund on preferential terms or co-invest with the Fund on preferential terms, such direct or indirect preferential terms (or other preferential terms set forth in the governing documents of such vehicles or accounts, including any co-investment terms) will not be subject to “most favored nation” provisions, if any. This will be the case even in those instances where “most favored nations” or other similar provisions (if any) suggest that they ought to apply to the terms set forth in the governing document of such vehicles or accounts.

Over-Commitment. In order to facilitate the acquisition of a Portfolio Company, the Fund may make (or commit to make) an investment that exceeds the desired amount with a view to selling a portion of such investment to Co-Investors or other persons prior to or within a reasonable time after the closing of the acquisition. In such event, the Fund will bear the risk that any or all of the excess portion of such investment may not be sold or may only be sold on unattractive terms and that, as a consequence, the Fund may bear the entire portion of any break-up fee or other fees, costs and expenses related to such investment, including break-up fees and hold a larger than expected portion of such Portfolio Company or may realize lower than expected returns from such investment. The Sub-Adviser endeavors to address such risks by requiring such investments to be in the best interests of the Fund, regardless of whether any sell-down ultimately occurs. None of the Sub-Adviser or any of its affiliates will be deemed to have violated any duty or other obligation to the Fund or any of its investors by engaging in such investment and sell-down activities.

Expedited Transactions. Investment analyses and decisions by the Sub-Adviser will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, the information available to the Sub-Adviser at the time of an investment decision may be limited, and the Sub-Adviser may not have access to the detailed information necessary for a full evaluation of the investment opportunity. In addition, the Sub-Adviser may rely upon independent consultants or advisors in connection with the evaluation of proposed investments. There can be no assurance that these consultants or advisors will accurately evaluate such investments.

Non-Controlling Investments. The Fund is expected to hold a non-controlling interest in Portfolio Companies and, therefore, may have a limited ability to protect its position in such Portfolio Companies. Further, the Fund may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Portfolio Companies. In such cases, the Fund will be significantly reliant on the existing management and board of directors of such companies, which may include representation of other investors with whom the Fund is not affiliated and whose interests may conflict with the Fund’s interests. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect the Fund’s interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund may hold investments in debt instruments or other investments that do not entitle the Fund to voting rights and, therefore, the Fund may have a limited ability to protect such investments.

Control Person Liability. The Fund could, as a result of a restructuring or other event with respect to a Portfolio Company, acquire a controlling interests in a Portfolio Company. The fact that the Fund or Sub-Adviser exercises control or exerts influence (or merely has the ability to exercise control or exert influence) over a company may give rise to risks of liability (including under various theories of parental liability and piercing the corporate veil doctrines) for, among other things, personal injury and/or property or environmental damage claims arising from an accident or other unforeseen event, product defects, employee benefits (including pension and other fringe benefits), failure to supervise management, violation of laws and governmental regulations (including securities laws, anti-trust laws, employment laws, anti-bribery (and other anti-corruption laws) and other types of liability for which the limited liability characteristic of business ownership and the Fund itself (and the limited liability structures that may be utilized by the Fund in connection with its ownership of Portfolio Companies or otherwise) may be ignored or pierced, with the result being that relevant entities could be treated as if such limited liability characteristics or structures did not exist for purposes of the application of such laws, rules, regulations and court decisions.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment of the Fund, the Fund may be required to make representations and warranties about such investments. The Fund may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. If the Fund does not have cash available to conduct such litigation or make such payments, it may be required to borrow funds. Any such payments and borrowings could adversely impact the Fund’s ability to make distributions. In addition, if the Fund is unable to borrow funds to make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms. The Sub-Adviser may also establish reserves or escrow accounts for such contingent liabilities. In that regard, shareholders may be required to return amounts distributed to them to fund the Fund’s indemnity obligations or other Fund obligations arising out of any legal proceeding against the Fund, subject to certain limitations set forth in this registration statement.

Execution Risks and Error. In order to seek positive returns in global markets, the Fund’s trading and investments could involve multiple portfolio investments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Fund may require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel portfolio investments. In each case, the Fund seeks best execution and has trained execution and operational staff who execute, settle and clear such trades. However, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur, and could result in losses to the Fund. In such circumstances, the Fund will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties. In its sole discretion, the Sub-Adviser may choose to forego pursuing claims against brokers and counterparties on behalf of the Fund for any reason, including the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, the Sub-Adviser’s own execution and operational staff may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to the Fund. The Sub-Adviser is not liable to the Fund for losses caused by brokers or counterparties or its own negligence or contributory negligence. The Sub-Adviser may be liable to the Fund for acts that constitute bad faith, gross negligence, willful misconduct, fraud, willful or reckless disregard for such their duties to the Fund or the shareholders or for damages resulting from intentional violations of securities laws. Interests in the Fund are only available for subscription by investors who understand that they and the Fund are waiving potential claims for damages arising from the operation of the Fund, including damages resulting from the Sub-Adviser’s own negligence or contributory negligence, and expect some execution losses to the Fund.

Operating and Financial Risks of Portfolio Companies. Portfolio Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in their competitive environment, or an economic downturn. As a result, Portfolio Companies that the Fund may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive positions, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy and approach will depend, in part, on the ability of the Fund to effect improvements in the operations of a Portfolio Company and/or recapitalize its balance sheet. To the extent relevant to a Portfolio Company, the activity of identifying and implementing operating improvements and/or recapitalization programs at Portfolio Companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such operating improvements and/or recapitalization programs. In addition, the Fund may cause its Portfolio Companies to bear certain fees, costs and expenses that the Fund would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the Fund’s or any other investment in such Portfolio Companies. For example, the Sub-Adviser may cause such Portfolio Companies to bear the fees, costs and expenses that are incurred in connection and concurrently with the acquisition of such Portfolio Companies and such other fees, costs and expenses that may otherwise be treated as operating expenses. The payment of such fees, costs and expenses by such Portfolio Companies may reduce the amount of cash that the Portfolio Companies have on hand.

Ability to Source and Make Suitable Investments. The consistency of available and suitable investments for the Fund could be a risk. The lack of availability from time to time of assets for purchase by the Fund may delay the Fund’s ability to achieve its target portfolio size, composition or rate of return in its projected timeframe or to make investments thereafter, both of which circumstances could materially adversely affect the Fund’s investment performance.

Factors that may affect the Fund’s ability to source suitable investments include, among other things, the following: developments in the market for nonperforming loans or other general market events, which may include changes in interest rates or credit spreads or other events which may adversely affect the price of assets, whether individually or collectively; competition for investment opportunities and the inability of the Fund to acquire assets at favorable yields (including if the Fund’s competitors have greater access to financial, technical and marketing resources than the Fund, a lower cost of funds than the Fund, and access to funding sources that are not available to the Fund); the inability of the Fund to reinvest the proceeds from the sale or repayment of any of its assets in suitable target investments on a timely basis, whether at prices that the Fund believes are appropriate or at all; and the inability of the Fund to secure debt financing or refinancing for the Fund’s Portfolio Companies on a timely basis, whether on a basis that is satisfactory to the Fund or at all.

Illiquidity and Long-Term Nature of Investments. The market for many of the Fund’s Portfolio Companies is substantially less liquid than the market for publicly traded securities. In addition, certain Portfolio Companies may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The resulting illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises. If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments.

Tax Considerations. An investment in the Fund involves complex U.S. and non-U.S. tax considerations that will differ for each investor depending on the investor’s particular circumstances. The investment decisions of the Sub-Adviser will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all shareholders. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.

Under certain circumstances, investors in the Fund could be required to recognize taxable income in a taxable year for U.S. federal income tax purposes, even if the Fund either distributes no cash in such year or distributes cash in such year that is less than such amount of taxable income (including as a result of the Fund owning securities issued with original issue discount, owning interests in certain partnerships, owning interests in certain non-U.S. corporations and entering into certain transactions that are taxed on a mark-to-market basis). In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a shareholder may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Fund.

In addition, the Fund will take tax considerations into account in determining when the Fund’s Portfolio Companies should be sold or otherwise disposed of and may assume certain market risk and incur certain expenses in this regard to achieve favorable tax treatment of a transaction.

Reliance on Portfolio Company Management. The day-to-day operations of a Portfolio Company will be the responsibility of such company’s management team. Although the Sub-Adviser will be responsible for monitoring the performance of Portfolio Companies and generally seeks to invest in companies operated by capable management, there can be no assurance that an existing management team, or any successor, will be able to successfully operate a Portfolio Company in accordance with the Sub-Adviser’s strategy for such company.

Investments in Less Established Companies. The Fund may invest a portion of its assets in less established companies or early stage companies. Investments in such early stage companies may involve greater risks than those generally associated with investments in more established companies. For instance, less established companies tend to have smaller capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure . Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Early stage companies often experience unexpected issues in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately resolved. A major risk also exists that a proposed service or product cannot be developed successfully with the resources available to such an early stage company. There is no assurance that the development efforts of any such early stage company will be successful or, if successful, will be completed within budget or the time period originally estimated. Substantial amounts of financing may be necessary to complete such development and there is no assurance that such funds will be available from any particular source, including institutional private placements or the public markets. The percentage of early stage companies that survive and prosper tends to be small. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. Furthermore, to the extent there is any public market for the securities held by the Fund, securities of less established companies may be subject to more abrupt and erratic market price movements than those of larger, more established companies.

In addition to investing in less established or early stage companies, the Fund may actively engage in forming new businesses. Unlike investing in an existing company where start-up risks are generally shared with third parties who also have vested interests in such company (including the company’s founders, existing managers or existing equity holders), in the case where the Fund forms a new business, all such risks are generally borne by the Fund. In addition, newly formed businesses face risks similar to those affecting less established or early stage companies as described above and may experience unexpected operational, developmental or financial issues that cannot be adequately resolved, and there is no assurance that such new business ventures will become successful.

Some of the portfolio investments expected to be made by the Fund should be considered highly speculative and may result in the loss of the Fund’s entire investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments.

Uncertainty of Financial Projections. The Sub-Adviser will generally establish the capital structure of Portfolio Companies on the basis of financial projections for such Portfolio Companies. Projections are forward-looking statements and are based upon certain assumptions. Projected operating results will normally be based primarily on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions that the Sub-Adviser believes are reasonable at the time that the projections are developed. Projections are subject to a wide range of risks and uncertainties, however, and there can be no assurance that the actual results may not differ materially from those expressed or implied by such projections. Moreover, the inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a Portfolio Company to realize projected values. General economic conditions, which are not predictable, can also have a material adverse impact on the reliability of such projections.

Board Participation. Employees of Apollo and its affiliates can serve as directors of certain issuers. In addition to any duties the Apollo employees may owe to the Fund, as directors of issuers, these Apollo employees will also owe duties to the shareholders of the issuers and persons other than the Fund. In general, such positions are often important to the Fund’s investment strategy and may enhance the ability of the Sub-Adviser to manage the Fund’s investments. However, such positions may have the effect of impairing the ability of the Fund to sell the related securities when, and upon the terms, the Sub-Adviser may otherwise desire. In addition, such positions may place the Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the shareholders of the issuer. Should an Apollo employee make a decision that is not in the best interests of the shareholders of an issuer, such decision may subject the Sub-Adviser and the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify the Sub-Adviser and other Indemnified Persons from such claims.

Financing Arrangements. To the extent that the Fund enters into financing arrangements, such arrangements may contain provisions that expose it to particular risk of loss. For example, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss for the Fund. Also, the Fund may, in the future, enter into financing arrangements that contain financial covenants that could require it to maintain certain financial ratios. If the Fund were to breach the financial covenants contained in any such financing arrangement, it might be required to repay such debt immediately in whole or in part, together with any attendant costs, and the Fund might be forced to sell some of its assets to fund such costs. The Fund might also be required to reduce or suspend distributions. Such financial covenants would also limit the ability of the Sub-Adviser to adopt the financial structure (e.g., by reducing levels of borrowing) which it would have adopted in the absence of such covenants.

Litigation. The Sub-Adviser anticipates that the Sub-Adviser and one or more of its affiliates (including Apollo) may be named as defendants in civil proceedings. The transactional nature of the business of the Fund exposes the Fund, the Sub-Adviser, Apollo and each of their respective affiliates generally to the risk of third party litigation and, historically, Apollo and certain of its affiliates have been subject to such litigation. Furthermore, the adoption of new or enhancement of existing laws and regulations may increase the risk of litigation still.

Any such litigation would likely have a negative financial impact on the Fund. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce the Fund’s assets. The Fund will also generally be responsible for indemnifying Indemnified Persons for any losses, claims, damages or liabilities they may incur in connection with any such litigation to the extent not covered by insurance.

Insurance Coverage. The Fund is covered under Apollo’s professional liability insurance policy and does not separately maintain professional liability insurance. The Fund leverages the scale of Apollo by participating in a group professional liability insurance policy and may participate in other shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Apollo. To the extent a claim arises relating to any of the insureds during a policy period that erodes some or all of the limits under Apollo’s policy, there will be less coverage, or potentially no coverage, available for all of the insureds under the policy for the remainder of the policy period. In addition, the Fund may need to initiate litigation in order to collect from an insurance provider, which may be lengthy and expensive and which ultimately may not result in a financial award. The Sub-Adviser may cause the Fund to purchase insurance for the benefit of the Fund, the Sub-Adviser and their employees, affiliates, agents and representatives with respect to related Fund matters. Any insurance policy purchased by or on behalf of the Fund (including policies covering the Fund, the Sub-Adviser and other funds and accounts) may provide coverage for situations where the Fund would not provide indemnification, including situations involving culpable conduct by the Sub-Adviser. Nonetheless, the Fund’s share of the fees and expenses in respect of insurance coverage will not be reduced to account for these types of situations, and for the avoidance of doubt, the unavailability of exculpation or indemnification described herein will not preclude any Indemnified Person from recovering under any insurance policy whose cost is borne by the Fund.

Distributions. We may not achieve investment results that will allow us to make a specified or stable level of cash distributions and our distributions may decrease over time. In addition, due to the asset coverage test applicable to us as a regulated closed-end fund, we may be limited in our ability to make distributions.

We may fund our cash distributions to shareholders from any sources of funds available to us, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Sub-Adviser or the Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a registered closed-end fund may limit our ability to pay distributions. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable 1940 Act regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than cash flow from operations in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Sub-Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Sub-Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Sub-Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Sub-Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Sub-Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Sub-Adviser of the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Sub-Adviser or the Administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Shareholders should also understand that our future repayments to the Sub-Adviser will reduce the distributions that they would otherwise receive. Further, the per share amount of distributions on Class S, Class D and Class I shares may differ because of different allocations of class-specific expenses. For example, distributions on Class S and Class D shares will be lower than on Class I shares because Class S and Class D shares are subject to different shareholder servicing and/or distribution fees. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Sub-Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Broker or Dealer or Custodian Insolvency. The Fund’s assets may be held in one or more accounts maintained for the Fund by its prime brokers or at other brokers or with one or more custodians, which may be located in various jurisdictions. Such prime brokers, local brokers and custodians, as brokerage firms, custodians or commercial banks, may be subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or custodian or any of their respective sub-custodians, agents or affiliates, or a local broker, it is impossible to generalize about the effect of their insolvency on the Fund and its assets. Investors should assume that the insolvency of any of the prime brokers or such other service providers would result in a loss to the Fund, which could be material.

Developments in the Structured Credit Markets and Their Broader Impact. Declines in the market value of ABS and mortgage-backed securities (“MBS”), especially those backed by subprime mortgages, were associated with significant market events resulting in the financial crisis of the late 2000s and the subsequent regulatory and market responses to the financial crisis. Increasing credit and valuation problems in the subprime mortgage market generated extreme volatility and illiquidity in the markets for Portfolio Companies directly or indirectly exposed to subprime mortgage loans. This volatility and illiquidity extended to the global credit and equity markets generally, and, in particular, to the high-yield bond and loan markets, exacerbated by, among other things, uncertainty regarding the extent of problems in the mortgage industry and the degree of exposure of financial institutions and others, decreased risk tolerance by investors and significantly tightened availability of credit. Except for agency RMBS, and despite modest increases in non-agency RMBS issuance, the market for RMBS has not significantly recovered (relative to the pre-financial crisis market) from these conditions and it is difficult to predict if or when the non-agency RMBS market will recover from such conditions. If the structured credit markets continue to face uncertainty or to deteriorate, then the Fund may not be presented with sufficient investment opportunities in ABS and MBS, which may prevent the Fund from successfully executing investment strategies in such investments. Moreover, further uncertainty or deterioration in the structured credit markets could result in further declines in the market values of or increased uncertainty with respect to such investments made or considered by the Fund, which could require the Fund to dispose of such investments at a loss while such adverse market conditions prevail.

Legal and Regulatory Risks

SEC Investigations. There can be no assurance that the Fund, the Sub-Adviser or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future.

On August 23, 2016, without admitting or denying any wrongdoing, certain affiliates of Apollo consented to the entry of an order to cease and desist from committing or causing any violations and future violations of Sections 206(2) and 206(4) of the Advisers Act and Rules 206(4)-7 and 206(4)-8 thereunder. According to the SEC order, (1) such affiliates did not, among other things, provide sufficient pre-commitment disclosure regarding the possibility of accelerating otherwise authorized fees upon termination of monitoring agreements with their portfolio investments, (2) certain affiliates of Apollo did not adequately disclose that interest from a loan from a private equity fund to its general partner would be allocated to the general partner, (3) such affiliates of Apollo did not adequately supervise a former senior partner’s expense reimbursement practices and (4) such affiliates of Apollo failed to adopt and implement policies and procedures reasonably designed to prevent violations of the Advisers Act and its rules. As part of the settlement, such affiliates of Apollo agreed to pay $37,527,000 of disgorgement and $2,727,552 of prejudgment interest to shareholders of Apollo-managed funds and a civil monetary penalty of $12,500,000 to the SEC.

There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Compliance Failures. Apollo and certain of its affiliates, including the Sub-Adviser, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on the Fund. The provision of investment management services is regulated in most relevant jurisdictions, and the Sub-Adviser (and Apollo generally) must maintain its regulatory authorizations to continue to be involved both in the management of the Fund’s investments and to continue Apollo’s businesses generally. The Sub-Adviser’s ability to source and execute investment transactions for the Fund, and investor sentiment with respect to the Fund, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Apollo affiliate or its investment professionals.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the Fund’s term that may adversely affect the Fund or its Portfolio Companies. There has been, and it is possible that there will be, further involvement of governmental and regulatory authorities in financial markets around the world. For example, the Fund expects to make investments in a number of different industries, some of which are or may become subject to regulation by one or more governmental agencies or authorities. New and existing regulations, changing regulatory requirements and the burdens of regulatory compliance all may have an adverse effect on the performance of investments that operate in these industries.

The Sub-Adviser cannot predict whether new legislation or regulation (including new tax measures) will be enacted by legislative bodies or governmental agencies, nor can either of them predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Changes in Tax Law. The Biden administration may propose significant changes to the U.S. federal tax laws, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will issue new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance.

Confidential Information. As a holder of loans, the Fund may be entitled to receive material, non-public information regarding borrowers which may limit the ability of Apollo’s funds and accounts, under applicable securities laws, to trade in the public securities of such borrowers, including the borrowers’ high-yield bonds. The Fund anticipates that, to avoid such restriction, it may elect not to receive such non-public information. In situations where the Fund decides to receive such information, it may seek to discontinue receiving non-public information concerning the borrower under a loan when it is disclosed by such borrower that the borrower will issue high-yield bonds in the near future. As a result, the Fund, at times, may receive less information regarding such a borrower than is available to the other investors in such borrower’s loan, which may result in the Fund’s taking actions or refusing to take actions in a manner different than had it received such non-public information.

Monetary Policy and Governmental Intervention. As part of the response to the 2008 global financial crisis, and again recently as part of the response to the COVID-19 outbreak, the Federal Reserve and global central banks, including the European Central Bank, have, in addition to other governmental actions to stabilize markets and seek to encourage economic growth, acted to hold interest rates to historic lows. It cannot be predicted with certainty when, or how, these policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally, which in turn may affect the performance of the Fund’s investments. Further financial crises may result in additional governmental intervention in the markets. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by the legislation and increased regulation arising out of the financial crisis are difficult to predict or measure with certainty.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives, employees or agents makes a contribution to certain elected officials or candidates. If the Sub-Adviser, any of its employees or affiliates or any service provider acting on their behalf fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund and Apollo generally, and may require the applicable shareholder to withdraw from the Fund.

Tax Audit Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretative conclusions. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its federal income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a shareholder’s investment in the Fund. If such adjustments result in an increase in a shareholder’s federal income tax liability for any year, such shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a shareholder’s tax return will be borne solely by the shareholder.

Taxation in Foreign Jurisdictions. The Fund and/or the shareholders could become subject to additional or unforeseen taxation in jurisdictions in which the Fund operates and invests. Changes to taxation treaties (or their interpretation) between the United States and the countries in which the Fund invests may adversely affect the Fund’s ability to efficiently realize income or capital gains. Interest payments on the Fund’s investments in certain jurisdictions and certain other items of income may be subject to withholding taxes and in some cases such withholding taxes may be greater than if such Fund investments were held directly by the shareholders. There can be no assurance that U.S. tax credits may be claimed with respect to such non-U.S. taxes incurred. Although the Fund may, where possible, make its investments in a way which minimizes or eliminates withholding taxes, where relevant, there can be no guarantee that such strategies will be successful.

Permanent Establishment Risks. The Fund intends to conduct its operations in a manner that will not cause it to have a “permanent establishment” in any country outside the United States , as such term is defined in the relevant income tax treaty. There can be no assurance that a particular country will not assert that the Fund has a permanent establishment in such country, and if such assertion were upheld, it can potentially result in adverse tax consequences to the Fund.

Other Regulatory Considerations. The Fund and/or the Sub-Adviser also may be subject to regulation in jurisdictions in which the Fund and the Sub-Adviser engage in business. Because the Fund’s business is dynamic and is expected to change over time, the Fund may be subject to new or additional regulatory constraints in the future.

This Prospectus cannot address or anticipate every possible current or future regulation that may affect the Sub-Adviser, the Fund or their businesses. Such regulations may have a significant impact on shareholders or the operations of the Fund, including restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain investments requiring the Fund to disclose the identity of its investors or their beneficial owners, or otherwise. The Sub-Adviser may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interest, even if such regulations may have a detrimental effect on one or more shareholders.

Possible Risk of Conflicts

Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Fund. These conflicts will arise primarily from the involvement of the Sub-Adviser, Apollo and their affiliates in other activities that may conflict with those of the Fund. The Sub-Adviser, Apollo and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Apollo and their affiliates or the interests of their clients may conflict with the interests of the Fund or the shareholders of the Fund. Other present and future activities of the Sub-Adviser, Apollo and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Fund.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures (e.g., information walls) that may reduce the positive synergies that the Sub-Adviser may have potentially utilized for purposes of finding attractive investments. Additionally, Apollo may limit a client and/or its portfolio companies from engaging in agreements with or related to companies in which any fund of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and/or from time to time restrict or otherwise limit the ability of the Fund to make investments in or otherwise engage in businesses or activities competitive with companies or other clients of Apollo, either as result of contractual restrictions or otherwise. Finally, Apollo has in the past entered, and is likely in the future to enter, into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.

As part of its regular business, Apollo provides a broad range of services other than those provided by the Sub-Adviser, including investment banking, underwriting, capital markets syndication and advisory (including underwriting), placement, financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other services. In addition, Apollo may provide services in the future beyond those currently provided. The Fund will not receive a benefit from the fees or profits derived from such services. In such a case, a client of Apollo would typically require Apollo to act exclusively on its behalf. This request may preclude all of Apollo clients (including the Fund) from participating in related transactions that would otherwise be suitable. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Fund. In connection with its other businesses, Apollo will likely come into possession of information that limits its ability to engage in potential transactions. The Fund’s activities are expected to be constrained as a result of the inability of the personnel of Apollo to use such information. For example, employees of Apollo from time to time are prohibited by law or contract from sharing information with members of the Sub-Adviser’s investment team that would be relevant to monitoring the Fund’s portfolio and other investment decisions. Additionally, there are expected to be circumstances in which one or more of certain individuals associated with Apollo will be precluded from providing services related to the Fund’s activities because of certain confidential information available to those individuals or to other parts of Apollo (e.g., trading may be restricted). Apollo has long term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Fund, the Sub-Adviser will consider those relationships, and may decline to participate in a transaction as a result of such relationships. The Fund may also co invest with clients of Apollo in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Sub-Adviser with respect to such investments. The Fund may be forced to sell or hold existing investments as a result of various relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses to the Fund.

Limitations on Transactions with Affiliates Risk. The 1940 Act limits our ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of or private equity fund managed by Apollo or any of their respective affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the interests of the Fund and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Dependence on Key Personnel Risk. The Sub-Adviser is dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Sub-Adviser were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Sub-Adviser may not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. The Sub-Adviser has informed the Fund that the investment professionals associated with the Sub-Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. In addition, individuals not currently associated with the Sub-Adviser may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals.

The Sub-Adviser’s ability to successfully manage the Fund depends on the Sub-Adviser’s employees and advisors. The Sub- Adviser will be relying extensively on the experience, relationships and expertise of these persons. There can be no assurance that these persons will remain with the Sub-Adviser or will otherwise continue to be able to carry on their current duties throughout the life of the Fund (which is expected to be indefinite) or that the Sub-Adviser will be able to attract and retain replacements or additional persons when needed. Additionally, investment professionals and other employees and advisors to the Sub-Adviser may not have been involved with the investment decisions and transactions made by the Sub-Adviser or any other Apollo Client described herein and may have a limited history working for Apollo. The loss of the services of one or more of these professionals could have an adverse impact on the Fund’s ability to realize its investment objectives. The Fund will also depend on the success of operating executives (including persons or entities employed, engaged or retained by Apollo in supplementing the Fund’s investment team, among other things, in sourcing investment opportunities, in transaction analysis and due diligence, and with asset management, managerial and operational skills as appropriate for the assets in question. Certain industry executives, advisors, consultants and operating executives may be exclusive to Apollo or the Fund and could be employees of Apollo, but may not have the same compensation incentives as the Fund’s investment team due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals, including the aspects of the transactions in which they are involved or the performance metrics upon which their compensation is based. Furthermore, certain Apollo personnel, in addition to their responsibilities on behalf of the Sub-Adviser and the Fund, are and will continue to be involved in the investment activities of other Apollo Clients, in other business activities of Apollo (including Apollo-sponsored SPACs) and their acquisition targets) and in personal investment activities. In particular, the managing partners of Apollo have established family offices to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities, and their respective involvement in such family offices will require the respective resources and attention of each such managing partner who may also have responsibilities to the Fund’s affairs.

The Fund has no employees and no separate facilities and is reliant on the Sub-Adviser, which has significant discretion as to the implementation of the Fund’s investment objective and policy. In particular, the Fund’s performance will depend on the success of the Sub-Adviser’s investment process.

Accordingly, the Fund will depend on the Sub-Adviser’s assessment of an appropriate acquisition price for, and on-going valuation of, the Fund’s investments. The acquisition price determined by the Sub-Adviser in respect of each investment position will be based on the returns that the Sub-Adviser expects the investment to generate, based on, among other things, the Sub-Adviser’s assessment of the nature of the investment and the relevant collateral, security position, risk profile and historical default rates of the position and supply and demand in the secondary loan market. Each of these factors involves subjective judgments and forward-looking determinations by the Sub-Adviser. If the Sub-Adviser misprices an investment (for whatever reason), the actual returns on the investment may be less than anticipated at the time of acquisition. Further, in light of the illiquidity of the investment, it may be difficult for the Fund to dispose of the investment at a price similar to the acquisition price.

Competition for Investment Opportunities. There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to the Fund’s investment objectives and strategies, as well as by business development companies, master Limited Partnerships, strategic investors, hedge funds and others. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital and access to funding sources unavailable to the Fund and a greater ability to achieve synergistic cost savings in respect of an investment than the Fund, the Sub-Adviser, Apollo or any of their respective affiliates. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms, including pricing, upon which portfolio investments can be made. Such competition may be particularly acute with respect to participation by the Fund in auction proceedings. To the extent that the Fund encounters competition for investments, returns to shareholders may decrease.

Based on the foregoing, there can be no assurance that the Fund will be able to identify or consummate investments that satisfy the Fund’s rate of return objectives or realize upon their values, or that the Fund will be able to invest fully its committed capital. The success of the Fund will depend on the Sub-Adviser’s ability to identify suitable investments, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of portfolio investments.

Allocation of Investment Opportunities. Apollo will provide investment management services to other Apollo Clients, and Apollo and/or such Apollo Clients may have one or more investment strategies that overlap or conflict with those of the Fund. The employment by Apollo of conflicting and/or overlapping strategies for other Apollo Clients may adversely affect the prices and availability of the securities and other assets in which the Fund invests. If participation in specific investment opportunities is appropriate for both the Fund and one or more other Apollo Clients (or Apollo itself, such as an Apollo-sponsored SPAC), participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures. There can be no assurance, however, that the application of such policies will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective. Such considerations may result in allocations of certain investments among the Fund and other Apollo Clients on other than a pari passu basis and, in some cases, to a newly-formed Apollo Client established for a particular investment. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to (i) Apollo rather than to Apollo Clients and (ii) a newly-formed Apollo Client created for a particular investment opportunity or otherwise, and Apollo expects to allocate certain opportunities in a similar manner in the future. It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund). It is possible that the allocation of such opportunities to Apollo rather than to Apollo Clients, such as the Fund, may occur as a result of, in connection with, or ancillary to, the allocation of investment opportunities to such Apollo Clients (e.g., where Apollo has been afforded an opportunity to acquire an alternative investment management business as a result of an investment made or proposed to be made by the Fund).

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of five trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in 2016, for the purpose of advising the Fund. The Adviser is an affiliate of Apollo.

Under the general supervision of the Fund’s Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, determine which securities should be purchased, sold or exchanged, which may be delegated to the Sub-Adviser as described in this Prospectus. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 3.10% per annum of the Fund’s average daily net assets attributable to Class M (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s and Board’s discretion.

Shareholders will also pay a pro rata share of asset-based and performance fees associated with the underlying funds in which the Fund invests.

Investment Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC, an SEC registered investment adviser under the Advisers Act, to manage the Fund’s investment portfolio. The Sub-Adviser is an affiliate of Apollo. Apollo is a longstanding and leading global alternative asset manager with approximately $498 billion of assets under management as of December 31, 2021. Apollo operates its three primary business segments, private equity, credit and real assets, in a fully integrated manner, which Apollo believes is distinct from other comparable alternative investment managers. By collaborating across disciplines, with each business unit contributing to, and drawing from, Apollo’s shared information and experience, Apollo believes the Fund is well-positioned to invest across asset classes. Apollo has developed what it believes to be a differentiated approach to credit investing that allows it to adapt to changing market environments and to source what it believes to be attractive risk-adjusted investment opportunities in both expansionary and recessionary environments. Apollo’s differentiated investment strategy requires a willingness and strength of conviction to go “against the grain” of what other investors may be doing, and a desire and ability to tackle transaction complexity in a variety of forms. Apollo believes that its experience has shown that complexity, whether in the form of business, regulatory or legal complexity, can obscure a company or an investment’s inherent value. By pursuing what Apollo believes to be complex transactions that other investors either are not willing to undertake or do not possess the skill set to understand, Apollo believes it has been able to find opportunities where competition is limited, in turn, generating attractive risk-adjusted returns. The Sub-Adviser draws upon Apollo’s more than 30 year history and benefits from the broader firm’s significant capital markets, trading and research expertise developed through investments in many core sectors in over 200 companies since inception.

The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund. In return for its services, the Adviser has agreed to pay the Sub-Adviser as compensation under the Investment Sub-Advisory Agreement a quarterly fee computed at the annual rate of the daily net assets as set forth below. The Sub-Adviser is compensated by the Adviser out of advisory fees paid by the Fund to the Adviser; the Fund does not compensate the Sub-Adviser. A discussion regarding the basis for the Board’s approval of the Fund’s Investment Sub-Advisory Agreement is available in the Fund’s proxy statement filed with the Commission on February 16, 2022 and will be available in the Fund’s next report to shareholders.

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets
$0 to $250M	0.75%
$250M to $500M	0.65%
$500M to $1B	0.60%
Over $1 Billion	0.55%

Portfolio Managers

Earl Hunt, Chris Lahoud and James Vanek serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

Earl Hunt — Partner, Credit. Mr. Hunt has been with Apollo Global Management, Inc. and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs. He also served as a member of Goldman Sachs’s Partnership Committee, Global Markets Operating Committee, and was co-chair of the Global Markets Inclusion and Diversity Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales in the Leveraged Finance Sales Group at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Chris Lahoud — Partner, Credit. Mr. Lahoud is a Partner within Opportunistic Credit, focusing on liquid stressed/distressed credit and work-out situations. Before joining Apollo in 2018, Mr. Lahoud was a Managing Director at Deutsche Bank from July 2011 to July 2018, during which time he ran the Distressed Product Group, responsible for distressed trading, research and sourcing. Prior to that, Mr. Lahoud was an Associate at Citigroup from July 2006 to June 2011. Mr. Lahoud graduated from the University of Richmond with a degree in Accounting, Economics and Finance.

Jim Vanek — Partner, Credit. Mr. Vanek is a Partner and the Co-Head of Apollo’s Global Performing Credit business. Prior to joining Apollo in 2008, Mr. Vanek was an Associate Director, Loan Sales & Trading in the Leveraged Finance Group at Bear Stearns. He is a board member of the Loan Syndications and Trading Association, a leading advocate for the US syndicated loan market. Mr. Vanek received his MBA from Columbia Business School and graduated from Duke University with a Bachelor of Science in Economics and a Bachelor of Arts in Computer Science. The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator and Accounting Agent

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as Transfer Agent.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”), located at 601 Travis Street, 16th Floor, Houston, Texas 77002, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

ALPS is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. DST is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees, (xiii) investment-related expenses, incurred in connection with identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring investments, whether or not completed, including fees and other compensation payable to third parties in connection therewith and travel expenses incurred by the Sub-Adviser or its affiliates incurred in connection with the Fund’s affairs, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares. The Fund will reimburse the Sub-Adviser for certain expenses related to identifying, sourcing, developing, evaluating, acquiring, valuing, researching, investigating, structuring, diligencing, monitoring, servicing, registering, selling (or potentially selling), refinancing or restructuring of investment opportunities for the Fund.

The Fund paid organizational costs and offering expenses incurred with respect to the offering of its shares from the proceeds of the offering. For tax purposes, offering costs cannot be deducted by the Fund or the Fund’s shareholders. Therefore, for tax purposes, the expenses incident to the offering will be deferred and amortized to expense over a 12 month period, such that deferred offering costs will be zero at the completion of the first year of operations, and expenses incident to the issuance of shares by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class M shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class M shares and is payable on a monthly basis. While neither the Fund nor the Distributor imposes an initial sales charge, if you buy Class M Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 4, 2022, no entity or person beneficially owned 25% or more of the outstanding Class M shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. Each of the Fund’s share classes will be offered at net asset value plus the applicable sales load, if any. The Fund’s net asset value per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

Portfolio securities held by the Fund are valued at their current market values determined on the basis of market or dealer quotations from independent pricing services approved by the Board. If market or dealer quotations are not readily available or deemed unreliable, the Board will determine in good faith, the fair value of such securities. For securities that are fair valued in ordinary course of Fund operations, the Board has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. In determining the fair value of a security for which there are no readily available market or dealer quotations, the Adviser and Sub-Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; the enterprise value of the portfolio company; the portfolio company’s ability to make payments and its earnings and discounted cash flow, comparison to the values and current pricing of publicly traded securities that have comparable characteristics; comparison to publicly traded securities including factors such as yield, maturity, and credit quality; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. The Fund has also retained the services of third-party valuation firms to review valuations of certain securities for which market or dealer quotations are unavailable or deemed unreliable and to assist in determining fair value where applicable, however, the ultimate determination of fair value will be made by the Board and not by such third-party valuation firm. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of net asset value have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund at times when the Fund is not open for business. As a result, the Fund’s net asset value may change at times when it is not possible to purchase or sell shares of the Fund.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Sub-Adviser has adopted policies and procedures and has structured its portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts. In addition, certain conflicts of interest may arise from the Sub-Adviser’s arrangements with affiliated investment advisers.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at net asset value no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares for each share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. The current NAV may be obtained by calling 1-888-926-2688 and asking for the most current NAV per share or by visiting www.apollodiversifiedcreditfund.com. The shares of the Fund are not traded on any organized market or securities exchange. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred (100) shares and who tender all of their shares, before prorating other amounts tendered. If a shareholder owns less than one hundred (100) shares through a financial intermediary, financial adviser, or broker/dealer (“Financial Intermediary”) and tenders all shares for repurchase, and those shares are held by a Financial Intermediary in an omnibus account, it may not be possible for those shares to be redeemed in full prior to any proration of repurchase requests received from all other shareholders. Therefore, in that situation, those shareholders may not be fully redeemed, and may continue to hold shares in the Fund through the Financial Intermediary. There is no assurance that shareholders will be able to sell as many shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Quarterly Distribution Policy

The Fund intends to accrue dividends daily (Saturdays, Sundays and holidays included) and to distribute as of the last business day of each quarter. If a quarter begins on a Saturday, Sunday, or holiday, dividends for those days are accrued and distributed at the end of the preceding quarter. Income dividends begin accruing the day after a purchase is processed by the Fund or its agents. If shares are redeemed, you will receive all dividends accrued through the day the redemption is processed by the Fund or its agents. Distributions of net capital gains are normally accrued and distributed in December. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time. If necessary, dividends and net capital gains may be distributed at other times as well. If, for any quarterly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. To the extent that quarterly distributions are a return of capital to shareholders, these are not dividends and are simply a return of the amounts that shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares, which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board. If the Fund’s investments are delayed, the initial distribution may consist principally of a return of capital.

Distributions, other than daily income dividends, are paid to shareholders as of the record date of a distribution of the Fund, regardless of how long the shares have been held. Undistributed income and net capital gains are included in the Fund’s NAV. You should be aware that distributions from a taxable mutual fund do not increase the value of your investment and may create income tax obligations.

Unless the registered owner of shares elects to receive cash, all dividends distributed on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, if applicable, at www.apollodiversifiedcreditfund.com or the Fund’s semi-annual or annual reports filed with the SEC for the sources of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

Distributions are made at the class level, so they may vary from class to class within the Fund. The Board reserves the right to change the quarterly distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan administered by DST Systems, Inc. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment plan. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s net asset value per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Apollo Diversified Credit Fund, c/o DST Systems, Inc., 430 W 7th St, Kansas City, MO 64105-1407. Certain transactions can be performed by calling the toll free number 1-888-926-2688.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Taxation of Foreign Shareholders

Because of the fact-specific impact of the applicable U.S. tax rules and their interaction with tax treaties, a shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (“foreign shareholder”) as defined in the Code are urged to consult their own tax advisor regarding the U.S. federal tax consequences of the holding, sale, exchange or other disposition of the Fund’s shares. The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.

Generally, a foreign shareholder will be subject to U.S. federal income tax on distributions received from the Fund or upon dispositions of Shares if the Fund is “effectively connected” with a U.S. trade or business carried on by the foreign shareholder.

Income Not Effectively Connected. If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income may be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the foreign shareholder), which tax generally is withheld from such distributions by the Fund. All foreign shareholders should consult their tax advisors to determine the appropriate tax forms to provide to the Fund to claim a reduced rate or exemption from U.S. federal withholding taxes, and the proper completion of those forms.

Capital gain dividends and any amounts retained by the Fund that are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or applicable lower treaty rate) unless the foreign shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

Notwithstanding the foregoing, properly reported dividends generally are exempt from U.S. withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% equity holder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing the correct IRS Form W-8). In the case of Fund shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. If a repurchase of a shareholder’s shares by the Fund does not qualify for sale or exchange treatment, the shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free dividend, or capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the shareholder’s tax basis in the relevant Fund shares repurchased. If the repurchase qualifies as a sale or exchange, the shareholder generally will realize capital gain or loss equal to the difference between the amount received in exchange for the repurchased shares and the adjusted tax basis of those shares.

Any capital gain that a foreign shareholder realizes upon a repurchase of Fund shares or otherwise upon a sale or exchange of Fund shares will ordinarily be exempt from U.S. tax unless (i) in the case of a foreign shareholder that is a nonresident alien individual, the gain is U.S. source income and such shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements, or (ii) at any time during the shorter of the period during which the foreign shareholder held such Fund shares and the five-year period ending on the date of the disposition of those shares, the Fund was a “United States real property holding corporation” (as such term is defined in the Code) and the foreign shareholder actually or constructively held more than 5% of the Fund’s shares.

Income Effectively Connected. If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund that are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Fund shares will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations, and such taxable amounts may subject a foreign shareholder to U.S. tax filing obligations. Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a foreign shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the foreign shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption.

FATCA. Payments to a shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by a Fund and (b) certain capital gain distributions and the proceeds arising from the sale of Fund shares paid by the Fund. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. A Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of a Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2016. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Fund currently offers six different classes of shares: Class A, Class C, Class I, Class F, Class L, and Class M shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each share class may be different. The fees and expenses for the Class M shares of the Fund are set forth in “Summary of Fund Expenses”. Further, the quarterly distributions paid to shareholders, if any, will vary for each share class based on different expenses for such classes. Certain share class details are set forth in “Plan of Distribution”.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of April 4, 2022:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A Shares	Unlimited	None	2,907,700
Class C Shares	Unlimited	None	3,333,449
Class I Shares	Unlimited	None	18,339,106
Class F Shares	Unlimited	None	858,366
Class L Shares	Unlimited	None	570,260
Class M Shares	Unlimited	None	9,999

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. DST will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Other Classes of Shares. The Fund offers Class A, Class C, Class F, Class I, and Class L shares by separate prospectuses. Class A and Class C shares are subject to lower investment minimums, but are subject to sales charges, shareholders servicing fees, and distribution fees (Class C Shares only). Class I shares are subject to higher investment minimums, but are not subject to sales charges, distribution or shareholders servicing fees. Class L shares are subject to sales charges, shareholders servicing fees and distribution fees and are offered only through certain platforms. Class F shares are available solely to shareholders of Griffin Capital BDC Corp. at the time of the reorganization of Griffin Capital BDC Corp. into the Fund. Class F shares are not otherwise available or being offered to the general public.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Distributor also may enter into agreements with financial intermediaries for the sale and servicing of the Fund’s shares. In reliance on Rule 415, the Fund intends to offer to sell its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its best efforts to solicit orders for the purchase of the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class M shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to Class M shares and is payable on a monthly basis.

The Distributor has entered into a “wholesale marketing” agreement with Griffin Capital Securities, LLC (“Griffin Capital Securities”), a registered broker-dealer and an affiliate of the Adviser and Sub-Adviser. Pursuant to the terms of the wholesale marketing agreement, Griffin Capital Securities seeks to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to; regional and independent retail broker-dealers, wirehouses, and registered investment advisers.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to the intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial firms and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Firms”). Orders will be priced at the appropriate price next computed after it is received by a Financial Firm and accepted by the Fund. A Financial Firm may hold shares in an omnibus account in the Financial Firm’s name or the Financial Firm may maintain individual ownership records. The Fund may pay the Financial Firm for maintaining individual ownership records as well as providing other shareholder services. In addition, while neither the Fund nor the Distributor imposes an initial sales charge, if you buy Class M Shares through certain Financial Firms they may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Firm for additional information. Financial Firms are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Firm before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Firm.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Apollo Diversified Credit Fund to:

Apollo Diversified Credit Fund
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $5.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-888-926-2688 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: DST Systems, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Apollo Diversified Credit Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact DST to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the transfer agent and custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $10,000 on specified days of each month into your established Fund account. Please contact the Fund at 1-888-926-2688 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-888-926-2688. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, DST Systems, Inc. will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call DST Systems, Inc. at 1-888-926-2688 for additional assistance when completing an application.

If DST does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial purchase by an investor is $25,000. The Fund reserves the right to waive investment minimums. The Fund’s shares are offered for sale through its Distributor at net asset value. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class M Shares

Class M shares are sold at the prevailing NAV per Class M share and are not subject to any upfront sales charge; however, the following are additional features that should be taken into account when purchasing Class M shares:

●	a minimum initial investment of $25,000 for regular accounts, and a minimum subsequent investment of at least $10,000 (the Fund reserves the right to waive investment minimums); and

●	a Distribution Fee which will accrue at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to Class M shares.

The Distributor pays 0.75% of the amount invested to dealers who sell Class M shares. Because the Class M shares of the Fund are sold at the prevailing NAV per Class M share without an upfront sales load, the entire amount of your purchase is invested immediately. As noted above, while neither the Fund nor the Distributor imposes an initial sales charge, if you buy Class M Shares through certain Financial Firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your Financial Firm for additional information.

Distribution Plan

The Fund, with respect to its Class M shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class M shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.75% of average daily net assets attributable to Class M shares.

LEGAL MATTERS

Richards, Layton & Finger. P.A., Wilmington, Delaware. Simpson Thacher & Bartlett LLP, Washington, D.C., acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund prepares unaudited semi-annual and audited annual shareholder reports, including a list of investments held.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on the Fund’s website (www.apollodiversifiedcreditfund.com), and you will be notified electronically or by mail, depending on your elections, each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Fund, you can call the Fund toll-free at 1-888-926-2688 or visit www.apollodiversifiedcreditfund.com to inform the Fund that you wish to continue receiving paper copies of your shareholder reports. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Please note that not all financial intermediaries may offer this service. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund sponsor if you invest directly with a fund.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive electronic delivery of shareholder reports and other communications by: (i) calling the Fund toll-free at 1-888-926-2688 or visiting www.apollodiversifiedcreditfund.com, if you invest directly with the Fund, or (ii) contacting your financial intermediary, if you invest through a financial intermediary. Please note that not all financial intermediaries may offer this service.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 1-888-926-2688 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-211845). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A – Apollo Capital Credit Adviser, LLC Proxy Voting Policies and Procedures	54
Appendix B – Apollo Proxy Voting Policies and Procedures	57

NOTICE OF PRIVACY POLICY & PRACTICES

The Apollo Diversified Credit Fund (the “Fund”) is committed to maintaining the confidentiality, integrity, and security of your nonpublic personal information (“NPI”). When you provide personal information, the Fund believes that you should be aware of policies utilized to protect the confidentiality of that information. The Fund needs to share your NPI to conduct everyday business. The following information is intended to help you understand what NPI we collect, how we protect your NPI from unauthorized access and why the Fund may share your NPI with other affiliated and non-affiliated parties.

The Fund collects the following nonpublic personal information about you:

●	Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income, and date of birth; and

●	Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

How does the Fund protect your nonpublic personal information?

To protect your personal information from unauthorized access and use, the Fund maintains physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI. These measures include computer safeguards and secured files and buildings.

What does the Fund do with your personal information?

The Fund does not permit use of your personal information for any joint marketing or non-business purpose. Further, the Fund does not permit the disclosure of your personal information to non-affiliated parties for marketing purposes. The Fund may, however, disclose your personal information to comply with regulatory requirements, court orders or other legal requirements.

Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to affiliated parties, except as permitted by applicable law or regulation and as described herein. The Fund may, for example, share NPI with personnel of the Fund’s investment adviser and affiliated broker-dealer which also serves as the Fund’s exclusive wholesale marketing agent. The Fund shares NPI with its affiliates for business purposes only in an effort to service your account(s) which includes, but is not limited to, assisting in processing your transactions, inquiring about your transactions and experience, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). The Fund’s affiliated parties that receive your NPI are required to protect your NPI, provide it only to personnel who need and use it solely for the purpose for which they received it. The Fund and its affiliated parties that receive your NPI maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Non-Affiliated Parties

The Fund does not disclose any nonpublic personal information about our current or former shareholders to non-affiliated third parties, except as permitted by applicable law or regulation and as described herein. The Fund may share NPI with non-affiliated service providers and their employees, including the Fund’s administrator, transfer agent, distributor, proxy solicitors and legal counsel, among others. The Fund shares NPI with its non-affiliated service providers to service your account(s) including, but not limited to, processing your transactions, sending you shareholder reports and other information about the Fund or to otherwise provide the applicable service and maintain your account(s). These non-affiliated service providers are required to protect your NPI and use it solely for the purpose for which they received it. The non-affiliated service providers are required to maintain physical, electronic and procedural safeguards that comply with applicable federal and state standards to guard your NPI.

Apollo Diversified Credit Fund
Class M Shares (CRDMX) of Beneficial Interest
PROSPECTUS

November 1, 2021, as amended May 2, 2022

Investment Adviser
Apollo Capital Credit Adviser, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CF-184950

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2022, as amended May 2, 2022

APOLLO DIVERSIFIED CREDIT FUND

Class M Shares (CRDMX) of Beneficial Interest

Principal Executive Offices

9 W 57th St, New York, NY 10019

1-888-926-2688

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class M prospectus of Apollo Diversified Credit Fund, dated May 1, 2022, as amended May 2, 2022 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 1-888-926-2688 or by visiting www.apollodiversifiedcreditfund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

General Information and History	1
Investment Objective and Policies	1
Repurchases and Transfers of Shares	11
Management of the Fund	15
Organization and Management of Wholly-Owned Subsidiaries	22
Codes of Ethics	23
Proxy Voting Policies and Procedures	23
Control Persons and Principal Holders	24
Investment Advisory and Other Services	24
Portfolio Managers	46
Allocation of Brokerage	47
Tax Status	48
Other Information	52
Independent Registered Public Accounting Firm	53
Financial Statements	53
Appendix A	54
Appendix B	57

ii

GENERAL INFORMATION AND HISTORY

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund (the “Fund” or the “Trust”). The Fund was organized as a Delaware statutory trust on April 5, 2016. Prior to May 2, 2022, the Fund was known as the Griffin Institutional Credit Access Fund. The Fund’s principal office is located at c/o Apollo Capital Credit Adviser, LLC, 9 W 57th St, New York, NY 10019, and its telephone number is 1-888-926-2688. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class M shares. Information on Class A, Class C, Class F, Class I, and Class L shares is available in a separate Statement of Additional Information. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may be subject to different (or no) sales loads, (ii) each class of shares may bear different (or no) distribution and shareholder servicing fees; (iii) each class of shares may have different shareholder features, such as minimum investment amounts; (iv) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees’ fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (v) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Fund’s Board of Trustees may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

The Fund’s investment objective is to generate a return comprised of both current income and capital appreciation with an emphasis on current income with low volatility and low correlation to the broader markets.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)

Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)

Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.
(4)

Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)

Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6)

Purchase or sell commodities, commodity contracts, including commodity futures contracts, to the full extent permitted by the 1940 Act and in accordance with the rules of the Commodity Futures Trading Commission, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)

Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)

Make loans of money or property to any person, except through loans of portfolio securities up to a maximum of 33 1/3% of the Fund’s total assets, the purchase of debt securities, including bank loans (senior loans) and participations therein, or the entry into repurchase agreements up to a maximum of 33 1/3% of the Fund’s total assets.

Other Fundamental Policies

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

2

If a restriction on the Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of the Fund’s investment portfolio, resulting from changes in the value of the Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

With respect to fundamental policy (5) above, the Fund’s policy not to invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry includes originating loans to borrowers in the same industry. In addition, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund invests in a range of secured and unsecured debt obligations, which may be syndicated, consisting of U.S. high yield securities, collateralized loan obligations, global high yield securities and other fixed-income and fixed-income related securities, including direct originated debt obligations, non-performing loans, exchange-traded funds (“ETFs”), Index Funds and other corporate debt investments. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Apollo Capital Credit Adviser, LLC (the “Adviser”). The Sub-Adviser is responsible for allocating the Fund’s assets among various securities using its investment strategies, subject to policies adopted by the Fund’s Board of Trustees. Additional information regarding the types of securities and financial instruments is set forth below.

Other Investment Companies

The Fund may invest in securities of other investment companies, including ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund. The Fund’s investments in other investment companies are subject to statutory limitations prescribed by the 1940 Act, including in certain circumstances a prohibition on the Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund’s total assets in securities of any one investment company or more than 10% of its total assets in the securities of all investment companies. In addition, Rule 12d1-4 of the 1940 Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by the Fund if (i) the Fund does not control the acquired fund; (ii) the Fund uses mirror voting if it holds more than 25% of an acquired open-end fund due to a decrease in the outstanding securities of the acquired fund and if it holds more than 10% of a closed-end fund; (iii) the Adviser and the investment adviser to the acquired fund make certain findings regarding the fund of funds arrangement, after considering specific factors; (iv) the Fund and acquired funds not advised by the Adviser have entered into an agreement prior to exceeding the limits of section 12(d)(1); and (v) the Fund is not part of a three tiered or more fund of funds structure. Many ETFs, however, have obtained exemptive relief from the SEC to permit unaffiliated funds (such as the Fund) to invest in their shares beyond these statutory limits, subject to certain conditions and pursuant to contractual arrangements between the ETFs and the investing funds. The Fund may rely on these exemptive orders in investing in ETFs.

ETFs are shares of unaffiliated investment companies issuing shares that are traded like traditional equity securities on a national stock exchange. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. The price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s net asset value; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund’s shares could also be substantially and adversely affected.

3

Although not a principal investment strategy, the Fund may invest up to 15% of its assets in private funds employing hedging strategies (commonly known as "hedge funds", i.e., investment funds that would be investment companies but for the exemptions under Rule 3(c)(1) or 3(c)(7) under the 1940 Act). Among other things, the hedge funds may invest in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Hedge funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the "1933 Act"), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors hedge funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act.

Typically, investment managers of hedge funds are compensated through asset-based fees and incentive-based allocations. The hedge funds employ a variety of "alternative" investment strategies to achieve attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns) with low correlation to the broad equity and fixed-income markets. "Alternative" investment strategies, unlike "relative return strategies," are generally managed without reference to the performance of equity, debt and other markets. Alternative investment strategies permit the managers of hedge funds to use leveraged or short sale positions to take advantage of perceived inefficiencies in the global capital markets. Alternative investment strategies differ from the investment programs of traditional registered investment companies, such as mutual funds. "Traditional" investment companies are generally characterized by long-only investments and restricted use of leverage.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. real estate companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

Eurozone Risk. The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

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Brexit Risk. The Fund may invest a portion of its capital in debt securities issued by issuers domiciled in Europe, including issuers domiciled in the United Kingdom (“U.K.”). The government of the U.K. held an “in-or-out” referendum on the U.K.’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the U.K. from the EU (“Brexit”). The U.K. gave formal notice of its intention to withdraw from the EU in March 2019 and entered into negotiations with the European Commission to agree to terms for the U.K.’s withdrawal from the EU. Negotiations between the U.K. and the European Commission have been ongoing and the European Commission has granted several extensions to the U.K. The uncertainty in the wake of the referendum could have a negative impact on both the U.K. economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-US issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. As such, the Fund may make investments that are denominated in British pound sterling or Euros. The Fund’s assets are valued in US dollars, and the depreciation of the British pound sterling and/or the Euro in relation to the US dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British pound sterling or Euros that are not fully hedged regardless of the performance of the underlying issuer. Global central banks may maintain historically low interest rates longer than was anticipated prior to the Brexit vote, which could adversely affect the Fund’s income and its level of distributions.

Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

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Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high-quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Sub-Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high-quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund’s portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques that the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter market, or they may be negotiated directly with counterparties. In cases where instruments are purchased over-the-counter or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

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The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. In connection with its management of the Fund, the Adviser has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it is not subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, total return swaps on individual debt securities, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, in a particular security, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

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Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Equity Securities

The Fund may purchase equity securities from time to time. Equity securities represent a proportionate share of the ownership of a company; their value is based on the success of the company’s business and the value of its assets, as well as general market conditions. The purchaser of an equity security typically receives an ownership interest in the company as well as certain voting rights. The owner of an equity security may participate in a company’s success through the receipt of dividends, which are distributions of earnings by the company to its owners. Equity security owners may also participate in a company’s success or lack of success through increases or decreases in the value of the company’s shares. Equity securities generally take the form of common stock or preferred stock, as well as securities convertible into common stock. Preferred stockholders typically receive greater dividends but may receive less appreciation than common stockholders and may have different voting rights as well. Equity securities may also include convertible securities, warrants, rights or equity interests in trusts, partnerships, joint ventures or similar enterprises. Warrants or rights give the holder the right to buy a common stock at a given time for a specified price.

The value of equity securities, including common stocks, preferred stocks and convertible stocks, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. In the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of holders of common stock and are likely to have varying types of priority over holders of preferred and convertible stock.

Direct Lending Transactions in which the Fund is the Sole Lender

To the extent the Fund is the sole lender in a direct lending transaction, it may be solely responsible for the expense of servicing such debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt. The Fund may also be exposed to credit risk when it originates loans, which is the risk that borrowers will not make payments, resulting in losses to the Fund.

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When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Wholly-Owned Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”), which are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The Fund will also execute a portion of its strategy by investing in a wholly-owned and controlled Cayman subsidiary (the “NPL Subsidiary”), which invests the majority of its assets in non-performing loans ("NPLs") subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. In addition, the Fund will execute a portion of its strategy by investing in a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries and the NPL Subsidiary, the “Subsidiaries”), which acts as the borrower of a revolving credit facility subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. As a result, the Fund may be considered to be investing indirectly in these investments through the Subsidiaries. For that reason, and for the sake of convenience, references in this Statement of Additional Information to the Fund may also include the Subsidiaries.

The Subsidiaries will not be registered under the 1940 Act but, will be subject to certain of the investor protections of that Act, as noted in this Statement of Additional Information. The Fund, as the sole member of the Subsidiaries, will not have all of the protections offered to investors in registered investment companies. However, since the Fund wholly owns and controls the Subsidiaries, and the Fund, the NPL Subsidiary, and the Financing Subsidiary are each managed by the Adviser and Sub-Adviser, it is unlikely that the Subsidiaries will take action contrary to the interests of the Fund or its shareholders. The Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as the sole member of the Subsidiaries. Also, in managing the NPL Subsidiary’s and Financing Subsidiary’s respective portfolios, the Adviser and Sub-Adviser will be subject to the same investment restrictions and operational guidelines that apply to the management of the Fund.

Changes in the laws of the United States and/or the Cayman Islands, under which the Fund, the Single-Asset Subsidiaries, the NPL Subsidiary, and the Financing Subsidiary, respectively, are organized, could result in the inability of the Fund and/or the Subsidiaries to operate as described in this Statement of Additional Information and could negatively affect the Fund and its shareholders. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the NPL Subsidiary. If Cayman Islands law changes such that the NPL Subsidiary must pay Cayman Islands taxes, Fund shareholders would likely suffer decreased investment returns.

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Credit Facility

The Fund and/or its Financing Subsidiary utilizes leverage including borrowing from banks in an amount of up to 33.33% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund and its Financing Subsidiary is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Financing Subsidiary has entered into a revolving credit facility (“Credit Facility”) on behalf of the Fund for the purpose of investment purchases and other liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is secured by all of the assets held by the Financing Subsidiary.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

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Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

REPURCHASES AND TRANSFERS OF SHARES

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.
2.	The repurchase offers will be made in March, June, September and December of each year.
3.

The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.

The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

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Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board of Trustees shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;
2.	Any fees applicable to such repurchase, if any;
3.	The Repurchase Offer Amount;
4.

The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;
6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;
7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;
8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;
9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and
10.	The market price, if any, of the shares on the date on which such net asset value was computed and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

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Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934.

Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.

Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of not more than 100 shares and who tender all of their stock for repurchase, before prorating shares tendered by others, or

2.

Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”);
2.

If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.

For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.

For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

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If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

Computing Net Asset Value: The Fund’s current net asset value per share (“NAV”) shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board of Trustees. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;
2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or
3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board of Trustees shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board of Trustees may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board of Trustees has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:
(a)	The frequency of trades and quotes for the security.
(b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.
(c)	Dealer undertakings to make a market in the security.
(d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).
(e)	The size of the fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

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2.

If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board of Trustees meeting.

3.	The Board of Trustees shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.
4.	These procedures may be modified as the Board deems necessary.

Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.
2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:
a.	the number of repurchase offers,
b.	the repurchase offer amount and the amount tendered in each repurchase offer, and
c.	the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with FINRA or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys and accountants’ fees, incurred by the Fund in connection with such transfer.

MANAGEMENT OF THE FUND

The Board of Trustees (the “Board” or “Trustees”) has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of five individuals, one of whom is an “interested person” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Interested Trustees”) and four of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

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Board Leadership Structure Earl Hunt is the Chairman of the Board of Trustees. Under the Trust’s Agreement and Declaration of Trust and By-Laws, the Chairman of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chairman, the chair of the Audit Committee, the chair of the Governance Committee, and, as an entity, the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and each shareholder.

Earl Hunt may be deemed to be an interested person of the Trust by virtue of his senior management role at the Adviser. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund. The Independent Trustees (as defined herein) exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman, regardless of whether the trustee happens to be independent or a member of management. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. The Independent Trustees also meet quarterly in executive session without Mr. Hunt. In view of the small size of the Board, the Independent Trustees have not designated any single trustee to be the lead Independent Trustee at this time.

Board Risk Oversight The Board of Trustees is comprised of four Trustees, three of whom are Independent Trustees. The Board has established an independent Audit Committee with a separate chair and an independent Governance Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

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Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

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Following is a list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years. Unless otherwise noted, the address of each Trustee and Officer is 9 W 57th St, New York, NY 10019.

Independent Trustees

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last Five Years
Meredith Coffey (1968)	Trustee since 2022	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher (1985)	Trustee since 2022	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter (1983)	Trustee since 2022	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen (1960)	Trustee since 2022	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.	1

Director, MicroStrategy Inc. (2002- present); Director, Apollo Senior Floating Rate Fund Inc. (2011- present); Director, Apollo Tactical Income Fund Inc. (2013-present); Director, Berry Global Inc. (2013- present); Director, Apollo Debt Solutions, BDC (2021-present).

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Interested Trustees and Officers

Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Earl Hunt (1981)	Chairman, Trustee, and President since 2022	Mr. Hunt joined Apollo Global Management, Inc. and its consolidated subsidiaries in 2021. From 2015 to 2021, Mr. Hunt served as a Partner in the Global Markets division at Goldman Sachs. He also was a member of Goldman Sach’s Partnership Committee, Global Markets Operating Committee and was co-chair of the Global Markets Inclusion and Diversity Committee.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Kenneth Seifert (1978)	Treasurer and Chief Financial Officer Since 2022

Controller, Principal and Director, Apollo Capital Management, L.P. since 2021 and 2017, respectively. Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund and Apollo Tactical Income Fund since 2021, controller 2017-2021.

			N/A	N/A
Kristin Hester (1980)	Chief Legal Officer and Secretary since 2022	Senior Counsel, Apollo Global Management, Inc., 2015 - present; General Counsel, Apollo Investment Corporation, 2020 – present.	N/A	N/A

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Name and Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Ryan Del Giudice (1990)	Chief Compliance Officer Since 2018, Vice President and Assistant Secretary Since 2020

Principal, Apollo Global Management, Inc. 2022-present. Chief Compliance Officer of Apollo Diversified Real Estate Fund since 2018 and Vice President and Assistant Secretary since 2020. Chief Compliance Officer, Apollo Real Estate Fund Adviser, LLC and Apollo Capital Credit Adviser, LLC 2018-2022. Vice President, Cipperman Compliance Services, LLC, 2015-2017.

			N/A	N/A
*	The term of office for each Trustee and officer listed above will continue indefinitely.
**	The term “Fund Complex” refers to the Trust.

Board Committees

The Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held seven meetings.

Governance Committee

The Board has a Governance Committee that consists of all the Independent Trustees. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee generally will consider shareholder nominees to the extent required pursuant to rules under the Securities Exchange Act of 1934. The Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Governance Committee. The Governance Committee meets to consider nominees as is necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

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Trustee Ownership

The following table indicates the dollar range of equity securities that each prior Trustee beneficially owned in the Fund as of December 31, 2021. The Fund’s current Trustees did not own any shares of the Fund as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Robb Chapin	None	None
Ira Cohen	None	None
Nathan Headrick	None	None
Kevin Shields	Over $100,000*	Over $100,000*
Dr. Randy Anderson	Over $100,000*	Over $100,000*
*

Includes shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned and controlled by Mr. Shields. Dr. Anderson holds minority profit interests in Griffin Capital, LLC. Griffin Capital, LLC is the indirect parent company of Griffin Capital Vertical Partners, L.P., which owned shares in the Fund.

Compensation

As of December 14, 2021, each Independent Trustee receives an annual retainer of $42,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Chair of the Audit Committee receives an additional $15,750 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

Prior to December 14, 2021, each Independent Trustee received an annual retainer of $40,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings and $500 per Independent Trustee per each special telephonic meeting (exclusive of one special telephonic meeting per year). The Independent Trustees also received $2,000 per special meeting related to the sale of the Adviser’s parent company. The Chair of the Audit Committee received an additional $15,000 annually. None of the executive officers, with the exception of the Chief Compliance Officer, received compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and were not paid by the Fund for serving in such capacities.

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The table below details the amount of compensation the prior Trustees received from the Trust during the fiscal year ended December 31, 2021. The Fund’s current Trustees did not receive any compensation from the Fund as of December 31, 2021. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Trustees
Robb Chapin	$41,000	None	None	$41,000
Ira Cohen	$56,000	None	None	$56,000
Nathan Headrick	$41,000	None	None	$41,000

ORGANIZATION AND MANAGEMENT OF WHOLLY-OWNED SUBSIDIARIES

Certain investments of the Fund will be held in Subsidiaries.

The Single-Asset Subsidiaries will be limited liability companies controlled by the Fund and organized under Delaware law. The Fund will be the sole or controlling member of the Single-Asset Subsidiaries.

The Financing Subsidiary is a single member limited liability company organized under Delaware law. The Fund is the sole member of the Financing Subsidiary.

Managers. The Fund is the sole member of the Financing Subsidiary. The Independent Trustees also serve as the managers of the Financing Subsidiary.

The Financing Subsidiary has entered into a separate contract with each of the Adviser and Sub-Adviser for the management of the Financing Subsidiary’s portfolio, without compensation. The Financing Subsidiary has also entered into arrangements with the Trust’s custodian to serve as the Financing Subsidiary’s custodian and with the Trust’s transfer agent, fund accountant and administrator to serve the Financing Subsidiary in the same capacity. The Financing Subsidiary has adopted compliance policies and procedures that are substantially similar to the policies and procedures adopted by the Fund. The Trust’s Chief Compliance Officer oversees implementation of the Financing Subsidiary’s policies and procedures, and makes periodic reports to the Board regarding the Financing Subsidiary’s compliance with its policies and procedures.

The Financing Subsidiary does not pay a fee to the Adviser or Sub-Adviser for their services. The Financing Subsidiary will bear the fees and expenses incurred in connection with the custody, transfer agency, fund accounting, and administration services that it receives. The Fund expects that the expenses borne by its Financing Subsidiary will not be material in relation to the value of the Fund’s assets. It is also anticipated that the Fund’s own expense will be reduced to some extent as a result of the payment of such expenses at the Financing Subsidiary level. It is therefore expected that the Fund’s investment in the Financing Subsidiary will not result in the Fund paying duplicative fees for similar services provided to the Fund and the Financing Subsidiary.

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CODES OF ETHICS

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Code of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Code of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

PROXY VOTING POLICIES AND PROCEDURES

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Adviser and the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Adviser and Sub-Adviser and a record of each proxy voted by the Adviser and the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser or Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Adviser or the Sub-Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Adviser’s and the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A and Appendix B, respectively.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 1-888-926-2688; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 1-888-926-2688 and will be sent within three business days of receipt of a request.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of April 4, 2022, the name, address and percentage of ownership of each entity or person owned of record or beneficially 5% or more of the outstanding shares of the Fund are as follows:

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Class M
Name and Address	Percentage Owned	Type of Ownership
Griffin Capital Vertical Partners, L.P. 1520 E. Grand Ave. El Segundo, CA 90245-4341	100%	Record

INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser

Apollo Capital Credit Adviser, LLC, located at 9 W 57th St, New York, NY 10019, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a Delaware limited liability company formed in 2016 for the purpose of advising the Fund. The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries.

Under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund and will determine which securities should be purchased, sold or exchanged, as may be delegated to the Sub-Adviser as described in the Prospectus. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly management fee computed at the annual rate of 1.85% of the daily net assets. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 2.35% per annum of the Fund’s average daily net assets attributable to Class I (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date on which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least through April 30, 2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board of Trustees on 60 days’ written notice to the Adviser. The Expense Limitation Agreement may be renewed at the Adviser’s discretion.

During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $9,735,698, $7,487,237 and $5,222,167 in advisory fees to the Adviser, respectively. For the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser waived its advisory fees and also reimbursed Fund expenses of $6,806,375, $5,995,412 and $6,648,053, respectively

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The Sub-Adviser

The Adviser has engaged Apollo Credit Management, LLC (“Apollo” or the “Sub-Adviser”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Apollo is located at 9 West 57th Street, New York, NY 10019.

Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and Apollo. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. The fee table is as follows:

Annual Sub-Advisory Fee Rate as a Percentage of Average Daily Net Assets Managed by Apollo

$0 - $250M	0.75%
$250M - $500M	0.65%
$500M – $1 Billion	0.60%
Over $1 Billion	0.55%

Prior to April 1, 2022, the Adviser had engaged BCSF Advisors, LP (“BCSF”), an SEC registered investment adviser pursuant to the provisions of the Advisers Act, to manage the Fund’s investment portfolio. Under the terms of the sub-advisory agreement with BCSF, the Adviser compensated BCSF based on a portion of the Fund’s average daily net assets that had been allocated to BCSF to manage. Fees paid to BCSF were not an expense of the Fund. The fee table for BCSF is the same as that for Apollo. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Adviser paid $3,396,641, $2,743,300 and $1,775,934 in fees to BCSF, respectively.

Potential Conflicts of Interest - Adviser

The Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Affiliated Investment Vehicles”). The Fund has no interest in these activities. Personnel of the Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Affiliated Investment Vehicles. Such personnel of the Adviser devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

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Potential Conflicts of Interest – Sub-Adviser

The Sub-Adviser, Apollo Global Management, Inc. and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Sub-Adviser provide to us. These conflicts will arise primarily from the Firm, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect all material conflicts known to the Fund at the time of this filing.

Apollo sponsors, manages or advises and will continue to sponsor, manage or advise other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the Sub-Adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Apollo Clients”). Apollo will continue to sponsor, manage or advise new Apollo Clients, whether alone or partnering with others, and will continue to maintain, develop, expand or monetize its investment and advisory and related businesses. Certain current Apollo Clients have, and certain future Apollo Clients are expected to have, investment mandates that overlap, either substantially or in part, with that of the Fund, and Apollo expects that the universe of potential investments and other activities of Apollo’s business could overlap with the investments and activities of the Fund, each of which, as a result, is expected to create conflicts of interest. For clarification, Apollo Clients will not include (a) any alternative investment vehicle, special purpose vehicle, subsidiary of the Fund, vehicles established to structure a co-investment, master, joint or commingled account or investment vehicle, joint venture or other person through which the Fund can make an investment or group of investments or (b) any investment and any portfolio investment or investment of any other Apollo Client or Apollo and its subsidiaries, in each case subject to the 1940 Act, and unless the Adviser determines in its sole discretion that such person should be treated as an Apollo Client under the circumstances.

The following discussion sets forth certain potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. Attention is also drawn to certain risk factors (see “Risk Factors” in the prospectus) that refer to potential conflicts of interest.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to more than one Apollo Client, (ii) Apollo Clients have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Apollo in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Apollo Clients could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more other Apollo Clients. If participation in specific investment opportunities is appropriate for more than one Apollo Client, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant Apollo Clients. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to the Fund or that the Fund will participate in all investment opportunities falling within its investment objective or be allocated its investment interest. In addition, the Sub-Adviser may in certain situations choose to consult with or obtain the consent of the Board of Trustees with respect to any specific conflict of interest, including with respect to the approvals required under the 1940 Act and the Advisers Act. Such considerations have in the past resulted, and may in the future also result, in allocations of certain investment opportunities (including sourcing opportunities from Apollo’s origination platform (such investments, “Platform Investments”) among Apollo Clients and Apollo on an other than pari passu basis.

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Apollo is committed to allocating investment opportunities in a manner that, over time, is on a fair and equitable basis, and Apollo has established policies and procedures to guide the determination of such allocations. Subject to applicable law, including the 1940 Act, and the Board of Trustees’ oversight, the Adviser will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of the Fund. Apollo’s allocation policies and procedures have established: (i) the allocations committee of Apollo Global Management, Inc. (“AGM” and such committee, the “AGM Allocations Committee”) to, among other things, review: (a) questions regarding an Apollo Client’s mandate; (b) potential distressed control investments; (c) any opportunities involving potential third-party co-investors; and (d) the actions taken by subcommittees to the AGM Allocations Committee (the “Allocations Sub-Committees”) and conflicts of interest that cannot be resolved by the Allocations Sub-Committees; and (ii) allocation guidelines on which such committees generally base their allocation decisions.

Generally, an investment opportunity will be allocated to an Apollo Client if the opportunity reasonably falls within such Apollo Client’s mandate or is otherwise deemed suitable as determined by the relevant portfolio manager, investment committee, the AGM Allocations Committee or an Allocations Sub-Committee. If an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, two or more Apollo Clients and it is not possible to fully satisfy the investment interest of all such Apollo Clients, the investment opportunity generally will be allocated pro rata based on the size of each Apollo Client’s original investment interest. The size of each Apollo Client’s investment interest will be determined generally based on each Apollo Client’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

(a)  the relative actual or potential exposure of any particular Apollo Client to the type of investment opportunity in terms of its existing investment portfolio;

(b)  the investment objective of such Apollo Client;

(c)  cash availability, suitability, instructions from an Apollo Client, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

(d)  the likelihood of current income;

(e)  the size, liquidity and duration of the investment opportunity; (f)        the seniority of loan and other capital structure criteria;

(f)  with respect to an investment opportunity originated by a third party, the relationships of a particular Apollo Client (or the portfolio manager) to such third party; (h)  tax considerations;

(g)  regulatory considerations;

(h)  supply or demand for an investment opportunity at a given price level;

(i)   an Apollo Client’s risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

(j)   whether the investment opportunity is a follow-on investment;

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(k) whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

(l)  whether an Apollo Client’s economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

(m) the governing documents of an Apollo Client (which could include provisions pursuant to which an Apollo Client is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in the Fund not participating in any such investment or participating to a lesser extent); and

(n) such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Apollo Clients (e.g., in the case of an Apollo Client ramp-up period or when incubating a particular investment strategy or product or the investment period or term of an Apollo Client).

In determining whether an investment opportunity falls within an Apollo Client’s mandate, the relevant portfolio manager, investment committee, the AGM Allocation Committee or an Allocations Sub-Committee, as appropriate, will take into consideration that:

(i)    multiple Apollo Clients have investment objectives that overlap to greater or lesser degrees;

(ii)   the applicable legal documents of each Apollo Client contemplate, to greater or lesser degrees, the obligation to offer such Apollo Client investment opportunities that fall within its investment objective or mandate;

(iii)  Apollo endeavors to not systematically disadvantage any Apollo Client;

(iv)  the investment objective of a particular Apollo Client could change over time;

(v)   the ultimate character of an investment opportunity (i.e., its risk/reward profile) will generally not become clear before a great deal of diligence and analysis has been completed by the portfolio manager pursuing such investment opportunity;

(vi)  investment opportunities that are outcomes of heavily negotiated transactions are capable of being structured in a variety of ways, each of which presents its own particular risk/reward profile, tax, regulatory, legal and other considerations; and

(vii) an Apollo Client could have more than one mandate.

To the extent that the Fund’s participation in an investment opportunity that is otherwise suitable for the Fund and other Apollo Clients would cause the investment to become subject to requirements and restrictions of any law, rule or regulation that could have an adverse impact on any or all participating Apollo Clients (or underlying investors) in such investment opportunity, Apollo is authorized to exclude the Fund as a whole.

On December 29, 2021, a current affiliate of the Adviser received an amended exemptive order from the SEC permitting the Sub-Adviser to use greater flexibility to negotiate the terms of co-investment transactions with certain of its affiliates, including investment funds managed by the Sub-Adviser or its affiliates, subject to the conditions included therein (the “Order”). Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders and is consistent with the board of trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Sub-Adviser or its affiliates is not covered by the Order, the personnel of the Sub-Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, as discussed above, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. Apollo’s investment allocation policies and procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

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Other Participants in Apollo’s Origination Platform. Other Apollo Clients participate in Apollo’s origination platform with the Fund, and certain Apollo Clients’ ability to acquire loans could in certain circumstances be dependent on the existence and performance of such other Apollo Clients. Certain of such other Apollo Clients will have different terms, investors, types of investors and investment mandates than those of the originating fund and the Fund, which could create conflicts between the interests of the originating fund and the Fund, on the one hand, and one or more of such other Apollo Clients, on the other hand, relating to, among other things, Apollo’s decision-making with respect to the relevant investment. Apollo seeks to resolve any and all conflicts in a fair and equitable manner; however, subject to the 1940 Act, there can be no assurance that any particular conflict will be resolved in the best interests of the Fund under the circumstances.

Investments with Respect to Which Other Apollo Clients May Benefit. The Fund can invest in joint ventures and can invest in Platform Investments, which investment activities may give rise to future investment opportunities (e.g., a forward commitment or other option acquired by the Fund or a relationship developed in connection with the making of an investment by the Fund) from which one or more other Apollo Clients may benefit. The Sub-Adviser has an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for the Fund.

In addition, the 1940 Act may limit the Fund’s ability to undertake certain transactions with its affiliates, including those that are registered under the 1940 Act or regulated as business development companies under the 1940 Act. As a result of these restrictions, the Fund may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund.

Platform Investments. In addition, as Apollo continues to seek additional sourcing channels for investment opportunities for the Fund and other Apollo Clients, it is also anticipated that there will be opportunities for investments in various companies or businesses, including, among others, financial services companies and investment advisory/management businesses, that would be allocated to Apollo (and not Apollo Clients, including those participating in Apollo’s origination platform) as part of developing investment sourcing opportunities for the platform, including as part of such underlying investment, a commitment to fund or otherwise contemporaneously participate in such sourcing opportunities by Apollo Clients, including those participating in Platform Investments on Apollo’s origination platform. To the extent applicable, any Platform Investments will be made in compliance with the Order once the Fund is eligible to rely on the Order.

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From time to time, Apollo recruits an existing or newly formed management team to pursue a new “platform” opportunity that is expected to lead to investment opportunities for Apollo Clients, including the Fund. In other cases, a new Platform Investment may be formed and used to recruit an existing or newly formed management team to build such Platform Investment through acquisitions and organic growth. Finally, in order to augment the Fund team’s capabilities and diligence techniques and, in some instances, to operate or service the Fund’s investments, Apollo may partner with, including through joint ventures, Platform Investments or by making investments in, high-quality operators with significant expertise and the requisite skills to operate or service the Fund’s assets. The structure of each Platform Investment and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout an investment’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a Platform Investment could include former Apollo personnel, industry advisors, senior advisors and Apollo advisors. The management or operating team of a Platform Investment (or one or more members thereof) may also provide the same or similar services with respect to other Platform Investments of the Fund and/or one or more other Apollo Clients (including predecessor funds and successor funds thereto and co-investment vehicles) or provide the same or similar services for assets owned by third parties. The Fund may realize a Platform Investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform. The services provided by the platform’s management and operating team could be similar to, and overlap with, services provided by Apollo to the Fund or to other Apollo Clients, and the services may be provided exclusively to the Platform Investments.

As with the Fund’s other portfolio investments, in respect of all Platform Investments, the Fund will bear the expenses of the management team and/or portfolio entity, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform entity. Such expenses may be borne directly by the Fund pursuant to its advisory arrangements, as applicable, or indirectly through operational expenses of the Platform Investment. In each case subject to the 1940 Act, the compensation of management of a platform portfolio entity may include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio entity (or other entity in the holdings structure of the Platform Investment), including profits realized in connection with the disposition of an asset and other performance-based compensation. None of the compensation or expenses described above will be offset against any management fees in respect of the Fund and will be borne by the applicable Platform Investment or by the Fund as Fund expenses pursuant to the advisory arrangements.

Co-Investments Generally and Co-Investors. The Sub-Adviser may, subject to the 1940 Act and other applicable law (including the Order), offer the opportunity to co-invest alongside the Fund to one or more Co-Investors (as described below). The Sub-Adviser can, in its sole discretion, offer the opportunity to co-invest alongside the Fund to (i) other Apollo Clients, (ii) any limited partner of an Apollo Client (or any of its beneficial owners or any other client or account of its advisor or consultant), (iii) management or employees of the relevant portfolio company or issuer to which the Fund makes a loan or in which the Fund invests directly (a “Portfolio Company”), consultants and advisors with respect to such Portfolio Company or pre-existing investors or other persons associated with such Portfolio Company, (iv) any joint venture partner or operating partner, (v) any alternative investment fund or business sponsored, managed or advised by persons other than Apollo or (vi) any other persons or entities, including persons or entities whom the Sub-Adviser believes will be of benefit to the Fund or one or more Portfolio Companies or who may provide a strategic, sourcing or similar benefit to Apollo, any Apollo Client, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise (including credit or other investment funds sponsored by persons other than Apollo in so-called “club deals” through joint ventures or other entities). “Co-Investors” and any similar terminology are intended to refer to investment opportunities that are allocated to the Fund based on its investment strategy and objectives and with respect to which the Sub-Adviser has, in each case, in its sole discretion, determined that it is appropriate to offer the opportunity to co-invest alongside the Fund to one or more such Co-Investors. Some of the Co-Investors with whom the Fund may co-invest have pre-existing investments with Apollo, and the terms of such pre-existing investments may differ from the terms upon which such persons may invest with the Fund in such investment.

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As a closed-end fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside Apollo Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment order issued by the SEC, the Fund may co-invest with Apollo Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Apollo Clients) in investments that are suitable for the Fund and one or more of such Apollo Clients. Even if the Fund and any such Apollo Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

Co-investment Allocations. The Sub-Adviser can allocate co-investment opportunities among Co-Investors in any manner it deems appropriate in its sole discretion taking into account those factors that it deems relevant under the circumstances, including:

(i)    the character or nature of the co-investment opportunity (e.g., its size, structure, geographic location, relevant industry, tax characteristics, timing and any contemplated minimum commitment threshold);

(ii)   the level of demand for participation in such co-investment opportunity;

(iii)  the ability of a prospective Co-Investor to analyze or consummate a potential co-investment opportunity, including on an expedited basis;

(iv)  certainty of funding and whether a prospective Co-Investor has the financial resources to provide the requisite capital;

(v)   the investing objectives and existing portfolio of the prospective Co-Investor;

(vi)  as noted above, whether a prospective Co-Investor is a private fund or similar person or business sponsored, managed or advised by persons other than Apollo;

(vii)  the reporting, public relations, competitive, confidentiality or other issues that may also arise as a result of the co-investment;

(viii) the legal or regulatory constraints to which the proposed investment is expected to give rise or that are applicable to a prospective Co-Investor;

(ix)  the ability of the prospective Co-Investor to make commitments to invest in other Apollo Clients

(including contemporaneously with the applicable co-investment); (x)  Apollo’s own interests;

(xi)  the prospective Co-Investor can provide a strategic, sourcing or similar benefit to Apollo, the Fund, a Portfolio Company or one or more of their respective affiliates due to industry expertise, regulatory expertise, end-user expertise or otherwise;

(xii)  the prospective Co-Investor’s existing or prospective relationship with Apollo; and

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(xiii) with respect to the Fund, the restrictions set forth in the Order.

With respect to allocations influenced by Apollo’s own interests, there may be a variety of circumstances where Apollo will be incentivized to afford co-investment opportunities to one Co-Investor over another. For example, depending on the fee structure of the co-investment opportunity, if any, Apollo may be economically incentivized to offer such co-investment opportunity to certain Co-Investors over others based on its economic arrangement with such Co-Investors in connection with the applicable co-investment opportunity or otherwise. Additionally, Apollo may be contractually incentivized or obligated to offer certain Co-Investors a minimum amount of co-investment opportunities or otherwise bear adverse economic consequences for failure to do so, which consequences may include, a loss of future economic rights, including carried interest or other incentive arrangements.

Apollo may allocate co-investment opportunities to prospective Co-Investors that ultimately decline to participate in the offered co-investment. In such instance, if another Co-Investor is not identified, the certain Apollo Clients may be unable to consummate an investment, or may end up holding a larger portion of an investment than Apollo had initially anticipated. To the extent that this happens, the Apollo Client may have insufficient capital to pursue other opportunities or may not achieve its intended portfolio diversification.

The Fund may co-invest together with other Apollo Clients in some or all of the Fund’s investment opportunities, subject to the 1940 Act and the Order. Apollo may also offer co-investment opportunities to Apollo co-investment vehicles (which may include participation by Apollo professionals and employees and other Apollo Clients or entities and other key advisors/relationships of Apollo). In determining the allocation of such co-investment opportunities, Apollo considers a multitude of factors, including its own interest in investing in the opportunity. With respect to the Fund, any co-investment expenses shall be paid consistent with the Order. With respect to other Co-Investors that committed to participate in a particular unconsummated co-investment, such Co-Investors shall bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses.

Co-Investment Expenses. The Sub-Adviser may, but will not be obligated to, endeavor to cause unaffiliated Co-Investors that committed to participate in a particular unconsummated co-investment to bear their proportionate share of any fees, costs or expenses related to such unconsummated co-investment, such as reverse break-up fees or broken deal expenses, subject to the 1940 Act and, once Apollo acquires the Adviser, the Order.

Fees and Carried Interest Payable with Respect to Co-Investments. Apollo can in its discretion: (i) receive performance-based compensation (such as carried interest or performance allocations), management fees or other similar fees from Co-Investors, and Apollo may make an investment, or otherwise participate, in any vehicle formed to structure a co-investment to facilitate, among other things, receipt of such performance-based compensation, management fees or other similar fees; and (ii) collect customary fees in connection with actual or contemplated investments that are the subject of such co-investment arrangements, and any such fees will be retained by, and be for the benefit of, the Sub-Adviser or any of its respective affiliates with respect to certain Co-Investors. Unlike these Co-Investors, the Fund does not pay any such carried interest, incentive allocation, management fees or other similar fees to the Adviser or Sub-Adviser. Additionally, in those circumstances where the applicable Co-Investors include one or more members of a Portfolio Company’s management group, the Co-Investors who are members of such management group may receive compensation relating to the investment in such Portfolio Company, including incentive compensation arrangements.

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Syndications; Syndication Fees: Subject to the limitations of the 1940 Act, it is possible that a portion of the Fund’s Portfolio Investments will be syndicated to Apollo Clients, their portfolio companies, investors in Apollo Clients and other third parties via participations in and/or assignments or sales of loans (or interests therein) that the Fund purchased or originated. Subject to the limitations of the 1940 Act, Apollo, the Sub-Adviser and their affiliates and/or Apollo Clients may receive certain fees in connection with any such syndication. While the terms of any such transaction, including the price of the participation, assignment or sale, will not be set by the Apollo, the Sub-Adviser or the Fund but rather will be established based on third-party valuations, Apollo will nevertheless have an incentive to determine the amount and timing of each syndication in a manner that takes into account the interests of other Apollo Clients that may participate, as well as the prospect of the fees described above, which will not necessarily be consistent with the interests of the Fund in connection with any particular investment.

Sharing of Services. Subject to the limitations of the 1940 Act, in certain circumstances, in order to create efficiencies and optimize performance, one or more Portfolio Companies of the Fund could determine to share the operational, legal, financial, back-office or other resources of another Portfolio Company of the Fund or a Portfolio Company of an Apollo Client. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities by Apollo in good faith and in accordance with the 1940 Act and SEC guidance. In addition, it is possible that a Portfolio Company or an affiliated service provider may be in the business of providing services that are, or could be, utilized by another Portfolio Company. In this situation, the Adviser may determine that one or more Portfolio Companies use the other Portfolio Company’s or affiliated service provider’s services, even where these services were previously provided to the investment from a third party. As applicable, the Fund’s Board of Trustees will approve any such services provided by an affiliated service provider. See “Affiliated Loan Origination and/or Servicing Businesses” below.

Allocation of Expenses. Apollo will from time to time incur fees, costs and expenses on behalf of the Fund, one or more other Apollo Clients and itself. To the extent such fees, costs and expenses are incurred for the account or for the benefit of the Fund, one or more other Apollo Clients and itself, the Fund, such other Apollo Clients and Apollo will typically bear an allocable portion of any such fees, costs and expenses (subject to the terms of the advisory arrangements) in such manner as the Sub-Adviser in good faith determines. In most cases, Apollo’s Expense Allocation Steering Committee, which typically meets on a quarterly basis, is responsible for the overall expense allocations and the related methodologies for Apollo and Apollo Clients. Although Apollo endeavors to allocate such fees, costs and expenses in good faith over time, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. Notwithstanding the foregoing, Apollo may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice. Apollo anticipates that fees, costs and expenses incurred in connection with the acquisition of Portfolio Investments will typically be borne by the relevant Portfolio Companies. However, it is possible that one or more Portfolio Companies will not agree to pay all or a portion of such amounts, or will not pay such amounts when due. In either such case, such expenses (or portion thereof) will be borne by the applicable Apollo Clients (including the Fund) as operating expenses.

Restrictions on Transactions Due to Other Apollo Businesses. From time to time, various potential and actual conflicts of interest will arise from the overall advisory, investment and other activities of Apollo and its personnel. Apollo will endeavor to resolve conflicts of interest with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances. As discussed further in “Allocation of Investment Opportunities” above, and in “Potential Duties to Other Stakeholders” below, Apollo can invest, on its own behalf, in securities and other instruments that would be appropriate for, held by or fall within the investment guidelines of an Apollo Client. Apollo can give advice or take action for its own account that can differ from, conflict with or be adverse to advice given or action taken for Apollo Clients. These activities will, in certain circumstances, adversely affect the prices and availability of other business opportunities, transactions, securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Potential conflicts of interest also arise due to the fact that Apollo has investments in some Apollo Clients but not in others, or has different levels of investment in the various Apollo Clients, and that the Apollo Clients bear different levels of fees and incentive compensation in favor of Apollo.

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Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in businesses and assets whose operations can be substantially similar to, and/or competitive with, the business and assets in which Apollo Clients have invested. The performance and operation of such competing businesses and assets could conflict with and adversely affect the performance and operation of an Apollo Client’s portfolio companies or other operating entities, and could adversely affect the prices and availability of business opportunities, transactions, securities or instruments held by, available to or potentially considered for such portfolio investments. Apollo will seek to resolve conflicts in a manner that Apollo deems to be fair and equitable.

In addition, Apollo can give advice, or take action with respect to, the investments of one or more Apollo Clients that may not be given or taken with respect to other Apollo Clients with similar investment programs, objectives or strategies. Accordingly, Apollo Clients with similar strategies may not hold the same securities or instruments or achieve the same performance. Apollo also advises Apollo Clients with conflicting investment objectives or strategies. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients. Apollo has and expects to maintain ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients.

Apollo may also have ongoing relationships with issuers whose securities have been acquired by, or are being considered for investment by, Apollo Clients. From time to time, Apollo may acquire securities or other financial instruments of an issuer for one Apollo Client which are senior or junior to securities or other financial instruments of the same issuer that are held by or acquired for another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt). Apollo also advises Apollo Clients with conflicting investment objectives or strategies. For example, in the event such issuer enters bankruptcy, the Apollo Client holding securities that are senior in bankruptcy preference is expected to have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to such Apollo Client, and Apollo might have an obligation to pursue such remedy on behalf of such Apollo Client. As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss. These activities also could adversely affect the prices and availability of other securities or instruments held by, available to or potentially considered for one or more Apollo Clients.

Apollo Clients will, from time to time, subject to their governing documents, as applicable, acquire and dispose of securities or other financial instruments in portfolio investments at different times and upon different terms. The interests of Apollo Clients (including the Fund) in such investments will not be aligned in all or any circumstances, and there will be actual or potential conflicts of interests or the appearance thereof.

In this regard, actions could, from time to time, be taken by Apollo that are adverse to the Fund. Apollo will also have ongoing relationships with issuers whose securities have been acquired by or are being considered for investment by Apollo Clients. Situations could arise where another Apollo Client acquires or otherwise engages in transactions with respect to securities of an entity in which the Fund has a financial interest (whether in the same or a different class of securities) or otherwise engages in selling, divesting or making further acquisitions or otherwise engages in transactions with respect to securities of such entity, including in connection with and following a co-investment. For example, the Fund can engage assets of other Apollo Clients to provide additional services with respect to the Fund’s Portfolio Companies. To the extent that any transactions involve the sale of securities between Apollo Clients, such transactions will be conducted in accordance with, and subject to, the 1940 Act and its rules and regulations, and to the extent that any such transactions may be viewed as a principal transaction due to the ownership interest by Apollo and its personnel, Apollo will comply with the requirements of Section 206(3) of the Advisers Act and its internal policies.

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As described herein, Apollo, together with Apollo Clients, engages in a broad range of business activities and invests in a broad range of businesses and assets. The Adviser may take into account Apollo’s, it affiliates’ and/or other Apollo Clients’ respective interests (including reputational interests) when determining whether to pursue a potential Portfolio Investment for the Fund. As a result, it is possible that the Adviser may choose not to pursue or consummate an investment opportunity for the Fund notwithstanding that such investment may be profitable for the Fund or that the Adviser may choose not to pursue an investment opportunity because of the reputational, financial and/or other interests of Apollo and its Affiliates.

Further, the Fund is prohibited under the 1940 Act from participating in certain transactions with certain affiliates (including portfolio companies of Apollo Clients), in some cases, without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and generally the Fund will be prohibited from buying or selling any securities from or to such affiliate, absent an applicable exemption. However, the Fund may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between the Fund’s interests and the interests of such affiliate, in that the ability of the Sub-Adviser to recommend actions in the Fund’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), in some cases without prior approval of the SEC.

Capital Structure Conflicts. The Fund is permitted to invest in a Portfolio Company in which one or more other Apollo Clients hold an investment in a different class of such Portfolio Company’s debt or equity, or vice versa, subject to the limitations of the 1940 Act. For example, to the extent permitted by the 1940 Act with respect to the Fund:

(i)    Apollo can acquire securities or other financial instruments of an issuer for one Apollo Client or itself that are senior or junior to securities or other financial instruments of the same issuer that are held by, or acquired for, another Apollo Client (e.g., one Apollo Client could acquire senior debt while another Apollo Client acquires subordinated debt),

(ii)   Apollo could make a holistic capital solutions proposal to an issuer that involves multiple Apollo Clients (including the Fund) providing financing, in the form of debt or equity, or a combination thereof investing across two or more tranches or series of such issuer’s capital structure,

(iii)  Apollo can permit other Apollo Clients to provide debt or equity financing to a Portfolio Company in which the Fund holds an investment,

(iv)  Apollo can permit the Fund (including together with other Apollo Clients) to provide financing to a portfolio company/portfolio investment of other Apollo Clients; or

(v)   Apollo can cause an Apollo Client (including the Fund) to provide financing and/or leverage to another Apollo Client (including the Fund) with respect to investments.

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Conflicts of interest are expected to arise under such circumstances. For example, in the event Apollo negotiates a holistic capital solution with an issuer, as described in clause (ii) of the previous sentence, the specific terms and conditions of each tranche or series could be impacted by Apollo’s desire to provide an overall financing package, which could result in the terms and conditions of the tranche or series in which the Fund participates being less favorable to the Fund than could have been the case absent such an overall arrangement. This could be exacerbated if there is no or limited overlap of participating Apollo Clients (including the Fund) in the different tranches or series. Apollo, in its sole discretion, and in response to the desires of an issuer in some cases, could negotiate for enhanced terms or protections for one tranche or series at the expense of another tranche or series, and the issuer’s ultimate approval of the holistic capital solution should not be viewed as dispositive that the terms and conditions of each tranche or series, taken individually, reflect an arms’-length arrangement.

In addition, in the event that any issuer in which Apollo and/or Apollo Clients are invested in different levels of the capital structure enters bankruptcy, Apollo or the Apollo Client(s) holding securities that are senior in bankruptcy preference are expected to have the right to aggressively pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to Apollo or such Apollo Client(s), and Apollo might have an obligation to pursue such remedy on behalf of itself or such Apollo Client(s). As a result, another Apollo Client holding assets of the same issuer that are more junior in the capital structure might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and suffer a loss.

Apollo has instituted policies and procedures that are reasonably designed to identify and address such potential conflicts of interest (whether including at the inception of an investment and during the holding or ownership of an investment) and that seek to ensure that Apollo Clients are treated fairly and equitably. The application by Apollo of its policies and procedures will vary based on the particular facts and circumstances surrounding each investment made by Apollo and Apollo Clients (including the Fund), or made by two or more Apollo Clients (including the Fund), in different classes, series or tranches of an issuer’s capital structure (as well as across multiple issuers or borrowers within the same overall capital structure), and, as such, investors should expect some degree of variation, and potentially inconsistency, in the manner in which potential, or actual, conflicts of interest are addressed by Apollo. While Apollo’s policies and procedures for addressing the conflicts between Apollo and Apollo Clients and among multiple Apollo Clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

In addressing certain of the potential conflicts of interest described herein, Apollo and/or the Sub-Adviser may, but will not be obligated to, take one or more actions on behalf of the Fund or any other Apollo Client, including any one or more of the following:

(i)    causing an Apollo Client (including the Fund) to remain passive in a situation in which it is otherwise entitled to vote, which may mean that the Fund or any other Apollo Client defers to the decision or judgment of an independent, third-party investor in the same class of equity or debt securities or other financial instruments held by the Fund or such other Apollo Client;

(ii)    referring the matter to one or more persons not affiliated with Apollo to review or approve of an intended course of action with respect to such matter;

(iii)   establishing ethical screens or information barriers to separate Apollo investment professionals or assigning different teams of Apollo investment professionals, in each case, who are supported by separate legal counsel and other advisers, to act independently of each other in representing different Apollo Clients or Apollo Clients that hold different classes, series or tranches of an issuer’s capital structure;

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(iv)  as between two Apollo Clients, ensuring (or seeking to ensure) that the underlying investors therein own interests in the same securities or financial instruments and in the same proportions so as to preserve an alignment of interest; or

(v)   causing the Fund or another Apollo Client to divest itself of a security, financial instrument or particular class, series or tranche of an issuer’s capital structure it might otherwise have held on to.

Any such step would be subject to the 1940 Act and could have the effect of benefiting other Apollo Clients or Apollo at the expense of the Fund, and there can be no assurance that any of these measures will be feasible or effective in any particular situation, and it is possible that the outcome for the Fund will be less favorable than might otherwise have been the case if Apollo had not had duties to other Apollo Clients.

The Sub-Adviser, its affiliates and management of a Portfolio Company will be required at times to make decisions that are adverse to the interests of the equity investors in such Portfolio Company while at the same time beneficial to the debt investors in such Portfolio Company, or vice versa (for example, if such Portfolio Company or a subsidiary thereof should file for bankruptcy). For example, should the Sub-Adviser and its affiliates or management of a Portfolio Company act in a way that is not in the best interests of the debt investors in such Portfolio Company, then, to the extent that the Sub-Adviser and its affiliates or management of such Portfolio Company are directed by Apollo, such decision could subject the Sub-Adviser and the Fund, among others, to the risk of claims to which they would not otherwise be subject, including claims of breach of the duty of loyalty or violations of securities law. To the extent that a greater number or proportion of debt investors in a Portfolio Company are Apollo Clients (or Apollo) or are investors in Apollo Clients, Apollo will be incentivized to prioritize the interests of the debt investors in such Portfolio Company (including Apollo itself) over the interests of the equity investors in such Portfolio Company (including Apollo itself), and vice versa, and Apollo will be subject to certain conflicts of interest in connection therewith.

Certain Transactions. Situations may arise where certain assets held by the Fund may be transferred to Apollo Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Fund and applicable law, including the 1940 Act.

Representing Creditors and Debtors. The Sub-Adviser and its affiliates can serve as the controlling persons of Apollo Clients that hold positions in creditors or debtors either in proceedings under relevant bankruptcy or insolvency codes or prior to such filings. From time to time, the Sub-Adviser and its affiliates serve as advisers to creditor or equity committees on behalf of such Apollo Clients. This involvement, for which the Sub-Adviser and its affiliates could be compensated, could, among other things, limit or preclude the flexibility that the Fund otherwise has to participate in restructurings of investments, or that the Fund requires to liquidate any existing positions of the applicable issuer.

Subdivision of Debt Obligations. Subject to the limitations of the 1940 Act and (once available) the Order, the Sub-Adviser, acting in respect of the Fund and other Apollo Clients, is permitted, from time to time, to subdivide a debt obligation into two or more tranches, each of which has different terms from the original obligation with respect to interest and principal repayment, seniority and subordination, default remedies, rights to collateral and other matters. The owner of the original obligation, which could have been acquired directly from a borrower in a negotiated transaction or in the secondary market, can retain an interest in one or more tranches and elect to dispose of any such interests. The subdivision or “tranching” of debt obligations typically will be undertaken when Apollo determines that it can achieve competitive advantages or other benefits. For example, a borrower would be expected to favor a lender that is prepared to negotiate a single, consolidated credit arrangement, instead of having to negotiate senior and subordinated loans and/or secured and unsecured loans with multiple lenders. Tranching can also facilitate access to debt obligations or other securities having specific features that suit the differing risk and return parameters of different Apollo Clients (including the Fund) on a more customized basis than is available in the market at a particular time. Participation by the Fund in these tranching activities may give rise to a variety of potential conflicts of interest with Apollo and other Apollo Clients. See also “Exercise of Rights and Remedies” and “Bankruptcy and Other Distress Situations” below.

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Bankruptcy and Other Distress Situations. When a debtor with different classes of outstanding debt becomes bankrupt or experiences severe financial distress, a resolution of the situation often requires adversarial judicial proceedings or contentious negotiations. If this were to occur with respect to a debtor for which the Fund and other Apollo Clients hold different tranches of debt or other securities, it generally will not be feasible for Apollo to advocate effectively for the interests of all of its clients to the extent that there are conflicting or competing interests among holders of different tranches. As a threshold matter, Apollo expects that in a bankruptcy or other distressed situation, it will generally consider whether it is necessary or appropriate to arrange for separate legal counsel to be engaged on behalf of each separate tranche in order to analyze and identify the available rights, remedies, potential claims and legal strategies for seeking to maximize the recovery potentially available to the tranche, unless the outcome for a particular tranche is clear and certain. It is anticipated that, where feasible, an effort will be made to fashion a compromise solution. Any such effort to reach a compromise solution could result in the Fund and, in turn, other Apollo Clients, experiencing a worse outcome than they might have achieved in the absence of Apollo’s conflicting loyalties. In certain circumstances, Apollo could seek to mitigate the conflict by delegating certain decision-making responsibilities on behalf of the Fund or other Apollo Clients to unaffiliated third parties, or by seeking to dispose in whole or in part of one or more tranches. Alternatively, Apollo can seek to accommodate the competing interests of Apollo Clients by assigning different teams of Apollo investment professionals, supported by separate legal counsel and other advisers, to act independently of each other in representing different tranches. There can be no assurance that any of these measures will be implemented, feasible or effective in any particular situation, and it is possible that the outcome for the Fund, and in turn, the Apollo Client, will be less favorable than might otherwise have been the case if Apollo had not had duties to Apollo Clients holding other tranches.

While Apollo anticipates that, over time, the overall benefits of permitting multiple clients, including the Fund, to participate in different tranches will outweigh the potential disadvantages in particular circumstances, there is no way to predict whether these net benefits will ultimately be achieved. Moreover, Apollo’s own interests will influence how conflicts between clients in these situations will be resolved. For example, Apollo will be perceived to have an incentive to favor the interests of Apollo Clients that invest primarily in more subordinated classes of debt, since Apollo’s compensation from such clients is generally higher than the compensation earned from clients that invest primarily in more senior debt. While Apollo’s policies and procedures for addressing the conflicts between its clients in these situations are intended to resolve the conflicts in an impartial manner, there can be no assurance that Apollo’s own interests will not influence its conduct.

Brokerage Commissions. The Fund’s securities transactions generate brokerage commissions and other compensation, including clearing fees and charges, all of which the Fund, not the Sub-Adviser or any of their affiliates, will be obligated to pay. The Sub-Adviser has sole discretion in deciding what brokers and dealers the Fund uses, subject to Board approval, and in negotiating the rates of brokerage commissions and other compensation the Fund pays. In selecting brokers and negotiating commission rates, the Sub-Adviser (i) will take into account such information it deems appropriate, (ii) need not solicit competitive bids and (iii) does not have any obligation to seek the lowest available commission cost or spread. The Fund buys and sells securities directly from or to brokers each acting as “principals” at prices that include markups or markdowns, and buys securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers. Any use of commissions or “soft dollars” generated by the Fund to pay for brokerage and research products or services will fall within the safe harbor created by Section 28(e) of the Exchange Act, although the Fund does not intend to use “soft dollars.”

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Information Barriers. Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material nonpublic information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics (the “Code of Ethics”) and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material nonpublic information and in which Apollo Clients are not permitted to trade. In the event that any employee of Apollo obtains such material nonpublic information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of Apollo Clients, which could impact the returns generated for such Apollo Clients.

Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material nonpublic information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material nonpublic information. Inadvertent trading on material nonpublic information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to Apollo Clients. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of one or more Apollo Clients (including the Fund), nonpublic information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of other Apollo Clients, including Apollo Clients (other than the Fund) within Apollo’s credit business segment or in Apollo’s private equity or real assets business segments. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice the Fund or one or more other Apollo Clients, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage the Fund’s investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and the Fund.

Management Team. Management intends to devote sufficient time to the Fund. Apollo and its personnel will have conflicts of interest in allocating their time and services among Apollo Clients and personal investment activities. The Sub-Adviser’s personnel will work on other projects, including other Apollo Clients and Apollo’s other existing and potential business activities. In addition, Apollo’s personnel will participate in the management of the investment activities of other Apollo Clients concurrently with their obligations to the Fund. In certain circumstances, it is possible that the investments held by such Apollo Clients will be in competition with those of the Fund. None of the shareholders will have an interest in investments made by such other Apollo Clients solely by reason of their investment in the Fund.

Employees of Apollo may, from time to time, serve as directors or as board observers with respect to operating entities, the securities of which are purchased on behalf of Apollo Clients. In the event that Apollo (i) obtains material nonpublic information in such capacity with respect to the issuer of any such securities or (ii) is subject to trading restrictions pursuant to the internal policies of such issuer, Apollo will be restricted from engaging in transactions with respect to the securities or instruments of such issuer. Such a restriction could have an adverse effect on the Fund and other Apollo Clients.

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Conflicts of interest are expected to arise because Apollo employees (including personnel dedicated to the Fund) will serve as directors, board observers or management committee members or in a similar capacity, of certain of the operating entities in which the Fund invests. In addition to any fiduciary duties Apollo employees owe to the Fund as directors or management committee members of operating entities, such employees may owe fiduciary duties to the other owners of such entities, which in many cases are other Apollo Clients, and to persons other than the Fund. In general, such director or similar positions are often important to the Fund’s investment strategy and often have the effect of enhancing the ability of Apollo to manage investments. However, such positions could also have the effect of impairing the ability of Apollo to sell the related securities when, and upon the terms, it otherwise desires. In addition, such positions can place Apollo employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the operating entity where the Fund is not the sole owner of the applicable operating entity. Should an Apollo employee make a decision that is not in the best interest of such owners, such decision could subject Apollo and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, because of the potential conflicting fiduciary duties, Apollo could be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund.

Apollo’s three founders (the “Founders”) have established family offices (each a “Family Office” and collectively the “Family Offices”) to provide investment advisory, accounting, administrative and other services to their respective family accounts (including certain charitable accounts) in connection with their personal investment activities unrelated to their investments in Apollo entities. The investment activities of the Family Offices and the involvement of the Founders in these activities give rise to potential conflicts between the personal financial interests of the Founders and the interests of the Fund or other Apollo Clients (for example, if the Family Offices were to hold debt obligations or securities in a Portfolio Company in which the Fund or another Apollo Client owned equity or subordinated debt and that was experiencing financial distress). Apollo has adopted certain procedures designed to mitigate some of these potential conflicts (for example, by requiring investment professionals employed by the Family Offices to refrain from making direct investments in portfolio investments that are controlled by the Fund or other Apollo Clients or that are the subject of announced transactions involving the Fund or other Apollo Clients).

Each of the Family Offices employs its own professional staff at its own expense, and each of them conducts its day-to-day operations independently of Apollo. Set forth below is a summary of certain procedures that are currently in place for certain categories of investments in which the Family Offices can participate, in each case subject to the limitations of the 1940 Act and (once available) conditions under the Order:

●             Liquid Credit Investments. The Founders generally do not participate in decisions to invest in, nor do they have investment discretion with respect to, liquid credit investments by their respective Family Offices. To the extent a Founder does not provide guidance or participate in investment decisions with respect to liquid credit investments, its respective Family Office may participate in such investments provided that the Family Office certifies to Apollo Compliance, on a quarterly basis, that it was not directed by its respective Founder to buy, sell or vote on any such liquid credit investments. To the extent a Founder were to provide guidance or participate in investment decisions with respect to liquid credit investments on behalf of its respective Family Office, such investment opportunities would first be reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

●             Illiquid, Private Investments (Equity and Debt) and Public Equities. The Founders may provide guidance or participate in investment decisions on behalf of their respective Family Offices in connection with illiquid, private investments and public equities. These investment opportunities are reviewed by Apollo for potential conflicts of interest, including for possible allocation to the Fund or other Apollo Clients.

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These procedures are designed to seek to mitigate conflicts of interest; however, there will be situations where a Family Office, with respect to certain asset classes, reviews and invests in investment opportunities that overlap with the mandates of the Fund or other Apollo Clients. These procedures can be revised by Apollo at any time without notice to, or consent from, the shareholders.

Affiliated Service Providers. Subject to the limitations of the 1940 Act and SEC guidance, the Fund and/or its existing and potential Portfolio Companies may engage affiliated service providers to perform certain non-advisory services, including those described herein. Affiliated service providers may receive compensation based on, among other things, the performance of the Portfolio Companies that they service. Therefore, it is possible that certain affiliated service providers may receive incentive compensation from the Fund, even though the Fund does not generally bear incentive compensation and even if the Fund, as a whole, does not have net capital appreciation at the time. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. Certain of such affiliated service providers and the types of services they provide and the activities in which they engage are described below.

The relationship between Apollo and any affiliated service provider will give rise to conflicts of interest between Apollo and the affiliated service provider, on the one hand, and Apollo Clients (including the Fund), on the other hand, to or with respect to whom such affiliated service provider provides services, or in respect of the Apollo Clients (including the Fund) that have an interest in any potential or existing Portfolio Company or Portfolio Investment to or with respect to which any such affiliated service provider provides services. Certain Apollo professionals and other persons (including persons associated with AGS or AGF (as defined below)) that are involved in providing origination, sourcing, portfolio management, syndication or other services to the Fund on behalf of Apollo (including Apollo investment professionals dedicated to, among other things, corporate credit and direct origination) will also be involved in the business and operations of affiliated service providers, including the activities of AGS and AGF described below. The fees earned by affiliated service providers in respect of services provided by such persons in respect of affiliated service providers are Other Fees (as defined below) and, therefore, will not reduce any management fees payable by any Apollo Client. Such persons will face conflicts of interest in dedicating time and resources to the Fund, which could have a detrimental effect on the Fund’s performance. Apollo seeks to address this conflict of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each Apollo Client, including the Fund, and by providing training to supervised persons with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, an affiliated service provider can provide services to third parties (including corporate borrowers, as described below), including third parties that are competitors of Apollo or one or more of its affiliates, Apollo Clients or their existing or potential Portfolio Companies or Portfolio Investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its Portfolio Companies, but rather will take into account its own interests.

Further, conflicts of interest will arise in connection with an affiliated service provider’s provision of services to or in respect of an Apollo Client or an existing or potential Portfolio Company or Portfolio Investment on account of, among other things:

(i)           Apollo, together with the affiliated service provider, viewing the relevant Apollo Client or potential or existing Portfolio Company or Portfolio Investment as a source of revenue (which would in most instances not result in a reduction of management fees payable by the applicable Apollo Client),

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(ii)  an existing or potential Portfolio Company or Portfolio Investment engaging an affiliated service provider in an effort to obtain equity, debt or other forms of financing or investment by Apollo Clients (including the Fund), including in connection with services provided or to be provided by an affiliated service provider in respect of a class, tranche or series within such company’s capital structure (or such company’s capital structure as a whole) in which such Apollo Client(s) are not invested or are not expected to invest (and in such circumstance such Apollo Clients are invested or are expected to invested in a different class, tranche or series within such company’s capital structure),

(iii) the sourcing and approval of potential Fund investments that result in incremental revenue to such affiliated service provider (including in circumstances where such revenue would not have existed but for a potential or existing Portfolio Company’s or Portfolio Investment’s engagement of such affiliated service provider), including as a means to facilitate the engagement of such affiliated service provider by any such company or investment in connection with a contemporaneous investment in such company or investment by an Apollo Client (including the Fund),

(iv)  Apollo compensation arrangements with respect to such revenue, and

(v)  the allocation of a given investment opportunity, including the under- or over-commitment of certain Apollo Clients, and/or the inclusion or exclusion of certain Apollo Clients (in whole or in part) from such investment opportunity, as a means to ensure the payment of such revenue.

An affiliated service provider also can come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a Portfolio Company. See also “Information Barriers” above.

AGS and AGF. Apollo Global Securities, LLC (“AGS”), an affiliate of Apollo, which is a broker-dealer registered with the SEC and a member of FINRA, is authorized to perform, among other things, the following services: (i) conduct private placements; (ii) provide services in respect of the underwriting of securities; (iii) provide transaction advisory services, including capital markets advisory and structuring services; (iv) conduct merger and acquisition transactions; and (v) purchase and sell corporate debt securities. Apollo Global Funding, LLC (“AGF”) is a subsidiary of Apollo and an affiliate of AGS, and provides a variety of services with respect to financial instruments, including loans, that are not subject to broker-dealer regulations such as arranging, structuring and syndicating loans and providing debt advisory and other similar services. AGS and AGF are expected to, from time to time, expand the services that they perform and the activities in which they engage. AGF or AGS, as applicable, may be engaged, either by the corporate borrower (or its sponsor) or by the participating Apollo Clients (including the Fund) to provide services, and arrangements are generally made for AGF or AGS, as applicable, to receive its fees directly from the corporate borrower for services rendered (however, if the corporate borrower will not pay or reimburse such fees, the participating Apollo Clients will pay such fees). The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a AGF or AGS acts as an underwriter, as broker for the Fund, or as dealer, broker or advisor, on the other side of a transaction with the Fund only where the Board of Trustees believes in good faith that such transactions are appropriate for the Fund.

Affiliated Loan Origination and/or Servicing Businesses. Certain Apollo affiliates (such as AGF), Apollo Clients or their existing or potential portfolio investments are engaged in the loan origination and/or servicing businesses. For example, loans, such as term loans and revolvers originated by Apollo affiliates, Apollo Clients and/or their respective portfolio investments could involve the appointment of related parties of Apollo such as MidCap Financial Services, LLC (together with its subsidiaries, “MidCap”), a subsidiary of MidCap FinCo Designated Activity Company, an Apollo Client, as service providers. MidCap is a middle market-focused specialty finance firm that provides senior debt solutions to companies across a wide range of industries and has the ability to, from time to time, provide seller or other forms of financing to a buyer of an existing Portfolio Company that, for example, would be contingent upon the disposition of such Portfolio Company to such buyer. In connection with such activities, conflicts of interest usually arise with respect to, among other things, the role of MidCap or AGF in such transaction, the information available to MidCap or AGF with respect to such transaction and the fees and other terms (including as to whether such terms are at the market rate) on which MidCap or AGF is participating in such transaction. The Fund can acquire loans, structured, arranged and/or placed or arranged by MidCap, AGF or any other related-party loan origination or servicing businesses. To the extent the Adviser makes a determination that the permanent hold of a loan should be reduced from the original amount funded, MidCap, AGF or another affiliated service provider could be engaged by the Apollo Client (including the Fund) or the corporate borrower to provide syndication services and receive a fee for the provision of such services from the Fund to the corporate borrower; however, it is possible that the corporate borrower does not pay for its expenses, in which case such expenses will be borne by the Apollo Client as an operating expense. In connection with their lending activities, MidCap, AGF or any other such loan origination or servicing businesses may receive certain fees and services or other compensation, including arranger, brokerage, placement, syndication, solicitation, underwriting, agency, origination, sourcing, structuring, collateral management or loan administration, advisory, commitment, facility, float or other fees, discounts, spreads, commissions, concessions and other fees received as part of such loan origination or servicing businesses, from the borrower or otherwise, and will also receive reimbursement for costs or expenses from the borrower. Such fees can be charged on a cost reimbursement, cost-plus or other basis. Such fees, compensation or expense reimbursements received by MidCap or any other related-party loan origination or servicing business (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, MidCap, such other related-party loan origination or servicing business or any of their respective affiliates or employees, as applicable, in each case, in accordance with the fee arrangements applicable to the Fund. The provision of services by MidCap or any other related-party loan origination and/or servicing business to the Fund or Portfolio Companies will not require the review by, or consent of, the shareholders or any other independent party.

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In addition to the specific examples set forth above, the aforementioned and other affiliated service providers will provide the aforementioned services or other services to Apollo Clients and/or their existing or potential portfolio investments (including the Fund and its existing and potential Portfolio Companies). In addition, an affiliated service provider can, from time to time, participate in underwriting syndicates and/or selling groups with respect to the equity and debt instruments issued or acquired by Apollo Clients or their existing or potential portfolio investments and other entities in or through which Apollo Clients or their existing or potential portfolio investments invest, or in connection with an Apollo Client’s disposition of all or a portion of a portfolio investment to a third party such that an affiliated service provider may facilitate or provide seller financing in connection with such disposition. Subject to the 1940 Act and (once available) the Order, any such other affiliated service provider may receive fees, other compensation or reimbursements for costs or expenses in connection with providing services to Apollo Clients or their existing or potential portfolio investments or third parties, including the Fund and its Portfolio Companies. Such fees, compensation or reimbursements received by an affiliated service provider (including from the Fund or any of its existing and potential Portfolio Companies) will be retained by and be for the benefit of the applicable affiliated service providers or any of their respective affiliates or employees.

Apollo Employees of Portfolio Companies or Affiliated Service Providers. Apollo will engage an affiliated service provider to provide services to existing and potential Portfolio Companies. Notwithstanding anything herein to the contrary, where Apollo employees are hired or retained by one or more Portfolio Companies or by an affiliated service provider on behalf of a Portfolio Company, any related compensation will be paid, reimbursed or otherwise borne by the applicable Portfolio Company (or affiliated service provider), and a portion of the overhead related to such employee may also be allocated to such Portfolio Company. For the avoidance of doubt, Apollo or the affiliated service provider may subcontract with third parties for the provision of services that may otherwise be provided by an operating affiliate. In addition, the Fund may acquire a Portfolio Company that is externally or internally managed and replace such management with an affiliate of Apollo, a team of professionals (from within or outside of Apollo) or a combination of the foregoing, in which case, for the avoidance of doubt, the compensation for such services or professionals will be borne by the Portfolio Company. The rate paid for such employees may be in excess of the applicable market rate, and any such amounts will not be considered fees received by the Adviser or its affiliates that offset or otherwise reduce a management fee. These types of arrangements will not require the consent of shareholders and such rates will not be subject to shareholder approval.

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Apollo Consulting and Other Consultants. Subject to the limitations of the 1940 Act, SEC guidance and the advisory arrangement for the Fund, the Fund may bear the payments, fees, costs or expenses of certain services provided by, and allocable overhead of, Apollo Consulting as well as industry executives, advisors, consultants and operating executives contracted or engaged, directly or indirectly, by the Fund, the Sub-Adviser, any Portfolio Company (including with respect to potential portfolio investments of the Fund) or any affiliated service provider. Certain non-employee industry executives, advisors, consultants and operating executives may be exclusive to Apollo. “Apollo Consulting” consists of one of more entities, including Apollo Investment Consulting LLC, established or utilized by affiliates of Apollo, Apollo Clients or their respective portfolio investments, that facilitate strategic arrangements with, or engagements (including on an independent contractor or employment basis) of, any persons that the Sub-Adviser determines in good faith to be industry executives, advisors, consultants (including operating consultants and sourcing consultants), operating executives, subject matter experts or other persons acting in a similar capacity, to provide consulting, sourcing or other services (any such person, a “Consultant”) to or in respect of the Fund, Portfolio Companies (including with respect to potential portfolio investments of the Fund) and other Apollo Clients and their investments. To the extent that for legal, tax, accounting, regulatory or similar reasons it is necessary or desirable that the foregoing activities be conducted by, through or with one or more affiliates of the Sub-Adviser or other persons other than Apollo Consulting, such activities will be treated for purposes of this definition as if they were conducted by Apollo Consulting.

Apollo Clients (including the Fund) and Portfolio Companies for or in respect of which a Consultant provides services will typically pay, or otherwise bear, such Consultant’s fees, costs and expenses incurred in connection with its engagement of such Consultants, as well as any other operating expenses associated with such engagement (including overhead and organizational expenses attributable to Apollo Consulting).

In addition, Consultants may receive other forms of compensation from multiple sources, including the Fund and Portfolio Companies, for services provided for or in respect of the Fund or Portfolio Companies (for example, fees, reimbursement of expenses or compensation received for serving as its director or in a similar capacity or providing analysis of a potential acquisition or sale), and may, as part of their respective arrangements, also be entitled to invest in Portfolio Companies. Any fees, compensation or reimbursements received by Apollo Consulting or any Consultant (including from the Fund or any of its Portfolio Companies) will be retained by, and be for the benefit of, Apollo Consulting, the applicable Consultant or any of their respective affiliates or employees.

While the expertise or responsibilities of a Consultant could be or are similar in certain or substantially all respects to those of a full-time Apollo investment professional employed by Apollo or certain functions that might customarily be performed by an investment professional employed by the manager of a fund, the fees, costs, expenses or other compensation described above will nonetheless be borne by Apollo Clients or their investments, including the Fund or Portfolio Companies, due to, among other things, factors that distinguish these engagements from those of Apollo investment professionals. Any engagement of the services of Apollo Consulting or any Consultant by the Fund or any of its Portfolio Companies will not require the approval of any shareholder or any other independent party. Further, any determinations relating to Apollo Consulting or any Consultant to be engaged by the Fund or any Portfolio Company, will, in each case, be made by Apollo in good faith, which includes Apollo being authorized in its sole discretion to determine that certain functions carried out by Consultants will instead be carried out by Apollo employees, or a mix of Consultants and employees, if, for example, it believes that the ability to offer an employment relationship would provide Apollo with greater flexibility in attracting the personnel it desires.

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Operating Partners Generally. With respect to an operating partner, Apollo generally retains, or otherwise enters into a joint venture arrangement with, such operating partner on an ongoing basis through a consulting or joint venture arrangement involving the payment of annual retainer fees or other forms of compensation. Such operating partner may receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing investments for the Fund (subject to the requirements of the 1940 Act) and other Apollo Clients. Such annual retainer fees, success fees, performance- based compensation and the other costs of retaining such operating partners may be borne directly by the Fund as fund expenses. None of the compensation or expenses described above will be offset against any management fees payable to the Adviser or Sub-Adviser in respect of the Fund. Such operating partners (including operating partners in which the Fund may own an interest) may operate assets on behalf of the Fund, as well as other Apollo Clients and may also operate assets for third parties.

Selection of Service Providers. As described above, the Board will select the Fund’s service providers (including affiliated service providers) and will determine the compensation of such providers without review by or the consent of any shareholders. The Fund, regardless of the relationship to Apollo of the person performing the services, will bear the fees, costs and expenses related to such services. This will create an incentive for the Sub-Adviser to recommend an affiliated service provider, or to otherwise select service providers based on the potential benefit to Apollo or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). For example, the Sub-Adviser can recommend service providers that use their or their respective affiliates’ premises, for which the Sub-Adviser does not currently, but may in the future, receive overhead, rent or other fees, costs and expenses in connection with such on-site arrangement. Additionally, a Portfolio Company of the Fund may lease space from Apollo, an affiliated service provider or a portfolio investment of another Apollo Client. Furthermore, the Board can engage the same service provider to provide services to the Fund that also provides services to Apollo or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned. The Sub-Adviser and their respective affiliates address these conflicts of interest by using reasonable diligence to ascertain whether each service provider (including law firms) provides its service on a “best execution” basis, taking into account factors such as expertise, operational and regulatory controls, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying Apollo’s or its affiliates’ service provider selection criteria. In addition, in the event such service providers are affiliates of Apollo (as opposed to third parties), the engagement of such providers must typically comply with any conditions applicable to affiliate transactions described herein. Apollo from time to time enters into arrangements with service providers that provide for fee discounts for services rendered to Apollo and its affiliates.

Apollo Compensation-Related Conflicts. The possibility of performance-based compensation with respect to the Fund or any other Apollo Client to which a portion of certain Portfolio Investments could be syndicated will create an incentive for Apollo to make riskier or more speculative investments on behalf of the Fund (including for eventual syndication to such other Apollo Clients) than it might otherwise make in the absence of such compensation. In addition, the terms of such compensation could incentivize the Sub-Adviser to make decisions regarding the timing and structure of realization transactions that may not be in the best interests of investors. In exercising its discretion over investment and related decisions, the Sub-Adviser may consider such interests and factors as it desires, including its own interests. As such, there can be no assurance that any such conflict will be resolved in a manner that does not adversely affect the Fund or the shareholders as a whole.

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Additionally, the percentage of profits Apollo is entitled to receive and the terms applicable to such performance-based compensation vary among Apollo Clients. Because the opportunity to receive performance-based compensation is based on the success of investments, to the extent the rates or other terms applicable to such compensation differ among Apollo Clients and subject to the 1940 Act, Apollo will be incentivized to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients bearing higher performance compensation rates or to Apollo Clients whose governing documents contain less restrictive terms regarding such compensation. In addition, Apollo will be incentivized to allocate investment opportunities away from Apollo Clients that have suffered losses and have not yet achieved a priority return threshold and, instead, allocate them to Apollo Clients that are more likely to actively generate performance-based compensation. In addition, as contemplated in “Fees and Carried Interest Payable with Respect to Co-Investments” above, the portion of any fees payable in connection with any investment that are allocable to investments by Co-Investors will not reduce management fees paid by any Apollo Client and will be retained by and be for the benefit of the Sub-Adviser or any of their respective affiliates or employees. Therefore, the Sub-Adviser will be perceived to be incentivized to allocate a greater portion of such investment to Co-Investors than it would have otherwise allocated to Co-Investors in the absence of such arrangements. Apollo has adopted written allocation policies and procedures, as described in “Allocation of Investment Opportunities” above, to help address conflicts arising in the allocation of resources and investment opportunities among Apollo Clients.

Similarly, management fees or higher management fees will be perceived to incentivize Apollo to dedicate increased resources and allocate more profitable or more attractive investment opportunities to Apollo Clients who are charged such management fees or higher management fees. See also “Fees and Carried Interest Payable with Respect to Co-Investments” above.

Finally, the right to receive performance-based compensation also creates a potential conflict of interest in the valuation of investments. Apollo has prepared accounting guidelines regarding the recognition of asset impairment and has also adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the valuation of the Fund’s assets. See also “Valuation of Fund Assets” below.

Valuation of Fund Assets. There can be situations in which Apollo is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Sub-Adviser could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of management fees due. Apollo has adopted valuation policies to address these potential conflicts.

Fees Paid to Apollo. Certain fees received by the Sub-Adviser will not be applied to reduce management fees and a portion of such fees will be retained by and be for the benefit of the Sub-Adviser or any of its respective affiliates or employees, in each case, in accordance with the fee arrangements set forth in the advisory arrangements for the Fund, as applicable).

Strategic Relationship with Athene and Athora. Athene Holding Ltd. (together with its subsidiaries, “Athene”) is a retirement services company that issues, reinsures and acquires retirement savings products designed for individuals and institutions seeking to fund retirement needs. The products and services offered by Athene include fixed-income and fixed-indexed annuity products, reinsurance services offered to third-party annuity providers and institutional products, such as funding agreements. Athora Holding Ltd. is a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (together with its subsidiaries, “Athora”). In exchange for an advisory fee, Apollo provides asset management and advisory services to Athene and Athora, including asset allocation services, direct asset management services, asset and liability matching management, mergers and acquisitions, asset diligence hedging and other asset management services. Apollo also provides sub-allocation services with respect to a portion of Athene’s and Athora’s assets and allocates such assets across Apollo Clients in a manner that often characterizes Athene and Athora as captive permanent capital vehicles in relation to Apollo’s business. Additionally, Apollo and Athene (as well as Apollo and Athora) also have considerable overlap in ownership and, as a result, from time to time Apollo is or may be perceived to be able to exercise significant influence over matters requiring shareholder approval relating to Athene’s and Athora’s businesses, including approval of significant corporate transactions, appointment of members of Athene’s and Athora’s management, election of directors, approval of the termination of Athene’s and Athora’s investment management agreements and determination of Athene’s and Athora’s corporate policies. As a result of the relationship between (x) Apollo and Athene and (y) Apollo and Athora, Athene’s and/or Athora’s participation (as well as the respective accounts or assets that they manage) in an Apollo Client (other than the Fund) is typically accompanied by strategic partnership treatment and in connection with investing Athene’s and Athora’s assets across Apollo Clients (other than the Fund), Apollo grants Athene and Athora certain preferential terms, including reduced management fee and carried interest rates that are lower than those applicable to the other fund investors, access to co-investment opportunities and other preferential terms, that in each case, are not subject to “most favored nations” treatment by other fund investors. Furthermore, as stated above, as Apollo provides asset management and advisory services to Athene and Athora, there will be instances where certain transactions (such as, for example, cross- trades among Apollo Clients (other than the Fund), the provision of financing or other transactions between Apollo Clients or potential or existing portfolio companies of Apollo Clients, on the one hand, and Athene and/or Athora, on the other hand, in each case, subject to the limitations of the 1940 Act) present conflicts of interest from the perspective of the involved parties, which would include Apollo itself or through its ownership of or significant influence over Athene and Athora. For example, and without limiting the foregoing, Athene, Athora and/or their affiliates or portfolio companies can serve as a financing or similar source in connection with the acquisition, financing or disposition of the Fund’s investments in existing or potential portfolio companies or in connection with the activities and business operations of such existing or potential portfolio companies (regardless of the type of investment, be it a control, non-control, preferred equity, structured or other type of investment structure). There will not necessarily be third parties involved in any such transaction in order to seek to ensure, among other things, that the terms of such participation by Athene, Athora and/or their affiliates or portfolio companies will reflect customary or market terms and will be subject to the 1940 Act.

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Further, as Athene, Athora and/or their affiliates or portfolio companies invest in a number of Apollo Clients (other than the Fund) and may seek to restructure or otherwise modify their respective balance sheet holdings from time to time, they may request to transfer their interests in Apollo Clients to each other, to portfolio companies of Apollo or Apollo Clients or to third parties. Apollo is incentivized to consent to such transfers (notwithstanding that the applicable general partner can grant or withhold its consent in its sole discretion), due to the fact that such transfers may, among other things, relieve the respective balance sheets of Athene, Athora and/or their affiliates or portfolio companies in a manner that allows them to fund other Apollo Clients or Apollo initiatives. Additionally, Athene holds interests in entities within the Apollo corporate structure that are recipients of all or a portion of the fees earned by the Sub-Adviser. Apollo, any affiliate thereof or one or more Apollo Clients could acquire interests in, Apollo or an affiliate thereof could enter into advisory arrangements with, or any of the foregoing could otherwise transact or enter into relationships with other businesses (such as, by way of example only and not of limitation, other insurance businesses) in a manner similar to the relationships with Athene, Athora and/or their affiliates or portfolio companies, in which case the conflicts and other issues described in this paragraph could apply, potentially more acutely depending on the nature and degree of the relationship, with respect to each such other business.

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Creation of Other Entities; Restructuring. Except as expressly prohibited under a contractual restriction to which Apollo is subject, Apollo will be permitted to market, organize, sponsor, act as general partner or manager or as the primary source for transactions for other pooled investment vehicles or managed accounts, which can be offered on a public or private placement basis, and to restructure and monetize interests in Apollo, or to engage in other investment and business activities. Such activities raise conflicts of interest for which the resolution may not be currently determinable.

Relationship among the Fund, the Sub-Adviser and the Investment Team. The Sub-Adviser will have a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. The functions performed by the Sub-Adviser are not exclusive. The officers and employees of the Sub-Adviser and its affiliates will devote such time as the Adviser deems necessary to carry out the operations of the Fund effectively. The Sub-Adviser has rendered in the past and will continue to render in the future various services to others (including investment vehicles and accounts that have the ability to participate in similar types of investments as those of the Fund) and perform a variety of other functions that are unrelated to the management of the Fund and the selection and acquisition of the Fund’s investments.

Potential Duties to Other Stakeholders. The Sub-Adviser is an affiliate of AGM. The shares of Class A common stock of AGM are publicly traded on the New York Stock Exchange. As a result, the Sub-Adviser has duties or incentives relating to the interests of AGM’s stockholders that could differ from and that could conflict with the interests of the Fund and its shareholders, such as conflicts arising from the allocation of expenses, special fee offsets and investment opportunities (in particular, opportunities in the financial services industry). Apollo will endeavor to resolve such conflicts in a manner that Apollo determines in good faith to be fair and equitable to the extent possible under the prevailing facts and circumstances. Apollo will seek to allocate investment opportunities in the financial services industry between Apollo and Apollo Clients in accordance with their respective governing documents and will evaluate such opportunities in accordance with its allocation policies and procedures. In the past, the application of such policies has resulted in the allocation by Apollo of certain investment opportunities relating to the alternative investment management business to Apollo rather than to the Apollo Clients, and Apollo expects to allocate such opportunities in a similar manner in the future.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Prospective investors should read this Registration Statement and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

PORTFOLIO MANAGERS

Earl Hunt, Chris Lahoud and James Vanek, each an employee of Apollo and its affiliates, serve as the Fund’s portfolio managers (“Portfolio Managers”). Messrs. Hunt, Lahoud and Vanek are jointly and primarily responsible for overseeing the day to day investment operations of the Fund.

As of December 31, 2021, Mr. Hunt is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

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Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	220	$8,0700	90	$3,7090

As of December 31, 2021, Mr. Lahoud is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	10	$8060	0	$0
Other Pooled Investment Vehicles	50	$3,1250	20	$1,0780
Other Accounts	226	$8,0704,186	96	$3,7094,487

As of December 31, 2021, Mr. Vanek is also primarily responsible for the management of the following types of accounts in addition to the Fund (asset values have been estimated):

Other Accounts by Type	Total Number of Accounts by Account Type	Total Assets by Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets by Account Type Subject to a Performance Fee (in millions)
Registered Investment Companies	12	$2,603718	10	$2,6030
Other Pooled Investment Vehicles	43	$1,19715,328	42	$1,0932,572
Other Accounts	86	$3,5317,088	84	$3,5311,804

As of December 31, 2021, Messrs. Hunt, Lahoud and Vanek did not own shares of the Fund.

ALLOCATION OF BROKERAGE

Specific decisions to purchase or sell securities for the Fund are made by either (i) the portfolio manager who is an employee of the Adviser or (ii) designated employees of the Sub-Adviser and its affiliates. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

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In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund. During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $15,485, $20,037 and $25,967 in brokerage commissions, respectively.

Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17(e)(1) under the 1940 Act which places limitations on the securities transactions effected through the Distributor. The Trustees review the policy of the Fund with respect to brokerage from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified. During the fiscal year ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund did not pay any affiliate party brokerage commissions.

TAX STATUS

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Code, which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carry forward of the Fund.

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The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made quarterly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

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Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service (“IRS”) all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income, which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

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Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

OTHER INFORMATION

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Administrator

ALPS Fund Services, Inc. (“ALPS”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s administrator and fund accountant pursuant to a fund services agreement between ALPS and the Fund. For its services as administrator and accounting agent, the Fund pays ALPS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

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During the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Fund paid $878,132, $750,835 and $534,108 in administration and fund accounting fees to ALPS, respectively.

Distributor

ALPS Distributors, Inc. (the “Distributor”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions.

Transfer Agent

DST Systems, Inc., located at 333 W. 11th Street, Kansas City, MO 64105, serves as transfer agent pursuant to a transfer agency agreement between DST Systems, Inc. and the Fund.

Legal Counsel

Simpson Thacher & Bartlett LLP, Washington, D.C., acts as legal counsel to the Fund. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware legal counsel to the Fund.

Custodian

The Bank of New York Mellon Trust Company, National Association (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 601 Travis Street, 16th Floor, Houston, Texas 77002.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. PricewaterhouseCoopers LLP is located at 101 Seaport Boulevard, Suite 500, Boston, MA 02210.

FINANCIAL STATEMENTS

The financial statements for the Fund’s fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report contained in the Fund’s annual report dated December 31, 2021 are incorporated by reference to this SAI. The unaudited financial statements of the Fund for the semi-annual period ended June 30, 2021, including the financial highlights appearing in the Semi-Annual Report to shareholders, are incorporated by reference to this SAI. The Fund’s annual report and semi-annual report are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

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APPENDIX A

APOLLO CAPITAL CREDIT ADVISER, LLC

PROXY VOTING POLICIES AND PROCEDURES

Background & Description

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●

Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and
●	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Rule 206(4)-6 is supplemented by Investment Advisers Act Release No. 5325 (September 10, 2019) (“Release No. 5325”), which contains guidance regarding the proxy voting responsibilities of investment advisers under the Advisers Act. Among other subjects, Release No. 5325 addresses the oversight of proxy advisory firms by investment advisers. Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Books and Records section of this Compliance Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act.

Policy

The Adviser, as a matter of policy and as a fiduciary to the Fund, has the responsibility for voting proxies for securities held by the Fund consistent with the best interests of the Fund. The Adviser has delegated the voting responsibility for the Fund’s Sub-Adviser. The Sub-Adviser maintains written policies and procedures as to the handling, voting and reporting of proxies. The Adviser shall cause the Fund to make appropriate disclosures about the Fund’s proxy policies and practices and the availability of the Fund’s proxy voting record.

Procedures

The Adviser has adopted procedures to implement the proxy voting policy and to monitor and ensure its policy is observed and amended or updated, as appropriate, which include the following.

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General Voting Procedures and Guidelines

The Adviser has delegated the voting responsibility for the Fund to the Sub-Adviser. The Sub-Adviser maintains proxy voting policies and procedures consistent with SEC Rule 206(4)-6 of the Advisers Act. The Sub-Adviser votes proxies for the Fund in a manner consistent with its proxy voting policies and procedures, and any written instructions from the Adviser or the Fund. As a fiduciary, the Sub-Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of its clients, including the Fund, and not to subrogate client interests to its own interests. To meet its fiduciary obligations, the Sub-Adviser seeks to ensure that its votes proxies in the best interest of its clients, including the Fund, and address how it will resolve any conflict of interest that may arise when voting proxies.

The Sub-Adviser intends to vote proxies on behalf of the Fund either in accordance with management recommendations, or otherwise in the best interests of the Fund, taking into account such factors as it deems relevant in its sole discretion. The Sub-Adviser’s proxy voting policy is designed to ensure that if a material conflict of interest is identified in connection with a particular proxy vote, that the vote is not improperly influenced by the conflict. Conflicts of interest will arise from time to time in relation to proxy voting requirements. The Sub-Adviser shall monitor all proxies for any potential conflicts of interest. If a material conflict of interest arises, the Sub-Adviser will determine what is in the best interests of the Fund and will seek to take appropriate steps to eliminate any such conflict.

The Adviser expects the Sub-Adviser to vote proxies according to its stated proxy voting policy and in the best interest of shareholders. The Sub-Adviser may refrain from voting Fund proxies if:

●	the voting materials are not received in sufficient time to allow proper analysis or an informed vote by the voting deadline; and
●	it determines the cost of voting will likely exceed the expected potential benefit to the Fund; or the securities are of a de minimis amount

The Sub-Adviser must notify the Adviser of votes contrary to its general guidelines and document the rationale for any such vote, votes on non-routine matters and instances where the Sub-Adviser refrains from voting. The Sub-Adviser provides the Adviser and Fund with periodic reporting related to its proxy voting practices, votes cast and any votes which are voted contrary to its respective guidelines.

Conflicts of Interest

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that conflicts of interest may arise from time to time in relation to proxy voting requirements. The Sub-Adviser is responsible for identifying, prior to each proxy vote, material actual or potential conflicts between its interests, its affiliates, or Personnel and the interests of the Fund. A conflict between the Sub-Adviser and any client, including the Fund, can arise in a number of situations. The following non-exclusive examples illustrate conflicts of interest that could arise:

●	undue influence upon the Sub-Adviser or its affiliates, whether exerted by an internal or external party (such as agents of the issuer);
●	A failure to vote in favor of a position supported by management may harm the relationship the Sub-Adviser or its client have with the company;
●	A failure to vote in favor of a particular proposal may harm the relationship the Sub-Adviser or a client has with the proponent of the proposal;
●

A failure to vote for or against a particular proposal may adversely affect a business or personal relationship, such as when an officer of the Sub-Adviser has a spouse or other relative who serves as a director of the company, is employed by the company or otherwise has an economic interest therein;

●	existing or prospective clients or other relationships involving the issuer or the executive officers of the issuer (e.g., changes to prospectus, board of directors, etc.); or
●	Conflicts arising from investment positions held by affiliates of the Sub-Adviser.

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Form N-PX

The Adviser shall cause the Fund to file an annual report of proxies voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Disclosure

The Adviser will provide conspicuously displayed information in the Fund’s registration statement and annual report to shareholders describing the policy and procedures used by the Adviser to vote proxies on behalf of portfolio securities, including a statement that shareholders may request information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.

The Adviser will also provide a statement in the Fund’s semi-annual report to shareholders notifying shareholders that a description of the policies and procedures that the Fund uses to vote proxies relating to portfolio securities is available without charge upon request. Additionally, the Fund’s semi-annual report will also include a statement notifying shareholders that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available without charge upon request.

Requests for Information

All requests for information regarding proxy votes, or policies and procedures, received by any Adviser Personnel, officer, or director should be forwarded to the CCO. In response to any request from a Fund shareholder, the CCO will prepare a written response with the information requested.

Recordkeeping
The Adviser relies on the Sub-Adviser to maintain proxy voting records in accordance with the SEC’s five-year retention requirements including: (i) the Sub-Adviser’s policy and any amendments; (ii) proxy materials; (iii) a record of each vote that it casts (and any decisions to refrain from voting); (iv) any document created that was material to making a decision how to vote or that memorializes that decision; (v) records reflecting the resolution of conflicts of interest; and (vi) client requests for the policy or proxy voting information, and the Adviser’s response. The CCO shall retain the following proxy records in accordance with the Adviser’s Recordkeeping Policy:

●	These policies and procedures and any amendments;
●	The Sub-Adviser’s proxy voting policies and procedures;
●	Each proxy statement that the Adviser receives;
●	A record of each vote that the Adviser casts;
●	A record of votes cast by the Sub-Adviser on behalf of the Fund (form N-PX);
●	Any specific documents prepared or received in connection with a decision on a proxy vote; and
●	A copy of each written request for information on how the Adviser voted such proxies, and a copy of any written response.

Responsibility

Compliance has responsibility for implementation and monitoring of the Adviser’s proxy voting policy and procedures. In addition to periodically reviewing proxy votes cast by the Sub-Adviser on behalf of the Fund, Compliance should also periodically review the Sub-Adviser’s proxy voting policy and procedures. The Sub-Adviser is responsible for exercising voting authority over securities held by the Fund consistent with the Fund’s best interests, which is viewed as making a judgment as to what voting decision (including a decision not to vote) is reasonably likely to maximize total return to the Fund.

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APPENDIX B

PROXY VOTING POLICY OF APOLLO CREDIT MANAGEMENT, LLC

SEC registered advisers that have the authority to vote client proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures (i) reasonably designed to ensure that the adviser votes proxies in the best interests of its clients and (ii) that include how the adviser addresses material conflicts that may arise between the adviser’s interests and those of its clients. It is expected that, in most cases, Apollo Credit Management, LLC (the “adviser”) will invest the assets of its clients in securities that do not generally carry voting rights. When a client account does have voting rights in a security, it follows the proxy voting policies and procedures summarized below:

In determining how to vote, officers of the adviser will consult with each other and other investment professionals affiliated with the adviser, taking into account the interests of the adviser’s clients and investors as well as any potential conflicts of interest. The adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, including by seeking the direction of the independent directors of the client or, in extreme cases, by abstaining from voting. While the adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the adviser does not expect to delegate its voting authority to any third party.

An officer of the adviser will keep a written record of how all such proxies are voted. The adviser will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

The adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the adviser will vote proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it is necessary to vote contrary to the general guidelines to maximize shareholder value or the best interests of the adviser’s clients. In reviewing proxy issues, the adviser generally uses the following guidelines:

Elections of Directors: In general, the adviser will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the adviser determines that there are other compelling reasons for withholding a vote, it will determine the appropriate vote on the matter. The adviser may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a shareholder vote or (4) act on tender offers where a majority of shareholders have tendered their shares. Finally, the adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement or where, in the adviser’s discretion, the cost of voting will outweigh the perceived benefit.

Appointment of Auditors: The adviser believes that the board of an issuer remains in the best position to choose its independent auditors and the adviser will generally support management’s recommendation in this regard.

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Changes in Capital Structure: Changes in an issuer’s charter or by-laws may be required by state or federal regulation. In general, the adviser will cast client votes in accordance with management on such proposals. However, the adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: The adviser believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, the adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of client interests.

Proposals Affecting Shareholder Rights: The adviser generally will vote in favor of proposals that give shareholders a greater voice in the affairs of an issuer and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of a client’s investment in the issuer.

Corporate Governance: The adviser recognizes the importance of good corporate governance. Accordingly, the adviser generally will favor proposals that promote transparency and accountability within an issuer.

Anti-Takeover Measures: The adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure’s likely effect on shareholder value dilution.

Stock Splits: The adviser generally will vote with management on stock split matters.

Limited Liability of Directors: The adviser generally will vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: The adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.

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